     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2001
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                         ------------------------------

                                    FORM F-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------
                       PRUDENTIAL PUBLIC LIMITED COMPANY

             (Exact Name of Registrant as Specified in its Charter)
                         ------------------------------

       ENGLAND AND WALES                     6311                       NONE
(State or Other Jurisdiction of        (Primary Standard          (I.R.S. Employer
 Incorporation or Organization)           Industrial            Identification No.)
                                  Classification Code Number)

                         ------------------------------

                 PRUDENTIAL PLC                             JACKSON NATIONAL LIFE INSURANCE COMPANY
            LAURENCE POUNTNEY HILL,                                   5901 EXECUTIVE DRIVE
            LONDON EC4R 0HH, ENGLAND                                   LANSING, MI 48911
               (44) 20 7220 7588                                          517-887-5049
    (Name, address, including zip code, and                        ATTENTION: GENERAL COUNSEL
   telephone number, including area code, of                 (Name, address and telephone number of
        registrant's principal offices)                           executive agent for service)

                            ------------------------

                                   COPIES TO:

  EDWARD F. GREENE      VICTOR I. LEWKOW       MARK S. BERG         ALAN C. MYERS
  CLEARY, GOTTLIEB,     CLEARY, GOTTLIEB,    AMERICAN GENERAL      SKADDEN, ARPS,
       STEEN &               STEEN &            CORPORATION            SLATE,
      HAMILTON              HAMILTON        2929 ALLEN PARKWAY   MEAGHER & FLOM LLP
55 BASINGHALL STREET    ONE LIBERTY PLAZA       42ND FLOOR        FOUR TIMES SQUARE
   LONDON EC2V 5EH        NEW YORK, NY       HOUSTON, TX 77019      NEW YORK, NY
       ENGLAND             10006-1470                                10036-6522

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after the effective date of this Registration Statement and all other conditions to the merger described in this Registration Statement have been satisfied or waived.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED(1)      ORDINARY SHARE(2)        PRICE(2)        REGISTRATION FEE(2)
Ordinary shares, par value 5 pence
  each(3)...................................     1,970,263,600           $9.546           $18,808,136,326        $4,702,120

(1) This Registration Statement registers 1,970,263,600 ordinary shares of Prudential plc. The number of shares to be registered is based upon an approximate maximum of 538,000,000 shares of common stock, par value $.50 per share ("American General Stock"), of American General Corporation ("American General") expected to be canceled in the merger of a subsidiary of Prudential with and into American General, including shares of American General Stock issuable upon exercise of American General employee stock options and other equity awards, or otherwise expected to be issued on or before the closing date of the merger, multiplied by the exchange ratio of
    3.6622 Prudential ordinary shares for each share of American General Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"). The registration fee of $4,702,120 was computed pursuant to Rules 457(c) and 457(f) under the Securities Act based on $34.96, the average of the high and low sales prices of American General Stock on the New York Stock Exchange on March 22, 2001.

(3) American Depositary Shares issuable on deposit of the Prudential ordinary shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS INCOMPLETE AND MAY CHANGE. WE MAY NOT ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

[LOGO OF AMERICAN GENERAL CORPORATION]                  [LOGO OF PRUDENTIAL plc]

                          AMERICAN GENERAL CORPORATION
                               2929 Allen Parkway
                              Houston, Texas 77019

                                                                  -    -  , 2001

Dear Fellow American General Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of
American General Corporation scheduled for   -    -  , 2001, at   -  ,   -  ,
Houston, Texas, at   -  :00 a.m. CDT.

    At the special meeting, you will be asked to approve our merger agreement with Prudential plc dated as of March 11, 2001. In the merger, a subsidiary of Prudential will be merged with American General, with American General continuing as a wholly-owned indirect subsidiary of Prudential. If the merger agreement is approved and the merger becomes effective, each outstanding American General share you own will be converted into the right to receive, at your election, either 3.6622 Prudential ordinary shares or 1.8311 American depositary shares, each of which evidences two Prudential ordinary shares. The Prudential ordinary shares trade on the London Stock Exchange under the symbol "PRU" and the ADSs trade on the New York Stock Exchange under the symbol "PUK".

    Your board of directors has unanimously determined that the merger is advisable and in the best interests of American General and its shareholders, and has unanimously approved the merger agreement. Your board of directors recommends that you vote FOR approval of the merger agreement.

    The accompanying notice and proxy statement/prospectus contains detailed information about the merger and the special meeting. This document is also a prospectus for the Prudential ordinary shares and ADSs that will be issued in the merger. Please read these materials carefully. PLEASE PAY PARTICULAR ATTENTION TO "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF RISKS RELATED TO THE MERGER. If you have any questions prior to the special meeting or
need further assistance, please call American General's proxy solicitor,   -  ,
at (800)   -  -  -  .

    This document incorporates by reference important business and financial information that is not included in this document. You may obtain this information without charge by written or oral request as described under "Where You Can Find More Information" on page 262. TO OBTAIN TIMELY DELIVERY OF THE
INFORMATION, PLEASE REQUEST DOCUMENTS NO LATER THAN   -  , 2001.

    YOUR VOTE IS VERY IMPORTANT. HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING AMERICAN GENERAL SHARES MUST APPROVE THE MERGER AGREEMENT FOR THE MERGER TO PROCEED. FAILURE TO VOTE IS EQUIVALENT TO A VOTE AGAINST THE MERGER AGREEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD FILL OUT, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING AND VOTED IN ACCORDANCE WITH YOUR WISHES.

                                       Sincerely,

                                       Robert M. Devlin

                                       Chairman of the Board

                                        ----------------------------------------
                                        NEITHER THE SECURITIES AND EXCHANGE
                                        COMMISSION NOR ANY STATE SECURITIES
 COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
 OFFENSE.
--------------------------------------------------------------------------------

    The date of this document is   -  , 2001 and it is first being mailed to
American General shareholders on or about   -  , 2001.

                          AMERICAN GENERAL CORPORATION
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON   -  , 2001

To the Holders of Common Stock of American General Corporation:

    A Special Meeting of Shareholders of American General will be held at   -  ,
  -  , Houston, Texas   -  on   -  ,   -  , 2001, commencing at   -  :00 a.m.
CDT, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 11, 2001, among American General, Prudential plc, a public limited company incorporated in England and Wales, Holborn Delaware Partnership, a Delaware general partnership and a wholly-owned indirect subsidiary of Prudential, and Ascend Merger Corp., a Texas corporation, a direct subsidiary of Holborn and a wholly-owned indirect subsidiary of Prudential pursuant to which (1) Ascend will be merged with American General, with American General continuing as the surviving corporation and a wholly-owned indirect subsidiary of Prudential, and (2) each outstanding share of American General common stock, par value $.50 per share, will be converted into the right to receive, at the election of the shareholder, either 3.6622 Prudential ordinary shares or 1.8311 American depositary shares, each of which evidences two Prudential ordinary shares; and

2. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

    Only shareholders of record at the close of business on   -  , 2001 are
entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. A list of record holders will be available for examination by any American General shareholder, for any purpose related to the special meeting, at the offices of American General in Houston, Texas during normal business hours for a period of ten days prior to the date of the special meeting.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    YOUR VOTE IS VERY IMPORTANT. HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING AMERICAN GENERAL SHARES MUST APPROVE THE MERGER AGREEMENT FOR THE MERGER TO PROCEED. FAILURE TO VOTE IS EQUIVALENT TO A VOTE AGAINST THE MERGER AGREEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO FILL OUT, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED. IF YOU ARE PRESENT AT THE SPECIAL MEETING AND DESIRE TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          Mark S. Berg
                                          Executive Vice President, General
                                          Counsel and
                                          Corporate Secretary

Dated:   -  , 2001

YOUR VOTE IS IMPORTANT. PLEASE FILL OUT, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................        1
SUMMARY.....................................................        5
    The Companies...........................................        5
    The American General Special Meeting of Shareholders....        5
    The Merger..............................................        5
    Reasons for the Merger..................................        6
    What You Will Receive in the Merger.....................        6
    Recommendations of the American General Board of
     Directors..............................................        6
    Opinion of Financial Adviser............................        6
    Interests of American General Officers and Directors in
     the Merger.............................................        6
    No Solicitation of Other Proposals......................        6
    Conditions to the Merger................................        7
    Regulatory Approvals....................................        7
    Material US Federal Income Tax Consequences.............        8
    Accounting Treatment of the Merger......................        8
    Termination of the Merger Agreement.....................        8
    Termination Payments; Expenses..........................        9
    Effect on American General Stock Options and Restricted
     Stock..................................................        9
    Dissenters' Rights......................................        9
    Stock Exchange Listings.................................        9
    Comparison of Rights of American General Shareholders
     and Prudential Shareholders............................       10
    Currencies and Exchange Rates...........................       10
RISK FACTORS................................................       11
    Risks Relating to the Merger............................       11
    Forward-looking Statements in This Document May Prove
     Inaccurate.............................................       13
COMPARATIVE PER SHARE DATA..................................       14
COMPARATIVE MARKET PRICE AND DIVIDEND DATA..................       15
    Market Price Data.......................................       15
    Dividend Data...........................................       16
SELECTED HISTORICAL FINANCIAL INFORMATION OF PRUDENTIAL.....       18
SELECTED HISTORICAL FINANCIAL INFORMATION OF AMERICAN
GENERAL.....................................................       21
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION ON A US GAAP BASIS............................       23
AMERICAN GENERAL SPECIAL MEETING OF SHAREHOLDERS............       24
    Date, Time and Place of American General Special
     Meeting................................................       24
    Purpose of the American General Special Meeting.........       24
    Record Date; Outstanding Shares.........................       24
    Quorum..................................................       24
    Voting Rights; Votes Required...........................       24
    Voting and Revocation of Proxies........................       25
    Solicitation of Proxies and Expenses....................       25
    Other Matters...........................................       25
    Board Recommendation; Vote of American General
     Management.............................................       25
THE MERGER..................................................       27
    Background of the Merger................................       27
    Reasons for the Merger..................................       30
    Additional Considerations of the American General
     Board..................................................       31

                                                                PAGE
                                                              --------
    Recommendation of American General's Board of
     Directors..............................................       33
    Opinion of Financial Adviser............................       34
    Interests of American General Officers and Directors in
     the Merger.............................................       42
    Restriction on Sales of Prudential Ordinary Shares and
     Prudential ADSs by American General Affiliates.........       48
    Stock Exchange Listings.................................       48
    Regulatory Filings and Approvals........................       48
    Other Effects of the Merger.............................       51
    Accounting Treatment....................................       52
    Dissenters' Rights......................................       52
    Litigation Relating to the Proposed Merger..............       55
THE MERGER AGREEMENT........................................       56
    Form of the Merger......................................       56
    Consideration to be Received in the Merger..............       56
    Effective Time of the Merger............................       56
    Share Election and Exchange Procedures..................       57
    American General Stock Options and Restricted Stock.....       58
    Articles of Incorporation and Bylaws of the Surviving
     Corporation............................................       58
    Management of the Surviving Corporation.................       58
    Representations and Warranties..........................       59
    Covenants Relating to Interim Conduct of Business.......       59
    Shareholder Meetings and Board Recommendations..........       61
    Other Covenants.........................................       62
    Conditions to the Completion of the Merger..............       65
    Termination.............................................       66
    Termination Payments....................................       68
    Expenses................................................       70
    Amendments; Change in Structure of Merger...............       70
MATERIAL US FEDERAL INCOME TAX AND UK TAX CONSEQUENCES......       71
    General.................................................       71
    US Federal Income Tax Consequences of the Merger to US
     Holders of American General Shares.....................       72
    US Federal Income Tax and UK Tax Considerations for US
     Resident Holders of Prudential Ordinary Shares and
     ADSs...................................................       73
    US Federal Income Tax Consequences to Foreign Holders...       77
    UK Tax Considerations for Foreign Holders Not Resident
     in the United Kingdom..................................       78
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
  ON A US GAAP BASIS........................................       79
INFORMATION ABOUT AMERICAN GENERAL..........................       86
BUSINESS OF PRUDENTIAL......................................       87
    Overview................................................       87
    Strategy................................................       88
    Significant Subsidiaries................................       92
    UK Business.............................................       92
    US Business.............................................      118
    Asian Business..........................................      128
    European Business.......................................      133
    Insurance Investments...................................      135
    Description of Property.................................      146
    Competition.............................................      147

                                                                PAGE
                                                              --------
    Employees...............................................      148
    Intellectual Property...................................      149
    Legal Proceedings.......................................      149
OPERATING AND FINANCIAL REVIEW AND PROSPECTS OF
PRUDENTIAL..................................................      151
    Introduction............................................      151
    Factors Affecting Results of Operations.................      152
    Basis of Profit.........................................      154
    Overview of Consolidated Results........................      156
    Analysis by Geographic Region...........................      159
    US GAAP Analysis........................................      176
    Liquidity and Capital Resources.........................      182
    Introduction of the Euro................................      190
RISK MANAGEMENT OF PRUDENTIAL...............................      191
    Overview................................................      191
    Major Risks.............................................      191
    Asset/Liability Management..............................      193
    Use of Derivatives......................................      193
    World-Wide Operations...................................      194
    Currency of Investments.................................      196
    Central Companies Exposures.............................      196
    Sensitivity Analysis....................................      196
SUPERVISION AND REGULATION OF PRUDENTIAL....................      201
    UK Supervision and Regulation...........................      201
      General...............................................      201
      New Regulatory Regime.................................      202
      Current Regime........................................      202
      Insurance Regulation..................................      203
      Investment Business Regulation........................      209
      Bank Regulation.......................................      210
    US Supervision and Regulation...........................      213
      General...............................................      213
      Guaranty Associations and Similar Arrangements........      214
      Asset Valuation Reserve...............................      214
      Interest Maintenance Reserve..........................      215
      The National Association of Insurance Commissioner
       Ratios...............................................      215
      Policy and Contract Reserve Sufficiency Analysis......      215
      Jackson National Life's Capital and Surplus...........      215
      Risk-based Capital....................................      216
      Regulation of Investments.............................      216
      Federal Financial Services Regulation Initiatives.....      216
      Securities Laws.......................................      217
      Thrift Regulation.....................................      218
      Employee Benefit Plan Compliance......................      219
      Financial Services Regulatory and Legislative
       Issues...............................................      220
SHAREHOLDERS OF PRUDENTIAL..................................      221
    Significant Changes in Ownership........................      221
DIRECTORS AND OFFICERS OF PRUDENTIAL FOLLOWING THE MERGER...      222
    Directors and Executive Officers........................      222
    Other Executive Officers................................      224
    Service Contracts.......................................      224

                                                                PAGE
                                                              --------
    Compensation of Directors and Officers..................      225
    Options to Purchase Securities From Prudential plc......      228
    Directors' Shareholdings................................      231
    Interest of Management in Certain Transactions..........      231
DESCRIPTION OF PRUDENTIAL'S SHARE CAPITAL...................      232
    Share Capital...........................................      232
    History of Share Capital................................      232
    Dividends...............................................      233
    Shareholder Meetings....................................      233
    Voting Rights...........................................      234
    Transfer of Shares......................................      235
    Changes in Share Capital................................      235
    Variation of Rights.....................................      235
    Lien....................................................      235
    Shareholders Resident Abroad............................      235
    Winding-Up..............................................      236
    Board of Directors......................................      236
    Disclosure of Interests.................................      237
    Permitted Operations....................................      238
    Directors' Interests....................................      238
    Change of Control.......................................      238
    Proposed Amendments to Prudential's Articles of
     Association............................................      238
COMPARISON OF RIGHTS OF PRUDENTIAL SHAREHOLDERS AND AMERICAN
  GENERAL SHAREHOLDERS......................................      240
    Limitations on Enforceability of Civil Liabilities Under
     US Federal Securities Laws.............................      240
    Proxy Statements and Reports............................      241
    Voting Rights Generally.................................      241
    Shareholder Action By Written Consent...................      242
    Shareholder Proposals and Shareholder Nominations of
     Directors..............................................      242
    Sources and Payment of Dividends and Distributions......      243
    Rights of Purchase and Redemption.......................      244
    General or Annual Meeting of Shareholders...............      244
    Special Meetings of Shareholders........................      245
    Dissenters' Rights......................................      245
    Preemptive Rights.......................................      246
    Amendment of Governing Instruments......................      246
    Preferred Stock and Preference Stock....................      247
    Stock Class Rights......................................      247
    Debt Limitations........................................      247
    Shareholders' Voting Rights on Certain Transactions.....      247
    Rights of Inspection....................................      250
    Standard of Conduct for Directors.......................      250
    Classification of the Board of Directors................      250
    Removal of Directors....................................      251
    Vacancies on the Board of Directors.....................      251
    Liabilities of Directors and Officers...................      251
    Indemnification of Directors and Officers...............      252
    Shareholders' Suits.....................................      252
    Takeovers of UK Public Companies........................      253
    Anti-Takeover Measures Under English Law................      253

                                                                PAGE
                                                              --------
    Disclosure of Interests.................................      253
    Certain UK Listing Authority Listing Requirements.......      254
DESCRIPTION OF PRUDENTIAL'S AMERICAN DEPOSITARY SHARES......      255
EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY
  HOLDERS...................................................      261
CURRENCIES AND EXCHANGE RATES...............................      261
WHERE YOU CAN FIND MORE INFORMATION.........................      262
UK CIRCULAR.................................................      263
LEGAL MATTERS...............................................      263
EXPERTS.....................................................      263
SOURCES.....................................................      264
PRUDENTIAL PLC AND SUBSIDIARIES INDEX TO UNAUDITED CONDENSED
  CONSOLIDATED INTERIM FINANCIAL STATEMENTS.................      F-1
PRUDENTIAL PLC AND SUBSIDIARIES INDEX TO CONSOLIDATED
  FINANCIAL STATEMENTS......................................     F-35
ANNEX A--AGREEMENT AND PLAN OF MERGER.......................      A-1
ANNEX B--OPINION OF MORGAN STANLEY & CO. INCORPORATED.......      B-1
ANNEX C-- PROVISIONS OF THE TEXAS BUSINESS CORPORATION ACT
         RELATING TO DISSENTERS' RIGHTS.....................      C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PROPOSED TRANSACTION?

A: American General and Prudential have agreed to a merger in which American
    General will become a wholly-owned indirect subsidiary of Prudential.

Q: WHY IS THE BOARD PROPOSING THE MERGER?

A: Your board of directors believes the combination of American General and Prudential represents a compelling opportunity to enhance value for American General shareholders, who will receive shares in a combined group that is a leading diversified international retail financial services company with stronger financial resources and enhanced prospects for future growth and earnings.

Q: WHAT WILL I RECEIVE IN EXCHANGE FOR MY AMERICAN GENERAL SHARES?

A: Upon completion of the merger, each American General share that you own will be converted into the right to receive, at your election, either 3.6622 Prudential ordinary shares or 1.8311 Prudential American depositary shares, or "ADSs", each of which evidences two Prudential ordinary shares.

Q: WHAT IS THE VALUE OF THE PRUDENTIAL ORDINARY SHARES OR ADSS THAT I WILL BE
    RECEIVING IN THE MERGER?

A: The value of the consideration you will receive as a result of the merger will depend on the price of the Prudential ordinary shares or ADSs you elect to receive and the pounds sterling/US dollar exchange rate on the date you receive your merger consideration. The Prudential ordinary shares trade on the London Stock Exchange under the ticker symbol "PRU", and the ADSs trade on the New York Stock Exchange under the ticker symbol "PUK". Pursuant to the exchange ratio, the market value of the consideration you will receive for each American General share you own will be equal to either 3.6622 times the market price of the Prudential ordinary shares, or 1.8311 times the market price of the ADSs. Based on the closing market price of Prudential ordinary shares on March 9, 2001, the last trading day before the merger was announced, and the pounds sterling/US dollar exchange rate on that date, the implied value per American General share was $48.26. Based on the closing
    market price of Prudential ordinary shares on   -  , 2001, the last trading
    day for which it was practicable to obtain market price data before printing this document, and the pounds sterling/US dollar exchange rate on that date, the implied value per American General share was $ - . The market value of the Prudential ordinary shares or ADSs you receive in the merger may be lower or higher at the time you actually receive them, and thus become able to sell them.

Q: WILL THE NUMBER OF PRUDENTIAL ORDINARY SHARES OR ADSS BE ADJUSTED IF THE
    MARKET VALUE OF PRUDENTIAL ORDINARY SHARES OR ADSS CHANGES?

A: No. The number of Prudential ordinary shares or ADSs to be issued for each American General share is fixed and will not be adjusted based upon changes in the market value of these shares. As a result, the market value of the Prudential ordinary shares or ADSs you will receive in the merger will not be known at the time you vote on the merger and will increase or decrease with the market price of Prudential ordinary shares and ADSs and currency fluctuations.

Q: WHAT IS AN ADS?

A: An ADS, which stands for "American depositary share", is the Prudential
    US dollar-denominated security evidencing Prudential ordinary shares that trades on the New York Stock Exchange. American depositary shares are represented by American depositary receipts, or ADRs.

Q: WHERE WILL THE PRUDENTIAL ORDINARY SHARES AND ADSS TRADE?

A: The Prudential ordinary shares will be listed on the Official List of the UK
    Listing Authority and will trade on the London Stock Exchange. The Prudential ADSs will be listed and quoted on the New York Stock Exchange.

Q: IF I ELECT TO RECEIVE PRUDENTIAL ADSS, CAN I LATER CONVERT THEM INTO
    PRUDENTIAL ORDINARY SHARES? IF I ELECT TO RECEIVE ORDINARY SHARES, CAN I LATER CONVERT THEM INTO ADSS?

A: Yes. You can convert your ADSs into the underlying Prudential ordinary shares at any time by turning in your ADSs to the Morgan Guaranty Trust Company of New York, the depositary for the Prudential ADSs. In order to convert your ADSs into Prudential ordinary shares, you will be required to pay a fee of up to $5.00 for every 100 ADSs you surrender for conversion, together with any transaction expenses, taxes or other governmental charges relating to the conversion. You may also surrender ordinary shares for conversion into ADSs at any time, subject to a fee of up to $5.00 for every 200 ordinary shares you surrender for conversion, together with any transaction expenses, taxes or other governmental charges. Upon deposit of ordinary shares with the depositary, other than in connection with receiving merger consideration in the form of Prudential ADSs, a UK stamp duty or stamp duty reserve tax of 1.5% will also apply.

Q: WILL I RECEIVE FRACTIONAL PRUDENTIAL ORDINARY SHARES OR ADSS IN CONNECTION
    WITH THE MERGER?

A: No. If you otherwise would be entitled to a fractional Prudential ordinary share or ADS, you will instead receive cash in an amount equal to the US dollar equivalent of your proportional interest in the net proceeds from the sale of all fractional shares that otherwise would be issued in the merger. Because fractional shares will be aggregated and sold from time to time after completion of the merger as American General shares are surrendered for exchange, the market value of a Prudential ordinary share upon which this cash amount is based will vary and, depending on when you surrender your American General shares for exchange, you may receive more or less cash with respect to a fractional ordinary share or ADS than an American General shareholder who surrenders shares at a different time.

Q: DOES PRUDENTIAL PAY DIVIDENDS ON ITS ORDINARY SHARES AND ADSS?

A: Yes. Historically, Prudential has paid a semi-annual dividend and has said it expects to continue to pay dividends on the Prudential ordinary shares and ADSs consistent with its existing dividend policy. Future dividends will depend on Prudential's results of operations, financial condition, cash requirements, future prospects and other factors. Dividends on the Prudential ordinary shares will be declared in pounds sterling, although, following the merger, holders of Prudential ordinary shares will be able to elect to have Prudential convert their dividends into US dollars.

Q: WHAT WILL AMERICAN GENERAL'S DIVIDEND POLICY BE PRIOR TO COMPLETION OF THE
    MERGER?

A: Until completion of the merger, American General expects to continue to pay dividends consistent with its existing dividend policy. In addition, pursuant to the merger agreement, American General will pay to its shareholders a "catch-up" dividend shortly prior to the completion of the merger to the extent the total amount of dividends shareholders would have been entitled to receive (based on record dates) from American General during the period from March 11, 2001 to the completion of the merger is less than the total amount they would have been entitled to receive (based on record dates) from Prudential during this period had the merger been completed on March 11, 2001.

Q: HOW DO THE RIGHTS OF SHAREHOLDERS OF AMERICAN GENERAL AND PRUDENTIAL COMPARE?

A: The rights of Prudential shareholders are governed by English law and the provisions of Prudential's memorandum and articles of association. The rights of American General shareholders are governed by Texas law and the provisions of American General's articles of incorporation and bylaws. For a summary of differences between the rights of American General shareholders under Texas law and the rights of Prudential shareholders under English law, see "Comparison of Rights of Prudential Shareholders and American General Shareholders". There also are differences between the rights of ADS holders and the rights of holders of Prudential ordinary shares.

Q: WHEN WILL THE MERGER BE COMPLETED?

A: We expect to complete the merger by the end of the third quarter of 2001.
    Because the merger is subject to the approval of American General's shareholders and Prudential's shareholders, as well as receipt of governmental and regulatory approvals, tax opinions (which may rely in part
    on an IRS ruling that was requested on   -  , 2001), and the satisfaction or
    waiver of other conditions, we cannot predict the exact timing of completion.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please fill out, date and sign your proxy card. Then mail your signed proxy card in the enclosed postage-prepaid return envelope as soon as possible so that your shares may be represented at the special meeting.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. For information on how to change your vote.

Q: SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. We will later send you separate written instructions for exchanging your share certificates.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Your broker will vote your shares with respect to the merger agreement only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide instructions to your broker, your shares will not be voted on the merger agreement, which will have the same effect as voting against the merger agreement.

Q: DO I HAVE DISSENTERS' APPRAISAL RIGHTS?

A: Although dissenters' rights under Texas law are generally not available in a merger where shareholders receive publicly traded shares of a corporation that are widely-held, it has not been judicially determined whether Prudential, as a public limited company under the laws of England and Wales, qualifies as a "corporation" for this purpose. American General shareholders who wish to assert dissenters' rights must comply with the requirements of Texas law summarized under "The Merger--Dissenters' Rights" and in Annex C to this document. American General and Prudential currently intend to assert that Prudential qualifies as a "corporation" within the meaning of the relevant provisions of Texas law. Accordingly, American General and Prudential currently intend to challenge the availability of dissenters' rights if any American General shareholders seek to exercise dissenters' rights. If dissenters' rights are held to be applicable to the merger, the appraised value of your American General shares may be less than, more than or equal to the value of the Prudential ordinary shares or ADSs to be issued in the merger.

Q: WHAT ARE THE US FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO AMERICAN
    GENERAL SHAREHOLDERS?

A: The merger generally is expected to be tax-free to US holders of American
    General shares. However, cash received in lieu of fractional Prudential ordinary shares or ADSs will be taxable. We urge you to consult your own tax adviser about your personal tax situation to be certain about the tax consequences the merger will have for you.

Q: WHERE CAN I FIND ADDITIONAL INFORMATION ABOUT THE COMPANIES?

A: Detailed information about Prudential is set forth beginning on page 87 of this document. You can find more information about American General and Prudential from various sources described under "Where You Can Find More Information", including documents previously by American General filed with the SEC, some of which are publicly available on the SEC website located at www.sec.gov.

Q: WHO CAN HELP ANSWER ADDITIONAL QUESTIONS?

A: If you have more questions about the merger, you should contact American
    General's proxy solicitor:  -  .

Q: HOW IMPORTANT IS MY VOTE?

A: Since the merger cannot be completed without the affirmative vote of holders of at least two-thirds of all outstanding American General shares, every vote is very important. Remember that an abstention or failure to vote will have the same effect as a vote against the merger agreement.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION DESCRIBED IN GREATER DETAIL ELSEWHERE IN THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION". WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT CAREFULLY, WHICH IS ATTACHED AS ANNEX A TO THIS DOCUMENT, BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

THE COMPANIES

    PRUDENTIAL PLC (PAGE 87)

    Laurence Pountney Hill

    London EC4R 0HH

    England

    (44) 20 7220 7588

    Prudential, a public limited company incorporated in England and Wales, is a leading international financial services group, providing retail financial services and fund management in the United Kingdom, the United States, Asia and continental Europe. At December 31, 2000, Prudential had funds under management of L165 billion. Prudential is one of the largest life insurance companies and pension annuity providers in the United Kingdom. Prudential is not affiliated with Prudential Insurance Company of America.

    AMERICAN GENERAL

    CORPORATION (PAGE 86)

    2929 Allen Parkway

    Houston, Texas 77019

    (713) 522-1111

    American General, a Texas corporation, is the parent company of one of the largest diversified financial services organizations in the United States, with assets of $123 billion and shareholders' equity of $6.9 billion as of September 30, 2000. American General's operating divisions deliver a wide range of retirement services, life insurance, consumer loan and investment products to 12 million customers through multiple distribution channels.

THE AMERICAN GENERAL SPECIAL MEETING OF SHAREHOLDERS (PAGE 24)

DATE, TIME, PLACE AND PURPOSE

    The American General special meeting will be held at   -  ,   -  , Houston,
Texas   -  , at   -  :00 a.m. on   -  , 2001. At the special meeting, American
General shareholders will be asked to consider and vote on the merger agreement.

THE RECORD DATE FOR VOTING

    Holders of record of American General shares at the close of business on
  -  , 2001 are entitled to receive notice of, and to vote at, the American
General special meeting. At the close of business on that day, there were   -
American General shares outstanding.

REQUIRED VOTE

    The affirmative vote of the holders of at least two-thirds of the outstanding shares of American General common stock on the record date is required to approve the merger agreement.

VOTING AND REVOCATION OF PROXIES

    All properly executed proxies that are received prior to the special meeting and not revoked will be voted at the special meeting in the manner specified in the proxy. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted FOR approval of the merger agreement.

    IF YOU HAVE GIVEN A PROXY, YOU MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY (1) EXECUTING AND DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER-DATED PROXY CARD TO THE CORPORATE SECRETARY OF AMERICAN GENERAL AT AMERICAN GENERAL'S PRINCIPAL EXECUTIVE OFFICES, LOCATED AT 2929 ALLEN PARKWAY, HOUSTON, TEXAS 77019-2155 OR TO - , AMERICAN GENERAL'S PROXY SOLICITOR OR (2) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

THE MERGER (PAGE 27)

    In the merger, a wholly-owned indirect subsidiary of Prudential will merge into American General. The company resulting from this merger will maintain the name "American

General Corporation" and will be a wholly-owned indirect subsidiary of Prudential.

REASONS FOR THE MERGER (PAGE 30)

    For a description of the reasons for, and events leading to, the approval and recommendation of the merger agreement by the American General board, you should refer to "The Merger--Background of the Merger", "The Merger--Reasons for the Merger" and "The Merger--Additional Considerations of the American General Board".

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 56)

    In the merger, for each American General share you own, you will receive, at your election, either:

    - 3.6622 Prudential ordinary shares, or

    - 1.8311 Prudential ADSs, each of which evidences two Prudential ordinary shares.

    Prudential will not issue fractional ordinary shares or ADSs in the merger. As a result, the total number of Prudential ordinary shares or ADSs that you will receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment for the value of the remaining fraction of a Prudential ordinary share or ADS that you would otherwise be entitled to receive.

    No interest will be paid with respect to either the cash paid with respect to fractional Prudential ordinary shares or ADSs or any dividends or distributions declared or paid on the Prudential ordinary shares or ADSs issued in the merger.

RECOMMENDATION OF THE AMERICAN GENERAL BOARD OF DIRECTORS (PAGE 33)

    The American General board of directors has unanimously determined that the merger is advisable and in the best interests of American General and its shareholders and has unanimously approved the merger and the merger agreement. The American General board of directors unanimously recommends that American General shareholders vote FOR approval of the merger agreement.

OPINION OF FINANCIAL ADVISER (PAGE 34)

    American General's financial adviser, Morgan Stanley & Co. Incorporated, has delivered a written opinion to the American General board of directors as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger agreement to the holders of American General shares. The full text of Morgan Stanley's written opinion is attached to this document as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. MORGAN STANLEY'S OPINION IS DIRECTED TO THE AMERICAN GENERAL BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO YOU AS TO ANY MATTER RELATING TO THE MERGER.

INTERESTS OF AMERICAN GENERAL OFFICERS AND DIRECTORS IN THE MERGER (PAGE 42)

    When you consider the American General board of directors' recommendation that you vote in favor of the merger agreement, you should be aware that a number of American General officers and directors may have interests in the merger that are different from, or in addition to, your interests. See "The Merger--Interests of American General Officers and Directors in the Merger".

NO SOLICITATION OF OTHER PROPOSALS (PAGE 62)

    Prudential and American General have each agreed not to, directly or indirectly through another person:

    - solicit or knowingly facilitate the submission of any alternative acquisition proposal;

    - have any discussions with, or provide any confidential information to, any person relating to any alternative acquisition proposal; or

    - enter into any agreement with respect to any alternative acquisition proposal.

    Under the merger agreement, an acquisition proposal is any proposal or offer with respect to a merger, share exchange or similar transaction involving Prudential or American General, as the case may be, or any purchase of, or offer to purchase, 20% or more of the voting stock or of the business of Prudential or American General.

    As an exception to the restrictions described above, we may each engage in discussions or negotiations with respect to good faith unsolicited third-party acquisition proposals prior to the completion of the merger only under specified circumstances.

    Each of us must notify the other of any alternative acquisition proposal or request for non-public information within twenty-four hours, and must keep the other informed of the status of any alternative acquisition proposal or request.

CONDITIONS TO THE MERGER (PAGE 66)

    Prudential and American General will not complete the merger unless a number of conditions are satisfied or waived. These conditions include:

    - approval by Prudential shareholders and American General shareholders;

    - clearance under applicable antitrust laws and regulations;

    - clearance under applicable insurance laws;

    - absence of any injunction or legal restraint blocking the merger;

    - receipt of opinions of tax counsel to Prudential and American General, respectively, which may rely in part on an IRS ruling that was requested
      on   -  , 2001, regarding the US federal income tax treatment of the merger; and

    - in the case of American General, the election or appointment of six American General executives or directors to the Prudential board of directors following the merger.

REGULATORY APPROVALS (PAGE 48)

    ANTITRUST. Under US federal antitrust law, the merger may not be completed until Prudential and American General have made filings with the US Federal Trade Commission and the US Department of Justice, and the applicable waiting
periods have expired or been terminated. On   -  , 2001, Prudential and American
General filed the requisite notification reports with the Federal Trade Commission and the Department of Justice. The applicable waiting period will
expire at 11:59 p.m. on   -  , 2001 unless earlier terminated or extended by a
request for additional information or documents.

    INSURANCE REGULATION. The completion of the merger is subject to the regulatory approval of acquisition of control filings in 12 states (Arizona, Florida, Illinois, Indiana, Minnesota, Missouri, Nebraska, New York,
Pennsylvania, Tennessee, Texas and Wisconsin). As of   -  , 2001, Prudential has
filed applications for approval of the merger with those insurance departments.

    In addition to the acquisition of control filings, completion of the merger is also subject to pre-acquisition notification filings in a number of other states. Prudential and American General conduct operations in a number of foreign countries where the approval of insurance regulatory authorities may be required in connection with the completion of the merger.

    NATIONAL ASSOCIATION OF THE SECURITIES DEALERS, INC. The change of control of any American General subsidiary that is a member of the National Association of the Securities Dealers, Inc. will be subject to review and approval by the NASD.

    BANKING REGULATION. The merger requires the approval of the US Office of Thrift Supervision. Prudential filed applications for the required OTS approval
on   -  , 2001. In addition, Prudential and American General currently intend to cause their subsidiary savings associations (or "thrifts") to merge following completion of the merger, which will also require OTS approval.

    US CONSUMER FINANCE REGULATION. The completion of the merger is subject to regulatory approval from consumer finance authorities in a number of US jurisdictions.

    We have each agreed to use our commercially reasonable best efforts to obtain these and any other regulatory approvals. However, neither of us is required to agree to any divestiture or condition that would materially and adversely impact the aggregate economic or business benefits of the merger, taken as a whole.

MATERIAL US FEDERAL INCOME TAX CONSEQUENCES (PAGE 71)

    The obligation of American General to complete the merger is conditioned upon American General's receipt of an opinion from Skadden, Arps, Slate,
Meagher & Flom LLP, counsel to American General, and the obligation of Prudential to complete the merger is conditioned upon Prudential's receipt of an opinion from Cleary, Gottlieb, Steen & Hamilton, counsel to Prudential, in each case as to the material US federal income tax consequences of the merger to US shareholders, as described under "Material US Federal Income Tax and UK Tax Consequences--US Federal Income Tax Consequences of the Merger to US Holders of American General Shares". Each of these opinions may rely in part on a private letter ruling addressing certain issues under Section 367(a)(1) of the US tax
code that was requested from the Internal Revenue Service on   -  , 2001.

    The exchange by US holders of American General shares for Prudential ordinary shares or ADSs has been structured to be tax-free for US federal income tax purposes for US holders of American General shares. US holders of American General shares generally will recognize gain or loss with respect to cash received from the sale of shares representing the fractional share interests in Prudential ordinary shares or ADSs that they would otherwise be entitled to receive. See "Material US Federal Income Tax and UK Tax Consequences--US Federal Income Tax Consequences of the Merger to US Holders of American General Shares".

    Because tax matters are complex, we urge holders of American General shares to consult their tax advisers as to the consequences to them of the merger.

ACCOUNTING TREATMENT OF THE MERGER (PAGE 52)

    The merger will be accounted for using merger accounting rules (similar to pooling of interests under US GAAP) under generally accepted accounting principles in the United Kingdom (which we refer to as "UK GAAP") and using the purchase method of accounting under generally accepted accounting principles in the United States (which we refer to as "US GAAP").

TERMINATION OF THE MERGER AGREEMENT (PAGE 66)

    We can jointly agree to terminate the merger agreement at any time before completing the merger. In addition, either of us can terminate the merger agreement if:

    - the merger is not completed by December 31, 2001 (unless either of us determines to extend such date by no more than 30 days in order to obtain a regulatory approval);

    - any legal prohibition against completion of the merger becomes permanent and final;

    - Prudential's shareholders fail to approve the merger and related matters;

    - American General's shareholders fail to approve the merger agreement;

    - the board of directors of the other party withdraws or adversely modifies its recommendation of the merger agreement to its shareholders;

    - the board of directors of the other party solicits an alternative acquisition proposal in violation of the terms of the merger agreement or recommends an alternative acquisition proposal to its shareholders after concluding that it constitutes a superior proposal; or

    - the other party breaches any representations, warranties, covenants or agreements in the merger agreement and the breach:

        - gives rise to a failure to satisfy a condition to the merger; and

        - is not or cannot be cured by the earlier of 20 business days and December 31, 2001 (as such date may be extended).

    American General can also terminate the merger agreement if, after complying with the notice and other provisions of the merger agreement, it withdraws or adversely modifies its recommendation of the merger agreement and

Prudential does not notify American General within six business days that it must hold a shareholder meeting to seek approval of the merger agreement.

    Prudential can also terminate the merger agreement if, after complying with the notice and other provisions of the merger agreement, it withdraws or adversely modifies its recommendation of the merger and American General does not notify Prudential within six business days that it must hold a shareholder meeting to seek approval of the merger agreement.

TERMINATION PAYMENTS; EXPENSES (PAGE 68)

    American General could be required to make termination payments of $600 million to Prudential if the merger agreement is terminated under specified circumstances.

    Prudential could be required to make termination payments of L236 million
(equivalent to approximately $  -  , as of   -  , 2001) to American General if
the merger agreement is terminated under specified circumstances.

    Under most circumstances, only a portion of the termination payment is payable upon termination of the merger agreement and the balance would become payable only if an alternative acquisition proposal is actually approved by the board or completed within nine months of termination.

    Whether or not the merger is completed, we will each pay our own fees and expenses. American General will pay any expenses relating to the exchange of American General share certificates for Prudential ordinary shares or ADSs, and we will share expenses relating to the filing, printing and distribution of documents being mailed to our respective shareholders.

EFFECT ON AMERICAN GENERAL STOCK OPTIONS AND RESTRICTED STOCK (PAGE 58)

    Each outstanding option to buy an American General share granted under American General's stock and incentive plans will become fully vested immediately before the merger and, to the extent not exercised by the holder prior to completion of the merger, will be converted, on the basis of the exchange ratio, into an equivalent option to purchase Prudential ordinary shares or ADSs. Similarly, all restricted American General shares will become fully vested immediately before the merger and will be exchanged for Prudential ordinary shares or ADSs on generally the same terms as American General shares, but subject, in the case of restricted shares, to income tax withholding.

DISSENTERS' RIGHTS (PAGE 52)

    American General is a Texas corporation. Although dissenters' rights under Texas law are generally not available in a merger where shareholders receive publicly traded shares of another corporation that are widely-held, it has not been judicially determined whether Prudential, a public limited company incorporated under the laws of England and Wales, qualifies as a "corporation" for this purpose.

    If any American General shareholders seek to exercise dissenters' rights, American General and Prudential currently intend to assert that Prudential qualifies as a "corporation" within the meaning of the relevant provisions of Texas law. Accordingly, American General and Prudential currently intend to challenge the availability of dissenters' rights if any American General shareholders seek to exercise dissenters' rights. If you assert dissenters' rights and they are held to be applicable, the appraised value of your American General shares may be less than, more than or equal to the value of the Prudential ordinary shares or ADSs to be issued to you in the merger.

    American General shareholders who wish to assert dissenters' rights must comply with the requirements of Texas law summarized under "The Merger--Dissenters' Rights" and in Annex C to this document. Generally, to assert dissenters' rights a shareholder must, among other things, not vote in favor of the merger agreement and must make a written demand for appraisal in compliance with Texas law before the vote on the merger agreement.

STOCK EXCHANGE LISTINGS (PAGE 48)

    American General's common stock currently is registered under the Securities Exchange Act of 1934 and is listed for trading on the New York Stock Exchange, the Pacific Stock

Exchange, the London Stock Exchange and the SWX Swiss Exchange. If the merger is completed, American General shares will be delisted from these exchanges and will be deregistered under the Securities Exchange Act of 1934.

    Prudential's ordinary shares trade on the London Stock Exchange and will continue to do so following the merger. In addition, Prudential's ADSs trade on the New York Stock Exchange and will continue to do so following the merger.

COMPARISON OF RIGHTS OF AMERICAN GENERAL SHAREHOLDERS AND PRUDENTIAL
  SHAREHOLDERS (PAGE 240)

    In the merger, holders of American General shares will receive Prudential ordinary shares or ADSs. There are many differences between the rights of a shareholder of American General, a Texas corporation, and the rights of a shareholder of Prudential, an English public limited company. We urge you to read the discussion under "Comparison of Rights of Prudential Shareholders and American General Shareholders" for a summary of these differences. There are also differences between the rights of ADS holders and the rights of holders of ordinary shares. See "Description of Prudential's American Depositary Shares".

CURRENCIES AND EXCHANGE RATES (PAGE 261)

    Prudential publishes its consolidated financial statements in pounds sterling. References in this document to "US dollars", "US$", "$" or " CENTS" are to US currency and references to "pounds sterling," "pounds", "pence" or "p" are to UK currency (there are 100 pence to each pound).

    Solely for your convenience, this document contains translations of selected pound sterling amounts into US dollars at specified rates. You should not take these translations as assurances that the pound sterling amounts currently represent US dollar amounts or could be converted into US dollars at the rate indicated or any other rate, at any time.

    In this document, unless otherwise stated, pounds sterling have been translated into US dollars at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal
Reserve Bank of New York on June 30, 2000, which was $1.51 per L1. On   -  ,
2001, the latest practicable date for which exchange rate information was available prior to the printing of this document, the noon buying rate was $ - per L1.

    The average pounds sterling/US dollar exchange rates for the five-year period ended December 31, 1999, and the high and low noon buying rates for pounds sterling expressed in US dollars per pound sterling for each of the six months ended February 28, 2001 are presented under "Currencies and Exchange Rates".

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS DOCUMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE FOR THE MERGER AGREEMENT.

RISKS RELATING TO THE MERGER

    THE FIXED EXCHANGE RATIO WILL NOT REFLECT MARKET FLUCTUATIONS AND, AS A RESULT, THE MARKET VALUE OF THE ORDINARY SHARES OR ADSS YOU RECEIVE IN THE MERGER MAY BE LESS THAN WHEN YOU VOTE.

    Upon completion of the merger, each American General share will be exchanged for, at your election, either 3.6622 Prudential ordinary shares or 1.8311 Prudential ADSs. There will be no adjustment to the exchange ratio for changes in the market price of either American General shares or Prudential ordinary shares, and American General is not permitted to "walk away" from the merger or resolicit the vote of its shareholders solely because of changes in the market price of Prudential ordinary shares. Accordingly, the market value of the Prudential ordinary shares or ADSs you will become entitled to receive upon completion of the merger will depend on the market value of Prudential ordinary shares or ADSs at the time of completion of the merger and could vary significantly from the market value on the date of this document or the date of the American General special meeting. The market value may also be affected by currency fluctuations during this period. The market value of the Prudential ordinary shares or ADSs you receive in the merger may also be lower or higher at the time you actually receive them, and so become able to sell them, than at the time of completion of the merger.

    IF THE COMBINED GROUP DOES NOT ACHIEVE THE FINANCIAL AND OPERATING BENEFITS AND THE COST SAVINGS EXPECTED FROM THE MERGER, ITS EARNINGS WILL SUFFER AND THE VALUE OF THE PRUDENTIAL ORDINARY SHARES AND ADSS MAY BE ADVERSELY AFFECTED.

    The merger involves the integration of two large companies that previously have operated independently and have geographically dispersed operations. As a result, the merger will present challenges to management, including the integration of the operations, technologies and personnel of Prudential and American General, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel.

    We may not be able to successfully integrate or profitably manage our combined businesses. Following the merger, we may not achieve sales levels, cross-selling opportunities, profitability or cost savings that justify the merger and, as a result, the merger may not be accretive to earnings in future periods. In addition, we cannot assure you as to whether, when or the extent to which the combined group will be able to realize the financial and operating benefits and the cost savings anticipated to result from the merger. If the expected benefits are not realized, it could have a material adverse effect on the combined group earnings and the value of the Prudential ordinary shares and ADSs.

    REGULATORY AUTHORITIES MAY IMPOSE CONDITIONS THAT JEOPARDIZE ORDERLY COMPLETION OF THE MERGER OR REDUCE THE ANTICIPATED BENEFITS OF THE MERGER.

    Completion of the merger requires notification to, or approval of, different regulatory agencies, including foreign, federal and state regulators of insurance, banking and financial services companies, and antitrust and competition authorities. These regulatory authorities may impose conditions that jeopardize or delay the merger or reduce the anticipated benefits of the merger. The merger agreement provides that Prudential and American General may refrain from proceeding with the merger rather than agreeing to certain burdensome requirements imposed by regulatory authorities as a condition to approving the merger or otherwise permitting it to proceed. See "The Merger--Regulatory Filings and Approvals."

    THE MARKET VALUE OF THE PRUDENTIAL ORDINARY SHARES AND ADSS TO BE ISSUED IN THE MERGER WILL BE SUBJECT TO CURRENCY FLUCTUATIONS.

    Fluctuations in the exchange rate between the dollar and the pound will affect the dollar equivalent of the pound price of Prudential ordinary shares traded on the London Stock Exchange and, as a result, are likely to affect the market price of the Prudential ADSs on the New York Stock Exchange.

    THE RIGHTS OF HOLDERS OF PRUDENTIAL ADSS TO BE ISSUED IN THE MERGER WILL NOT BE THE SAME AS THE RIGHTS OF HOLDERS OF PRUDENTIAL ORDINARY SHARES.

    The rights and terms of the Prudential ADSs are designed to replicate, to the extent reasonably practicable, the rights attendant to Prudential ordinary shares. However, because of certain aspects of UK law, Prudential's memorandum and articles of association and the contractual terms of the deposit agreement under which the Prudential ADSs are issued, the rights afforded to the holders of Prudential ADSs are not identical to, and, in some respects, are less favorable than, the rights afforded to the holders of Prudential ordinary shares. In the merger agreement, Prudential has committed to seek the approval of its shareholders of proposed amendments to its articles of association and to make changes to the terms of the deposit agreement with the intention of further enhancing the rights of the holders of Prudential ADSs. However, even if these changes are made to Prudential's articles of association and the deposit agreement, there will still be residual disparities between the rights of holders of ADSs and the rights of holders of ordinary shares. Furthermore, approval of the amendments to the articles of association by the shareholders of Prudential is not a condition to the completion of the merger. If that approval is not obtained and/or the amendments to the deposit agreement not made, the disparities will be greater. See "Description of Prudential's American Depositary Shares".

    FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY AFFECT AMERICAN GENERAL'S SHARE PRICE AND FUTURE BUSINESS AND OPERATIONS

    If the merger is not completed for any reason, American General may be subject to a number of material risks, including the following:

    - the price of American General shares may decline to the extent that the current market price of American General shares reflects a market assumption that the merger will be completed;

    - material costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed; and

    - depending on the circumstances, American General may be required to make a termination payment to Prudential of up to $600 million.

    Further, if the merger agreement is terminated and American General's board of directors determines to seek another merger or business combination, it may be unable to find a partner willing to pay an equivalent or more attractive price than that reflected in the terms of the merger. In addition, while the merger agreement is in effect, American General is prohibited from soliciting, initiating or knowingly encouraging or entering into specified extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Prudential, subject to limited exceptions in response to unsolicited offers described elsewhere in this document.

    SHAREHOLDERS IN THE UNITED STATES MAY DECIDE TO SELL PRUDENTIAL ORDINARY SHARES, WHICH MAY CAUSE THEIR MARKET PRICE TO FALL.

    The market price of American General shares (prior to the completion of the merger) and Prudential's ordinary shares (following the completion of the merger) may fall to the extent sales of such shares (1) by some of American General's US holders who may be disinclined to own shares of companies that have their primary listing outside the United States, or (2) by some US institutional holders because they are subject to legal or contractual limitations on their ownership of such shares or because of the removal of such shares from major US share indices (including the S&P 500 Index) exceed any additional purchases by UK institutional investors that may result from increased weighting of Prudential in major UK share indices following the merger.

FORWARD-LOOKING STATEMENTS IN THIS DOCUMENT MAY PROVE INACCURATE

    This document contains forward-looking statements about Prudential, American General and the combined group that are not historical facts but, rather, are statements of expectations concerning future financial and operating results of Prudential and American General and the benefits of the merger. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "should", "estimates" and similar expressions as they relate to Prudential, American General, the combined group or the business or management of Prudential, American General or the combined group are intended to identify forward-looking statements. We believe our expectations are based on reasonable assumptions. However, forward-looking statements in this document are based on management's current views and assumptions and may be influenced by factors that could cause actual results, performance or events to be materially different from those projected. These forward-looking statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from those described in this document include, but are not limited to:

    - actions of the US, UK and other foreign and local governments and regulators;

    - the economic environment in the financial services, insurance and insurance services, asset management, annuity and consumer finance industries;

    - currency fluctuations and changes in insurance and interest rates;

    - customer responsiveness to the companies' products and their distribution channels;

    - competitive, regulatory or tax changes that affect the cost of, or demand for, the companies' products;

    - behavior of other market participants;

    - adverse litigation results; and

    - the general economic environment.

    Actual results may vary materially from the expectations described in this document, and forward-looking statements are not guarantees of future performance. Accordingly, we cannot assure you that any of the events anticipated by the forward-looking statements will transpire or occur, or, if any of them do, what impact they will have on the results of operations and financial condition of Prudential, American General or the combined group. Neither Prudential nor American General is under any obligation to (and expressly disclaims any obligation to) update or alter any forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

    In addition, statements in this document that contemplate the completion of the merger are subject to risks that the conditions to the merger will not be satisfied or waived, or that the merger agreement may be terminated, and that, as a result, the merger will not be completed.

                 COMPARATIVE PER SHARE DATA ON A US GAAP BASIS

    The following tables present selected unaudited historical and pro forma per share data on a US GAAP basis that reflect the completion of the merger based upon the historical financial statements of Prudential and American General. The pro forma information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the combined group would have been had the merger been completed on the date assumed, nor is it necessarily indicative of the combined group's future operating results or combined financial position. See "Unaudited Pro Forma Condensed Combined Financial Information on a US GAAP Basis" for additional information regarding the pro forma financial information.

    The data has been prepared from, and should be read in conjunction with, the historical financial statements and accompanying notes of Prudential included elsewhere in this document and the historical financial statements and accompanying notes of American General's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the six months ended June 30, 2000 which are incorporated by reference herein.

                                                      SIX MONTHS ENDED AND AT JUNE 30, 2000
                                    -------------------------------------------------------------------------
                                                  AMERICAN      AMERICAN
                                    PRUDENTIAL    GENERAL        GENERAL      COMBINED      COMBINED GROUP
                                    HISTORICAL   HISTORICAL   (ADJUSTED)(1)   GROUP(2)       PRO FORMA(3)
                                    ----------   ----------   -------------   --------   --------------------
                                        P           CENTS           P            P               CENTS
Earnings per ordinary share
  Basic...........................     19.0p            76 CENTS     13.2p      15.9p              9.0p    14 CENTS
  Diluted.........................     18.0p            75 CENTS     13.1p      15.9p              9.0p    14 CENTS
  Dividends per share.............      8.2p            44 CENTS      7.7p       8.0p             15.9p    25 CENTS
  Book value per share............      315p       $ 12.69         232p          275p             577p  $8.71

                                                          YEAR ENDED DECEMBER 31, 1999
                                    -------------------------------------------------------------------------
                                                  AMERICAN      AMERICAN
                                    PRUDENTIAL    GENERAL        GENERAL      COMBINED      COMBINED GROUP
                                    HISTORICAL   HISTORICAL   (ADJUSTED)(1)   GROUP(2)       PRO FORMA(3)
                                    ----------   ----------   -------------   --------   --------------------
                                        P           CENTS           P            P               CENTS
Earnings per ordinary share
  Basic...........................     46.0p          226 CENTS     38.1p       41.9p             28.9p    44 CENTS
  Diluted.........................     45.0p          220 CENTS     37.1p       41.8p             28.7p    43 CENTS
  Dividends per share.............     23.0p           80 CENTS     13.5p       18.4p             36.5p    59 CENTS

------------------------

(1) American General historical per share amounts stated in pounds sterling have been translated from US dollars at average rates for the year ended
    December 31, 1999 and the six months ended June 30, 2000 of $1.618 and $1.569 per L1.00, respectively. The amounts shown are based on the estimated number of shares to be issued by Prudential to American General shareholders in exchange for their existing shares upon completion of the merger.

(2) Combined group amounts represent Prudential and American General historical amounts aggregated (excluding pro forma adjustments). The amounts shown are based on the estimated number of shares to be issued by Prudential to American General shareholders in exchange for their existing shares upon completion of the merger. American General amounts have been translated to pounds sterling as described in (1) above.

(3) The pro forma combined amounts have been translated from pounds sterling to US dollars using a convenience translation rate of $1.51 (the noon buying rate in New York City at June 30, 2000) per L1.00.

                   COMPARATIVE MARKET PRICE AND DIVIDEND DATA

MARKET PRICE DATA

    Prudential ordinary shares are listed on the Official List of the UK Listing Authority and traded on the London Stock Exchange under the symbol "PRU". Prudential ADSs have been listed for trading on the New York Stock Exchange since June 28, 2000 under the symbol "PUK". American General shares are listed for trading on the New York Stock Exchange, the Pacific Stock Exchange, the London Stock Exchange and the SWX Swiss Exchange under the symbol "AGC".

    The tables below set forth for the periods indicated (1) the highest and lowest closing middle-market quotations for Prudential ordinary shares, as derived from the Daily Official List of the London Stock Exchange, and the ADS equivalent of these prices prior to June 28, 2000 or the actual ADS high and low closing sale prices on the New York Stock Exchange after that date and (2) the range of high and low closing sale prices for American General shares on the New York Stock Exchange, adjusted for a two-for-one stock split effective March 1, 2001.

                                 PRUDENTIAL          PRUDENTIAL ADS        PRUDENTIAL ADS       AMERICAN GENERAL
                               ORDINARY SHARES        EQUIVALENT(1)           ACTUAL(2)              SHARES
                             -------------------   -------------------   -------------------   -------------------
YEAR                           HIGH       LOW        HIGH       LOW        HIGH       LOW        HIGH       LOW
----                         --------   --------   --------   --------   --------   --------   --------   --------
                                   (PENCE)            (US DOLLARS)          (US DOLLARS)          (US DOLLARS)
1996.......................     506        402      16.46      12.53         --         --      20.88      16.44
1997.......................     760        486      25.09      16.43         --         --      28.13      18.25
1998.......................   1,000        601      33.29      20.70         --         --      39.50      26.16
1999.......................   1,225        711      39.52      23.17         --         --      41.09      30.94
2000.......................   1,210        828      39.23      24.97      32.31      24.50      41.72      22.81

                                 PRUDENTIAL          PRUDENTIAL ADS        PRUDENTIAL ADS       AMERICAN GENERAL
                               ORDINARY SHARES        EQUIVALENT(1)           ACTUAL(2)              SHARES
                             -------------------   -------------------   -------------------   -------------------
                               HIGH       LOW        HIGH       LOW        HIGH       LOW        HIGH       LOW
                             --------   --------   --------   --------   --------   --------   --------   --------
                                   (PENCE)            (US DOLLARS)          (US DOLLARS)          (US DOLLARS)
1999
  First quarter............   1,014        711      33.32      23.17         --         --      39.41      32.41
  Second quarter...........     970        773      30.69      24.94         --         --      38.72      34.69
  Third quarter............   1,005        831         --      26.43         --         --      40.69      31.50
  Fourth quarter...........   1,225        846      39.52      28.29         --         --      41.09      30.94
2000
  First quarter............   1,210        873      39.23      27.74         --         --      36.81      22.81
  Second quarter...........   1,090        828      32.83      26.15      29.25      27.81      33.75      25.84
  Third quarter............   1,035        890      31.44      26.61      30.94      24.50      39.94      30.56
  Fourth quarter...........   1,141        864      33.73      24.97      32.31      25.13      41.72      35.63
2001
  First quarter............      --         --         --         --         --         --         --         --

                                 PRUDENTIAL          PRUDENTIAL ADS        PRUDENTIAL ADS       AMERICAN GENERAL
                               ORDINARY SHARES        EQUIVALENT(1)           ACTUAL(2)              SHARES
                             -------------------   -------------------   -------------------   -------------------
                               HIGH       LOW        HIGH       LOW        HIGH       LOW        HIGH       LOW
                             --------   --------   --------   --------   --------   --------   --------   --------
                                   (PENCE)            (US DOLLARS)          (US DOLLARS)          (US DOLLARS)
MONTH
September 2000.............     959        900      27.58      26.21      27.38      24.50      39.94      35.19
October 2000...............     957        864      27.72      24.97      27.44      25.13      40.94      35.63
November 2000..............   1,097        916      31.12      26.53      31.00      26.06      40.38      35.63
December 2000..............   1,141      1,000      33.73      29.32      32.31      30.25      41.72      37.81
January 2001...............   1,156        951      34.52      27.86      32.88      28.44      40.81      36.19
February 2001..............    1050        924      31.02      26.62      30.75      26.60      39.70      36.88
March 2001 (through
  March 22, 2001)..........     945        708      27.50      20.14      27.25      20.25      40.79      33.65

------------------------------

(1) To obtain the ADS equivalent prices, the reported high and low prices for Prudential ordinary shares expressed in pence per Prudential ordinary share have been translated into US dollars per ADS (each evidencing two ordinary shares) by multiplying the pence per ordinary share by two and converting that amount to dollars at the noon buying rate (divided by 100 and rounded to the second decimal place) on the dates of such respective high and low prices.

(2) Prudential ADSs were listed on the New York Stock Exchange on June 28, 2000, and actual ADS prices are given from that date.

    The following table sets forth, as of the dates indicated, closing market prices for Prudential ordinary shares and American General shares on the dates indicated as well as the equivalent value of each American General share based upon the exchange ratio in the merger and the pounds sterling/US dollar exchange rate as of the relevant date.

                                                                                         EQUIVALENT VALUE PER
                                                      PRUDENTIAL      AMERICAN GENERAL     AMERICAN GENERAL
                                                    ORDINARY SHARES     COMMON STOCK            SHARE
                                                    ---------------   ----------------   --------------------
                                                        (PENCE)         (US DOLLARS)         (US DOLLARS)
March 9, 2001(1)..................................        897              38.25                48.26
-, 2001(2)........................................

--------------------------

(1) March 9, 2001 was the last trading day prior to the public announcement of the merger for Prudential ADSs and American General common stock on the New York Stock Exchange, and for Prudential ordinary shares, on the London Stock Exchange.

(2) - , 2001 was the most recent date for which it was practicable to obtain market price data before the printing of this document.

    WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PRUDENTIAL ORDINARY SHARES, PRUDENTIAL ADSS AND AMERICAN GENERAL SHARES. WE CANNOT ASSURE YOU AS TO THE MARKET PRICE OF PRUDENTIAL ORDINARY SHARES, PRUDENTIAL ADSS OR AMERICAN GENERAL SHARES AT THE TIME OF THE MERGER.

DIVIDEND DATA

PRUDENTIAL

    Prudential's dividend policy is to grow dividends in line with the underlying growth in earnings of its principal businesses, with due regard for its cash and balance sheet position. Future dividends will depend on Prudential's results of operations, financial condition, cash requirements, future prospects and other factors. Under UK company law, Prudential may pay dividends only if "distributable profits" are available for that purpose. "Distributable profits" are accumulated, realized profits not previously distributed or capitalized less accumulated, realized losses not previously written off. Even if distributable profits are available, Prudential pays dividends only if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves (such as, for example, the share premium account and the capital redemption reserve) and the payment of the dividend does not reduce the amount of its net assets to less than that aggregate.

    As a holding company, Prudential is dependent upon dividends and interest from its subsidiaries to pay cash dividends. Many of its insurance subsidiaries are subject to regulations that restrict the amount of dividends that they can pay to Prudential. These restrictions are discussed in more detail under "Supervision and Regulation of Prudential--UK Supervision and
Regulation--Insurance Regulation--Distribution of Profits".

    Historically, Prudential has declared an interim and a final dividend for each year (with the final dividend being paid in the year following the year to which it relates). Subject to the restrictions set out above, Prudential's directors have the discretion to determine whether to pay a dividend and the amount of any such dividend but must take into account the company's financial position.

    Prudential pays its dividends in pounds sterling. Prudential has agreed in the merger agreement to enable holders of ordinary shares to elect to have dividends declared in pounds sterling converted into and paid in US dollars. If dividends on ordinary shares held by the ADS depositary are paid in pounds sterling, the ADS depositary will convert the pounds that it receives on behalf of the ADS holders into US dollars according to the prevailing market rate on the date that the ADS depositary actually receives the dividends.

    Under the UK-US Income Tax Treaty, some US holders of Prudential ordinary shares and ADSs are entitled to a UK tax credit, also called the associated UK tax credit, in respect of a dividend from Prudential equal to the tax credit to which UK resident individuals generally are entitled in respect of the dividend. This UK tax credit, however, is subject to a withholding tax under the UK-US Income Tax Treaty. See "Material US Federal Income Tax and UK Tax Consequences--US Federal Income Tax and UK Tax Considerations for US Resident Holders of Prudential Ordinary Shares and ADSs--UK Taxation of Dividends" for a more detailed description of the withholding tax.

    The following table shows certain information regarding the dividends that Prudential paid for the periods indicated in pounds sterling and converted into US dollars at the noon buying rate in effect on each payment date. The final dividend with respect to any calendar year is paid in the following calendar year after approval at Prudential's annual general meeting. Interim dividends for a specific year have generally had a record date in September and a payment date in November of that year, and final dividends have generally had a record date in the following March and a payment date in the following May.

                        HISTORICAL DIVIDEND INFORMATION

                                           INTERIM DIVIDEND   INTERIM DIVIDEND   FINAL DIVIDEND   FINAL DIVIDEND
YEAR                                          PER SHARE          PER SHARE         PER SHARE        PER SHARE
----                                       ----------------   ----------------   --------------   --------------
                                               (PENCE)          (US DOLLARS)        (PENCE)        (US DOLLARS)
1995.....................................         5.3              0.08626            10.4            0.16718
1996.....................................         5.8              0.10342            11.5            0.19924
1997.....................................         6.4              0.10700            12.7            0.20736
1998.....................................         7.0              0.11598            14.0            0.22369
1999.....................................         7.7              0.12292            15.3            0.24620
2000.....................................         8.2              0.11652            16.3             -

--------------------------

AMERICAN GENERAL

    American General has paid cash dividends on its stock each year since 1929. The regular dividend has been increased in each of the last 26 years, representing a compound annual growth rate of 12%. Future payment of dividends on American General shares will depend on earnings, financial condition, capital requirements and other relevant factors. Because American General is a holding company, its capacity to pay dividends is limited by the ability of its subsidiaries to pay dividends. Because many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of these subsidiaries to pay dividends without prior regulatory approval is limited by applicable laws and regulations. Furthermore, certain non-insurance subsidiaries are restricted in their ability to make dividend payments by long-term debt agreements.

    The table below sets forth, for the quarters indicated, the quarterly per share cash dividends paid to holders of American General shares, adjusted for the March 1, 2001 two-for-one stock split.

YEAR                                           FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
----                                           -------------   --------------   -------------   --------------
1996.........................................      $ .16           $ .16            $ .16           $ .17
1997.........................................        .18             .17              .18             .17
1998.........................................        .19             .19              .19             .18
1999.........................................        .20             .20              .20             .20
2000.........................................        .22             .22              .22             .22
2001.........................................        .24              --               --              --

    See "The Merger Agreement--Other Covenants--Coordination of Dividends" for a description of American General dividends to be paid between March 11, 2001 and completion of the merger, including a "catch-up" dividend American General may pay shortly prior to completion of the merger.

            SELECTED HISTORICAL FINANCIAL INFORMATION OF PRUDENTIAL

    The following table sets forth Prudential's selected consolidated financial data for the periods indicated. This data is derived from Prudential's audited consolidated financial statements prepared in accordance with UK GAAP under which insurance business is accounted for on the modified statutory basis (MSB). These accounting principles differ in certain significant respects from US GAAP. The Prudential audited consolidated financial statements included elsewhere in this document include a description of the differences between UK GAAP and US GAAP that are significant to the financial statements. This table is only a summary and you should read it in conjunction with Prudential's consolidated financial statements, the related notes and "Operating and Financial Review and Prospects of Prudential" included elsewhere in this document.

    The profit and loss account and balance sheet data for and as at the years ended December 31, 1995 to 1999 have been derived from Prudential's audited consolidated financial statements and have been restated to reflect accounting policies adopted by Prudential in the year ended December 31, 1999. The consolidated financial statements for the four years ended December 31, 1998 have been audited by PricewaterhouseCoopers, or its predecessor Price Waterhouse, and for the year ended December 31, 1999 by KPMG Audit Plc.

    The unaudited profit and loss account and balance sheet data for and as at the six months ended June 30, 2000 and 1999 have been derived from the condensed consolidated interim financial statements included elsewhere in this document.

                                                               SIX MONTHS ENDED JUNE 30,
                                                          ------------------------------------
                                                             2000(1)        2000        1999
                                                          -------------   --------    --------
                                                          ($ MILLIONS)        (L MILLIONS)
PROFIT AND LOSS ACCOUNT DATA -- UK GAAP BASIS
Gross premiums from continuing operations including
  acquisitions:
  -- Long-term business.................................     11,160        7,391       6,655
  -- General business...................................        249          165         161
                                                             ------        -----       -----
                                                             11,409        7,556       6,816
Gross premiums from discontinued operations:
  -- Long-term business.................................         --           --          --
  -- General business...................................         --           --          --
                                                             ------        -----       -----
                                                                 --           --          --
Reinsurance and change in unearned premium..............        (94)         (62)        (57)
                                                             ------        -----       -----
Total earned premiums, net of reinsurance...............     11,315        7,494       6,759
                                                             ======        =====       =====
Investment returns......................................      1,445          957       8,921
Operating profit before amortization of goodwill and
  tax(2)
  Continuing operations:
    UK operations.......................................        364          241         210
    US operations.......................................        347          230         219
    Asian operations....................................         14            9           7
    European operations.................................         --           --           3
    Group activities....................................        (83)         (55)        (12)
    UK restructuring....................................         --           --         (55)
                                                             ------        -----       -----
  Continuing operations.................................        642          425         372
  Discontinued operations(3)............................         --           --          --
                                                             ------        -----       -----
Operating profit before amortization of goodwill and
  tax(4)................................................        642          425         372
Short term fluctuations in investment returns(5)........         26           17          11
Amortization of goodwill................................        (62)         (41)        (14)
Profit on business disposals............................        361          239          --
Reclassification of shareholder reserves of Australian
  operation(6)..........................................         --           --          --
                                                             ------        -----       -----
Total profit on ordinary activities before tax..........        967          640         369
                                                             ======        =====       =====
Profit after tax:
  Operating profit (including post-tax averaged
    investment gains)...................................        462          306         272
                                                             ======        =====       =====
  Profit for the period (including post-tax actual
    investment gains)...................................        722          478         272
                                                             ======        =====       =====

                                                                                YEAR ENDED DECEMBER 31,
                                                          --------------------------------------------------------------------
                                                             1999(1)        1999       1998       1997       1996       1995
                                                          -------------   --------   --------   --------   --------   --------
                                                          ($ MILLIONS)                        (L MILLIONS)
PROFIT AND LOSS ACCOUNT DATA -- UK GAAP BASIS
Gross premiums from continuing operations including
  acquisitions:
  -- Long-term business.................................     22,387        14,826     10,640      9,641      8,653      6,001
  -- General business...................................        480           318        310        306        303        315
                                                             ------        ------     ------     ------     ------     ------
                                                             22,867        15,144     10,950      9,947      8,956      6,316
Gross premiums from discontinued operations:
  -- Long-term business.................................         --            --        423        665      1,930      1,686
  -- General business...................................         --            --         --         --        304        292
                                                             ------        ------     ------     ------     ------     ------
                                                                 --            --        423        665      2,234      1,978
Reinsurance and change in unearned premium..............       (137)          (91)       (87)       (72)      (323)      (253)
                                                             ------        ------     ------     ------     ------     ------
Total earned premiums, net of reinsurance...............     22,730        15,053     11,286     10,540     10,867      8,041
                                                             ======        ======     ======     ======     ======     ======
Investment returns......................................     26,020        17,232     12,612     12,134      7,758     10,340
Operating profit before amortization of goodwill and
  tax(2)
  Continuing operations:
    UK operations.......................................        683           452        394        421        373        365
    US operations.......................................        681           451        411        367        328        241
    Asian operations....................................         23            15         13         11         12         11
    European operations.................................          9             6          4          1         --         --
    Group activities....................................       (118)          (78)        38         34        (55)       (34)
    UK restructuring....................................       (106)          (70)        --         --         --         --
                                                             ------        ------     ------     ------     ------     ------
  Continuing operations.................................      1,172           776        860        834        658        583
  Discontinued operations(3)............................         --            --          8         30        196        215
                                                             ------        ------     ------     ------     ------     ------
Operating profit before amortization of goodwill and
  tax(4)................................................      1,172           776        868        864        854        798
Short term fluctuations in investment returns(5)........         43            28         24         83        (37)       215
Amortization of goodwill................................        (82)          (54)        --         --         --         --
Profit on business disposals............................         --            --        249         18        797         31
Reclassification of shareholder reserves of Australian
  operation(6)..........................................         --            --         --        204         --         --
                                                             ------        ------     ------     ------     ------     ------
Total profit on ordinary activities before tax..........      1,133           750      1,141      1,169      1,614      1,044
                                                             ======        ======     ======     ======     ======     ======
Profit after tax:
  Operating profit (including post-tax averaged
    investment gains)...................................        856           567        654        618        636        543
                                                             ======        ======     ======     ======     ======     ======
  Profit for the period (including post-tax actual
    investment gains)...................................        818           542        880        837      1,407        758
                                                             ======        ======     ======     ======     ======     ======

                                                               SIX MONTHS ENDED JUNE 30,
                                                          ------------------------------------
                                                             2000(1)        2000        1999
                                                          -------------   --------    --------
                                                          ($ MILLIONS)        (L MILLIONS)
STATEMENT OF INCOME AND COMPREHENSIVE INCOME DATA
  -- US GAAP BASIS
Insurance policy revenues...............................      2,783        1,843       1,924
Investment results......................................      2,701        1,789       7,051
Other income............................................        344          228          98
                                                             ------        -----       -----
Total revenue...........................................      5,828        3,860       9,073
                                                             ======        =====       =====
Net income..............................................        545          361         520
                                                             ======        =====       =====
Total comprehensive income..............................        560          371         353
                                                             ======        =====       =====

                                                                                YEAR ENDED DECEMBER 31,
                                                          --------------------------------------------------------------------
                                                             1999(1)        1999       1998       1997       1996       1995
                                                          -------------   --------   --------   --------   --------   --------
                                                          ($ MILLIONS)                        (L MILLIONS)
STATEMENT OF INCOME AND COMPREHENSIVE INCOME DATA
  -- US GAAP BASIS
Insurance policy revenues...............................      7,397         4,899      3,592      3,328
Investment results......................................     19,317        12,793      8,599     10,197
Other income............................................        906           600        165        431
                                                             ------        ------     ------     ------
Total revenue...........................................     27,620        18,292     12,356     13,956
                                                             ======        ======     ======     ======
Net income..............................................      1,341           888        801      1,082
                                                             ======        ======     ======     ======
Total comprehensive income..............................        651           431        761      1,233
                                                             ======        ======     ======     ======

                                                                      AT JUNE 30,
                                                          -----------------------------------
                                                            2000(1)        2000        1999
                                                          ------------   --------    --------
                                                          ($ MILLIONS,       (L MILLIONS,
                                                           EXCEPT PER         EXCEPT PER
                                                             SHARE              SHARE
                                                          INFORMATION)       INFORMATION)
BALANCE SHEET DATA -- UK GAAP BASIS
Total assets............................................    232,105      153,712
Long-term business provision............................    132,614       87,824
Technical provision for linked liabilities..............     28,849       19,105
Debenture loans.........................................      2,383        1,578
Total shareholders' funds...............................      6,008        3,979
BALANCE SHEET DATA -- US GAAP BASIS
Total assets............................................    231,845      153,540
Policyholder benefit liabilities........................    112,542       74,531
Separate account liabilities............................     52,397       34,700
Total shareholders' equity..............................      9,271        6,140
OTHER DATA
Long-term business (including investment products)
New business from continuing operations:
  Single premiums sales.................................     10,131        6,709
  New regular premiums sales(7).........................        382          253
                                                            -------      -------
    Total...............................................     10,513        6,962
                                                            =======      =======
Funds under management..................................    235,560      156,000
Basic earnings per share:
  Based on operating profit from continuing operations
    before amortization of goodwill and before tax on a
    UK GAAP basis.......................................       32.9 CENTS    21.8p     19.1p
  Based on operating profit before amortization of
    goodwill and after tax on a UK GAAP basis...........       23.7 CENTS    15.7p     14.0p
  Based on total profit for the financial year after tax
    on a UK GAAP basis..................................       37.0 CENTS    24.5p     14.0p
  Net income per share on a US GAAP basis...............         29 CENTS      19p       27p
  Diluted earnings per share -- UK GAAP.................       36.8 CENTS    24.4p     13.9p
  Diluted earnings per share -- US GAAP.................         27 CENTS      18p       27p
  Dividend per share(8).................................       12.4 CENTS     8.2p      7.7p
  Equivalent cents per share(8)(9)......................         --         11.7 CENTS   12.3 CENTS
  Market price at end of period.........................    $ 14.62        968.0p     934.0p
  Share capital.........................................        148           98         98
  Number of shares outstanding (in millions)............      1,962        1,962      1,951
  Average number of shares (in millions)................      1,948        1,948      1,949

                                                                                    AT DECEMBER 31,
                                                          -------------------------------------------------------------------
                                                            1999(1)        1999       1998       1997       1996       1995
                                                          ------------   --------   --------   --------   --------   --------
                                                          ($ MILLIONS,        (L MILLIONS, EXCEPT PER SHARE INFORMATION)
                                                           EXCEPT PER
                                                             SHARE
                                                          INFORMATION)
BALANCE SHEET DATA -- UK GAAP BASIS
Total assets............................................    227,471      150,643    118,786    108,223     78,439     74,931
Long-term business provision............................    127,559       84,476     76,760     69,512     51,668     50,030
Technical provision for linked liabilities..............     28,755       19,043      9,996     10,167      7,198      6,358
Debenture loans.........................................      2,334        1,546      1,031        820        672        751
Total shareholders' funds...............................      5,170        3,424      3,249      2,783      2,757      1,747
BALANCE SHEET DATA -- US GAAP BASIS
Total assets............................................    224,872      148,922    117,762    108,355
Policyholder benefit liabilities........................    107,480       71,179     62,878     56,346
Separate account liabilities............................     50,550       33,477     23,450     22,684
Total shareholders' equity..............................      9,129        6,046      5,997      5,627
OTHER DATA
Long-term business (including investment products)
New business from continuing operations:
  Single premiums sales.................................     17,869       11,834      7,189      6,780      6,119      3,573
  New regular premiums sales(7).........................        769          509        468        487        448        405
                                                            -------      -------    -------    -------     ------     ------
    Total...............................................     18,638       12,343      7,657      7,267      6,567      3,978
                                                            =======      =======    =======    =======     ======     ======
Funds under management..................................    256,700      170,000    128,300    118,700     91,000     82,000
Basic earnings per share:
  Based on operating profit from continuing operations
    before amortization of goodwill and before tax on a
    UK GAAP basis.......................................       60.2 CENTS    39.9p     44.3p      43.2p      34.3p      30.6p
  Based on operating profit before amortization of
    goodwill and after tax on a UK GAAP basis...........       43.9 CENTS    29.1p     33.7p      32.0p      33.2p      28.5p
  Based on total profit for the financial year after tax
    on a UK GAAP basis..................................       42.0 CENTS    27.8p     45.3p      43.3p      73.4p      39.8p
  Net income per share on a US GAAP basis...............         70 CENTS      46p       41p        56p
  Diluted earnings per share -- UK GAAP.................       41.8 CENTS    27.7p     45.0p      43.0p      72.8p      39.5p
  Diluted earnings per share -- US GAAP.................         68 CENTS      45p       41p        56p
  Dividend per share(8).................................       34.7 CENTS    23.0p     21.0p      19.1p      17.3p      15.7p
  Equivalent cents per share(8)(9)......................         --         36.9 CENTS    34.0 CENTS    31.4 CENTS    30.3 CENTS
25.3 CENTS
  Market price at end of period.........................    $ 18.42      1,220.0p     908.0p     734.0p     492.0p     415.0p
  Share capital.........................................        148           98         98         97         96         96
  Number of shares outstanding (in millions)............      1,954        1,954      1,949      1,939      1,924      1,912
  Average number of shares (in millions)................      1,947        1,947      1,942      1,932      1,917      1,905

------------------------------

(1) Amounts stated in US dollars have been translated from pounds sterling at the rate of $1.51 per L1.00 (the noon buying rate in New York City on June 30, 2000).

(2) Investment returns credited to operating results for investments attributable to shareholders are determined using the longer term rate of return. Jackson National Life averages realized investment gains and losses over five years to arrive at longer term investment returns.

(3) Discontinued operations are restated on an annual basis in order that continuing operations reflect those operations which form part of the group as at the most recent year-end date.

(4) Due to the long-term nature of Prudential's business, the basis of presentation of operating profit may not be comparable with other UK companies. See note 4 of the notes to Prudential's consolidated financial statements for the year ended December 31, 1999 for a description of the basis.

(5) Short-term fluctuations in investment returns represent the difference between the longer term return credited to operating profit and the actual investment returns achieved for the year.

(6) Following the introduction of the margin on services basis of financial reporting for Australian life insurers, the allocation between shareholders and policyholders of the life funds of Prudential's Australian operation was clarified by the local supervisory authority. This resulted in a reclassification to shareholders in 1997 of L204 million before tax, which was credited directly to the profit and loss account. Prudential sold its Australian operation in the following year.

(7) New regular business sales are reported above on an annualized basis, which represents a full year of installments in respect of regular premiums irrespective of the actual payments made during the year.

(8) The final dividend with respect to any year is paid in the following year after approval at Prudential's annual general meeting. Final dividends are included in the year to which they relate rather than in the year paid.

(9) Translated into US dollars at the noon buying rate on the dates each payment is made. Annual dividends are comprised of both interim and final dividend payments. The amounts shown represent the annual dividend accrual rather than the cash payments made in each year.

         SELECTED HISTORICAL FINANCIAL INFORMATION OF AMERICAN GENERAL

    The following selected consolidated financial data as at and for each of the years ended December 31, 1995 through 1999 have been derived from American General's audited consolidated financial statements prepared in accordance with US GAAP. The following selected historical data as at and for each of the nine-month periods ended September 30, 2000 and 1999 have been derived from American General's unaudited consolidated financial statements prepared in accordance with US GAAP. This information is only a summary, and you should read it in conjunction with the historical consolidated financial statements, including applicable notes, of American General contained in the annual reports and other information that American General has filed with the SEC and incorporated by reference in this document. See "Where You Can Find More Information".

                                           NINE MONTHS
                                              ENDED
                                          SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                                      ----------------------   ----------------------------------------------------------------
                                        2000          1999       1999          1998          1997          1996          1995
                                      --------      --------   --------      --------      --------      --------      --------
                                                             ($ MILLIONS, EXCEPT PER SHARE INFORMATION)
OPERATING RESULTS
Premiums and other considerations...    2,903         2,866      3,772         3,605         3,362         3,244         2,969
Net investment income...............    4,054         3,897      5,232         5,095         4,020         3,773         3,584
Finance charges.....................    1,203         1,077      1,455         1,354         1,265         1,450         1,492
Investment gains (losses)...........     (129)          (12)       (19)            6            40            62            18
Equity in earnings of investee......       --            --         --            --            54            40            43
Other...............................      234           181        239           191           186           145           130
                                       ------        ------    -------       -------        ------        ------        ------
  Total revenues....................    8,265         8,009     10,679        10,251         8,927         8,714         8,236
                                       ------        ------    -------       -------        ------        ------        ------
Insurance and annuity benefits......    4,128         4,020      5,313         5,159         4,332         4,218         4,085
Operating costs and expenses........    1,819         1,824      2,444         2,486         2,220         2,129         1,852
Provision for finance receivable
  losses............................      147           150        207           212           248           417           574
Interest expense
  Corporate.........................      167           146        197           181           158           162           197
  Consumer Finance..................      514           420        574           512           461           493           518
Litigation settlements and other
  charges...........................      315(1)         --         57(2)        378(2)         50(2)         50(2)         --
Merger-related costs................       --            --         --            --           272(2)         --            --
Loss on sale of non-strategic
  assets............................       --            --         --            --           113(2)        165(2)         --
                                       ------        ------    -------       -------        ------        ------        ------
  Total benefits and expenses.......    7,090         6,560      8,792         8,928         7,854         7,634         7,226
                                       ------        ------    -------       -------        ------        ------        ------
Income before income tax expense....    1,175         1,449      1,887         1,323         1,073         1,080         1,010
Income tax expense..................     (401)         (507)      (664)         (459)         (447)         (387)         (341)
                                       ------        ------    -------       -------        ------        ------        ------
Income before net dividends on
  preferred securities of
  subsidiaries and minority
  interest..........................      774           942      1,223           864           626           693           669
Net dividends on preferred
  securities of subsidiaries........      (76)          (68)       (92)          (89)          (84)          (40)          (19)
Minority interest in net income of
  investee..........................       --            --         --           (11)           --            --            --
                                       ------        ------    -------       -------        ------        ------        ------
    Net income......................      698(1)        874      1,131(3)        764(4)        542(5)        653(6)        650
                                       ======        ======    =======       =======        ======        ======        ======
Net income per share(7)
  Basic.............................   $ 1.40        $ 1.74    $  2.26       $  1.51        $ 1.11        $ 1.33        $ 1.34
  Diluted...........................   $ 1.38        $ 1.70    $  2.20       $  1.48        $ 1.10        $ 1.32        $ 1.33

                            AT SEPTEMBER 30,                       AT DECEMBER 31,
                           -------------------   ----------------------------------------------------
                             2000       1999       1999       1998       1997       1996       1995
                           --------   --------   --------   --------   --------   --------   --------
                                                          ($ MILLIONS)
FINANCIAL POSITION
Total assets(8)..........  $123,202   $111,275   $115,447   $105,107   $80,620    $74,134    $69,083
Invested assets(8).......    72,640     69,790     68,335     69,863    54,006     50,832     49,598
Finance receivables,
  net....................    11,257      9,790     10,634      9,275     7,639      7,230      7,918
Debt (including
  short-term)
  Corporate..............     3,253      3,038      3,120      2,743     1,916      2,102      2,295
  Consumer Finance.......    10,778      9,471     10,206      8,863     7,266      7,630      7,470
Total liabilities
  (excluding debt).......   100,254     89,632     93,777     82,902    62,129     56,331     51,480
Redeemable equity........     1,970      1,924      1,924      1,728     1,726      1,227        729
Shareholders'
  equity (8).............     6,947      7,210      6,420      8,871     7,583      6,844      7,109

------------------------

(1) Includes effect of after tax charges of $175 million for settlement of industrial life insurance litigation and $32 million for alleged fraud loss. See note 9 of Item 1 in American General's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, incorporated by reference in this document.

(2) See note 3 of Item 8 in American General's Annual Report on Form 10-K for the years ended December 31, 1999 and 1998, incorporated by reference in this document.

(3) Includes effect of $36 million after tax charge for litigation settlement related to financing of satellite dishes (see note (2) above).

(4) Includes effect of $246 million after tax litigation charge for market conduct class action lawsuits (see note (2) above).

(5) Includes effect of $247 million after tax USLIFE Corporation merger-related costs, $73 million after tax loss on sale of non-strategic assets, and $33 million after tax litigation charge (see note (2) above).

(6) Includes effect of $111 million after tax loss on sale of non-strategic assets and $32 million after tax write-down of USLIFE Corporation group business (see note (2) above).

(7) Restated for two-for-one stock split effective March 1, 2001.

(8) Includes effect of SFAS 115. To facilitate analysis of period-to-period balances, the effect of SFAS 115 on reported balances was as follows:

                                         SEPTEMBER 30,                          DECEMBER 31,
                                      -------------------   ----------------------------------------------------
                                        2000       1999       1999       1998       1997       1996       1995
                                        ----     --------   --------   --------   --------   --------   --------
                                                                     ($ MILLIONS)
    Increase (decrease) in assets...   (1,143)     (412)     (1,426)     2,436      1,782        949      1,956
    Increase (decrease) in invested
      assets........................   (1,502)     (395)     (1,750)     3,519      2,786      1,488      3,071
    Increase (decrease) in
      shareholders' equity..........   (1,121)     (267)     (1,304)     1,575      1,154        610      1,265

     SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                               ON A US GAAP BASIS

    The following unaudited pro forma condensed combined financial information prepared on a US GAAP basis gives the pro forma effect to the proposed merger between Prudential and American General. The merger would be accounted for as a purchase of American General by Prudential under US GAAP, although under UK GAAP it would be accounted for using merger accounting principles. The information has been presented on a US GAAP basis to assist American General's shareholders, in understanding the potential effects of the merger. Prudential's primary basis of accounting for US and UK reporting will continue to be UK GAAP.

    The following information has been prepared from, and should be read in conjunction with, the historical financial statements and accompanying notes of Prudential, included elsewhere in this document and the historical financial statements and accompanying notes of American General included in American General's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the six months ended June 30, 2000, which are incorporated by reference herein.

    This information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or what the financial position of the combined group would have been had the merger been completed on the date assumed, nor is it necessarily indicative of the combined group's future operating results or combined financial position. The information set forth below should be read in conjunction with the unaudited pro forma condensed combined financial information on a US GAAP basis included elsewhere in this document.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT DATA

                                                       SIX MONTHS                       YEAR ENDED
                                                  ENDED JUNE 30, 2000               DECEMBER 31, 1999
                                             ------------------------------   ------------------------------
                                             (L MILLIONS)   ($ MILLIONS)(1)   (L MILLIONS)   ($ MILLIONS)(1)
                                             ------------   ---------------   ------------   ---------------
                                                (EXCEPT PER SHARE DATA)          (EXCEPT PER SHARE DATA)
Insurance policy revenues..................     3,096             4,675           7,230           10,918
Investment results.........................     3,272             4,941          15,795           23,850
Total revenue..............................     7,271            10,980          24,735           37,350
Net income.................................       340               516           1,092            1,648
Basic earnings per share...................       9.0p               14 CENTS      28.9p              44 CENTS
Diluted earnings per share.................       9.0p               14 CENTS      28.7p              43 CENTS

------------------------

(1) The pro forma combined income statements have been translated from pounds sterling to U.S. dollars using a convenience translation rate of $1.51 per L1.00 (the noon buying rate in New York at June 30, 2000).

                AMERICAN GENERAL SPECIAL MEETING OF SHAREHOLDERS

DATE, TIME AND PLACE OF AMERICAN GENERAL SPECIAL MEETING

    This document is being furnished to you in connection with the solicitation of proxies by the American General board for use at the American General special
meeting of shareholders to be held at   -  Houston, Texas   -  at   -  :00 a.m.
on   -  , 2001, and at any adjournment or postponement of the meeting.

PURPOSE OF THE AMERICAN GENERAL SPECIAL MEETING

    The special meeting is being held for the following purposes:

    - to consider and vote upon a proposal to approve the merger agreement, pursuant to which (1) a wholly-owned indirect subsidiary of Prudential will be merged with American General, with American General continuing as the surviving corporation and a wholly-owned indirect subsidiary of Prudential, and (2) each outstanding share of American General share will be converted into the right to receive, at the election of the shareholder, either 3.6622 Prudential ordinary shares or 1.8311 Prudential American depositary shares, or "ADSs", each of which evidences two Prudential ordinary shares; and

    - to transact such other business as may properly come before the American General meeting.

RECORD DATE; OUTSTANDING SHARES

    Only holders of record of American General shares at the close of business
on   -  , 2001 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. At the close of
business on that day, there were   -  American General shares outstanding, held
of record by approximately   -  holders.

QUORUM

    The presence, in person or by proxy, of holders representing a majority of the outstanding American General shares as of the record date constitutes a quorum for the transaction of business. Shares represented by broker non-votes and abstentions will be considered present and entitled to vote and will be counted for purposes of determining the presence of a quorum at the special meeting.

VOTING RIGHTS; VOTES REQUIRED

    You are entitled to one vote for each American General share that you held as of the close of business on the record date.

    The affirmative vote of the holders of at least two-thirds of the outstanding American General shares on the record date is required to approve the merger agreement.

    Under applicable stock exchange rules, brokers who hold shares in "street name" for customers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the merger, and, therefore, absent specific instructions from the beneficial owner of such shares, may not vote such shares with respect to the approval of the merger agreement. BECAUSE THE REQUIRED VOTE FOR APPROVAL OF THE MERGER AGREEMENT IS BASED ON A PERCENTAGE OF THE SHARES OUTSTANDING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE CAST AGAINST APPROVAL OF THE MERGER AGREEMENT.

VOTING AND REVOCATION OF PROXIES

    A proxy card for your use in connection with the special meeting accompanies this document. All properly executed proxies that are received prior to the special meeting and not revoked will be voted at the special meeting in the manner specified in the proxy. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted FOR approval of the merger agreement.

    If you have given a proxy, you may nonetheless revoke it at any time before it is voted by:

    - executing and delivering a written notice of revocation or a later-dated proxy card to the secretary of American General at American General's principal executive offices located at 2929 Allen Parkway, Houston, Texas
      77019 or to   -  , American General's proxy solicitor; or

    - attending the special meeting and voting in person.

    Additional proxy cards are available from the proxy solicitor identified below. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES AND EXPENSES

    American General's board is soliciting proxies on behalf of American General. American General will bear all costs and expenses of this solicitation, other than expenses incurred in connection with printing and mailing of this document, which will be shared equally by American General and Prudential.

    American General will solicit proxies initially by mail. Further solicitation may be made by directors, officers and employees of American General personally, by telephone or otherwise. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitation. Upon request, American General will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

    American General has retained   -  , a proxy solicitation firm, to act as
information agent to assist with soliciting and tabulating proxies for the special meeting at an estimated expense of approximately $ - , plus reasonable out-of-pocket expenses.

OTHER MATTERS

    The American General board does not know of any matters other than those described in the notice of the special meeting that may come before the special meeting. If any other matters are properly brought before the special meeting, then one or more of the persons named on the enclosed proxy card will have discretion to vote on these matters in accordance with their best judgment. However, no proxy that is voted against approval of the merger agreement will be voted in favor of any adjournment or postponement of the special meeting that is for the purpose of soliciting additional proxies. At any subsequent reconvening of an adjourned special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for proxies that have been effectively revoked or withdrawn prior to such reconvened special meeting.

BOARD RECOMMENDATION; VOTE OF AMERICAN GENERAL MANAGEMENT

    American General's board has determined that the merger is advisable and in the best interests of American General and its shareholders and has unanimously approved the merger and the merger

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agreement. Accordingly, the American General board unanimously recommends that you vote FOR approval of the the merger agreement.

    To the knowledge of American General, each of the directors and executive officers of American General, who collectively beneficially own an aggregate of
  -  American General shares, or   -  % of the shares outstanding as of   -  ,
2001, has indicated his or her intention to vote his or her shares in favor of approval of the merger agreement.

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
                                   THE MERGER

BACKGROUND OF THE MERGER

    For many years, American General has pursued a dual growth strategy focusing on organic internal growth of its businesses and external growth through strategic acquisition opportunities. Under the leadership of Mr. Robert M. Devlin, American General's chairman, president and chief executive officer, American General continued to emphasize this strategy by completing the acquisitions of Franklin Life in 1995, USLife in 1997 and Western National in 1998.

    In recent years, the insurance and financial services industry has experienced global expansion, the breaking down of geographic barriers and a transformation of the competitive landscape. Competition in the industry has been further transformed by an accelerated pace of consolidation within the industry which has provided new opportunities and increased competition among diversified financial services companies. These trends were also accelerated by the passage, in November 1999, of the Financial Services Modernization Act, which broke down regulatory barriers between banks, insurance companies and securities firms which existed for over 60 years.

    Dating back to early 1998, Mr. Devlin periodically reviewed with the board of American General management's view of the changing landscape of the insurance and financial services industry and its effect on American General's strategic outlook, with particular attention to the importance of actively participating in the rapidly developing globalization of the industry.

    As part of its dual growth strategy, for the last several years American General continued to explore business combination opportunities with other insurance and financial services companies. Management communicated with senior representatives of other insurance and financial services concerns of various size and scope to discuss their views on the industry and their respective companies' future strategic direction. Although senior management regularly briefed the board regarding these discussions, none of the discussions relating to potential material business combinations reached the point that there was a proposal for the board to review or consider.

    As part of these regular communications with industry leaders, in early September 2000, Mr. Devlin met in New York with Mr. Jonathan Bloomer, group chief executive of Prudential. This meeting was followed by a meeting in London in October 2000. At each of these meetings, Messrs. Devlin and Bloomer discussed in broad terms existing trends and anticipated continuing consolidation and globalization in the financial services industry as well as the potential impact of these trends on the future strategies of each company.

    Subsequently, at a meeting in New York in November 2000, Messrs. Devlin and Bloomer were joined by Sir Roger Hurn, chairman of Prudential. Messrs. Devlin and Bloomer met once again in London in December 2000. At the November and December meetings, Messrs. Devlin, Bloomer and Hurn began to explore in very broad terms the possibility of American General and Prudential pursuing a business combination.

    On January 12, 2001, a meeting was held in New York during which Mr. Devlin, Mr. John A. Graf, American General's senior vice chairman-asset accumulation, and Mr. Rodney O. Martin Jr., American General's senior vice chairman-financial services, met with Mr. Bloomer and Mr. Philip Broadley, group finance director of Prudential, to discuss, among other things, the complementary nature of their companies' respective businesses and industry trends. Each of the senior management teams made brief presentations regarding their respective businesses. This meeting included discussions during which American General's senior management and Prudential's senior management outlined in broad terms a possible combination of their businesses.

    On January 18, 2001, Mr. Devlin reviewed with American General's directors the potential benefits of a transaction with Prudential. In addition, a representative of Morgan Stanley & Co. Incorporated, which had been engaged to act as financial adviser to American General, made a presentation to the board relating to Prudential and its business. The American General board agreed that management should pursue further discussions with Prudential.

    On January 22, 2001, a meeting of the Prudential board was held to discuss in detail the merits of a possible business combination with American General. At the conclusion of this meeting, the board authorized continuing discussions and negotiations with American General.

    On February 2, 2001, Messrs. Devlin, Hurn and Bloomer met in London to discuss the merits of a proposed business combination, including the potential synergies that could be recognized, and explored the possible organizational and management structure of the combined group following a combination.

    On February 5, 2001, American General and Prudential executed a mutual confidentiality agreement, which included provisions prohibiting each party from initiating or soliciting acquisition proposals from third parties prior to March 1, 2001 (later extended to March 12, 2001).

    At Prudential board meetings on February 6, 2001 and February 15, 2001, management updated the board with respect to the status of discussions with American General.

    In late January and throughout the month of February 2001, American General and Prudential and their respective actuarial, financial and legal advisers conducted due diligence and were provided extensive information with regard to the other party. During this period, the parties' legal advisers also began negotiating the terms of a draft merger agreement relating to a proposed combination.

    From February 6-9 and February 19-24, 2001, senior management of American General and Prudential and their respective legal and financial advisers met in New York, and from February 26-28, 2001 met in London, to review in detail financial, legal, operational and strategic aspects of American General's and Prudential's businesses and to conduct due diligence on the other party.

    Beginning in late February and continuing until execution of the merger agreement on March 11, 2001, Prudential and its representatives also held discussions with Messrs. Devlin, Graf and Martin and Mr. Frederick W. Geissinger, American General's vice chairman-consumer lending, and their representatives regarding the terms of their continued employment following the merger and to negotiate the terms of letter agreements reflecting those arrangements. These letter agreements are summarized under "Interests of American General Officers and Directors in the Merger".

    On March 1-2, 2001, Messrs. Devlin, Hurn and Bloomer, together with members of senior management of American General and Prudential, met in London to further discuss the business and strategic plans of their respective organizations and to further explore aspects of a proposed combination.

    On March 3, 2001, Messrs. Devlin and Bloomer met in London to discuss transitional issues relating to the combination of the businesses of the two companies, as well as the role that each company's senior management would be expected to play in the integration and operation of the combined group.

    On March 4, 2001, a meeting of the American General board was held with representatives of Morgan Stanley, Skadden, Arps, Slate, Meagher & Flom LLP, Vinson & Elkins L.L.P. and American General's actuarial adviser present. At this meeting, management made a presentation as to the strategic rationale for a transaction with Prudential, as well as the results of its due diligence review. In addition, representatives of Morgan Stanley and American General's actuarial adviser presented a detailed financial analysis of American General and Prudential, including their preliminary views as to the relative values of each company, and representatives of Skadden Arps reviewed the terms of the draft merger agreement (including the then outstanding issues) and the status of the negotiations with Prudential and its advisers. Representatives of Vinson & Elkins reviewed with the board its fiduciary

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
duties under Texas law in connection with its consideration of the proposed transaction. After full discussion, the board authorized the American General management team, working with American General's financial and legal advisers, to continue the negotiations with Prudential and its advisers and attempt to finalize a transaction on terms consistent with those discussed at the meeting.

    On March 5-6, 2001, representatives of American General and Prudential and their respective legal advisers met to negotiate the remaining issues in the draft merger agreement.

    On March 7-8, 2001, a meeting of the American General board was held with representatives of Morgan Stanley, Skadden Arps and Slaughter and May present. At this meeting, representatives of Morgan Stanley updated its financial analysis of the proposed transaction and a representative of Skadden Arps reviewed the progress made on the terms of the proposed merger agreement since the March 4 meeting. A representative of Slaughter and May discussed with the board various matters relating to English law. Management further reviewed with the board the status of the negotiations with regard to the exchange ratio, termination payments and other financial terms of the proposed transaction. After full discussion, the board authorized the American General management team, working with American General's financial and legal advisers, to finalize the terms of the proposed transaction with Prudential and report back to the board on March 11, 2001.

    On March 8, 2001, a meeting of the Prudential board was held to consider the proposed merger. At this meeting management made a presentation as to the strategic rationale for the proposed merger with American General, including an overview of the combined group and the results of Prudential's due diligence review of American General. In addition, management presented an analysis of the valuation of American General and the financial effects on Prudential of the proposed merger. Management also reviewed with the board the key terms of the draft merger agreement and the status of negotiations. At the conclusion of this meeting the board unanimously determined that, subject to satisfactory final negotiations, it was in the best interests of Prudential and its shareholders to enter into the proposed merger with American General. The board authorized a committee of directors to approve final terms of the proposed merger.

    During the period of March 8-11, 2001, representatives of American General and Prudential and their respective legal and financial advisers met extensively in person (in New York and London) and by telephone, to negotiate and finalize the exchange ratio, termination fees and other financial terms of the merger and to resolve all remaining open issues in the draft merger agreement.

    On March 11, 2001, a telephonic meeting of the American General board was held with representatives of Morgan Stanley and Skadden Arps present. At this meeting, representatives of Morgan Stanley discussed the financial terms of the transaction and delivered orally to the board its opinion (subsequently confirmed in writing) to the effect that, as of that date and subject to the matters described in the opinion, the consideration to be received by the holders of the American General shares in the merger was fair, from a financial point of view, to such holders. In addition, representatives of Skadden Arps reviewed the terms of the merger agreement. After full discussion and following a brief adjournment, the board unanimously determined that it was in the best interests of American General and its shareholders to enter into the proposed merger with Prudential, approved the merger and the merger agreement, and recommended that American General's shareholders approve the merger agreement.

    On March 11, 2001, the committee of the Prudential board met to consider the final terms of the agreements and the exchange ratio. The board committee unanimously determined that the merger was in the best interests of Prudential and its shareholders and approved the merger and the merger agreement.

REASONS FOR THE MERGER

    Prudential and American General believe that the merger will create a pre-eminent retail financial services company which will generate significant opportunities to deliver accelerated growth and thus greater value to shareholders of the combined group. The material factors considered by the boards of directors of both companies were:

    - The combined group will immediately become a leading international insurance and retail financial services company, with leading market positions in the United States, the United Kingdom and a number of significant markets in Asia, with the financial strength to achieve continued international expansion, including in continental Europe.

    - A combination of Prudential and American General represents a significant and logical extension of both companies' stated strategy. The combined group will continue to pursue a dual growth strategy focused on organic internal growth and external growth through strategic acquisitions and alliances.

    - The strength of the complementary businesses of the combined group will enable it to be a formidable competitor in a rapidly consolidating retail financial services market, where a few large companies with diverse businesses and markets will survive as effective global competitors.

    - Over time, the combined group should be in a position to be valued in the capital markets at the higher multiples of earnings that are achieved by the best positioned multinational insurance and financial services companies.

    - The combination affords both companies greater capital efficiency resulting from the increased scale of the organization and anticipated lower funding costs arising from improved access to global capital markets.

    - The combined group will have a stable cash flow to fund high growth and high margin businesses on an accelerated basis.

    - By receiving Prudential ordinary shares or ADSs, American General shareholders will have the opportunity to participate in a larger, more diversified, global insurance and financial services organization, while Prudential shareholders will achieve critical mass and market leadership in the United States.

    - Both companies have followed a multi brand business model, which can be combined to deliver an integrated and diverse product mix through multiple distribution channels.

    - The opportunities for synergies afforded by the combined businesses include:

       -- the economies of scale that are expected to result in enhanced operating margins;

       -- the benefits of combining American General's and Jackson National's operations, resulting in the combined group being the leading provider of annuities in the United States;

       -- the combined group's ability to access a broad array of different customer segments as a result of the relatively small overlap in the distribution platforms of American General and Jackson National;

       -- expected savings in areas such as corporate and general and administrative expenses; and

       -- cross selling opportunities for complementary product portfolios utilizing the combined group's expanded distribution channels.

    - The combined group will have a strong management team with a proven capability to deliver shareholder value, integrate businesses and successfully execute their strategies.

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
ADDITIONAL CONSIDERATIONS OF THE AMERICAN GENERAL BOARD

    The American General board has unanimously approved the merger and the merger agreement and determined that the merger is fair to and in the best interests of American General and its shareholders. The decision of the American General board to enter into the merger agreement with Prudential and to recommend that the American General shareholders approve the merger agreement was the result of careful consideration by the American General board of the following positive factors:

    - The factors set forth above under "Reasons for the Merger."

    - The exchange ratio for the merger implied a market value for each American General share reflecting a premium over the closing price of American General common stock on March 9, 2001, the last trading day before public announcement of the proposed merger, of approximately 26% and 29%, respectively, based on the closing price of Prudential ordinary shares on that date and the average closing price of Prudential ordinary shares during the ten trading days ending March 9, 2001.

    - The exchange ratio is a fixed ratio, which means that American General's shareholders will participate in any increase in the market price of Prudential ordinary shares and ADSs between signing of the merger agreement and the completion of the merger.

    - The merger agreement provides for American General to pay its shareholders a "catch-up" dividend shortly prior to the completion of the merger to the extent that dividends shareholders would have been entitled to receive (based on record dates) from American General from March 11, 2001 to the completion of the merger are less than those they would have been entitled to receive (based on record dates) from Prudential had the merger been completed on March 11, 2001.

    - The financial presentation of Morgan Stanley, including its opinion to the American General board as to the fairness, from a financial point of view, of the exchange ratio to the holders of American General shares.

    - The corporate governance structure contemplated for the combined group, under which six members of American General's board and senior management will join the board of the combined group and three of American General's senior executives will be responsible for the combined group's US operations, positioning, in the view of American General's board, these directors and executives to help realize the growth and synergies expected from the combination.

    - The terms of the merger agreement, including provisions regarding American General's rights to consider, and negotiate in response to, unsolicited acquisition proposals, as well as the possible effects of the provisions regarding termination fees. In particular, the board considered that the merger agreement:

       -- permits the board to engage in discussions or negotiations with, or furnish information to, any person who has made a BONA FIDE unsolicited written proposal to acquire American General and, after giving Prudential five business days' prior notice, to recommend an acquisition proposal to American General shareholders, in each case prior to the American General meeting and under circumstances where
           (1) the board determines that such acquisition proposal is or, in the case of engaging in discussions or negotiations or providing information, would reasonably be expected to result in, a superior proposal and (2) the board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the board's fiduciary duties under applicable law; see "The Merger Agreement--Other Covenants--Acquisition Proposals";

       -- contains termination payment obligations of American General that the board does not believe would preclude competing acquisition proposals; and

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
       -- does not require American General to make any termination payment in the event that American General's shareholders do not approve the merger agreement at the American General meeting under circumstances where no alternative acquisition proposal is pending.

    - The terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable for transactions of this nature and are, for the most part, reciprocal.

    - The merger agreement permits holders of American General common stock to elect to receive either Prudential ordinary shares or ADSs in exchange for their American General shares.

    - The belief that the required insurance and other regulatory approvals for the merger would be obtainable within a reasonable period of time.

    - The receipt of Prudential ordinary shares or ADSs is intended to be tax-free to American General shareholders for US federal income tax purposes.

    The board also identified and considered the following potentially negative factors in its deliberations concerning the merger:

    - The difficulty inherent in integrating two large and geographically diverse businesses and the risk that the cost efficiencies, synergies and other benefits sought in the merger might not be fully realized.

    - The restrictions placed on the operation of American General's business by the merger agreement during the period between the signing of the agreement and the completion of the merger.

    - The possibility that the merger might not be completed and the effect of the resulting public announcement of termination of the merger on:

       --  the market price of American General's common stock;

       -- American General's sales and operating results, particularly in light of the costs incurred in connection with the merger, including the potential requirement to make a termination payment; and

       -- American General's ability to attract and retain key management, marketing and technical personnel.

    - The risk that, despite the retention efforts of the combined group, key management, marketing and technical personnel might not remain employed by the combined group following the merger.

    - The exchange ratio is a fixed ratio, which means that American General's shareholders will suffer the effect of any decrease in the market price of Prudential ordinary shares and ADSs and any adverse currency fluctuations between the signing of the merger agreement and the completion of the merger, and there are no "collars" or termination rights applicable to a decline in the market price of the Prudential ordinary shares or ADSs.

    - The merger agreement does not permit American General to terminate the merger agreement prior to the American General meeting under circumstances where a third party has made a proposal to acquire American General that is more favorable than the merger to American General shareholders; see "The Merger Agreement--Termination".

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
    - The merger agreement does not require Prudential to pay any termination payment in the event that Prudential's shareholders do not approve the merger at the Prudential meeting under circumstances where no alternative acquisition proposal is pending.

    - The impact on the market price of American General common stock (prior to the completion of the merger) and Prudential's ordinary shares (following the completion of the merger) of the sale of such shares by some of American General's US holders who are disinclined to own shares of companies that have their primary listing outside the United States, or by some US institutional holders because they are subject to legal or contractual limitations on their ownership of such shares or because of the removal of such shares from major US share indices (including the S&P 500 Index); this potentially negative factor was mitigated in the view of the board due to the likelihood that UK institutional holders of Prudential ordinary shares will acquire additional Prudential ordinary shares following the completion of the merger because of the increased weighting of the combined group in the major UK share indices.

    - While Prudential has agreed to seek the approval at its shareholder meeting of proposed amendments to Prudential's articles of association and to make amendments to the deposit agreement which are intended to provide, to the extent reasonably practicable, the holders of Prudential ADSs substantially the same rights as holders of Prudential ordinary shares, this approval and the related amendments are not conditions to the completion of the merger and may not be obtained or made; see "Description of Prudential's American Depositary Shares".

    - The other risks described in this document under "Risk Factors."

    American General's board believes that these potentially negative factors were outweighed by the potential benefits of the merger.

    In its consideration of the proposed business combination, the American General board also reviewed information relating to the two companies and the proposed transaction, including:

    - Historical information concerning Prudential's and American General's respective businesses, financial performance and condition, operations, technology, management and competitive position.

    - American General management's view as to the financial condition, results of operations and businesses of Prudential and American General before and after giving effect to the merger.

    - Current financial market conditions and historical market prices, volatility and trading information with respect to Prudential ordinary shares and ADSs and American General's common stock.

    - Reports from management and legal and financial advisers as to the results of their due diligence review of Prudential.

    Although the foregoing discussion sets forth all of the material factors considered by the American General board in reaching its recommendation, it may not include all of the factors considered by the board, and each director may have considered different factors. In view of the wide variety of factors considered in connection with its evaluation of the merger, the board considered these factors as a whole and did not find it practicable to, and did not, attempt to assign values or relative weights to the factors considered.

RECOMMENDATION OF AMERICAN GENERAL'S BOARD OF DIRECTORS

    THE AMERICAN GENERAL BOARD BELIEVES THE MERGER TO BE ADVISABLE AND IN THE BEST INTERESTS OF AMERICAN GENERAL AND ITS SHAREHOLDERS AND HAS, BY UNANIMOUS VOTE OF THE DIRECTORS, APPROVED THE

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
MERGER AND THE MERGER AGREEMENT AND RECOMMENDED THE APPROVAL OF THE MERGER AGREEMENT BY THE SHAREHOLDERS OF AMERICAN GENERAL.

    In considering the recommendation of the American General board with respect to the merger agreement, you should be aware that certain directors and officers of American General have arrangements that cause them to have interests in the merger that are different from, or are in addition to, the interests of American General shareholders generally. See "--Interests of American General Officers and Directors in the Merger".

OPINION OF FINANCIAL ADVISER

    Under a letter agreement dated as of March 7, 2001, Morgan Stanley was engaged to provide financial advisory services to American General. American General selected Morgan Stanley to act as its financial adviser for the merger based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of American General. On March 11, 2001, Morgan Stanley delivered its oral opinion, subsequently confirmed in writing, to the American General board of directors that, as of March 11, 2001 and subject to and based on the considerations in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of shares of American General common stock.

    THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION, DATED AS OF MARCH 11, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS DOCUMENT. HOLDERS OF AMERICAN GENERAL COMMON STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF AMERICAN GENERAL, ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF AMERICAN GENERAL COMMON STOCK OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY AMERICAN GENERAL SHAREHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In arriving at its opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other information of American General and Prudential, respectively;

    - reviewed certain internal financial statements and other financial and operating data concerning American General and Prudential prepared by the managements of American General and Prudential, respectively;

    - reviewed certain earnings estimates of American General and Prudential published by certain financial analysts who report on American General and Prudential;

    - reviewed certain historical embedded and appraisal value estimates of American General and Prudential prepared by American General and actuarial consultants retained by American General;

    - discussed the past and current operations and financial condition and the prospects of American General and Prudential with senior executives of American General and Prudential, respectively;

    - reviewed the pro forma impact of the merger on Prudential's financial results;

    - reviewed the reported prices and trading activity for the American General common stock, Prudential ordinary shares and Prudential ADSs;

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
    - compared the financial performance of American General and Prudential and the prices and the trading activity of American General common stock, Prudential ordinary shares and Prudential ADSs with that of certain other comparable publicly-traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - discussed with the senior managements of American General and Prudential the strategic rationale and objectives of the merger and their estimates of synergies and other anticipated benefits of the merger to the combined company;

    - participated in discussions and negotiations among representatives of American General and Prudential and their financial and legal advisers;

    - reviewed the March 11, 2001 draft of the merger agreement and certain related documents; and

    - performed other analyses and considered other factors that Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the estimates of synergies and other anticipated benefits of the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of American General and Prudential. Morgan Stanley was not provided with any financial forecasts for American General or Prudential and instead relied upon the publicly available estimates of certain financial analysts, including those at Morgan Stanley, who report on American General and Prudential and the assessment of the management of American General with respect to such American General forecasts. Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger would be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of American General or Prudential, nor was Morgan Stanley furnished with any such appraisals; however, Morgan Stanley reviewed certain historical embedded and appraisal value estimates prepared by American General and actuarial consultants retained by American General and Morgan Stanley relied on such estimates for the purposes of its opinion. The opinion of Morgan Stanley is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of the date of, its opinion.

    The following is a brief summary of the material financial analyses of American General and Prudential performed by Morgan Stanley in preparing its opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses performed by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Morgan Stanley.

    In preparing its opinion, Morgan Stanley performed certain analyses of American General on a total company basis and others on a segment basis for its asset accumulation, life insurance and consumer lending segments. Morgan Stanley's opinion is based on all of its analyses of American General.

COMPARATIVE STOCK PRICE PERFORMANCE

    As part of its analysis, Morgan Stanley reviewed with the board of directors of American General the recent stock price performance of American General and compared this performance with that of the S&P 500 Index and a composite index of selected domestic life insurance and annuity companies. This composite index included AFLAC, Inc., Jefferson-Pilot Corporation, Lincoln National Corporation, Nationwide Financial Services, Inc. and Torchmark Corporation.

    Morgan Stanley observed that over the period from March 1, 1996 through March 2, 2001, the closing market prices appreciated as set forth below:

                                                             PERCENT APPRECIATION
                                                             --------------------
American General...........................................         115.1%
S&P 500 Index..............................................          91.5
Life Insurance and Annuity Composite Index.................         120.9

HISTORICAL PUBLIC MARKET TRADING VALUE

    Morgan Stanley reviewed the stock price performance of American General based on an analysis of the historical market prices and trading multiples of shareholders equity, excluding the effects of SFAS 115, which exclusion has the effect of excluding unrealized gains (losses) included in shareholders' equity ("Adjusted Book Value"), and I/B/E/S earnings estimates for American General common stock from March 1, 1996 through March 9, 2001.

    Morgan Stanley then compared the implied market value of the consideration to be received by holders of American General common stock in the merger of $48.26 per share, based on the closing price of the Prudential ordinary shares on March 9, 2001, to several average American General closing prices over this period to arrive at the implied premia over the American General closing prices, including those indicated in the table below.

                                                                 PERCENTAGE PREMIUM
                                                    AVERAGE        IMPLIED BY THE
PERIOD ENDING MARCH 9, 2001                      CLOSING PRICE     EXCHANGE RATIO
---------------------------                      -------------   ------------------
1 Trading Day Prior............................     $38.25              26.2%
10 Trading Day Average.........................      38.72              24.6
1 Month Average................................      38.61              25.0
3 Month Average................................      38.70              24.7
6 Month Average................................      38.57              25.1
52 Week High...................................      41.13              17.3
52 Week Average................................      34.84              38.5

COMPARABLE PUBLIC COMPANIES ANALYSIS

    Morgan Stanley reviewed and compared certain financial information and public market trading multiples relating to American General to corresponding financial data for comparable publicly traded life insurance and other financial services companies.

    The group of comparable public companies reviewed included:

    - Metlife, Inc.

    - Jefferson-Pilot Corporation

    - Torchmark Corporation

    - Nationwide Financial Services, Inc.

    - John Hancock Financial Services, Inc.

    - Lincoln National Corporation

    - Protective Life Corporation

    - Household International, Inc.

    Morgan Stanley compared financial information and public market trading multiples of these comparable companies to American General's:

    - stock price to 2001 estimated earnings per share based on I/B/E/S estimates,

    - stock price to 2002 estimated earnings per share based on I/B/E/S estimates, and

    - stock price to the December 31, 2000 Adjusted Book Value.

    The following table reflects the results of the analysis:

                                               2001 PRICE/      2002 PRICE/      PRICE/DECEMBER 31, 2000
                                              EARNINGS RATIO   EARNINGS RATIO   ADJUSTED BOOK VALUE RATIO
                                              --------------   --------------   -------------------------
American General............................      13.7x           12.3x                2.48x
Average of Life and Annuity Comparables.....      12.9             11.5                 1.99
Range of Life and Annuity Comparables.......  10.7 to 14.3     9.6 to 12.8          1.58 to 2.50

    No company used in the comparable public companies analysis is identical to American General. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of American General and other factors that could affect the public trading value of the companies to which they are being compared. Morgan Stanley believed that it was necessary to make quantitative and qualitative judgments concerning the weight to be given to each of the comparable companies in deriving a range of implied public market trading values to apply to the relevant ratios of American General. In evaluating the comparable companies, Morgan Stanley also made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of American General, such as the impact of competition on American General and the insurance and financial services industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of American General or the insurance and financial services industry or in the financial markets in general.

BUSINESS SEGMENT ANALYSIS

    Morgan Stanley analyzed American General by separately valuing its three main business segments: life insurance, asset accumulation and consumer lending. Morgan Stanley performed this analysis because it permitted Morgan Stanley to compare publicly traded companies that were similar to one or more of American General's three main business segments, but different from American General as a combined company, and to apply the appropriate valuation methods on a segment-by-segment basis. In determining the value of each of the three businesses segments, Morgan Stanley excluded estimated corporate, debt and preferred expenses, applicable to American General as a whole ("Corporate Expenses"), derived primarily from Morgan Stanley equity research.

    1.  Segmented Public Market Trading Analysis

    Morgan Stanley derived implied ranges of public market trading values on a segment-by-segment basis by applying relevant multiple ranges from an analysis of comparable publicly traded companies to reported 2000 earnings, to Morgan Stanley equity research 2001 estimated earnings and to December 31, 2000 Adjusted Book Value.

    This analysis revealed the following reference ranges for the implied public market trading value, and implied 2001 estimated earnings multiples, based on Morgan Stanley equity research 2001 earnings estimates of each of the three segments of American General and I/B/E/S earnings estimates for the combined company on a per share basis.

                                                                                         IMPLIED 2001E
                                                          IMPLIED SEGMENT VALUE            EARNINGS
                                                              TRADING RANGE             MULTIPLE RANGE
                                                      -----------------------------   -------------------
SEGMENT                                                    LOW            HIGH          LOW        HIGH
-------                                               -------------   -------------   --------   --------
Life Insurance......................................  $ 9.5 billion   $10.2 billion     11.6x      12.5x
Asset Accumulation..................................   11.1 billion    11.9 billion     15.0       16.0
Consumer lending....................................    3.0 billion     3.3 billion     11.6       12.5
Corporate Expenses..................................  (4.8) billion   (5.1) billion     13.8       14.8
Combined Entity.....................................   18.8 billion    20.3 billion
Combined Entity--Per Share..........................         $37.24          $40.12     12.8       13.8

    2.  Acquisition Premium Analysis

    Based on the range of implied public market trading values, as described above, for each of the American General business segments, Morgan Stanley performed an analysis of implied acquisition values on each segment. Using a range of premiums Morgan Stanley considered representative of the acquisition premiums paid in comparable transactions and based on current market conditions, Morgan Stanley applied a range of market premiums of 30% to 40% for the asset accumulation and consumer lending segments and 25% to 35% for the life insurance segment. Excluding Corporate Expenses, Morgan Stanley derived an implied acquisition premium value range of $12.25 billion to $13.25 billion for the life insurance segment, $14.75 billion to $15.75 billion for the asset accumulation segment and $4.1 billion to $4.45 billion for the consumer lending segment.

    3.  Analyses of Selected Precedent Transactions

    As part of its analysis, Morgan Stanley reviewed recent transactions involving life insurance and asset accumulation companies, including:

       DATE OF
    ANNOUNCEMENT                      TARGET                              ACQUIROR
    ------------        -----------------------------------  -----------------------------------
                                      ANNUITY TRANSACTIONS
      08/20/98          SunAmerica Inc.                      American International Group
      07/08/97          Equitable of Iowa Companies          ING Groep N.V.

                                 LIFE AND ANNUITY TRANSACTIONS
      07/20/00          Aetna F.S                            ING Groep N.V.
      04/28/00          Reliastar Financial Corp.            ING Groep N.V.
      02/18/99          Transamerica                         Aegon NV

                                LIFE INSURANCE-ONLY TRANSACTIONS
      07/09/99          American Heritage                    Allstate
      05/21/98          Aetna's Life Business                Lincoln National
      07/28/97          Cigna's Life Business                Lincoln National
      02/24/97          Chubb Life                           Jefferson Pilot

    For each of these transactions, Morgan Stanley reviewed the publicly available information regarding the prices paid, and, using these numbers, calculated the price paid by the acquiror as a multiple of the historical net income ("HNI"), the estimated next year operating income ("NYOI"), based on available I/B/E/S estimates, and the Adjusted Book Value. This analysis indicated multiples ranging from 15.6x to 31.7x HNI, 15.0x to 29.0x NYOI and 2.3x to 5.9x Adjusted Book Value.

    Morgan Stanley also reviewed recent transactions involving consumer lending companies, including:

       DATE OF
    ANNOUNCEMENT                     TARGET                           ACQUIROR
    ------------        --------------------------------  --------------------------------
                              CONSUMER LENDING TRANSACTIONS
     09/05/2000         Associates First Capital          Citigroup Inc.
                        Corporation
     08/11/1998         Avco Financial Services, Inc.     Associates First Capital
                                                          Corporation
     04/07/1998         Beneficial                        Household International, Inc.
     06/09/1997         Security Pacific (commercial      Travelers
                        credit)

    For each of these transactions, Morgan Stanley reviewed the publicly available information regarding prices paid, and, using these numbers, calculated the price paid by the acquiror as a multiple of HNI, next year estimated net income ("NYNI") based on available I/B/E/S estimates, and the Adjusted Book Value of the target. This analysis indicated multiples ranging from 20.3x to 24.9x HNI, 19.7x to 28.7x NYNI and 2.8x to 4.8x of Adjusted Book Value for these transactions.

    Excluding Corporate Expenses, Morgan Stanley applied these multiples to each of American General's three business segments and obtained implied acquisition value ranges of $11.75 billion to $13.0 billion for American General's life insurance segment, $13.75 billion to $15.2 billion for the asset accumulation segment and $4.0 billion to $4.5 billion for the consumer lending segment.

    No company or transaction used in the analysis of selected precedent transactions is identical to American General, Prudential or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of American General and Prudential, such as the impact of competition on the business of American General, Prudential and the insurance and financial services industry generally, industry growth and the absence of any material adverse change in the financial conditions and prospects of American General, Prudential, the insurance and financial services industry or in the financial markets in general. Mathematical analysis such as determining the average or median is not itself a meaningful method of using comparable transaction data.

    4.  Actuarial Valuation Analysis and Discounted Cash Flow Analysis

    To assist Morgan Stanley in the valuation of the life insurance and asset accumulation business segments of American General, Morgan Stanley analyzed the historical embedded and appraisal value estimates for American General and Prudential prepared by actuarial consultants and management of American General. These estimates excluded any value for synergies and suggest valuation ranges of $8.75 billion to $9.25 billion for the life insurance segment and $14.5 billion to $15.75 billion for the asset accumulation segment.

    Morgan Stanley applied a discounted cash flow analysis on the consumer lending business segment of American General. In the discounted cash flow analysis of the consumer lending segment, Morgan Stanley applied a discount rate of 10%, a 7.5x debt to equity ratio and a sensitivity for terminal earnings multiplies and earnings growth rates. This analysis suggested a segment value range for the consumer lending business of between $4.1 billion and $4.6 billion.

    5.  Summary

    Based upon the above segment-by-segment analyses, Morgan Stanley derived the following range of implied acquisition values for the combined company and implied 2001 estimated earnings multiples based on Morgan Stanley equity research 2001 earnings estimates of each of the three segments of American General and earnings estimates for the combined company on a per share basis.

                                                                                         IMPLIED 2001E
                                                       IMPLIED SEGMENT ACQUISITION         EARNINGS
                                                               VALUE RANGE              MULTIPLE RANGE
                                                      -----------------------------   -------------------
SEGMENT                                                    LOW            HIGH          LOW        HIGH
-------                                               -------------   -------------   --------   --------
Life Insurance......................................  $12.0 billion   $13.0 billion     14.7x      16.0x
Asset Accumulation..................................   14.3 billion    15.3 billion     19.2       20.6
Consumer lending....................................    4.1 billion     4.5 billion     15.5       17.0
Corporate Expenses..................................  (6.6) billion   (6.8) billion     16.7       18.0
Combined Entity.....................................   23.7 billion    26.0 billion
Combined Entity--Per Share..........................         $46.87          $51.41     16.2       17.7

    Morgan Stanley compared this range of acquisition values to the implied market value of the consideration to be received by holders of American General common stock in the merger of $48.26, based on the March 9, 2001 closing price of Prudential ordinary shares.

EXCHANGE RATIO ANALYSIS

    Morgan Stanley compared the ratios of the closing prices of American General common stock to the corresponding prices of Prudential ordinary shares over various periods from March 2, 1998 to March 2, 2001. Morgan Stanley observed the following implied currency adjusted exchange ratios over various periods ending on March 2, 2000 and as of March 2, 2001 and compared these ratios to the proposed exchange ratio of 3.6622 Prudential ordinary shares for each share of American General common stock:

                                                              AVERAGE IMPLIED
PERIOD ENDING MARCH 2, 2001                                   EXCHANGE RATIO
---------------------------                                   ---------------
Prior 1 Year................................................       2.3880x
Prior 6 Months..............................................       2.6845
Prior 3 Months..............................................       2.5680
Prior Month.................................................       2.6725
Prior 10 Trading Days.......................................       2.7655
As of March 2, 2001.........................................       2.8750

PRO FORMA ANALYSIS OF THE MERGER

    Morgan Stanley also analyzed the pro forma impact of the merger on estimated earnings per share for Prudential for fiscal years 2001 and 2002 calculated on a modified statutory basis in accordance with UK GAAP. The pro forma results were calculated as if the merger had been completed on December 31, 2000, and were based on estimated US GAAP operating income derived from I/B/E/S estimates for American General that were assumed to be equivalent to UK GAAP (a conservative assumption) and estimated UK GAAP earnings derived from I/B/E/S estimates for Prudential. The pro forma analysis also assumed merger accounting treatment under UK GAAP and adhered to UK GAAP in deriving earnings per share estimates. Morgan Stanley noted that, based on this analysis, on a UK GAAP basis, the merger would be accretive to Prudential's pro forma earnings per share in fiscal years 2001 and 2002.

CONTRIBUTION ANALYSIS

    Morgan Stanley performed contribution analyses of American General and Prudential to the combined group based on various factors. The following table presents a summary of the contribution analysis of American General and Prudential.

                                             PRUDENTIAL         AMERICAN GENERAL
                                          ----------------      ----------------
Pro Forma Market Value(1)...............  50.5(2)-51.7(3)%      48.3(3)-49.5(2)%
Market Value(4).........................        57.5                  42.5
2000 Embedded Value.....................        53.2                  46.8

------------------------

(1) Assumes value of American General shares based upon the proposed exchange into 3.6622 Prudential ordinary shares as of March 9, 2001.

(2) Calculated using fully diluted shares on a treasury stock basis.

(3) Calculated using fully diluted shares.

(4) Market values are calculated using fully diluted shares on a treasury stock basis as of March 9, 2001.

ANALYSIS OF PRUDENTIAL

    In preparing its opinion, Morgan Stanley also performed certain analyses of Prudential's stock price and the potential effects of the transaction on the combined company. Morgan Stanley's analysis included a review of
(1) Prudential's recent stock price performance as compared with the FTSE 100, CGNU plc and Legal and General plc, and a three-year historical comparison of Prudential's ratio of price to appraisal value and embedded value to that of CGNU and Legal and General; (2) current comparable company trading statistics;
(3) equity research analyst recommendations, price targets and sum-of-the-parts valuation; (4) potential sources of flowback supply and demand; and
(5) precedent transaction flowback statistics.

    In connection with the review of the merger by American General's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for the purpose of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its analyses and the opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of American General or Prudential.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of American General or Prudential. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view to the holders of shares of American General common stock of the exchange ratio pursuant to the merger agreement and were provided to the American General board of directors in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals of value or to reflect the prices at which American General or Prudential might actually trade. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the American General board of directors in making its determination to approve the merger agreement. The exchange ratio pursuant to the merger agreement was determined through arm's-length negotiations between American General and Prudential and was approved by the American General board of directors. Morgan Stanley did not recommend any specific exchange ratio to American General or that any given exchange ratio constituted the only appropriate exchange ratio for the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the American General board of directors with respect to the value of American General or of whether the American General board of directors would have been willing to agree to different consideration.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for American General and Prudential and have received fees for the rendering of these services. In addition, Morgan Stanley and its affiliates may from time to time act as a counter-party to either American General or Prudential and have received compensation for such activities. In the ordinary course of its business, Morgan Stanley and its affiliates may, from time to time, trade in the securities and indebtedness of American General or Prudential for its account or the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness for any such account.

    Pursuant to a letter agreement dated as of March 7, 2001, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and American General agreed to pay Morgan Stanley a fee of 0.115% of the equity value of the transaction, at its closing, if the merger is completed.

    American General also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, American General has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

INTERESTS OF AMERICAN GENERAL OFFICERS AND DIRECTORS IN THE MERGER

GENERAL

    Some American General officers and directors may have interests in the merger that are different from, or in addition to, the interests of other American General shareholders. You should be aware of these interests because they may conflict with yours. The American General board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

BOARD SEATS

    At the completion of the merger, the Prudential board of directors will be expanded to 18 members, six of whom will be current directors or executive officers of American General selected by mutual agreement of American General and Prudential. We anticipate that Michael J. Poulos, Anne M. Tatlock and Larry
D. Horner will join the Prudential board as non-executive directors and that, as provided under the letter agreements with each of Messrs. Devlin, Graf and Martin described below,

Robert M. Devlin, American General's current chairman and chief executive officer, John A. Graf, American General's current senior vice chairman-asset accumulation, and Rodney O. Martin Jr., American General's current senior vice chairman-financial services, will join the Prudential board as executive directors. See "--Amendments to Employment and Change in Control Severance Agreements". Two of the new directors will have terms expiring at each of the next three annual general meetings of Prudential shareholders following the merger, subject to being renominated and reelected. For more information, see "Directors and Officers of Prudential Following the Merger".

RESTRICTED STOCK AND PERFORMANCE AWARDS

    Some of American General's officers hold shares of restricted American General common stock (or restricted share units) and performance awards associated with restricted stock awarded under stock and incentive plans maintained by American General. In accordance with the terms of the American General stock and incentive plans, the terms of the restricted stock (or restricted share unit) awards and associated performance awards and the terms of the merger agreement, the restrictions with respect to all American General restricted stock and restricted share units will lapse, and the performance awards associated with restricted stock will vest at maximum levels (with one phantom share vesting for each restricted share in the associated restricted stock award), immediately prior to the completion of the merger. Each share of previously restricted stock, each restricted share unit and each share represented by performance awards associated with restricted stock awards will be cancelled and converted into the right to receive 3.6622 Prudential ordinary shares or 1.8311 ADSs in accordance with the provisions of the merger agreement and on the same terms as shares of American General common stock, but subject, in the case of the equity awards, to income tax withholding.

STOCK OPTIONS

    American General's officers and directors hold options to purchase American General shares issued under American General's stock and incentive plans. In accordance with the terms of American General's stock and incentive plans, the terms of the options and the terms of the merger agreement, each of these options will vest and become exercisable immediately prior to the completion of the merger and will be converted into an option to purchase the greatest number of whole Prudential ordinary shares or ADSs equal to the number of American General shares that could have been acquired by exercising that option immediately prior to the completion of the merger multiplied by 3.6622 Prudential ordinary shares or 1.8311 ADSs, as elected by the optionholder. The exercise price will be equal to the exercise price per American General share subject to the option before conversion divided by the relevant exchange ratio in the merger, rounded up to the nearest whole cent.

    As options held by non-employee directors are scheduled to vest and become exercisable in accordance with their current terms on or before July 18, 2001, it is anticipated that none will vest in connection with the merger.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENTS, SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND DEFERRED COMPENSATION PLAN

    The retirement benefits of Messrs. Devlin, Graf, Martin, Geissinger and Scott will vest upon completion of the merger in accordance with their supplemental executive retirement agreements, as will the accrued benefits of officers who participate in the supplemental executive retirement plan. In addition, pursuant to the relevant terms of those arrangements both the named executive officers and the officers who participate in the supplemental executive retirement plan will be entitled pursuant to the terms of the plan to up to 36 additional months of age and service credit in the determination of their supplemental retirement benefits in the event of certain qualifying terminations of their employment in connection with or following the merger. Upon completion of the merger, Mr. Martin will vest in the remaining portion of a special six-year service credit pursuant to the existing terms of his supplemental executive retirement agreement.

    American General's non-employee directors and certain executive officers are permitted to defer a portion of their cash compensation in a deferred compensation plan. Deferred accounts may be credited, at the recipient's election, with phantom units of American General common stock, plus an additional phantom stock award equal to 20% of the deferred compensation. This additional phantom stock award generally vests in three years, but any unvested portion of this award will vest upon completion of the merger. Following completion of the merger, deferred compensation accounts that, prior to completion of the merger, were deemed invested in American General shares will be deemed invested in a number of Prudential ordinary shares equal to the applicable number of American General shares multiplied by 3.6622.

EXISTING EMPLOYMENT AND CHANGE IN CONTROL SEVERANCE AGREEMENTS

    American General has existing employment and/or change in control severance agreements providing for the payment of severance benefits to Messrs. Devlin, Graf, Martin, Geissinger and Scott and certain other officers of American General and its subsidiaries in the event of certain qualifying terminations of employment in connection with or following a change in control, such as a termination by American General without cause (as defined in the relevant agreement) and a termination by the officer with good reason (as defined in the relevant agreement). Good reason generally includes certain changes in duties or responsibilities, salary or annual bonus amounts, equity incentive compensation or benefits.

    Under the existing employment and/or severance agreements and relevant stock and incentive plans, the officer is entitled to receive certain benefits, including the following:

    - in the case of a change in control (or an earlier qualifying termination, as defined in their respective agreements), immediate vesting of all outstanding stock options and restricted stock, restricted share units and associated performance awards;

    - in the case of a qualifying termination, a lump sum severance payment equal to approximately three times the sum of his base salary and average annual bonus; and

    - in the case of a qualifying termination, continued medical and dental benefits for three years (or for life in the case of Mr. Devlin) and life insurance benefits for three years.

    The agreements of Messrs. Devlin, Graf, Martin, Geissinger and Scott and certain other officers of American General and its subsidiaries provide for an additional payment to be made to such officer to make the officer whole with respect to any excise tax incurred by such officer under Section 4999 of the Internal Revenue Code (including income and employment taxes imposed with respect to such additional payment).

    The completion of the merger will constitute a change in control for purposes of the employment and severance agreements. The agreements for Messrs. Devlin, Martin, Graf and Geissinger were amended effective as of the time of the execution of the merger agreement. These amendments will generally become effective at the time of completion of the merger and are described in "Amendments to Employment and Change in Control Severance Agreements" immediately below.

AMENDMENTS TO EMPLOYMENT AND CHANGE IN CONTROL SEVERANCE AGREEMENTS

    As of March 11, 2001, Messrs. Devlin, Martin, Graf and Geissinger entered into letter agreements with American General and Prudential which provide for certain amendments and modifications to their existing employment and severance agreements, which modifications generally become effective upon completion of the merger, including the following:

    - Mr. Devlin will continue to serve as the President, Chief Executive Officer and Chairman of American General (and the operations of American General will include Jackson National Life). Mr. Devlin will also serve as a Deputy Chairman of Prudential. Mr. Martin and Mr. Graf will serve, respectively, as President and Chief Executive Officer-Financial Services of American General and President and Chief Executive Officer-Asset Accumulation of American General. Each of these executive officers will serve as an executive member of the board of directors of Prudential.
      Mr. Geissinger will serve as President and Chief Executive Officer--Consumer Lending of American General.

    - Pursuant to his current employment agreement, Mr. Devlin has the right to terminate his employment with American General within one year following the completion of the merger without good reason and still receive severance benefits. Upon such a termination, Mr. Devlin would not be bound by the post-employment non-competition restriction in his employment agreement. Under his letter agreement, Mr. Devlin has agreed to waive those rights; however, if there is a change in control of Prudential or of American General during the three-year period following the completion of the merger, Mr. Devlin will again have those rights.

    - The rights of Messrs. Devlin, Martin, Graf and Geissinger to terminate their employment with American General following a change in control for good reason and receive the severance payments described above have been modified to impose certain limitations on the good reasons for termination by the executive officer. In particular, a relocation of the executive officer to New York will not constitute good reason, although he will have good reason if he is removed from or is not re-elected to serve on the Prudential board of directors. However, one additional good reason has been provided: it will be good reason for termination by the executive officer if his annual bonus for 2001 is less than his annual bonus for 2000 (which was paid to him in 2001) or if the value of his equity-based awards with respect to the ordinary shares of Prudential granted in 2002 is not at least equal to the value of the equity-based awards granted to him in 2001 prior to March 11, 2001. If there is a change in control of Prudential or American General during the three year period following completion of the merger, the limitations on the definition of good reason are removed.

    - Each executive officer has certain confidentiality and non-competition agreements with Prudential. Also, if the executive officer decides to terminate his employment without good reason, he will agree, at American General's reasonable request, to delay his termination up to twelve months after he gives notice in order to assist in an orderly transition of authority; however, after a change in control of Prudential or of American General during the three year period following the completion of the merger, any such delay will not be longer than six months.

    - Mr. Devlin has also agreed that the funding of the remaining premiums under his split dollar life insurance agreement by American General in a "rabbi" trust, which would otherwise be required upon the completion of the merger, will only be required upon a change in control of Prudential or of American General during the three year period following the merger.

    - Each of Messrs. Devlin, Martin, Graf and Geissinger has agreed that, prior to the time of the merger, he will not sell, transfer or dispose of any American General shares, except to satisfy certain tax liabilities. Each has also agreed that, following the completion of the merger, he will generally not sell, transfer or dispose of any "Prudential Covered Shares" (described below). The post-merger transfer restriction is subject to certain exceptions, the principal one of which will permit him to sell up to one-third of the Prudential Covered Shares during each of the first, second and third twelve-month periods following completion of the merger; any shares that are permitted to be, but are not, sold in a twelve-month period may be sold in any subsequent period. All of the foregoing transfer restrictions lapse upon the earlier of (1) termination of the

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      executive officer's employment on or after the merger due to his death or disability or by American General without cause or by the executive officer for good reason and (2) a change in control of Prudential or of American General following the completion of the merger.
     "Prudential Covered Shares" generally means the Prudential ordinary shares received in exchange for American General restricted stock, restricted share units or associated performance awards, which vested immediately prior to the merger or upon the exercise of Prudential options received in exchange for American General options which vested immediately prior to the merger.

    - Within 15 days after the completion of the merger (or if legally prohibited at that time from making such a grant, within 15 days after end of such prohibition), Prudential has agreed to grant Messrs. Devlin, Martin, Graf and Geissinger new options to acquire Prudential ordinary shares. These options are subject to a term of ten years and will be exercisable only on or after the third anniversary of completion of the merger. Generally, these officers must remain employed by American General until the third anniversary in order for the option to become exercisable, but if any executive officer's employment is terminated prior to the third anniversary due to death or disability or by American General without cause or by the executive officer for good reason, the option will become exercisable on the third anniversary and remain exercisable until the tenth anniversary. Upon any other termination of employment prior to the third anniversary, the option will lapse and be cancelled immediately. Upon a change in control of Prudential or of American General within the three year period following the merger, all of the then outstanding options and other equity awards with respect to ordinary shares of Prudential held by Messrs. Devlin, Martin, Graf and Geissinger will become fully vested.

DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION

    The merger agreement provides that the surviving corporation will:

    - indemnify and hold harmless each present and former director and officer of American General (when acting in such capacity) from liability arising out of matters existing or occurring at the time of or before the merger to the fullest extent permitted by law;

    - maintain, for a period of six years following the merger, directors' and officers' liability insurance with terms and conditions no less advantageous than the coverage currently provided by American General to cover claims against present and former directors and officers of American General relating to the period before the merger; and

    - honor all rights to indemnification for acts or omissions occurring before the merger now existing in favor of current or former employees, agents, directors or officers of American General or its subsidiaries, as provided in their respective organizational documents and indemnification agreements or arrangements.

    For a period of three years following the merger, the surviving corporation will also:

    - indemnify and hold harmless the six American General directors and executive officers nominated for election to the Prudential board of directors (when acting in their capacities as Prudential directors) to the fullest extent permitted by law; and

    - maintain insurance which, when taken together with any directors' and officers' liability insurance provided by Prudential, is no less advantageous than the coverage currently provided by American General to cover claims against the six American General directors and executive officers nominated for election to the Prudential board relating to the period following the merger.

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
    American General, however, will not be required to expend in any one year an amount in excess of 200%, in the aggregate, of the annual premiums paid for such insurance immediately prior to the merger for both of the above mentioned insurance policies.

CONTINUING EMPLOYMENT BENEFITS

    Prudential has agreed with American General to (or to cause its applicable subsidiaries to):

    - for a period of one year following the merger, provide employees of American General who are employed by Prudential (or its subsidiaries) with benefits (other than equity-based benefits) under employee benefit plans that are substantially similar in the aggregate to the aggregate benefits (other than equity-based benefits) currently provided to the continuing employees under the American General employee benefit plans;

    - for a period of one year following the merger, maintain and honor the terms of the Restoration of Retirement Income Plan, the Supplemental Thrift Plan and the Severance Plan of American General;

    - for a period of three years following the merger, maintain and honor the terms of the American General Supplemental Executive Retirement Plan;

    - without duplication, recognize the service of any continuing employee with American General completed prior to the merger for purposes of vesting, eligibility to participate in and calculation of any severance or vacation entitlement under Prudential's employee benefit plans in which such continuing employee becomes a participant after the merger (to the extent that such service was recognized by American General under the corresponding employee benefit plan); and

    - if any continuing employee becomes a participant in a Prudential medical, dental or other health plan, (1) waive any pre-existing condition limitations applicable to the continuing employee that were covered under the plan in which the continuing employee was a participant immediately prior to his participation in such Prudential plan and (2) credit any deductibles and out-of-pocket expenses that are applicable to the continuing employee and are incurred during the portion of the calendar year prior to his commencement of participation in such Prudential plan.

BENEFIT TRUST AGREEMENT (SO-CALLED "RABBI TRUST")

    The existing terms of American General's rabbi trust would require substantial funding in connection with the signing of the merger agreement. The trust assets so funded would then be used to secure the payments under certain of American General's deferred compensation and retirement plans and agreements. Pursuant to the merger agreement, American General will amend its rabbi trust so that no funding will be required in connection with the merger agreement or the merger, but funding will be required in connection with any change in control of Prudential or of American General which occurs after the completion of the merger.

OTHER RELATIONSHIPS

    Morris J. Kramer, a non-employee director of American General, is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which has provided, and continues to provide, legal services to American General in connection with the merger. The firm will receive customary fees in connection with these services.

    J. Evans Attwell, a non-employee director of American General, is currently of counsel to the firm of Vinson & Elkins L.L.P., which has provided, and continues to provide, legal services to American

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
General in connection with the merger. The firm will receive customary fees in connection with these services.

                                     * * *

    As a result of the agreements and arrangements discussed in this section, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests. American General shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

RESTRICTION ON SALES OF PRUDENTIAL ORDINARY SHARES AND PRUDENTIAL ADSS BY
  AMERICAN GENERAL AFFILIATES

    All Prudential ordinary shares and ADSs received by American General shareholders in the merger will be freely transferable, except that ordinary shares and/or ADSs received by persons who are deemed to be "affiliates" (as that term is defined under the Securities Act of 1933) of American General prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of American General generally include individuals or entities that control, are controlled by, or are under common control with American General, and may include certain officers and directors of American General as well as principal shareholders of American General. The merger agreement requires American General to use commercially reasonable best efforts to cause each of its affiliates to execute a written agreement providing that the affiliate will not offer or sell or otherwise dispose of any ordinary shares or ADSs issued to the affiliate in or pursuant to the merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

    This document does not cover resales of ordinary shares or ADSs received by any person who may be deemed to be an affiliate of American General.

STOCK EXCHANGE LISTINGS

    Upon completion of the merger, American General shares will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934. American General shares will also be delisted from the Pacific Stock Exchange, the London Stock Exchange and the SWX Swiss Exchange. American General will have publicly traded debt securities outstanding after the merger. If permitted by applicable law and the terms of these debt securities, American General may cease filing periodic reports with the SEC under the Exchange Act after the merger. Prudential's ordinary shares trade on the London Stock Exchange and will continue to do so following the merger. In addition, Prudential's ADSs trade on the New York Stock Exchange and will continue to do so following the merger.

REGULATORY FILINGS AND APPROVALS

    The merger is subject to a number of regulatory approvals that are described below. Although Prudential and American General believe that they will be able to obtain these regulatory approvals, Prudential and American General cannot be certain whether: (1) these approvals will be obtained within the period of time contemplated by the merger agreement, (2) conditions will be imposed by regulatory authorities that could constitute a "burdensome condition" as described below such that Prudential or American General could decide not to complete the merger, (3) other conditions will be imposed, or (4) the approvals will be obtained at all.

    The merger agreement provides that the parties to the merger agreement will use commercially reasonable best efforts to take all actions and do all things required under applicable laws and

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
regulations to complete the merger, including using their commercially reasonable best efforts to avoid the entry of, or to have vacated, any order or judgment that would prevent completion of the merger. However, neither American General nor Prudential will be required to agree to the imposition by any regulatory agency of any divestitures or other conditions relating to the operations of any business or assets that would be reasonably likely, individually or in the aggregate, to materially and adversely impact the economic, strategic or business benefits to Prudential or American General, respectively, of the merger, taken as a whole (which we refer to in this document as a "burdensome condition").

UNITED STATES

ANTITRUST

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder by the US Federal Trade Commission, the merger may not be completed until Prudential and American General have made filings with the Antitrust Division of the US Department of Justice and the US Federal Trade Commission and specified waiting periods have expired. We submitted the required information to the Antitrust Division and the Federal
Trade Commission on   -  , 2001 and the waiting period will end at 11:59 p.m. on
  - , 2001, unless earlier termination is granted as we have requested. However, if the Antitrust Division or the FTC makes a request for additional information, the waiting period will be extended, potentially for a substantial period of time.

    At any time before or after the merger, the Department of Justice, the Federal Trade Commission or any state could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of American General or Prudential or their subsidiaries. Private parties may also seek to take legal action under the antitrust laws under some circumstances. We cannot assure you that a challenge to the merger on antitrust grounds will not be made, or if such a challenge is made, of the result.

STATE INSURANCE DEPARTMENTS

    The insurance laws and regulations of most US jurisdictions generally require that, prior to the acquisition of control of an insurance company domiciled in such jurisdiction through the acquisition of or merger with the holding company parent of the insurance company, the acquiror must obtain approval of the state insurance department. The completion of the merger is subject to the approval of acquisition of control filings in 12 states (Arizona, Florida, Illinois, Indiana, Minnesota, Missouri, Nebraska, New York,
Pennsylvania, Tennessee, Texas and Wisconsin). As of   -  , 2001, Prudential has
filed applications for such approvals, but we cannot assure you as to when or whether the required approvals will be obtained.

    In addition to the acquisition of control filings, completion of the merger is also subject to pre-acquisition notification filings in a number of states including Alaska, Colorado, Georgia, Idaho, Kentucky, Maryland, New Jersey, North Dakota and Washington and in the District of Columbia. The purpose of these filings is for the state regulatory authorities to assess the competitive impact of a proposed acquisition. These filings are generally reviewed or non-disapproved within 30 days, or in some states, 60 days, after filing with the applicable insurance department. The applicable insurance department may request additional information on the competitive impact of a proposed acquisition.

NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

    The change of control of any American General subsidiary that is a member of the National Association of Securities Dealers, Inc. will be subject to review and approval by the NASD.

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
OFFICE OF THRIFT SUPERVISION APPROVALS

    The merger requires the approval of the US Office of Thrift Supervision (the "OTS"). In addition, American General and Prudential currently intend to cause their subsidiary savings associations (or "thrifts")--American General Bank, FSB and Jackson Federal Bank, FSB--to merge following the completion of the merger. The planned merger of American General Bank and Jackson Federal Bank is designed to preserve Prudential's status as a "unitary thrift holding company." See "Supervision and Regulation of Prudential--US Supervision and Regulation--Federal Financial Services Regulation Initiatives". The merger of Jackson Federal Bank and American General Bank will require the approval of the OTS.

    Prudential filed applications for the required OTS approvals on - , 2001. In evaluating the applications, the OTS will take into consideration, among other things, the financial and managerial resources and future prospects of the combined group and institutions involved, the convenience and needs of the communities to be served and the effect of the combination on competition. Under the Community Reinvestment Act of 1977, the OTS must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods served by such institutions.

    The merger of American General Bank and Jackson Federal Bank may not be completed for a period of between 15 and 30 days following the OTS's approval of such merger (the precise length of such period to be determined by the OTS with the concurrence of the Attorney General of the United States), during which time the Department of Justice may challenge the merger of American General Bank and Jackson Federal Bank on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of any approvals granted by the OTS unless a court specifically orders otherwise.

    The regulations of the OTS provide for the publication of notice and the opportunity for public comments relating to the applications for OTS approval. We cannot assure you that adverse public comments will not delay OTS approval of the applications.

DOMESTIC CONSUMER FINANCE APPROVALS

    Notices and applications for approval with certain state, local and commonwealth consumer finance authorities are also required in connection with Prudential's indirect acquisition of control of American General's mortgage banking, sales finance, licensed lender, mortgage lender, small lender and other consumer finance companies. These applications and notices were filed on or
before   -  , 2001.

ENGLAND

    The depositary for the ADSs will require the approval of the Financial Services Authority (in respect of the banking and insurance companies) and the Investment Management Regulatory Organisation (in respect of the fund management companies). In addition, the companies in the Prudential group which are regulated by the Investment Management Regulatory Organisation will require its approval for the holding of Prudential ordinary shares by the depositary.

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
OTHER REGULATORY FILINGS

    Prudential and American General each conduct business in a number of foreign countries and jurisdictions. In connection with the merger, the laws of some of those foreign countries and jurisdictions require the filing of information with, or the obtaining of the approval of, governmental authorities in such countries and jurisdictions.

OTHER EFFECTS OF THE MERGER

    The content and timing of reports and notices that Prudential files, and that Prudential will file, with the SEC will differ from the content and the timing of reports and notices that American General currently files. Reporting obligations under the Exchange Act are different for American General, which is a US company, and Prudential, which is a foreign private issuer for the purposes of the reporting rules under the Exchange Act. As a US company, American General must file with the SEC, among other reports and notices,

    - an Annual Report on Form 10-K within 90 days after the end of each fiscal year;

    - Quarterly Reports on Form 10-Q within 45 days after the end of each of the first three quarters of each fiscal year; and

    - Reports on Form 8-K upon the occurrence of certain significant corporate events.

    As a foreign private issuer, Prudential, pursuant to the requirements of the Exchange Act, is required to file with the SEC an Annual Report on Form 20-F within six months after the end of each fiscal year, and is required to file Reports on Form 6-K upon the occurrence of specified significant corporate events. Prudential is not required under the Exchange Act to file Quarterly Reports on Form 10-Q after the end of each fiscal quarter.

    In addition, the content and timing of reports and notices that holders of Prudential ordinary shares and Prudential ADSs will receive following the merger will differ in certain respects from the reports and notices that currently are received by American General shareholders. As a US company, American General must mail the following to its shareholders in advance of each annual meeting of shareholders:

    - an annual report containing audited financial statements; and

    - a proxy statement that complies with the requirements of the Exchange Act.

    As a foreign private issuer, Prudential is exempt from rules under the Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its shareholders and rules requiring directors, officers and some large shareholders to file public reports detailing their beneficial ownership of equity securities and requiring such persons in some circumstances to forfeit to the relevant company "short swing" profits (as determined under the Exchange Act and the rules thereunder) on purchases and sales of such securities. However, American General and Prudential intend that after the merger Prudential will furnish reports to its shareholders similar to the reports currently furnished by Prudential to its shareholders, although Prudential could change or discontinue this practice at any time in the future. Prudential currently furnishes to its shareholders an annual review and interim reports, both of which contain summary financial information about Prudential. In addition, shareholders of Prudential, including holders of Prudential ADSs, may request copies of Prudential's Annual Report and Accounts, which contain audited financial statements prepared in conformity with UK GAAP and a discussion of Prudential's financial results that is comparable to the Management's Discussion and Analysis that is contained in American General's Annual Report on Form 10-K. Shareholders also may request a copy of Prudential's Form 20-F. Prudential also furnishes to its shareholders notices of meetings of shareholders and related documents in accordance with the rules of the London Stock Exchange.

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
    Prudential will furnish to Morgan Guaranty Trust Company of New York, the depositary, all notices of shareholders' meetings and other reports and communications that are made generally available to Prudential's shareholders. The depositary has agreed to make such documents available for inspection at its office and to arrange for the mailing of copies of such documents as are mailed to Prudential's shareholders to holders of Prudential ADSs as provided in the deposit agreement among Prudential, Morgan Guaranty Trust Company of New York and holders of ADSs.

ACCOUNTING TREATMENT

    The merger is intended to be accounted for using merger accounting rules under UK GAAP, which are similar to pooling of interests accounting rules under US GAAP. Merger accounting presents the combined group as a summation of the two entities' financial statements, as though it had existed historically as a combined group. Merger accounting and pooling of interests accounting are similar in that they both require an exchange of shares with no cash consideration. They differ considerably in detail, however, in particular with respect to the eligibility requirements relating to changes in equity interest, which are much more restrictive under US GAAP. For purposes of preparing the combined group's consolidated financial statements under UK GAAP, American General's financial statements will be converted from US GAAP to UK GAAP.

    Under US GAAP, the merger will be accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price of American General, including direct costs of the acquisition, will be allocated to the assets acquired, intangible assets identified and liabilities assumed based upon their estimated fair values at the effective date of the merger, with the excess purchase consideration allocated to goodwill.

    The unaudited pro forma condensed combined financial information appearing elsewhere in this document has been prepared using US GAAP principles and is based upon certain assumptions, as described in the pro forma financial information and is included for informational purposes only. If the merger is completed, Prudential's consolidated US GAAP financial information for the year ended December 31, 2001 will reflect the effects of transaction adjustments only from the effective date of the merger. The actual fair value of assets acquired, intangibles identified, liabilities assumed and the acquisition adjustments may differ significantly from the amounts reflected in the unaudited pro forma condensed combined financial information. Therefore, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial information appearing elsewhere in this document are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed combined financial information to comply with the disclosure requirements of the SEC. Although the final allocation will differ, the unaudited pro forma condensed combined financial information reflects Prudential's best estimate based upon currently available information.

DISSENTERS' RIGHTS

    American General is a Texas corporation. The Texas Business Corporation Act specifies whether a shareholder of a Texas corporation is entitled to dissent from a merger involving American General. If dissenters' rights were applicable to the merger, holders of American General shares would be entitled, as a result of the merger, to an appraisal of the "fair value" of their American General shares by a Texas court.

    Article 5.11 of the Texas Business Corporation Act provides generally that, in a merger, dissenters' rights are available to a holder of shares in one of the constituent corporations who has not voted in favor of the merger. Under Texas law dissenters' rights are not available, however, if the holders of shares of common stock which are listed on a national securities exchange, such as the American General shares, are not required by the terms of a merger to accept any consideration that is different than the consideration (except cash in lieu of fractional shares) to be provided to other holders of that

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common stock and are not required to accept consideration (except cash in lieu of fractional shares) other than shares of a domestic or "foreign corporation" that immediately after the completion of the merger will be part of a class of shares held of record by not less than 2,000 holders. Holders of American General shares (other than Prudential, American General and their subsidiaries) are not required to accept in the merger any consideration other than Prudential ordinary shares (except cash in lieu of fractional shares). There are currently, and there are expected to be immediately after the completion of the merger, substantially more than 2,000 holders of record of Prudential ordinary shares.

    Texas counsel has advised American General that although a "foreign corporation" under the Texas Business Corporation Act may be organized under the laws of a country other than the United States, it is not aware of any case law precedent indicating conclusively whether a public limited company incorporated under the laws of England and Wales, such as Prudential, constitutes a "foreign corporation" for purposes of Article 5.11 of the Texas Business Corporation Act. If any shareholder asserts dissenters' rights, American General and Prudential currently intend to assert that Prudential is a "corporation" within the meaning of this provision of Texas law. Accordingly, American General and Prudential currently intend to challenge the availability of dissenters' rights if any holder of American General shares asserts dissenters' rights (as well as to challenge dissenters' rights for other appropriate reasons, including any defects in compliance by a shareholder with the procedures set forth in the Texas Business Corporation Act). American General shareholders will not know the result of any such challenge prior to the time shareholders must give notice as described below of their intention to dissent. If a holder of American General shares exercises dissenters' rights and it is determined that no dissenters' rights are applicable, that holder will be entitled to the consideration it would have received if it had not attempted to exercise dissenters' rights, without interest.

    NOTWITHSTANDING THE FOREGOING, HOLDERS OF AMERICAN GENERAL SHARES WHO WISH TO ASSERT DISSENTERS' RIGHTS MUST COMPLY WITH THE PROCEDURES DISCUSSED BELOW.

    Any shareholder of record of American General shares may exercise dissenters' rights in connection with the merger, if applicable, by properly complying with the requirements of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act. THE REQUIRED PROCEDURE SET FORTH IN ARTICLES 5.11,
5.12 AND 5.13 OF THE TEXAS BUSINESS CORPORATION ACT MUST BE FOLLOWED EXACTLY OR YOU MAY LOSE ANY APPLICABLE RIGHT TO DISSENT FROM THE MERGER. The information that follows is a general summary of dissenters' rights and as a summary is qualified by and not a substitute for the provisions of Articles 5.11, 5.12 and
5.13 of the Texas Business Corporation Act. The full text of these Articles is set forth in Annex C. You should read Annex C in its entirety for more complete information concerning your right to dissent from the merger, if applicable. American General and Prudential reserve all their rights with respect to dissenters' rights, including the right not to challenge the availability of dissenters' rights.

    If dissenters' rights are applicable to the merger, each holder of record of American General shares outstanding as of the record date for the American General special meeting who follows the procedure set forth in Articles 5.11,
5.12 and 5.13 of the Texas Business Corporation Act will be entitled to demand payment of the fair value of his or her American General shares. Under Texas law, the fair value of shares for purposes of the exercise of dissenters' rights is defined as the value of the shares as of the day immediately preceding the day of the vote on the merger agreement, excluding any appreciation or depreciation in value of the shares in anticipation of the proposed merger. All references in this summary and in Annex C to a "shareholder" or a holder of American General common stock are references to a record holder of shares. A person having a beneficial interest in American General shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the procedure summarized below and in a timely manner to perfect dissenters' rights.

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
    In order to be entitled to exercise your dissenters' rights, if applicable, you must file a written objection to the merger with American General prior to the date of the American General special meeting. The written objection must state that you will exercise your right to dissent if the merger is completed and give your address where notice of the completion of the merger should be delivered or mailed. American General shareholders who desire to exercise their dissenters' rights should send their written objection to American General Corporation, 2929 Allen Parkway, Houston, Texas 77019, Attention: General Counsel. Neither a proxy nor a vote against the merger are sufficient to constitute a written objection as required under the Texas Business Corporation Act.

    An American General shareholder who intends to exercise dissenters' rights, if applicable, must not vote in favor of approval of the merger agreement. Because a proxy left blank will, unless revoked, be voted "FOR" approval of the merger agreement, a holder of American General shares who intends to exercise dissenters' rights must not leave the proxy blank if voting by proxy, but must vote "AGAINST" or "ABSTAIN" from voting for or against approval of the merger agreement.

    If the merger agreement is approved by American General's shareholders and subsequently becomes effective, within 10 days of the completion of the merger, American General must deliver or mail a notice of the completion of the merger to each dissenting shareholder that did not vote in favor of the merger agreement. Any dissenting shareholder that did not vote in favor of the merger agreement may then make a written demand on American General for the payment of the fair value of his or her American General shares within 10 days from the delivery or mailing of the notice by American General. This demand must state the number of American General shares owned by the dissenting shareholder and the dissenting shareholder's estimate of the fair value of the shareholder's American General shares. Any shareholder that fails to make a demand for payment within the 10-day period will lose the right to dissent, if applicable, and will be bound by the terms of the merger agreement. In order to preserve dissenters' rights, if applicable, within 20 days of making a demand for payment, a dissenting shareholder must also submit corresponding American General share certificates for the appropriate notation of the demand for payment. American General may at its option terminate the dissenting shareholder's rights, if applicable, under Article 5.12 of the Texas Business Corporation Act for failure to submit the share certificates within the 20-day period unless a court of competent jurisdiction directs otherwise based on good and sufficient cause.

    Within 20 days of receipt of a proper demand for payment by a dissenting American General shareholder, American General must deliver or mail to the dissenting shareholder written notice that either (1) American General accepts the amount the dissenting shareholder claimed and agrees to pay that amount within 90 days after the completion of the merger upon receipt of the dissenting shareholder's duly endorsed American General share certificates or (2) contains
(A) an estimate by American General of the fair value of the dissenting shareholder's American General share and (B) an offer to pay the amount of this estimate within 90 days after the completion of the merger, provided that American General receives notice from the shareholder within 60 days after the completion of the merger that the dissenting shareholder agrees to accept American General's estimate and American General receives the dissenting shareholder's duly endorsed American General share certificates. If the dissenting shareholder and American General agree upon the value of the dissenting shareholder's American General shares within 60 days after the completion of the merger, American General will pay the amount of the agreed value to the dissenting shareholder upon receipt of the dissenting shareholder's duly endorsed share certificates within 90 days of the completion of the merger. Upon payment of the agreed value, the dissenting shareholder will no longer have any interest in American General's stock.

    If the dissenting shareholder and American General do not agree upon the value of the dissenting shareholder's American General shares within 60 days after the completion of the merger, then either the dissenting shareholder or American General may, within 60 days after the expiration of that 60-day period, file a petition in a court of competent jurisdiction in Harris County, Texas, seeking a determination of the fair value of the dissenting shareholder's American General shares. American

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General will file with the court a list of all American General shareholders who have demanded payment for their shares with whom an agreement as to value has not been reached within 10 days following receipt of the petition filed by a dissenting shareholder or upon the filing of such a claim by American General. The clerk of the court will give notice of the hearing of all claims of dissenting shareholders on the list provided by American General. All dissenting shareholders notified in this manner and American General will be bound by the final judgment of the court as to the value of the American General shares. Inasmuch as American General has no obligation to file such petition, the failure of a shareholder to do so within the period specified will nullify the previous written demands for appraisal.

    In considering the petition filed with it, the court will determine which of the dissenting shareholders have complied with the provisions of the Texas Business Corporation Act and are entitled to the payment of the fair value of their American General shares and, if applicable, will appoint one or more qualified appraisers to determine the fair value of the shares "upon such investigation as to them may seem proper". The appraisers will also allow the dissenting shareholders and American General to submit to them evidence as to the fair value of the American General shares.

    Upon receipt of the appraisers' report, the court will determine the fair value of the American General shares of the dissenting shareholders and will direct American General to pay entitled dissenting shareholders the amount of the fair value of their shares, with interest from the date 91 days after the completion of the merger to the date of the judgment, upon receipt of the dissenting shareholders' share certificates. The court determination of the fair value of your American General shares for this purpose may be less than, more than or equal to the value of the Prudential ordinary shares or ADSs that would otherwise be issued to the dissenting shareholders in the merger. Upon payment of the judgment, the dissenting shareholders will no longer have any interest in American General's stock. All court costs and the reasonable fee of the appraisers may be allotted between American General and the shareholders exercising any dissenters' rights in the manner the court determines to be fair and equitable.

    Any dissenting shareholder may withdraw his or her demand at any time before receiving payment for his or her American General shares or before a petition has been filed seeking determination of the fair value of the American General shares. No dissenting shareholder may withdraw his or her demand after payment has been made or, unless American General consents to the withdrawal, where a petition has been filed.

    IF YOU ARE CONSIDERING DISSENTING FROM THE MERGER, YOU ARE URGED TO CONSULT YOUR OWN LEGAL COUNSEL.

LITIGATION RELATING TO THE PROPOSED MERGER

    On or about March 22, 2001, a purported class action petition was filed in the District Court for Harris County, Texas by a purported American General shareholder, on behalf of itself and all similarly situated American General shareholders, seeking, among other things, (1) injunctive relief to enjoin Prudential's offer to acquire American General shares owned by the plaintiff and the other members of the putative class or, in the event that the merger is completed prior to a final judgment on this petition, rescission of the merger and (2) monetary damages in an unspecified amount. The complaint, which names as defendants American General and certain directors of American General, alleges, among other things, that the individual defendants breached their fiduciary duties in connection with the proposed merger and that the merger consideration is not fair to American General's public shareholders. The defendants believe that the claims are without merit and intend to defend themselves vigorously.

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                              THE MERGER AGREEMENT

    WE BELIEVE THIS SUMMARY DESCRIBES ALL MATERIAL TERMS OF THE MERGER AGREEMENT. HOWEVER, BECAUSE THE MERGER AGREEMENT IS THE PRIMARY LEGAL DOCUMENT THAT GOVERNS THE MERGER, WE RECOMMEND THAT YOU READ CAREFULLY THE COMPLETE TEXT OF THE MERGER AGREEMENT FOR ITS PRECISE LEGAL TERMS AND OTHER INFORMATION THAT MAY BE IMPORTANT TO YOU. THE MERGER AGREEMENT IS INCLUDED AS ANNEX A TO THIS DOCUMENT AND IS INCORPORATED BY REFERENCE IN THIS DOCUMENT.

FORM OF THE MERGER

    If all the conditions to the merger are satisfied or waived in accordance with the merger agreement, Ascend Merger Corp., a wholly-owned indirect subsidiary of Prudential, will merge with American General. The company resulting from this merger will be a wholly-owned indirect subsidiary of Prudential. The merger will have the effects specified in the Texas Business Corporation Act.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    On the date the merger is completed, each issued and outstanding American General share you own will be converted into the right to receive, at your election, 3.6622 Prudential ordinary shares or 1.8311 Prudential ADSs, each of which evidences two Prudential ordinary shares. For a description of the possibility that holders of American General shares might be entitled to assert dissenters' appraisal rights instead of receiving the merger consideration, see "The Merger--Dissenters' Rights".

    Some American General shares owned by Prudential, American General and their respective subsidiaries will remain outstanding as shares of the surviving corporation following the completion of the merger unless Prudential determines that these shares should also be canceled in the merger. Otherwise, all American General shares will be canceled and retired and each holder of a certificate representing American General shares will no longer have any rights with respect to the shares, except the right to receive the merger consideration described above or, if applicable, dissenters' appraisal rights. Each American General share held in American General's treasury will be canceled and retired without any payment.

    Prudential will not issue fractional ordinary shares or ADSs in the merger. Instead, the exchange agent will aggregate and sell from time to time on the London Stock Exchange the fractional ordinary shares (including ordinary shares underlying fractional ADSs) that would otherwise be issued. For each fractional ordinary share or ADS that otherwise would have been issued to you, you will receive a proportionate interest in the net proceeds (after commissions, transfer taxes and other out-of-pocket transaction costs, including customary expenses of the exchange agent) of these sales. Because fractional shares will be aggregated and sold from time to time after completion of the merger as American General shares are surrendered for exchange, the market value of a Prudential ordinary share upon which this cash amount is based will vary and, depending on when you surrender your American General shares for exchange, you may receive more or less with respect to a fractional ordinary share or ADS than an American General shareholder who surrenders shares at a different time and you will have no recourse against Prudential, American General, the Exchange Agent, the depositary or any other person as a result of any differences.

    No interest will be paid in respect of cash paid in lieu of a fractional Prudential ordinary share or ADS or any dividends or distributions declared or paid on the Prudential ordinary shares or ADSs issued in the merger.

EFFECTIVE TIME OF THE MERGER

    We anticipate completing the merger on the fifth business day following the day all conditions in the merger agreement have been satisfied or waived. However, if the closing date would otherwise take

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place within 10 business days prior to a previously scheduled record date for a
Prudential dividend or distribution, Prudential may delay the closing date to the first business day following that record date.

    The parties will file articles of merger with the Secretary of State of the State of Texas as soon as practicable on the closing date. The merger will become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Texas in accordance with the provisions of the Texas Business Corporation Act, unless we agree to specify a later time in the articles of merger. Although the American General meeting is scheduled for
  - , 2001, we expect that it may take more time to obtain the regulatory approvals required to complete the merger. We hope to complete the merger by the end of the third quarter of 2001.

SHARE ELECTION AND EXCHANGE PROCEDURES

    Holborn, a wholly-owned indirect subsidiary of Prudential, has appointed Morgan Guaranty Trust Company of New York as exchange agent for the purpose of exchanging certificates formerly representing American General shares for Prudential ordinary shares or ADSs. The exchange agent will mail to each holder of record of American General shares a letter of transmittal for use in effecting delivery of American General shares to the exchange agent. We expect that the exchange agent will mail these letters of transmittal promptly following completion of the merger, although we may determine to mail letters of transmittal slightly in advance of such time. The letter of transmittal will require each holder of American General share certificates to make an election to receive either Prudential ordinary shares or ADSs. If you do not make an election, the exchange agent will return your letter of transmittal to you for completion. If you elect to receive Prudential ordinary shares, the letter of transmittal will also permit you to elect to take them in "book-entry" rather than certificated form.

    Holborn will procure the allotment by Prudential of Prudential ordinary shares to be paid in the merger, which ordinary shares will be issued from time to time when the exchange agent receives duly completed and validly executed letters of transmittal together with certificates representing American General shares. Upon surrender of certificates representing American General shares as to which the holder has elected to receive Prudential ADSs in lieu of Prudential ordinary shares, Holborn will procure that Prudential issue an appropriate number of ordinary shares to the depositary (or as it may direct) and the exchange agent will requisition an appropriate number of ADSs from the depositary. In order to assure that all holders of American General shares entitled to receive the Prudential ordinary shares or ADSs also receive the dividends and other distributions with a record date at or after the completion of the merger, immediately prior to the record date for the first such dividend or other distribution occurring after the completion of the merger, Holborn will procure that Prudential issues to the exchange agent any Prudential ordinary shares (including those underlying ADSs) constituting merger consideration not issued prior to such record date. The exchange agent will hold these ordinary shares as nominee for the benefit of holders of American General shares pending exchange.

    Upon surrender of an American General share certificate for cancellation to the exchange agent together with a duly executed letter of transmittal, an American General shareholder will be entitled to receive in exchange:

    - the number of Prudential ordinary shares or ADSs that the American General shareholder has the right to receive pursuant to the merger agreement,

    - the amount of any cash in lieu of fractional ordinary shares or ADSs, and

    - any dividends or other distributions on the Prudential ordinary shares or ADSs, as applicable, that have a record date after the merger.

Taxes will be withheld as required.

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    YOU SHOULD NOT SEND YOUR AMERICAN GENERAL SHARE CERTIFICATES TO THE EXCHANGE
AGENT UNTIL YOU HAVE RECEIVED TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT. DO NOT RETURN AMERICAN GENERAL SHARE CERTIFICATES WITH THE ENCLOSED PROXY.

    After the merger, American General's stock transfer books will be closed, and other than with respect to any American General shares retained by Prudential, American General or their respective subsidiaries, there will be no transfers on the transfer books of American General of the American General shares outstanding before the merger.

    If any certificates representing American General shares have not been surrendered for exchange immediately prior to the date on which payment in respect of such certificates would otherwise escheat to or become property of any governmental authority, the entitlement of the holder of the certificate to receive Prudential ordinary shares or ADSs, any cash payment in lieu of fractional ordinary shares or ADSs and any dividends or other distributions will be extinguished and, upon demand by Holborn, the exchange agent will sell, on behalf of Prudential, any remaining ordinary shares held by it as nominee and distribute the proceeds to Holborn.

    If any of your American General share certificates has been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and post a bond in an amount sufficient to protect Prudential against claims related to your lost, stolen or destroyed American General share certificates.

AMERICAN GENERAL STOCK OPTIONS AND RESTRICTED STOCK

    When the merger is completed, each outstanding option to buy an American General share granted under American General's employee stock and incentive plans will be converted into an option to buy, generally on the same terms and conditions as were applicable to the American General option, the greatest number of whole Prudential ordinary shares at an exercise price (in pounds sterling) that is adjusted to take into account the exchange ratio (but at an exercise price not less than the nominal value of such ordinary share). Prudential ordinary shares subject to these options may, at the election of the holder of the option, be in the form of Prudential ADSs, in which case the exercise price will be denominated in US dollars.

    Each restricted American General share, each restricted share unit and each American General share represented by performance award portions of performance-based restricted stock awards will, by virtue of the merger, be canceled and converted into the right to receive the merger consideration of Prudential ordinary shares or ADSs on generally the same terms as American General shares, except that, in the case of restricted stock, the surviving corporation will be entitled to deduct and withhold applicable taxes. Each incentive award unit held by a non-employee director of American General shall, by virtue of the merger, be deemed to be invested in Prudential ordinary shares until the termination of the director's service on the board of directors of the surviving corporation and thereafter will be deemed to be invested or distributed to such director in accordance with the terms of the applicable plan or grant document or payment election made by such director.

ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

    The articles of incorporation of American General and the bylaws of Ascend Merger Corp. that are in effect immediately before the merger is completed will become the articles of incorporation and the bylaws of the surviving corporation.

MANAGEMENT OF THE SURVIVING CORPORATION

    The directors of Ascend Merger Corp. immediately before the merger is completed will become the directors of the surviving corporation, replacing the directors serving on the American General

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board at the time the merger is completed. However, the officers of American
General will remain officers of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, we have each made representations and warranties about our companies with respect to, among other things:

    - corporate matters, including due organization, power and good standing,

    - capital structure and securities,

    - authorization, execution, delivery and enforceability of the merger agreement, and receipt of fairness opinions with respect to the merger,

    - governmental filings,

    - absence of conflicts with, or violations of, organizational documents or other obligations as a result of the contemplated transactions,

    - accuracy of information contained in documents filed with governmental entities, including the SEC or the UK Listing Authority, as applicable, including financial statements,

    - absence of material adverse changes.

    - litigation matters,

    - employee benefits,

    - compliance with applicable laws and regulations,

    - taxes,

    - intellectual property,

    - brokers' and finders' fees with respect to the merger,

    - our insurance businesses,

    - material contracts,

    - environmental matter, and

    - risk management and derivatives.

    In addition, American General has made representations and warranties to Prudential with respect to the inapplicability of anti-takeover statutes to the contemplated transactions, and Prudential has made representations and warranties to American General with respect to Ascend Merger Corp.'s operations and the accounting treatment of the merger under UK GAAP.

    Almost all of these representations and warranties are qualified by a materiality threshold specified in the merger agreement.

COVENANTS RELATING TO INTERIM CONDUCT OF BUSINESS

    We have each agreed to conduct our business in the ordinary course, consistent with past practice, during the period from the signing of the merger agreement to the completion of the merger. We have each also agreed to use commercially reasonable best efforts to preserve our present business organizations and preserve existing relationships and goodwill with our material customers, suppliers and others with whom we do business.

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    American General and Prudential have also agreed that they will not, and will not permit any of their subsidiaries to, take specified actions listed in the merger agreement, including the following actions, without the other party's consent, except to the extent required by law or as permitted by the merger agreement:

    - amend its organizational documents,

    - split, combine or reclassify any outstanding shares,

    - declare, set aside or pay any dividend other than regular cash dividends and dividends by its subsidiaries,

    - repurchase or redeem any shares of its stock or any securities convertible into shares of its stock,

    - issue, sell, pledge or encumber any shares of its stock or any securities convertible into shares of its stock, or rights of any kind to acquire any shares of its stock or its voting debt other than specified employee stock options and other specified issuances,

    - sell, lease, mortgage or encumber any material property or assets,

    - make any investments or acquisitions above specified amounts, or that would meaningfully impair its ability to complete the merger or be reasonably likely to cause an adverse change in any rating held by it,

    - except to the extent provided in appropriately identified reserves, settle or compromise any material claims or litigation or pay or discharge any material liabilities or obligations,

    - materially modify or terminate any of its material contracts, or waive or release any material rights or claims,

    - make any material tax election or enter into any material settlement or compromise of any tax liability, except to the extent provided for in reserves,

    - file any amended tax returns materially increasing its tax liability, except to the extent provided for in reserves,

    - materially limit its ability to sell any products or services or engage in any line of business or compete with any person,

    - materially change or fail to comply with its investment, risk management and other policies,

    - with the prior approval or knowledge of specified officers, take, or fail to take, any action that would cause any of its representations or warranties in the merger agreement to become untrue,

    - take any action for its dissolution or reorganization, or

    - authorize, announce an intention to implement, or enter into an agreement to do any of the foregoing.

    In addition, American General has agreed not to, and will not permit any of its subsidiaries to, without Prudential's prior consent, except to the extent required by law or as permitted by the merger agreement:

    - make or commit to make capital expenditures in excess of specified amounts,

    - make acquisitions of receivables in excess of specified amounts,

    - establish, change or terminate any employee benefit plan,

    - increase the compensation or benefits payable to any employee, director or consultant, or waive any debts due from any officer or director,

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    - take any action that would reasonably be expected to materially increase any funding liability with respect to any employee benefit plan,

    - take any action under the terms of any stock option plan or any contractual obligation in any manner that would result in a modification of the benefits to any employee, director or consultant, or

    - incur any indebtedness or issue hybrid securities in excess of specified aggregate amounts, or materially modify the terms of any indebtedness.

    Prudential has also agreed not to make any investment that is financed through the sale or issuance of shares of any class of Prudential or its subsidiaries, or that includes a meaningful amount of North American operations, without obtaining the prior approval of American General.

SHAREHOLDER MEETINGS AND BOARD RECOMMENDATIONS

    We have each agreed to hold a meeting of our shareholders to vote on the merger agreement as soon as reasonably practicable.

    The merger resolution (which we refer to in this document as the "Prudential merger proposal") presented at the Prudential meeting will request shareholders to:

    - approve the merger,

    - authorize an increase in share capital,

    - authorize the directors to allot shares,

    - increase the maximum number of directors, and

    - approve the continued operation of the American General 1999 Stock Incentive Plan for a limited period.

    Prudential has agreed to propose at a meeting of its shareholders, in addition to the Prudential merger proposal, additional shareholder resolutions, passage of which is not a condition of the merger, to:

    - appoint six directors and officers of American General nominated for election to the Prudential board,

    - amend Prudential's articles of association to, among other things, provide for the payment of dividends in both UK pounds and US dollars and, to the extent practicable, enhance the rights of the holders of Prudential ADSs with the intention of making such rights substantially the same as the rights of holders of Prudential ordinary shares, as more fully described under "Description of Prudential's American Depositary Shares" (this resolution requires 75% of the votes cast for approval), and

    - approve the adoption of a new Prudential share incentive scheme.

    Except as described above, each of these resolutions requires a simple majority of votes cast for approval.

    We have also agreed that the boards of directors of both companies will recommend to their respective shareholders the approval of the merger agreement and use commercially reasonable efforts to solicit such approval. However, the board of directors of American General or Prudential, as the case may be, will be permitted to not recommend to its respective shareholders the merger agreement or to withdraw or modify its recommendation of the merger agreement or the merger, as applicable, and, in either case, not solicit votes in favor of the approval of the merger agreement, if the board of directors determines in good faith, after consultation with outside counsel, that to do otherwise would

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be inconsistent with its fiduciary duties. If the board of directors of one party exercises this right, the other party may terminate the merger agreement or may, within six business days, require the board of directors of the withdrawing party to adopt a resolution directing that the merger agreement be submitted without recommendation to the shareholders of the withdrawing party at the relevant shareholder meeting and, in connection with such submission, communicate the basis for its determination that the merger agreement be submitted to its shareholders without recommendation. If the other party requires the withdrawing party to submit the merger to a vote of the shareholders without recommendation, it will no longer be entitled to terminate the merger agreement based on the withdrawal. If the other party does not, within such six-business day period, elect to require such a shareholder vote, the withdrawing party will be permitted to terminate the merger agreement.

OTHER COVENANTS

    TAX-FREE MERGER

    We have each agreed to use commercially reasonable best efforts to cause the merger to qualify as a generally tax-free reorganization for US federal income tax purposes and not to take any action reasonably likely to cause the merger not to qualify as such a reorganization.

    ACQUISITION PROPOSALS

    Except as described below in this section, each of Prudential and American General has agreed that it and its subsidiaries will not, directly or indirectly through another person,

    - initiate, solicit or knowingly facilitate or encourage the submission of any alternative acquisition proposal,

    - have any discussions with or provide any confidential information or data to any person relating to, or otherwise knowingly facilitate any effort or attempt to make or implement or agree to, any alternative acquisition proposal, or

    - enter into any agreement with respect to any alternative acquisition proposal.

    Under the merger agreement, an acquisition proposal is any proposal or offer with respect to:

    - a merger, reorganization, share exchange, consolidation, scheme of arrangement or similar transaction involving Prudential or American General, as the case may be, or

    - any purchase, pursuant to a new issuance, tender offer, takeover bid or otherwise, of, or offer to purchase, 20% or more of the voting securities of Prudential or American General, as the case may be, or any business that constitutes 20% or more of the consolidated net revenues, net income or shareholders' funds of Prudential or American General, as the case may be, as reflected in its financial statements for the year 2000.

    The merger agreement, however, does not prohibit American General or Prudential from taking and disclosing to its shareholders a position with respect to a tender offer required by law or making any other disclosure required by applicable law.

    Prior to the American General special meeting or the Prudential meeting, respectively, either American General or Prudential may:

    - engage in discussions or negotiations with, or furnish information to, any person who has made a BONA FIDE unsolicited written acquisition proposal which did not directly or indirectly result from,

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
      or follow, a breach of the obligations not to solicit or facilitate an alternative acquisition proposal under the merger agreement, or

    - after giving the other party five business day's prior notice, recommend an alternative acquisition proposal to its shareholders,

if its board of directors determines that the acquisition proposal is or, in the case of engaging in discussions or negotiations or providing information, would reasonably be expected to result in, a superior proposal and that failure to take such action would be inconsistent with its fiduciary duties under applicable law.

    Under the merger agreement, a superior proposal is an acquisition proposal that the board of directors of American General or Prudential determines, in its good faith judgment, would, if completed, be more favorable to the shareholders of American General or Prudential, respectively, than the merger and is reasonably capable of being completed on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

    Each of us must notify the other of any acquisition proposal, request for information or discussions sought to be initiated or continued within twenty-four hours, and must keep the other informed of the status of any acquisition proposal.

    INDEMNIFICATION AND INSURANCE

    See "The Merger--Interests of American General Officers and Directors in the Merger," for a description of the provisions of the merger agreement relating to the obligation of the surviving corporation following the merger to indemnify and maintain directors' and officers' liability insurance for the benefit of American General's directors and officers, including those who will serve on Prudential's board following the merger.

    EMPLOYEE BENEFITS

    See "The Merger--Interests of American General Officers and Directors in the Merger" for a description of Prudential's agreements with American General with respect to employee benefits for American General employees following the merger.

    STOCK EXCHANGE LISTINGS

    Prudential must use its commercially reasonable best efforts to cause the Prudential ordinary shares to be issued in the merger to be approved for listing on the London Stock Exchange and the New York Stock Exchange, and the Prudential ADSs to be issued in the merger to be approved for listing on the New York Stock Exchange, in each case, prior to the merger.

    INTEGRATION COMMITTEE

    We will establish an integration committee composed of senior executive officers of both companies who have direct access to Prudential's chief executive officer and are responsible for proposing alternatives and recommendations to him regarding the integration of American General with Prudential.

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    BOARD OF DIRECTORS OF PRUDENTIAL

    At the completion of the merger, the Prudential board will be expanded to 18 members, six of whom will be executive officers and directors of American General selected by mutual agreement of American General and Prudential. Two of the new directors will retire by rotation (unless reelected) at each of the three annual general meetings of Prudential shareholders following the merger.

    DEPOSIT AGREEMENT AND SHAREHOLDER MEETINGS

    Prudential will amend its deposit agreement with Morgan Guaranty Trust Company of New York in respect of its ADSs to:

    - provide for the mailing to the registered holders of Prudential ADSs any reports mailed or otherwise distributed to holders of Prudential ordinary shares, and

    - generally provide to the holders of Prudential ADSs, to the extent practicable, substantially the same rights as holders of Prudential ordinary shares.

    After the merger, Prudential will allow holders of Prudential ADSs to participate in rights offerings on the same terms as the holders of Prudential ordinary shares. Prudential will also consider adopting procedures enabling holders of ADSs to attend and, at the invitation of the Chairman, speak (but not vote) by means of video conference, conference telephone or other similar communications equipment, at any shareholder meeting of Prudential held in the United Kingdom.

    REQUIRED FILINGS, APPROVALS AND ACTIONS; BURDENSOME CONDITIONS

    We have agreed to use commercially reasonable best efforts to take all actions necessary, proper or advisable to complete the merger, including obtaining from applicable governmental entities all necessary approvals and making all regulatory filings and notifications. However, neither American General nor Prudential will be required to agree to any burdensome condition. See "The Merger--Regulatory Filings and Approvals".

    COORDINATION OF DIVIDENDS

    Until completion of the merger, American General and Prudential will continue to pay cash dividends on the American General shares and the Prudential ordinary shares, as applicable, in the ordinary course, consistent with past practice. We have also agreed that, not less than fifteen days before the date on which we anticipate completing the merger, American General will, to the extent permitted by law, declare a cash dividend on the American General shares in an amount per share equal to the excess, if any, of:

    - the total amount of the cash dividends per share that a holder of an American General share would have received, or been entitled to receive, had the merger been completed on March 11, 2001 and such holder received the merger consideration on that date and held such merger consideration until the date that we anticipate completing the merger, OVER

    - the total amount of the cash dividends per share that a holder of an American General share would have received, or been entitled to receive, had such holder held such American General share from March 11, 2001 until the date that we anticipate completing the merger.

    This "catch-up" dividend will be payable by American General to holders of record of American General shares on a record date that is not less than three business days prior to the date the merger is completed, and will be paid at least one business day before the merger is completed. The "catch-up" dividend will be paid exclusively from the assets of American General existing before the completion of the merger and will not be funded, directly or indirectly, by Prudential or any of its affiliates. After the "catch-up" dividend has been declared, American General and Prudential will not declare any dividend on their shares with a record date preceding the completion of the merger, other than any Prudential dividend already taken into account in determining the "catch-up" dividend.

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    MISCELLANEOUS

    The merger agreement contains other covenants relating to preparation and distribution of this document, public announcements regarding the merger, obtaining customary accountants' comfort letters, mutual notification of specified matters, access to information and cooperation regarding filings with governmental and other agencies and organization.

CONDITIONS TO THE COMPLETION OF THE MERGER

    MUTUAL CONDITIONS

    Our respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - the approval of the merger agreement by the holders of two-thirds of the outstanding American General shares,

    - the approval of the Prudential merger proposal by the holders of a majority of the Prudential ordinary shares present and voting at the meeting,

    - the approval for admission or admission to listing on the Official List of the UK Listing Authority, and the approval for admission or admission to trading by the London Stock Exchange, of the Prudential ordinary shares issuable in connection with the merger,

    - the authorization for listing on the New York Stock Exchange related Prudential ADSs issuable in connection with the merger, subject to official notice of issuance,

    - the receipt of all material regulatory consents, the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable insurance laws, and the confirmation of the UK Office of Fair Trade to Prudential that the plan of merger will not be referred to the UK Competition Commission, and the absence of any burdensome condition as a result of such regulatory consents,

    - the absence of any action taken by any governmental entity that permanently restrains, enjoins or otherwise prohibits the merger,

    - the effectiveness under the Securities Act of the registration statement on Form F-4 of which this document is a part and the absence of any stop order issued or sought, and

    - receipt by Prudential and American General from KPMG Audit plc, independent auditors for Prudential, letters stating its opinion that the merger will qualify for merger accounting under UK GAAP; PROVIDED, that if we determine that merger accounting treatment is inappropriate, these letters will not be required (although we may be required to circulate PRO FORMA financial information prepared in accordance with accounting methods determined to be appropriate and, if either of our respective meetings has already been held, may also be required to hold another meeting for the purpose of approving the merger).

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF PRUDENTIAL, HOLBORN AND ASCEND
     MERGER CORP.

    Prudential's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

    - the accuracy of the representations and warranties of American General when made and at the time the merger is completed; for these purposes, a representation or warranty will not be deemed inaccurate as a result of the existence of any inconsistent fact, event or circumstance unless, in the aggregate, such facts, events and circumstances have had or are reasonably likely to have a material adverse effect on American General,

    - the compliance by American General in all material respects with all of its covenants, taken as a whole, and

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    - Prudential's receipt of an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to Prudential, with respect to the treatment of the merger as a reorganization for US federal income tax purposes, which opinion may in part rely on a private letter ruling that was requested from the Internal
      Revenue Service on   -  , 2001.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF AMERICAN GENERAL

    American General's obligation to complete the merger is subject to the satisfaction of the following additional conditions:

    - the accuracy of the representations and warranties of Prudential when made and at the time the merger is completed; for these purposes, a representation or warranty will not be deemed inaccurate as a result of the existence of any inconsistent fact, event or circumstance unless, in the aggregate, such facts, events and circumstances have had or are reasonably likely to have a material adverse effect on Prudential,

    - the compliance by Prudential in all material respects with all of its covenants, taken as a whole,

    - American General's receipt of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to American General, with respect to the treatment of the merger as a reorganization for US federal income tax purposes, which opinion may in part rely on a private letter ruling that
      was requested from the Internal Revenue Service on   -  , 2001, and

    - the election or appointment of six American General executive officers or directors as directors of Prudential to serve from and after the completion of the merger.

    For purposes of the merger agreement, "material adverse effect" generally means a material adverse effect on the properties, assets, liabilities, financial condition, business or operating earnings of American General or Prudential and its subsidiaries, respectively, or an effect which is reasonably likely to prevent or materially delay or materially impair the ability of American General or Prudential to complete the transactions contemplated by the merger agreement, but excludes any effect resulting from (1) general economic conditions or changes, (2) financial or securities market fluctuations or conditions, (3) changes in, or events or conditions affecting, the financial services industry, insurance and insurance services industries, annuity industry, consumer finance industry or asset management industry generally, and
(4) specified litigation and regulatory proceedings. We have agreed to disregard all references to materiality and similar phrases in the individual representations and warranties in determining whether our respective closing conditions have been satisfied.

    Assuming we receive the necessary shareholder approvals at the American General meeting and the Prudential meeting, as of the date of this document, we are not aware of any material uncertainty with respect to satisfaction of the conditions to the merger. However, we cannot be sure of the timing of receipt of the remaining regulatory approvals necessary to complete the merger, which is beyond our control. Furthermore, at any time before the merger is completed, events may occur that are not currently foreseen and that are beyond our control that would prevent one or more of the conditions to the merger from being satisfied.

TERMINATION

    The merger agreement may be terminated at any time before completion of the merger, whether before or after the approval by shareholders of American General and Prudential, in any of the following circumstances:

    - by mutual written agreement of the American General and Prudential,

    - by either Prudential or American General, if:

       (1) the merger is not completed by December 31, 2001; however, this termination right is not available to any party whose breach of any provision of the merger agreement is the primary cause of the failure to complete the merger by such time. In addition, the

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
           termination date may be extended by up to thirty days by either Prudential or American General if the merger shall not have been completed as a direct result of regulatory consents failing to have been obtained and the extending party reasonably believes that the relevant approvals will be obtained during the extension period;

       (2) any governmental order or regulation restraining, enjoining or otherwise prohibiting the merger shall have become final and non-appealable, and the party seeking to terminate the merger agreement has used commercially reasonable best efforts to resist the entry of and to remove such order;

       (3) the American General shareholders do not approve the merger agreement at the American General special meeting; however, this termination right is not available to American General or Prudential if it has breached in any material respect its obligations under the merger agreement in any manner that shall have materially contributed to the failure of the merger to be completed or any condition to be satisfied; or

       (4) at the Prudential meeting, the Prudential shareholders do not approve the merger agreement and the resolutions related to the issuance of Prudential ordinary shares, the continuation of the American General stock option and incentive plans and the increase of the maximum number of Prudential directors; however, this termination right is not available to Prudential or American General if it has breached in any material respect its obligations under the merger agreement in any manner that shall have materially contributed to the failure of the merger to be completed or any condition to be satisfied.

    - by American General, if:

       (1) the board of directors of Prudential shall have withdrawn or adversely modified its approval or recommendation of the merger to the Prudential shareholders, unless American General nevertheless requires Prudential to hold a meeting for the purpose of approving the merger agreement;

       (2) Prudential shall have breached its obligations not to solicit an acquisition proposal or shall have recommended an alternative acquisition proposal to its shareholders;

       (3) Prudential shall have breached a material provision of the merger agreement and such breach shall have resulted in a failure of a condition of the merger, which breach will not have been cured by the earlier of 20 business days or December 31, 2001 (as such date may be extended); or

       (4) as the "withdrawing party" under circumstances where the other party has not exercised its right to cause the withdrawing party to submit the merger for shareholder approval without recommendation within six business days of notice of withdrawal, as described under "--Shareholder Meetings and Board Recommendations".

    - by Prudential, if:

       (1) the board of directors of American General shall have withdrawn or adversely modified its approval or recommendation of the merger agreement to the American General shareholders, unless Prudential nevertheless requires American General to hold a meeting for the purpose of approving the merger agreement;

       (2) American General shall have breached its obligations not to solicit an acquisition proposal or shall have recommended an alternative acquisition proposal to its shareholders;

       (3) American General shall have breached a material provision of the merger agreement and such breach shall have resulted in a failure of a condition of the merger, which breach will not have been cured by the earlier of 20 business days and December 31, 2001 (as such date may be extended); or

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
       (4) as the "withdrawing party" under circumstances where the other party has not exercised its right to cause the withdrawing party to submit the merger agreement for shareholder approval without recommendation within six business days of notice of withdrawal, as described under "--Shareholder Meetings and Board Recommendations".

TERMINATION PAYMENTS

    PAYABLE BY AMERICAN GENERAL

    If there has been a BONA FIDE alternative acquisition proposal for American General which has not been irrevocably withdrawn at the time the merger agreement is terminated, then American General must pay Prudential a $600,000,000 termination payment if Prudential terminates the agreement because American General has intentionally breached any representation, warranty, covenant or agreement contained in the merger agreement.

    American General must pay Prudential an initial termination payment of $360,000,000 if the merger agreement is terminated:

    - by Prudential because the American General board withdraws or adversely modifies its approval or recommendation of the merger after there has been a BONA FIDE alternative acquisition proposal for American General which has not been irrevocably withdrawn at the time of termination,

    - by Prudential because American General breaches its obligations not to solicit an acquisition proposal or related obligations,

    - by Prudential because American General recommends an alternative acquisition proposal to its shareholders, or

    - by American General if there has been a BONA FIDE alternative acquisition proposal for American General which has not been irrevocably withdrawn at the time of termination and Prudential has not required American General to hold a meeting for the purpose of approving the merger after the American General board has withdrawn or adversely modified its approval or recommendation of the merger agreement.

    In addition, in each of the four preceding circumstances, American General would be required to make an additional $240,000,000 termination payment if, within nine months following termination of the merger agreement, American General enters into an agreement with respect to an alternative acquisition proposal, recommends a third-party tender offer or exchange offer for the American General shares or otherwise completes an alternative acquisition proposal.

    If there has been a BONA FIDE acquisition proposal for American General which has not been irrevocably withdrawn and either American General or Prudential terminates the merger agreement because the American General shareholders do not approve the merger agreement at the American General meeting, then American General must pay Prudential an initial termination payment of:

    - $360,000,000 if, at the time of, or at any time within 10 business days prior to the meeting, the American General board has withdrawn or adversely modified its approval or recommendation of the merger agreement or has recommended an alternative acquisition proposal to its shareholders as permitted under the merger agreement; or

    - in other circumstances, $200,000,000.

    In addition, American General must pay Prudential the balance (either $240,000,000 or $400,000,000) if, within nine months following termination of the merger agreement, American General enters into an agreement with respect to an alternative acquisition proposal, recommends a third-party tender offer or exchange offer for the American General shares or otherwise completes an alternative acquisition proposal.

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
    The obligation of American General to make these termination payments is not subject to approval of the merger agreement by American General shareholders.

    PAYABLE BY PRUDENTIAL

    If there has been a BONA FIDE alternative acquisition proposal for Prudential which has not been irrevocably withdrawn at the time the merger agreement is terminated, then Prudential must pay American General a
L236,000,000 (approximately $  -  , as of   -  , 2001) termination payment, the
maximum amount permitted to be paid under applicable UK regulation without shareholder approval, if American General terminates the agreement because Prudential has intentionally breached any representation, warranty, covenant or agreement contained in the merger agreement.

    Prudential must pay American General an initial termination payment of
L141,600,000 (approximately $  -  , as of   -  , 2001) if the merger agreement
is terminated:

    - by American General because the Prudential board withdraws or adversely modifies its approval or recommendation of the merger after there has been a BONA FIDE alternative acquisition proposal for Prudential which has not been irrevocably withdrawn at the time of termination;

    - by American General because Prudential breaches its obligations not to solicit an alternative acquisition proposal or related obligations;

    - by American General because Prudential recommends an alternative acquisition proposal to its shareholders; or

    - by Prudential if there has been a BONA FIDE alternative acquisition proposal for Prudential which has not been irrevocably withdrawn at the time of termination and American General has not required Prudential to hold a meeting for the purpose of approving the merger agreement after the Prudential board has withdrawn or adversely modified its approval or recommendation of the merger proposal.

    In addition, in each of the four preceding circumstances, Prudential would be required to make an additional L94,400,000 (approximately $ - , as of
  - , 2001) termination payment if, within nine months following termination of the merger agreement, Prudential enters into an agreement with respect to an alternative acquisition proposal, recommends a third-party tender offer or exchange offer for the Prudential ordinary shares or otherwise completes an alternative acquisition proposal.

    If there has been a BONA FIDE acquisition proposal for Prudential which has not been irrevocably withdrawn and either Prudential or American General terminates the merger agreement because the Prudential shareholders do not approve the merger agreement at the Prudential meeting, then Prudential must pay American General an initial termination payment of:

    - L141,600,000 if, (approximately $  -  , as of   -  , 2001) at the time of,
      or at any time within 10 business days prior to the meeting, the Prudential board has withdrawn or adversely modified its approval or recommendation of the merger or recommended an alternative acquisition proposal to its shareholders; or

    - in other circumstances, L78,666,667 (approximately $  -  , as of   -  ,
      2001).

    In addition, Prudential must pay American General the balance (either
L94,400,000 (approximately $  -  , as of   -  , 2001) or L157,333,333
(approximately $  -  , as of   -  , 2001)) if, within nine months following
termination of the merger agreement, Prudential enters into an agreement with respect to an alternative acquisition proposal, recommends a third-party tender offer or exchange offer for the Prudential ordinary shares or otherwise completes an alternative acquisition proposal.

    The obligation of Prudential to make these termination payments is not subject to approval of the merger agreement by Prudential shareholders.

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
EXPENSES

    All fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, other than termination fees described above and any UK stamp duty or stamp duty reserve tax, will be paid by the party incurring such expenses, whether or not the merger is completed. The surviving corporation will pay any expenses relating to the exchange of American General certificates together with any UK stamp duty and stamp duty reserve tax which becomes payable as a result of the proposed merger, except that we will share expenses related to the filing, printing, mailing and distribution of this document, the Prudential listing particulars, the Prudential class 1 circular and related documents.

AMENDMENTS; CHANGE IN STRUCTURE OF MERGER

    We may amend the merger agreement at any time prior to the merger. After the American General shareholders or the Prudential shareholders have approved the merger agreement we may amend the merger agreement only with the further approval of those shareholders to the extent required by applicable law.

    Prudential may, with the consent of American General, change the structure of the combination with American General if such change does not alter or change in any way the consideration to be received by the American General shareholders, adversely affect the tax treatment of the American General shareholders, or meaningfully impede or delay the completion of the merger.

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             MATERIAL US FEDERAL INCOME TAX AND UK TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material US federal income tax consequences of the merger to US holders of American General shares and the material US federal income tax considerations and UK tax considerations related to a US holder's ownership of Prudential ordinary shares or ADSs.

GENERAL MATTERS RELATING TO US FEDERAL INCOME TAX DISCUSSIONS

    As used in this discussion, the term "US holder" means, before the merger, a beneficial owner of American General shares, and, after the merger, a beneficial owner of Prudential ordinary shares or ADSs, who is for US federal income tax purposes:

    - a citizen or resident of the United States,

    - a corporation created or organized in the United States or under the law of the United States or any state or the District of Columbia, or

    - otherwise subject to US federal income tax on a net income basis in respect of American General shares or Prudential ordinary shares or ADSs.

    This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to any particular investor, including tax considerations that arise from rules of general application or that are generally assumed to be known by investors. In particular, the summary deals only with investors that will hold Prudential ordinary shares or ADSs as capital assets and does not address the tax treatment of investors that are subject to special rules, such as US holders:

    - that are banks, insurance companies, dealers in securities, or persons that elect mark-to-market treatment,

    - that hold their American General shares or Prudential ordinary shares or ADSs as a position in part of a straddle, conversion transaction or other integrated investment composed of one or more other investments,

    - who own, directly or indirectly, 10% or more of Prudential's voting shares,

    - whose "functional currency" is not the US dollar,

    - who exercise their right to dissent from the merger, or

    - who received their American General shares by exercising employee stock options or otherwise as compensation.

    In addition, this discussion does not address American General shareholders who will own 5% or more of the Prudential ordinary shares, measured by vote or value, either directly or indirectly through attribution rules, immediately after the merger, because those shareholders are subject to special tax rules and may be required to recognize gain or loss in respect of the transaction in certain circumstances.

    This discussion also does not address US state or local taxation or taxation by countries other than the United States and the United Kingdom.

    The US tax discussion is based on existing US federal income tax law, including statutes, regulations, administrative rulings, and court decisions, all as in effect on the date of this document. All of these authorities are subject to change, or change in interpretation (possibly with retroactive effect). The discussion assumes that the merger will be completed in accordance with the terms of the merger agreement. Any change in any of the foregoing authorities or failure of the assumptions to be true could alter the tax consequences discussed below.

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
    You should consult your own tax adviser as to the US federal income and other tax consequences to you of the merger and the ownership and disposition of Prudential ordinary shares or ADSs, including the income tax consequences arising from your own unique facts and circumstances, and including any estate, inheritance, gift, state, local, or non-US federal income tax consequences of the merger.

US FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO US HOLDERS OF AMERICAN
  GENERAL SHARES

TAX OPINION CONDITION TO CLOSING

    The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the US tax code.

    The obligation of American General to complete the merger is conditioned upon American General's receipt of an opinion from Skadden, Arps, Slate,
Meagher & Flom LLP, and the obligation of Prudential to complete the merger is conditioned upon Prudential's receipt of an opinion from Cleary, Gottlieb,
Steen & Hamilton, in each case, substantially to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the US tax code and that each transfer of property to Prudential by a shareholder of American General pursuant to the merger will not be subject to
Section 367(a)(1) of the US tax code. Each of these tax opinions will be based on assumptions noted in such opinion and on factual representations of American General and Prudential contained in certificates signed by officers of American General and Prudential to be delivered at the time of the merger (each opinion, a "Tax Opinion"). Each Tax Opinion may rely on a private letter ruling addressing issues under Section 367(a)(1) of the US tax code, that was requested
from the Internal Revenue Service (the "IRS") on   -  , 2001. Assuming that the
merger does qualify as a reorganization and will not be subject to
Section 367(a)(1) of the US tax code, the following discussion, to the extent it describes matters of law and legal conclusions, sets forth the material US federal income tax consequences of the merger to the US holders of American General shares under the law in effect as of the date of this document.

US HOLDERS OF AMERICAN GENERAL SHARES

    A US holder of American General shares will not recognize any gain or loss for US federal income tax purposes upon the receipt of Prudential ordinary shares or ADSs in the merger. Different rules, however, apply to any cash received in lieu of fractional shares in the merger, as discussed further below.

    The aggregate tax basis of the Prudential ordinary shares or ADSs received by a US holder in the merger, including any fractional share interests to which the US holder would be entitled but for the special treatment of fractional share interests described below, will equal the aggregate tax basis of the American General shares exchanged for Prudential ordinary shares or ADSs. The holding period of the Prudential ordinary shares or ADSs received will include the holding period of the American General shares exchanged therefor.

    Fractional share interests in Prudential ordinary shares or ADSs will not be issued to American General shareholders in the merger. Instead, any fractional share interests that American General shareholders otherwise would have been entitled to receive will be sold and the proceeds will be paid to those shareholders. A US holder who receives cash in respect of a fractional interest in a Prudential ordinary share or ADS will recognize gain or loss equal to the difference between the amount of cash received for the fractional share interest and the US holder's tax basis in the American General shares exchanged which is allocable to the fractional share interest. Any such gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss with respect to American General shares held for more than 12 months at the completion of the merger.

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US INFORMATION REPORTING AND BACKUP WITHHOLDING

    Under the US tax code, a US holder of American General shares may be subject, under certain circumstances, to information reporting and possibly backup withholding at a rate of 31% with respect to the amount of cash received, if any, in lieu of a fractional share interest unless the US holder provides proof of an applicable exemption or correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against the US holder's federal income tax liability, so long as the required information is furnished to the IRS.

US FEDERAL INCOME TAX AND UK TAX CONSIDERATIONS FOR US RESIDENT HOLDERS OF
  PRUDENTIAL ORDINARY SHARES AND ADSS

    The following is a summary of the material US federal income tax and UK tax considerations related to the acquisition, ownership and disposition of Prudential ordinary shares or ADSs by US resident holders (see below). Except for the summaries under "--UK Taxation of Capital Gains", "--UK Inheritance Tax" and "--UK Stamp Duty and Stamp Duty Reserve Tax", this discussion applies to you only if you are (1) a resident of the United States for purposes of the UK-US Income Tax Treaty (which we refer to as the "Treaty") and (2) fully eligible for benefits under the Treaty (a "US resident holder"). You generally will be a US resident holder and, therefore, will be entitled to Treaty benefits if you are:

    - the beneficial owner of the Prudential ordinary shares or ADSs and of the dividends paid with respect to the Prudential ordinary shares or ADSs,

    - an individual resident of the United States, a US corporation, or a partnership, estate or trust to the extent your income is subject to taxation in the United States in your hands or in the hands of your partners or beneficiaries, and

    - not also a resident of the United Kingdom for UK tax purposes.

    The Treaty benefits discussed below generally are not available to holders who hold Prudential ordinary shares or ADSs in connection with the conduct of business through a permanent establishment, or the performance of personal services through a fixed base, in the United Kingdom. Special rules, including a limitation of benefits provision, may apply in limited circumstances to certain investment or holding companies and tax-exempt entities. This discussion does not discuss the treatment of such holders.

    The summary is based on laws, treaties and regulatory interpretations in effect on the date of this document, all of which are subject to change. In particular, the United States and the United Kingdom have been engaged in negotiations concerning a new income tax treaty. We cannot predict whether or when any new treaty will become effective, or how any such new treaty might affect you.

    You should consult your own tax advisers regarding the tax consequences of the acquisition, ownership and disposition of Prudential ordinary shares or ADSs in light of your particular circumstances, including the effect of any state, local or other national laws.

UK TAXATION OF DIVIDENDS

    Under current UK tax law, no tax is required to be withheld in the United Kingdom at source from dividends paid on shares to US resident holders.

    Under the terms of the Treaty, a US resident holder is, in principle, entitled to receive a payment equal to the amount of the tax credit which is usually available to a UK resident individual, subject to withholding tax. That tax credit is equal to one-ninth of the amount of the dividend, that is, 10% of the aggregate of the dividend and the tax credit. However, in practice US resident holders will not receive

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any payment from the UK Inland Revenue in respect of the tax credit because the
Treaty provides for a UK withholding tax which, although greater than the amount of the UK tax credit, is treated as fully satisfied by an amount equal to the tax credit.

UK TAXATION OF CAPITAL GAINS

    Subject to the comments in the following paragraph, a US resident holder who, for UK tax purposes, is not resident in the United Kingdom (and in the case of an individual also not ordinarily resident in the United Kingdom) will not be liable for UK taxation on capital gains realized on the disposal of his or her Prudential ordinary shares or ADSs unless at the time of the disposal:

    - the US resident holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency, and

    - the Prudential ordinary shares or ADSs are or have been used, held, or acquired for the purpose of such trade, profession, vocation, branch or agency.

    A US resident holder who (1) is an individual who has ceased to be resident or ordinarily resident for UK tax purposes in the United Kingdom on or after March 17, 1998, (2) continues not to be resident or ordinarily resident in the United Kingdom for a period of less than five years of assessment and
(3) disposes of his or her Prudential ordinary shares or ADSs during that period may also be liable, upon returning to the United Kingdom, for UK tax on capital gains, subject to any available exemption or relief, even though he or she was not resident or ordinarily resident in the United Kingdom at the time of the disposal.

UK INHERITANCE TAX

    Prudential ordinary shares are assets situated in the United Kingdom for the purposes of UK inheritance tax (the equivalent of US estate and gift tax). Prudential ADSs are likely to be treated in the same manner. Subject to the discussion of the UK-US estate tax treaty in the next paragraph, UK inheritance tax may apply if an individual who holds Prudential ordinary shares or ADSs gifts them or dies even if he or she is neither domiciled in the United Kingdom nor deemed to be domiciled there under UK law. For inheritance tax purposes, a transfer of Prudential ordinary shares or ADSs at less than full market value may be treated as a gift. Special inheritance tax rules apply (1) to gifts if the donor retains some benefit, (2) to close companies and (3) to trustees of settlements.

    Prudential ordinary shares or ADSs held by an individual who is domiciled in the United States for the purposes of the UK-US estate tax treaty and who is not a UK national will not be subject to UK inheritance tax on the individual's death or on a gift of the Prudential ordinary shares or ADSs unless the ordinary shares or ADSs:

    - are part of the business property of a permanent establishment in the United Kingdom, or

    - pertain to a fixed base in the United Kingdom used for the performance of independent personal services.

    The UK-US estate tax treaty provides a credit mechanism if the Prudential ordinary shares or ADSs are subject to both UK inheritance tax and to US estate and gift tax.

UK STAMP DUTY AND STAMP DUTY RESERVE TAX

    UK stamp duty is payable on the transfer of Prudential ordinary shares to, and UK stamp duty reserve tax is payable upon the transfer or issue of Prudential ordinary shares to, the depositary of Prudential ordinary shares, or a nominee of the depositary, in exchange for Prudential ADRs representing ADSs. For this purpose, the current rate of stamp duty and stamp duty reserve tax is 1.5% (rounded up, in the case of stamp duty, to the nearest L5). The rate is applied, in each case, to the amount or value of the consideration given for the Prudential ordinary shares or, in some circumstances, to the value of the Prudential ordinary shares at the time of transfer or issue. To the extent that such stamp duty is paid on any such transfer of Prudential ordinary shares, no stamp duty reserve tax should be payable on that transfer.

    Under the merger agreement, American General has agreed to pay all UK stamp duty and stamp duty reserve tax which becomes payable on the proposed merger, including stamp duty and stamp duty reserve tax on the issue of Prudential ADRs representing ADSs and Prudential ordinary shares. This will, however, only apply in relation to issuances of ADRs elected for by American General shareholders by a duly executed letter of transmittal. Furthermore, American General will not pay any incremental stamp duty or stamp duty reserve tax that arises where a letter of transmittal is submitted by someone other than the American General shareholder to whom the letter of transmittal has been addressed. Where Prudential ordinary shares are later transferred to the depositary, or a nominee of that depositary, a UK stamp duty or stamp duty reserve tax will be payable by the holder of those Prudential ordinary shares as described above.

    Provided that the instrument of transfer is not executed in the United Kingdom and remains at all subsequent times outside the United Kingdom, no UK stamp duty will be required to be paid on any transfer of Prudential ADRs representing ADSs. An agreement to transfer Prudential ADRs will not give rise to a liability to stamp duty reserve tax.

    The transfer for value of Prudential ordinary shares, as opposed to Prudential ADRs, will generally give rise to a charge to UK stamp duty or stamp duty reserve tax at the rate of 0.5% (rounded up, in the case of stamp duty, to the nearest L5). The rate is applied to the price payable for the relevant Prudential ordinary shares. A transfer of ordinary shares from a nominee to its beneficial owner, including the transfer of underlying Prudential ordinary shares from the depositary to an ADS holder, is subject to stamp duty at the fixed rate of L5 per transfer.

    Stamp duty reserve tax is generally the liability of the purchaser and UK stamp duty is usually paid by the purchaser.

US FEDERAL INCOME TAX TREATMENT OF PRUDENTIAL ADSS

    For US federal income tax purposes and for purposes of the Treaty, US resident holders of Prudential ADSs will be treated as owners of the Prudential ordinary shares represented by those Prudential ADSs.

US FEDERAL INCOME TAX TREATMENT OF DISTRIBUTIONS ON PRUDENTIAL ORDINARY SHARES
  OR ADSS

    In general, a US resident holder will be required to include distributions made with respect to Prudential ordinary shares or ADSs in its gross income. To claim credits for UK withholding tax, a US resident holder must file an election on IRS Form 8833 with its income tax return for the relevant year. A US resident holder that makes the election will be subject to US taxation on the sum of the cash dividend and the associated UK tax credit. In general, it is no longer necessary to provide information to the UK Inland Revenue to establish a holder's entitlement to Treaty benefits in respect of dividends. It is possible that treaty negotiations between the United States and the United Kingdom will affect the existence or amounts of these benefits with respect to dividends paid after a new treaty becomes effective.

    If you are a US resident holder who makes the election discussed above, you will be treated as paying UK withholding tax equal to the associated UK tax credit that, subject to certain limitations, you may credit against your US federal income tax liability or take as a deduction against your federal taxable income. Dividends received with respect to the Prudential ordinary shares or ADSs will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid with respect to the Prudential ordinary shares or ADSs generally will constitute "passive income" or, in the case of certain shareholders, "financial services income". Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in Prudential ordinary shares or ADSs or in respect of arrangements in which a US holder's expected economic profit, after non-US taxes, is insubstantial. US resident holders should consult their own tax advisers concerning the implications of these rules in light of their particular circumstances.

    Dividends paid by Prudential will not be eligible for the dividends received deduction available to some US corporate holders.

    The amount of any cash distribution paid in pounds sterling will equal the US dollar value of the distribution, calculated by reference to the exchange rate in effect at the time the dividends are received by the US resident holder or, in the case of Prudential ADSs, by the depositary for the ADSs, regardless of whether the payment is in fact converted into US dollars. If dividends paid in pounds sterling are converted into US dollars on the date of receipt, US resident holders generally should not be required to recognize any foreign currency gain or loss in respect of the dividend income. If the pounds sterling are not converted into US dollars on the date received, however, gain or loss may be recognized upon a subsequent sale or other disposition of the pounds sterling. Foreign currency gain or loss, if any, will be US source ordinary income or loss for US federal income tax purposes.

US FEDERAL INCOME TAX TREATMENT OF SALES OR EXCHANGES OF PRUDENTIAL ORDINARY
  SHARES OR ADSS

    A US resident holder will generally recognize capital gain or loss for US federal income tax purposes upon the sale or exchange of the Prudential ordinary shares or ADSs, measured by the difference between the amount received and the holder's tax basis in the Prudential ordinary shares or ADSs. Such gain or loss will be long-term capital gain or loss if the US resident holder has held the Prudential ordinary shares or ADSs for more than one year, including the holding period for any American General shares exchanged for such Prudential ordinary shares or ADSs. In the case of non-corporate US resident holders, the maximum tax rate on capital gains arising on the disposition of assets held for more than one year is 20%. In general, any capital gain or loss recognized upon the sale or exchange of Prudential ordinary shares or ADSs will be treated as US source income or loss, as the case may be, for US foreign tax credit purposes. Deduction of capital losses is subject to limitations.

PASSIVE FOREIGN INVESTMENT COMPANY

    Prudential believes that it is not and will not become a passive foreign investment company ("PFIC") for US federal income tax purposes. A non-US company is a PFIC in any taxable year in which, after taking into account the income and assets of certain subsidiaries, either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the average value of its assets is attributable to assets that produce or are held to produce passive income. The PFIC statute contains an exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This insurance exception is intended to ensure that income derived by a BONA FIDE insurance company is not treated as passive income, except for any income attributable to financial reserves in excess of the reasonable needs of the insurance business. Prudential believes it is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of its insurance business.

    In the event that, contrary to Prudential's belief, Prudential is classified as a PFIC in any year, a US holder can avoid the unfavorable rules described below by electing to mark its Prudential ordinary shares or ADSs to market. A US resident holder that makes a mark-to-market election will be required in any year in which Prudential is a PFIC to include as ordinary income the excess of the fair market value of such holder's Prudential ordinary shares or ADSs at year-end over the holder's basis in those shares. The US resident holder's tax basis in the Prudential ordinary shares or ADSs is increased by the amount of such ordinary income recognized by the US resident holder. In addition, any gain recognized upon the sale of Prudential ordinary shares or ADSs will be taxed as ordinary income in the year of sale.

    If Prudential is determined to be a PFIC and a US holder does not make a mark-to-market election, such holder will be subject to a special tax at ordinary income tax rates on "excess distributions," including certain distributions by Prudential and gain on the sale of Prudential ordinary shares or ADSs. The amount of income tax on excess distributions will be increased by an interest charge to compensate for the tax deferral, calculated as if excess distributions were earned ratably over the period a US holder holds its shares. Classification as a PFIC may also have other adverse tax consequences, including in the case of individuals, the denial of a step-up in the basis of a US holder's shares at death. US resident holders should consult their own tax adviser regarding the US federal income tax considerations discussed above and the desirability of making a mark-to-market election.

US INFORMATION REPORTING AND BACKUP WITHHOLDING

    Under the US tax code, a US holder of Prudential ordinary shares or ADSs, may be subject, under certain circumstances, to information reporting and possibly backup withholding at a rate of 31% with respect to dividends and proceeds from the sale or other disposition of Prudential ordinary shares or ADSs, unless the US holder provides proof of an applicable exemption or correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not additional tax and may be refunded or credited against the US holder's federal income tax liability, so long as the required information is furnished to the IRS.

US FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN HOLDERS

    The following summarizes the US federal income tax consequences of acquiring, holding, and disposing of Prudential ordinary shares or ADSs by a holder that is not a US holder (a "foreign holder").

DISTRIBUTIONS ON PRUDENTIAL ORDINARY SHARES OR ADSS AND SALE OR EXCHANGE OF
  PRUDENTIAL ORDINARY SHARES OR ADSS.

    Subject to the discussion below with respect to US backup withholding, a foreign holder generally will not be subject to US federal income tax on distributions on Prudential ADSs or Prudential ordinary shares or gain from the sale or exchange of Prudential ordinary shares or ADSs unless:

    - the income is effectively connected with the conduct by the foreign holder of a US trade or business or, in the case of a resident of a country which has a treaty with the United States, the income is attributable to a permanent establishment (or in the case of an individual, a fixed place of business) in the United States, in which case the foreign holder will be taxed on the income like a US holder; or

    - with respect to any gain from the sale or exchange of Prudential ordinary shares or ADSs, the foreign holder is present in the United States for 183 days or more in the taxable year of the sale and meets certain other conditions, in which case the foreign holder generally will be taxed on such gain like a US holder.

    If you are a corporate foreign holder, effectively connected income may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

US INFORMATION REPORTING AND BACKUP WITHHOLDING

    Foreign holders generally are not subject to information reporting or backup withholding in connection with payments made with respect to their Prudential ordinary shares or ADSs, provided, however, that such holders may be required to certify as to their non-US status or otherwise establish an exemption.

UK TAX CONSIDERATIONS FOR FOREIGN HOLDERS NOT RESIDENT IN THE UNITED KINGDOM

    Subject to the comments in the following paragraph, a foreign holder who is not resident in the United Kingdom (a "non-UK foreign holder") will generally be treated for UK tax purposes in respect of his or her holding of Prudential ordinary shares or ADRs representing ADSs in the same way that US holders are treated for UK tax purposes (see "--US Federal Income Tax and UK Tax Considerations for US Resident Holders of Prudential Ordinary Shares and ADSs").

    Non-UK foreign holders should note that they will not generally have the benefit of the Treaty or the UK-US estate tax treaty in relation to their holding of Prudential ordinary shares or ADRs representing ADSs, although they may have the benefit of another applicable double tax treaty between the United Kingdom and the country in which they are resident or ordinarily resident.

    Non-UK foreign holders should seek advice from an independent tax adviser about the tax consequences of the proposed merger and of holding and disposing of Prudential ordinary shares or ADRs representing ADSs.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                               ON A US GAAP BASIS

    The following unaudited pro forma condensed combined financial information prepared on a US GAAP basis gives the pro forma effect to the proposed merger between Prudential and American General. The merger would be accounted for as a purchase of American General by Prudential under US GAAP, although under UK GAAP it would be accounted for using merger accounting principles. The information has been presented on a US GAAP basis to assist American General's shareholders, in understanding the potential effects of the merger. Prudential's primary basis of accounting for US and UK reporting will continue to be UK GAAP.

    The following information has been prepared from, and should be read in conjunction with, the historical financial statements and accompanying notes of Prudential, included elsewhere in this document and the historical financial statements and accompanying notes of American General included in American General's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the six months ended June 30, 2000, which are incorporated by reference herein.

    This information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or what the financial position of the combined group would have been had the merger been completed on the date assumed, nor is it necessarily indicative of the combined group's future operating results or combined financial position.

    No account has been taken of any future synergies (including cost savings) or any future severance and restructuring costs, which are expected to occur following the merger. Plans to integrate certain operations of the combining companies, which may involve certain costs including severance, retention payments, property and information technology related costs, are currently in development. Some of these costs, if eligible, may be accrued as liabilities and included in the allocation of the purchase price at the date of the merger. To the extent that such costs cannot be accrued as liabilities as of the date of the merger, a charge to earnings may result in future periods. The amount of such charges cannot be quantified at this time but would be recognized in the period in which they occur.

    The pro forma purchase accounting adjustments are estimates based on information for American General that is known or reasonably available. The adjustments are not the result of a complete purchase accounting exercise by Prudential. A complete purchase accounting exercise will be performed on completion of the merger and will include a fair value assessment of American General in accordance with US GAAP. The actual purchase accounting adjustments recorded in the financial statements prepared following completion of the merger may differ materially from those included in this pro forma combined financial information, and among other things, would reflect the actual number of shares outstanding including phantom shares and economic conditions including interest rates prevailing at the merger completion date.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME ON A US GAAP BASIS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

    The following unaudited pro forma condensed combined statement of income is based on the unaudited historical consolidated statements of income of Prudential and American General for the six months ended June 30, 2000 and has been prepared to reflect the proposed merger after giving effect to the pro forma adjustments described in the notes below. Adjustments have been made assuming that the merger was completed on January 1, 1999, the beginning of the earliest fiscal period presented in the unaudited pro forma condensed combined statements of income.

                                                        AMERICAN                            PRO FORMA              PRO FORMA
                                     PRUDENTIAL          GENERAL          AGGREGATE        ADJUSTMENTS             COMBINED
                                     ----------   ---------------------   ---------   ----------------------  -------------------
                                                        (NOTE 1)                                                   (NOTE 1)
                                        (LM)        ($M)        (LM)        (LM)               (LM)             (LM)       ($M)
                                                                                                                  (EXCEPT PER
                                                                                                                SHARE AMOUNTS)
Insurance policy revenues..........     1,843       1,966       1,253       3,096         --                    3,096      4,675
Investment results.................     1,703       2,566       1,636       3,339        (67)    Note 7         3,272      4,941
Finance charges....................        86         789         503         589        (10)    Note 7           579        874
Other income.......................       228         151          96         324         --                      324        490
                                       ------      ------      ------      ------       ----                   ------    -------
  Total revenue....................     3,860       5,472       3,488       7,348        (77)                   7,271     10,980
                                       ------      ------      ------      ------       ----                   ------    -------
Benefits and claims................    (2,387)     (2,751)     (1,754)     (4,141)        71     Note 9        (4,070)    (6,145)
Provision for policyholders' share
  of earnings on with-profits
  business.........................       124          --          --         124         --                      124        187
Underwriting, acquisition and other
  operating expenses...............    (1,091)     (1,200)       (765)     (1,856)      (268)    Notes 6,8     (2,124)    (3,207)
Goodwill amortization..............       (41)        (24)        (15)        (56)       (99)    Note 12         (155)      (235)
Other charges (Note 2).............       (40)       (855)       (545)       (585)        20     Notes 10,12     (565)      (852)
                                       ------      ------      ------      ------       ----                   ------    -------
Total charges......................    (3,435)     (4,830)     (3,079)     (6,514)      (276)                  (6,790)   (10,252)
                                       ------      ------      ------      ------       ----                   ------    -------
  Net income before income taxes...       425         642         409         834       (353)                     481        728
                                       ------      ------      ------      ------       ----                   ------    -------
Income tax expense.................       335        (213)       (136)        199         89     Note 11          288        435
Income tax attributable to the
  policyholders' share of earnings
  on
  with-profits business............      (399)         --          --        (399)        --                     (399)      (602)
                                       ------      ------      ------      ------       ----                   ------    -------
Income tax attributable to
  shareholders.....................       (64)       (213)       (136)       (200)        89                     (111)      (167)
Net dividends on preferred
  securities of subsidiaries.......        --         (50)        (32)        (32)         2     Note 10          (30)       (45)
                                       ------      ------      ------      ------       ----                   ------    -------
  Net income.......................       361         379         241         602       (262)                     340        516
                                       ======      ======      ======      ======       ====                   ======    =======

Basic earnings per share (based on
  3,785 million shares)............                                                              Note 13          9.0p   14 CENTS
Diluted earnings per share (based
  on 3,802 million shares).........                                                              Note 13          9.0p   14 CENTS

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME ON A US GAAP BASIS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

    The following unaudited pro forma condensed combined statement of income is based on the audited historical consolidated statements of income of Prudential and American General for the year ended December 31, 1999 and has been prepared to reflect the proposed merger after giving effect to the pro forma adjustments described in the notes below. Adjustments have been made assuming that the merger was completed on January 1, 1999, the beginning of the earliest fiscal period presented in the unaudited pro forma condensed combined statements of income.

                                                   AMERICAN                            PRO FORMA              PRO FORMA
                                PRUDENTIAL          GENERAL          AGGREGATE        ADJUSTMENTS             COMBINED
                                ----------   ---------------------   ---------   ----------------------  -------------------
                                                   (NOTE 1)                                                   (NOTE 1)
                                   (LM)        ($M)        (LM)        (LM)        (LM)                    (LM)       ($M)
                                                                                                             (EXCEPT PER
                                                                                                           SHARE AMOUNTS)
Insurance policy revenues.....     4,899        3,772      2,331        7,230        --                    7,230     10,918
Investment results............    12,710        5,213      3,222       15,932      (137)    Note 7        15,795     23,850
Finance charges...............        83        1,455        899          982       (20)    Note 7           962      1,453
Other income..................       600          239        148          748        --                      748      1,129
                                 -------      -------     ------      -------      ----                  -------    -------
    Total revenue.............    18,292       10,679      6,600       24,892      (157)                  24,735     37,350
                                 -------      -------     ------      -------      ----                  -------    -------
Benefits and claims...........    (6,479)      (5,313)    (3,284)      (9,763)      130     Note 9        (9,633)   (14,546)
Provision for policyholders'
  share of earnings on
  with-profits business.......    (7,777)          --         --       (7,777)       --                   (7,777)   (11,743)
Underwriting, acquisition and
  other operating expenses....    (2,436)      (2,396)    (1,481)      (3,917)     (485)    Notes 6,8     (4,402)    (6,647)
Goodwill amortization.........       (54)         (48)       (30)         (84)     (199)    Note 12         (283)      (427)
Other charges (Note 2)........       (90)      (1,035)      (639)        (729)       51     Notes 10,12     (678)    (1,025)
                                 -------      -------     ------      -------      ----                  -------    -------
Total charges.................   (16,836)      (8,792)    (5,434)     (22,270)     (503)                 (22,773)   (34,388)
                                 -------      -------     ------      -------      ----                  -------    -------
    Net income before income
      taxes...................     1,456        1,887      1,166        2,622      (660)                   1,962      2,962
                                 -------      -------     ------      -------      ----                  -------    -------
Income tax expense............    (1,735)        (664)      (410)      (2,145)      162     Note 11       (1,983)    (2,995)
Income tax attributable to the
  policyholders' share of
  earnings on with-profits
  business....................     1,167           --         --        1,167        --                    1,167      1,762
                                 -------      -------     ------      -------      ----                  -------    -------
Income tax attributable to
  shareholders................      (568)        (664)      (410)        (978)      162                     (816)    (1,233)
Net dividends on preferred
  securities of
  subsidiaries................        --          (92)       (57)         (57)        3     Note 10          (54)       (81)
                                 -------      -------     ------      -------      ----                  -------    -------
    Net income................       888        1,131        699        1,587      (495)                   1,092      1,648
                                 =======      =======     ======      =======      ====                  =======    =======

Basic earnings per share
  (based on 3,784 million
  shares).....................                                                              Note 13         28.9p        44 CENTS
Diluted earnings per share
  (based on 3,803 million
  shares).....................                                                              Note 13         28.7p        43 CENTS

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.

    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ON A US GAAP BASIS
                                AT JUNE 30, 2000

    The following unaudited pro forma condensed combined balance sheet is based on the unaudited historical consolidated balance sheets of Prudential and American General at June 30, 2000 and reflects the proposed merger after giving effect to the pro forma adjustments described in the notes below. Adjustments have been made assuming that the merger was completed on June 30, 2000.

                                                 AMERICAN                               PRO FORMA                 PRO FORMA
                              PRUDENTIAL          GENERAL          AGGREGATE           ADJUSTMENTS                COMBINED
                              ----------   ---------------------   ---------   ----------------------------  -------------------
                                                 (NOTE 1)                                                         (NOTE 1)
                                 (LM)        ($M)        (LM)        (LM)         (LM)                         (LM)       ($M)
ASSETS
Total investments...........   103,541       71,539     47,377      150,918            68   Note 7           150,986    227,988
Separate account assets.....    34,700       25,600     16,954       51,654            --                     51,654     77,997
Finance receivables, net....     2,958       11,260      7,457       10,415          (207)  Note 7            10,208     15,415
Cash........................       970          274        181        1,151                                    1,151      1,739
Deferred acquisition
  costs.....................     4,163        5,452      3,611        7,774        (3,611)  Note 6             4,163      6,286
Present value of future
  profits...................       475        1,134        751        1,226         7,048   Note 6             8,274     12,494
Goodwill....................     1,941        1,462        968        2,909          (968)  Note 12           11,133     16,811
                                                                                    9,192   Notes 3,12
Other assets................     4,792        4,442      2,942        7,734           217   Note 8             7,951     12,005
                               -------      -------     ------      -------    ----------                    -------    -------
TOTAL ASSETS................   153,540      121,163     80,241      233,781        11,739                    245,520    370,735
                               =======      =======     ======      =======    ==========                    =======    =======
LIABILITIES
Policyholder benefit
  liabilities...............    74,531       67,301     44,570      119,101        (1,398)  Note 9           117,703    177,732
Separate account
  liabilities...............    34,700       25,600     16,954       51,654            --                     51,654     77,997
Undistributed policyholder
  allocations...............    18,726           --         --       18,726            --                     18,726     28,276
Debt........................     4,650       13,926      9,223       13,873          (121)  Note 10           13,752     20,765
Net deferred income tax
  liability.................     2,580          687        455        3,035         1,782   Note 11            4,817      7,273
Other liabilities...........    12,094        5,249      3,477       15,571            84   Note 14           15,655     23,639
                               -------      -------     ------      -------    ----------                    -------    -------
TOTAL LIABILITIES...........   147,281      112,763     74,679      221,960           347                    222,307    335,682
                               -------      -------     ------      -------    ----------                    -------    -------
COMPANY-OBLIGATED
  MANDATORILY REDEEMABLE
  PREFERRED SECURITIES OF
  SUBSIDIARIES HOLDING
  SOLELY COMPANY
  SUBORDINATED NOTES........        --        1,971      1,305        1,305           (37)  Note 10            1,268      1,915

MINORITY INTEREST...........       119           --         --          119            --                        119        180

SHAREHOLDERS' EQUITY
Common stock................        98          135         89          187             3   Notes 4,5            190        287
Additional paid-in
  capital...................       336          734        486          822        15,108   Notes 4,5         15,930     24,055
Treasury stock..............       (63)        (875)      (579)        (642)          579   Notes 4,5            (63)       (95)
Retained earnings...........     6,145        7,892      5,226       11,371        (5,226)  Notes 4,5          6,145      9,279
Accumulated other
  comprehensive income......      (376)      (1,457)      (965)      (1,341)          965   Note 5              (376)      (568)
                               -------      -------     ------      -------    ----------                    -------    -------
TOTAL SHAREHOLDERS'
  EQUITY....................     6,140        6,429      4,257       10,397        11,429                     21,826     32,958
                               -------      -------     ------      -------    ----------                    -------    -------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY......   153,540      121,163     80,241      233,781        11,739                    245,520    370,735
                               =======      =======     ======      =======    ==========                    =======    =======

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION ON A US
                                   GAAP BASIS

(1) The American General historical statements of income have been translated from US dollars to pounds sterling at average rates for the year ended December 31, 1999 and six months ended June 30, 2000 of $1.618 and $1.569 per L1.00, respectively. The American General historical balance sheet at June 30, 2000 has been translated from US dollars to pounds sterling at the rate of $1.51 per L1.00 (the noon buying rate in New York City on June 30, 2000).

    The pro forma combined income statements and balance sheet have been translated from pounds sterling to US dollars using a convenience translation rate of $1.51 per L1.00 (the noon buying rate in New York City on June 30, 2000).

(2) In these pro forma statements of income, American General's "Provision for finance receivable losses" and "Interest expense" of its consumer finance business have been included in "Other charges".

(3) The preliminary adjustments to revalue the assets and liabilities of American General to fair value and allocate the excess purchase consideration over fair value of the net assets acquired are as follows:

                                                                 L MILLIONS
                                                       ------------------------------
Issue of 1,836.8 million new Prudential ordinary
  shares to American General shareholders at 836
  pence per share (Note 4)...........................                         15,356

Fair value of stock options granted by Prudential to
  American General employees*........................                            330
Transaction fees of Prudential capitalized...........                             35
                                                                              ------
    Total purchase consideration.....................                         15,721

Net assets acquired:
Actual net assets as at June 30, 2000................              4,257
Fair value adjustments
  Total investments (Note 7).........................       68
  Deferred acquisition costs (Note 6)................   (3,611)
  Finance receivables, net (Note 7)..................     (207)
  Present value of future profits (Note 6)...........    7,048
  Historical goodwill (Note 12)......................     (968)
  Other assets (Note 8)..............................      217
  Policyholder benefit liabilities (Note 9)..........    1,398
  Debt (Note 10).....................................      121
  Net deferred income tax liability (Note 11)........   (1,782)
  Other liabilities (Note 14)........................      (49)
  Preferred securities of subsidiaries (Note 10).....       37     2,272
                                                        ------     -----
Adjusted net assets acquired.........................                          6,529
                                                                              ------
Goodwill arising on acquisition (Note 12)............                          9,192
                                                                              ======

       -------------------------------

       * Stock options currently held by American General employees will be converted to options to purchase an equivalent amount of Prudential shares based on an exchange ratio of 3.6622 Prudential shares for each American General share. The options granted will have similar terms to those granted by American General except that all options will be fully vested immediately prior to the merger. The fair value of the options to be granted has been estimated using a Black-Scholes option pricing model utilizing Prudential's assumptions.

(4) Each outstanding share of American General common stock will be converted into the right to receive at the election of the shareholder, either 3.6622 Prudential ordinary shares or 1.8311 Prudential ADSs (each of which evidences two Prudential ordinary shares).

    For the purposes of the purchase accounting adjustments within the unaudited pro forma financial information, the number of new Prudential ordinary shares to be issued upon completion of the merger has been calculated as 1,836.8 million. This is based on an estimated number of American General shares outstanding including phantom shares at March 12, 2001 of
    501.6 million multiplied by the exchange ratio of 3.6622 Prudential shares for each American General share. The value of each Prudential share issued in consideration is based on the average closing price on the London Stock Exchange between March 8 and March 13, 2001 of 836 pence per share.

(5) The pro forma common stock is summarized as follows:

                                                              (L MILLIONS)
Ordinary shares of Prudential...............................         98
Common stock of American General............................         89
Elimination of American General common stock on
  consolidation.............................................        (89)
Issue of 1,836.8 million new Prudential ordinary shares to
  American General stockholders.............................         92
                                                                  -----
Pro forma common stock......................................        190
                                                                  =====

    The treasury stock, retained earnings and accumulated other comprehensive income of American General are eliminated on consolidation. The adjustments to additional paid in capital are represented by adjustments of L15,264 million for the excess of the market value over the par value of Prudential shares issued to American General shareholders less American General's additional paid in capital of L486 million and L330 million for the fair value of the stock options granted by Prudential to American General employees.

(6) Adjustments have been made to remove American General's historical book value of deferred acquisition costs and present value of future profits ("PVFP"). These are replaced with Prudential's PVFP arising from the purchase of American General by Prudential, which represents the expected present value of future pre-tax profits from insurance and investment contracts in force at the purchase date. The PVFP excludes target surplus and excess net assets. The discount rate used in calculating the PVFP is 10%, which equates to 8.5% after an adjustment for the estimated carrying cost of capital.

    The adjustment to the pro forma combined income statements reflects the amortization of the acquired PVFP, removal of the historical deferred acquisition costs and related amortization, and the inclusion of deferred acquisition costs and amortization for the periods on business written after the assumed purchase date. PVFP is amortized in the manner similar to the amortization of deferred acquisition costs. Interest is accreted on the unamortized balance of PVFP at 6.3%, which represents the weighted-average credited rate on policyholder benefit liabilities. PVFP amortization, net of accretion, expected to be recorded for the six months ended December 31, 2000 is L156 million and in each of the next five years, is L292 million, L273 million, L261 million, L256 million and L261 million.

(7) The adjustment to the pro forma balance sheet arises from differences between fair value and historical book value of mortgage loans and investment real estate each classified within total investments and finance receivables.

    Differences between the fair values and historical book values at January 1, 1999 of fixed maturity securities, mortgage loans and finance receivables have been amortized using a constant effective yield. The difference between the fair value and historical book value of investment real estate has been reflected as an increase in depreciation expense based on the remaining useful lives of the properties and is included in investment results.

(8) The prepaid pension asset included in other assets has been adjusted to the fair value of the pension assets held in trust, net of the actuarial projected benefit obligation for future pension payments.

    The pro forma statements of income have been adjusted to eliminate amortization of unrecognized transition assets, prior service costs and net actuarial gains or losses.

(9) Policyholder benefit liabilities are restated at fair value. For the pro forma condensed statement of income, the fair value of policyholder benefit liabilities at January 1, 1999 was L2.4 billion higher than the historical recorded amount. This increase has been amortized in a manner consistent with the amortization of the fair value adjustment on fixed maturity securities.

(10) Long-term debt has been adjusted to estimated fair value, calculated as the present value of future cash flows discounted at current borrowing rates. Preferred securities of subsidiaries have been adjusted to fair value based on quoted prices.

    The differences between estimated fair values and historical book values of debt and preferred securities of subsidiaries has been amortized using a constant effective yield as an adjustment to interest expense included in other charges and net dividends on preferred securities of subsidiaries, respectively, in the pro forma statements of income.

(11) Deferred income tax has been recorded in the pro forma condensed combined balance sheet at 35% of the fair value adjustments excluding goodwill and certain merger-related liabilities which have been assumed to be non-tax deductible. For the pro forma condensed combined financial information, the tax impact of the adjustments excluding nondeductible items has been calculated at 35%.

(12) The adjustment for goodwill in the pro forma combined balance sheet is based on the goodwill arising on the merger of L9,192 million (Note 3) less the historical goodwill carried by American General of L968 million. In the pro forma condensed combined statements of income the goodwill arising on the merger has been amortized on a straight-line basis over 40 years.

(13) Basic earnings per share were calculated based on Prudential's historical weighted average shares outstanding plus the 1,836.8 million ordinary shares that will be issued to American General shareholders. Diluted earnings per share were calculated based on Prudential's historical diluted shares outstanding plus the 1,836.8 million ordinary shares that will be issued and
    7.2 million shares that would be issued if all stock options granted by Prudential to American General employees were exercised, computed using the treasury stock method.

(14) The net adjustments to other liabilities represent L43 million of employee taxes related to the change of control benefits which will be paid by American General, L27 million of transaction costs incurred by American General and a reduction of L21 million to restate the liability of other post-retirement benefit obligations to fair value plus L35 million of Prudential's transaction fees capitalized.

                       INFORMATION ABOUT AMERICAN GENERAL

    American General is the parent company of one of the largest diversified financial services organizations in the United States, with assets of $123 billion and shareholders' equity of $6.9 billion as of September 30, 2000. American General's operating divisions deliver a wide range of retirement services, life insurance, consumer loans, and investments to 12 million customers through focused distribution channels.

    American General has managed its business operations through three divisions, which are based on products and services offered:

    - RETIREMENT SERVICES. American General's retirement services division markets retirement products and services through two major distribution systems. American General's financial advisers sell tax-qualified annuities and mutual funds to employees of educational, health care, and government entities, and other not-for-profit organizations. American General also markets non-qualified annuities through representatives at banks and other financial institutions.

    - LIFE INSURANCE. American General's life insurance division provides traditional, interest-sensitive, and variable life insurance and annuities through multiple distribution channels. The division's primary focus is the sale of life insurance and annuity products to individuals. American General reaches its customers through independent and career agents, as well as banks, broker-dealers and financial planners.

    - CONSUMER FINANCE. American General's consumer finance division provides a wide variety of consumer finance products, including mortgages, consumer loans, retail sales financing and credit-related insurance. American General markets these products through a nationwide network of branch offices.

    American General was incorporated as a general business corporation in Texas in 1980 and is the successor to American General Insurance Company, an insurance company incorporated in Texas in 1926. American General's principal executive offices are located at 2929 Allen Parkway, Houston, Texas 77019, and its telephone number is (713) 522-1111.

    American General's common stock is listed and traded on the New York Stock Exchange, the Pacific Stock Exchange, the London Stock Exchange and the SWX Swiss Exchange under the symbol "AGC". First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for American General's common stock. Its address is P.O. Box 2500, Jersey City, New Jersey 07303-2500, and its telephone number is (800) 519-3111.

    Additional information regarding American General may be obtained as set forth above under "Where You Can Find More Information".

                             BUSINESS OF PRUDENTIAL

                                    OVERVIEW

    Prudential is a leading international financial services group, providing retail financial services and fund management in its chosen markets of the United Kingdom, the United States, Asia and continental Europe. At December 31, 2000, Prudential was one of the 20 largest public companies in the United Kingdom in terms of market capitalization on the London Stock Exchange. Prudential is not affiliated with Prudential Insurance Company of America.

    Prudential has been writing life insurance in the United Kingdom for over 150 years and has had the largest long-term fund in the United Kingdom for over a century. Prudential began writing property and casualty insurance in 1915, and expanded its business into British Commonwealth countries, including Singapore and Malaysia, in the 1920s and 1930s. In 1986, Prudential acquired Jackson National Life Insurance Company, a US insurance company writing life and fixed annuity business. In 1996, Prudential established its direct banking operations. In 1998, Prudential launched Egg, a leading e-commerce retail financial services provider and in 1999, Prudential acquired M&G, a leading UK fund manager. In 1999 and 2000, Prudential expanded its operations in Asia and continental Europe.

    In the United Kingdom, Prudential offers a range of retail financial products and services, including long-term insurance and asset accumulation products (life insurance, pensions and pensions annuities), personal lines property and casualty insurance, retail investment and unit trust products, fund management services and banking products. Prudential distributes these products through independent financial advisers, referred to as IFAs, and direct marketing, by telephone, mail and the internet as well as through its company salesforce, which is being phased out.

    At December 31, 2000, in the United Kingdom Prudential was:

    - the second-largest life insurance company in terms of market capitalization,

    - the proprietor of the largest long term fund of investment assets supporting long-term insurance products,

    - a top three mutual fund manager in terms of funds under management,

    - a leading e-commerce retail financial services provider, and

    - rated AAA by Standard & Poor's in terms of financial strength rating for Prudential Assurance's long-term fund.

    In the United States, Prudential offers a range of products through Jackson National Life Insurance Company, including fixed, equity-indexed and variable annuities, life insurance, guaranteed investment contracts and funding agreements. Prudential distributes these products through independent insurance agents, securities broker-dealers and banks, credit unions and other financial institutions. At December 31, 2000, in the United States Jackson National Life was:

    - the 20th-largest life insurance company, in terms of total assets,

    - the fifth-largest provider of individual fixed annuities in terms of sales,

    - the third-largest provider of equity-indexed annuities in terms of sales,

    - the 20th-largest provider of variable annuities in terms of sales,

    - a top ten provider of stable value products in terms of in-force liabilities, and

    - rated AAA by Standard & Poor's and A+ by A.M. Best Co. in terms of financial strength rating.

    In Asia, Prudential has operations in eleven countries and offers life insurance with health insurance options, personal lines property and casualty insurance and investment products, which it tailors to suit the local markets. Prudential distributes these products primarily through its agency sales forces and through bancassurance arrangements, including Standard Chartered Bank, and through banks and brokers for investment products in India. At December 31, 2000, in Asia, Prudential was:

    - the second-largest life insurance company in Singapore, in terms of new weighted premium business,

    - the second-largest life insurance company in Malaysia, in terms of new regular premium business,

    - the fourth-largest life insurance company in Hong Kong, in terms of new regular premium business,

    - one of only two foreign companies licensed to write life insurance in the city of Guangzhou, China, and

    - one of only two foreign wholly-owned companies with a license to sell life insurance in Vietnam.

    In Europe, Prudential currently offers life insurance and pensions in Germany and a single premium savings product in France. Prudential has also entered into non-exclusive strategic distribution arrangements with leading local distributors in both France and Germany.

    Prudential's operating profit before amortization of goodwill and tax for the periods indicated is set forth in the table below.

                                                      SIX MONTHS
                                                        ENDED
                                                       JUNE 30,       YEAR ENDED DECEMBER 31,
                                                      ----------   ------------------------------
                                                         2000        1999       1998       1997
                                                      ----------   --------   --------   --------
                                                                    (IN L MILLIONS)
Prudential Insurance Services.......................      186          378       333        323
Prudential Financial Services.......................       16           36        22         29
Prudential Intermediary Business....................       51          101        88         71
M&G.................................................       69           87        28         20
Egg.................................................      (81)        (150)      (77)       (22)
                                                        -----       ------     -----      -----
  Total UK operations...............................      241          452       394        421
                                                        -----       ------     -----      -----
US operations.......................................      230          451       411        367
Asian operations....................................        9           15        13         11
European operations.................................       --            6         4          1
Group activities....................................      (55)         (78)       38         34
UK restructuring....................................       --          (70)       --         --
                                                        -----       ------     -----      -----
  Continuing operations.............................      425          776       860        834
                                                        =====       ======     =====      =====

                                    STRATEGY

SHAREHOLDER FOCUS

    Prudential's commitment to its shareholders is to maximize the value over the time of their investment. Prudential has a clear focus on managing for value, which drives how it sets its strategic goals, monitors business performance and incentivises and rewards management. Prudential's aim is to deliver top quartile performance within the FTSE 100 in terms of total shareholder returns. For the three-year period ended December 31, 2000, Prudential's total shareholder return was ranked in the 26th percentile of relevant comparable companies. For the three-year periods ended December 31, 1998 and 1999, Prudential was ranked in the 14th and ninth percentiles, respectively.

BUILDING THE PLATFORM

    In recent years, the global retail financial services industry has undergone significant change. Changes in underlying demographics, government attitudes, technology and customer demands are all driving fundamental change in the industry. Prudential is determined to deliver superior returns to its shareholders and has therefore fundamentally reconfigured its business to compete more effectively in this changing environment.

    In the last five years, Prudential has transformed itself from a business with a narrow product range and limited distribution channel focus to a multi-channel, multi-brand business with a broad product range and a clear retail financial services focus. At the same time, Prudential has withdrawn from those operations or markets that did not meet its target returns or that did not offer the opportunities to achieve critical mass.

    Prudential has significantly restructured its traditional insurance operations in both the United Kingdom and the United States to improve customer focus and management accountability and to broaden its product range and distribution reach.

    In the United Kingdom, Prudential has restructured its businesses into smaller, more accountable business units with a clear customer and marketing focus and in February 2001 announced its intentions to further restructure its direct sales force, shifting its focus to alternative distribution channels. Prudential has also acquired Scottish Amicable and M&G Group plc, or M&G, to increase its exposure and range of products within the critical independent financial adviser market. The launch of Prudential Banking and Egg has added banking products to Prudential's portfolio and anticipated the growth in customer use of e-commerce.

    In the United States, Prudential has significantly diversified its product range and distribution strategy. Prudential has launched and developed its own equity-based, index-linked and stable value product ranges, successfully entered the broker-dealer market and significantly grown its presence in the bank channel.

    In Asia, Prudential has expanded its operations from three to eleven countries through a combination of acquisition, corporate ventures and organic initiatives. Prudential has made considerable progress in growing both its more established markets of Hong Kong, Singapore and Malaysia, and establishing itself in its newer markets of India, Taiwan, Vietnam, China and Japan. Prudential is one of only three pan-Asian insurance providers and has a significant presence across the region.

    The cost of development initiatives has adversely impacted, and will continue to adversely impact, short-term earnings, but Prudential believes that each of these investments is building long-term shareholder value. This value is clearly demonstrated by the scale and mix of Prudential's new business sales. In 1999, new business inflows exceeded L18 billion with over 80% coming from channels other than traditional sales and agency forces, and almost 70% coming from products that Prudential did not offer five years ago.

    This transformation has created a strong platform to pursue strategic initiatives for future growth and shareholder value creation.

GROWING THE BUSINESS

    Prudential is conscious that the retail financial services industry continues to change, and it expects to continue to adapt its business to build competitive advantage and deliver superior returns to shareholders. Prudential will pursue its key strategic themes of maintaining focus on its customers, developing leading technology and e-commerce capabilities to improve further customer access and service and to drive down costs, and driving growth in new and expanding markets.

FOCUSING ON CUSTOMERS

    Prudential's goal is to deliver the products that its customers want, through the distribution channels they wish to use. Prudential is continually exploring opportunities to expand its distribution reach and broaden its product offering.

    Within the United Kingdom, Prudential now has a leading position in its chosen distribution channels and product ranges. Prudential occupies leading positions in the IFA and direct and e-commerce channels. Prudential's products range from traditional pensions and long-term savings products to pension annuities, unit trusts and retail banking products. Prudential's stable of brands includes both the "Prudential" and "M&G" brands, two of the most respected names in life insurance and retail fund management, respectively, together with one of the United Kingdom's most recognized internet banking brands, "Egg".

    The initial public offering of a minority stake in Egg in June 2000 was an important step towards ensuring that Prudential realizes the full potential of this business. This independent quotation is designed to provide Egg with the ability to grow and expand with its own acquisition currency and to enhance its ability to recruit, retain and incentivize staff. At the same time, Prudential will continue to invest in all of its UK businesses to ensure it retains its market-leading positions.

    In the United States, Prudential, through Jackson National Life, is one of the few providers to have a significant market position across the range of fixed, variable and equity-indexed annuity products. It also offers life and stable value products. Jackson National Life has expanded its distribution channels to include independent agents, broker-dealers and banks and other financial institutions. Prudential will continue to seek opportunities to expand its product range and distribution capability in the United States, both through acquisition and organic initiatives, and its exposure to equity-based products, including variable annuities and mutual funds.

    Across Asia, Prudential is a market leader in developing innovative savings and insurance products. It has leveraged its UK and US product expertise and proactively worked with Asian regulators to bring new products to market. Prudential has offered mutual fund products in India since 1998, and at June 30, 2000 had L628 million of funds under management. In October 2000, Prudential acquired an 89% interest in a Taiwanese mutual fund company, Core Pacific Securities Investment Trust Enterprise, renamed Prudential Securities Investment Trust Enterprise (Prudential SITE). Building on its initiatives in India and Taiwan, Prudential intends to develop mutual fund offerings in other Asian countries. Prudential is also working to create a multi-channel distribution capability including e-commerce initiatives across the region. In addition to its core agency distribution channel, Prudential has established bancassurance operations in Singapore, Hong Kong, Malaysia and Indonesia.

INVESTING IN TECHNOLOGY

    Prudential believes that technology is a key enabler in its industry in both driving efficiency through lower costs of administration and as a major distribution channel across the group. Prudential is investing significant resources in technology because it believes technology to be a source of considerable competitive advantage.

    The development of Egg is the most visible and high profile example of Prudential's investment in technology. Prudential believes that Egg has developed significant first-mover advantage in the e-commerce retail financial services market in the United Kingdom. Egg is, however, just one example of a number of developments Prudential has underway; all parts of Prudential are rapidly progressing in making e-commerce integral to the way Prudential does business.

    In the United Kingdom, Prudential Financial Services is using the latest e-commerce technology to provide corporate pensions and services designed to increase employee participation and drive down costs. Prudential Intermediary Business has an extranet service for IFAs. This enables IFAs to have instant access to online services and information and is an integral part of Prudential's service proposition in the IFA market.

    In the United States, Prudential already uses the internet to service agents and customers and has launched new services, including online transactions, customized illustrations and presentations. Prudential's financial planner broker-dealer has been built around a highly efficient e-commerce platform; currently 90% of its general securities trades are processed over the internet.

    In Asia, internet usage is anticipated to grow in the next few years and Prudential is actively engaged in developing e-commerce solutions across the region.

DRIVING GROWTH IN NEW AND EXPANDING MARKETS

    Within its existing markets of the United Kingdom, the United States and Asia, Prudential believes fundamental shifts in demographics and in pension provision will create significant opportunities for future profitable growth.

    At the same time as driving growth in its existing markets, Prudential continues to seek new markets in which it believes it can create real value for its shareholders. In 1999, Prudential announced a return to continental Europe with agreements with CNP Assurances, France's leading life assurer, and Signal Iduna, one of Germany's major insurance providers. Prudential believes that many of the characteristics of the European market, such as an aging population, the gradual shift in retirement provision from state to individual, and the historical absence of equity-based investment products, make it a potentially significant growth market.

    Prudential's strategy for continental Europe involves harnessing its equity-based product expertise and tailoring it for individual European markets. Prudential plans to distribute its products through a series of non-exclusive strategic partnerships with leading local financial service providers, focusing on the four most populous markets of France, Germany, Spain and Italy.

    Prudential believes that Asia also offers significant opportunities for growth. During 1999 and 2000, Prudential made considerable progress in establishing itself in new markets in Asia. In China, Prudential received a license to write life assurance business in the city of Guangzhou and commenced operations in the last quarter of 2000. Prudential will endeavor to obtain licenses for other cities in China. During 1999, Prudential also acquired Chinfon Life in Taiwan, subsequently renamed Prudential Life Assurance Company, and obtained a life insurance license in Vietnam. In Hong Kong, Prudential formed a joint venture with the Bank of China International to target the compulsory Mandatory Provident Fund market.

    In India, Prudential has successfully entered the mutual fund market in a venture with The Industrial Credit and Investment Corporation of India Ltd. (ICICI) and has re-established the Prudential brand in India. Following the liberalization of the Indian life insurance market in 2000, ICICI Prudential Life Insurance, Prudential's joint venture with ICICI, received a life insurance license in India.

    In February 2001, Prudential commenced life insurance business in Japan following its acquisition of Orico Life.

    The success of Prudential's mutual fund operation in India has encouraged it to initiate the development of similar offerings across Asia and in October 2000, Prudential acquired an 89% interest in Prudential SITE. This, together with the anticipated growth in internet usage across the region, provides Prudential with potentially significant opportunities to accelerate its growth and profits from the Asian market.

    Prudential continues to consider opportunities to acquire businesses to further the strategy of growing its business, particularly in new and expanding markets. Prudential may finance these acquisitions with bank borrowings, debt or equity issuances or a combination of such financings.

SUMMARY

    Prudential's strategic initiatives over the past five years have significantly changed the shape and focus of its group and have built a platform for further growth and value generation. Prudential believes that by continuing to implement its strategy of investing in broader distribution and product innovation for the benefit of its customers, continuing to invest in technology to drive efficiency and expand e-commerce channels, and driving growth in its newer markets, it will maximize value for its shareholders both now and over the long term.

                            SIGNIFICANT SUBSIDIARIES

    The table below sets forth Prudential's significant subsidiaries.

                                            PERCENTAGE            COUNTRY OF
NAME OF COMPANY                              OWNED(1)           INCORPORATION
------------------------------------------  ----------   ----------------------------
Jackson National Life Insurance
  Company(2)..............................      100%     United States
Prudential Annuities Limited(2)...........      100%     England and Wales
The Prudential Assurance Company
  Limited.................................      100%     England and Wales
Prudential Assurance Company Singapore
  (Pte) Limited(2)........................      100%     Singapore
Prudential Banking plc(2) (3).............       79%     England and Wales
M&G Investment Management Limited(2)......      100%     England and Wales
Scottish Amicable Life plc(2).............      100%     Scotland

NOTES:

------------------------

(1) Percentage of equity owned by Prudential directly or indirectly. The percentage of voting power held is the same as the percentage owned.

(2) Owned by a subsidiary of Prudential.

(3) Prudential Banking plc is a wholly-owned subsidiary of Egg plc, a subsidiary of Prudential. After an initial public offering of approximately 20% of the shares of Egg plc in June 2000, Prudential owns nearly 80% of Egg plc.

                                  UK BUSINESS

INTRODUCTION

    The following discussion of Prudential's UK business describes:

    - the UK retail financial services market;

    - Prudential's UK business units;

    - Prudential's products, including reinsurance arrangements and reserving practices;

    - shareholders' participation in Prudential's long-term insurance business; and

    - other matters, including pensions misselling, other general compliance matters, UK restructuring and implications of stakeholder pensions.

    In the six months ended June 30, 2000, Prudential's UK operations generated operating profit before amortization of goodwill and tax of L241 million compared with L210 million in the six months ended June 30, 1999. In the first half of 2000, Prudential's total new business insurance and investment premiums were L3,289 million, 66% of which came from IFAs, 24% of which came from Prudential's company sales force and 10% of which were sold directly. In 1999, Prudential's UK operations generated operating profit before amortization of goodwill and tax of L452 million. In 1999, Prudential's total new business insurance and investment premiums were L7,241 million, 73% of which came from IFAs, 25% of which came from Prudential's company salesforce and 2% of which were sold directly. At
June 30, 2000, Egg had deposits of L7,722 million and a mortgage and credit book of L2,984 million. Egg achieved its original five-year deposits target within seven months of its launch.

UK RETAIL FINANCIAL SERVICES MARKET OVERVIEW

    The United Kingdom is the world's fourth largest life insurance market in terms of premiums and is one of the largest retail banking markets. In recent years, the UK insurance and banking markets have changed significantly and are continuing to evolve as a result of changes in regulation and government policy, demographics, technological development and consumer awareness and attitudes. Retail financial services providers are adapting to these changes by broadening the range of products that they offer and the means by which those products are distributed to and accessed by customers.

    The historical divisions between insurance, banking and other financial products have been eroded. It is increasingly common for providers to offer a range of pension products, life products and services, property and casualty insurance, banking products and retail investment products and services. Consumers are increasingly being offered access to these products through direct marketing and e-commerce, as well as through the traditional company sales force, IFA and bank branch distribution channels.

    New entrants to the retail financial services market have capitalized on the relatively simple nature of many savings, investment, property and casualty insurance and banking products designed for direct distribution channels and used their established retail brands and advanced technology to market these products. New entrants are also taking advantage of the lower cost barriers to entry afforded by internet distribution, especially in the area of retail banking.

    Competition among retail financial service companies is focused on product range, distribution reach, brand, investment performance, specific benefits offered by products, charges and financial strength.

DISTRIBUTION

    Retail financial services and products are distributed face-to-face, through branches, tied agents, company sales forces and IFAs, or directly by mail, telephone and over the internet. Tied agents are exclusive agents who represent only one insurer and must offer customers the products most suitable to their needs, but only from the range of products offered by that insurer. The insurance company that employs the agent is responsible for the agent's conduct. IFAs are required by law to provide the best advice to customers, considering all of the products available in the market and the customer's particular circumstances, and are legally responsible for their own advice. In contrast, company sales forces may only sell the products of the company by which they are employed, but they must also provide the best advice concerning the products offered by their company and the customer's particular circumstances. A company has legal responsibility for the advice its sales force provides.

    Increasingly, consumers require access that is compatible with their lifestyle. IFAs, banks, direct marketing and e-commerce distribution are gaining market share at the expense of traditional company sales forces. Direct and e-commerce distribution methods are generally lower-cost than other methods but have not been conducive to providing financial advice to the consumer to date. Accordingly, products distributed directly are generally more straightforward and have lower, often fee-based, charges. Although the e-commerce market is still small, it is expanding rapidly and Prudential believes it has considerable potential for further growth.

    More complex products that require advice are not typically offered by direct marketing, but are distributed face-to-face through IFAs or by company sales forces, permitting advice to be provided.

PRODUCTS

    The traditional life insurance product offered by UK life insurance companies was a long-term savings product with a life insurance component. The life insurance element conferred tax advantages that distinguished the traditional life insurance products offered in the United Kingdom from the savings products offered by banks, building societies and unit trust companies. The gradual reduction of these tax advantages and increasing sales of single premium life products has resulted in the distinction between life insurance and other long-term savings products becoming less important. Pension products remain tax-advantaged within certain limits.

    Demand for private personal pension and savings products has increased during recent years, in part reflecting a change in the UK government's approach to social security that has encouraged long-term savings through tax advantages, but also in reaction to the growing realization that state-provided pensions are unlikely to provide sufficient retirement income. An aging population is focusing on asset-accumulation and other retirement products to supplement their state benefits, while younger generations are focusing on pension and long-term savings products as well as health and income protection cover.

    In 1988, the UK government introduced new pensions legislation intended to encourage more individuals to make their own arrangements for their pensions. During the period from 1988 to 1994, many individuals were encouraged by insurance companies and intermediaries not to join their occupational pension plans, to opt out of their occupational plans or to transfer their accumulated pension entitlement to a private pension product. Subsequently, the UK regulator determined that this was not the best advice for many individuals. Providers of UK long-term products are required to compensate those individuals who were incorrectly sold private pension products. Pensions misselling adversely affected consumer confidence in the financial services industry. However, the pensions industry has worked closely with the UK regulator to resolve this issue and is currently in the second phase of a review of missold products to determine compensation and settle claims.

    During the late 1980s, the UK government began encouraging individuals to invest in equities, with particular emphasis on UK equities. The UK government's privatization program and the introduction of tax-advantaged Personal Equity Plans, referred to as PEPs, in 1988 have considerably widened the UK equity investor base. The current UK government replaced PEPs in April 1999 with Individual Savings Accounts, referred to as ISAs, a new tax-advantaged product that offers equity, insurance and deposit investment options.

    The UK government is introducing "stakeholder pensions" in April 2001. Stakeholder pensions are discussed under "--Implications of Stakeholder Pensions" in this section below.

WITH-PROFITS PRODUCTS

    The majority of the life and pensions business traditionally written in the United Kingdom is with-profits business. For with-profits products, the policyholder's premiums are paid into a life insurance company's with-profits fund, which is part of a company's long-term fund. In the with-profits fund, the premiums are invested in a range of assets, including equities, real estate and fixed interest securities. The with-profits policyholders receive a share of the profits arising from these investments.

    The policyholder's share of the profits is distributed through a combination of annual bonuses, which are added to policies each year and guaranteed in accordance with the terms of the particular product, and terminal bonuses, added on death, maturity or surrender. It is typical in the industry to transfer to shareholders in respect of bonuses an amount equal to one-ninth of amounts allocated to with-profits policyholders through bonuses from the company's with-profits fund.

UK BUSINESS UNITS

OVERVIEW

    Prudential's UK business is structured into business units, each focusing on their respective target customer markets. Prudential's UK business units are:

    - UK insurance, comprising

       --  Prudential Financial Services,

       --  Prudential Insurance Services, and

       --  Prudential Intermediary Business,

    - M&G, and

    - Egg.

    The business units target different sectors of the UK financial services market and enable Prudential to provide a multi-brand, multi-distribution offering in the United Kingdom. These business units, together with their respective products, brands, distribution channels and principal corporate entities, are set forth in the diagram below.

                            PRUDENTIAL             PRUDENTIAL
                            FINANCIAL               INSURANCE                 PRUDENTIAL INTERMEDIARY
                             SERVICES               SERVICES                         BUSINESS                       M&G
                       --------------------  -----------------------  ---------------------------------------  --------------
               Brands  - Prudential          - Prudential             - Scottish Amicable   - Prudential       - M&G

             Products  - Group pensions      - Life products          - Life products       - Insurance        - Retail
         Manufactured  - Pension annuities   - Individual pensions    - Individual            products           investment
                                             - Investment products      pensions            - Pension            products
                                             - Personal lines         - Company pensions      annuities        -
                                               property and casualty  - Pension annuities                       Institutional
                                               insurance              - Investment                               fund
                                                                        products                                 management

 Products Distributed  - All of the above    - All of the above       - All of the above    - All of the       - Retail
                       - Individual and                                                       above              investment
                         group pensions                                                                          products
                       - Pension annuities                                                                     -
                       - Life products                                                                          Institutional
                       - Banking products                                                                        fund
                       - Retail investment                                                                       management
                         products                                                                                services
                       - Personal lines
                         property and
                         casualty insurance

         Distribution  - Company sales       - Company salesforce     - IFAs                - IFAs             - IFAs
             Channels    force               - Direct Marketing       - Tied agents                            - Direct
                       - Direct marketing    -- Internet                                                         marketing
                       - IFAs                -- Mail                                                           - Asset
                       - Asset consultants   -- Telephone                                                        consultants
                       - Company intranets                                                                     - Company
                                                                                                                 salesforce

            Principal  - The Prudential      - The Prudential         - Scottish Amicable   - The Prudential   - M&G Group
            Corporate   Assurance Company     Assurance Company        Life plc              Assurance          Limited
             Entities    Limited               Limited                                        Company Limited  - Prudential
                                                                                            - Prudential        Collective
                                                                                              Annuities          Investments
                                                                                              Limited            Limited


                             EGG
                       ---------------
               Brands  - Egg
             Products  - Banking
         Manufactured    products
                       -- Deposits
                       -- Mortgages
                       -- Loans
                       -- Credit card
 Products Distributed  - All of the
                         above
                       - Intermediated
                         retail
                         shopping
         Distribution  - Direct
             Channels    marketing
                       -- Internet
                       -- Mail
                       -- Telephone
                       - Prudential
                         company
                         salesforce
            Principal  - Egg plc
            Corporate  - Prudential
             Entities    Banking plc

PRUDENTIAL FINANCIAL SERVICES

    Prudential Financial Services comprises Prudential's company sales force distribution channel and its group pensions product manufacturing and service operations. Prudential's company sales force provides advice about Prudential's products and sales service at the time and place of its customers' choosing.

    Prudential offers a wide range of products through its company sales force, which are marketed under the "Prudential" brand. The products distributed include:

    - long-term products:

       --  life insurance savings-type products and pure protection products,

       --  individual and corporate pensions, and

       --  pension annuities,

    - personal lines property and casualty insurance,

    - retail investment products, and

    - banking products.

    In addition to distribution through its company sales force, Prudential Financial Services also distributes Prudential's corporate pension products and markets its plan administration services through consulting actuaries, benefits advisers and its company sales force. Both consulting actuaries and benefits advisers are IFAs, but are not generally the same as the retail IFAs with whom Prudential works through Prudential Intermediary Business.

    The following table shows total long-term new business premiums for Prudential Financial Services for the periods indicated.

                                          SIX MONTHS ENDED
                                              JUNE 30,          YEAR ENDED DECEMBER 31,
                                          ----------------   ------------------------------
                                                2000           1999       1998       1997
                                          ----------------   --------   --------   --------
                                                 (IN L MILLIONS, EXCEPT PERCENTAGES)
Total long-term new business premiums...        1,226         2,528      2,143      2,245
Percent of total UK long-term new
  business premiums.....................      46%               38%        48%        57%

    On February 13, 2001, Prudential announced a plan to restructure its direct sales force and customer service channels in its UK insurance operations. Prudential is shifting its focus from a large direct sales force to alternative distribution channels. The changes include an expanded customer service offering through the telephone, the internet and the workplace; greater accessibility to a comprehensive product range; a smaller face-to-face sales force focusing on financial planning services; and back-office administration and support functions.

    Under the restructuring plan,

    - The 1,400 current direct sales consultants will be replaced by a smaller specialist force of qualified advisers providing a face-to-face financial planning service. This team is expected to grow to around 250 advisers.

    - A team of 100 consultants will provide information and advice on pensions and other products to customer groups within corporate business clients, small and medium enterprises and affinity groups.

    - A simple financial healthcheck service is expected to be available online or over the telephone from 2002 in an effort to provide financial decision-making tools to help customers assess their individual needs.

    Prudential anticipates that the restructuring will result in 2,000 jobs being made redundant and expects to incur costs of L110 million, of which L13 million will be borne by the shareholders' funds.

    Prudential Financial Services also intends to be a major provider of stakeholder pensions. Prudential is developing a marketing and distribution platform that uses the latest e-commerce technology to provide corporate pensions products and services, thereby increasing employee participation and enabling it to deliver products in an increasingly competitive market. See "--Implications of Stakeholder Pensions" in this section below.

PRUDENTIAL INSURANCE SERVICES

    Prudential Insurance Services comprises the product manufacturing and service operations for the majority of the Prudential-branded products. The products manufactured include:

    - Long-term products:

       -- life insurance savings type products and pure protection products, and

       --  individual pensions, and

    - Personal lines property and casualty insurance.

    Long-term products are distributed through Prudential's company sales force and, in addition, Prudential Insurance Services assists life and pensions customers by telephone and the internet. Prudential Insurance Services also provides service to customers who hold any of Prudential's UK life and pensions products that are now closed to new business.

    Prudential's personal lines property and casualty insurance is distributed by telephone and the internet, including through Egg's general insurance supermarket, in addition to sales by the company sales force.

PRUDENTIAL INTERMEDIARY BUSINESS

    Prudential Intermediary Business markets a range of products under the Scottish Amicable and Prudential brands, including its market-leading Prudence Bond.

    Prudential Intermediary Business offers the following products to IFAs to sell to their clients:

    - long-term products:

       -- life insurance, including savings-type products and pure protection products,

       --  individual pensions,

       --  company pensions,

       --  pensions annuities and

    - retail investment products.

    The following table shows total long-term new business premiums for the Prudential Intermediary Business unit for the periods indicated.

                                          SIX MONTHS ENDED
                                              JUNE 30,          YEAR ENDED DECEMBER 31,
                                          ----------------   ------------------------------
                                                2000           1999       1998       1997
                                          ----------------   --------   --------   --------
                                                 (IN L MILLIONS, EXCEPT PERCENTAGES)
Total long-term new business premiums...        1,407         4,130      2,346      1,700
Percent of total UK long-term new
  business premiums.....................      53%               62%        52%        43%

    The operations of Prudential Intermediary Business are based in Craigforth, Scotland. Prudential has a network of approximately 13,600 IFAs and 250 tied agents through whom it markets its IFA products throughout the United Kingdom. Prudential Intermediary Business also provides administrative support and services to third parties.

    Larger IFAs and IFA networks maintain "panels" of preferred providers for each type of product. Prudential's goal is to provide IFAs with high-quality products, service and support so that it maintains its position as a preferred provider in each of its chosen market segments. In 1999, IFA customers voted Scottish Amicable a five-star service award, the highest rating possible, in the life and pension category and the investment category of the FINANCIAL ADVISER magazine's industry awards.

    Prudential has continued to develop products to satisfy the requirements of its customers and in response to demand from the IFAs through whom it distributes. In 1999, Prudential launched significant new initiatives, including a range of unit-linked IFA products, ISAs and unit trusts. In 1999, several products that are distributed through Prudential Intermediary Business, including Scottish Amicable's Home Purchaser endowment policy and Prudence Bond, received top ratings in UK industry awards. Prudential also launched a new Scottish Amicable-branded group pension product in 2000 to meet the expected criteria of the UK government's proposed stakeholder pensions legislation. Prudential Intermediary Business is also using technology as an integral part of its IFA distribution channel. An extranet service for IFAs was launched in early 2000 that enables IFAs to have instant access to online services and information and to further improve the quality of service offered to IFAs.

    Prudential also offers pensions annuities under the Prudential brand. Its pension annuity operations offer pension annuities through IFAs and the company sales force. Prudential has recently expanded its pension annuity product offering to include bulk annuities, in addition to traditional individual pensions annuities.

    Distribution of products to IFAs will be increased through the formation of a new company, Scottish Amicable Financial Services, that will distribute both Scottish Amicable and Prudential-branded products through a combined wholesale sales force.

M&G

    Prudential's fund management business in the United Kingdom is M&G. This business currently comprises a retail fund management business and fixed income institutional and internal fund management activities.

    Following the acquisition of M&G Group plc in 1999, Prudential has merged its existing UK fund management operation, Prudential Portfolio Managers, or PPM, into the M&G operation.

    In the United Kingdom M&G specializes in those areas of fund management where it believes that it has a competitive advantage. These areas are unit trusts, fixed income and pooled life and pension funds. M&G therefore sold its UK institutional equity businesses in 2000.

    The following table shows group funds under management at the dates indicated.

                                            AT JUNE 30,            AT DECEMBER 31,
                                            -----------   ----------------------------------
                                               2000         1999           1998       1997
                                            -----------   --------       --------   --------
                                                            (IN L BILLIONS)
Retail fund management....................      13.6        15.2            2.9        1.9
Institutional fund management.............       7.6        21.6           15.1       15.1
Internal fund management..................     135.0       133.2          110.3      101.7
                                               -----       -----          -----      -----
    Total.................................     156.2       170.0(1)       128.3      118.7(2)
                                               =====       =====          =====      =====

------------------------

(1) Includes L12 billion relating to M&G's institutional equity business, which was sold in 2000.

(2) Includes L5.7 billion relating to discontinued operations.

RETAIL FUND MANAGEMENT

    M&G's retail fund management business comprises distribution of its retail investment products and the management of the funds invested in these products by its customers. Total long-term new business premiums for the six months ended June 30, 2000 for M&G products, distributed directly and through the IFA channel, were L656 million and comprised 20% of total UK new business premiums. Total new business premiums for the eight months ended December 31, 1999 were L583 million and comprised 8% of total UK new business premiums.

    M&G markets and distributes its range of retail investment products through IFAs, directly and through Prudential's company sales force. In addition, M&G is one of the few UK providers offering unit trust purchases over the internet.

    M&G provides retail fund management skills and experience, complementing its internal investment management skills. Prudential believes that retail fund management will continue to increase in importance as individuals, encouraged by UK government policy, increasingly demand transparent investment products.

    M&G believes that investment products, such as unit trusts, will increasingly form the core products of future savings and pensions plans in the United Kingdom and Europe.

INTERNAL FUND MANAGEMENT

    M&G's internal fund management activities are based in the United Kingdom. It has offices in London and Cape Town and manages Prudential's internal funds. Its largest client is Prudential Assurance's long-term fund which had L80 billion of funds at June 30, 2000. M&G subcontracts its internal fund management operations in the United States and Asia to PPM America and PPM Asia, respectively. M&G monitors global investment and economic conditions, while its regional fund management offices provide M&G with local knowledge and experience.

    In the United Kingdom, M&G is one of the largest investment managers, with more than L152 billion of funds under management at June 30, 2000 (including the funds subcontracted to PPM America and PPM Asia). These funds represent
L130 billion of internal funds, L8 billion of institutional funds and L14 billion of retail funds. In addition, Jackson National Life's internal funds included L4 billion managed by external fund managers. As at December 31, 1999, M&G was the largest investor in UK equities, controlling 3% of the equities listed on the London Stock Exchange.

    Prudential's funds have generally enjoyed the benefit of being more heavily invested in equities than those of its traditional life insurance competitors. However, in common with other value-oriented investment managers, a number of its key funds under-performed their relevant stock market indices in 1999 and 1998. This under-performance was due to a number of factors, including the concentration of performance in a limited number of sectors and stocks, together with stretched valuations in major equity markets, which created difficult investment conditions for all value-oriented investors.

EGG

    Egg offers banking products and services under the Egg and Prudential brands through the internet as well as through the company salesforce. In June 2000, approximately 20% of the shares of Egg plc were offered in an initial public offering. The offering was intended to enable Egg to maximize potential growth in the UK domestic market and, over time, internationally. Egg has continued to develop and enhance its range of products and services, adopting new technologies for the benefit of customers while growing rapidly and retaining its market-leading position.

    The following table shows the actual balances for Egg products at the dates indicated.

                                                AT JUNE 30,          AT DECEMBER 31,
                                                -----------   ------------------------------
                                                   2000         1999       1998       1997
                                                -----------   --------   --------   --------
                                                              (IN L MILLIONS)
Mortgage loans................................     2,053       1,622        642       207
Personal loans................................       314         207         33         8
Credit card receivables.......................       617         228         --        --
Customer deposits.............................     7,722       8,157      2,188       958

    Egg currently offers Egg-branded and Prudential-branded banking products and intermediated services on the internet (WWW.EGG.COM). Egg was launched in October 1998 with the goal of attracting new customers and developing a direct distribution channel. Egg's target customer base is relatively affluent, and it has designed its products and services for customers who manage their own financial affairs, do not need advice, seek consistently good value, simple products and prefer the flexibility offered by remote access. Prudential believes that Egg will continue to develop into a significant business as internet access becomes more commonplace and technology improves.

    At Egg's launch, the initial goal was to attract L5 billion in deposits in the first five years. That goal was achieved in the first seven months of operation, principally through opening accounts by telephone, and later over the internet. In April 1999, Egg began accepting new applications for deposit accounts exclusively through the internet. At June 30, 2000, Egg had approximately 1.1 million customers.

    Egg has also added a new product to its range of savings products that can only be serviced through the internet and launched an internet application process for both mortgages and personal loans. Egg's internet-only savings product offers better rates of interest than its other deposit accounts, which can also be serviced over the telephone and by mail. Administration fees are waived on Egg's internet mortgage products. In September 1999, Egg launched the Egg Card, the UK's first credit card designed for the internet. In April 2000, Egg announced a partnership with The Boots Company plc to distribute a joint credit and loyalty card to Boots customers.

    Egg also launched an online shopping portal on its website in September 1999. Customers who purchase through this shopping site with the Egg Card receive cash back on their purchases. In addition, customers are able to use search functionality to compare products according to selected criteria, including price.

    Egg also launched an independent, execution-only unit trust supermarket on its website in March 2000. The site, which enables customers to purchase and manage their unit trusts online, offers interactive educational and information tools to help customers assess their investment needs, a personal balance sheet to help them manage their wealth, and a wide range of over 220 funds from leading investment fund managers. At June 30, 2000, funds under management totaled L22 million.

    Egg launched an independent, execution-only insurance intermediation service in the second half of 2000. The site offers a range of personal lines insurance products from a number of insurance companies, including Prudential.

    In July 2000, Egg acquired a 39.6% stake in IFonline plc. IFonline operates a business-to-business internet mortgage transaction-processing service for financial intermediaries and mortgage product providers and will provide the platform for Egg's mortgage supermarket. Egg's mortgage supermarket will give borrowers access to hundreds of mortgages from leading suppliers, including Egg, through a single website.

    In December 2000, Egg announced the launch of a new third-party mortgage administration joint venture with Marlborough Stirling, a UK software and services provider to financial services markets, including the mortgage market.

    Prudential believes that Egg has gained a significant advantage in the provision of internet-based financial services by being among the first to the market with the services and products it offers. Egg has developed into an online marketplace, enabling clients to obtain products and services ranging from core banking products (deposit accounts, mortgages, personal loans and credit cards) and related financial services to intermediated financial and non-financial products and services. Egg continues to explore other electronic channels, including mobile telephone, digital television and broadband communications, and is currently investigating a number of opportunities in several markets and product sectors in the United Kingdom and internationally.

PRUDENTIAL'S UK PRODUCTS

    Prudential offers a range of products in the United Kingdom, including long-term insurance products, personal lines property and casualty insurance, banking products, retail investment products and fund management and other services. Prudential's long-term products comprise life insurance, pension products and pensions annuities. The discussion that follows focuses on Prudential's core products for each type of business.

    The following table shows Prudential's UK new business premiums by product line and distribution channel for the periods indicated. New business premiums include deposits for policies with limited or no life contingencies.

                                                  SIX MONTHS ENDED
                                                      JUNE 30,          YEAR ENDED DECEMBER 31,
                                                  ----------------   ------------------------------
                                                        2000           1999       1998       1997
                                                  ----------------   --------   --------   --------
                                                                   (IN L MILLIONS)
Life insurance
  With-profits..................................        1,115         2,948      1,860      1,810
  Unit-linked...................................           53           126        202        105
  Other.........................................            2             5          4          7
                                                        -----         -----      -----      -----
    Total life insurance........................        1,170         3,079      2,066      1,922
Pensions
  With-profits individual.......................           55           172        152        194
  Unit-linked individual........................          122           162        215         70
  DSS rebates...................................          226           239        208        191
  Corporate.....................................          442           731        537        447
                                                        -----         -----      -----      -----
    Total pensions..............................          845         1,304      1,112        902
Pensions annuities
  Fixed.........................................          505         2,184      1,084        821
  With-profits..................................           79           155         77         14
                                                        -----         -----      -----      -----
    Total pensions annuities....................          584         2,339      1,161        835
                                                        -----         -----      -----      -----
                                                        2,599         6,722      4,339      3,659
                                                        -----         -----      -----      -----
Investment products.............................          690           632        150        286
                                                        -----         -----      -----      -----
                                                        3,289         7,354      4,489      3,945
                                                        =====         =====      =====      =====
By distribution channel
  Company salesforce............................          785         1,817      1,562      1,718
  Independent financial advisers................        2,179         5,329      2,927      2,227
  Direct........................................          325           208         --         --
                                                        -----         -----      -----      -----
                                                        3,289         7,354      4,489      3,945
                                                        =====         =====      =====      =====

LIFE INSURANCE PRODUCTS

    Prudential's UK life insurance products are predominantly medium- to long-term savings products with life cover attached, and also include whole life products and pure protection (term) products. The savings products Prudential offers include investment bonds and endowment plans. Each of these products provides a death benefit in addition to the savings feature.

SAVINGS PRODUCTS INVESTMENT BONDS

    Prudential's investment bonds are single premium products that may be with-profits or unit-linked products, although the with-profits products represent the vast majority of its new business premiums.

    The Prudence Bond is the UK's leading investment bond product, with total premiums of over L9,400 million from its launch in 1991 to June 30, 2000. In 1994, Prudential launched a similar product, the Prudential Investment Bond. For the six months ended June 30, 2000, new business premiums from the Prudence Bond and the Prudential Investment Bond amounted to L815 million and L230 million, respectively. In 1999, new business premiums attributable to these products amounted to L1,988 million and L783 million, respectively.

    The Prudence Bond is a single premium, unitized with-profits policy with no fixed term, sold through Prudential Intermediary Business. The Prudential Investment Bond is a similar product in terms of product characteristics, and is sold through Prudential's company salesforce. The product aims to provide capital growth over the medium to long-term, access to this capital growth, and access to different investment areas without the risks associated with direct investment into these areas. Capital growth for the policyholder on with-profits bonds is achieved by the addition of reversionary or regular bonuses, both of which are credited to the bond on a daily basis from investment returns achieved within the with-profits fund. A terminal bonus may also be added when the bond is surrendered. Capital growth on unit-linked bonds is achieved by the movement of the assets underlying those funds.

SAVINGS PRODUCTS ENDOWMENT PLANS

    Endowment plans are long-term regular premium with-profits or unit-linked savings products that are designed to provide a lump sum at the end of a fixed term and death cover during the term. Surrender values are available but are determined by Prudential in the case of with-profits policies. Endowment products are often used in the United Kingdom to provide a lump sum for mortgage repayment with the borrower taking out an endowment assurance policy for the same term as the mortgage loan. Prudential's endowment plans are mainly with-profits products, although unit-linked policies are available through Scottish Amicable. In the first half of 2000, Prudential sold L15 million in endowment plans. In 1999, Prudential sold L58 million in endowment plans. Prudential believes that the market for endowment products has declined significantly in recent years.

PENSION PRODUCTS

    Prudential provides both individual and corporate pension products. In the six months ended June 30, 2000, new business premiums totaled L177 million for individual pensions and L442 million for corporate pensions. In 1999, new business premiums totaled L334 million for individual pensions and L731 million for corporate pensions. Pension products are tax-advantaged long-term savings products that comply with rules established by the UK Inland Revenue and are designed to supplement state-provided pensions. These rules require that, upon retirement, maturity benefits are used to purchase pension annuities, although they do permit a limited sum to be taken as a tax-free lump sum. These products typically have minimal mortality risk and are primarily considered investment products.

    In addition, Prudential has recently introduced products that meet the expected criteria of the UK government's proposed stakeholder pension program. See "--Implications of Stakeholder Pensions" in this section below.

    Most of the pension products Prudential offers are with-profits products or offer the option to have all or part of the contributions allocated to a with-profits fund. Where funds invested in the with-profits fund are withdrawn prior to the pension date specified by the policyholder, Prudential may apply a market value adjustment to the amount paid out.

INDIVIDUAL PENSIONS

    Prudential's individual pension products include personal pension plans and free standing additional voluntary contribution products. Prudential's free standing additional voluntary contribution plans permit individuals to supplement the pension benefits they accumulate in their occupational pension plan. Both of these products are either unit-linked or unitized with-profits products or contain options to permit premiums to be paid into a unitized with-profits fund.

DEPARTMENT OF SOCIAL SECURITY REBATES

    Prudential also provides individual personal pension products through the "DSS Rebate" arrangement. Under this arrangement, individuals may elect to contract out of the UK's State Earnings

Related Pension Scheme administered by the UK Department of Social Security. If an individual elects to contract out, then he or she will designate a pensions provider, such as Prudential, with which he or she would like to have a pension product. Premiums on the product are met through "rebates" from the Department of Social Security, which represent the amount that would be otherwise paid into the state pension scheme. Rebate amounts are invested to provide benefits to the individual. Premiums from Department of Social Security rebates are typically reported in the first quarter of each year, and in the six months ended
June 30, 2000 totaled L226 million. In 1999, Prudential received total premiums of L239 million from Department of Social Security rebates.

CORPORATE PENSIONS

    There are two categories of corporate pension products: defined benefit and defined contribution. Prudential has an established defined benefit plan client base that ranges from small unlisted companies to some of the largest companies in the United Kingdom.

    UK regulations require that all companies that offer a defined benefit pension plan must also offer a group additional voluntary contribution plan to their employees. Additional voluntary contribution plans enable employees to make additional pension payments, either regularly or as a lump sum, to supplement their occupational pension plans. Prudential's additional voluntary contribution business is the second largest in the United Kingdom in terms of premium income.

    Defined benefit plans and products continue to dominate the corporate pensions market in terms of funds under management. In recent years most new plans established have been defined contribution products. The products Prudential offers to the corporate pensions market are group unit-linked policies and with-profits deposit administration policies. Prudential's defined contribution products are additional voluntary contribution plans, money purchase plans, grouped personal pension plans, self-invested personal pension plans and executive pension plans.

PENSION ANNUITIES

    Prudential offers immediate annuities that are either fixed annuities, where annuity payments are guaranteed from the outset, or with-profits annuities. Prudential also offers bulk annuities, whereby it manages the assets of a company pension scheme, to company pension funds, usually when they are in the process of winding up. Due to the nature of the product, the volume of Prudential's bulk annuity sales is unpredictable. In 1999, 51% of Prudential branded annuity sales represented bulk annuities and 30% of annuity sales represented internal vestings of maturing Prudential pension policies. In the first half of 2000, 59% of Prudential-branded annuity sales represented internal vestings. There were no significant sales of Prudential-branded bulk annuities in the first half of 2000.

    Prudential's immediate annuity products provide guaranteed income for a specified time, usually the life of the policyholder, in exchange for a lump-sum capital payment. No surrender value is available under any of these products. The primary risk to Prudential from fixed annuity products, therefore, is mortality risk.

FIXED ANNUITIES

    Prudential offers three types of fixed annuities: level, fixed-increase and index-linked. The level annuity offered provides a fixed amount of income for the specified term. Prudential's fixed-increase annuity incorporates automatic increases by fixed amounts over the specified period. The index-linked annuities Prudential offers provide for a regular payment to which an additional amount based on the increase in the UK Retail Prices Index is added periodically. In 1999, sales of fixed annuities were L2,184 million (including L1,122 million of bulk annuities). In the first half of 2000, sales of fixed annuities were L505 million.

WITH-PROFITS ANNUITIES

    Prudential is one of only a few companies in the United Kingdom writing with-profits annuities. In 1999, Prudential wrote L155 million of with-profit annuities. In the first half of 2000, sales of with-profit annuities were L79 million. Prudential's with-profits annuities combine the income features of annuity products with the smoothing feature of with-profits products and enable policyholders to obtain equity-type returns. Policyholders select an "anticipated bonus" from the specific range Prudential offers for the particular product. The value of the annuity payment each year depends upon the anticipated bonus rate selected by the policyholder when the product is purchased and the bonuses Prudential declares each year during the term of the product. If bonus rates fall below the anticipated rate then the annuity income falls.

PERSONAL LINES PROPERTY AND CASUALTY INSURANCE PRODUCTS

    Prudential's personal lines property and casualty insurance products in the United Kingdom are primarily household and motor insurance for individuals, referred to as personal lines. Prudential offers its personal lines products primarily through direct marketing and in connection with its banking business. Home premiums totalled L139 million and 84% of personal lines property and casualty premiums for the first half of 2000. Home insurance gross premiums of L274 million in 1999 accounted for 86% of Prudential's personal lines property and casualty premiums. Prudential's motor policies provide coverage to individuals for third-party liability, including property damage and bodily injury, theft, fire and collision damage. Prudential also offers redundancy and disability insurance and mortgage guarantee policies and creditor insurance, primarily for credit cards and loans sold by Egg in connection with Prudential's banking products. In addition, Prudential offers personal lines property and casualty insurance through Egg.

    The following table shows gross premiums for Prudential's UK personal lines property and casualty insurance products for the periods indicated.

                                       SIX MONTHS ENDED
                                           JUNE 30,            YEAR ENDED DECEMBER 31,
                                       ----------------   ---------------------------------
                                             2000           1999        1998        1997
                                       ----------------   ---------   ---------   ---------
                                                         (IN L MILLIONS)
Home.................................         139            274         273         268
Motor insurance......................          26             44          37          38
                                              ---            ---         ---         ---
  Total..............................         165            318         310         306
                                              ===            ===         ===         ===

CLOSED BUSINESS

    Prior to 1993, Prudential wrote a wide range of property and casualty insurance business, including commercial cover, which it sold through brokers and its company salesforce. Prudential also had a London Market operation and specialist marine and aviation insurance operations. Prudential had withdrawn from all of these areas by the end of 1993 and, consequently, these businesses are now in run-off. The total claims provisions established for these closed businesses amounted to L119 million at June 30, 2000. Prudential believes these provisions are prudent and do not currently anticipate that it will need to make any further provisions in respect of these closed businesses.

RETAIL INVESTMENT PRODUCTS

    Prudential's retail investment products are unit trusts, individual savings accounts (ISAs), personal equity plans (PEPs) and investment trusts.

UNIT TRUSTS

    Unit trusts are the UK equivalent of mutual funds. These products are designed for medium to long-term savings and either lump-sum or regular contributions may be made. Investors purchase "units" of the unit trust. A unit represents an interest in the pool of investments underlying the unit trust. The return to investors is determined by the performance of these investments.

INDIVIDUAL SAVINGS ACCOUNTS

    ISAs were introduced on April 6, 1999, in accordance with UK government policy. ISA products effectively replaced both PEPs and tax-exempt special savings accounts, or TESSAs, which had been popular. PEPs provided a tax-free method for investors to invest in a number of funds and were often "wrapped" around Prudential's and M&G's unit trust products, adding tax advantages to the product. TESSAs were tax-advantaged cash savings accounts.

    ISA products are savings products that provide a tax advantage in that the income and capital gains arising are tax-free. Contributions may be made regularly or in a lump sum, subject to the L7,000 maximum per tax year specified by the UK tax authorities until 2005/2006. The UK tax authorities have announced that the ISA product's tax advantages are guaranteed to remain in place until at least 2009. Prudential offers ISA products that "wrap" equity-based and corporate bond-based investment products.

INVESTMENT TRUSTS

    Investment trusts are similar to closed-end mutual funds and are listed on the London Stock Exchange. The trusts invest in specified investments, typically equities and government securities. Investors purchase shares in the trusts. The return to the investor is based on the trading price of the shares. Prudential offers investment trusts only through M&G.

BANKING PRODUCTS

    Egg's banking products include deposit savings accounts, mortgages, personal loans and credit cards. At June 30, 2000, Egg had total deposits of L7,722 million and over 1.1 million customers. In addition to its traditional deposit account, which can be serviced both over the internet and by telephone, Egg launched in 1999 an internet-only deposit account that may only be applied for and serviced over the internet. This account offers a more competitive rate of interest than Egg's traditional deposit accounts. At June 30, 2000, Egg's mortgage loan book amounted to L2,053 million and its personal loan book was L314 million. Egg's credit card was launched in September 1999, and at June 30, 2000, the balance outstanding on credit cards was L617 million.

INTERNET-ENABLED PRODUCTS

    As part of its customer proposition, Egg has developed an online shopping portal on its website, selling intermediated retail products. In addition, in March 2000, Egg launched an execution-only investment supermarket offering unit trust products from a variety of providers and an execution-only personal lines insurance supermarket featuring products from a variety of providers.

REINSURANCE

LONG-TERM INSURANCE

    In view of the size and spread of the long-term insurance fund, there is little need for reinsurance to protect this business. Some limited reinsurance is maintained on a facultative basis to give protection for individual large claims, and treaties relating to critical illness and permanent health insurance are in place.

PERSONAL LINES PROPERTY AND CASUALTY INSURANCE

    In common with other insurance companies, Prudential cedes some of its personal lines property and casualty insurance risks to companies outside its group. Prudential cedes risks primarily to reduce its potential liability on a major weather-related event under its domestic insurance policies. Reinsurance can also provide some protection against individual large losses. Reinsurance does not discharge the original insurer's primary liability to the insured.

    Prudential's catastrophe reinsurance treaties provide reinsurance for losses arising from any one incident in excess of L50 million (and up to L250 million) on the whole property account.

    On its motor account, Prudential has excess of loss reinsurance arrangements in place to provide cover against individual claims in excess of L500,000. Prudential also reinsures, on a quota share basis, 90% of the risk arising under mortgage guarantee business and 75% of the risk arising under legal expense cover offered as optional benefits under household and motor policies.

    Prudential places catastrophe reinsurance and motor reinsurance with a large number of reinsurers, including Lloyd's of London and specialist reinsurance companies. Prudential requires all its reinsurance to be ceded to reinsurance companies that have a credit rating of A or above.

    In addition, in accordance with UK accounting regulations, a claims equalization provision is retained that could be drawn upon in the event the claims ratio on Prudential's domestic insurance business exceeds 72.5%. At June 30, 2000, this provision was L34 million.

RESERVES

    In the United Kingdom, a long-term insurance company's reserve requirements are determined by its appointed actuary, subject to minimum reserve requirements. These minimum reserve requirements are established by regulations under the Insurance Companies Act 1982 and have been interpreted by mandatory professional guidance notes.

    The reserves are published in annual returns to the UK supervisory authority. In practice similar provisions are included in the life insurance company's statutory accounts with limited adjustments. Whether an employee of, or consultant to, an insurance company, an appointed actuary must give due regard to policyholders' reasonable expectations in making recommendations to a company's board of directors. Mandatory professional guidance notes require an appointed actuary to report directly to the UK supervisory authority any serious concerns regarding a company's ability to meet the reasonable expectations of its policyholders.

    Prudential's reserving for with-profits products takes into account annual bonuses/annual interest credited to policyholders because these are "attached" to the policies and are guaranteed. Prudential also makes implicit allowance for future annual bonus and interest as required by the UK regulations. No reserves are provided for terminal bonuses, except for the period for which they have been declared.

    Prudential reserves for unit-linked products on the basis of the value of the unit fund and additional reserves are held for expenses and mortality where this is required by the contract design.

    On May 29, 2000, new, more stringent valuation regulations were introduced by the UK regulatory authorities. The new regulations require reserves to be held to cover a large part of the terminal bonus on unitized with-profits business. The effect of these regulations, had they been in force at December 31, 1999, would have been to increase liabilities by approximately 9%.

FINANCIAL STRENGTH OF PRUDENTIAL ASSURANCE'S LONG-TERM FUND

    A common measure of financial strength in the United Kingdom for long-term insurance business is the free asset ratio. The free asset ratio represents the ratio of assets less liabilities to liabilities and is expressed as a percentage of liabilities. At December 31, 1999, Prudential Assurance's free asset ratio was 29%. At June 30, 2000 the free asset ratio was estimated to be 16.5%. The principal reason for the lower ratio at June 30, 2000 was the introduction on May 29, 2000, of the new, more stringent, valuation regulations, which require the establishment of reserves to cover part of the terminal bonus in respect of unitized with-profits policies. The effect of these regulations, had they been in force at December 31, 1999, would have been to reduce the free asset ratio from 29% to 19%.

    For Prudential Assurance, the free assets in the long-term fund provide cover for the minimum solvency margin required by regulations under the UK Insurance Companies Act 1982. At December 31, 1999, Prudential Assurance had a solvency margin equal to 407% of the statutory minimum. At June 30, 2000 Prudential Assurance had a solvency margin equal to 300% of the statutory minimum. The reduction is primarily due to the new valuation regulations. The long-term fund remains well capitalized. Prudential Assurance's long-term fund is currently rated AAA by Standard & Poor's and Aaa by Moody's.

SHAREHOLDERS' INTERESTS IN PRUDENTIAL'S LONG-TERM INSURANCE BUSINESS

    In common with other UK long-term insurance companies, Prudential's products are structured as either with-profits or non-participating products, which include unit-linked products. For statutory and management purposes, Prudential Assurance's long-term fund consists of a number of sub-funds in which shareholders and policyholders have varying interests.

WITH-PROFITS PRODUCTS

    With-profits products provide an equity-type return to policyholders through bonuses that are "smoothed". There are two types of bonus: "annual" and "terminal". Annual bonuses, often referred to as reversionary bonuses, are declared and credited annually and, once credited, are guaranteed in accordance with the terms of the particular product. Unlike annual bonuses, terminal bonuses are not guaranteed. Terminal bonuses are only credited on a product's maturity or surrender or on the death of the policyholder. Terminal bonuses typically represent a substantial portion, which can be as much as 70% of the total, of the ultimate return to policyholders.

    With-profits policies are supported by a with-profits fund. Prudential's primary with-profits fund is part of Prudential Assurance's long-term fund. With-profits products provide benefits that are generally either the value of the premiums paid, or the guaranteed maturity benefit, plus the bonuses declared. Smoothing of investment returns is an important feature of with-profits products. It is designed to reduce the impact of fluctuations in investment return from year to year and is accomplished predominantly through the level of terminal bonuses declared.

    The return to Prudential's shareholders in respect of bonuses on the with-profits products Prudential writes is currently an amount equal to up to one-ninth of the value of the bonuses Prudential credits or declares in that year. Prudential has a large block of in-force with-profits business with varying maturity dates that generates a relatively stable stream of shareholder profits from year to year.

PRUDENTIAL'S WITH-PROFITS BONUS POLICY

    Prudential Assurance's board of directors, with the advice of its appointed actuary, determines the amount of annual and terminal bonuses to be declared each year on each group of contracts.

    When determining policy payouts, including terminal bonuses, Prudential follows an actuarial practice of considering "asset shares" for specimen policies. Asset shares broadly reflect the value of premiums paid in respect of a policy accumulated at the investment return on the assets Prudential notionally attributes to the policy. In calculating asset shares, Prudential takes into account the following items:

    - the cost of mortality risk and other guarantees (where applicable);

    - the effect of taxation;

    - expenses, charges and commissions;

    - the proportion of the amount determined to be distributable to shareholders; and

    - the surplus arising from surrenders and non-participating business included in the with-profits fund.

    However, Prudential does not take into account the surplus assets of the long-term fund, or their investment return, in calculating asset shares. Asset shares are used in the determination of terminal bonuses together with policyholders' reasonable expectations, the need to smooth claim values and payments from year to year and competitive considerations.

    Prudential is required by UK law and regulation to consider the reasonable expectations of its policyholders in setting bonus levels. The concept of policyholders' reasonable expectations is established by statute but is not defined. In practice, it provides one of the guiding principles for decision-making in respect of with-profits products.

    The overall return to policyholders is an important competitive measure for attracting new business. The ability to declare competitive bonuses depends, in part, on the financial strength of Prudential Assurance's long-term fund, enabling it to maintain high levels of investment in equities, which have historically provided a return in excess of fixed interest securities.

SURPLUS ASSETS IN PRUDENTIAL ASSURANCE'S LONG-TERM FUND

    Surplus assets are the assets of the long-term fund less all non-participating liabilities and the policyholder asset shares aggregated across all with-profits policies and any additional amounts expected at the valuation date to be paid to in-force policyholders in the future in respect of smoothing costs and guarantees. Thus surplus assets are amounts in excess of what Prudential expects to pay to policyholders.

    These surplus assets have accumulated over many years from a variety of sources and provide the long-term fund with working capital. This working capital permits Prudential to invest a substantial portion of the assets of the long-term fund in equities and real estate, smooth investment returns to with-profits policyholders, keep its products competitive, write new business without being constrained as to cash flows in the early years of the policy and demonstrate solvency.

    In addition, Prudential can use surplus assets to absorb the costs of significant events, such as fundamental strategic change in its long-term business and, as approved by the UK regulator, the cost of its pensions misselling, without affecting the level of distributions to policyholders and shareholders. The costs of fundamental strategic change may include investment in new technology, redundancy and restructuring costs, cost overruns on new business and the funding of other appropriate long-term insurance-related activities, including acquisitions.

    The aggregate with-profits policyholder asset shares upon which the calculation of surplus assets is based are not used in any form of external reporting or for internal financial reporting and do not form part of Prudential's accounting books and records. Asset share methodology has evolved only over the past 20 to 30 years for actuarial purposes to assist in the determination of bonus rates. It is only in recent years that the application of this methodology has been extended to calculating aggregate asset shares.

    The calculation of aggregate with-profits policyholder asset shares, unlike the calculation for determining bonuses, depends upon the experience for each type of policy in respect of mortality, surrenders, expenses, investment returns, taxation and transfers to shareholders over the duration that current policies have been in-force. As Prudential has not been using this methodology since the inception of a significant proportion of its in-force policies, it does not have the detailed historical data for all policies required to calculate a precise aggregate asset share for each class of policy. Without a precise calculation of aggregate asset shares on which to base its calculation of the surplus assets within the fund for future appropriations, Prudential can only estimate this amount.

    The amount of surplus assets changes from year to year to reflect the achieved investment performance of the fund and any change over the year in the anticipated costs of smoothing and guarantees for the in-force business. The anticipated costs of smoothing and guarantees depend upon the projection of claim values and asset shares and hence on assumptions, which themselves vary from year to year, about future experience for mortality, surrenders, expenses, investment return and taxation.

    For the reasons set out above, there is significant difficulty in calculating surplus assets. Prudential estimates that at June 30, 2000, its surplus assets, after taking into account pensions misselling costs and the anticipated costs of fundamental strategic change amounted to between L7 billion and L9 billion. This estimate is inherently uncertain.

    Prudential continues to pursue opportunities to resolve the ultimate attribution of the surplus assets in Prudential Assurance's long-term fund, and has, since 1996, been discussing this attribution with the relevant UK supervisory authorities. The attribution of surplus assets has also been a subject of public debate in the United Kingdom. Prudential's discussions may or may not result in a portion of the surplus assets in the long-term fund being attributed solely to shareholders. On December 14, 2000, a policyholder filed proceedings against Prudential Assurance in connection with its treatment of its surplus assets. See "--US Business--Legal Proceedings" in this section below.

    The amount and timing of any attribution to shareholders is sufficiently uncertain that it is not possible to accurately estimate any potential attribution. In addition, it is likely that if any surplus assets are attributed to shareholders, they will remain in Prudential Assurance's long-term fund to support the long-term business, and accordingly, they are unlikely to be distributed to shareholders for some considerable period of time, if at all.

DEPLETION OF SURPLUS ASSETS AND SHAREHOLDERS' CONTINGENCIES

    As a proprietary insurance company, Prudential remains liable to meet its obligations to policyholders even if the assets of its long-term fund are insufficient to do so. The surplus assets in Prudential's long-term fund could be materially depleted over time, by, for example, a significant or sustained equity market downturn, significant fundamental strategic change costs, or material increases in the pensions misselling provision. In the unlikely circumstance that the depletion of the surplus assets within the long-term fund was such that Prudential believed that its ability to satisfy policyholders' reasonable expectations was adversely affected, it might become necessary to restrict the annual distribution to shareholders or for Prudential to contribute shareholders' funds to the long-term fund to provide financial support.

THE SAIF SUB-FUND AND ACCOUNTS

    The SAIF sub-fund is a ring-fenced sub-fund of Prudential Assurance's long-term fund and was formed following the acquisition of Scottish Amicable in 1997. No new business may be written in SAIF, although regular premiums are still being paid on policies in force at the time of the acquisition and "top-ups" are permitted on these policies.

    This fund is solely for the benefit of those Scottish Amicable Life Assurance Society policyholders whose policies were transferred to SAIF. Shareholders have no interest in the profits of this fund, although they are entitled to the investment management fees paid on this business. The brand name and rights to profit on new business were transferred to a new Prudential subsidiary, Scottish Amicable Life plc, which operates for the benefit of shareholders.

    At the time of the acquisition, Prudential Assurance's long-term fund made payments of L276 million to the SAIF sub-fund for the unit-linked life business and non-participating life business and the future profits from unitized with-profits life business. Prudential Assurance also agreed to set up a memorandum account of L1.3 billion that is considered in determining SAIF's investment policy. The sub-fund pays an annual charge to the other part of Prudential Assurance's long-term fund with respect to this memorandum account.

    Prudential Assurance's long-term fund made a further payment of L185 million to qualifying Scottish Amicable Life Assurance Society policyholders for the use of the Scottish Amicable brand and future expense synergies. This payment of L185 million will be recovered by the long-term fund by means of a combination of a service agreement and a license fee agreement with Craigforth Services Limited, a shareholder-owned service company set up at the time of the acquisition.

    In addition to the payments described above, shareholders paid L415 million to qualifying Scottish Amicable Life Assurance Society policyholders representing goodwill, and L70 million for certain Scottish Amicable Life Assurance Society strategic investments.

NON-PARTICIPATING BUSINESS

    The vast majority of Prudential-branded non-participating business is written in Prudential Assurance's long-term fund or by subsidiaries owned by the fund. Prudential's principal non-participating business is Prudential Annuities Limited. The profits on this business are attributable to the fund and not to shareholders. In the future, Prudential expects to write new bulk annuity business through Prudential Retirement Income Limited (PRIL), from which the profits will be attributed solely to shareholders.

    The unit-linked business written by Scottish Amicable Life plc and Scottish Amicable Life International is written against capital provided by shareholders. All profit from this business goes to shareholders.

    Small amounts of long-term sickness and accident cover are written against capital provided by shareholders and, accordingly, all profit on this business goes to shareholders.

COMPLIANCE

    Within Prudential's UK businesses, matters arise from time to time as a result of inspection visits or other regulatory activity, which need to be discussed or resolved with the regulators. At any one time, there are a number of these issues and Prudential ensures that programs of corrective activity are discussed and agreed with the appropriate regulator, that such programs are properly planned, managed and resourced (using external resources as necessary), that, where appropriate, policyholders who have been disadvantaged are properly compensated, and that progress is reported to the regulators on a regular basis.

    In April 1997, Prudential's primary UK regulator reported its findings after making a monitoring inspection visit earlier in the year. The report was critical of Prudential's compliance record and approach, with particular emphasis on problems in its company salesforce. Prudential was formally reprimanded by the UK regulator in December 1997 as a result of its findings.

    The findings of the regulator partly influenced the decision to restructure Prudential's UK business into smaller, more transparent and more accountable business units. Prudential also specifically responded to the report by implementing a program to address the problems the UK regulator identified, by reorganizing its compliance department through significantly increasing headcount, resources and expertise and by enhancing the importance of compliance throughout the business. Prudential was advised and assisted in these efforts by external consultants and worked closely with the regulator.

    Prudential undertook a number of initiatives with respect to its company salesforce, including redesigning its training programs, reassessing its marketing practices, voluntarily imposing a moratorium on recruiting and increasing central checking (a process called "validation") to 100% of all new business generated. Prudential also revised its branch monitoring program. Prudential's current primary UK regulator performed a limited review of some of the areas that had been previously criticized, and provided a report dated February 1999, which indicated the regulator does not have any significant concerns about Prudential's new compliance program. As with all such reports, however, the regulator did not comment on areas it had not reviewed or areas where it had not identified any problems.

    Prudential recommenced selective recruitment in December 1998 and introduced a risk-based branch monitoring program in May 1999. In 1999 Prudential also moved away from its program of 100% validation to a risk-based validation program. These actions reflect Prudential's confidence in the effectiveness of the compliance actions it has taken.

    In addition to general compliance, there are several further industry-wide issues that affect Prudential. These industry issues are discussed in more detail below. Although Prudential's relations with regulators have improved considerably since 1997, its previous regulatory position requires that it continue to focus on compliance.

MORTGAGE ENDOWMENT PRODUCTS

    One industry issue concerns low-cost endowments related to repay residential mortgages. At sale, the initial sum is set at a level such that the projected benefits assured, including an estimate of the annual bonus receivable over the life of the policy and allowing for an estimate of the expenses to be charged, will equal or exceed the mortgage debt. Because of the decrease in expected future investment returns, the UK regulator is concerned that some policies may not achieve the repayment amount. The UK regulator has worked with industry representatives to devise a program whereby companies will write to customers indicating if they may have a possible anticipated shortfall and outlining the actions customers can take to prevent this possibility.

    Prudential's primary exposure in this area is in connection with Scottish Amicable's "ring-fenced" with-profits fund with regard to policies written by Scottish Amicable prior to its acquisition by Prudential. The UK regulator announced in November 2000 that as part of its review of the sale of endowment policies, it would look into instances where it considered policy holders had not been treated fairly due to "product flaw". The UK regulator has notified a number of companies including Scottish Amicable of their concerns about the basis of premium calculation. This matter is under discussion with the UK regulator.

    The UK regulator issued a report in March 2001 raising concerns regarding Scottish Amicable's conduct of sales of mortgage endowments since 1999. Scottish Amicable is considering its response and will work with the regulator to resolve the concerns raised.

PENSIONS MISSELLING

    In 1988, the UK government introduced new pensions legislation in the UK Income and Corporation Taxes Act 1988 intended to encourage more individuals to make their own arrangements for their pensions. During the period from April 1988 to June 1994, many individuals were advised by insurance companies, IFAs and other intermediaries to not join, to transfer from, or to opt out of their occupational pension schemes and to invest in private pension products. The UK regulators subsequently determined that many individuals were incorrectly advised and would have been better off not purchasing the private pension product sold to them. Industry participants are responsible for compensating the persons to whom pensions were missold.

    The UK regulators have established a program for the pension industry that provides the framework for reviewing cases of misselling, determining the appropriate remedial action and apportioning costs of remedial action and associated expenses. The UK regulators have divided the review into two phases. Phase 1 cases, originally referred to as priority cases, consist primarily of cases where the investor was close to retirement or had died or retired since purchasing the pension product. Phase 2 cases, originally referred to as non-priority cases, are primarily younger investors who have retirement dates that are not near-term. The regulators established deadlines for reviewing Phase 1 cases and have the power to impose sanctions where companies fail to meet the deadlines or otherwise do not comply with the regulators' guidelines for the resolution of cases of pensions misselling.

    In 1997, Prudential was criticized by the regulators for the conduct of its pensions review. However, in line with other industry participants, Prudential has subsequently been working with regulators to resolve cases of pensions misselling. Prudential has established a pensions review unit that continues to review potential cases of misselling to determine what remedial action needs to be taken. The review of potential cases of misselling is difficult, requiring a complicated comparison of the value of the pension product provided to the value of the pension that the individual would have had if the individual had joined or remained with an occupational scheme. This is further complicated by the fact that the comparisons are dependent on information that has to be obtained from third parties.

    Prudential agreed with the UK regulator on a process for settling certain Phase 1 cases by December 31, 1998. This target has been achieved. However, there are many cases involving reinstating affected individuals to the pension schemes they left. Because Prudential cannot control how long it will take for other pension schemes to process applications for reinstatement, there are still a number of these cases that are not finally closed.

    As part of Phase 1, the UK regulator carried out a visit and, as a result, has raised concerns relating to the proper completion of certain aspects of this phase. Those concerns are the subject of a further review by external consultants on behalf of the regulator. The outcome of this review is currently uncertain. As a result of this review, additional corrective action may be initiated.

    Prudential is not permitted to offer cash to its customers affected by pensions misselling. The preferred form of redress is reinstatement, but where this is not possible, Prudential has either enhanced the benefits under the personal pension or issued investors with a "guarantee". The nature of these "guarantees" is such that Prudential will guarantee that the value of the benefits payable under a personal pension will be at least equal to the value of the benefits that would have been provided by the occupational pension scheme.

    Phase 2 began in 1999 and Prudential completed the initial mailings in accordance with the timetable laid down by the UK regulators. The plan Prudential submitted to the UK regulators shows completion of Prudential's review of Phase 2 cases by 2002.

    In connection with the pensions misselling review, Prudential established an initial provision in 1994 that was increased to L240 million by 1997. Subsequent movements in the pensions misselling provision have been as follows:

                                          SIX MONTHS ENDED
                                              JUNE 30,                  YEAR ENDED DECEMBER 31,
                                          ----------------       --------------------------------------
                                                2000               1999           1998           1997
                                          ----------------       --------       --------       --------
                                                                 (IN L MILLIONS)
Balance, beginning of period............        1,700             1,100            450            240
Introduction of guarantees..............           --                --             --            262
Change in case numbers..................           --               202            759             --
Change in actuarial assumptions and
  method of calculation.................           55               261             --             --
Increase in provision for administrative
  expenses..............................            1               190             --             --
Discount accretion......................           54                66             27             14
Redress to policyholders................          (53)              (73)          (110)           (50)
Payments of administrative costs........          (57)              (46)           (26)           (16)
                                                -----             -----          -----          -----
Balance, end of period..................        1,700             1,700          1,100            450
                                                =====             =====          =====          =====

    In the six months ended June 30, 2000, the liability for pensions misselling remained unchanged at L1,700 million. In 1999, the provision for pensions misselling increased by L600 million compared with an increase in 1998 of L650 million.

    During 1997, as part of meeting deadlines set by the UK regulators, Prudential made a guarantee to the Phase 1 customers whose cases had not been settled that on their retirement Prudential would provide them with benefits that would be at least as great in value as those benefits they would have received had they not been sold a personal pension. As a consequence of these guarantees, Prudential increased the pensions misselling provision in 1997 by L262 million.

    In 1999, the scope of the pensions misselling review was expanded by the UK regulator to include Phase 2 cases. As a result, Prudential increased the provision to reflect the increase in the number of cases to be reviewed and the possible increase in the amount to be paid to policyholders. The increase in the provision as a result of this expansion in scope amounted to L759 million in 1998 and L202 million in 1999.

    In the six months ended June 30, 2000, and in the year ended December 31, 1999, the liability was increased by L55 million and L261 million, respectively, to reflect changes in the method of calculation resulting from new requirements issued by the UK regulator and changes in the interest rate and mortality assumptions used.

    The increase in the provision for administrative expenses of L190 million in 1999 reflects the additional administrative costs expected to be incurred predominantly due to the shortening of Prudential's deadline for completing the Phase 2 cases by the UK regulator from December 2004 to June 2002.

    The pensions misselling liability represents the discounted value of future expected payments and as a consequence, to the extent that amounts have not been paid, the provision increases each year reflecting the accretion of the discount. The increase in the provision relating to accretion of the discount amounted to L54 million in the six months ended June 30, 2000, L66 million in 1999, L27 million in 1998 and L14 million in 1997.

    Prudential believes that, based on current information, the pensions misselling liability, together with future investment return on the assets backing the liability, will be adequate to cover the costs of pensions misselling as well as the costs and expenses of Prudential's pension review unit established to identify and settle such cases. The provision represents the best estimate of probable costs and expenses. However, there can be no assurance that the current provision level will not need to be increased. Prudential has estimated, based on current regulatory guidelines, that the discounted present value of reasonably possible losses might range up to an additional L200 million over that provided at December 31, 1999. This potential additional provision has been determined using more stringent assumptions, in respect of customer responses to mailings and redress in comparison to external occupational schemes, applied to those cases identified at December 31, 1999.

    The calculation of the pensions misselling provision is dependent upon a number of assumptions and requirements provided by the UK regulator. Throughout the pensions misselling review process, the UK regulator has made changes to its requirements. Therefore, it is not possible to predict any additional changes to its requirements and any resultant changes to the provision that might be made in the future.

    As approved by the UK regulator, the total cost of Prudential's pensions misselling is funded from the surplus assets of Prudential Assurance's with-profits fund and not from amounts set aside to fund expected future payments to existing policyholders and the related shareholder transfers. Given the strength of the with-profits fund, Prudential believes that charging the provision to the surplus assets in the fund will not have an adverse impact on the levels of bonus paid to policyholders or their reasonable expectations. In the unlikely event that this proves not to be the case, Prudential intends that an appropriate contribution to the with-profits fund be made from shareholders' funds. In view of the uncertainty, it is not practicable to estimate the level of this potential contribution.

    Misselling of personal pension products has not been limited to company sales forces. Tied agents, including some of the tied agents of Scottish Amicable Life Assurance Society, have also been found to have missold personal pension products. Compensation in respect of misselling by Scottish Amicable Life Assurance Society tied agents is being paid from the "ring-fenced" SAIF with-profits sub-fund established for this business.

FREE STANDING ADDITIONAL VOLUNTARY CONTRIBUTION BUSINESS

    In February 2000, the UK regulator ordered a review of Free Standing Additional Voluntary Contribution business, which constitutes sales of personal pensions to members of company pension schemes. Individuals who have purchased these pensions instead of the Additional Voluntary Contributions ("AVC") scheme connected to their company's pension scheme may have been in a better financial position by investing their money, and any matching contributions from their employers, in their company's AVC scheme. The purpose of the UK regulator's review is to ensure that any employees disadvantaged due to not being properly informed of the benefits foregone from not investing in their AVC scheme are compensated.

    The review requires companies to identify relevant investors and contact them offering to review their individual case. As a result of the work completed to date, Prudential has established a provision at June 30, 2000 of L43 million. The deadline for completing the reviews is June 30, 2002.

    Prudential believes that, based on current information, the provision, together with future investment return on the assets backing the provision, will be adequate to cover the costs of reviewing Free Standing Additional Voluntary Contribution business as well as the costs and expenses of Prudential's review unit established to identify and settle such cases. The provision represents Prudential's best estimate of probable costs and expenses. However, there can be no assurance that the current provision level will not need to be increased.

GUARANTEED ANNUITIES

    During the 1970s and 1980s, life insurance companies sold personal and corporate pension policies with a guaranteed annuity rate on maturity. Due to prevailing bond yields in the late 1990s, the guaranteed levels of typically L110 per annum for a lump sum of L1,000 is now significantly above the prevailing market level (around L70 per L1,000). Prudential Assurance did not sell significant volumes of these products and has established a provision of L33 million to honor the guarantees on the products sold. Scottish Amicable Life Assurance Society sold significant volumes of these policies and provisions of L816 million have been established within the segregated with-profits SAIF sub-fund to deal with this exposure. Accordingly, this provision has no impact on shareholders.

UK RESTRUCTURINGS

    In February 2001, Prudential announced a plan to restructure further its direct sales force and customer service channels in its UK insurance operations. See "--UK Business Units--Prudential Financial Services" in this section above.

    In 1999, Prudential carried out a review of its UK operations and the board approved plans to restructure certain of its operations. The cost of the restructuring in 1999 was L148 million. Of this amount, L78 million was borne by Prudential Assurance's long-term fund and L70 million was borne by shareholders' funds in 1999.

    The cost of restructuring largely related to reductions in the company sales force pursuant to an involuntary redundancy program, reductions in associated sales management, sales support and administration staff and related property and closure provisions which in total amounted to L131 million, of which L78 million was borne by the long-term fund and L53 million charged directly to shareholders. The reduction of the sales force by 600 consultants, the administrative and processing support staff by 800 and the sales related management and sales branch support staff by almost 800 employees will cost in total L74 million in termination benefits and related salary costs payable to former employees. The reduction in sales force headcount reflected the removal of lower performing consultants from Prudential's business. The reduction in administrative and processing support staff is in line with a smaller sales force. There are associated transition, downsizing and systems-related costs as a reduction of the sales force and administration functions of L21 million in total, payable to third-party suppliers. The closure of the existing retail branch network and other retail head office and administrative buildings will cost in total L65 million in lease break, vacant lease possession and dilapidation costs. These amounts are payable to property lessors. Prudential expects the restructuring of Prudential Financial Services to result in annualized savings of approximately L175 million by 2002. The amount spent as of June 30, 2000 in connection with the above restructuring was L78 million.

    Following the acquisition of M&G Group plc, integration costs associated with merging M&G's and Prudential Portfolio Managers' institutional and retail fund management operations amounted to L17 million. These costs comprise
L9 million of termination benefits and other redundancy and retention costs for staff, L2 million of vacant property costs and L6 million of other consultancy and restructuring related costs. These costs were borne directly by shareholders and were fully accrued in 1999.

IMPLICATIONS OF STAKEHOLDER PENSIONS

    In 1999, the UK government announced changes that are intended to encourage more individuals to provide retirement income for themselves through increased rates of private saving. The current UK government's program began with the introduction of ISAs in April 1999 and will continue with the introduction of stakeholder pensions in April 2001 and reform to the UK state pension system.

    The stakeholder pension is intended to provide a pension for individuals identified as earning enough to be able to afford to make contributions towards a pension but who are not currently doing so. Key elements of the government's proposals include capped, lower and transparent charges based on an annual proportion of funds under management and the requirement that all employers with five or more employees make a stakeholder, occupational or group personal pension scheme available to their employees. Membership of a stakeholder pension will not, however, be compulsory.

    The introduction of stakeholder pensions has implications for, among other things, how Prudential designs, administers, charges for and distributes pension products. The most significant proposals involve the capping of charges and establishing a minimum acceptable contribution. The government has capped charges at 1% per annum for stakeholder pensions, which is significantly below the charges on personal private pension products currently generally available from the UK pensions industry. In common with most providers, Prudential will need to achieve significant cost reductions to be able to operate profitably within this limit. The charge cap leaves little room for sales commissions, with the result that traditional methods of distribution, through company salesforces and IFAs, may not be commercially viable.

    It will be possible for company salesforces and IFAs to charge customers a separate fee for advice provided in connection with stakeholder pensions. It is not clear, however, whether this approach will be acceptable to stakeholder pension customers.

    Stakeholder pensions have already had a significant impact on the UK pensions industry. The UK regulator has suggested that individuals who purchase personal pension products with traditional charging structures instead of waiting to purchase stakeholder pensions when they are introduced may have a claim that they have been misadvised. To minimize this risk, a number of providers of traditional regular premium products, including Prudential, have already either modified their charges on pension products or issued a guarantee that the value of the pension fund accumulated at the time stakeholder pensions are introduced will at least match the gross premiums paid to date by the individual. There was also a risk that individuals may transfer their pension business to another provider if, under existing contracts, Prudential could not match the charging structure of stakeholder pensions. For that reason, on October 17, 2000, Prudential announced that effective April 2001 charges on existing personal pensions contracts would be reduced in line with the anticipated charging for stakeholder policies.

    There is also likely to be a further impact in the corporate pensions market where all employers will need to review their existing pension arrangements and ensure they fully comply with the new regulations. As part of this review, it is likely they will assess and compare product features such as charges and flexibility and, if appropriate, consider using an alternative provider.

    Prudential believes that the proposed structure of stakeholder pensions, in particular the capped cost structure, will mean that only a limited number of providers will be able to successfully offer these products. Prudential believes that both employers and employees will prefer an established brand and will focus on financial strength and security. Prudential's strong brands and financial strength position it to compete in the market that it is anticipated will develop when stakeholder pensions are introduced.

    Prudential plans to offer stakeholder pension products through Prudential Financial Services and Prudential Intermediary Business. Prudential Financial Services plans to distribute stakeholder pensions primarily through consulting actuaries, benefits advisers and employers' corporate intranet facilities. Prudential Intermediary Business will distribute stakeholder pensions through IFAs. Prudential believes that this approach will enable it to provide stakeholder pension products that will be competitive with other offerings in the marketplace.

    As of December 31, 2000, Prudential had been selected as the preferred supplier for the British Chambers of Commerce (BCC) and the Trades Union Congress (TUC) stakeholder pension schemes. To date, BCC chambers, representing 90,000 employers, have indicated that they will be supporting the BCC Stakeholder Scheme. Trade unions representing over 4.7 million individuals have expressed their support for the TUC Stakeholder Scheme, which has a potential market reach of more than 10 million individuals.

                                  US BUSINESS

    Prudential conducts its US insurance operations through Jackson National Life Insurance Company and its subsidiaries. The US operations also include PPM America, Prudential's US internal and institutional fund manager, Prudential's US broker-dealer operations (National Planning Corporation, SII
Investments, Inc. IFC Holdings, Inc. and Investment Centers of America, Inc.), and Jackson Federal Bank, Prudential's savings and loan institution. In the first six months of 2000, total new business premiums were up 33% over the corresponding period in 1999 to L2,749 million and operating profit from Prudential's US operations was L230 million. At June 30, 2000, Prudential's US operations had approximately 1.6 million policies and contracts in effect and L28 billion of funds under management in the United States. In 1999, Prudential's US operations generated operating profit of L451 million, representing 58% of the total operating profit from continuing operations. In 1999, total new business premiums (including deposits for investment contracts with limited or no life contingencies) were L4,086 million.

US MARKET OVERVIEW

    The United States is the world's largest life insurance market in terms of premiums. Many of the factors that have affected the UK life insurance market in recent years, such as an aging population and strong economic conditions, have also affected the US market. Uncertainties surrounding the adequacy of public and private pensions benefits are increasing the incentive to fund a secure retirement privately, and the demand for income products is also expected to increase as the baby boomer generation and its parents age.

    Despite favorable demographics, the US insurance industry faces a number of challenges, both from within and outside of the industry. The life insurance business is projected to grow only slowly, if at all, and competition is fierce. While the growth prospects for the annuity industry are more favorable, there are many players fighting for market share. Likewise, there is competition for retirement savings from other financial services providers, in particular, mutual fund companies and banks.

    Mutual fund companies have set the standard for cost structure and service in the US financial services industry. Mutual fund products are inherently less complex, permitting providers to have a cost structure that allows more of the investment returns generated by the investment portfolios to flow to the customer. This fact and the relatively strong historical financial markets over recent years have resulted in the long-term trend of mutual fund companies taking market share from both banks and insurance companies.

    There has been increasing convergence between US retail financial services providers as regulatory barriers have begun to erode and competition in the US life insurance industry has increased. Overcapacity in the industry generally has also contributed to competitive pricing and fueled consolidation, presenting opportunities to companies with below industry-average cost structures and financial strength.

PRODUCTS

    The demographic factors described above, as well as the increased reliance on defined contribution plans (such as 401(k) plans), have resulted in a shift in the financial services market. This shift has been away from risk protection products, such as traditional life insurance, to tax deferred savings (or asset accumulation) products, such as fixed and variable annuities. These products tend to be spread or fee based and have accounted for a significant portion of the growth in the US insurance industry in recent years.

    When life insurance and annuity products initially became popular in the United States, they were interest-rate based and provided a minimum guaranteed rate of return. Declining interest rates have eroded the after-tax benefits of these products. At the same time there has been significant growth in equity markets. As a result, equity-based and equity-linked products, with and without guarantees, have become increasingly important product offerings. Reflecting this shift, industry sales of individual variable annuity products grew from $28.5 billion in 1992 to $120.8 billion in 1999, a compound annual growth rate of 22.9%. During the same period, industry individual variable annuity assets grew from $212 billion to $981 billion, a compound annual growth rate of 24.5%.

    The mutual fund industry has also benefited from the shift to equity-based products. The strong equity markets in the late 1990s fueled a growth in assets under management, both through investment returns and increased contributions from the retail sector. In particular, fund managers with strong brands and investment performance have provided strong competition for individuals' retirement savings.

DISTRIBUTION

    Traditionally, insurance companies distributed their products through career or independent agencies. The career agencies typically received office space, training and administrative support from the sponsoring insurance company in return for directing a significant portion of their business to them. Independent agencies may receive some support from a specific insurance company, but are typically not required to specifically sell their products. The independent agencies have the ability to sell products from any insurance company.

    In contrast, broker-dealers are licensed to sell products regulated by the Securities and Exchange Commission, such as variable annuities. Broker-dealers maintain "panels" of preferred providers for each type of product. Broker-dealers are often organized into firms and networks typically depending on size and function. These consist of large broker-dealers specializing in security sales and underwriting, regional broker-dealers who sell securities and perform some underwriting functions, and independent broker-dealers who primarily specialize in financial planning activities. Recently, there has been an industry trend towards insurance companies owning financial planner broker-dealers.

    Until recently, regulatory barriers prohibited banks from developing and selling their own insurance products. Banks have therefore generally developed favorable supplier relationships with insurance companies and distributed their products through bank branches. These barriers to entry have begun to diminish, and alliances such as Citigroup are developing the bancassurance model in the United States market.

    Direct distribution is relatively mature in the United States. Consumers are accustomed to purchasing less complex retail financial products remotely, both by telephone and via e-commerce. The mutual fund providers have led this expansion within the retail financial services industry, setting the standard for cost structure and service.

JACKSON NATIONAL LIFE

    Jackson National Life is a leading provider of long-term savings and retirement products to retail and institutional customers throughout the United States. Jackson National Life offers variable annuities, equity indexed annuities, individual fixed annuities, life insurance and stable value products. By developing and offering a wide variety of products, Jackson National Life believes that it has positioned itself to compete effectively in various stock market and interest rate environments. Jackson National Life markets its retail products through various distribution channels, including independent agents, broker-dealer firms, including financial planners, and banks.

    The interest-sensitive fixed annuities, equity-indexed fixed annuities, immediate annuities and life insurance products are sold through independent agents, broker-dealers and banks. For variable annuity products, which can only be sold through broker-dealers licensed by the US National Association of Securities Dealers, Jackson National Life has selling agreements with such firms and is continuing to focus on its own broker-dealer distribution channel. Its group pension department sells stable value products.

PRODUCTS

    The following table shows total new business premiums in the United States by product line and distribution channel for the periods indicated, and policyholder reserves by product line. Total new business premiums include deposits for investment contracts with limited or no life contingencies.

                                                                                                                POLICYHOLDER
                                                                SIX MONTHS                                      RESERVES AT
                                                              ENDED JUNE 30,      YEAR ENDED DECEMBER 31,         JUNE 30,
                                                              --------------   ------------------------------   ------------
                                                                   2000          1999       1998       1997         2000
                                                                   ----        --------   --------   --------   ------------
                                                                                     (IN L MILLIONS)
By Product
Annuities
  Fixed annuities
    Interest-sensitive......................................         495          783        630      1,210        11,452
    Equity-indexed..........................................         245          431        283        275         1,452
    Immediate...............................................          34           43         40         48           640
  Variable annuities........................................       1,040        1,187        531        464         3,728
                                                                   -----        -----      -----      -----        ------
    Total...................................................       1,814        2,444      1,484      1,997        17,272
                                                                   -----        -----      -----      -----        ------
Life insurance
  Term life.................................................           9           16         17         21         3,046
  Interest-sensitive life...................................           4            8         11         16           430
                                                                   -----        -----      -----      -----        ------
    Total...................................................          13           24         28         37         3,476
                                                                   -----        -----      -----      -----        ------
Stable value products
  GICs......................................................         168          263        342        252           816
  Funding agreements........................................         754        1,355      1,009        665         3,587
                                                                   -----        -----      -----      -----        ------
  Total.....................................................         922        1,618      1,351        917         4,403
                                                                   -----        -----      -----      -----        ------
    Total...................................................       2,749        4,086      2,863      2,951        25,151
                                                                   =====        =====      =====      =====        ======
By Distribution Channel
  Independent Agents........................................         587          942        770      1,084
  Bank......................................................         349          467        267        492
  Broker Dealer.............................................         891        1,059        475        454
  Group Pensions Department.................................         922        1,618      1,351        921
                                                                   -----        -----      -----      -----
                                                                   2,749        4,086      2,863      2,951
                                                                   =====        =====      =====      =====

ANNUITIES

    The annuity products offered include:

    - fixed annuities, including:

      -- interest-sensitive,

      -- equity-indexed, and

      -- immediate annuities; and

    - variable annuities.

FIXED ANNUITIES

    INTEREST-SENSITIVE ANNUITIES

    In the first half of 2000, interest-sensitive fixed annuities accounted for 18% of total new business premiums and 46% of policyholder reserves of the US operations. Interest-sensitive fixed annuities are primarily deferred annuity products that are used for retirement planning and for providing income in retirement. They permit tax-deferred accumulation of funds and flexible payout options.

    The policyholder of an interest-sensitive fixed annuity pays Jackson National Life a premium that is credited to an accumulation account. Periodically, interest is credited to the accumulation account and in some cases administrative charges are deducted from the accumulation account. Jackson

National Life makes benefit payments at a future date as specified in the policy based on the value of the accumulation account at that date.

    The policy provides that at Jackson National Life's discretion it may reset the interest rate on each policy anniversary, subject to a guaranteed minimum. By law, the minimum guarantee may not be less than 3% but for some older business it may be higher. In resetting rates and establishing minimum guarantees, the yield characteristics of Jackson National Life's investment portfolio, surrender assumptions and industry pricing are all taken into account. Administrative charges are subject to contractual maximums.

    When the annuity matures, Jackson National Life either pays the amount in the accumulation account to the policyholder or begins making payments in the form of an immediate annuity product, in accordance with the policyholder's instructions. Fixed annuity policies provide for surrender charges to be assessed on surrenders generally for the first seven to nine years of the policy.

    Approximately 25% of the interest-sensitive fixed annuities Jackson National Life wrote in the first half of 2000 provide for an adjustment, referred to as a market value adjustment, on surrenders in the surrender period of the policy, typically for the first nine years. This adjustment does not depend on the performance of specific assets (as in a variable annuity), but is linked to a formula that helps to match the surrender value to the value of the accumulation account at the time of surrender. The minimum guaranteed rate is not affected by this adjustment.

    Jackson National Life bears the investment and surrender risk on interest-sensitive fixed annuities, and its profits come from the spread between the yield on investments and the interest credited to policyholders less initial and recurring management expenses.

    EQUITY-INDEXED ANNUITIES

    In recent years, Jackson National Life's fixed annuity sales have benefited from the introduction of equity-indexed annuity products. In the first half of 2000, Jackson National Life was the largest provider of equity-indexed annuities in the United States based on gross premiums. During that period, equity-indexed annuities accounted for 9% of total new business premiums and 6% of policyholder reserves of US operations.

    Equity-indexed annuities are deferred annuities that enable policyholders to obtain a portion of an equity-linked return but provide a guaranteed minimum return. Jackson National Life guarantees an annual minimum interest rate of 3%, but actual earnings may be higher and are based on a participation (referred to as the index participation rate) in an equity index over its term. Jackson National Life may reset the index participation rate for each premium deposit. The participation rate set applies for the term selected.

    Jackson National Life hedges the equity return risk on equity-indexed products by purchasing futures and options on the relevant index. The cost of these hedges is taken into account in setting index participation rates. Recent volatility in the equity markets combined with lower bond yields has increased the cost of these hedges. In response, Jackson National Life has reduced its index participation rates on new business and developed new products with index participation rates that are less sensitive to changes in these variables.

    Jackson National Life bears the investment and surrender risk on equity-indexed fixed annuities. Profit arises from the difference between the premiums received plus the associated investment income and the combined costs of meeting expenses, purchasing fixed interest securities to fund the basic guaranteed liability and purchasing options to hedge the equity return element of the policy benefits.

    IMMEDIATE ANNUITIES

    In the first half of 2000, immediate annuities accounted for 1% of total new business premiums and 3% of policyholder reserves of US operations. Immediate annuities guarantee a series of payments beginning within a year of purchase and continuing over either a fixed period of years or the life of the policyholder. If the term is for the life of the policyholder, then Jackson National Life's primary risk is mortality risk. This product is generally used to provide a guaranteed amount of income for policyholders and is used both in planning for retirement and in retirement itself. Jackson National Life expects the market for this product to grow as more people reach retirement age. The implicit interest rate on these products is based on the market conditions that exist at the time the policy is issued and is guaranteed for the term of the annuity.

    VARIABLE ANNUITIES

    Jackson National Life began offering variable annuity products in November 1995. In the first half of 2000, variable annuities accounted for 38% of total new business premiums and 15% of policyholder reserves of US operations. Variable annuities are deferred annuities that have the same tax advantages and payout options as interest-sensitive and equity-indexed fixed annuities. They also are used for retirement planning and to provide income in retirement.

    The primary differences between variable annuities and interest-sensitive and equity-indexed fixed annuities are investment risk and return. If a policyholder chooses a variable annuity, the rate of return will depend upon the performance of the underlying fund portfolio. The policyholder bears the investment risk, except for fixed-rate account options, where Jackson National Life guarantees a minimum fixed rate of return.

    Jackson National Life credits premiums on variable annuities to a separate account. The policyholders determine how the premiums will be allocated by choosing to allocate all or a portion of their accounts either to a variety of variable sub-accounts, with a choice of investment managers, or to guaranteed fixed-rate options. The value of the portion of the separate account allocated to variable sub-accounts fluctuates with the underlying investment. Jackson National Financial Services, LLC, earns fee income as the investment adviser for the underlying funds and has retained the services of a number of other investment advisers to act as sub-advisers to Jackson National Life.

    Variable annuity products are backed by specific assets that are held in a separate account. The assets in this separate account are legally "ring-fenced" and do not form part of the assets in the US general account, which backs the remainder of the insurance business in the United States. Amounts held in the separate account are not chargeable with liabilities arising out of any other business Jackson National Life may conduct. All of the income, gains or losses from these assets less specified management charges are credited to or against the policies and not any other policies that Jackson National Life may issue.

    Jackson National Life earns fee income through the sale, investment and administration of the variable account options of variable annuity products. It also earns income on the spread between the interest credited on the fixed rate account and the investment income on the funds allocated to the accounts.

LIFE INSURANCE

    Reflecting the competitive life insurance market place and the overall trend towards asset accumulation products, Jackson National Life's life insurance products accounted for less than 1% of the total new business premiums and 14% of policyholder reserves of US operations in the first half of 2000. The products offered include term life insurance and interest-sensitive life insurance. Each of these types of insurance policies can be modified using several options and riders to provide particular benefits, including waiver of premium, accidental death benefit, supplemental term insurance and guaranteed purchase options.

TERM LIFE

    Jackson National Life offers term life insurance products that are renewable annually as well as ten-, fifteen-, twenty- and thirty-year level premium plans. Premiums are set when the policy is purchased. Premium payment levels are subject to the guaranteed maximums specified in the contract. Coverage may often be renewed at an increased premium. Term life products do not contain an accumulation component and, accordingly, have no cash value. Term life products offer pure insurance cover for the specified period of time.

    Beginning in late 1995, Jackson National Life entered into reinsurance agreements to cede 80% of new writings of level premium term life products to take advantage of favorable reinsurance pricing. Currently, it cedes 90% of new writings of level premium term products.

INTEREST-SENSITIVE LIFE

    Interest-sensitive life insurance products include universal life insurance plans and a variety of fixed premium interest-sensitive whole life insurance products. Jackson National Life sold interest-sensitive whole life insurance for many years and began to sell universal life insurance in early 1995.

    Universal life insurance has flexible premiums and adjustable death benefits. Jackson National Life credits to the policyholder's account an amount equal to premiums less specified charges. In addition, interest is credited at the rate set. The interest rate set is subject to contractual minimums and typically relates to general market interest rate movements. Jackson National Life also establishes the level of administrative charges, subject to contractual maximums, which are deducted from the account value.

    Interest-sensitive whole life insurance is similar to universal life insurance except that premium levels and guaranteed minimum non-forfeiture values are specified in the policy. The guaranteed minimum non-forfeiture values depend upon the payment of the specified premiums.

STABLE VALUE PRODUCTS

    Stable value products are guaranteed investment contracts (GICs) and funding agreements. In the first half of 2000, stable value products accounted for 34% of total new business premiums and 18% of policyholder reserves of US operations. Jackson National Life began marketing GICs to institutional investors in December 1995. The GICs are marketed by its group pension department to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds. At December 31, 1999, Jackson National Life had the seventh largest block of stable value business in terms of liabilities.

    Four types of stable value products are offered:

    - traditional GICs,

    - funding agreements,

    - medium term note funding agreements and

    - synthetic GICs.

TRADITIONAL GUARANTEED INVESTMENT CONTRACTS

    Under a traditional GIC, the policyholder makes a lump sum deposit. Interest is paid on the deposited funds, usually on a quarterly basis. The interest rate paid is fixed and is established when the contract is issued.

    Traditional GICs have a specified term, usually two to three years, and typically provide for phased pay outs. Jackson National Life tailors the scheduled pay outs to meet the liquidity needs of the particular retirement plan. If deposited funds are withdrawn earlier, an adjustment is made that approximates a market value adjustment.

    Jackson National Life sells GICs to retirement plans, in particular 401(k) plans. The traditional GIC market is extremely competitive. This is due in part to competition from synthetic GICs.

FUNDING AGREEMENTS

    Under a funding agreement, the policyholder either makes a lump-sum deposit or makes specified periodic deposits. Jackson National Life agrees to pay a rate of interest, which may be fixed but which is usually a floating short-term interest rate linked to an external index. Interest is paid quarterly to the policyholder. The average term for the funding agreements is one to two years. At the end of the specified term, policyholders typically re-deposit the principal in another funding agreement. Jackson National Life makes its profit on the spread between the yield on its investment and the interest rate credited to policyholders.

    Typically, brokerage accounts and money market mutual funds are required to invest a portion of their funds in cash or cash equivalents to ensure sufficient liquidity to meet their customers' requirements. The funding agreements permit termination by the policyholder on 7 to 90 days' notice, and thus qualify as cash equivalents for the clients' purposes. Funding agreements terminable by the policyholder with less than 90 days' notice account for less than 1.3% of Jackson National Life's total policyholder reserves.

MEDIUM TERM NOTE FUNDING AGREEMENTS

    Jackson National Life has also established a European medium-term note program that accesses a new market for us. The notes offered may be denominated in any currency. Notes are issued to institutional investors by a special purpose vehicle and are secured by funding agreements issued by Jackson National Life.

SYNTHETIC GUARANTEED INVESTMENT CONTRACTS

    Under a synthetic GIC, the policyholder does not deposit any funds with Jackson National Life. Instead, the policyholder continues to own its plan assets and Jackson National Life agrees to guarantee that the plan will have sufficient liquid funds to meet its obligations to its participants.

    This guarantee is provided for a fee. The event that could, in practice, cause a payment to be made under this guarantee would be an unexpected surge of withdrawals by scheme members at a time when asset values are depressed. This risk is mitigated through careful underwriting and through a number of features associated with these contracts, including controls on the plan's investments, requirements for "buffer funds" to absorb unexpected fluctuations in member withdrawals and, for most contracts, experience rating of the crediting rates granted to scheme members.

    Jackson National Life sells its synthetic GICs to retirement plans primarily as an accommodation for its existing customers and therefore do not expect this business to grow much, if at all, beyond its current size. At June 30, 2000, Jackson National Life guaranteed L30 million of synthetic GICs.

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
Because Jackson National Life does not own the assets underlying synthetic GICs, it does not recognize premium income or establish reserves, but it does recognize fee income.

DISTRIBUTION AND MARKETING

    Jackson National Life distributes products in all 50 states of the United States and in the District of Columbia, although not all products are available in all states. Operations in the State of New York are through a New York insurance subsidiary.

    Jackson National Life has focused on independent distribution systems and has avoided the fixed costs associated with recruiting, training and maintaining employee agents. It supports its network of independent agents and brokers with education and training programs. A substantial portion of the costs associated with generating new business are not fixed costs but vary directly with the level of business produced. As a result, industry figures show that the costs are low relative to other US insurers.

    In recent years Jackson National Life has been actively diversifying the methods by which it distributes its products. In part, this diversification of distribution reflected the strategy of product diversification. For instance, variable annuities can only be sold by registered broker-dealers and stable value products are targeted at institutions and direct plan sponsors and intermediaries acting on their behalf. Jackson National Life has developed and tailored its distribution capabilities accordingly.

    Jackson National Life offers internet-based support to its broker-dealers. It continues to expand its internet-based services, increasing amounts of information available for both customers and agents.

INDEPENDENT AGENTS

    The insurance and fixed annuity products are distributed through independent agents located throughout the United States. These 68,500 licensed insurance agents or brokers, who also may represent other companies, are supported by 17 regional marketing offices. Jackson National Life generally deals directly with writing agents and brokers thereby eliminating intermediaries, such as general agents. This distribution channel, called "Deal Direct", has enabled it to generate significant volumes of business on a low, variable cost basis.

    While historically all independent agents have been treated the same regardless of their characteristics and levels of production, recently Jackson National Life has been distinguishing between the agent producer groups and supporting them differently according to their production levels and specific needs. In some cases it has terminated relationships that were believed to be unproductive. Jackson National Life believes this will create incentives to generate more new business and will enable effective focused sales support.

    Jackson National Life is responsible for providing agents with product information and sales materials.

BROKER-DEALERS

    Jackson National Life Distributors, Inc., a broker-dealer, is the primary wholesale distribution channel for the variable annuity products. Jackson National Life Distributors also sells equity-indexed annuities and fixed annuities. An internal network of wholesalers supports this distribution channel. These wholesalers meet directly with broker-dealers and financial planners and are supported by an extensive home office sales staff. There are approximately 650 active selling agreements with regional and independent broker-dealer organizations throughout the United States. These selling agreements provide Jackson National Life with access to approximately 19,000 registered representatives.

    In September 2000 Jackson National Life acquired IFC Holdings Inc., which incorporated INVEST and Investment Centers of America Inc. Together with National Planning Corporation and SII Investments, Inc., Jackson National Life's existing broker-dealers, it has contracts with approximately 1,650 registered representatives.

    Jackson National Life is responsible for training its broker-dealers, providing them with product information and sales materials and monitoring their activities from a compliance perspective.

BANKS, CREDIT UNIONS AND OTHER FINANCIAL INSTITUTIONS

    Jackson National Life distributes its life insurance and annuity products through banks, credit unions and other financial institutions and through third-party marketing organizations that serve these institutions.

    Jackson National Life is a leading provider of annuities offered through banks and credit unions. This channel has access to over 15,000 financial institution representatives.

    Jackson National Life has established distribution relationships with medium-sized regional banks, which it believes are unlikely to develop their own insurance product capability. Consolidation in the US banking industry is directly impacting this strategy and Jackson National Life will continue to review how to participate effectively in this market.

GROUP PENSION DEPARTMENT

    Jackson National Life markets its stable value products principally through its group pension department. It has direct contacts with banks, municipalities, asset management firms and direct plan sponsors. Stable value products are distributed and marketed through intermediaries to these groups.

FACTORS AFFECTING PRICING OF PRODUCTS AND ASSET LIABILITY MANAGEMENT

    Jackson National Life prices products based on assumptions about future mortality, investment yields, expenses and persistency. Pricing is influenced by competition and by its objectives for return on capital. Although Jackson National Life includes a profit margin in the price of its products, the variation between the assumptions and actual experience can result in the products being more or less profitable than it was assumed they would be. This variation can be significant.

    Jackson National Life designs its interest-sensitive products and conducts its investment operations to match closely the duration of the assets in its investment portfolio with the annuity, whole life, universal life and guaranteed investment contract product obligations. Jackson National Life seeks to achieve a target spread between what it earns on its assets and what it pays on its liabilities by investing principally in fixed-rate securities and in options to match the equity-related returns under its equity-indexed products.

    Jackson National Life segregates its investment portfolio for certain investment management purposes and as part of its overall investment strategy into three parts: annuity without market value adjustment, fixed annuity with market value adjustment and stable value liabilities. The portfolios backing fixed annuities with and without market value adjustments have similar characteristics and differ primarily in duration. The portfolio backing the stable value liabilities has its own mix of investments that meet more limited duration tolerances. Consequently the stable value portfolio is managed to permit less interest rate sensitivity and limited exposure to mortgage-backed securities. At June 30, 2000, less than 6.8% of the stable value portfolio was invested in residential mortgage-backed securities.

    The fixed-rate products may incorporate surrender charges, market value adjustments, two-tiered interest rate structures or other limitations relating to when policies can be surrendered for cash, in order to encourage persistency. At June 30, 2000, approximately 72% of Jackson National Life's fixed annuity reserves had surrender penalties or other withdrawal restrictions. Substantially all of the stable value portfolio had withdrawal restrictions or market value adjustment provisions.

UNDERWRITING

    The decision to underwrite a particular life policy depends upon the assessment of the risk to Jackson National Life represented by the proposed policy. The risk selection process is performed by the underwriters who evaluate policy applications on the basis of information provided by the applicant and other sources. Specific medical tests may be used to evaluate policy applications based on the size of the policy, the age of the applicant and other factors.

    Jackson National Life's underwriting rules and procedures are designed to produce mortality results consistent with the assumptions used in product pricing while providing for competitive risk selection.

RESERVES

    Jackson National Life uses reserves established on a US GAAP basis as the basis for consolidation into Prudential's UK GAAP accounts.

    For the fixed and variable annuity contracts and stable value products, the reserve is the policyholder's account value. For the immediate annuities, reserves are determined as the present value of future policy benefits. Mortality assumptions are based on the 1983a Individual Annuitant Mortality Table. Interest rate assumptions currently range from 5.35% to 8.00%.

    For the traditional term life contracts, reserves for future policy benefits are determined using the net level premium method and assumptions as to mortality, interest, policy persistency and expenses. Mortality assumptions, based upon the 1975-1980 Basic Select and Ultimate tables, range from 50% to 90%, depending on underwriting classification and policy duration. Interest rate assumptions range from 6.0% to 9.5%. Persistency and expense assumptions are based on experience.

    For the interest-sensitive life reserves and single premium life reserves, reserves approximate the policyholder's accumulation account.

REINSURANCE

    Jackson National Life reinsures portions of the coverage provided by its insurance products with other insurance companies under agreements of indemnity reinsurance. Reinsurance assumed from other companies is not material.

    Indemnity reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk for the life insurer. Indemnity reinsurance does not discharge the original insurer's primary liability to the insured. Jackson National Life's reinsured business is ceded to numerous reinsurers and the amount of business ceded to any one reinsurer is not material. Typically, the reinsurers have a rating of A or higher.

    Jackson National Life limits the amount of risk it retains on new policies. Currently, the maximum risk that is retained on new policies is $1.0 million ($1.5 million on last survivor life business). Jackson National Life is not a party to any risk reinsurance arrangement with any reinsurer pursuant to which the amount of reserves on reinsurance ceded to such reinsurer equals more than 1% of total policy reserves.

    Beginning in late 1995, Jackson National Life entered into reinsurance agreements to cede 80% of its new level premium term life insurance business written in the United States to take advantage of competitive pricing in the reinsurance markets. Beginning January 1, 1999, it began to cede 90% of new writings of level premium term products. Jackson National Life intends to continue to cede an increased proportion of new term life insurance business for as long as pricing in the reinsurance markets remains favorable.

POLICY ADMINISTRATION

    Jackson National Life provides a high level of administrative support for both new and existing policyholders. Jackson National Life's ability to implement new products quickly and provide customer service is supported by integrated computer systems that propose, issue and administer complex life-insurance and annuity contracts. Jackson National Life continues to upgrade its life insurance administration and underwriting systems and its fixed and variable annuity administration systems to enhance the service capabilities for both new and existing policies.

JACKSON FEDERAL BANK

    Prudential further diversified its business in the United States through the purchase in 1998 of a federally chartered savings association, First Federal Savings and Loan Association of San Bernardino, which is now called Jackson Federal Bank. The addition of a federally chartered savings association has resulted in an expanded product range in the US and is expected to give Jackson National Life the option to roll out a wider range of banking products including loans, checking accounts and credit cards. In 2000, Jackson National Life further expanded its banking operations in the US. In February 2000, Jackson National Life announced the acquisition of three Fidelity Federal Branches and in September 2000 Jackson National Life acquired Highland Bancorp Incorporated, the holding company for Highland Federal Bank, for $120 million. Highland Federal Bank and the three Fidelity Federal Branches were merged with and renamed as Jackson Federal Bank.

PPM AMERICA

    PPM America is Prudential's US fund management operation, with offices in Chicago and New York. Its primary focus is to manage funds for Jackson National Life and therefore the majority of funds under management are fixed interest in nature. PPM America has developed considerable expertise in managing credit risk and has increasingly invested its funds in higher credit risk investments. Recently, PPM America has launched a number of institutional high yield and special investment vehicles to leverage these capabilities into new profitable areas.

                                 ASIAN BUSINESS

    Prudential has operations in eleven Asian countries. Prudential's primary insurance businesses are in Singapore, Hong Kong, Malaysia and Taiwan. Prudential also has operations in Thailand, Indonesia, The Philippines, China, Vietnam, India and Japan as well as retail mutual fund operations in India, Japan and Taiwan.

DEVELOPMENT OF PRUDENTIAL'S ASIAN BUSINESS

    Prudential's Asian operations are managed by its Hong Kong-based regional head office. The savings, protection and investment products it offers in Asia are tailored to the local markets in which it operates. Prudential is the largest UK-based life insurer in Asia.

    Prudential's operations in Asia date from 1923, when it opened a branch office in India, which served the Indian sub-continent and several Middle Eastern countries with historic ties to the United Kingdom. In 1924 Prudential opened a branch office in Malaysia. Prudential expanded into Singapore in 1931 and opened a branch office in Hong Kong in 1964. In 1956, Prudential's Indian operations were nationalized and, in 1984, the Malaysian government required Prudential to sell a majority interest in its Malaysian operations to a local company. Prudential began expanding again in Asia during the mid 1990s, establishing operations in Thailand, The Philippines and Indonesia.

    Prudential launched its mutual fund business in India in 1998 through its joint venture Prudential ICICI Asset Management with The Industrial Credit and Investment Corporation of India Ltd. (ICICI). As of June 30, 2000, Prudential ICICI Asset Management had over L628 million of funds under management.

    In Vietnam, Prudential was awarded a license to write life insurance during the last quarter of 1999. In November 1999, Prudential established a wholly-owned subsidiary in Vietnam to write life insurance. Prudential is one of only five companies licensed to write life insurance in Vietnam.

    In late 1999, Prudential acquired a 74% interest in Chinfon Life Insurance Company Limited, a Taiwanese life insurance company, and following acquisitions of minority stakes during 2000, Prudential's ownership increased to 81% as of December 31, 2000. During 1999, Prudential also entered into a joint venture with the Bank of China International to serve the Hong Kong Mandatory Provident Fund, which came into effect in December 2000. Prudential's joint venture with the Bank of China International provides Prudential with access to the Mandatory Provident Fund market in Hong Kong through one of the largest retail bank branch networks in Hong Kong.

    In 1999, Prudential became the first UK life insurance company to be invited by the People's Republic of China to apply for a license to write life insurance. In 2000 Prudential established a fifty-fifty joint venture with the China International Trust & Investment Corporation and received a license to write life insurance in the city of Guangzhou, China. This joint venture (CITIC Prudential Life Insurance Company) began operations in late 2000. There is only one other foreign insurance company that has a license to write life insurance in Guangzhou.

    In October 2000, Prudential acquired an 89% interest in a Taiwanese mutual fund company, renamed Prudential Securities Investment Trust Enterprise (Prudential SITE), further expanding its growing Asian portfolio. Prudential SITE's funds under management at December 31, 2000 were approximately
L0.9 billion. In November 2000 Prudential announced that ICICI Prudential Life Insurance, its joint venture with ICICI Ltd., had received a license from the Insurance Regulatory and Development Authority to commence life insurance operations in India.

    In February 2001, Prudential acquired Orico Life in Japan, an operationally and financially sound modern Japanese life insurance company, for L133 million.

    PPM Asia, Prudential's Asian fund management operation, has offices in Singapore, Hong Kong and Tokyo. At June 30, 2000, PPM Asia had US$12.7 billion (L8.4 billion) funds under management. Prudential's first unit trust in Japan was launched in August 2000.

    Prudential's strategy in Asia is to diversify its products and distribution and to expand geographically. Historically, Prudential's local agent sales forces have been its primary distribution channel. However, in April 1999, through its agreement with Standard Chartered Bank, Prudential added a bancassurance distribution channel to sell life insurance products in Singapore and Hong Kong, and this was extended to Malaysia in 2000. Prudential was already selling products in Indonesia through its Indonesian joint venture partner, Bank Bali.

NEW BUSINESS PREMIUMS

    Asian market conditions have improved from the economic uncertainty experienced in 1998, and accordingly, Prudential's new business insurance premiums have increased. In 2000, Prudential had the third largest market share in new regular premium business and the second largest share in new single premium business in Singapore. Prudential also improved to second place in Malaysia in respect of new regular premium business and ranked fourth in Hong Kong in respect of new regular premium business.

    The following table shows Prudential's Asian life insurance new business insurance premiums and UK GAAP policyholder reserves by territory for the periods indicated. In this table "Other Countries" includes Thailand, Indonesia, The Philippines and Vietnam. The 1999 result includes two months of operations in Taiwan acquired in 1999.

                                                                                                      POLICYHOLDER
                                                      SIX MONTHS              YEARS ENDED               RESERVES
                                                    ENDED JUNE 30,            DECEMBER 31,             AT JUNE 30,
                                                    --------------   ------------------------------   -------------
                                                         2000          1999       1998       1997         2000
                                                         ----        --------   --------   --------   -------------
                                                                            (IN L MILLIONS)
Singapore.........................................        120          192         66        273          1,755
Hong Kong.........................................         23           44         30         29            465
Malaysia..........................................         22           35         21         36            289
Taiwan............................................         28            5         --         --            403
Other countries...................................         12           13          4          8             33
                                                          ---          ---        ---        ---          -----
    Total.........................................        205          289        121        346          2,945
                                                          ===          ===        ===        ===          =====

    In addition, for the six months ended June 30, 2000, Prudential had L700 million in sales of investment products in India through its venture with ICICI.

PRODUCTS

    The savings and protection products offered in Asia are generally similar to the products offered in the United Kingdom and include with-profits, non-participating and, in some countries, unit-linked products. However, unlike the United Kingdom, where savings products predominate, Prudential's business in Asia is more balanced between savings and protection products. In the six months ended June 30, 2000, with-profits products represented 32% of Asia's total new business insurance premiums.

    Prudential offers debt, equity and money market mutual fund investment products in India, Taiwan and Japan.

    In Hong Kong, Prudential's life insurance business is supplemented by personal lines property and casualty insurance products. In the six months ended June 30, 2000 this business had gross premiums of L5.1 million.

SINGAPORE

    Prudential established its operations in Singapore in 1931 and conducts them through Prudential Assurance Company Singapore (Pte) Limited, a wholly-owned subsidiary of The Prudential Assurance Company Limited. In 2000, Prudential was the second largest life insurer in Singapore in terms of new single premiums and the third largest in terms of new regular premium business. Prudential's Singapore operation was the largest of its Asian operations in terms of total premiums in the six months ended June 30, 2000, contributing 59% of total Asian new business insurance premiums.

    Fourteen companies are authorized to operate in the life insurance market in Singapore. Four companies account for over 80% of the market in terms of new weighted premiums. The Monetary Authority of Singapore closely regulates this mature and highly competitive market. In 1999, insurance penetration was estimated to be 76% in a country of 3.2 million people.

    Singapore has a Central Provident Fund in which each employed individual has an account in which he or she is obliged to make contributions, currently equal to 20% of their salary. Employers are obliged to make contributions to their employees' accounts. This amount was reduced from 20% of salary to 10% at the start of 1999, although it has since increased to 12% of salary.

    The Central Provident Fund was liberalized as of January 1, 1997 and participants were permitted to use a greater proportion of their funds to purchase authorized insurance, pension and other regulated products. As a result, single premium business volumes increased for the Singapore life insurance industry generally in 1997. This liberalization was an exceptional event that resulted in increased single premium business volumes for Prudential in that year. Business volumes for 1999, however, returned to levels similar to those experienced in 1996.

    The products Prudential offers in Singapore include a range of with-profits and non-participating term, whole life and endowment life insurance policies and unit-linked products. Prudential also offers health, critical illness and accident cover as supplements to its life products. In 1993, Prudential was the first life insurance company to introduce unit-linked products to the Singapore market. In 1999, Prudential launched a health benefit product designed specifically for women and in 2000, a comprehensive children's education and health plan. In addition, in 2000 Prudential launched PRUeSaver, its first insurance product designed specifically for distribution via the internet.

    Prudential distributes its products in Singapore primarily through its local agent salesforce. In 1999, Prudential began distributing products through consultants based in branches of Standard Chartered Bank.

HONG KONG

    Prudential's Hong Kong operations are conducted through a branch office of The Prudential Assurance Company Limited. Prudential opened its branch in 1964 writing property and casualty insurance. It operates in a competitive and relatively mature market. According to the Hong Kong Office of the Commissioner of Insurance's annual report for 2000, in 1999 insurance penetration was approximately 63% in a country of 6.7 million people. In 2000, Prudential was the fourth largest life insurer in Hong Kong in terms of new regular premium business.

    As from December 1, 2000, employees, employers and the self-employed became obliged to make contributions to the Mandatory Provident Fund (MPF). The plans that comprise the Mandatory Provident Fund are defined contribution pension plans with immediate vesting, preservation until retirement (or some other event specified by legislation) and full portability, with plans arranged at the employer level, rather than the individual level. Individuals are required to make mandatory contributions of 5% of salary and employers make contributions equal to 5% of the employee's salary to the individual's accounts in the Fund. Both employee and employer contributions are subject to a maximum amount, currently HK$1,000 per month. The funds are invested in a range of mututal funds offered by the MPF provider. Additional contributions are possible, and are tax deductible, up to 15% of salary for the majority of employees.

    The Mandatory Provident Fund Authority licenses providers to establish and manage plans and Prudential's venture with BOCI was awarded a license in November 1999. Total annual contributions are expected to exceed HK$20 billion (L1.6 billion) for the first year of the Mandatory Provident Fund, which was launched on December 1, 2000. Prudential expects that the market will be highly competitive, with many of the major banks, insurance companies and fund managers competing for market share.

    Prudential offers both individual and group products in Hong Kong, including life insurance, health insurance and pensions. The individual life insurance products offered include with-profits products, unit-linked products and other non-participating products, together with accident and critical illness policies. The property and casualty insurance Prudential writes in Hong Kong is primarily personal lines, with a small book of commercial business.

    Many of the most popular products in Hong Kong are US-style products and not UK-style with-profits products. Although Prudential does not offer US-style products, it has introduced a new product that is an adaptation of its with-profits product. This product offers guaranteed benefits (both protection and cash value) and allows policyholders to withdraw in cash amounts equal to the annual bonuses declared and credited to their accumulation accounts. Terminal bonuses are also paid in cash. This cash payment feature distinguishes Prudential's Hong Kong with-profits products from similar products it offers elsewhere in Asia.

    Prudential's products in Hong Kong are distributed primarily through its local agent salesforce. At June 30, 2000, Prudential had a sales force of over 1,400 agents selling its products face-to-face. In April 1999, Prudential began marketing and distributing products to customers of Standard Chartered Bank.

MALAYSIA

    Prudential's Malaysian office opened in 1924 as a branch of The Prudential Assurance Company Limited. Prudential began writing life insurance there in 1931. In 2000, Prudential ranked second in Malaysia in terms of new regular premium business. There are 18 licensed life insurance companies covering a market of 23 million people.

    The products Prudential traditionally offers in Malaysia are with-profits and non-participating products and include whole life, health insurance and accident and critical illness cover products.

    Prudential introduced unit-linked products to the Malaysian market. In 1997, Prudential was the first company to offer single-premium unit-linked products and, in August 1999, it was the first company to offer a regular-premium unit-linked product.

    Prudential distributes its products in Malaysia almost entirely through its local agent salesforce of over 5,500 agents, as at June 30, 2000. In 2000, Prudential extended its bancassurance agreement with Standard Chartered Bank into Malaysia.

TAIWAN

    In the six months ended June 30, 2000, Prudential's Taiwanese operation was the second largest of its Asian operations in terms of total new business insurance premiums and the largest in terms of new regular premium insurance business. For the ten months ended October 2000, Prudential was the eighth largest life insurance company in Taiwan in terms of first year individual life premiums with a market share of 2.4%. Taiwan had a population of 22 million people and had an insurance penetration of 70% in 1998.

    In October 2000 Prudential acquired an 89% interest in Prudential SITE. Prudential SITE was established in 1992 and at December 31, 2000 was the eleventh largest unit trust company in Taiwan. Its product range includes 13 equity funds and four bond funds, held by more than 80,000 investors, as at December 31, 2000.

CHINA

    Prudential was granted a license to write life insurance in the city of Guangzhou in China. During 1999, Prudential formed a venture with the China International Trust & Investment Company to write life insurance policies under this license and in October 2000 its life insurance operation in China was officially launched. Currently, only one other foreign company offers life insurance products in the city of Guangzhou. Guangzhou has a population of almost seven million people and had an insurance penetration of 6% in 1998.

INDIA

    In 1998, Prudential entered into an agreement with ICICI, a leading Indian financial services company, pursuant to which it has a 55% stake in an entity that offers mutual fund products in India. Prudential's funds offer a choice of different risk profiles to an investor. At June 30, 2000, Prudential had L628 million of funds under management.

    Prudential distributes its investment products in India through brokers and bank branches, as well as an agent sales force. The direct and broker channels have been Prudential's primary distribution channels to date, accounting for more than 90% of its sales in the first half of 2000.

    Following the Insurance Regulatory and Development Authority Act passed by the Indian government, ICICI Prudential Life Insurance received a license from the Insurance Regulatory and Development Authority and commenced life insurance operations in India in November 2000. In 1999, India had a population of almost one billion people.

THAILAND, INDONESIA, THE PHILIPPINES AND VIETNAM

    Prudential also has life insurance operations in Thailand, Indonesia, The Philippines and Vietnam. In Thailand, The Philippines and Vietnam, Prudential's primary distribution channel is its local agent sales forces. In Indonesia, in addition to its local agent sales force, Prudential also has a bancassurance distribution channel with its joint venture partner, Bank Bali. Bank Bali has over 200 branches in Indonesia. In Vietnam, Prudential was the first foreign wholly-owned company with a license to sell life insurance, and in 2000 it sold over 100,000 policies.

JAPAN

    In February 2001, Prudential acquired Orico Life in Japan, an operationally and financially sound modern Japanese life insurance company, for L133 million. Orico Life, established in 1990, is based in Tokyo and has operations in a further 10 locations in Japan. It has over 240,000 policies in force, with total assets at March 31, 2000 of L650 million. It offers a wide range of products including term, saving and protection products. It uses a multi-channel distribution system that includes professional agents, financial institutions and accountants. In 1999, Japan had a population of 127 million.

                               EUROPEAN BUSINESS

    In November 1999, Prudential announced the formation of Prudential Europe, a new business segment formed to implement its strategy in continental Europe. Prudential's European operations encompass both the manufacture and distribution of products under the Prudential and Scottish Amicable brands into continental Europe through Prudential's existing operations and strategic distribution arrangements into which Prudential has entered and into which it aims to enter in the future.

    Continental Europe is a market that is attractive to Prudential because many of the demographic and economic trends familiar in the United Kingdom and the United States are also evident in continental Europe. Prudential believes its skills in developing equity-backed products and its rapidly developing e-commerce skills will provide it with opportunities to participate in the broader European financial services market.

GERMANY

    The products offered in Germany include unit-linked pension and protection products marketed into Germany by Scottish Amicable Life International, an Irish company that has the benefit of tax advantages applicable to offshore companies. Prudential achieved a 3% market share of that business in 1999. Prudential distributes its products in Germany through its local agent sales force.

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
    In 1999 Prudential established a non-exclusive distribution arrangement with Signal Iduna, one of Germany's largest life insurance companies. Prudential commenced selling a long-term care bond under the Prudential brand through this joint venture in June 2000.

FRANCE

    Prudential is in the process of building a local management team in France and has established a Paris branch of Prudential Assurance, demonstrating its commitment to developing its position in the French market.

    During 2000, Prudential obtained regulatory approval to sell an equity-backed life insurance product, Prudential Europe Vie. This is a single premium savings product that offers a choice of investment through the Prudential life fund or Reactif, a unit-linked fund provided by Vega Finance. The product was launched in January 2001 and is initially being sold through independent financial advisers approved by Centre Francais du Patrimoine, a subsidiary of Credit Foncier de France and the largest multi-brokerage network in France.

    Prudential has continued to co-operate with CNP Assurance, the largest distributor of financial products in France, with whom it entered into a memorandum of understanding in 1999. This arrangement gives Prudential access to local markets and large-scale distribution networks.

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
                             INSURANCE INVESTMENTS

GENERAL

    The overall financial strength of the Prudential group and the results, both current and future, of the insurance business are in part dependent upon the quality and performance of the various investment portfolios in the United Kingdom, the United States and Asia.

PRUDENTIAL'S TOTAL INVESTMENTS

    The following table shows Prudential's insurance and non-insurance investments at December 31, 1999. The "Other" column includes central funds and funds in respect of non-insurance trading. Assets held to cover linked liabilities relate to unit-linked and variable annuity products. In this table, investments are valued as set out in note 3 of the notes to Prudential's consolidated financial statements for the year ended December 31, 1999.

                                                                            AT DECEMBER 31, 1999
                                           --------------------------------------------------------------------------------------
                                                           INSURANCE
                                           -----------------------------------------                             UK
                                              UK         US        ASIA      EUROPE     OTHER     SUB-TOTAL   BANKING     TOTAL
                                           --------   --------   --------   --------   --------   ---------   --------   --------
                                                                              (IN L MILLIONS)
Other financial investments
  Debt and other fixed income
    securities...........................   21,639     16,954       962        12        266        39,833     3,971      43,804
  Equity securities......................   56,599        308       712         3         71        57,693        --      57,693
  Loans and other........................    3,455      4,364       443        15         64         8,341     4,879      13,220
                                           -------     ------     -----       ---        ---       -------     -----     -------
    Total other financial investments....   81,693     21,626     2,117        30        401       105,867     8,850     114,717
                                           -------     ------     -----       ---        ---       -------     -----     -------
Real estate
  Investment.............................    8,481          9        96        --         --         8,586        --       8,586
  Company-occupied.......................      123         20        34        --         --           177        --         177
                                           -------     ------     -----       ---        ---       -------     -----     -------
    Total real estate....................    8,604         29       130        --         --         8,763        --       8,763
                                           -------     ------     -----       ---        ---       -------     -----     -------
      Sub-total..........................   90,297     21,655     2,247        30        401       114,630     8,850     123,480
Participating interests..................      105         --        --        --         --           105        --         105
                                           -------     ------     -----       ---        ---       -------     -----     -------
        Total investments................   90,402     21,655     2,247        30        401       114,735     8,850     123,585
                                           -------     ------     -----       ---        ---       -------     -----     -------
Assets held to cover unit-linked
  liabilities............................   14,734      2,806       581       522         --        18,643        --      18,643
                                           -------     ------     -----       ---        ---       -------     -----     -------
        Total............................  105,136     24,461     2,828       552        401       133,378     8,850     142,228
                                           =======     ======     =====       ===        ===       =======     =====     =======

    In the six months ended June 30, 2000, total investments increased by L892 million to L143,120 million. This increase was predominantly due to an increase in Other financial investments of L247 million and real estate of L527 million. During the period total equity securities decreased by L5,757 million while total debt and other fixed income securities increased by L5,692 million. This shift from UK equities to UK and overseas corporate debt was due to a decrease in prospective equity returns and was also undertaken to reduce equity risk arising from increased market volatility. Total UK insurance investments decreased by L815 million while US insurance investments increased by L1,988 million.

PRUDENTIAL'S INVESTMENT YIELDS

    The following table shows the income from the investments of Prudential's continuing operations by asset category for the periods indicated. This table does not include investment income from

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
unit-linked and variable annuity products, or from banking business assets. Yields have been calculated using the average of opening and closing balances for the appropriate asset.

                                                                   YEAR ENDED DECEMBER 31,
                                            ---------------------------------------------------------------------
                                              1999                  1998                     1997
                                            --------   --------   --------      --------   --------      --------
                                             YIELD      AMOUNT     YIELD         AMOUNT     YIELD         AMOUNT
                                            --------   --------   --------      --------   --------      --------
                                                             (IN L MILLIONS, EXCEPT PERCENTAGES)
Debt and other fixed income securities
  Net investment income...................    7.1%       2,732       7.5%         2,645       7.4%         2,182
  Net realised investment gains...........    0.6%         212       1.3%           462       0.5%           148
  Net unrealized investment gains.........   (4.1)%     (1,571)      3.6%         1,257       2.2%           652
  Ending assets...........................              39,833                   37,185                   33,419
Equity investments
  Net investment income...................    2.7%       1,451       3.2%         1,527       3.6%         1,423
  Net realised investment gains...........    8.2%       4,368       4.9%         2,331       2.5%           973
  Net unrealized investment gains.........   11.3%       6,024       4.0%         1,889      11.2%         4,425
  Ending assets...........................              57,693                   49,088                   45,999
Loans and other
  Net investment income...................    8.3%         629       8.4%           534      10.7%           541
  Net realised investment gains...........    0.4%          30       1.5%            97       3.1%           154
  Net unrealized investment gains.........    0.0%           1       1.0%            63       1.5%            76
  Ending assets...........................               8,341                    6,741                    5,917
Real estate
  Net investment income...................    7.7%         617       8.3%           567       8.3%           460
  Net realised investment gains...........    1.3%         103       0.5%            32       1.5%            81
  Net unrealized investment gains.........    7.8%         627       4.0%           253       9.6%           536
  Ending assets...........................               8,763                    7,298                    6,313
Total (excluding unit-linked, cash and
  short-term)
  Net investment income...................    5.1%       5,429       5.5%         5,273       5.8%         4,606
  Net realised investment gains...........    4.4%       4,713       3.0%         2,922       1.7%         1,356
  Net unrealized investment gains.........    4.7%       5,081       3.6%         3,462       7.2%         5,689
  Ending assets...........................             114,630                  100,312                   91,648

PRUDENTIAL'S INSURANCE INVESTMENT STRATEGY AND OBJECTIVES

    Prudential's insurance investments support a range of businesses operating in many geographic areas. Each of the operations formulates a strategy, based on the nature of its underlying liabilities, its level of capital and its local regulatory requirements. Where the nature of underlying liabilities, level of capital and local regulatory requirements permit, Prudential tends to invest its assets predominantly in equities and real estate that have, over longer periods, provided superior returns to fixed interest assets.

MANAGEMENT OF INSURANCE FUNDS

    Except for a small amount of unit-linked business and variable annuity business, amounting to less than 3% of Prudential's own funds under management, Prudential manages its insurance funds principally through its fund management businesses, M&G in the United Kingdom together with PPM America in the United States and PPM Asia in Singapore, Hong Kong and Tokyo.

    In each of the operations, local management analyzes the liabilities and determines asset allocation, benchmarks and permitted deviations from these benchmarks appropriate for its operation. These benchmarks and permitted deviations are agreed with internal fund managers, who are

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
responsible for implementing the specific investment strategy through its local fund management operations.

INVESTMENTS RELATING TO UK INSURANCE BUSINESS

STRATEGY

    In the United Kingdom, Prudential tailors its investment strategy for long-term business, other than unit-linked business, to match the type of product a portfolio supports. The primary distinction is between with-profits portfolios and non-participating portfolios, which include the annuity portfolios. Generally, the objective is to maximize returns while maintaining investment quality and asset security and adhering to the appropriate government regulations.

    With-profits contracts are long-term contracts with minimal guaranteed amounts, the nature of which permits Prudential to invest primarily in equities and real estate. Accordingly, the with-profits fund investment strategy emphasizes a well-diversified equity portfolio (containing some international equities), UK real estate, UK and international fixed income securities and cash.

    For Prudential's UK pensions annuities business and other non-participating business the objective is to maximize profits while ensuring stability by closely matching the cashflows of assets and liabilities. To achieve this matching, the strategy is to invest in fixed income securities of appropriate maturity dates.

    For Prudential's unit-linked business, the primary objective is to maximize investment returns subject to following an investment policy consistent with the representations Prudential has made to its unit-linked product policyholders.

    Prudential's property and casualty business has investment requirements that differ from long-term insurance business. This is because the property and casualty insurance liabilities tend to have a shorter duration than the long-term insurance liabilities and because shareholder funds bear all of the investment risk on this business. As a result, the portfolio has a higher component of investments in fixed income securities than the with-profits fund to match the mean term of the liabilities and to reduce volatility. However, Prudential can and does invest in equities to the extent that there is sufficient capital to absorb the volatility. Prudential's property and casualty business investment strategy is designed to maximize after-tax return while maintaining appropriate liquidity and capital levels.

INVESTMENTS

    The following table shows the investments relating to Prudential's UK insurance business, other than its unit-linked business, at December 31, 1999. In this table, investments are shown at market value. The with-profits fund also includes two other businesses, SAIF and Prudential Annuities Limited. The investments in respect of these two businesses are shown separately in the table below. The

"Other" column includes investments relating to solvency capital of unit-linked funds and investments relating to non-life, long-term business.

                                                                           AT DECEMBER 31, 1999
                                          --------------------------------------------------------------------------------------
                                                                            PROPERTY
                                           WITH-                              AND                                        TOTAL
                                          PROFITS    ANNUITIES     SAIF     CASUALTY     M&G       OTHER      TOTAL        %
                                          --------   ---------   --------   --------   --------   --------   --------   --------
                                                                   (IN L MILLIONS, EXCEPT PERCENTAGES)
Equity securities
United Kingdom
  Listed................................   36,235         --       7,279      274         67         44       43,899
  Unlisted..............................      175         --         970       26         71         --        1,242
                                           ------      -----      ------      ---        ---        ---       ------
  Total United Kingdom..................   36,410         --       8,249      300        138         44       45,141      50.0
International
  United States.........................    2,337         --         435       15          3         --        2,790
  Europe (excluding the United
    Kingdom)............................    3,849         --         689       37         17         --        4,592
  Japan.................................    1,626         --         412        8         --         --        2,046
  Pacific (excluding Japan).............    1,301         --         299       --         --         --        1,600
  Other.................................      327         --         103       --         --         --          430
                                           ------      -----      ------      ---        ---        ---       ------
  Total international...................    9,440         --       1,938       60         20         --       11,458      12.7
                                           ------      -----      ------      ---        ---        ---       ------
      Total equity securities...........   45,850         --      10,187      360        158         44       56,599      62.7
                                           ------      -----      ------      ---        ---        ---       ------
Debt and other fixed income securities
  UK government.........................    1,118        787         929       44         70         12        2,960
  US government.........................      660         --         202       65         --         --          927
  Other.................................    7,274      7,876       2,510       50         19         23       17,752
                                           ------      -----      ------      ---        ---        ---       ------
      Total fixed income securities.....    9,052      8,663       3,641      159         89         35       21,639      23.9
                                           ------      -----      ------      ---        ---        ---       ------
Real estate
  Investment property...................    7,078         --       1,396       --         --          7        8,481
  Company-occupied property.............      110         --          --       --         13         --          123
                                           ------      -----      ------      ---        ---        ---       ------
      Total real estate.................    7,188         --       1,396       --         13          7        8,604       9.5
                                           ------      -----      ------      ---        ---        ---       ------
Loans and other
  Loans.................................      129        229         196       --         --          3          557
  Deposits..............................    2,414         50         299       19         14        102        2,898
                                           ------      -----      ------      ---        ---        ---       ------
      Total loans and deposits..........    2,543        279         495       19         14        105        3,455       3.8
                                           ------      -----      ------      ---        ---        ---       ------
Participating interests.................      105         --          --       --         --         --          105       0.1
                                           ------      -----      ------      ---        ---        ---       ------     -----
      Total.............................   64,738      8,942      15,719      538        274        191       90,402     100.0
                                           ======      =====      ======      ===        ===        ===       ======     =====

EQUITY SECURITIES

    Prudential had L56,599 million invested in equities at December 31, 1999. Most of these equities support Prudential Assurance's with-profits fund and the SAIF fund, both of which are managed using the same general investment strategy. The following table shows the geographic spread of this equity portfolio by market value.

                                                            AT DECEMBER 31, 1999
                                                           -----------------------
                                                           MARKET VALUE      %
                                                           ------------   --------
                                                           (IN L MILLIONS, EXCEPT
                                                                PERCENTAGES)
United Kingdom...........................................     45,141        79.8
United States............................................      2,790         4.9
Europe (excluding the United Kingdom)....................      4,592         8.1
Japan....................................................      2,046         3.6
Pacific (excluding Japan)................................      1,600         2.8
Other....................................................        430         0.8
                                                              ------       -----
  Total..................................................     56,599       100.0
                                                              ======       =====

    The UK equity holdings are well diversified and broadly mirror the FTSE All-Share Index. Prudential holds equities in more than 700 UK companies. At December 31, 1999, the ten largest holdings in UK equities amounted to L14,207 million, accounting for 31.4% of the total UK equity holdings of L45,141 million. The following table shows the market value of the ten largest holdings in UK equities at December 31, 1999.

                                                        AT DECEMBER 31, 1999
                                                    -----------------------------
                                                                   % OF UK EQUITY
                                                    MARKET VALUE      HOLDINGS
                                                    ------------   --------------
                                                       (IN L MILLIONS, EXCEPT
                                                            PERCENTAGES)
BP Amoco..........................................      2,727             6.0
British Telecom...................................      2,147             4.8
Vodafone AirTouch.................................      2,046             4.5
Glaxo Wellcome....................................      1,371             3.0
HSBC Holdings ORD.................................      1,364             3.0
Shell Transport and Trading.......................      1,169             2.6
Lloyds TSB Group..................................        944             2.1
Marconi...........................................        846             1.9
Barclays..........................................        816             1.8
Smithkline Beecham................................        777             1.7
                                                       ------           -----
  Total...........................................     14,207            31.4
                                                       ======           =====

    All industry sectors are represented in Prudential's equity portfolio. At December 31, 1999, within the L45,141 million in UK equities, Prudential had L24,953 million, or 55.3% of the holdings invested in ten industries. The following table shows the primary industry concentrations based on market value of the portfolio of UK equities relating to the UK insurance business at December 31, 1999.

                                                       AT DECEMBER 31, 1999
                                                    ---------------------------
                                                    MARKET VALUE        %
                                                    ------------   ------------
                                                      (IN L MILLIONS, EXCEPT
                                                           PERCENTAGES)
Telecommunications Services.......................      5,242          11.6
Banks.............................................      5,130          11.4
Oil & Gas.........................................      4,011           8.9
Pharmaceuticals...................................      2,978           6.6
Media and Photography.............................      1,698           3.8
Investment Companies..............................      1,686           3.7
General Retailers.................................      1,215           2.7
Life Assurance....................................      1,075           2.4
Construction & Building Materials.................      1,001           2.2
Information Technology Hardware...................        917           2.0
                                                       ------         -----
  Total...........................................     24,953          55.3
                                                       ======         =====

DEBT AND OTHER FIXED INCOME SECURITIES

    At December 31, 1999, 82% of Prudential's fixed income securities were issued by corporations and 13.7% were issued or guaranteed by the UK government. These guarantees relate only to payment and, accordingly, do not provide protection against fluctuations in market price that may occur during the term of the fixed income securities. The remaining amount consists mainly of supra-national issues.

    The following table shows the market value of the fixed income securities portfolio by maturity at December 31, 1999.

                                                            AT DECEMBER 31, 1999
                                                           -----------------------
                                                           MARKET VALUE      %
                                                           ------------   --------
                                                           (IN L MILLIONS, EXCEPT
                                                                PERCENTAGES)
Securities maturing:
  within one year........................................        568         2.6
  over one year and up to five years.....................      3,202        14.8
  over five years and up to ten years....................      4,611        21.3
  over ten years and up to fifteen years.................      2,428        11.2
  over fifteen years.....................................     10,830        50.1
                                                              ------       -----
    Total................................................     21,639       100.0
                                                              ======       =====

    Approximately 58% of the fixed income securities portfolio was rated by Standard and Poors at December 31, 1999, of which 24% was rated AAA, 10% was rated between AA- and AA+, 20% was rated between A- and A+ and 4% was rated between BBB- and BBB+. A further 16% of this portfolio was rated by Moody's Investors Services at December 31, 1999, of which approximately 4% was rated Aaa, 5% was rated between Aa1 and Aa3, 5% was rated between A1 and A3 and 2% was rated between Baa1 and Baa3.

REAL ESTATE

    At December 31, 1999, Prudential had L8,604 million of investments in real estate, in the United Kingdom. The following table shows the real estate portfolio by type of investment at December 31,

1999. The real estate investments are shown at market value in accordance with the policies described in note 3 to the consolidated financial statements.

                                                            AT DECEMBER 31, 1999
                                                           -----------------------
                                                           MARKET VALUE      %
                                                           ------------   --------
                                                           (IN L MILLIONS, EXCEPT
                                                                PERCENTAGES)
Office buildings.........................................      2,682        31.2
Shopping centers/commercial..............................      4,879        56.7
Retail warehouses/industrial.............................        614         7.1
Development..............................................        325         3.8
Other....................................................        104         1.2
                                                              ------       -----
  Total..................................................      8,604       100.0
                                                              ======       =====

    48.5% of the UK real estate investments are located in London and Southeast England with the remaining 51.5% located throughout the rest of the United Kingdom.

LOANS AND OTHER

    At December 31, 1999, the loans and other portfolio amounted to L3,455 million. The following table shows the loans and other portfolio by value at December 31, 1999.

                                                                   AT
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
                                                                 (IN L
                                                               MILLIONS)
Loans collateralized by mortgages...........................        318
Loans to policyholders collateralized by insurance
  policies..................................................        105
Other loans.................................................        134
Deposits with credit institutions...........................      2,837
Other.......................................................         61
                                                                  -----
  Total.....................................................      3,455
                                                                  =====

BANKING BUSINESS ASSETS

    At December 31, 1999, Prudential had total banking business assets of L8,850 million, which consisted of L3,971 million in fixed income security investments and L4,879 million of loans and other assets. Fixed income security investments of L3,971 million include L2,291 million of certificates of deposit maturing in less than three months. Of the L4,879 million, L4,661 million was in respect of loans and the remaining L218 million included L118 million of pre-payments and L45 million of fixed assets.

    The following table shows loans by type and repayment period at December 31, 1999.

                                                   AT DECEMBER 31, 1999
                                  -------------------------------------------------------
                                                 DUE IN OVER ONE
                                   DUE IN ONE    YEAR AND UP TO    DUE IN OVER
                                  YEAR OR LESS     FIVE YEARS      FIVE YEARS     TOTAL
                                  ------------   ---------------   -----------   --------
                                                      (IN L MILLIONS)
Unsecured personal loans........          3            199                5         207
Credit card receivables.........        228             --               --         228
Residential mortgages...........         --             22            1,601       1,623
Loans to banks..................      2,603             --               --       2,603
                                      -----            ---            -----       -----
Total...........................      2,834            221            1,606       4,661
                                      =====            ===            =====       =====

    The following table shows loans by type and interest rate at December 31, 1999.

                                                             AT DECEMBER 31, 1999
                                                        ------------------------------
                                                         FIXED     FLOATING
                                                          RATE       RATE      TOTAL
                                                        --------   --------   --------
                                                               (IN L MILLIONS)
Unsecured personal loans..............................    207          --        207
Credit card receivables...............................     --         228        228
Residential mortgages.................................    342       1,281      1,623
Loans to banks........................................     --       2,603      2,603
                                                          ---       -----      -----
                                                          549       4,112      4,661
                                                          ===       =====      =====

INVESTMENTS RELATING TO US INSURANCE BUSINESS

STRATEGY

    Jackson National Life's investment strategy, for business other than its variable annuity business, is to maintain a diversified and largely investment grade debt and fixed income securities portfolio that maintains a desired investment spread between the yield on the portfolio assets and the rate credited on policyholder liabilities. Interest rate scenario testing is continually used to monitor the effect of changes in interest yields on cash flows, the present value of future profits and interest rate spreads.

    Jackson National Life's investment portfolio consists primarily of fixed income securities, although the portfolio also contains investments in mortgage loans, policy loans, common and preferred stocks, cash and short-term investments and miscellaneous other investments.

INVESTMENTS

    The following table summarizes Jackson National Life's total investments other than the investments supporting its variable annuity business at December 31, 1999.

                                                                       DECEMBER 31, 1999
                                                     -----------------------------------------------------
                                                     NON-STABLE VALUE   STABLE VALUE    TOTAL     TOTAL %
                                                     ----------------   ------------   --------   --------
                                                              (IN L MILLIONS, EXCEPT PERCENTAGES)
Other financial investments
  Debt and other fixed income securities
    Corporate securities and commercial loans......        7,564           2,271         9,835      45.4
    Residential mortgage backed securities.........        5,030             277         5,307      24.5
    Commercial mortgage backed securities..........        1,038             592         1,630       7.5
    Other..........................................          122              60           182       0.9
                                                          ------           -----        ------     -----
      Total debt and other fixed income
        securities.................................       13,754           3,200        16,954      78.3
Loans and other....................................        3,881             483         4,364      20.2
Equity securities..................................          277              31           308       1.4
                                                          ------           -----        ------     -----
      Total other financial investments............       17,912           3,714        21,626      99.9
Real estate........................................           29              --            29       0.1
                                                          ------           -----        ------     -----
        Total......................................       17,941           3,714        21,655     100.0
                                                          ======           =====        ======     =====

    With the exception of debt and other fixed income securities and interests in associate undertakings (included in equity securities), investments are shown at market value. Debt and other fixed income securities are carried at amortized cost, subject to provisions for permanent diminution in value. Interests in associate undertakings are carried at Jackson National Life's proportionate share of net assets. The market value of unlisted securities is estimated by Jackson National Life's board of directors, using independent pricing services or analytically determined values.

DEBT AND OTHER FIXED MATURITIES

    CORPORATE SECURITIES AND COMMERCIAL LOANS

    At December 31, 1999, Prudential had L9,835 million of corporate securities and commercial loans, representing 45.4% of total investments. Of the L9,835 million, L6,966 million consisted of publicly traded and Rule 144A fixed income securities and L2,869 million consisted of investments in non-Rule 144A privately placed fixed income securities.

    The following table shows the credit quality of the portfolio of publicly traded and Rule 144A fixed income securities at December 31, 1999:

                                                           AT DECEMBER 31, 1999
                                                          -----------------------
                                                          BOOK VALUE   % OF TOTAL
                                                          ----------   ----------
                                                          (IN L MILLIONS, EXCEPT
                                                               PERCENTAGES)
NAIC Designation
  1.....................................................    1,987         28.5
  2.....................................................    4,024         57.8
  3.....................................................      539          7.7
  4.....................................................      383          5.5
  5.....................................................       33          0.5
                                                            -----        -----
    Total...............................................    6,966        100.0
                                                            =====        =====

    In recent years, Prudential has been increasing its holdings of non-Rule 144A private placement investments. The following table shows the credit quality of the non-Rule 144A private placement portfolio at December 31, 1999:

                                                           AT DECEMBER 31, 1999
                                                          -----------------------
                                                          BOOK VALUE   % OF TOTAL
                                                          ----------   ----------
                                                          (IN L MILLIONS, EXCEPT
                                                               PERCENTAGES)
NAIC Designation
  1.....................................................      861         30.0
  2.....................................................    1,121         39.1
  3.....................................................      495         17.2
  4.....................................................      347         12.1
  5.....................................................       45          1.6
                                                            -----        -----
    Total...............................................    2,869        100.0
                                                            =====        =====

    RESIDENTIAL MORTGAGE-BACKED SECURITIES

    At December 31, 1999, Prudential had L5,307 million of residential mortgage-backed securities, including commercial mortgage obligations, representing 24.5% of total investments. Although this percentage is high compared to the average US insurance company, Prudential believes these securities provide additional yield and liquidity. At December 31, 1999, 89.3% of Jackson National Life's mortgage-backed securities were rated AAA or the equivalent by a nationally recognized statistical ratings organization, and 95.9% were rated NAIC 1.

    The primary investment risk associated with residential mortgage-backed securities is that a change in the interest rate environment could cause payment of the underlying obligations to be made more slowly or quickly than was anticipated at the time of their purchase. If interest rates decline, then this risk is called "pre-payment risk" and the underlying obligations will generally be repaid more quickly when the yields on reinvestment alternatives are lower. Alternatively, if interest rates rise, the risk is called "extension risk" and the underlying obligations will generally be repaid more slowly when reinvestment alternatives are higher. Residential mortgage-backed securities offer additional yield to compensate for these risks. Prudential manages pre-payment risk, in part, by reducing crediting rates on its products.

    COMMERCIAL MORTGAGE-BACKED SECURITIES

    At December 31, 1999, Prudential had L1,630 million, representing 7.5% of total investments invested in commercial mortgage-backed securities. 88.2% of this total was rated by Standard & Poor's or Moody's Investors Services and 99.7% were rated investment grade. Due to the structures of the underlying commercial mortgages, these securities do not present the same pre-payment or extension risk as residential mortgage-backed securities.

LOANS AND OTHER

    Loans and other totaled L4,364 million, representing 20.2% of total investments at December 31, 1999. Of the L4,364 million, L2,542 million consisted of loans and L1,822 million consisted of other financial investments.

    LOANS

    Loans represented 11.7% of total investments at December 31, 1999.
L2,123 million related to commercial mortgage loans and L419 million to policy loans.

    COMMERCIAL MORTGAGE LOANS. Commercial mortgage loans represented 9.8% of total investments at December 31, 1999. This total included 420 first mortgage loans with an average loan balance of approximately L5 million, collateralized by properties located in Canada and the United States. The vast majority of Jackson National Life's investments have been directly originated in the last 4 years.

    Prudential intends to address the risk of these investments by building a portfolio that is diverse both in geographic distribution and property type, emphasizing four main institutional property types: multi-family residential, retail, suburban office and warehouse/distribution facilities. These investments are often structured to minimize pre-payment risk through make-whole or lock-out pre-payment provisions.

    As of December 31, 1999, approximately 23% of the portfolio was industrial, 20% multi-family residential, 25% retail, 24% suburban office and 6% hotel. Approximately 18% of the portfolio is secured by properties in Texas, 7% in California, 6% in Pennsylvania, 6% in Florida, with no other state representing more than 6% of the total origination.

    Commercial mortgages generally involve more credit risk than residential mortgages due to several factors, including larger loan size, general and local economic conditions, local real estate conditions and the credit quality of the underlying tenants for the properties. Jackson National Life's investment policy and strict underwriting standards are designed to reduce these risks while maintaining attractive yields. In contrast to residential mortgage loans, commercial mortgage loans have minimal or no pre-payment and extension risk.

    POLICY LOANS. Policy loans represented 1.9% of total investments at December 31, 1999. Policy loans are fully secured by individual life insurance policies or annuity policies and are contractual arrangements made under the policy.

    OTHER

    Other financial investments, representing 8.4% of total investments at December 31, 1999, were made up of L1,311 million of cash and short-term investments, L341 million of investments in limited partnerships and L170 million of other miscellaneous investments.

    The largest investment in the limited partnerships category is a L82.2 million interest in the PPM America Special Investments Fund. This fund is a special purpose limited partnership that pursues investment opportunities in financially troubled companies. The remainder of this category consists of diversified investments in 98 other partnerships managed by independent money managers that invest in various equity and fixed income loans and securities.

EQUITY SECURITIES

    Equity securities totaled L308 million at December 31, 1999 and consisted of L221 million of common stocks and L87 million of preferred stocks.

    COMMON STOCK

    The L221 million of investments in common stocks included L67 million of investments in mutual funds and L154 million of other investments in common stocks, at December 31, 1999. The investments in mutual funds are investment capital related to the variable annuity business. Approximately L37 million of the other investments are investments in affiliates.

    PREFERRED STOCK

    The L87 million of investments in preferred stocks includes L25 million of real estate investment trust perpetual preferred stocks, at December 31, 1999.

REAL ESTATE

    At December 31, 1999, Jackson National Life had L29 million of investments in real estate, L20 million of which is real estate Jackson National Life occupies and uses.

INVESTMENTS RELATING TO ASIAN INSURANCE BUSINESS

    Prudential's Asian operations' investments, other than investments in respect of unit-linked business, largely support the with-profits business of its Singapore, Hong Kong and Malaysia operations. The products Prudential offers in Asia are designed to enable it to invest a substantial proportion of the with-profits funds in equities, although local regulatory restrictions in some Asian countries limit the amount that may be invested in equities. Prudential's equity investments in Asia are spread across the principal Southeast Asian equity markets.

    The following table shows Prudential Asia's investments, other than investments from unit-linked business at December 31, 1999. In this table, investments are valued on the same basis as in the consolidated financial statements.

                                                          AT DECEMBER 31, 1999
                                                        -------------------------
                                                        MARKET VALUE   % OF TOTAL
                                                        ------------   ----------
                                                         (IN L MILLIONS, EXCEPT
                                                              PERCENTAGES)
Debt and other fixed income securities................        962          42.8
Equity securities.....................................        712          31.7
Loans and other.......................................        443          19.7
Real estate...........................................        130           5.8
                                                            -----         -----
  Total...............................................      2,247         100.0
                                                            =====         =====

    With the exception of a deliberate policy to hold short-term assets in Indonesia, Prudential manages interest rate risk in Asia by matching liabilities with fixed interest assets of the same duration to the extent possible. Asian fixed interest markets however, have a relatively short bond issue term, which makes complete matching impossible. A large proportion of the Hong Kong liabilities is denominated in US dollars and Prudential holds US fixed interest securities to back these liabilities.

                            DESCRIPTION OF PROPERTY

    The Prudential group occupies 176 properties in the United Kingdom. These properties are primarily offices with some ancillary storage/warehouse facilities. Its headquarters located in London, together with other offices in London, Reading, Chelmsford, Dudley and Derby in England and Stirling in Scotland, are the most significant of these properties. It holds the Stirling property, a property in Chelmsford and a property in Derby on a freehold basis and the remaining properties as long-term leaseholds. Apart from three freehold offices, the balance of the 176 properties consists of smaller office space that are held as leaseholds, in the majority of cases, with a shorter term unexpired.

    In addition to these properties, the Prudential group owns the freehold of a sports facility in Reading and a training/conference center outside of Watford that is operated by an external conference operator.

    The Prudential group also holds leaseholds on approximately 159 other properties in the United Kingdom. This surplus accommodation consists primarily of small offices spread geographically across the United Kingdom.

    In the United States, the company owns Jackson National Life's executive and principal administrative offices. These offices are located in Michigan. Prudential also leases premises in Michigan, Colorado, California, New Jersey and Georgia for certain of its operations. Prudential leases regional marketing sales offices in 16 locations throughout the United States.

    In addition, Prudential owns or leases properties elsewhere, principally in Hong Kong, Singapore, Malaysia, Indonesia, Thailand, The Philippines, China, Taiwan, Japan, Vietnam and India. None of these properties is materially important. Prudential believes that its facilities are adequate for its present needs in all material respects.

    Prudential had tangible assets, principally computer equipment, furniture and fixtures of L239 million and L141 million at December 31, 2000 and 1999, respectively.

    M&G is in the process of refurbishing, relocating and acquiring properties in connection with its operations in Chelmsford, London and Berlin. Such projects, which are estimated to cost, in aggregate, L10 million, are scheduled to be completed by September 2001. Prudential has also undertaken to improve facilities of its UK operations in Reading and Euston, at an estimated cost of L9 million and with an estimated completion date of December 2001.

                                  COMPETITION

GENERAL

    There are significant participants in each of the financial service markets in which Prudential operates. Its competitors include both mutual and stock financial companies. In addition, regulatory and other developments in many of Prudential's markets have obscured traditional financial service industry lines and opened the market to new competitors and increased competition. Some new entrants are taking advantage of the low barriers to entry afforded by internet distribution, especially in the area of retail banking. In some of Prudential's markets, other companies may have greater financial resources, allowing them to benefit from economies of scale, and may have stronger brands than Prudential does in that market.

    The principal competitive factors affecting the sale of Prudential's products in its chosen markets are:

    - price and yields offered;

    - financial strength and ratings;

    - commission levels, charges and other expenses;

    - range of product lines and product quality;

    - brand strength, including reputation and quality of service;

    - distribution channels;

    - investment management performance; and

    - historical bonus levels.

    An important competitive factor is the ratings Prudential receives in some of its target markets, most notably in the United States, from recognized rating organizations. The intermediaries with whom Prudential works, including IFAs, agents, brokers, wholesalers and financial institutions consider ratings as one factor in determining from which provider to purchase financial products. Prudential Assurance's long-term fund is currently rated AAA and Jackson National Life is rated AAA by Standard & Poor's. Jackson National Life is currently rated AA+ by Duff & Phelps and Aa3 by Moody's Investors Services. Any change in Prudential's current ratings could affect the sale of its products and the persistency of its in-force business. A downgrade in ratings could adversely affect Prudential sales in the same markets.

THE UNITED KINGDOM

    Prudential offers different products in its different markets of the United Kingdom, the United States and Asia and, accordingly, faces different competitors and different types of competition in these markets.

    Prudential's principal competitors include all the major stock and mutual retail financial services and fund management companies operating in the United Kingdom. These companies include CGNU, Legal & General, Standard Life, Lloyds TSB, Halifax, Abbey National, Aegon, AXA, Zurich Financial Services, Fidelity and Perpetual. Prudential competes with other providers of financial products to be included on the preferred panels of IFAs. Scottish Amicable was awarded a rating of AAA for financial strength by Standard & Poor's, the highest rating possible. In addition, in 1999, Scottish Amicable maintained its five-star service award in the Life and Pensions category as voted by IFA customers.

    In the United Kingdom, the level of bonuses on Prudential's with-profits products is an important competitive measure for attracting new business through IFAs. The ability to declare competitive bonuses depends, in part, on a company's financial strength, which enables it to adopt an investment approach with a higher weighting in equity and smooth the fluctuations in investment performance upon which bonuses are based. Returns on Prudential's pensions policies are in line with those of its major competitors.

THE UNITED STATES

    Jackson National Life's competitors in the United States include major stock and mutual insurance companies, mutual fund organizations, banks and other financial services companies. National banks, in particular, may become more significant competitors in the future for insurers who sell annuities, as a result of recent legislation, court decisions and regulatory actions. Jackson National Life's principal competitors in the United States include AXA, Lincoln National Corporation, Transamerica Corporation, Nationwide Financial
Services, Inc., Sunamerica Inc. and Hartford Life, Inc.

    Jackson National Life does not have a career agency sales force in the United States and, consequently competes for distributors such as banks, broker-dealers and wholesalers. Jackson National Life also competes with other providers of financial products to be placed at the top of the independent agents' list of sources.

ASIA

    Competition in the Asian markets in which Prudential operates is currently focused on distribution, with particular emphasis on the size and composition of the agency sales force. Within the Asian region, its principal competitors are non-Asian financial companies, including AIG, Manulife, ING/ Aetna and AXA. Prudential also faces competition within each country from local and Asian financial companies, including Great Eastern Life in Singapore and Malaysia, Malaysia Assurance Alliance in Malaysia and CathayLife in Taiwan.

                                   EMPLOYEES

    The average numbers of staff employed by the Prudential group for the following periods were:

                                                                2000       1999       1998
                                                              --------   --------   --------
UK operations...............................................   16,652     18,885     18,818
US operations...............................................    2,250      1,640      1,439
Asia........................................................    2,635      1,535      1,328
Europe......................................................      405        312        272
Discontinued operations.....................................       --         --        977
                                                               ------     ------     ------
  Total.....................................................   21,942     22,372     22,834
                                                               ======     ======     ======

    As at December 31, 2000, Prudential employed 22,933 persons. Of the 22,933 approximately 73% were located in the United Kingdom, 14% in Asia, 11% in the United States and 2% in Europe.

    In the United Kingdom, Prudential had 2,775 employees paying union subscriptions through the payroll, mainly from the company sales force. Following the company sales force closure announcement in February 2001, the company is currently consulting with the union.

    As at December 31, 2000, Prudential had 221 temporary employees in the United Kingdom and 52 temporary employees in Europe. Prudential did not have a significant number of temporary employees in the United States and Asia.

                             INTELLECTUAL PROPERTY

    Prudential does not operate in the United States under the Prudential name. There have been long-standing arrangements between it and Prudential Insurance Company of America relating to their respective uses of the Prudential name in various countries. Prudential and Prudential Insurance Company of America have made competing trademark claims in various jurisdictions around the world. Although the companies have been in discussions, these issues have not, to date, been resolved, and there is a possibility that disputes or legal proceedings in connection with these matters could result.

                               LEGAL PROCEEDINGS

PRUDENTIAL ASSURANCE

SURPLUS ASSETS

    In recent years, a number of UK life insurance companies have reached agreement with the relevant UK supervisory authority to permit them to attribute a proportion of the surplus assets in their long-term funds to their shareholders while retaining it in their long-term funds. To date, the supervisory authority has permitted companies to distribute only a modest proportion of the amounts attributed to them.

    Prudential continues to pursue opportunities to resolve the ultimate attribution of the surplus assets in Prudential Assurance's long-term fund, and has, since 1996, been discussing this attribution with the relevant UK supervisory authorities. The attribution of surplus assets has also been a subject of public debate in the United Kingdom. Prudential's discussions may or may not result in a portion of the surplus assets in the long-term fund being attributed solely to shareholders.

    The amount and timing of any attribution to shareholders are sufficiently uncertain that it is not possible to accurately estimate any potential attribution. In addition, it is likely that if any surplus assets are attributed to shareholders, they will remain in Prudential Assurance's long-term fund to support the long-term business, and accordingly, they are unlikely to be distributed to shareholders for some considerable period of time, if at all.

    On December 14, 2000, proceedings were issued against Prudential Assurance by a policyholder relating to the surplus assets in Prudential Assurance's long-term fund. The claims ask the court to decide whether and, if so, to what extent, the surplus assets should be paid out to or applied for the benefit of policyholders and/or shareholders. Prudential is considering the proceedings and the issues raised by them with its legal advisers.

JACKSON NATIONAL LIFE

    Since 1996, plaintiffs have filed numerous actions in state and federal courts seeking to represent a class of purchasers of Jackson National Life's whole life policies, who allegedly bought their policies in reliance on false and misleading representations by Jackson National Life that the premiums payable on such policies would "vanish" after a certain number of premium payments. Originally, certain of the cases sought certification of a national class of more than 300,000 persons, but in October 1998 the federal judge in Lansing, Michigan ruled that a national class could not be certified under applicable law. In July 2000, the federal judge granted summary judgment on all of the individual plaintiffs' claims except one. To avoid the cost of further proceedings, the parties subsequently negotiated a settlement with the five original plaintiffs plus plaintiffs in a Texas class action transferred to Michigan and denied class action certification in May 2000. Jackson National Life faces similar claims in various jurisdictions but expects that such claims will either be resolved favorably or settled for immaterial amounts. In any event, Prudential believes its potential exposure in relation to claims currently outstanding will not be material to its consolidated financial condition and results of operations.

    Jackson National Life is a defendant in a class action filed in Texas in April 1999 that also involves claims of vanishing premium misrepresentations as well as allegations of illegal sales of life insurance and annuities in Mexico. The plaintiffs are Mexican residents who bought interest-sensitive life insurance policies from a Jackson National Life broker in Texas, but claim that the applications were actually signed in Mexico in violation of Mexican law. The plaintiffs seek to represent a class of all Mexican residents who purchased policies that are not valid or enforceable in Mexico. The plaintiffs also seek to represent a class of Mexican purchasers of interest-sensitive whole life policies that were allegedly told that their policies would be "paid up" after a limited number of premium payments. Jackson National Life removed the case to federal court and transferred it to Lansing, Michigan for further proceedings.

    Jackson National Life is also a defendant in a suit in Birmingham, Alabama by an annuity purchaser who seeks to represent a national class of persons who allegedly received a lower first year interest rate than purchasers of other "substantially similar" Jackson National Life annuities. Plaintiff claims that it is "unfairly discriminatory" to offer similar annuities with different interest rates (based on different commission rates), and that Jackson National Life has a duty to disclose all available annuity products to consumers. This case is in its infancy, but Prudential does not expect that the proposed class will be certified or that the case will be successful on its merits. In any event, Prudential does not believe the potential exposure will be material to its consolidated financial condition and results of operations.

    A class action filed in New Mexico in November 2000 against Jackson National Life involves alleged fraudulent concealment of "modal premium charges" paid by policyholders who pay their life insurance premiums other than annually (i.e., semi-annually, quarterly or monthly), and thus pay a higher total annual premium. Jackson National Life has filed a motion to dismiss the case. Although it is too early to evaluate Jackson National Life's potential exposure in the event of an unfavorable outcome, it does not expect the potential exposure will be material to its consolidated financial condition and results of operations.

    Jackson National Life is also involved in a suit filed in state court in Mississippi by three life insurance purchasers (complaining that their policies were not "paid up" as their agents had represented) that resulted in actual damages of $23,000 and a $32.5 million punitive damages jury verdict in August 1999. That matter is on appeal. No amount has been accrued in 1999 in respect of the punitive damages, as Prudential expects that its appeal will be successful.

PRUDENTIAL GROUP

    In addition to matters discussed above, Prudential is involved in a number of legal proceedings across its group related to the normal conduct of its business. Prudential does not believe that its liabilities related to this or other individual legal proceedings are likely to be, in the aggregate, material to its consolidated financial condition and results of operations.

           OPERATING AND FINANCIAL REVIEW AND PROSPECTS OF PRUDENTIAL

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH PRUDENTIAL'S CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES TO PRUDENTIAL'S CONSOLIDATED FINANCIAL STATEMENTS AND PRUDENTIAL'S UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS DOCUMENT. PRUDENTIAL'S CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH UK GAAP, WHICH DIFFERS IN CERTAIN MATERIAL RESPECTS FROM US GAAP. FOR A SUMMARY OF THE MATERIAL DIFFERENCES BETWEEN UK GAAP AND US GAAP RELEVANT TO PRUDENTIAL'S FINANCIAL STATEMENTS, SEE NOTES 34 AND 35 OF THE NOTES TO PRUDENTIAL'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTE 9 OF THE NOTES TO PRUDENTIAL'S UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS.

    THE RESULTS DISCUSSED BELOW ARE NOT NECESSARILY INDICATIVE OF THE RESULTS TO BE EXPECTED IN ANY FUTURE PERIODS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS, WHICH INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS MAY DIFFER SIGNIFICANTLY FROM THOSE PROJECTED IN THESE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH IN THE SECTION BELOW ENTITLED "--FACTORS AFFECTING RESULTS OF OPERATIONS" AND ELSEWHERE IN THIS DOCUMENT.

                                  INTRODUCTION

    Prudential provides investment and pension products, primarily to the retail market. The period since 1996 has been one of significant change as Prudential has positioned its group to compete and succeed in the new millennium. In 1996, Prudential disposed of its reinsurance operations, Mercantile and General Reinsurance, and its small business in The Netherlands, and launched Prudential Banking. In 1997, Prudential acquired Scottish Amicable and disposed of its small Italian business.

    In 1998, Prudential:

    - launched a new direct marketing banking operation, Egg,

    - disposed of its Australian and New Zealand operations and

    - initiated a fundamental organizational restructuring of its main UK operations.

    In 1999, Prudential:

    - completed the acquisition of M&G,

    - expanded its Asian and European operations,

    - further re-organized its UK retail and fund management operations and

    - further developed Egg.

    These activities have adversely impacted earnings in these periods. The restructuring of the UK operations gave rise to a charge to profit before tax of L70 million in 1999, and Egg reported losses before tax of L77 million in 1998 and L150 million in 1999. M&G's profits of L56 million in 1999, which reflect eight months of operations, were more than offset by goodwill amortization costs of L51 million and acquisition funding costs of L75 million. Although Prudential expects these activities and other initiatives, such as its plans to expand its business in Europe, to continue to adversely impact earnings in the short-term, it has fundamentally changed the focus, structure, product range and distribution reach of its group and is designed to deliver long-term growth and profitability.

    In the first six months of 2000, Prudential:

    - completed its listing on the New York Stock Exchange, and

    - completed an initial public offering of Egg plc on the London Stock Exchange.

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
    Total proceeds from the Egg offering, net of expenses, amounted to L239 million, of which approximately L90 million related to the sale of shares by the parent company before deduction of expenses and the remainder related to new share capital issued by Egg. The offering resulted in a profit for the group of L119 million.

                    FACTORS AFFECTING RESULTS OF OPERATIONS

GENERAL

    Prudential's results of operations are affected, to a greater or lesser degree, by a variety of factors, including demographics, general economic and market conditions, government policy and legislation, regulation, competition and exchange rate fluctuations. In addition, the recent change in the composition of its businesses and the execution of its growth strategy may result in increased variation in profits from year to year.

    Since 1998, Prudential's results have also been adversely impacted by its initial investment in its internet banking operation, Egg. Internet banking is an unproven market in the United Kingdom and the future profitability of Egg will depend on the continued growth in internet usage in the United Kingdom, the continued acquisition and retention of internet-enabled customers, the provision of additional products for these customers to cross-buy and the leveraging of cost advantages of internet distribution.

GENERAL ECONOMIC AND MARKET CONDITIONS

    During the 1990s, retail financial services and fund management markets in the United Kingdom and the United States benefited from generally favorable economic and market conditions. In recent years, both the United Kingdom and the United States experienced strong economic growth, stable interest rates, low inflation rates and very strong growth in stock market prices. Despite recent weakening in these markets Prudential believes that the historical strength of the UK and US equity markets, combined with demographic factors and governmental efforts to increase individual savings and self-provision for retirement, has resulted in increased consumer focus on savings and investment products.

    Changes in interest rates and returns from equity, real estate and other investments as well as volatility in these items may affect Prudential's profitability. In the United Kingdom, where Prudential invests in debt and other fixed income securities, equity securities and real estate, shareholders' profits under UK GAAP are largely a function of the bonuses it declares on with-profits products. These products, which are described in more detail under "Business of Prudential--UK Business--With-Profits Products", are life and pension products that provide for the policyholder to participate in a share of the profits of the fund into which premiums are paid through a mix of annual and terminal bonuses. As described in more detail under "--Basis of Profit" in this section below, the most important influences on the rates of these bonuses are the overall rate of return earned on investments and Prudential's expectations of future investment returns. Because shareholders' profits from the with-profits fund under UK GAAP represent an amount of up to one-ninth of the value of that year's bonus declaration to policyholders, they are affected by Prudential's expectations of interest rates and the achieved growth in equity markets, although this effect is smoothed to the extent bonuses are smoothed. In recent years, Prudential's long-term expectations of lower investment returns have had a negative impact on annual bonus rates and, as a result, shareholders' profit. A sustained fall in equity markets would have a negative impact on terminal bonus rates and, consequently, shareholders' profit. Under US GAAP, 90% of the current year's earnings before the bonus declaration are allocated to policyholders and the remainder to shareholders. Therefore, on a US GAAP basis, shareholders' profits are not smoothed and are affected by current year fluctuations in the value of the investment portfolio.

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
    In the United States, fluctuations in prevailing interest rates, including changes in the difference between the levels of prevailing short-term and long-term rates, can affect results from Jackson National Life, which is predominantly a spread-based business with the majority of its assets invested in fixed income securities. A mismatch of interest-earning assets and interest-bearing liabilities in any given period may, in the event of changes in interest rates, have a material effect on Prudential's financial condition or results of operations. Prudential designs its US products and manages the investments supporting this business to reduce interest rate sensitivity. This has the effect of moderating the impact on Prudential's results of changes in prevailing interest rates. To reduce investment, interest rate and foreign currency exposures and to facilitate efficient investment management, Prudential uses derivative instruments. For a further discussion of Prudential's use of derivatives see "Risk Management of Prudential--Use of Derivatives" in this section below.

GOVERNMENT POLICY AND LEGISLATION

    Changes in government policy or legislation applying to companies in the financial services and insurance industries in any of the jurisdictions in which Prudential operates, particularly in the United Kingdom and the United States, may adversely affect the result of its operations. These include possible changes in the tax treatment of financial products and services, government pension arrangements and policies, the regulation of selling practices and solvency standards. These changes may affect Prudential's existing and future business by, for example, causing customers to cancel existing policies, requiring Prudential to change its range of products and services, redesign its technology or other systems, retrain staff, pay increased tax or incur other costs.

    The UK government has announced proposals for new pensions products, referred to as stakeholder pensions, which will require fundamental changes to the way Prudential's pensions products are designed, marketed and distributed. The proposals may make it more difficult to write profitable new pensions business and to retain existing business and the profit margins thereon, principally because the government has capped charges on new pensions business at 1%, which is significantly below the charges currently generally available from the UK pensions industry. At the same time, Prudential believes that the proposals favor larger companies that can achieve economies of scale and have well-established brand names. Prudential believes that its strong brands and financial strength will position it to compete in the new stakeholder market and to provide pension products that will be competitive with other offerings in the market. Stakeholder pensions and their implications are discussed in more detail under "Business of Prudential--UK Business--Implications of Stakeholder Pensions".

    On May 29, 2000, new, more stringent valuation regulations were introduced by the UK regulatory authorities. The new regulations require reserves to be held to cover a large part of the terminal bonus on unitized with-profits business. The effect of these regulations, had they been in force at December 31, 1999, would have been to increase liabilities by approximately 9% and to reduce the free asset ratio from 29% to 19%.

REGULATION

    In recent years, the insurance sectors in the markets in which Prudential operates have faced increased scrutiny. In 1997, Prudential was publicly criticized by its UK regulators for its treatment of pensions misselling and for failures to adequately monitor and train its sales force. Pensions misselling is discussed in more detail under "Business of Prudential--UK Business--Compliance--Pensions Misselling". Additional regulation, scrutiny and related costs have put pressure on the margins on new business, particularly business distributed through the company sales force in the United Kingdom. In the United States, Prudential has been the subject of regulatory sanctions and class actions. These class actions are discussed in more detail under "Business of Prudential--Legal Proceedings". Changes in pensions, financial services and tax regulation could have an impact on Prudential's results.

COMPETITION

    Prudential faces substantial competition in all of its markets for the types of insurance, investment and banking products it offers. Factors contributing to this include deregulation, consolidation, convergence, changing consumer awareness, the entry of new participants, the increased ability of other financial service companies to offer products similar to Prudential's and the development of new methods of distribution. This competition, combined with the regulatory factors described above, has put increasing pressure on margins and pressure on Prudential to reduce costs and achieve competitive investment returns. As a result, Prudential is altering the types of products it offers and the methods by which it distributes them, and it is continuing to look at new ways of distributing its products. Prudential believes that the trend towards intermediated and direct distribution, including through the internet, and away from company sales force distribution, is likely to continue. Prudential expects this trend to be reflected in the relative contribution to sales and performance from its different UK businesses.

EXCHANGE RATE FLUCTUATIONS

    Prudential publishes its consolidated financial statements in pounds sterling. Its US operations represent a significant proportion of income and expense, and, accordingly, significant fluctuations in the US dollar could significantly affect Prudential's reported results from year to year. This impact is mitigated to some extent by the fact that revenues and expenses of its US operations, as well as assets and liabilities, are denominated in US dollars. For the years 1998 and 1999 and for the first half of 2000, the US dollar has remained relatively stable and, therefore, has not affected Prudential's reported results to any significant extent. The recent appreciation of the US dollar relative to pounds sterling may impact reported results from its US operations.

UK RESTRUCTURINGS

    In 1999, the Prudential board approved plans to restructure certain of Prudential's UK operations. This restructuring, which is substantially complete, relates to both the integration of Prudential Portfolio Managers and M&G following the acquisition of M&G and the downsizing of the company's direct sales force. Its effect on Prudential's results is discussed in "--1999 UK Restructuring".

    On February 13, 2001, Prudential announced revised plans to further restructure its direct sales force and customer service channels in its UK insurance operations. Prudential expects to incur costs of L110 million in connection with this restructuring, of which L13 million will be borne by the shareholders' funds in 2001. Provision will be made for this in the profit and loss account for the year ended December 31, 2001. See "Business of Prudential--UK Business--UK Business Units--Prudential Financial Services".

                                BASIS OF PROFIT

    Prudential's results comprise an annual profit distribution to shareholders from its UK with-profits fund, as well as profits from its other businesses. Prudential's primary UK GAAP financial statements are prepared under the modified statutory basis of reporting as required by UK law. For most of its operations, other than its UK long-term insurance businesses, the modified statutory basis matches items of income and related expenditure within the same accounting period. This is achieved through the deferral of acquisition costs and application of the accruals concept.

    For Prudential's UK long-term insurance business, the primary annual contribution to shareholders' profit comes from its with-profit products. With-profits products are designed to provide policyholders with smoothed investment returns through a mix of annual and terminal bonuses. Shareholders' profit in respect of bonuses from with-profit products represents an amount of up to one-ninth of the value of that year's bonus declaration to policyholders. The smoothing inherent in the bonus declarations provides for relatively stable annual shareholders' profit from this business.

    The main factors that influence the determination of bonus rates are the return on the investments of the fund, the effect of inflation, taxation, the expenses of the fund chargeable to policyholders and the degree to which investment returns are smoothed. The overall rate of return earned on investments and the expectation of future investment returns are the most important influences on bonus rates. The assets backing the with-profits business are predominantly invested in equities. If the financial strength of the with-profits fund was adversely affected, then a higher proportion of fixed interest or similar assets might be held.

    The annual excess of premiums and investment return over operating expenses, benefit provisions and claims payments within Prudential's with-profits fund that are not distributed in that year as bonuses and related shareholders' profit are transferred to the fund for future appropriations by a charge to the profit and loss account of the long-term fund. Any shortfall in such amounts would result in a transfer from the fund for future appropriations by a credit to the profit and loss account of the long-term fund. Current year amounts in respect of premiums, investment return, operating expenses and unusual charges or credits do not directly affect the distribution of profit to shareholders from the with-profits business in that year. Current year claims, which include terminal bonus payments, do have an effect on shareholders' profit through the shareholders' proportion of the value of those terminal bonuses.

    The fund for future appropriations comprises amounts Prudential expects to pay to policyholders in the future, the related shareholder transfers and surplus assets. These surplus assets, which are described in more detail under "Business of Prudential--UK Business--Shareholders' Interests in Long-term Insurance Business--Surplus Assets in Prudential Assurance's Long-term Fund", have accumulated over many years from a variety of sources and provide the long-term fund with working capital. This working capital permits Prudential to invest a substantial portion of the assets of the long-term fund in equity securities and real estate, smooth investment returns to with-profit policyholders, keep its products competitive, write new business without being constrained as to cash flows in the early policy years and demonstrate solvency.

    In addition, Prudential can use surplus assets to absorb the costs of significant events, such as fundamental strategic change in its long-term business and, as approved by the UK regulator, the cost of its pensions misselling, without affecting the level of distributions to policyholders and shareholders. The costs of fundamental strategic change may include investment in new technology, redundancy and restructuring costs, cost overruns on new business and the funding of other appropriate long-term insurance related activities including acquisitions.

    Within the modified statutory basis result, Prudential focuses on operating profit before amortization of goodwill and tax as the primary measure of current year performance. This excludes exceptional items, such as profits on business disposals, and includes the investment return for the UK shareholders' funds and personal lines property and casualty insurance business and Jackson National Life, using a longer term rate of return, rather than the actual return for the year, in accordance with the modified statutory basis of accounting. The analysis and discussion in "--Analysis by Geographic Region" in this section below is based upon operating profit before amortization of goodwill and tax. Due to the long-term nature of Prudential's business, its basis of presentation of operating profits may not be comparable with other UK companies. See note 4 to the notes to Prudential's consolidated financial statements for the year ended December 31, 1999 for a description of the basis.

    For all of Prudential's long-term insurance businesses (United Kingdom, United States, Asia and continental Europe), operating profit is generated principally from its in-force book of business. Prudential's in-force book is business that was written in earlier years and on which it continues to declare bonuses or credit interest to policyholders and generate profit for shareholders. These books of in-force business have been built up over many years with the result that, for Prudential's long-term insurance business, sales in any one year do not have a significant impact on shareholders' profit in that year, but may have an impact in subsequent years.

    In order to identify value being generated by Prudential's long-term insurance businesses, management also uses the achieved profits basis of reporting. The achieved profits basis uses discounted cash flows to show the current value of future cash flows to shareholders of both new business and in-force business. The achieved profits basis of financial information is prepared in accordance with Guidance by the Association of British Insurers. This additional basis of presentation has received wide acceptance in the United Kingdom and such supplemental financial information is published annually by UK insurance companies listed on the London Stock Exchange.

                        OVERVIEW OF CONSOLIDATED RESULTS

    The following discussion provides an overview of the components of Prudential's gross premiums and deposits from continuing operations and its profit both before and after tax. A detailed analysis of the trends underlying Prudential's operating profit before amortization of goodwill and tax is included in the analysis by geographic region.

GROSS PREMIUMS AND DEPOSITS FROM CONTINUING OPERATIONS

    Gross premiums from continuing operations totalled L7,556 million in the first half of 2000, an increase of 11% over the first half of 1999. Gross premiums from continuing operations in the first half of 2000 include
L4,097 million from its UK operations, a decrease of 4% primarily due to decreased sales by Prudential's IFA business, and L2,897 million from its US operations, an increase of 31% primarily from increased sales of fixed and variable annuities. In the first half of 1999, gross premiums from continuing operations were L6,816 million, which included L4,260 million from UK operations and L2,217 million from US operations.

    In full year 1999, gross premiums from continuing operations totalled L15,144 million, an increase of 38% from 1998. Gross premiums from continuing operations in 1999 include L9,873 million from UK operations, an increase of 39% primarily from the with-profits business, and L4,449 million from US operations, an increase of 37% primarily from increased sales of fixed and variable annuities, and stable value products. Gross premiums from continuing operations totaled L10,950 million in 1998, an increase of 10% from 1997. This included L7,127 million from UK-based operations, an increase of 20%, reflecting a full year's contribution from Scottish Amicable, which was acquired in September 1997, and L3,237 million from Jackson National Life, in line with 1997.

    Total customer deposits for Egg in the first six months of 2000 decreased by L400 million to L7.7 billion compared with deposits at December 31, 1999. This reflects increased competition in the banking industry and transfers of predominantly high-value account balances after Egg reduced its interest rates on deposits. In 1999, customer deposits increased by L5.9 billion to L8.1 billion, as Egg continued to attract new customers with competitive deposit rates via the telephone and over the internet. Egg was launched in October 1998. In its first three months of operation, Egg accepted net deposits of L1,332 million.

PROFIT BEFORE TAX

    The following table shows Prudential's consolidated total profit on ordinary activities before tax for the periods indicated.

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                2000           1999
                                                                ----         --------
                                                                  (IN L MILLIONS)
Operating profit before amortization of goodwill and tax(1)
  Continuing operations:
    UK operations...........................................     241            210
    US operations...........................................     230            219
    Asian operations........................................       9              7
    European operations.....................................      --              3
    Group activities........................................     (55)           (12)
    UK restructuring........................................      --            (55)
                                                               -----          -----
Operating profit before amortization of goodwill and tax....     425            372
Amortization of goodwill....................................     (41)           (14)
Profit on sale and flotation in Egg.........................     119             --
Share of gain of associate company..........................      21             --
Profit on sale of holding in associate company..............      99             --
Short-term fluctuations in investment returns...............      17             11
                                                               -----          -----
Total profit on ordinary activities before tax..............     640            369
                                                               =====          =====

------------------------

(1) Due to the long-term nature of Prudential's business, the basis of presentation of operating profit may not be comparable with other UK companies. See note 4 of the notes to Prudential's consolidated financial statements for a description of the basis.

    Total profit before tax in the first half of 2000 was L640 million compared with L369 million in the first half of 1999. The increase in the first half of 2000 relates primarily to the profit on the sale and flotation of a minority holding in Egg plc of L119 million, the profit on the sale of 68% of its holding in St. James's Place Capital plc of L99 million, and Prudential's share of the profit on the sale of a Bermudan fund manager held by St. James's Place Capital plc of L21 million.

    Profit before tax in the six months ended June 30, 1999 was adversely impacted by a charge of L55 million in respect of the restructuring of Prudential's UK operations.

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
    The following table shows Prudential's consolidated total profit on ordinary activities before tax for the periods indicated.

                                                                        YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------
                                                                    1999          1998          1997
                                                                    ----        --------      --------
                                                                            (IN L MILLIONS)
Operating profit before amortization of goodwill and tax(1)
  Continuing operations:
    UK operations...........................................         452            394           421
    US operations...........................................         451            411           367
    Asian operations........................................          15             13            11
    European operations.....................................           6              4             1
    Group activities........................................         (78)            38            34
    UK restructuring........................................         (70)            --            --
                                                                   -----        -------       -------
  Continuing operations.....................................         776            860           834
  Discontinued operations...................................          --              8            30
                                                                   -----        -------       -------
Operating profit before amortization of goodwill and tax....         776            868           864
Amortization of goodwill....................................         (54)            --            --
Profit on business disposals................................          --            249            18
Short-term fluctuations in investment returns...............          28             24            83
Reclassification of shareholders' reserves of Australian
  operations................................................          --             --           204
                                                                   -----        -------       -------
Total profit on ordinary activities before tax..............         750          1,141         1,169
                                                                   =====        =======       =======

------------------------

(1) Due to the long-term nature of Prudential's business, the basis of presentation of operating profit may not be comparable with other UK companies. See note 4 of the notes to Prudential's consolidated financial statements for the year ended December 31, 1999, for a description of the basis.

    Total profit before tax in 1999 was L750 million compared with L1,141 million in 1998 and L1,169 million in 1997. The decrease in 1999 primarily relates to profit on business disposals of L249 million in 1998, resulting from the sale of Prudential's Australian and New Zealand operations. These businesses were sold in September 1998 for cash consideration of L468 million. The decrease in total profit before tax in 1998 compared to 1997 primarily reflects an allocation in 1997 by the local regulatory authority of assets within Australia's life fund between policyholders and shareholders, resulting in an attribution to shareholders in 1997 of L204 million and a reduction in 1998 in short-term fluctuations in investment returns.

    In 1999, profit before tax was also affected by a decrease in operating profit before amortization of goodwill and tax of L92 million. This primarily reflects increased losses relating to Egg included within UK operations and a L70 million charge for restructuring UK operations, which more than offset the improvements from US operations and other UK operations. In 1998, increased losses before tax at Egg of L77 million, up L55 million over 1997, were largely offset by increased profits from US operations. Profit before tax in 1999 was further affected by amortization of goodwill in respect of the acquisition of M&G.

PROFIT AFTER TAX

    Profit after tax in the first half of 2000 was L478 million compared with L272 million in the first half of 1999. This increase reflects an increase in profit before tax in those periods. The effective tax rate in the first half of 2000 was 25.3% compared with the effective tax rate of 26.3% in the first half of 1999.

    Profit after tax in 1999 was L542 million compared with L880 million in 1998 and L837 million in 1997. These movements reflect the movements in profit before tax in those years and effective tax rates of 27.7% in 1999, compared to 22.9% in 1998 and 28.4% in 1997. The increase in the effective tax rate in 1999 partially reflects capital gains relating to sales of securities made to finance the acquisition of M&G. The effective tax rate in 1998 was also reduced due to the availability of tax reliefs relating to the profit on disposal of operations in Australia and New Zealand, as well as the availability in 1998 of unused tax losses, which reduced the effective tax rate by 1.6%.

                         ANALYSIS BY GEOGRAPHIC REGION

OPERATING PROFIT FROM CONTINUING OPERATIONS BEFORE AMORTIZATION OF GOODWILL AND
  TAX

    As indicated under "--Basis of Profit" in this section above, Prudential focuses on operating profit before amortization of goodwill and tax by geographic region as the primary measure of current year performance.

UK OPERATIONS

    The following discussion analyzes Prudential's UK results on the basis of whether or not they are derived from with-profits business. As discussed under "--Basis of Profit" in this section above, shareholders' profit from the with-profit business represents an amount of up to one-ninth of the value of that year's bonus declaration to policyholders. Consequently, current year amounts in respect of premiums, investment return and expenses related to the with-profits business do not directly affect profit to shareholders from the with-profits business in that year. These items do, however, affect bonus declarations over time and, thereby, profit to shareholders over time, and accordingly are discussed below.

    Three of Prudential's UK business units--Prudential Financial Services, Prudential Insurance Services and Prudential Intermediary Business--derive their operating profit from a mixture of both with-profits business and other types of business, and accordingly, the results of these business units are discussed under both "--Six Months Ended June 30, 2000 compared with Six Months Ended
June 30, 1999--With-Profits Business" and "--Six Months Ended June 30, 2000 compared with Six Months Ended June 30, 1999--Other Businesses" in this section below. Egg and M&G have no with-profits business and are discussed under "--Six Months Ended June 30, 2000 compared with Six Months Ended June 30, 1999--Other Businesses" in this section below.

    Prudential's with-profits fund also includes the results of two other businesses, the Scottish Amicable Insurance Fund ("SAIF") and Prudential Annuities Limited. All assets of the SAIF business are solely attributable to former policyholders of Scottish Amicable Life Assurance Society. The SAIF with-profits fund is discussed in more detail under "Business of Prudential--UK Business--Shareholders' Interest in Prudential's Long-term Insurance Business--The SAIF Sub-Fund and Accounts". Prudential Annuities Limited is a wholly-owned subsidiary of the with-profits fund, and, accordingly, profits from this business do not have a direct impact on shareholders' profits and affect shareholders' profits only to the extent that they affect the annual with-profits bonus declaration.

INTERIM OPERATING RESULTS

    The table below shows the operating profit before amortization of goodwill and tax from the UK with-profits business and from Prudential's other UK businesses.

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN L MILLIONS)
With-profits business:
  Gross premiums............................................    3,099      3,612
  Reinsurance...............................................       (1)        (1)
                                                               ------     ------
  Earned premiums...........................................    3,098      3,611
  Investment income.........................................      251      7,172
  Expenses..................................................     (528)      (533)
  Taxation within the with-profits fund.....................     (249)      (500)
  Claims and withdrawals....................................   (2,929)    (2,669)
  Change in technical provisions............................   (1,980)    (2,523)
  Transfers from/(to) the fund for future appropriations....    2,485     (4,413)
                                                               ------     ------
  Shareholders' profit from with-profits business after
    tax.....................................................      148        145
  Add-back: tax on shareholders' profit.....................       65         63
                                                               ------     ------
  Shareholders' profit before tax from with-profits
    business................................................      213        208
                                                               ------     ------
Other businesses:
  Personal lines property and casualty operations...........       35         32
  Unit-linked life and other operations.....................        5         12
  Fund management operations................................       69         27
  Banking operations........................................      (81)       (69)
                                                               ------     ------
  Shareholders' operating profit before tax from other
    operations..............................................       28          2
                                                               ------     ------
  Total operating profit before amortization of goodwill and
    tax.....................................................      241        210
                                                               ======     ======

SIX MONTHS ENDED JUNE 30, 2000 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1999

WITH-PROFITS BUSINESS

    Gross premiums for the with-profits business decreased by 14% to L3,099 million in the first half of 2000 from L3,612 million in the first half of 1999. This decrease mainly reflects lower sales of Prudential's single premium with-profits bond, the Prudence Bond, through Prudential Intermediary Business and lower sales of life and pensions products from Prudential's direct salesforce, reflecting further reductions in Prudential's salesforce in 2000. For a detailed description of the Prudence Bond, see "Business of Prudential--Prudential's UK Products--Life Insurance Products--Savings Products Investment Bonds".

    Investment income represents the return on the assets supporting the UK with-profits fund. Total assets of the UK with-profits fund at June 30, 2000 were L89 billion. At June 30, 2000, 57% of these assets were invested in equity securities, 28% in fixed maturities, 10% in real estate and 5% in loans and deposits. Total investment income decreased by 97% to L251 million in the first half of 2000 from L7,172 million in the first half of 1999. In the first half of 2000, unrealized losses totaled L6,324 million compared to unrealized gains of L1,852 million in the first half of 1999. These decreases primarily reflect lower equity returns achieved across the major equity markets in the first half of 2000 compared to the first half of 1999. In the first half of 2000, the UK FTSE All-Share Index decreased by 7% compared with an increase of 10% in the first half of 1999.

    Expenses were L528 million in the first half of 2000, which were in line with expenses of L533 million in the first half of 1999.

    Taxation within the with-profits fund in the first half of 2000 decreased to L249 million compared to L500 million in the first half of 1999. The decrease of 50% in the charge in the first half of 2000 primarily reflects deferred tax credits related to higher unrealized losses on investments supporting the UK with-profits fund. A detailed description of the treatment of taxation within the with-profits fund is included in note 3 of the notes to Prudential's consolidated financial statements for the year ended December 31, 1999.

    Claims and withdrawals, which represent payments, including terminal bonuses, to policyholders in respect of maturities, surrenders and deaths, rose L260 million to L2,929 million in the first half of 2000 from L2,669 million in the first half of 1999, an increase of 10%. The increase primarily reflects an increase in maturities as a result of past patterns of writing business.

    Change in technical provisions primarily represents the movement in amounts owed to policyholders. This comprises the net growth in the in-force book during the year, including, for new business, amounts credited to policyholders as annual bonuses, and changes in actuarial assumptions. The change in technical provisions was L1,980 million in the first half of 2000 compared to L2,523 million in the first half of 1999, a decrease of 22%, primarily reflecting the lower level of new business written in 2000. Movement in technical provisions also includes increases in the pensions misselling provision although there was no change in the pension misselling provision in the first half of 2000. For a detailed analysis of this provision, see "Business of Prudential--UK Business--Compliance--Pensions Misselling". As approved by the UK regulator, the total cost of pensions misselling is included within the transfer to the fund for future appropriations of Prudential Assurance's long-term fund. Payments related to pensions misselling will be funded from the surplus assets in the long-term fund and not from amounts intended to fund existing and future bonuses. As described in "--Basis of Profit" in this section above, because shareholders' profit from the with-profits fund represents an amount of up to one-ninth of the value of that year's bonus declaration to policyholders, shareholders' profit from the fund has not been affected by the increase in the provision for pensions misselling. Given the strength of the with-profits fund, Prudential does not believe that pensions misselling costs will have an adverse impact on the levels of bonus paid to policyholders and, therefore, shareholders' profit from the fund. In the unlikely event that this proves not to be the case, Prudential's intention would be that an appropriate contribution to the with-profits fund be made from shareholders' funds with a consequential impact on shareholders' profit.

    Transfers from the fund for future appropriations in the first half of 2000 of L2,485 million compared to transfers to the fund for future appropriations of L4,413 million in the first half of 1999, a net change of L6,898 million. This change in the first half of 2000 predominantly reflects an investment return of 0.5% on the with-profits fund compared to 10.5% in the first half of 1999 due to lower equity returns in the UK investment market. The fund for future appropriations represents amounts within the with-profits fund not yet attributed to either policyholders or shareholders. The annual transfer to this fund represents amounts to be credited to policyholders as future terminal bonuses and the related shareholders' profit, and reflects the annual impact of smoothing current period investment returns to policyholders and additions to, or uses of, the surplus in the UK with-profits fund. As a result, the difference between premiums, investment return and claims and expenses in any given year is primarily reflected in the transfer to the fund for future appropriations in that year and not in shareholders' profit before tax.

    Shareholders' profit before tax from the with-profits business in the first half of 2000 totaled L213 million, compared with L208 million in the first half of 1999, an increase of 2%. Shareholders' profit from the UK with-profits fund in any single period reflects the shareholders' annual portion of an amount up to one-ninth of the value of bonuses declared to policyholders, and consequently is not directly impacted by the current year gross premiums, investment income and expenses described above.

OTHER BUSINESSES

    PERSONAL LINES PROPERTY AND CASUALTY OPERATIONS

    Earned premiums from Prudential's personal lines property and casualty operations increased 3% to L153 million in the first half of 2000 from L148 million in the first half of 1999. The combined claims and expense ratio improved to 87% in the first half of 2000 from 89% in the first half of 1999. Operating profit from continuing operations before amortization of goodwill and tax from the personal lines property and casualty operations increased to L35 million in the first half of 2000 from L32 million in the first half of 1999, which is solely attributable to increased premiums from household insurance business.

    UNIT-LINKED LIFE AND OTHER OPERATIONS

    Prudential's long-term insurance business outside of the with-profits fund primarily consists of its unit-linked life operations, under both the Prudential and Scottish Amicable brands, and an accident and health business. Operating profit from continuing operations before amortization of goodwill and tax from unit-linked life and other operations amounted to L5 million in the first half of 2000, a L7 million, or 58%, decrease over the first half of 1999. This decrease was primarily a result of increased investment in new administration systems.

    FUND MANAGEMENT OPERATIONS

    Prudential's fund management operations consists of the M&G internal and fixed-interest institutional fund management business and the Prudential-branded retail fund management business. In the first half of 2000, M&G's total operating profit from continuing operations before amortization of goodwill and tax was L69 million, L42 million greater than the first half of 1999. This increase related primarily to the inclusion of M&G Group plc for a full six months in 2000 compared with only two months in the first half of 1999.

    The Prudential-branded retail fund management business sold through Prudential Financial Services' company sales force recorded nil profit in the first six months of 2000 compared with a loss of L7 million in the first half of 1999. This improvement was due to a decrease in new business volume generated by Prudential Financial Services because of a reduction in headcount, resulting in lower acquisition costs.

    EGG

    Egg was launched in October 1998 and is currently reporting losses due to the high level of costs associated with building the business, including information technology, marketing and customer acquisition costs.

    Net interest income from banking products in the first half of 2000 was L31 million, compared to L2 million in the first half of 1999. This increase reflects a reduction in the interest rate paid on customer deposits as well as a reduction in total customer deposits to L7,722 million at June 30, 2000 from L8,157 million at December 31, 1999. Other operating income totalled L3 million in the first half of 2000, an increase of L2 million over the first half of 1999, due primarily to higher sales of payment protection insurance on personal loans and the addition of credit card fee income following the launch of the Egg credit card in September 1999.

    Expenses for Egg totaled L114 million in the first half of 2000, an increase of L42 million over the first half of 1999. This increase in expenses was primarily due to an increase in brand, marketing and development costs of L18 million, an increase in the provision for doubtful debts of L13 million and an increase in operational and administrative expenses of L7 million. These costs increased as a result of growth in the Egg business.

    Egg's operating loss before taxes amounted to L81 million for the six months ended June 30, 2000 compared with L69 million over the same period in 1999.

YEAR-END OPERATING RESULTS

    The table below shows the operating profit before amortization of goodwill and tax from the UK with-profits business and from Prudential's other UK businesses.

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                     (IN L MILLIONS)
With-profits business:
  Gross premiums............................................    7,929      5,744      5,025
  Reinsurance...............................................       (2)        (9)         3
                                                               ------     ------     ------
  Earned premiums...........................................    7,927      5,735      5,028
  Investment income.........................................   13,035      9,749      9,697
  Expenses..................................................   (1,221)    (1,026)      (807)
  Taxation within the with-profits fund.....................     (565)      (541)      (370)
  Claims and withdrawals....................................   (5,522)    (4,817)    (3,985)
  Change in technical provisions............................   (7,103)    (7,238)    (5,887)
  Transfers to the fund for future appropriations...........   (6,250)    (1,596)    (3,433)
                                                               ------     ------     ------
  Shareholders' profit after tax............................      301        266        243
  Add-back: tax on shareholders' profit.....................      129        120        110
                                                               ------     ------     ------
  Shareholders' profit before tax from with-profits
    business................................................      430        386        353
                                                               ------     ------     ------
Other businesses:
  Personal lines property and casualty operations...........       61         39         38
  Unit-linked life and other operations.....................       24         18         32
  Fund management operations................................       87         28         20
  Banking operations........................................     (150)       (77)       (22)
                                                               ------     ------     ------
  Shareholders' operating profit before tax from other
    operations..............................................       22          8         68
                                                               ------     ------     ------
    Total operating profit before amortization of goodwill
      and tax(1)............................................      452        394        421
                                                               ======     ======     ======

------------------------

(1) Due to the long-term nature of Prudential's business, the basis of presentation of operating profit may not be comparable with other UK companies. See note 4 of the notes to Prudential's consolidated financial statements for the year ended December 31, 1999 for a description of the basis.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

WITH-PROFITS BUSINESS

    Gross premiums for the with-profits business rose by 38% to L7,929 million in 1999 from L5,744 million in 1998. This increase mainly reflects strong sales of pension annuity products, which were up 108% to L2,221 million, and increased sales of the Prudence Bond, which were up 52% in 1999 to L1,875 million, due to the increased appeal of this product in the prevailing low interest rate environment. The increase in pension annuity sales primarily reflects higher sales of bulk annuities, a market on which Prudential increased its focus in 1999.

    Investment income represents the return on the assets supporting the UK with-profits fund. Total assets of the UK with-profits fund at December 31, 1999 were L90 billion. At December 31, 1999, 50% of these assets were invested in UK equities, 13% in overseas equities, 24% in fixed maturities, 10% in real estate and 3% in loans and deposits. Total investment income increased by 34% to L13,035 million in 1999 from L9,749 million in 1998. This increase reflects the stronger equity returns achieved across the major equity markets compared to 1998. In 1999, the UK FTSE All-Share Index increased by 24% compared with 11% in 1998.

    Expenses were L1,221 million in 1999 compared with L1,026 million in 1998, an increase of L195 million, or 19%. The increase in expenses primarily reflects redundancy and closure provisions associated with restructuring the company sales force and systems-related expenditure. For a discussion of this restructuring see "Business of Prudential--UK Business--UK Restructurings".

    Taxation within the with-profits fund in 1999 was L565 million compared to L541 million in 1998, an increase of 4%. The increase in the charge in 1999 primarily reflects higher realized gains on the disposal of investments, partly offset by a regulatory change in the treatment of tax credits on dividend income.

    Claims and withdrawals rose L705 million to L5,522 million in 1999 from L4,817 million in 1998, an increase of 15%. The increase primarily reflects an increase in death claims and an increase in maturities as a result of past patterns of writing business.

    The change in technical provisions was L7,103 million in 1999 compared to L7,238 million in 1998, a decrease of 2%, mainly reflecting the impact of an increase in the interest rate used to calculate pension annuities liabilities and the impact of a single large surrender by an institutional pension fund, partly offset by increased technical provisions in respect of increased new business written by Prudential Intermediary Business. Movements in technical provisions also include increases in the pensions misselling provision, roughly the same in 1999 and 1998.

    Transfers to the fund for future appropriations in 1999 of L6,250 million compares to a transfer of L1,596 million in 1998, an increase of L4,654 million, or 292%. This increase in 1999 predominantly reflects an investment return of 19.3% on the with-profits fund compared to 12.6% in 1998.

    Shareholders' profit before tax from the with-profits business in 1999 totaled L430 million, compared with L386 million in 1998, an increase of 11%. The L44 million increase in profit reflects the impact of increased funds under management, mainly as a result of strong investment returns, increasing the shareholders' share of bonus payments by L27 million. In addition, the impact of increased terminal bonuses as more policies matured was to increase the shareholders' share of bonus payments by L43 million. This increase was partially offset by the impact of further reductions in annual bonus rates from 1998 to 1999, reducing total bonus payments and, consequently, the shareholders' share of these bonuses, by L22 million. In line with the rest of the UK life insurance industry, Prudential has and will continue to gradually reduce annual bonus rates to reflect its expectations of lower interest rates in the future and, consequently, lower average investment returns.

OTHER BUSINESSES

    PERSONAL LINES PROPERTY AND CASUALTY OPERATIONS

    Earned premiums from personal lines property and casualty operations increased to L302 million in 1999 from L293 million in 1998, an increase of 3%. The combined claims and expense ratio improved from 96% in 1998 to 89% in 1999, which improved the operating profit by L11 million. The improvement in the combined ratio mainly reflects the impact of two severe weather incidents on profits in 1998. Investment return improved by L2 million due to the increased cash flows resulting from the higher premiums and better claims experience in 1999. Operating profit from continuing operations before amortization of goodwill and tax from personal lines property and casualty operations increased from L39 million in 1998 to L61 million in 1999, L58 million attributable to household insurance and L3 million to motor insurance.

    UNIT-LINKED LIFE AND OTHER OPERATIONS

    Operating profit from continuing operations before amortization of goodwill and tax from unit-linked life and other operations amounted to L24 million in 1999, a L6 million, or 33%, increase over 1998. This increase primarily reflects the growth of the relatively new Scottish Amicable book of business and a return to more normal levels of profitability following an exceptional level of investment in systems technology in 1998 of L5 million.

    FUND MANAGEMENT OPERATIONS

    In 1999, M&G's operating profit from continuing operations before amortization of goodwill and tax was L87 million, an increase of L59 million, or 211%, from 1998. The improved result is primarily due to the first-time inclusion of the M&G business, which contributed L56 million to operating profit from continuing operations before amortization of goodwill and tax for the eight months since acquisition.

    Included within the above result is the Prudential-branded retail fund management business sold through Prudential Financial Services' company sales force. This business recorded a loss of L12 million in 1999 and of L15 million in 1998. These losses are a consequence of the low margins on this type of product and small customer premium levels, which did not support the cost of this type of distribution. The improved result in 1999 reflects lower sales volumes.

    EGG

    In 1999, Egg earned net interest income from banking products of L24 million compared with L11 million in 1998. The increase in net interest income of 118% in 1999 is due to the increased interest income from capital injections during the year by Prudential plc and from the growth of the mortgage and loan book from L675 million at December 31, 1998 to L2,057 million at December 31, 1999. This increase was partly offset by the cost of the interest payable on Egg deposits, which grew from L2,188 million at December 31, 1998 to L8,142 million at December 31, 1999.

    In 1999, operating and administrative expenses for Egg were L174 million compared to L88 million in 1998. The increased costs are due to the growth of the business in 1999 and resulted in losses of L150 million in 1999, up from L77 million in 1998. The L73 million increase in losses reflects the higher operating expenses in 1999, the cost of the competitive market rates on the Egg deposit accounts, the cost of the launch of the Egg credit card and development of future product launches.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

WITH-PROFITS BUSINESS

    Gross premiums for the with-profits business rose by 14% to L5,744 million in 1998 from L5,025 million in 1997, mainly reflecting the full-year contribution of Scottish Amicable-branded products and the continued strong sales of Prudential's single premium with-profits bond, the Prudence Bond, which were up 18% to L1,233 million.

    Investment income increased by 1% to L9,749 million in 1998 from L9,697 million in 1997. This increase primarily reflects a full-year return on the assets backing SAIF business, offset by an underlying 16% reduction in investment return from the rest of the with-profits fund. The underlying 16% reduction in the investment return from the rest of the fund in 1998 reflects the lower UK equity returns in 1998 compared with 1997. In 1998, the UK FTSE All-Share Index increased by 11% compared with 20% in 1997.

    Expenses totaled L1,026 million in 1998 compared with L807 million in 1997, an increase of L219 million. This increase primarily reflects a L124 million increase in expenses of the IFA business, reflecting a full year of costs in respect of the Scottish Amicable-branded business, compared to three months of costs in 1997, and increased investment spending on reorganizing the retail sales force branch network, and enhancing information technology.

    Taxation within the with-profits fund in 1998 was L541 million compared to L370 million in 1997. The increase in the charge in 1998 primarily reflects higher capital gains tax incurred in 1998, up L80 million, due to investment disposals.

    Claims and withdrawals in 1998 rose L832 million from L3,985 million in 1997 to L4,817 million in 1998. The increase mainly reflects higher claims from a full year of operation of the IFA business, including Scottish Amicable, which totaled L1,455 million, more than double the prior year's total of L582 million and an increase in claims from Prudential-branded products to L570 million, reflecting the maturing profile of the Prudence Bond business, which was launched in 1991.

    Change in technical provisions totaled L7,238 million in 1998 compared with L5,887 million in 1997, an increase of 23%. The increase includes L462 million in respect of a bulk annuity sold in 1996 but cancelled in 1997, the increase in technical provisions for pensions misselling of L441 million, an increase of L130 million due to a change in the actuarial assumptions for calculating provisions and a full year contribution from the Scottish Amicable-branded business.

    Transfers to the fund for future appropriations in 1998 of L1,596 million compares to a transfer of L3,433 million in 1997. The reduction in 1998 predominantly reflects the lower investment returns achieved in 1998 and the increase in the provision for pensions misselling. In 1998, the with-profits fund achieved a return of 12.6%, compared with a return of 19.8% in 1997.

    Shareholders' profit before tax in 1998 totaled L386 million, compared with L353 million in 1997, an increase of 9%. The impact of bonus reductions due to expectations of lower long-term inflation and investment returns reduced shareholders' profit by L16 million in 1998. This reduction was offset by the growth in the underlying book of business, which contributed L49 million.

OTHER BUSINESSES

    PERSONAL LINES PROPERTY AND CASUALTY OPERATIONS

    Earned premiums from personal lines property and casualty operations increased 2% from L288 million in 1997 to L293 million in 1998. The combined ratio improved slightly from 97% in 1997 to 96% in 1998, which contributed
L4 million in lower expenses and claims, offset by a reduction in investment return from L49 million in 1997 to L41 million in 1998. The reduction in the investment return reflects the move to a lower long-term assumed rate of return. In 1998, operating profit from continuing operations before amortization of goodwill and tax from personal lines property and casualty operations was L1 million ahead of the prior year at L39 million.

    UNIT-LINKED LIFE AND OTHER OPERATIONS

    Operating profit from continuing operations before amortization of goodwill and tax from unit-linked life and other operations fell L14 million, or 44%, to L18 million in 1998. The decrease of L14 million primarily reflects an information technology expenditure of L5 million incurred within the Prudential institutional pensions business in 1998 to maintain the existing systems administration and increased expenses of L5 million within the IFA business.

    FUND MANAGEMENT OPERATIONS

    In 1998, Prudential Portfolio Managers, the predecessor to M&G, had operating profit from continuing operations before amortization of goodwill and tax of L28 million, an L8 million, or 40%, increase compared to 1997. This reflects a L9 million reduction in losses from the Prudential-branded retail fund management business due to lower sales volumes.

    EGG

    In 1998, Egg earned net interest income of L11 million, an increase of 175% compared to L4 million in 1997. Since Egg was not launched until October 1998, the net interest income for 1998 includes Egg for only three months of the year. At December 31, 1998, the total loans and mortgages balance for Egg was L675 million, up from L215 million at year end 1997. Total customer deposits were up from L958 million at the end of 1997 to L2,188 million at the end of 1998.

    Expenses for Egg totaled L87 million in 1998, an increase of L69 million over 1997, resulting in losses before tax of L77 million in 1998. This increase in expenses reflects development costs associated with Egg, including brand advertising of L12 million, information technology development of L27 million and the cost to fit out a call center of L11 million.

US OPERATIONS

    Prudential's US operations comprise its US insurance company, Jackson National Life, which includes Jackson Federal Bank, its US internal and institutional investment manager, PPM America and its US broker-dealer operations, National Planning Holdings.

    The profit on Jackson National Life's business predominantly arises from spread income from interest-sensitive products, such as fixed annuities and stable value products. For the purposes of UK reporting, deposits into these products are recorded as premiums, withdrawals and surrenders are included in benefits and claims and the resulting net movement is recorded under other reserve movements within benefits and claims. Benefits and claims also includes interest credited to policyholders in respect of deposit products and fees charged on these policies. While the disclosure of these items differs between UK GAAP and US GAAP, there is no net impact on operating profit. The UK GAAP modified statutory basis result for Jackson National Life is based on Jackson National Life's US GAAP results with an adjustment for a different treatment of realized investment gains.

INTERIM OPERATING RESULTS

    The following table and accompanying commentary show operating profit before tax for the periods indicated.

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN L MILLIONS)
Gross premiums..............................................    2,897      2,217
Reinsurance.................................................      (35)       (36)
                                                               ------     ------
  Earned premiums...........................................    2,862      2,181
Investment income and realized gains........................      807        792
Adjustment from actual to averaged investment gains.........        9         12
                                                               ------     ------
  Investment income based on long-term investment returns...      816        804
Benefits and claims.........................................   (3,332)    (2,643)
Variable annuity fees.......................................       23         10
Other income and expenses--net..............................     (141)      (133)
                                                               ------     ------
  Net operating and investment expenses.....................     (118)      (123)
                                                               ------     ------
Jackson National Life Total.................................      228        219
                                                               ------     ------
National Planning Holdings..................................       --         --
PPM America.................................................        2         --
                                                               ------     ------
US operations operating profit before tax...................      230        219
                                                               ======     ======

    The following table shows a reconciliation between operating profit before tax on a UK GAAP and US GAAP basis for Prudential's US operations.

                                                      SIX MONTHS ENDED JUNE 30,
                                                      -------------------------
                                                        2000            1999
                                                      ---------       ---------
                                                           (IN L MILLIONS)
Operating profit before tax on a UK GAAP basis......        230             219
Adjustment from averaged to actual investment
  gains.............................................         (9)            (12)
                                                      ---------       ---------
Operating profit before tax on a US GAAP basis......        221             207
                                                      =========       =========

    The exchange rate between the US dollar and pounds sterling has remained fairly constant during these periods and consequently exchange rate fluctuations have had minimal impact on the results of Prudential's US operations. The following analysis focuses on the results of Jackson National Life only.

SIX MONTHS ENDED JUNE 30, 2000 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1999

GROSS PREMIUMS

    In the first half of 2000, gross premiums increased by 31% to L2,897 million compared to L2,217 million in the first half of 1999, reflecting increased volumes of fixed and equity-indexed variable annuity products, offset by lower volumes of stable value and regular premium life business.

    The strong recovery in sales of fixed annuities in the first half of 2000 reflects higher interest rates in the United States. Variable annuity sales of L1,040 million in the first half of 2000 were 79% higher than in the first half of 1999, reflecting new product launches, product promotions and the continuing strength of the US equity market. Sales of equity-indexed annuities rose 35% in the first half of 2000 compared with the first half of 1999 to L245 million.

    The increase in variable annuity sales has been assisted by the continued development of Jackson National Life's own broker-dealer distribution network, including the development of SII Investments, Inc., a company acquired in 1998, and by the continued development of National Planning Corporation, which was formed during 1998.

INVESTMENT INCOME

    Investment income of L816 million in the first half of 2000 represented a 1% increase over the first half of 1999. Included in the balances for the first half of 2000 are average realized investment gains of L12 million compared to L15 million in the first half of 1999. Investment income, net of realized gains and certain investment and income expenses, was L784 million in the first half of 2000 and L748 million in the first half of 1999. These amounts reflect investment yields of 7.52% on average invested assets of L21,338 million in the first half of 2000 compared to investment yields of 7.73% on average invested assets of L19,832 million in the first half of 1999. The 8% growth in average invested assets is primarily attributable to investment income and net growth in stable value liabilities and equity-indexed annuity products. The decrease in investment yield is primarily attributable to the growth in lower yielding adjustable rate fixed income securities in the stable value portfolio, which accounts for a larger part of the total portfolio in the first half of 2000.

BENEFITS AND CLAIMS

    Benefits and claims increased by 26% to L3,332 million in the first half of 2000. This movement principally reflects an 82% increase in death benefits, maturities and surrenders of deposit products, from L1,547 million to L2,815 million. This is primarily due to high policy surrenders resulting from market conditions and an increasing amount of the fixed annuity book moving out of the surrender penalty period or moving into a lower surrender penalty charge bracket.

    Interest credited on deposit liabilities of L543 million in the first half of 2000 represents average interest credited rates of 5.39% on average deposit liabilities of L20,130 million and compares to interest credited of L509 million in the first half of 1999 representing average interest credited rates of 5.44% on average deposit liabilities of L18,704 million. The 8% growth in average deposit liabilities is primarily due to an increase in average stable value deposits.

NET OPERATING AND INVESTMENT EXPENSES

    Net operating and investment expenses of L118 million in the first half of 2000 were consistent with L123 million in the first half of 1999.

OPERATING PROFIT BEFORE TAX

    In the first half of 2000, operating profit before tax from Jackson National Life was L228 million, an increase of L9 million, or 4%, over the first half of 1999. This primarily reflects an increase in variable annuity fee income to L23 million, an increase of L10 million over the first half of 2000 resulting from increased product sales and the growth in assets under management.

YEAR-END OPERATING RESULTS

    The following table and accompanying commentary show operating profit before tax for the periods indicated.

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999     1998(1)    1997(1)
                                                              --------   --------   --------
                                                                     (IN L MILLIONS)
Gross premiums..............................................    4,449      3,237      3,340
Reinsurance.................................................      (61)       (53)       (46)
                                                               ------     ------     ------
  Earned premiums...........................................    4,388      3,184      3,294
  Investment income.........................................    1,617      1,543      1,466
Adjustment from actual to averaged investment gains.........       15         (2)       (10)
                                                               ------     ------     ------
Investment income...........................................    1,632      1,541      1,456
Benefits and claims.........................................   (5,368)    (4,111)    (4,173)
Variable annuity fees.......................................       26         13          6
Other income and expenses -- net............................     (221)      (216)      (216)
                                                               ------     ------     ------
  Net operating and investment expenses.....................     (195)      (203)      (210)
                                                               ------     ------     ------
Jackson National Life Total.................................      457        411        367
                                                               ------     ------     ------
National Planning Holdings..................................       (4)        --         --
PPM America.................................................       (2)        --         --
                                                               ------     ------     ------
US operations operating profit before tax...................      451        411        367
                                                               ======     ======     ======

------------------------

(1) The 1998 and 1997 results for PPM America and National Planning Holdings, the holding company of Prudential's two broker-dealer operations, National Planning Corporation and SII Investments, Inc., were not included in the results for the US operations and have not been restated because they were classified as part of the UK and central group operations. The numbers for 1998 and 1997 were a loss of L1 million and a profit of L2 million for PPM America and a loss of L1 million in 1998 for National Planning Holdings.

    The following table shows a reconciliation between operating profit before tax on a UK GAAP and US GAAP basis for Prudential's US operations.

                                                        YEAR ENDED DECEMBER 31,
                                                ----------------------------------------
                                                  1999          1998            1997
                                                ---------   -------------   ------------
                                                            (IN L MILLIONS)
Operating profit before tax on a UK GAAP
  basis.......................................        451             411            367
Adjustment from averaged to actual investment
  gains.......................................        (15)              2             10
                                                ---------   -------------   ------------
Operating profit before tax on a US GAAP
  basis.......................................        436             413            377
                                                =========   =============   ============

    The exchange rate between the US dollar and pounds sterling has remained fairly constant during all three years and consequently exchange rate fluctuations have had minimal impact on the results of US operations. The following year-on-year analysis focuses on the results of Jackson National Life only.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

GROSS PREMIUMS

    In 1999, gross premiums increased by 37% to L4,449 million, reflecting increased volumes of fixed and variable annuity products and stable value products, offset by lower volumes of regular premium life business.

    The increase in fixed annuities reflects a strong recovery in sales in the second half of 1999 principally due to higher interest rates in the United States. Variable annuity sales of L1,187 million were more than double sales in 1998, reflecting new product launches, product promotions and the continuing strength of the US equity market. Sales of equity-indexed annuities rose 52% in 1999 compared with 1998 to L431 million. Sales of stable value products rose by 20% in 1999 to L1,618 million and included more than $1 billion of funding agreements sourced from overseas markets, which represented a new market for Jackson National Life's stable value products in 1999.

    The increase in variable annuity sales has been assisted by the continued development of Jackson National Life's own broker-dealer distribution network, including the development of SII Investments, Inc., a company acquired in 1998, and by the continued development of National Planning Corporation, which was formed during 1998.

INVESTMENT INCOME

    Investment income of L1,632 million in 1999 represented a 6% increase over 1998. Included in the 1999 balance are average realized investment gains of L32 million compared to L25 million in 1998. Investment income, net of realized gains and certain investment and income expenses, was L1,485 million in 1999 and L1,422 million in 1998. These amounts reflect investment yields of 7.67% on average invested assets of L19,835 million in 1999 compared to investment yields of 8.00% on average invested assets of L18,253 million in 1998. The 9% growth in average invested assets is primarily attributable to investment income and net growth in stable value liabilities and equity-indexed annuity products. The decrease in investment yield is primarily attributable to the growth in lower yielding adjustable rate fixed income securities in the stable value portfolio, which accounts for a larger part of the total portfolio in 1999, and the lower interest rate environment in the United States.

BENEFITS AND CLAIMS

    Benefits and claims increased by 31% to L5,368 million in 1999. This movement principally reflects a 44% increase in death benefits, maturities and surrenders of deposit products from L2,494 million to

L3,581 million. This reflects the maturing of the fixed annuity book, with an increasing amount of this business either passing the surrender penalty fee period or moving into a lower surrender penalty charge bracket. In addition, as a result of the low interest-rate environment, customers continued to switch to equity-based rather than interest-based products.

    Interest credited on deposit liabilities of L1,030 million in 1999 represents average interest credited rates of 5.47% on average deposit liabilities of L18,840 million and compares to interest credited of L1,004 million in 1998 on average interest credited rates of 5.78% with average deposit liabilities of L17,382 million. The 8% growth in average deposit liabilities is primarily due to a 28% increase in average stable value deposits. The decline in the average interest rate credited reflects actions by management to lower crediting rates in response to the lower yields available from the investment portfolio.

NET OPERATING AND INVESTMENT EXPENSES

    Net operating and investment expenses fell by 4% from L203 million in 1998 to L195 million in 1999. Increased amortization of acquisition costs and general expenses, up L22 million, were offset by increased variable fee income of L26 million, up L13 million on 1998 and a L17 million benefit in respect of cumulative changes to guarantee fund assessments. The near doubling of variable annuity fee income results from increased product sales, strong equity markets and the associated additional income arising from the growth in assets under management.

OPERATING PROFIT BEFORE TAX

    In 1999, operating profit before tax from Jackson National Life was L457 million, an increase of L46 million, or 11%, over 1998. This increase reflects higher spread income resulting from the growth in deposit liabilities in 1999, specifically from sales of equity-oriented products and stable value products, increased variable annuity fees and the one-off impact of a change in accounting policy for guaranteed fund assessments of L17 million.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

GROSS PREMIUMS

    In 1998, gross premiums decreased by 3% from L3,340 million to L3,237 million. This decrease reflects lower volumes of fixed annuity products, which fell 47% from L1,258 million in 1997 to L670 million in 1998, offset by increased volumes of variable annuities and stable value products. The reduction in fixed annuities reflects the impact on sales of the decline in US interest rates. Variable annuity sales of L531 million were 14% ahead of 1997 despite lower sales towards the end of the year due to volatile equity markets. This increase reflects the increasing trend towards products with equity returns. Stable value product volumes rose by 47% in 1998 to L1,351 million as Jackson National Life developed this line of business further, utilizing capital previously allocated to fixed annuities, sales of which were significantly down from prior years.

INVESTMENT INCOME

    Investment income of L1,541 million in 1998 represented a 6% increase over 1997. Included in this amount in 1998 are average realized investment gains of L25 million versus L39 million in 1997. Investment income, net of realized gains and certain investment and income expenses, was L1,422 million in 1998 and L1,359 million in 1997. These amounts reflect investment yields of 8.00% on average invested assets of L18,253 million in 1998 versus investment yields of 8.24% on average invested assets of L16,950 million in 1997. The 8% growth in average invested assets is primarily attributable to investment income and net growth in stable value products. The decrease in investment yield is primarily attributable to purchases of investments at generally lower yields than the overall portfolio yield over the prior two years due to the lower interest rate environment in the United States, as well as lower earnings in 1998 from limited partnerships and high yield swap transactions.

BENEFITS AND CLAIMS

    Benefits and claims fell by 1% from L4,173 million in 1997 to L4,111 million in 1998. This movement principally reflects an increase of 4% on interest credited on deposit liabilities to L1,004 million and an 18% increase in death benefits, maturities and surrenders of deposit products to L2,494 million offset by a reduction in the movement in deposit liabilities to L531 million in 1998.

    Interest credited on deposit liabilities in 1998 represents average interest credited rates of 5.78% on average deposit liabilities of L17,382 million in 1998 as compared to average interest credited rates of 5.94% on average deposit liabilities of L16,302 million in 1997. The 18% increase in death benefits, maturities and surrenders of deposit products from L2,117 million in 1997 to L2,494 million in 1998 is due to the maturing of the fixed annuity book, with an increased amount of this business either passing the surrender penalty fee period or moving into a lower surrender penalty charge bracket. In 1998, the movement in deposit liabilities was L531 million compared to L1,008 million in 1997. This decrease reflects the reduction in the rate of growth of the balance sheet liabilities in 1998 as compared to 1997. In addition, as a result of the declining interest rate environment, an increasing number of customers switched to equity-based rather than interest-based products.

NET OPERATING AND INVESTMENT EXPENSES

    Net operating and investment expenses fell by 3% from L210 million in 1997 to L203 million in 1998 mainly due to a reduction in amortization of acquisition expenses and an increase in variable annuity fee income of L13 million, more than double that of 1997.

OPERATING PROFIT BEFORE TAX

    In 1998, operating profit before tax from Jackson National Life was L411 million, an increase of L44 million, or 12%, over 1997. This increase reflects the growth in deposit liabilities in 1998, specifically from sales of equity-oriented products and stable value products, together with an increase in the earned spread during 1998.

ASIAN OPERATIONS

    The relatively recent growth of Prudential's Asian operations and the deferred emergence of profits from long-term insurance business means that these businesses currently make only a small contribution to group operating profit before amortization of goodwill and tax. Operating profit before amortization of goodwill and tax from Prudential's Asian operations for the six months ended June 30, 2000 was L9 million, an increase of L2 million, or 28%, over the six months ended June 30, 1999. This movement reflects increased profits from established operations and fund management operations, offsetting losses from new and emerging operations.

    In 1999, operating profit before amortization of goodwill and tax from Prudential's Asian operations increased by L2 million, or 15%, to L15 million. This reflects increased profits from Prudential's established operations, Singapore, Malaysia and Hong Kong, up L3 million to L31 million due to favorable claims experience, reduced losses from Prudential's developing operations in Thailand, Indonesia, The Philippines and India, down L1 million to L4 million, and increased development costs, up L2 million to L12 million.

    In 1998, operating profit before amortization of goodwill and tax from Prudential's Asian operations increased by L2 million, or 18%, to L13 million, reflecting a L2 million reduction in losses from Thailand, Indonesia, The Philippines and India and a L1 million increase in profit from Prudential's established operations.

    Prudential's Asian operations are described in detail under "Business of Prudential--Asian Business--Development of Prudential's Asian Business".

EUROPEAN OPERATIONS

    Operating profit before tax from Prudential's European operations represents profits from Scottish Amicable Life International, an Irish company, which markets unit-linked products into Germany and the United Kingdom and, since
June 2000, profits from sales through Prudential's joint venture with Signal Iduna, one of Germany's largest life insurance companies. Operating profit before tax for the six months ended June 30, 2000 was nil compared to L3 million for the six months ended June 30, 1999. This decrease substantially reflects development expenses incurred in the period of L4 million, which offset the operating profit from long term business.

    Operating profit before tax from Prudential's European operations was L6 million in 1999, L4 million in 1998, and L1 million in 1997. The increase in operating profit before tax in 1999 represents growth in new business volumes. The increase of L3 million from 1997 to 1998 represents a full year of operations of Scottish Amicable in 1998 compared to three months in 1997.

GROUP ACTIVITIES

    Operating profit from group activities represents the longer term investment return on centrally retained shareholder capital and funds, interest expense on group borrowings and central corporate expenditure.

    Operating loss before amortization of goodwill and tax for group activities increased to L55 million in the first half of 2000 from L12 million in the first half of 1999. This increase primarily reflects a L41 million increase in net investment expense for the first half of 2000 compared to the first half of 1999, resulting from the impact of funding costs relating to the acquisition of M&G and additional funding for Egg in the first half of 2000 compared to the first half of 1999.

    In 1999, operating profit before amortization of goodwill and tax for group activities decreased from a profit of L38 million in 1998 to a loss of L78 million. This decrease reflects a L122 million increase in net investment expenses to L38 million. This increase primarily reflects the impact of funding the M&G acquisition, continued investment in Egg and the impact of lower interest rates in 1999. These movements were partly offset by lower corporate expenditure in 1999, reflecting exceptional expenses in 1998 relating to the reorganization of Prudential's UK operations.

    Operating profit before amortization of goodwill and tax for group activities increased L4 million to L38 million in 1998. This increase primarily reflects the release of surplus provisions, offset in part by an increase in group funding costs and corporate expenses. These surplus provisions were originally established to cover liabilities retained when Prudential disposed of its Canadian operations and its commercial general insurance business. These liabilities, amounting to L9 million and L21 million, respectively, have now been extinguished. The increase in group funding costs reflects the acquisition of Scottish Amicable in 1997.

1999 UK RESTRUCTURING

    In 1999, Prudential carried out a review of its UK operations and its board approved plans to restructure certain of its operations. In 1999, Prudential accrued L148 million in respect of the costs to be incurred, L78 million of which was borne by Prudential Assurance's long-term fund and L70 million was charged directly to shareholders. Prudential has allocated these costs between the long-term fund and shareholder businesses on the basis of the activity to which the costs relate. The restructuring costs borne by the long-term fund were predominantly associated with the cost of downsizing the company sales force, whose activities primarily comprised selling the products of the long-term fund. The restructuring costs borne by shareholders represented the shareholders' share of the sales force restructuring costs, as the company sales force also sold certain products not supported by the long-term fund, and the integration costs of combining Prudential Portfolio Managers and M&G following the acquisition of M&G.

    For US GAAP purposes, in 1999 Prudential expensed L120 million of restructuring costs, primarily comprising L56 million of termination benefits and salary costs relating to the reduction of the sales force and associated staff and L53 million of costs relating to the closures of the existing retail branch network and other administrative buildings. These costs also included L11 million of other costs, such as systems-related costs. Additional restructuring costs recorded under UK GAAP in 1999 were recognized for US GAAP purposes in 2000. For a detailed discussion of this UK restructuring and a subsequent restructuring announced in February 2001, see "Business of Prudential--UK Business--UK Restructurings".

NEW UK ACCOUNTING PRONOUNCEMENTS

    Several new accounting standards were issued during 1999 and 2000 that are pertinent to Prudential's UK GAAP consolidated financial statements. These are discussed in detail in note 3 of the notes to Prudential's consolidated financial statements for the year ended December 31, 1999 and in note 8 of the notes to Prudential's unaudited condensed consolidated interim financial statements.

RECENT DEVELOPMENTS

    Prudential recently published the following preliminary unaudited financial information for the year ended December 31, 2000. The following financial information extracted from Prudential's press release does not constitute and is not intended to constitute a presentation of information in accordance with UK GAAP because the presentation does not include all of the footnote disclosures that accompany financial statements.

    This financial information has been prepared in accordance with UK GAAP, which differs in certain respects from US GAAP. These differences have been summarized in notes 34 and 35 of the notes to Prudential's consolidated financial statements for the year ended December 31, 1999 and note 9 of the notes to Prudential's unaudited condensed consolidated interim financial statements.

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                   2000             1999
                                                              --------------   --------------
                                                                      (IN L MILLIONS)
                                                              (EXCEPT PER SHARE INFORMATION)
                                                                        (UNAUDITED)
STATUTORY OPERATING PROFIT (BASED ON LONGER-TERM INVESTMENT
  RETURNS) BEFORE AMORTIZATION OF GOODWILL
UK Insurance Operations
  Long-term business........................................          468              454
  General business..........................................           33               61
                                                                 --------         --------
                                                                      501              515
M&G.........................................................          125               87
Egg.........................................................         (155)            (150)
                                                                 --------         --------
UK operations...............................................          471              452
US operations...............................................          466              451
Asian operations............................................           22               15
European operations.........................................          (10)               6
Group activities............................................         (109)             (78)
UK restructuring............................................           --              (70)
                                                                 --------         --------
Operating profit before amortization of goodwill and tax....          840              776
Amortization of goodwill....................................          (84)             (54)
Short-term fluctuations in investment returns...............          (48)              28
Profit on sale and flotation of holding in Egg..............          119               --
Share of exceptional gain of associate company..............           21               --
Profit on sale of holding in associate company..............           99               --
                                                                 --------         --------
Total profit on ordinary activities before tax (including
  actual investment returns)................................          947              750
                                                                 ========         ========
EARNINGS PER SHARE
Based on operating profit after tax and minority interests
  before amortization of goodwill...........................         31.5p            29.1p
Based on profit after tax and minority interests--basic.....         35.1p            27.8p
Based on profit after tax and minority interests--diluted...         35.0p            27.7p
Dividend per share..........................................         24.5p            23.0p

                                US GAAP ANALYSIS

    Prudential's consolidated financial statements have been prepared in accordance with UK GAAP, which differs in material respects from US GAAP. A summary of these differences and their impact on Prudential's consolidated profit and loss accounts for 1999, 1998 and 1997 and shareholders' funds for 1999 and 1998, along with condensed US GAAP financial statements, is included in notes 34 and 35 to Prudential's consolidated financial statements for the year ended December 31, 1999. In addition, a summary of differences and their impact on Prudential's consolidated profit and loss accounts for the six months ended June 30, 2000 and 1999 and the shareholders' fund at June 30, 2000, is included in note 9 to Prudential's unaudited condensed consolidated interim financial statements.

    The most significant difference in the results of operations between UK GAAP and US GAAP is the treatment of the with-profits business.

    Under UK GAAP, profit attributable to shareholders in respect of Prudential's with-profits business reflects up to one-ninth of the value of bonuses paid to policyholders. To the extent the annual earnings of the with-profits fund exceed policyholder bonuses and related shareholder distributions, this excess is added to the fund for future appropriations by a charge to the profit and loss account.

    Under US GAAP, the impact of operating results within the with-profits fund is reflected in net income in the period in which it occurs. However, 90% of these results are allocated to with-profits policyholders by a charge to net income. The residual 10% interest is allocated to shareholders.

    This treatment of Prudential's with-profits fund under US GAAP causes profits attributable to shareholders to be strongly influenced by annual investment returns. Annual investment returns include unrealized gains and losses and, accordingly, these returns and shareholders' profits will be subject to considerable volatility in the US GAAP figures.

    Other material differences between UK GAAP and US GAAP results include the method of deferral and amortization of acquisition costs, the accounting for certain investments, revenue and claims recognition on investment type contracts, the measurement of and changes in policyholder benefit and dividend liabilities, and the accounting for deferred income tax.

CHANGES IN NET INCOME ON APPLICATION OF US GAAP

    The following table analyzes the adjustments to consolidated profit and loss in accordance with UK GAAP on application of US GAAP for the operations and periods indicated.

                                      SIX MONTHS ENDED                YEAR ENDED
                                          JUNE 30,                   DECEMBER 31,
                                     -------------------   ---------------------------------
                                       2000       1999       1999        1998        1997
                                     --------   --------   ---------   ---------   ---------
                                                         (IN L MILLIONS)
Consolidated profit and loss in
  accordance with UK GAAP..........     478       272         542         880          837
                                       ----       ---         ---        ----        -----
US GAAP adjustments:
  With-profits fund................    (113)      321         431          57          267
  Other operations.................      (4)      (73)        (85)       (136)         (22)
                                       ----       ---         ---        ----        -----
                                       (117)      248         346         (79)         245
                                       ----       ---         ---        ----        -----
Net income in accordance with US
  GAAP.............................     361       520         888         801        1,082
                                       ====       ===         ===        ====        =====

    On a US GAAP basis, net income totaled L361 million for the six months ended June 30, 2000, and L520 million for the six months ended June 30, 1999. Consolidated net income on a US GAAP basis for the six months ended June 30, 2000 was L117 million less than consolidated profit under UK GAAP, and for the six months ended June 30, 1999 was L248 million more than consolidated profit under UK GAAP. The US GAAP adjustments to UK GAAP consolidated profit and loss in respect of the with-profits fund totaled a negative L113 million for the six months ended June 30, 2000 compared with L321 million for the six months ended June 30, 1999. The table below analyzes the shareholders' 10% interest in the adjustments to the with-profits fund's results, as reflected above.

    On a US GAAP basis, net income totaled L888 million in 1999, L801 million in 1998 and L1,082 million in 1997. Consolidated net income on a US GAAP basis for 1999 was L346 million more than consolidated profit under UK GAAP, for 1998 was L79 million less than consolidated profit under UK GAAP, and for 1997 exceeded UK GAAP consolidated profit for the year by L245 million. The US

GAAP adjustments to UK GAAP consolidated profit and loss in respect of the with-profits fund totalled L431 million in 1999, L57 million in 1998, and L267 million in 1997. The table below analyzes the shareholders' 10% interest in the adjustments to the with-profits fund's results, as reflected above.

                                                    SIX MONTHS ENDED               YEAR ENDED
                                                        JUNE 30,                  DECEMBER 31,
                                                   -------------------   ------------------------------
                                                     2000       1999       1999       1998       1997
                                                   --------   --------   --------   --------   --------
                                                                     (IN L MILLIONS)
US GAAP adjustments:
  Land and buildings.............................       1       (14)       (61)       (37)       (36)
  Investment securities..........................      39        51         71        (87)       (51)
  Revenue and expense recognition................     (11)      (10)       (21)        (8)        (3)
  Deferred acquisition costs.....................      13         2         10          5         (2)
  Policy liabilities.............................      (6)      (73)         5         62         15
  Movement in UK basis excess assets over
    liabilities..................................    (224)      341        510        138        387
  Deferred income tax............................      65        (1)       (52)       (19)       (47)
  Other..........................................       6         6          5         --          2
  Deferred tax effect of the above adjustments...       4        19        (36)         3          2
                                                     ----       ---        ---        ---        ---
                                                     (113)      321        431         57        267
                                                     ====       ===        ===        ===        ===

    The decrease in the US GAAP adjustment for movement in the UK basis excess of assets over liabilities from L341 million for the six months ended June 30, 1999 to a reduction of L224 million for the six months ended June 30, 2000 reflects the lower investment returns in the first half of 2000 compared with the first half of 1999.

    The increase in the US GAAP adjustment for movement in the UK basis excess of assets over liabilities from L138 million in 1998 to L510 million in 1999 reflects the higher investment returns in 1999 than in 1998.

    The decrease in the US GAAP adjustment for movement in the UK basis excess of assets over liabilities from L387 million in 1997 to L138 million in 1998 results from lower equity returns in 1998 than 1997.

    The main effects on the accounting for the income and expenditure of the with-profits fund on a US GAAP basis are:

    - exclusion of the unrealized appreciation for land and buildings and inclusion of depreciation on buildings;

    - exclusion of the unrealized appreciation/depreciation for securities classified as available for sale;

    - adjustments to income recognition, deferred acquisition costs and insurance liabilities; and

    - full provision of deferred income tax on unrealized investment appreciation recognized.

    The following table analyzes the US GAAP adjustments for other operations.

                                                 SIX MONTHS ENDED          YEAR ENDED DECEMBER
                                                     JUNE 30,                      31,
                                                -------------------   ------------------------------
                                                  2000       1999       1999       1998       1997
                                                --------   --------   --------   --------   --------
                                                                  (IN L MILLIONS)
Business acquisitions and investments in
  associates..................................      1        (17)        (33)       (34)       (16)
Revenue and expense recognition...............    (18)       (26)        (24)       (40)       (30)
Deferred acquisition costs....................      8         23          48         44         (1)
Policy liabilities............................      8        (26)         (3)        (4)        40
Pension plans.................................     13          8          13         27         15
Deferred income tax...........................    (16)       (95)        (78)       (18)       (34)
Business disposals............................     --         --          --        (78)        --
Reclassification of Australian shareholders'
  reserves....................................     --         --          --         --         31
Other.........................................    (15)        23          13         (3)        (6)
Deferred tax effect of the above
  adjustments.................................     15         37         (21)       (30)       (21)
                                                  ---        ---        ----       ----       ----
                                                   (4)       (73)        (85)      (136)       (22)
                                                  ===        ===        ====       ====       ====

    The US GAAP adjustment for business acquisitions and investments in associates primarily reflects the amortization of goodwill on acquisitions made prior to 1998. Under UK GAAP the goodwill had been charged to equity in the year of acquisition. The US GAAP adjustment to profit on business disposals of L78 million in 1998 reflects the restatement of the net assets of Prudential's Australian operation, which was sold in 1998. The reclassification of the reserves of the Australian operation in 1997 resulted in an increase of L31 million, on restatement from UK GAAP to US GAAP. The changes in the provision for deferred income tax primarily reflect deferred income tax on the unrealized appreciation of shareholder owned assets less the reinstatement from UK GAAP of deferred income tax assets for Jackson National Life.

CHANGES IN SHAREHOLDERS' FUNDS ON APPLICATION OF US GAAP

    The following table shows the adjustments in shareholders' funds from UK GAAP to consolidated shareholders' equity under US GAAP for the operations and periods indicated.

                                                   AT JUNE 30,     AT DECEMBER 31,
                                                   -----------   -------------------
                                                      2000         1999       1998
                                                   -----------   --------   --------
                                                            (IN L MILLIONS)
Shareholders' funds in accordance with UK GAAP...     3,979       3,424      3,249
US GAAP adjustments:
  With-profits fund..............................     2,081       2,217      1,795
  Other operations...............................        80         405        953
                                                      -----       -----      -----
Shareholders' equity in accordance with US
  GAAP...........................................     6,140       6,046      5,997
                                                      =====       =====      =====

    Shareholders' equity was greater under US GAAP than UK GAAP at June 30, 2000 and December 31, 1999 and 1998, respectively, by L2,161 million, L2,622 million and L2,748 million. The greater equity in respect of with-profits business was L2,081 million at June 30, 2000, L2,217 million at December 31, 1999 and
L1,795 million at December 31, 1998. This difference predominantly reflects the attribution to shareholders of a 10% interest in the excess of assets over liabilities held within the fund.

    The following table analyzes the shareholders' 10% interests in adjustments to the with-profits fund as reflected above.

                                                         AT JUNE 30,     AT DECEMBER 31,
                                                         -----------   -------------------
                                                            2000         1999       1998
                                                         -----------   --------   --------
                                                                  (IN L MILLIONS)
US GAAP adjustments:
Land and buildings.....................................       (357)        (361)      (294)
Revenue and expense recognition........................        (97)         (86)       (64)
Deferred acquisition costs.............................         82           68         48
Policy liabilities.....................................        506          507        455
UK basis excess of assets over liabilities.............      2,130        2,356      1,840
Deferred income tax....................................       (228)        (294)      (241)
Other..................................................         82           79         73
Deferred tax effect of the above adjustments...........        (37)         (52)       (22)
                                                          --------     --------   --------
                                                             2,081        2,217      1,795
                                                          ========     ========   ========

    Under UK GAAP, the excess of assets over liabilities within the with-profits fund is not allocated between policyholders and shareholders. Under US GAAP, shareholders are credited with a 10% interest in the adjusted excess of assets over liabilities.

    The main effects on the accounting for the assets and liabilities in the with-profits fund are:

    - writedown of land and buildings values from market value to depreciated historic cost;

    - adjustments to revenue and expense recognition, deferred acquisition costs and insurance liabilities; and

    - full provision of deferred income tax on unrealized investment appreciation recognized.

    The following table analyzes US GAAP adjustments to shareholders' interests in other operations.

                                                        AT JUNE 30,     AT DECEMBER 31,
                                                        -----------   -------------------
                                                           2000         1999       1998
                                                        -----------   --------   --------
                                                                 (IN L MILLIONS)
Business acquisitions.................................        367          457        517
Investment securities.................................       (883)        (651)       424
Revenue and expense recognition.......................       (305)        (279)      (255)
Deferred acquisition costs............................        586          502        151
Policy liabilities....................................        (43)         (36)       (44)
Pension plans.........................................        171          156        116
Deferred income tax...................................        (90)         (83)       (12)
Shareholder dividend liability........................        162          299        271
Other.................................................        (36)         (26)       (44)
Deferred income tax of the above adjustments..........        151           66       (171)
                                                         --------     --------   --------
                                                               80          405        953
                                                         ========     ========   ========

    For other operations, shareholders' equity on a US GAAP basis exceeded that on a UK GAAP basis by L80 million at June 30, 2000, L405 million at December 31, 1999 and L953 million at December 31, 1998.

    The principal reasons for the increases in consolidated shareholders' equity under US GAAP compared to consolidated shareholders' funds under UK GAAP are:

    - capitalization of goodwill,

    - elimination of the UK basis accrual for the final dividend. The final dividend is declared each February in respect of the preceding year, and

    - inclusion of Jackson National Life's fixed income security portfolio on an available for sale basis with related shadow deferred acquisition cost adjustments. Under UK GAAP the securities are carried on an amortized cost basis.

NEW US ACCOUNTING PRONOUNCEMENTS

    Several new accounting standards were issued during 1999 and 2000 that are pertinent to Prudential's US GAAP consolidated financial statements. They are discussed in more detail in note 34 of the notes to Prudential's consolidated financial statements and in note 10 of the notes to Prudential's unaudited condensed consolidated interim financial statements.

                        LIQUIDITY AND CAPITAL RESOURCES

    Prudential operates a central treasury function, which has overall responsibility for managing most of the group's capital funding as well as its cash and liquidity positions. Prudential arranges the financing of each of its subsidiaries, except Egg, primarily by raising external finance either at the Prudential parent company level or through finance subsidiaries whose obligations the parent company guarantees. In certain instances, Prudential has raised finance at the operating company level. Egg has its own treasury function to manage its cash and liquidity position.

LIQUIDITY REQUIREMENTS

    The parent company's principal cash requirements are the payment of dividends to shareholders, the servicing of debt, the payment of group activity expenses and the acquisition of and investment in businesses.

    Dividends declared by the board in respect of the six months ended June 30, 2000 were 8.2p per share compared with 7.7p per share for the six months ended June 30, 1999. The interim dividend for 2000 of 8.2p per share, amounting to L162 million, was paid in November 2000. Total dividends declared by the board in 1999, 1998 and 1997 were 23.0p, 21.0p and 19.1p per share, respectively. On May 31, 2000 Prudential paid the final dividend in respect of the year ended December 31, 1999 of L299 million. Under UK company law, dividends can only be paid if a company has distributable reserves sufficient to cover the dividend. In addition, under UK insurance legislation, a company cannot pay a dividend if any of its UK insurance subsidiaries is insolvent on a regulatory valuation basis. At June 30, 2000, Prudential plc and each of its insurance subsidiaries were solvent. Therefore, Prudential does not believe these restrictions will limit its ability to pay dividends to shareholders.

    Debt service payments for the six months ended June 30, 2000 were L83 million compared to L42 million for the six months ended June 30, 1999. This increase reflects the additional funding costs following the acquisition of M&G. Debt service costs in 1999 were L82 million compared to L85 million in 1998 and L75 million in 1997. During the first six months of 2000, there was a repayment of principal of L110 million of the floating rate guaranteed unsecured loan notes due to mature in 2004. There were no repayments of principal in 1999. Of total consolidated borrowings of L1,989 million at June 30, 2000, the parent company and finance subsidiaries had borrowings of L1,824 million outstanding. L453 million represented short-term commercial paper with a maturity of less than one year, L198 million represented US$300 million of guaranteed bonds due to mature in 2001 and L58 million represented the remaining balance of floating rate guaranteed unsecured loan notes due to mature in 2004. US$250 million of bonds are due to mature in 2005, and the remaining outstanding amounts are due to mature in more than five years.

    Of total consolidated borrowings of L2,220 million at December 31, 1999, the parent company and finance subsidiaries had borrowings of L1,760 million outstanding. L301 million represented short-term commercial paper with a maturity of less than one year, L186 million represented US$300 million of guaranteed bonds due to mature in 2001 and L168 million represented floating rate guaranteed unsecured loan notes due to mature in 2004 but that were partially redeemed at June 30, 2000. At December 31, 1999 the remaining outstanding amounts were due to mature in more than five years and included US$250 million guaranteed bonds due to mature in 2005.

    Group activity expenses totalled L32 million for the six months ended
June 30, 2000 and L26 million for the six months ended June 30, 1999, respectively. In 1999, group activity expenses totalled L52 million compared to L54 million in 1998 and L31 million in 1997. In future periods, the parent company will fund approximately L31 million of restructuring expenses accrued at June 30, 2000. In addition, on February 13, 2001, Prudential announced its plans to restructure its direct sales channels and customer service operations in the United Kingdom.

    During the first six months of 2000, Prudential plc made capital contributions to Egg of L80 million. Total capital contributions made during 1999 were L370 million, of which L262 million was to maintain Egg's statutory capital requirements. Capital contributions to Egg in 1998 and 1997 were L145 million and L37 million, respectively. Due to the initial public offering of a minority stake in Egg in June 2000, no further contributions are anticipated from the parent company for the two years, from the date of the offering.

    As described in "Business of Prudential--UK Business--Compliance--Pensions Misselling", the total costs of L2 billion associated with the review of pensions misselling in the United Kingdom will be funded from the surplus assets of Prudential Assurance's long-term fund. Management believes that funding the pensions misselling provision from the long-term fund will not have an adverse impact on the levels of bonus paid to policyholders or their reasonable expectations. In the unlikely event this proves not to be the case, an appropriate contribution to the long-term fund will be made from shareholders' funds. In view of the uncertainty, it is not practicable to estimate the level of this potential contribution.

ACQUISITION OF BUSINESSES

    During the first half of 2000, Prudential's US subsidiary, Jackson National Life, acquired three branches of Fidelity Federal Bank for a cash consideration of L7 million. Prudential invested in several new businesses in 1999. M&G was acquired for a cash consideration of L1,943 million and Chinfon Life Insurance Company of Taiwan was acquired for L68 million. During 1998, Prudential acquired a controlling interest in its Malaysian operation at a cost of L123 million. During 1997, there was a net funds outflow of L565 million in respect of the acquisitions of Scottish Amicable Life Assurance Society and New Zealand Insurance Life Limited. Prudential expects to continue to invest in new businesses as opportunities arise. However the magnitude of such investments cannot be predicted.

    Subsequent to June 30, 2000, Prudential's US subsidiary, Jackson National Life acquired Highland Bancorp in September 2000 for a cash consideration of L79 million ($120 million) and IFC Holding for a cash consideration of L28 million ($42 million). In February 2001, Prudential acquired Orico Life Insurance Co. of Japan for a cash consideration of L133 million (Y23 billion).

OTHER CAPITAL EXPENDITURES

    Prudential spent L2 million, L20 million and L5 million for the six months ended June 30, 2000, year ended December 31, 1999 and year ended December 31, 1998, respectively, to refurbish several of its office buildings. The expenditure in 1999 related primarily to fixtures and fittings for the new Prudential head office. There were no major capital expenditures in 1997.

LIQUIDITY SOURCES

    The parent company and finance subsidiaries held cash and short-term investments of L94 million, L78 million and L1,826 million at June 30, 2000, December 31, 1999 and December 31, 1998, respectively. The principal sources of cash are dividends and loans received from operating subsidiaries, proceeds from borrowings, the sale of certain or some portion of its businesses and recourse to the equity markets.

DIVIDENDS AND LOANS RECEIVED FROM SUBSIDIARIES

    Under UK company law, dividends can only be paid if a company has distributable reserves sufficient to cover the dividend. In Prudential Assurance, Prudential's largest operating subsidiary, distributable reserves are created mainly by the statutory long-term business profit transfer to shareholders that occurs upon the declaration of bonuses to policyholders of with-profit products and profits from Prudential's personal lines property and casualty insurance business. Prudential's insurance, banking and fund management subsidiaries' ability to pay dividends and loans to the parent company is restricted by various laws and regulations. Jackson National Life is subject to state laws that limit the dividends payable to the parent company. Dividends in excess of these limitations generally require approval of the state insurance commissioner. The table below shows the dividends and loans received by the parent company from the principal regulated operating subsidiaries during the six months ended June 30, 2000 and the year ended December 31, 1999. In addition, the table shows the maximum remaining dividend that could have been paid out of distributable reserves at December 31, 1999 without prior regulatory approval, although the amounts shown do not take into consideration any profit that may be generated from operations after December 31, 1999.

                                           DIVIDENDS AND LOANS                          MAXIMUM REMAINING
                                           RECEIVED IN THE SIX                      DIVIDEND THAT COULD HAVE
                                              MONTHS ENDED        DIVIDENDS AND      BEEN PAID WITHOUT PRIOR
                                                JUNE 30,              LOANS         REGULATORY APPROVAL AS AT
                                                  2000           RECEIVED IN 1999       DECEMBER 31, 1999
                                           -------------------   ----------------   -------------------------
                                                                    (IN L MILLIONS)
Prudential Assurance.....................          295                 405                       75
Jackson National Life....................           --                  --                      208
Egg......................................           --                  --                       --
M&G......................................          140                 214                       23
Asian businesses.........................           --                  33                       53

    With the exception of Egg, each of Prudential's main operating subsidiaries generate profits sufficient to pay dividends to the parent. The amount of dividends paid by the operating subsidiaries is determined after considering the development, growth and investment requirements of the operating businesses. Prudential does not believe that the legal and regulatory restrictions constitute a material limitation on the ability of subsidiaries to meet their obligations or pay dividends to the parent company.

    The parent company received total dividends and loans from subsidiaries of L436 million for the six months ended June 30, 2000. The parent company also received total dividends and loans from subsidiaries of L655 million in 1999 compared with L285 million in 1998 and L308 million in 1997. In 1999 dividends received by the parent company included special non-recurring dividends of L190 million from M&G and L120 million from Prudential Assurance, resulting from a review of the ongoing capital requirements of all companies within the Prudential group.

    In addition to the above dividends, the parent company received
L35 million, L33 million and L34 million in interest on intercompany loans from Jackson National Life in 1999, 1998 and 1997 respectively and received
L18 million for the six months ended June 30, 2000.

BORROWINGS AND CREDIT FACILITIES

    Total consolidated borrowings at June 30, 2000 were L1,989 million, of which the parent company and finance subsidiaries had borrowings of L1,824 million. Of the total consolidated borrowings of L2,220 million at December 31, 1999, the parent company and finance subsidiaries had borrowings of L1,760 million, an increase of L537 million from December 31, 1998. In 1999, Prudential issued
L250 million aggregate principal amount of 5.5% bonds due 2009 and L250 million aggregate principal amount of 5.875% bonds due 2029 to partially finance the acquisition of M&G.

    Prudential also issued L168 million aggregate principal amount of guaranteed floating rate notes due 2004 to M&G shareholders as partial consideration for the acquisition of M&G. In February 2000, Prudential invited these shareholders to exchange their loan notes for units in one or more M&G unit trusts. The balance of these notes outstanding at June 30, 2000 was L58 million.

    During the six months ended June 30, 2000, in response to a review of its funding and liquidity requirements, the Prudential group renegotiated its existing credit facilities.

    At June 30, 2000 the parent company had a L1,100 million multi-currency revolving credit facility permitting 50% of any borrowings under the facility to mature after 364 days from the establishment of the facility in June 2000 and 50% to mature in June 2005. There was no amount outstanding under the facility at June 30, 2000.

    In addition, at June 30, 2000 the parent company had a US$2,000 million global commercial paper program. There were no outstanding amounts under the program at June 30, 2000. At June 30, 2000, Prudential had amounts outstanding under previous commercial paper programs amounting to L453 million with an average interest rate of 6.26% per annum.

    The parent company also maintains uncommitted standby credit facilities in the aggregate of L930 million. There was no amount outstanding under these facilities at June 30, 2000 or at December 31, 1999.

    The commercial paper programs, the committed revolving credit facility and the uncommitted standby facilities are available for general corporate purposes and support the liquidity needs of the parent company. Prudential anticipates that these funding/liquidity facilities are sufficient to meet foreseeable requirements to support shareholders' existing operations.

SALE OF BUSINESSES

    The initial public offering of shares in Egg on June 12, 2000 raised
L239 million, of which L90 million related to the sale of shares by the parent company, after deduction of expenses, and the remainder related to new share capital issued by Egg. Prudential does not currently anticipate any additional future public offerings of its shares in Egg. Prudential's profits on ordinary activities before tax will continue on both the UK GAAP and US GAAP bases to include all of Egg's results. After tax earnings and earnings per share will exclude the minority's share of Egg's results after tax.

    On June 5, 2000, Prudential sold part of its holding in St James's Place Capital plc, an associate company listed on the London Stock Exchange, for cash proceeds of L213 million. The resulting gain on disposal was L99 million. The market value of the remaining portion of the holding at June 30, 2000 was L85 million with an unrealized gain of L30 million included in investment returns for the six months ended June 30, 2000. The remaining portion of the holding in St James's Place Capital plc was sold in July 2000 for cash proceeds of L79 million. The resulting realized gain was L24 million.

    On June 30, 2000, Prudential transferred part of its UK institutional equity fund management activities to Deutsche Asset Management. The activities transferred comprised management of investments of approximately L12 billion on behalf of third party institutional clients.

    In 1998, Prudential completed the sale of its Australian businesses (principally Prudential Corporation Australia Limited and Prudential Assurance Company New Zealand Limited) to The Colonial Mutual Life Assurance Society Limited for net cash proceeds of L468 million. In 1997, Prudential sold Prudential Vita to Royal Sun Alliance plc for net cash proceeds of L43 million.

RECOURSE TO THE EQUITY MARKETS

    In July 2000, Prudential issued 17 million shares following the listing of its ADSs on the New York Stock Exchange. Proceeds raised from the issue, net of expenses, amounted to L139 million.

    The cash resources of the parent company are currently sufficient to cover its obligations, interest payments and dividend payments. Prudential makes decisions to reinvest in operating businesses in order to fund growth and maximize shareholder returns. To meet all of its strategic objectives, such as the funding of potential future acquisitions, Prudential may need to raise further financing, including by recourse to the equity markets. In order to maintain its current long-term debt ratings Prudential aims to maintain an appropriate debt to shareholders' funds ratio.

OPERATING BUSINESSES

UK LIFE INSURANCE

    The liquidity sources of Prudential's UK life insurance businesses comprise premiums, deposits and charges on policies, investment income, proceeds from the sale and maturity of investments, external borrowings and capital contributions from the parent company. The liquidity requirements comprise benefits and claims, operating expenses, interest on debt, purchases of investments and dividends to the parent company.

    The liquidity requirements of Prudential's UK life insurance businesses are regularly monitored to match anticipated cash inflows with cash requirements. Cash needs are forecasted and projected sources and uses of funds, as well as the asset, liability, investment and cash flow assumptions underlying these projections are reviewed periodically. Adjustments are made periodically to the investment policies with respect to, among other things, the maturity and risk characteristics of the investment assets to reflect changes in the business' cash needs and also to reflect the changing competitive and economic environment.

    The primary source of short-term liquidity to support operations is a pool of highly liquid, high quality short-term instruments to provide liquidity in excess of the expected cash requirements. At June 30, 2000, the investment assets included L50,256 million of equity securities, L24,684 million of debt securities and L4,312 million of deposits. At December 31, 1999, the investment assets included L56,037 million of equity securities, L21,356 million of debt securities and L2,763 million of deposits.

    The liquidity of Prudential's UK insurance operations is affected by the overall ability of the UK insurance operations to pay guaranteed benefits and terminal bonuses on maturing policies. In addition, the non-cash bonus declaration to policyholders results in a cash transfer to shareholders' funds. Historically and for the foreseeable future, the UK cash flows from insurance premiums and investment assets have exceeded benefit payments and operating expenses. Therefore it has not been necessary to sell investment assets or inject additional capital from shareholders to meet Prudential's obligations with respect to with-profits contracts or to pay the annual profit transfer to shareholders' funds. In addition, a large proportion of Prudential's liabilities contain discretionary surrender values or surrender charges. As indicated under "--Liquidity Requirements" in this section above, it is currently anticipated that payments in respect of the pensions misselling provision will be made out of the surplus assets of the long-term fund.

    At June 30, 2000 and December 31, 1999, Prudential Assurance long-term fund's assets in excess of its required minimum solvency margin were L8,700 million and L15,631 million, respectively. The principal reason for the reduction at June 30, 2000 was the introduction on May 29, 2000 of new, more stringent, valuation regulations, which require resources to be held to cover part of the terminal bonus on unitized with-profits business.

US LIFE INSURANCE

    The liquidity sources of Prudential's US operations (Jackson National Life) are its cash, short-term investments and publicly traded bonds, premium income, deposits received on certain annuity and stable value products, investment income and capital contributions from the parent company.

    Liquidity requirements are principally for purchases of new investments and businesses, repayment of principal and interest on intercompany debt, payments of interest on surplus notes, funding of insurance product liabilities, including payments for policy benefits, surrenders, maturities, and new policy loans, and funding of expenses, including payment of commissions, operating expenses and taxes. In addition, as of June 30, 2000, Jackson National Life had spent US$41 million for construction of a new office building. The building was completed by the end of 2000 at a total cost of US$58 million. At June 30, 2000 and December 31, 1999, Jackson National Life had borrowings of US$250 million of surplus notes scheduled to mature in 2027 outstanding.

    Significant increases in interest rates and disintermediation can create sudden increases in surrender and withdrawal requests by policyholders and contractholders. Other factors that are not directly related to interest rates can also give rise to disintermediation risk, including but not limited to changes in ratings from rating agencies, general policyholder concerns relating to the life insurance industry (e.g., the unexpected default of a large, unrelated life insurer in 1999), and competition from other products, including non-insurance products such as mutual funds, certificates of deposit and newly developed investment products. Most of the life insurance, annuity and stable value products Jackson National Life offers permit the policyholder or contractholder to withdraw or borrow funds or surrender cash values, although some include policy restrictions such as surrender charges and market value adjustments to discourage early withdrawal of policy and contract funds. At June 30, 2000 and December 31, 1999, approximately $8 billion and $10 billion, respectively, of policy and contract funds had no surrender charge or market value adjustment restrictions.

    Jackson National Life uses a variety of asset-liability management techniques to provide for the orderly provision of cash flow from investments and other sources as policies and contracts mature in accordance with their normal terms. Jackson National Life's principal sources of liquidity to meet unexpected cash outflows associated with sudden and severe increases in surrenders and withdrawals are its portfolio of liquid assets and its net operating cash flow. At June 30, 2000 and December 31, 1999, the portfolio of cash, short-term investments and publicly traded bonds and equities amounted to $28.3 billion and $28.9 billion, respectively. Operating net cash inflow for the six months ended June 30, 2000 was $1.2 billion. Operating net cash inflow for 1999 was $1.9 billion. Prudential believes that these liquidity sources are sufficient to satisfy the company's liquidity needs.

    At June 30, 2000 and December 31,1999, the statutory capital and surplus of Jackson National Life was L1,453 million and L1,402 million, respectively, which was significantly in excess of the requirements set out under Michigan insurance law. As described in "Supervision and Regulation of Prudential--US Supervision and Regulation", Jackson National Life is also subject to risk-based capital guidelines that provide a method to measure the adjusted capital that a life insurance company should have for regulatory purposes, taking into account the risk characteristics of the company's investments and products. At June 30, 2000 and December 31, 1999, Jackson National Life's total risk based capital ratio under the National Association of Insurance Commissioners' definition was 225% and 244%, respectively.

EGG

    Egg's principal liquidity sources are deposits from customers, interest on and proceeds from sales and maturities of investments, repayments of and interest from loans and advances to customers and the issuance of equity securities. The principal liquidity requirements are customer mortgages, credit cards and personal loans, acquisition of investments and administrative expenses. At June 30, 2000 and December 31, 1999, Egg had L4,445 million and L3,971 million of cash and short-term investments, respectively.

    Egg had a net cash inflow from operating activities during the first six months of 2000 of L303 million, compared with L3,672 million for the year ended December 31, 1999. The decrease primarily reflects the reduction in new customer deposits. Egg had a net cash outflow of L37 million in 1999 in respect of capital expenditure due to additional investment in fixed assets to support the growth in the business.

    During the first six months of 2000, the parent company made capital contributions to Egg of L80 million. Total capital contributions made to Egg during 1999 were L370 million, of which L262 million was to maintain Egg's statutory capital requirements. Egg has to comply with regulatory liquidity requirements that seek to ensure that the operation has access at all times to sufficient sources of liquidity to enable it to pay both expected and unexpected demands. The regulations provide that a minimum level of liquid assets needs to be held. The calculation of these liquid assets depends on the nature of customer deposits and the time over which they can be withdrawn. Capital requirements are driven by the FSA capital regulations stipulated under the Basel Accord. Egg currently meets the target risk asset ratio set by the FSA.

    At March 31, 2000, Egg entered into an agreement with Citibank, N.A., pursuant to which it completed an unfunded securitization by way of a credit default swap of approximately L900 million of its mortgage assets. The mortgages remain on Egg's balance sheet but the risk weighting on, and hence the regulatory capital that must be held by Egg in relation to, those assets is reduced.

    Egg received net proceeds of L149 million from the initial public offering of a minority stake in the business. Based on current business plans and existing lines of business, Egg will require L300 million to L400 million in addition to the proceeds of its initial public offering to meet funding requirements for the next year. It is anticipated that these requirements will be met by the issuance of external debt by Egg.

UK PROPERTY AND CASUALTY INSURANCE

    The liquidity sources of Prudential's property and casualty business comprise premiums received, investment income and proceeds from the sale and maturities of investments. The liquidity requirements comprise claims, operating expenses and purchases of investments. The operating profits of the property and casualty insurance business, along with the proportion of the investment portfolio that is held in cash and highly liquid securities, have been sufficient to meet the liquidity requirements of the property and casualty insurance operations. Investments supporting the total property and casualty business were L660 million at June 30, 2000 and L538 million at December 31, 1999. All property and casualty business is written through Prudential Assurance, and at June 30, 2000 and December 31, 1999 there were assets in excess of the required minimum solvency margin of L225 million and L238 million, respectively.

FUND MANAGEMENT

    The principal liquidity source of Prudential's fund management operations is fee income for managing retail investment funds and the investment funds of Prudential's business operations. The principal liquidity requirement is operating expenses. Amounts are distributed to the parent company

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
as dividends after considering capital requirements. Capital requirements are driven by the regulatory stipulations based on the size of funds under management and other operating considerations. At June 30, 2000 and December 31, 1999, fund management operations met the relevant regulatory requirements.

CONSOLIDATED CASH FLOWS

    The consolidated cash flow statement prepared under UK GAAP and included in Prudential's financial statements includes only the cash flows in respect of Prudential's property and casualty insurance business and other shareholders' businesses. Cash flows resulting from activity within the with-profits fund are excluded because UK GAAP requires that insurance companies include cash flows in respect of long-term business only to the extent that cash is transferred to shareholders and is available to meet the obligations of Prudential as a whole. In the case of UK long-term business this amount represents the profit after tax allocated to shareholders.

    The discussion that follows is based on the consolidated cash flow statement prepared under US GAAP presented in note 10 of the notes to Prudential's unaudited condensed consolidated interim financial statements, which includes all of the cash flows of Prudential including those of the with-profits fund.

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

    Net cash provided by operating activities was L2,289 million for the six months ended June 30, 2000 compared with L5,240 million for the six months ended June 30, 1999. The decrease reflects a reduction in Egg's new customer deposits.

    Net cash used for investing activities for the six months ended June 30, 2000 was L2,360 million compared with L7,265 million for the six months ended June 30, 1999. Cash used to purchase investments exceeded proceeds from sales and maturities by L2,281 million for the six months ended June 30, 2000 compared with L5,010 million for the six months ended June 30, 1999. Prudential had a cash outflow in respect of acquisitions of subsidiaries of L7 million for the six months ended June 30, 2000, compared to L1,943 million for the six months ended June 30, 1999.

    Net cash provided by financing activities was L377 million for the six months ended June 30, 2000 compared with L2,210 million for the six months ended June 30, 1999. Policyholders' deposits exceeded withdrawals by L1,044 million and L1,918 million for the six months ended June 30, 2000 and 1999, respectively. Proceeds from long-term borrowings for the six months ended
June 30, 1999 were L500 million. There were no proceeds from long-term borrowings for the six months ended June 30, 2000.

    As at June 30, 2000, the group had cash of L970 million compared with L755 million at June 30, 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

    Net cash provided by operating activities was L7,057 million in 1999 compared with L2,003 million in 1998. The increase primarily reflects the growth in Egg deposits.

    Net cash used for investing activities in 1999 was L10,465 million compared with L3,803 million in 1998. Cash used to purchase investments exceeded proceeds from sales and maturities by L8,170 million in 1999 compared with L3,974 million in 1998. The group had a cash outflow in respect of acquisitions of subsidiaries in 1999 of L2,011 million compared with L123 million in 1998.

    Net cash provided by financing activities was L3,490 million in 1999 compared with L2,095 million in 1998. Policyholders' deposits exceeded withdrawals by L2,927 million and L2,550 million in 1999 and

1998, respectively. Proceeds from long-term borrowings in 1999 were L500 million compared with L300 million in 1998.

    As at December 31, 1999 the group had cash of L657 million compared with L574 million at December 31, 1998, an increase of L83 million.

OTHER COMMITMENTS

    Prudential's commitments and contingencies are discussed more fully in note 6 of the notes to Prudential's unaudited condensed consolidated interim financial statements.

                            INTRODUCTION OF THE EURO

    The euro was introduced on January 1, 1999 as the new currency within 11 member states of the European Union, excluding the United Kingdom, in accordance with the treaty on European Economic and Monetary Union ("EMU"). If the euro is introduced in the United Kingdom, Prudential will need to make changes in its information technology and other systems in order to accommodate the use of the euro in its products, systems and operations. Prudential currently believes it will be able to convert its information technology and other systems to the euro in the time between a definitive decision by the United Kingdom to join EMU and the actual introduction of the euro as legal tender in the United Kingdom. Prudential has spent approximately L4 million to date assessing and planning for the possibility that the United Kingdom will join EMU and introduce the euro.

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
                         RISK MANAGEMENT OF PRUDENTIAL

OVERVIEW

    The management of exposure to risk is fundamental to Prudential's operations. Prudential's system of internal control is an essential and integral part of the risk management process. The system is designed to manage rather than eliminate the risk of failure to achieve business objectives, and can provide only reasonable and not absolute assurance against material misstatement or loss.

    Prudential has established an ongoing process for identifying, managing and reporting risks. During the year each business area, including group head office, prepares an assessment of its risk exposures and internal control framework. A summary of the findings is considered by the Prudential board's audit committee and the findings and conclusions are reported to the board.

MAJOR RISKS

    The major risk areas identified at December 31, 1999 are the significant and rapid changes in the retail financial services markets, for example, in the field of e-commerce and technology.

    Specific business environmental and operational risks are discussed under "Operating and Financial Review and Prospects of Prudential--Factors Affecting Results of Operations", "Operating and Financial Review and Prospects of Prudential--Introduction of the Euro" and "Business of Prudential--Competition". Risks discussed under "Business of Prudential" include "Business of Prudential--UK Business--Compliance" and "Business of Prudential--UK Business--Implications of Stakeholder Pensions".

FINANCIAL RISKS

FOREIGN EXCHANGE RISK

    Prudential faces foreign exchange risk, primarily because its reporting currency is pounds sterling, whereas approximately 54% of Prudential's profits for the six months ended June 30, 2000 came from Jackson National Life, Prudential's US subsidiary. The exposure relating to the translation of reported earnings is not separately managed although its impact is reduced by interest payments on foreign currency borrowings and by the adoption of average exchange rates for the translation of foreign currency revenues.

LIQUIDITY RISK

    Liquidity risk is the risk that Prudential may be unable to meet payment of obligations in a timely manner at a reasonable cost or the risk of unexpected increases in the cost of funding the portfolio at appropriate maturities or rates. Liquidity management in each business seeks to ensure that, even under adverse conditions, Prudential has access to the funds necessary to cover surrenders, withdrawals and maturing liabilities.

    In practice, most of Prudential's invested assets are marketable securities. This, combined with the fact that a large proportion of the liabilities contain discretionary surrender values or surrender charges, reduces the liquidity risk.

CREDIT RISK

    Credit risk is the risk that a counterparty or an issuer of securities, which Prudential holds in its asset portfolio, defaults or another party fails to perform according to the terms of the contract. Some of Prudential's businesses, in particular Jackson National Life, Egg, Prudential With-Profits Life Fund and Prudential's UK pension annuity business, hold large amounts of interest rate sensitive investments that contain credit risk on which a certain level of defaults is expected. These expected losses are considered when Prudential determines the crediting rates, deposit rates and premium rates for the products that will be supported by these assets. Certain over-the-counter derivatives contain a credit

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
risk element that is controlled through evaluation of collateral agreements and master netting agreements on interest rate and currency swaps. Prudential is exposed to credit-related losses in the event of non-performance by counterparties. However, the group does not anticipate non-performance.

    Prudential provides further analysis of the credit risks in the portfolios backing its insurance business under "Business of Prudential--Insurance Investments".

OPERATIONAL, COMPLIANCE AND FISCAL RISK

    Operational risk can result from a variety of factors, including failure to obtain proper internal authorizations or maintain internal controls, failure to document transactions properly, failure of operational and information security procedures or other procedural failures, computer system or software failures, other equipment failures, fraud, inadequate training or errors by employees. Compliance with internal rules and procedures designed to manage these risks is monitored by Prudential's local management boards.

    Adherence to local regulatory requirements is monitored by internal compliance managers who report to the local management boards. The head of Prudential's group compliance function reports directly to the group legal director who submits regular reports to the board of directors. Over the last four years Prudential has upgraded the compliance function in the United Kingdom, which is discussed in "Business of Prudential--UK Business--Compliance".

    Compliance risk includes the possibility that transactions may not be enforceable under applicable law or regulation as well as the cost of rectification and fines, and also the possibility that changes in law or regulation could adversely affect Prudential's position. Prudential seeks to minimize compliance risk by seeking to ensure that transactions are properly authorized and by submitting new or unusual transactions to legal advisers for review.

    Prudential is exposed to certain fiscal risks arising from changes in tax laws and enforcement policies and in reviews by taxing authorities of tax positions Prudential has taken in recent years. Prudential manages this risk and risks associated with changes in other legislation and regulation through ongoing review by relevant departments of proposed changes to legislation and by membership of relevant trade and professional committees involved in commenting on draft proposals in these areas.

MARKET RISK

    Market risk is the risk that future changes in market prices may make a financial instrument less valuable. The primary market risks Prudential faces are equity risk and interest rate risk because most of its assets are investments that are either equity type investments and subject to equity price risk, or bonds, mortgages or cash deposits, the values of which are subject to interest rate risk. The amount of risk borne by Prudential's shareholders depends on the extent to which its customers share the investment risk through the structure of Prudential's products.

    The split of Prudential's investments between equity investments and interest-sensitive instruments depends principally on the type of liabilities supported by those investments and the amount of capital Prudential has available. The majority of the liabilities have no guaranteed investment returns and have discretionary surrender values (for example variable annuities in the United States or with-profits contracts in the United Kingdom). This mix of liabilities allows Prudential to invest a substantial portion of its investment funds in equity and real estate investments that Prudential believes produce greater returns over the long term. On the other hand Prudential has some liabilities that contain guaranteed returns and allow instant access (for example, interest-sensitive fixed annuities, immediate annuities and fixed rate customer bank deposits), which generally will be supported by fixed income investments.

    To reduce investment, interest rate and foreign exchange exposures, and to facilitate efficient investment management, Prudential uses derivative instruments. Prudential's policy is that amounts at risk through derivative contracts are covered by cash or corresponding assets.

ASSET/LIABILITY MANAGEMENT

    Prudential manages its assets and liabilities locally, in accordance with local regulatory constraints and reflecting the differing types of liabilities Prudential has in each business. As a result of the diversity of products Prudential offers and the different regulatory environments in which it operates, Prudential employs different methods of asset/liability management. Most of Prudential's methods fall into two major categories: cash flow analysis for interest-sensitive business and stochastic modeling/ scenario testing for equity price risk sensitive business.

    Stochastic modeling is a form of modeling in which probability distributions are assessed for certain claim, economic and investment-related parameters with specified inter-relationships and correlations among the various parameters. A large number of possible future outcomes are projected by the model and Prudential draws conclusions from the range of outcomes projected. The model may incorporate dynamic decision rules relating to investment policy and bonus additions on with-profits policies.

    For businesses that are most sensitive to interest rate changes, such as immediate annuity business, Prudential uses cash flow analysis to create a portfolio of fixed income securities whose value changes in line with the value of liabilities when interest rates change. This type of analysis helps protect profits from changing interest rates. In the United Kingdom, the cash flow analysis is used in Prudential's annuity and banking business while, in the United States, it is used for its interest-sensitive and equity-indexed fixed annuities and stable value products. Perfect matching is not possible for interest-sensitive and equity-indexed fixed annuities because of the nature of the liabilities (which include guaranteed surrender values) and options for pre-payment contained in the assets. The US supervisory authorities require Jackson National Life to calculate projections to test Jackson National Life's ability to run-off its liabilities with assets equal to statutory reserves in a number of specified future economic scenarios. If Jackson National Life is unable to satisfy all of these tests, which are carried out quarterly, then it may be required to establish additional statutory reserves.

    For businesses that are most sensitive to equity price changes, Prudential uses stochastic modeling and scenario testing to look at the expected future returns on its investments under different scenarios that best reflect the large diversity in returns that equities can produce. This allows Prudential to devise an investment and with-profits policyholder bonus strategy that, on the model assumptions, allows it to optimize returns to its policyholders and shareholders over time while maintaining appropriate financial strength. Prudential uses this method extensively in connection with its UK with-profits business.

    When presenting regulatory returns to the UK supervisory authorities, the calculation of the statutory liabilities for solvency purposes is required to incorporate a "resilience" reserve that is sufficient to ensure that assets equal to the statutory reserves (including the resilience reserve) remain equal to statutory reserves in the event of certain prescribed changes in equity and real estate prices combined with prescribed rises and falls in interest yields.

    All of Prudential's investments are held either for risk management or investment purposes. This is because almost all of the investments support policyholder or customer liabilities of one form or another. Any assets that Prudential holds centrally that are not supporting customer liabilities are predominantly invested in short-term fixed income and fixed maturity securities.

USE OF DERIVATIVES

    In the United Kingdom and Asia, Prudential uses derivatives to reduce equity risk, interest rate and currency exposures, and to facilitate efficient investment management. In the United States,

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
Prudential uses derivatives to reduce interest rate risk, to facilitate efficient portfolio management and to match liabilities under equity-indexed policies.

    The most widely used derivatives are exchange traded equity and bond futures in the United Kingdom, and exchange traded and over-the-counter interest rate swaps, options to enter into interest rate swaps (referred to as "swaptions"), equity options and credit derivatives in the United States. Prudential uses futures and credit derivatives to undertake asset allocation transactions and uses interest rate swaps and interest rate swaptions to manage interest rate risk. Over-the-counter equity options are used to match liabilities under equity-indexed policies.

    It is Prudential's policy that all free-standing derivatives are used to hedge exposures or facilitate efficient portfolio management. Amounts at risk are covered by cash or by corresponding assets.

WORLD-WIDE OPERATIONS

UK BUSINESS

    For risk management purposes, the UK asset portfolio is divided into assets that support life and pensions business, annuity business, property and casualty insurance business and banking business. These assets are shown in the tables that appear under "Business of Prudential--Insurance Investments--Prudential's Total Investments" and "Business of Prudential--Insurance Investments-- Investments Relating to UK Insurance Business".

LIFE AND PENSIONS BUSINESS

    Prudential's UK life and pensions business comprises both savings and protection business. The investments supporting the protection business are small in value and tend to be fixed maturities reflecting the guaranteed nature of the liabilities.

    Of the L104 billion of UK insurance investments at June 30, 2000, L94 billion was for life and pensions business. Of the L94 billion, L65 billion was for Prudential's with-profits business, L15 billion was for the segregated SAIF with-profits fund and L14 billion was for Prudential's unit-linked business. Prudential's UK insurance investments at December 31, 1999 were L105 billion, of which L96 billion was for life and pensions business. Of the L96 billion, L65 billion was for the with-profits business, L16 billion was for the segregated SAIF with-profits fund and L15 billion was for unit-linked business. The absence of guaranteed surrender values and the flexibility given by the operation of the bonus system means that a majority of the investments backing the with-profits business are in equities and real estate with the balance in debt and other fixed income security deposits and loans.

PENSIONS ANNUITY BUSINESS

    Prudential's UK pensions annuity business employs fixed income investments (including UK retail price index-linked assets) because the liabilities consist of guaranteed payments for as long as each annuitant is alive. Retail price index-linked assets are used to back pensions annuities where the payments are linked to the retail price index.

    At each of June 30, 2000 and December 31, 1999, L9 billion of UK investments was for pension annuity business. These investments are in fixed income securities (including retail price index-linked bonds to match retail price index-linked annuities), loans and deposits and are duration matched with the estimated duration of the liabilities they support.

PROPERTY AND CASUALTY INSURANCE

    At June 30, 2000, L660 million of UK investments supported Prudential's property and casualty insurance. Of the L660 million, L485 million was invested in equity securities, L142 million was invested in fixed income securities and cash and L33 million was invested in loans and other assets. At December 31, 1999 UK investments supporting the property and casualty insurance were L538 million, of which L360 million was invested in equity securities and L178 million was invested in fixed income securities and cash. Although the liabilities tend to be of shorter term in nature than the life and pensions business liabilities, stochastic modeling shows that given the amount of capital supporting the business, Prudential's investment policy remains prudent.

BANKING BUSINESS

    The assets of Prudential's UK banking business consist of retail mortgages and personal loans while the liabilities comprise customer deposits. To the extent that customer deposits exceed loans and mortgages, the banking business purchases money market assets.

    At June 30, 2000 Egg's business had L8,722 million of assets and L8,141 million of liabilities. The L8,722 million of assets consisted of L4,445 million of fixed maturity investments and L4,277 million of loans and other assets.

    At December 31, 1999, Egg's business had L8,850 million of assets and L8,438 million of liabilities. The L8,850 million of assets consisted of L3,971 million in fixed maturity investments and L4,879 million of loans and other assets. Of the L4,879 million, L4,661 million was in respect of loans, of which L4,112 million were floating rate and L549 million were fixed rate. 97% of the liabilities comprised floating rate retail deposits.

US BUSINESS

    Jackson National Life's main exposure to market risk is through its exposure to interest rate risk because approximately 80% of its general account investments support interest-sensitive and equity-indexed fixed annuities business and 20% support stable value business. Both of these types of business contain considerable guarantee features and, consequently, require that the assets that support them are primarily fixed income or fixed maturity.

    Prudential is exposed primarily to the following risks in the United States arising from fluctuations in interest rates:

    - the risk of loss related to meeting guaranteed rates of accumulation following a sharp and sustained fall in interest rates;

    - the risk of loss related to policyholder withdrawals following a sharp and sustained increase in interest rates; and

    - the risk of mismatch between the expected duration of certain annuity liabilities and pre-payment risk and extension risk inherent in mortgage-backed securities.

    For risk management purposes, the US general account portfolio is divided substantially into assets that support the interest-sensitive fixed annuity business, the stable value business and the equity-indexed business. Prudential hedges the equity return risk on equity-indexed products by purchasing futures and options on the relevant index.

ASIAN BUSINESS

    In Asia, Prudential sells with-profits and unit-linked policies and, although the with-profits business generally has a lower terminal bonus element than in the United Kingdom, the investment portfolios still contain a significant proportion of equities and, to a lesser extent, real estate. The small amount of non-participating business sold is largely backed by fixed income securities or deposits. Prudential does not consider the market risks inherent in its Asian business to be material because the investments of the Asian operation are less than 2% of the group total.

EUROPEAN BUSINESS

    The investments of Prudential's European business totalled less than 0.5% of the group total at each of June 30, 2000 and December 31, 1999. The majority of these assets were unit-linked. Prudential does not, therefore, consider the market risks in this business to be material.

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
CURRENCY OF INVESTMENTS

    Prudential's investments are generally held in the same currency as its liabilities and, accordingly, pound sterling liabilities will generally be supported by pound sterling assets and US dollar liabilities will generally be supported by US dollar assets. However, where Prudential believes it is appropriate, it does hold some non-domestic equities in the equity portfolios in the belief that this diversifies the overall portfolio risk. As at June 30, 2000 and December 31, 1999, L11.5 billion and L12.4 billion, respectively, of Prudential's total equity securities, excluding those that support unit-linked business, were invested in non-sterling denominated equities investments.

CENTRAL COMPANIES EXPOSURES

    Prudential is subject to interest rate risk and foreign exchange risk at a central company level because it has fixed maturity debt outstanding that is sterling and dollar denominated. At June 30, 2000 there was L1,396 million of pound sterling central company debt, L410 million, or US$624 million, of US dollar central company debt outstanding and L18 million, or Euro 28 million, of Euro central company debt outstanding. At December 31, 1999, there was L1,416 million of pound sterling central company debt and L344 million, or US$555 million, of US dollar central company debt outstanding.

SENSITIVITY ANALYSIS

    The following analyses and tables are for balances as of December 31, 1999. In the six months ended June 30, 2000, total investments increased by L892 million to L143,120 million. This increase was predominantly due to an increase in other financial investments of L247 million and real estate investments of L527 million. During the period total equity securities decreased by L5,757 million while total debt and other fixed income securities increased by L5,692 million. This shift from UK equities to UK and overseas corporate debt reflects Prudential's response to an anticipated decrease in prospective equity returns and was aimed at reducing Prudential's equity risk arising from increased market volatility. As a result of this shift, the estimated reduction in fair value of equity securities at December 31, 1999, that would result from a 10% reduction in equity and real estate values was decreased by L576 million at June 30, 2000. This reduction will be offset by an increase in interest rate risk as a result of the increased holding of debt and other fixed income securities.

NON-TRADING ACTIVITIES

FOREIGN EXCHANGE RATE RISK

    Prudential's primary foreign exchange risk relates to the translation of Jackson National Life's profits into pounds sterling. The potential exposure to a 10% adverse fluctuation in the average US dollar/ sterling exchange rates for the year ended December 31, 1999 would have been a reduction in profit of L45 million. Prudential believes this to be a reasonably possible near-term market change.

INTEREST RATE RISK--INVESTMENTS

    The following table quantifies the estimated reduction in fair value of investments at December 31, 1999, resulting from a 100 basis point increase in interest rates at that date. Prudential believes this to

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
be a reasonably possible near-term market change for both UK and US interest rates. Amounts in this table do not include investments backing unit-linked business.

                                                              FAIR VALUE AT    ESTIMATED
                                                              DECEMBER 31,    REDUCTION IN
                                                                  1999         FAIR VALUE
                                                              -------------   ------------
                                                                    (IN L MILLIONS)
United Kingdom--long-term insurance
  With-profits fund (including annuities)
    Debt and other fixed income securities..................     17,715          1,417
    Loans and other.........................................      2,822             32
                                                                 ------          -----
      Sub-total.............................................     20,537          1,449
                                                                 ------          -----
      SAIF with-profits fund
    Debt and other fixed income securities..................      3,641            267
    Loans and other.........................................        495             14
                                                                 ------          -----
      Sub-total.............................................      4,136            281
                                                                 ------          -----
United Kingdom--other insurance
    Debt and other fixed income securities..................        283              7
    Loans and other.........................................        138             --
                                                                 ------          -----
      Sub-total.............................................        421              7
                                                                 ------          -----
United Kingdom--banking
    Debt and other fixed income securities..................      3,963             23
    Loans and other.........................................      4,879             --
                                                                 ------          -----
      Sub-total.............................................      8,842             23
                                                                 ------          -----
United States--insurance
    Debt and other fixed income securities..................     16,127            767
    Loans and other.........................................      4,364            120
                                                                 ------          -----
      Sub-total.............................................     20,491            887
                                                                 ------          -----
        Total...............................................     54,427          2,647
                                                                 ======          =====

    A 100 basis point increase in interest rates would have reduced the fair value of the total investments by L2,647 million. The profit impact would be as follows:

    - United Kingdom--with-profits fund (including pensions annuities). The reduction in value of L1,449 million would be borne in the first instance by the fund for future appropriations. Consequently, the impact on profit would be limited to the impact on current and future bonus declarations and the impact to shareholders would be limited to a maximum of one-ninth of the total cost of declared bonuses.

    - United Kingdom--SAIF with-profits fund. The L281 million reduction would not impact profit because the profits of this business are wholly attributable to the former Scottish Amicable policyholders.

    - United Kingdom--other insurance and banking. The reduction in value of L30 million would be directly reflected in profit.

    - United States--insurance. For Jackson National Life the profit for the year would have been affected only by the impact on realized gains because fixed income investments are held at amortized cost. Over time such an increase might make the achievement of Jackson National Life's target spread on in-force business slightly harder to achieve but an increase of this order would be unlikely to have a material impact.

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
INTEREST RATE RISK--LONG-TERM DEBT

    The table below quantifies the estimated increase in fair value of long-term borrowings at December 31, 1999, resulting from a 100 basis point reduction in interest rates at that date. The carrying value of short-term borrowings, which approximates their fair value, would not be materially increased by a 100 basis point reduction in interest rates. Prudential believes this to be a reasonably possible near-term market change for interest rates.

                                                                                           ESTIMATED
                                                           CARRYING     FAIR VALUE AT     INCREASE IN
                                                            VALUE     DECEMBER 31, 1999   FAIR VALUE
                                                           --------   -----------------   -----------
                                                                        (IN L MILLIONS)
Long-term borrowings
  Central companies
    Guaranteed bonds, US$300 million aggregate principal
      amount, 8.25% due 2001.............................     186             189               3
    Guaranteed floating rate loans notes, L168 million
      aggregate principal amount due 2004................     168             168              --
    Bonds, US$250 million aggregate principal amount,
      7.125% due 2005....................................     155             153               7
    Guaranteed bonds, L150 million aggregate principal
      amount, 9.375% due 2007............................     150             171              10
    Bonds, L250 million aggregate principal amount, 5.5%
      due 2009...........................................     250             229              16
    Bonds, L300 million aggregate principal amount,
      6.875% due 2023....................................     300             316              41
    Bonds, L250 million aggregate principal amount,
      5.875% due 2029....................................     250             236              35
                                                            -----           -----             ---
    Total central companies..............................   1,459           1,462             112
                                                            -----           -----             ---
        Long-term business
    Guaranteed bonds, L100 million, principal amount,
      8.5% undated subordinated..........................     100             115              12
    Surplus notes, US$250 million principal amount, 8.15%
      due 2027...........................................     155             154              20
                                                            -----           -----             ---
      Total long-term business...........................     255             269              32
                                                            -----           -----             ---
      Total..............................................   1,714           1,731             144
                                                            =====           =====             ===

    There is no impact on profit as a result of this reduction in interest rates because the liabilities are recognized in the financial statements at carrying value.

EQUITY MARKET RISK

    The following table quantifies the estimated reduction in fair value of investments at December 31, 1999, resulting from a 10% decline in the value of equity and real estate values at that date. Prudential believes this to be a reasonably possible near-term market change for both UK and US equities and for both UK and US real estate. Amounts in this table do not include investments backing unit-linked business. Prudential does not hold equity and real estate investments in its bank portfolios.

                                                               FAIR VALUE AT     ESTIMATED REDUCTION
                                                             DECEMBER 31, 1999      IN FAIR VALUE
                                                             -----------------   -------------------
                                                                         (IN L MILLIONS)
United Kingdom--long-term insurance
  With-profits fund (including annuities)
    Equity securities......................................       45,850                4,585
    Real estate............................................        7,188                  719
                                                                  ------                -----
      Sub-total............................................       53,038                5,304
                                                                  ------                -----
  SAIF with-profits fund
    Equity securities......................................       10,187                1,019
    Real estate............................................        1,396                  140
                                                                  ------                -----
      Sub-total............................................       11,583                1,159
                                                                  ------                -----
  United Kingdom--other insurance
    Equity securities......................................          562                   56
    Real estate............................................           20                    2
                                                                  ------                -----
      Sub-total............................................          582                   58
                                                                  ------                -----
  United States--insurance
    Equity securities......................................          308                   31
    Real estate............................................           29                   --
                                                                  ------                -----
      Sub-total............................................          337                   31
                                                                  ------                -----
      Total................................................       65,540                6,552
                                                                  ======                =====

    The profit impact would be similar to that described under "--Interest Rate Risk--Investments" in this section above, except that for Jackson National Life the decrease in the fair value of equities would reduce profits by the same amount because those investments are held in Prudential's financial statements at market value.

DERIVATIVE CONTRACTS

    At December 31, 1999, the net market value exposure of derivatives was L317 million. The tables below show the sensitivity of those derivatives, measured in terms of fair value, to equity and real estate market increases and decreases of 10% and to interest rate increases and decreases of 100 basis points. Prudential believes these increases and decreases to be reasonably possible near-term market changes. These exposures will change as a result of ongoing portfolio and risk management activities.

                                               10% EQUITY & REAL                         10% EQUITY & REAL
                                                ESTATE INCREASE                           ESTATE DECREASE
                                              INCREASE/(DECREASE)     FAIR VALUE AT     INCREASE/(DECREASE)
                                                 IN FAIR VALUE      DECEMBER 31, 1999      IN FAIR VALUE
                                              -------------------   -----------------   -------------------
                                                                     (IN L MILLIONS)
United Kingdom--long-term insurance
  With-profits fund (including annuities)...             (26)                (52)                   26
  SAIF with-profits fund....................              --                  88                    --
United Kingdom--other insurance.............             (11)               (107)                   11
United Kingdom--banking.....................              --                  14                    --
United States--insurance....................              82                 374                   (80)
                                                    --------            --------              --------
    Total...................................              45                 317                   (43)
                                                    ========            ========              ========

                                            100 BP INTEREST RATE                       100 BP INTEREST RATE
                                                  INCREASE                                   DECREASE
                                            INCREASE/(DECREASE)      FAIR VALUE AT     INCREASE/(DECREASE)
                                               IN FAIR VALUE       DECEMBER 31, 1999      IN FAIR VALUE
                                            --------------------   -----------------   --------------------
                                                                    (IN L MILLIONS)
United Kingdom--long-term insurance
  With-profits fund (including
    annuities)............................             (38)                 (52)                   38
  SAIF with-profits fund..................              --                   88                    --
United Kingdom--other insurance...........              --                 (107)                   --
United Kingdom--banking...................               7                   14                    (7)
United States--insurance..................              76                  374                   (51)
                                                  --------             --------              --------
    Total.................................              45                  317                   (20)
                                                  ========             ========              ========

LONG-TERM INSURANCE CONTRACTS

    At December 31, 1999, the aggregate carrying value of technical provisions for long-term insurance contracts, including the technical provisions for linked liabilities, and the fund for future appropriations was L131,263 million and the fair value was L126,345 million. The fair value of the technical provisions and fund for future appropriations is sensitive to changes in the fair value of investments in the with-profits fund because increases in the fair value of such investments would result in increases in future bonuses for the with-profits contracts. A 10% increase in the fair value of total investments would result in a L12,177 million increase in the fair value of the technical provisions and the fund for future appropriations. Prudential believes this to be a reasonably possible near-term market change for the fair value of investments.

LIMITATIONS

    The above analyses do not consider that assets and liabilities are actively managed and may vary at the time any actual market movement occurs. There are strategies in place to minimize the exposure to market fluctuations. For example, as market indices fluctuate, Prudential would take certain actions including selling investments, changing investment portfolio allocation, and adjusting bonuses credited to policyholders. In addition, these analyses do not consider the effect of market changes on new business generated in the future.

    Other limitations on the sensitivity analyses include: the use of hypothetical market movements to demonstrate potential risk that only represent Prudential's view of reasonably possible near-term market changes and that cannot be predicted with any certainty; the assumption that interest rates in all countries move identically; the assumption that all global currencies move in tandem with the US dollar against pound sterling; and the lack of consideration of the inter-relation of interest rates, equity markets and foreign currency exchange rates.

                    SUPERVISION AND REGULATION OF PRUDENTIAL

    Prudential's principal insurance and banking operations are in the United Kingdom and the United States. Accordingly, it is subject to applicable UK and US insurance, banking and other financial services regulation, as discussed below.

    Prudential operates in eleven Asian countries and is subject to the respective insurance and, in the case of India, Taiwan and Japan, investment regulations of each such country.

                         UK SUPERVISION AND REGULATION

GENERAL

    On May 20, 1997, the UK government announced a proposal to establish a single statutory regulator for financial services businesses, including banks. On October 28, 1997, it was announced that the new financial regulator would be called the Financial Services Authority, referred to as the FSA. On July 23, 1997, the UK government confirmed that the single regulator would also assume supervisory responsibility for insurance companies. As a transitional measure, responsibility for insurance supervision was transferred from the UK Department of Trade and Industry to the UK Treasury on January 5, 1998. With effect from January 1, 1999, the UK Treasury has delegated to the FSA the majority of its functions under the Insurance Companies Act (while retaining certain powers, including the power to make regulations). UK Treasury ministers remain accountable to the UK parliament for insurance. As of June 1, 1998, the UK government transferred responsibility for banking supervision to the FSA, pursuant to the UK Bank of England Act 1998. Notwithstanding the transfer of its responsibilities to the FSA, the Bank of England has retained its monetary policy role and remains responsible for the overall stability of the UK financial system.

    Currently, the responsibility for regulating authorized investment businesses mostly remains with the self-regulating organizations, or SROs, established under the UK Financial Services Act 1986. In practice, the work of the SROs is now carried out by the staff of the FSA, operating under contract and working within the single FSA management arrangements. It is anticipated that the SROs will be phased out with the implementation of the Financial Services and Markets Act 2000, referred to below as the 2000 Act.

    In January 2000 the FSA set out its proposals for a new risk-based regulatory approach to all financial business, which will integrate and simplify the different approaches adopted by current regulators. Its primary concern is to minimize the risk that the objectives for the FSA set out in the 2000 Act will not be met. Under the new approach, each firm's risk will be assessed on a common FSA-wide model covering the firm's business risks, control risks, and customer risks together with an assessment of the potential impact on consumer protection and market stability of financial or compliance failure in that firm. The FSA is currently testing its new risk assessment approach and aims to start to implement the approach in the second quarter of 2001.

NEW REGULATORY REGIME

    The transfers of responsibility described above implemented the first step in the UK government's program to overhaul the UK financial regulatory system and to harmonize the provisions of the Insurance Companies Act, the Financial Services Act and the Banking Act into one new piece of legislation, the 2000 Act. The 2000 Act was enacted in June 2000 and is expected to come into force no earlier than November 2001.

    Through the 2000 Act, the FSA is seeking to harmonize the various rules and regulations currently in operation. However, it is not possible to describe with any certainty how the current system of regulation may change since the bulk of secondary regulation required under the 2000 Act has yet to be published in its final form and many of the rules to be produced by the FSA have yet to be finalized. In addition, to the extent that UK legislation incorporates requirements imposed by EC directives, those requirements should remain unchanged unless and until changes take place at a European level. The FSA has issued a number of consultation papers on the rules that are likely to be implemented and has, in some cases, indicated the likely final form of the rules in question.

    A review of current pensions legislation has resulted in government proposals for "stakeholder" pension legislation, which will come into effect in April 2001. Such pensions would be offered by existing product providers. These products will be subject to low charges and would allow individuals to make a very low level of contribution. These proposals are currently being implemented by the UK pensions industry. Apart from the new stakeholder pensions and a new defined contribution tax regime being introduced in April 2001, the UK government is introducing a new second state pension that will replace the existing state funded earnings and related schemes, possibly in 2002. This is still at the consultation stage.

CURRENT REGIME

    Insurance business in the United Kingdom is currently subject to regulation under the UK Insurance Companies Act 1982. The Insurance Companies Act grants authorization and regulatory powers to the UK Treasury, the exercise of which (with certain exceptions) it has now delegated to the FSA. The Insurance Companies Act focuses on prudential regulation and, as a result, contains few rules on the marketing and sale of insurance.

    Banking business in the United Kingdom is currently subject to regulation under the UK Banking Act 1987. The supervision of entities authorized under the UK Banking Act 1987 is carried out by the FSA. The requirements of the Banking Act have been supplemented by directives of the European Community, referred to as the EC.

    In addition, investment business, which is defined to include certain types of insurance business, carried on by Prudential's insurance companies and Prudential's banking subsidiary in the United Kingdom is currently regulated under the UK Financial Services Act 1986. In the case of insurance business, the Financial Services Act is predominantly concerned with the marketing and sales process, while prudential regulation is covered by the Insurance Companies Act. The 2000 Act will introduce a new regulatory regime for investment business in the United Kingdom with the FSA as the regulator responsible for regulation. The existing self-regulating organizations will cease to have regulatory powers.

    The following sets forth the current regulators to which Prudential's principal insurance, investment and banking subsidiary companies are subject in the United Kingdom:

COMPANY                                                  APPLICABLE UK REGULATORS
---------------------------------------------  ---------------------------------------------
The Prudential Assurance Company Limited.....  UK Treasury/Financial Services Authority
                                               Personal Investment Authority(1)
                                               Occupational Pensions Regulatory Authority

Scottish Amicable Life plc...................  UK Treasury/Financial Services Authority
                                               Personal Investment Authority(1)

Prudential Annuities Limited.................  UK Treasury/Financial Services Authority
                                               Personal Investment Authority(1)

M&G Life Assurance Co. Limited...............  UK Treasury/Financial Services Authority
                                               Personal Investment Authority(1)

M&G Pension & Annuity Co.....................  UK Treasury/Financial Services Authority
                                               Personal Investment Authority(1)

Prudential Portfolio Managers Limited........  Investment Management Regulatory
                                               Organisation(1)

M&G Financial Services Limited...............  Personal Investment Authority(1)
                                               Investment Management Regulatory
                                               Organisation(1)

Prudential Banking plc.......................  Financial Services Authority

------------------------

(1) To be replaced by Financial Services Authority.

    The following discussion considers the main features of the current regulatory regime applicable to Prudential's insurance, investment and banking business in the United Kingdom.

INSURANCE REGULATION

    Some of Prudential's subsidiaries, including The Prudential Assurance Company Limited, Scottish Amicable Life plc, Prudential Annuities Limited, M&G Life Assurance Co. Limited and M&G Pension & Annuity Co. Limited, are authorized to carry on insurance business in the United Kingdom and are supervised by the FSA under the Insurance Companies Act. Under the Insurance Companies Act, an insurance company is restricted from carrying on any activities other than in connection with or for the purposes of its insurance business.

AUTHORIZATION

    Subject to certain exemptions set out in the Insurance Companies Act, no person may carry on insurance business in the United Kingdom unless authorized to do so or passported under the applicable EU directives. In deciding whether to grant authorization, the FSA must determine whether the applicant satisfies the requirements of the Insurance Companies Act, including a requirement for sound and prudent management. The criteria for sound and prudent management are set out in the legislation, and include a requirement for certain persons, including directors and controllers of the applicant, to be fit and proper. In connection with its authorization, the FSA may impose conditions relating to the operation of the company and the writing of insurance business. In addition, the UK Treasury retains power to waive compliance with various provisions of the Insurance Companies Act and underlying regulations, including some of those referred to below.

    The equivalent provisions in and under the 2000 Act are expected to be broadly similar in effect.

LONG-TERM ASSETS AND LIABILITIES

    Long-term business assets--those assets backing, broadly, certain life and health insurance policies--must be kept separate from the assets attributable to non-life insurance business or to shareholders. Separate accounting and other records must be maintained and a separate long-term fund or sub-fund must be established to hold all receipts of long-term business.

    The extent to which long-term fund assets may be used for purposes other than long-term business is restricted by the Insurance Companies Act. Only the excess of assets over liabilities in the long-term fund, as determined by an investigation by the appointed actuary, may be transferred so as to be available for other purposes. Restrictions also apply to the payment of dividends by the insurance company or its parent, as described below. In practice, the level of assets held in the long-term fund will need to remain well in excess of the insurer's long-term liabilities. Requirements in relation to the maintenance of the long-term fund are expected to be broadly the same once the new regulatory regime comes into force.

    The Prudential Assurance Company Limited is also subject to the specific restrictions set out in the scheme for the transfer of the long-term business of Scottish Amicable Life Assurance Society to The Prudential Assurance Company Limited. See "Business of Prudential--UK Business--Shareholders' Interests in Prudential's Long-term Insurance Business--The SAIF Sub-Fund and Accounts".

SOLVENCY REQUIREMENTS

    The Insurance Companies Act requires insurance companies to maintain a solvency margin at all times, the calculation of which in any particular case depends on the type and amount of insurance business a company writes. The method of calculation of the solvency margin is set out in the UK Insurance Companies Regulations 1994, as amended and, for these purposes, an insurer's assets and its liabilities are subject to specific valuation rules. Failure to maintain the required solvency margin is one of the grounds on which wide powers of intervention conferred upon HM Treasury (now the FSA on its behalf) by in the Insurance Companies Act may be exercised. These solvency requirements are expected to remain broadly the same after the 2000 Act comes into force, as they derive from EC directives.

APPOINTED ACTUARY

    Under the Insurance Companies Act, every insurance company that carries on long-term business must appoint an actuary who must prepare an annual report for the company's directors quantifying the company's long-term liabilities and determining the value of any surplus. An abstract of the appointed actuary's report, including the methods and assumptions adopted, is part of the annual return that the company must submit to the FSA.

    The role of the appointed actuary is to monitor the financial well-being of the company and to make recommendations to the board of directors. The appointed actuary has a professional duty to be satisfied at all times as to the solvency of the company and that policyholders' reasonable expectations are safeguarded. The UK Institute of Actuaries and the UK Faculty of Actuaries require all members, including appointed actuaries, to comply with their Professional Conduct Standards. The 2000 Act contains powers for the FSA to make detailed rules concerning the qualifications, duties and "whistle-blowing" obligations of appointed actuaries.

DISTRIBUTION OF PROFITS

    An insurance company carrying on long-term business, and any parent of such a company, cannot declare a dividend when the liabilities of the long-term business exceed the assets of the long-term fund. The Insurance Companies Act also has the effect that, once an allocation of surplus in a with-profits fund has been made to policyholders, no transfer of assets representing any part of a subsequent surplus can be made to shareholders unless either the "relevant minimum" (as defined in the Insurance Companies Act) of the surplus has been allocated to policyholders or a statutory notification procedure has been followed. Calculation of the relevant minimum is based upon the percentage of the relevant surplus previously allocated to eligible policyholders.

    Under the rules proposed by the FSA, the insurance company itself, and not the parent of any such company, is restricted in terms of declaring dividends. The Treasury, however, is given power under the 2000 Act to make regulations preventing an insurer's parent from doing anything to lessen the effectiveness of any "asset identification rules" made by the FSA, which will include in this context rules requiring insurers to maintain the solvency of the long-term fund.

REPORTING REQUIREMENTS

    UK insurance companies must prepare their financial statements under the UK Companies Act 1985, as amended, which requires them to file, and provide their shareholders with, audited financial statements and related reports. In addition, the Insurance Companies Act requires insurance companies to file audited accounts and other prescribed documents with the FSA within six months of the end of the relevant financial year.

    The FSA has issued proposals to reduce the period insurers have for lodging their annual returns once the 2000 Act comes into force.

EQUALIZATION RESERVES

    Each insurance company writing property, business interruption, marine, aviation or nuclear insurance or reinsurance business is required to maintain an equalization reserve in respect of financial years ending on or after December 23, 1996. Prudential establishes equalization reserves to mitigate against exceptionally high loss ratios for classes of property and casualty business displaying a high degree of claims volatility.

SUPERVISION OF MANAGEMENT AND CHANGE IN CONTROL

    No person may become a "controller" of an insurance company, including its managing director or chief executive, without the FSA's approval. Approval is deemed to have been given if the FSA is notified and does not object within three months of notification. For these purposes, in addition to managing director and chief executive, "controller" means:

    - a managing director of a body corporate of which the insurance company is a subsidiary,

    - a chief executive of an insurance company of which the insurance company is a subsidiary,

    - a person in accordance with whose directions or instructions the directors of the insurance company, or of a body corporate of which it is a subsidiary, are accustomed to act, or

    - a person who either alone or with any "associates" (1) holds 10% or more of the shares in, or is entitled to exercise or control the exercise of 10% or more of, the voting power at any general meeting of the company, or of another company of which it is a subsidiary undertaking or (2) is able to exercise a significant influence over the management of the company by virtue of a holding of shares in or an entitlement to exercise or control the exercise of voting power at any general meeting of such a company.

    Prior approval of the FSA is required where any person who is already a controller of an insurance company seeks to acquire a holding, either directly or through control of voting power and either alone or with any associates, of 10% or more, 20% or more, 33% or more, 50% or a majority in any insurance company or another company of which the insurance company is a subsidiary undertaking.

    Once the 2000 Act comes into force, these rules are broadly intended to remain the same to the extent that they apply to persons who intend to acquire control, or increase the level of their control, over an authorized insurer by virtue of shareholding or voting rights. Management, on the other hand, will be covered by the new "approved persons" regime, which provides that prior FSA approval must be obtained for individual and corporate suppliers of certain functions. In June 2000, the FSA published a consultation paper that proposed that specific functions, known as controlled functions, should not be carried out by an individual or by another person before he has been approved by the FSA. The regime is limited to those who:

    - exert significant influence over the firm,

    - deal with its customers, or

    - deal with the property of its customers.

    In February 2001, the FSA published a paper which sets forth its proposals on who should fall within the new regime. In the case of insurers, the FSA's powers of approval extend beyond those persons currently falling within the Insurance Companies Act definition of a "controller" to the key members of management of insurance groups (for example, directors, non-executive directors, chief executive officers, compliance officers, money laundering reporting officers, appointed actuaries, finance officers, risk control officers, internal auditors, heads of underwriting and heads of claims) and those who deal with policyholders or potential policyholders (for example, life and pensions advisers, pension transfer advisers and investment advisers).

    The consequences for the relevant individual of being "approved" are potentially far-reaching. Failure to comply with FSA's statements of principle and codes of practice will expose an approved person to the FSA's disciplinary powers, including the power to censure or levy unlimited fines.

INTERVENTION

    The FSA, or, in some cases, the UK Treasury, has extensive powers to intervene in the affairs of an insurance company if it determines that:

    - it is desirable for protecting policyholders or potential policyholders against the risk that the company may be unable to meet its liabilities or, in the case of long-term business, to fulfill the reasonable expectations of policyholders or potential policyholders,

    - the criteria of sound and prudent management may not be fulfilled, or the company or its parent or subordinate company has failed to comply with obligations under the relevant legislation,

    - the company has furnished misleading or inaccurate information;

    - satisfactory reinsurance arrangements have not been made, or

    - there has been a substantial departure from any proposal or forecast submitted to the FSA.

    The FSA's powers of intervention under the 2000 Act appear to be more extensive than at present, and the criteria for its exercise is widely expressed. The main difference from the current regime, though, lies in the fact that, whereas prudential regulation is currently based only on powers of intervention established by the Insurance Companies Act, the new regime will, as well as the power to intervene, have significant disciplinary powers for breach of both prudential and "conduct of business rules", as defined in the 2000 Act.

WINDING-UP RULES

    The general insolvency laws applicable to UK companies are modified in certain respects in relation to insurance companies. In particular, insurance companies are not subject to the administration procedures in the UK Insolvency Act 1986 and holders of long-term policies are permitted to claim not only what is owing to them but also in respect of their reasonable expectations. Furthermore, instead of making a winding-up order where an insurance company has proved unable to pay its debts, a UK court may reduce the amount of the insurance company's contracts on terms and subject to conditions which the court considers just. Where an insurance company is in financial difficulties but not in liquidation, the Policyholders Protection Board has certain powers, including the power to take measures for securing the transfer of all or part of the business to another insurance company.

    Changes anticipated in relation to the insurance insolvency regime as a consequence of the 2000 Act include conferring a power on the Treasury to make an order removing the prohibition on putting insurance companies into administration. The Treasury has indicated that it intends to make use of this power. Also included in the 2000 Act is a provision removing the current prohibition on the voluntary winding up of an insurer which carries on long term insurance business, subject to obtaining the FSA's prior permission. The Policyholders Protection Board will be replaced under the new regime. See "--Bank Regulation--Deposit Protection and Investors Compensation" in this section below.

LEGISLATIVE RESTRICTIONS ON OWNERSHIP

    There are generally no restrictions in the United Kingdom on investments by foreign persons. However, as described under "--Supervision of Management and Change in Control" in this section above, there are restrictions on the accumulation of holdings, of 10% or more, in insurance and other financial services companies or their holding companies.

OTHER REGULATION

SUPERVISION

    Most long-term insurance products are investments for the purpose of the Financial Services Act and, accordingly, firms carrying on investment business must be regulated under that Act. The Personal Investment Authority is currently the main regulator for the retail marketing of life insurance. The Investment Management Regulatory Organisation is the regulator for investment management business. In due course, both the Personal Investment Authority and the Investment Management Regulatory Organisation will be subsumed within the FSA.

    Regulatory requirements of the Personal Investment Authority and the Investment Management Regulatory Organisation include, among other things, requirements relating to advertisements, disclosure of information (particularly the level of costs and commissions borne by products), complaints procedures and restrictions on certain practices. The Personal Investment Authority rules contain stringent training and competence standards for sales staff. Before an employee may advise on any investment product, he or she must have passed the requisite examinations. In addition, the Personal Investment Authority rules impose what is known as "polarization" under which directly employed staff or tied agents can usually sell only the products of one company or group, while independent financial advisers must offer best advice across the whole range of products offered by companies in the relevant sector.

    In February 2000, the FSA announced that it would be carrying out a review of the polarization rules. The FSA's announcement follows the publication of a report on polarization by the Director General of Fair Trading in August 1999. The Director General of Fair Trading concluded that the existing polarization rules affected competition by preventing innovation. The review, which was carried out by London Economics, was completed in mid-2000.

    In November 2000, the FSA proposed a two-stage approach to modernizing the polarization regime. The first of these stages proposed changing the regime's influence on products conforming to minimum standards and on direct offer financial promotions. The second stage would consider a range of options for the rest of the polarization regime. The FSA has published a consultation paper in January 2001 proposing the following changes:

    - a provider firm with a direct sales force may arrange to sell the products of as many other firms as it judges appropriate, but it is responsible for the advice given on all sales irrespective of whose product it sells,

    - an appointed representative cannot contract direct with more than one provider firm, and

    - direct offer advertisements are permitted to feature the products of more than one provider firm.

    The FSA is aiming to introduce these changes to the polarization regime in time for the introduction of stakeholder pension schemes in April 2001.

    The FSA issued a consultation paper in relation to its proposed conduct of business requirements in February 2000. The final text of the Conduct of Business Sourcebook was published in February 2001. The aim is to produce a consolidated set of rules that are simplified and harmonized where possible and are substantially smaller in volume than the rulebooks it replaces. In line with this aim, the FSA's general approach has been to replace and integrate existing standards, principally as currently set out in the rulebooks of the various self-regulating organizations, rather than to introduce material changes in the currently applicable rules. The "final" rules will take effect from the date the 2000 Act comes into force. These new measures may lead to greater competition among product providers such as Prudential.

POLICYHOLDERS PROTECTION BOARD

    The UK Policyholders Protection Act 1975 established the Policyholders Protection Board. The Policyholders Protection Board's duty is to provide a full or partial indemnity to certain policyholders who may be affected by the inability of insurance companies to meet their liabilities. In addition, the Policyholders Protection Board has the powers referred to in "--Winding-up Rules" in this section above.

    The Policyholders Protection Board is funded by levies on authorized insurance companies, calculated by reference to premium income. Separate levies are imposed on long-term and general business. In March 1997, the UK Policyholders Protection Act 1997 was passed, but has only been implemented to a very limited extent to extend the definition of "policyholder" in the 1975 Act.

    The 2000 Act provides for the establishment of a new compensation scheme (the Financial Services Compensation Scheme) in relation to all financial services business, including insurance. Once that scheme comes into effect, it will replace that currently applying under the Policyholders Protection Act.

DATA PROTECTION

    The UK Data Protection Act 1998 limits the ability to hold and use personal information relating to the customers of a UK company.

    The law requires that UK companies notify the Data Protection Commissioner of their activities concerning the processing of personal data and obtain a registration prior to commencing those activities. In addition, companies regulated by the Data Protection Act 1998 must comply with a code of good conduct called the "data protection principles" and submit to requests from the individual who is the subject of the data concerning matters such as access to the data and rights to object to incorrect data being held or to direct marketing.

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EUROPEAN UNION DIRECTIVE ON GROUP SUPERVISION

    The European Union formally adopted directive 98/78/EC on the supplementary supervision of insurance undertakings within a group, referred to here as the "Insurance Groups Directive", in October 1998. Currently, under European law, insurance regulation, including in respect of solvency, is directed at individual insurance companies, (so-called "solo supervision") and makes no specific provision for particular issues which arise in the context of a member of a group. The directive does not change this basic approach, but requires member states to introduce the following measures to strengthen supervision of insurance companies which are part of a group,

    - An adjustment to the solo supervision solvency calculation in relation to participating interests in other insurance undertakings is designed to eliminate "double-gearing", which is the use of the same capital to cover different risks within a group,

    - An additional parent-undertaking solvency margin calculation introduced formal consolidated supervision of insurance groups for the first time. The calculation is analogous to the adjusted solo solvency margin test but is applied at the level of the parent undertaking,

    - Member states will be required to introduce new solo-supervision requirements including rules as to internal control within the insurance undertaking regarding the production of information relevant to supplementary supervision, the exchange of information within the group and the supervision of intra-group transactions,

    - Further provisions are aimed at ensuring co-operation between competent regulatory authorities of member states.

    The directive requires that its requirements be adopted for financial years beginning on or after January 1, 2001.

    The United Kingdom intends to implement requirements of the directive which are new to the United Kingdom by issuing notes and guidance under powers to be conferred on it under the Financial Services and Markets Act 2000, once in force. For the most part it will be achieved through amendments to the draft text of the Interim Prudential Sourcebook for Insurers, the most recent draft of which was published in March 2001. When implemented, these provisions are likely to impact on the capital requirements of the different companies within the Prudential group.

INVESTMENT BUSINESS REGULATION

    Investment business in the United Kingdom (other than the wholesale money markets) is currently primarily regulated under the provisions of the Financial Services Act. The Financial Services Act prohibits any person from carrying on investment business in the United Kingdom unless he is an authorized or exempt person. "Investment business" includes selling investments, arranging deals in investments, managing investments belonging to another person and giving investment advice. "Investments" include equities, debentures, options, warrants, units in collective investment schemes and certain long-term insurance contracts. Prudential is authorized to carry out investment business in the United Kingdom by virtue of Prudential's membership of a self-regulating organization. Exempt persons include "appointed representatives" whose principals accept responsibility for investment business activities carried out on their behalf.

    A firm authorized by a self-regulating organization must comply with its rules. These set out, inter alia, minimum levels of financial resources to be maintained by each member and conduct of business rules (which, broadly, cover the marketing and provision of services to customers). Self-regulating organizations also review the adequacy of a firm's systems to conduct the investment business for which it is authorized and the fitness and properness of its controllers, directors and key employees.

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BANK REGULATION

    The FSA has primary responsibility for banking supervision in the United Kingdom and has wide discretionary powers in relation to the banks that it authorizes to carry on banking business.

AUTHORIZATION

    Under the Banking Act, no one may accept deposits in the United Kingdom from the public as part of a deposit-taking business without authorization from the FSA, unless (1) he is authorized to do so by the FSA, (2) he utilizes the European Economic Area "passport" to take deposits in the United Kingdom (in which case he must be authorized in another member state of the European Economic Area) or (3) an exemption applies. In deciding whether to authorize banking business, the FSA must consider whether the applicant meets the requirements of the Banking Act. For example, the FSA must be satisfied that:

    - the institution can conduct its business in a prudent manner;

    - the institution has the prescribed minimum net assets or initial capital; and

    - the directors, controllers and managers of the institution are fit and proper persons to hold the positions concerned.

SUPERVISION AND CHANGE IN CONTROL

    In its role as supervisor of banks, the primary objective of the FSA is to fulfill its responsibilities under the Banking Act relating to the safety and soundness of banks with the aim of strengthening, but not guaranteeing, the protection of depositors. The FSA carries out this prudential supervision of banks through the collection of information from statistical returns, through review of accountants' reports, by visits to banks and through regular formal interviews.

    The FSA has adopted a risk-based approach to the supervision of banks. Under this approach the FSA performs a formal risk assessment of every bank or banking group in the United Kingdom during each supervisory period, which varies in length according to the risk profile of the bank. The FSA performs the risk assessment by analyzing information which it receives during the normal course of its supervision, such as regular prudential returns on the financial position of the bank, or which it acquires through a series of meetings with senior management of the bank. After each risk assessment, the FSA will inform the bank of its views on the bank's risk profile. This will include details of any remedial action which the FSA requires the bank to take and the likely consequences if this action is not taken by the bank (this may include increasing the bank's capital ratios or, in extreme cases, revoking the bank's authorization).

    Throughout the supervisory period, the FSA will evaluate the information it receives and, at the end of the period, a formal evaluation will be undertaken to ensure that the bank has completed its original work plan.

    In June 1998, the FSA issued its Guide to Banking Supervisory Policy. The guide sets out the FSA's prudential policy for its supervision of institutions authorized under the Banking Act. Each bank submits regular reports to the FSA that provide material for supervisory assessment. Supervision has become increasingly formalized with the introduction of the guide, which covers, among other things, liquidity, large exposures to a single counterparty or related group of counterparties, the adequacy of accounting and other records and internal control systems, money laundering, loan transfers and securitization of loans, advertising and the FSA's relationship with a bank's external auditors.

    The Banking Act provisions with respect to change in control require the FSA to give prior approval to a person intending to acquire 10% or more of the shares in, or who is entitled to exercise, or control the exercise of, 10% or more of the voting power at any general meeting of the company, or any company of which it is a subsidiary, or who exercises significant influence over the management of the company, or any company of which it is a subsidiary. Prior approval is also required where any

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person who is already a controller of a bank seeks to increase its holding, either directly or through control of voting power, to 10% or more, 20% or more, 33% or more, 50% or more or 75% or more of the bank or any company of which it is a subsidiary.

    Once the 2000 Act comes into force, these rules are broadly intended to remain the same to the extent that they apply to those who intend to acquire control or increase the level of their control, over an authorized bank, by virtue of shareholder or voting rights.

    Where an individual exerts significant influence over the bank, he may need to be approved by the FSA under the new "approved persons" regime. Directors, non-executive directors, chief executive officers, compliance officers, money laundering officers, finance officers, risk control officers and internal auditors might need to receive such approval. See "--Supervision and Change in Control" in this section above.

REPORTING REQUIREMENTS

    The Banking Act requires banks authorized in the United Kingdom to provide the FSA with information that the FSA may reasonably require to perform its functions under the Banking Act. Banks have primary responsibility for informing the FSA of matters that are relevant to the FSA's functions as supervisor under the Banking Act. There are regular prudential meetings and reporting procedures designed to help banks meet this obligation and to provide a forum for discussion, explanation and debate on matters such as the control environment and risk profile of the bank. The FSA can also require banks to commission reports from their reporting accountants and to forward these reports to it.

    The Banking Act requires a bank to notify the FSA in advance of any proposed exposure to any one counterparty (or related group of counterparties) exceeding 25% of its capital base and any actual exposure to any one counterparty exceeding 10% of its capital base. The implementation in the United Kingdom of the EC Large Exposures Directive supplemented the notification requirements under the Banking Act with a prohibition against certain large exposures. The Large Exposures Directive places an explicit or hard limit of 25% of capital on exposures to an individual counterparty or a group of related counterparties, and an explicit limit of 800% of capital on the aggregate of non-exempt exposures that exceed 10% of capital. Certain exposures are exempt from these limits.

DEPOSIT PROTECTION AND INVESTORS COMPENSATION

    Following amendments made to the Banking Act to implement the EC Directive on Deposit Guarantee Schemes, banks are required, on request, to provide all depositors and potential depositors with details of the deposit protection scheme to which they belong and the conditions and procedures for making a claim under that scheme. All banks authorized under the Banking Act are members of the UK Deposit Protection Scheme, which covers most types of deposit, but does not, for example, include deposits by other financial institutions or deposits by companies in the same group as a bank. The scheme covers 90% of a bank's total liability to a depositor, subject to a maximum payment to any one individual of L18,000 or E20,000, whichever is greater. The scheme requires all UK institutions authorized under the Banking Act to contribute to the Deposit Protection Fund.

    Securities and other investment business is currently regulated under the Financial Services Act. Prudential Banking is authorized to conduct investment business in the United Kingdom through its membership of self-regulating organizations recognized by the FSA. Firms authorized to conduct investment business are also required to participate in, and contribute to, an investors compensation scheme. The UK Investors Compensation Scheme provides for payments to private investors up to an established limit, currently L48,000, if a firm regulated by a self-regulating organization or the FSA cannot meet its investment business liabilities.

    The proposed Financial Services Compensation Scheme will be funded by industry participants and will deal with claims that arise in the event of the default of a firm authorized by the FSA. The new

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scheme will replace the existing compensation schemes covering the financial services industry, including the UK Deposit Protection Scheme and the UK Investors Compensation Scheme. It is envisaged that the new single compensation scheme will come into operation when the 2000 Act comes into force later this year.

SOLVENCY REQUIREMENTS

    The requirement to have adequate capital is one of the criteria for authorization under the Banking Act. A bank should have sufficient capital to provide a stable resource to absorb any losses arising from the risks in its business. In assessing a bank's capital adequacy, the FSA takes into account not only the level of a bank's own funds but also other matters such as concentration of the loan book (large exposures) and liquidity.

    The FSA applies capital adequacy guidelines that accord with relevant EC directives and the Basel Accord of 1988, which established a framework for measuring the capital adequacy of international banking organizations. These guidelines implement a number of EC directives, including the Own Funds Directive, concerning capital requirements, the Solvency Ratio Directive, concerning solvency ratios that credit institutions must maintain, and the Capital Adequacy Directive, as amended, referred to as CAD, requiring credit institutions to provide capital for market risk. The FSA's guidelines impose on banks a requirement that they maintain a minimum level of capital to support on and off-balance sheet exposures, weighted according to broad categories of risk. Each bank subject to the FSA's guidelines must maintain a capital adequacy ratio of total capital to risk-weighted assets, of no less than 8%.

    The FSA introduced a new market risk regime as from October 1, 1998 for implementation of its policy based on the Basel Accord and the parallel EC Market Risk Directive, known as the "CAD Amending Directive". Both the 1996 Basel Amendment to the Basel Accord and the CAD Amending Directive enable banks to use internal value-at-risk models to calculate capital charges for market risks. Banks that have a trading book over a certain size are obliged to meet the trading book capital requirements of the CAD and the CAD Amending Directive in respect of the market- and credit-related risks arising from their trading activities. This involves splitting their business between trading and banking books.

    UK banks are required to maintain, in interest-free accounts at the Bank of England, a cash balance, known as the cash ratio deposit, which is based on eligible liabilities, primarily pound sterling deposits less amounts on loan to other monetary institutions. Although these balances count towards the liquidity requirements for the real time gross settlement system introduced in the United Kingdom during 1996, they are generally regarded as non-operational and, accordingly, do not count towards overall liquidity requirements. Cash ratio deposits became statutory under the Bank of England Act 1998. The current ratio is 0.15% of eligible liabilities in excess of L400 million.

    The liquidity standard for sterling, which the UK government introduced in January 1996, requires the maintenance of sufficient holdings of liquid assets to cover potential cash outflows over the next five business days. This policy applies to UK-incorporated retail banks and group UK-based sterling operations.

    In June 1999, the Basel Committee on Banking Supervision issued a proposal for a new capital adequacy framework to replace the Basel Accord of 1988. The new capital framework consists of three "pillars": minimum capital requirements that will expand and develop the standardized rules set out in the 1988 Accord, a supervisory review of an institution's capital adequacy and internal assessment process, and effective use of market discipline to strengthen disclosure and encourage safe banking practices.

    On November 23, 1999, the European Commission published a consultation document on its proposals to review the existing capital adequacy framework for EU credit institutions and investment

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firms. The Commission's paper complements the Basel Committee's paper and also contains proposals on minimum capital requirements, supervisory review, and disclosure as an aid to market discipline.

    The consultation period for these first two papers has now passed and more concrete proposals have been put forward. The Basel Committee published on January 16, 2001 its consultation paper entitled "The New Basel Capital Accord". The consultation period is due to close on May 31, 2001. The proposal is based on three "pillars" (mentioned above) that allow banks and supervisors to evaluate properly the various risks that banks face. The New Basel Capital Accord focuses on minimum capital requirements (seeking to refine the measurement framework set out in the 1988 Accord), supervisory review of an institution's capital adequacy and internal assessment process and market discipline, through effective disclosure to encourage safe and sound banking practices.

    The European Commission also launched on February 5, 2001 a second round of consultations on a new capital adequacy framework for banks and investment firms. New proposals will be drafted in light of the response to the second consultation, but their broad aim will be to:

    - reflect market change by taking into account the different needs of global players and locally acting institutions, with the one-size fits all approach likely to be abandoned,

    - align capital charges and underlying economic risk more closely,

    - provide incentives for enhanced risk mitigation standards, and

    - provide a framework to support a comprehensive assessment of the risks banks/investment firms are exposed to.

    These new proposals are in their infancy and, accordingly, the potential impact of the new solvency framework for Prudential is difficult to assess. The proposals are expected, however, to improve the efficiency of Prudential in its use of capital, risk management and disclosure.

                         US SUPERVISION AND REGULATION

GENERAL

    Prudential conducts its US insurance activities through Jackson National Life, which is a stock life insurance company licensed to transact its insurance business in, and subject to regulation and supervision by, the District of Columbia and 49 of the 50 states; Jackson National operates a subsidiary, Jackson National Life Insurance Company of New York, in the state of New York. The extent of such regulation varies, but most jurisdictions have laws and regulations governing the financial aspects of insurance companies, including standards of solvency, reserves, reinsurance and capital adequacy and the business conduct of insurance companies. In addition, statutes and regulations usually require the licensing of insurers and their agents and the approval of policy forms and related materials. These statutes and regulations in Jackson National Life's state of domicile, which is Michigan, also set out the permitted types and concentration of investments.

    Insurance regulatory authorities in each of the jurisdictions in which Jackson National Life does business require it to file detailed quarterly and annual financial statements, and these authorities have the right periodically to examine its operations and accounts. In addition, Jackson National Life is generally subject to federal and state laws and regulations that affect the conduct of its business. New York and Michigan require their state insurance authorities to conduct an examination of an insurer under their jurisdiction at least once every five years. The New York Insurance authorities conducted an examination of Jackson National Life of New York in 2000, but have not yet furnished an examination report. Michigan insurance authorities are currently conducting a routine examination of Jackson National Life. The previous Michigan examination, which covered a period ending December 31, 1996, did not contain any material findings or recommendations. Jackson National Life has been notified that the insurance authorities of North Carolina and California will also be conducting routine examinations later in 2001.

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    Jackson National Life's ability to pay shareholder dividends is limited under Michigan insurance law. Jackson National Life must report any shareholder dividends to the Michigan insurance commissioner before they can be paid. The commissioner may limit, or not permit the payment of, shareholder dividends if the commissioner determines that an insurer's surplus, as regards policyholders, is not reasonable in relation to its outstanding liabilities and is not adequate to meet its potential needs as required by Michigan insurance law. In the case of an extraordinary shareholder dividend or shareholder distribution, an insurer must give 30 days' advance notice to the commissioner and may not pay the dividend if the commissioner disapproves within such 30-day period. For this purpose, an extraordinary dividend or distribution means any dividend or distribution of cash or property whose fair market value together with that of other dividends or distributions that an insurer made within the preceding twelve months exceeds the greater of 10% of the insurer's surplus as regards to policyholders as of December 31 of the immediately preceding year, or the net gain from operations of the insurer, not including realized capital gains, for the prior year. In 1998, 1999 and 2000, Jackson National Life paid shareholder dividends of $589.6 million, $96.3 million, and $176.3 million, respectively, with the prior approval of the commissioner, a portion of which were extraordinary.

    State regulators also require prior notice or regulatory approval of changes in control of an insurer or its holding company and of certain material transactions with affiliates. Under New York and Michigan insurance laws and regulations, no person, corporation or other entity may acquire control of an insurance company or a controlling interest in any parent company of an insurance company, unless that person, corporation or entity has obtained the prior approval of the regulator for the acquisition. For the purpose of New York and Michigan law, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired "control" of the company. To obtain approval of any change in control, the proposed acquiror must file an application with the New York superintendent of insurance or the Michigan insurance commissioner, as appropriate. This application requires the acquiror to disclose, among other information, its background, financial condition, the financial condition of its affiliates, the source and amount of funds by which it will effect the acquisition, the criteria used in determining the nature and amount of consideration to be paid for the acquisition, proposed changes in the management and operations of the insurance company and other related matters.

GUARANTY ASSOCIATIONS AND SIMILAR ARRANGEMENTS

    Each of the 50 states of the United States, the District of Columbia and Puerto Rico have laws requiring insurance companies doing business within their jurisdictions to participate in various types of guaranty associations or other similar arrangements. These associations and arrangements provide certain levels of protection to policyholders from losses under insurance policies that impaired or insolvent insurance companies issue. Typically, these associations levy assessments, up to prescribed limits, on member insurers on a basis that is related to the member insurer's proportionate share of the business of all member insurers in the lines of business in which the impaired or insolvent insurer is engaged. Some jurisdictions permit member insurers to recover assessments that they paid through full or partial premium tax offsets, usually over a period of years.

ASSET VALUATION RESERVE

    State regulators require that insurers establish an asset valuation reserve that consists of two components: a default component to provide for future credit-related losses on fixed income investments and an equity component to provide for losses on all types of equity investments. The asset valuation reserve establishes statutory reserves for fixed maturity securities, equity securities, mortgage loans, equity real estate and other invested assets. The reserve is designed to capture all realized and unrealized gains and losses on such assets, other than those resulting from changes in interest rates. The level of reserves is based on both the type of investment and its rating. Contributions to the reserve may result in a slower growth in surplus or a reduction of Jackson National Life's unassigned

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surplus, which, in turn, reduces funds available for shareholder dividends. The extent of the impact of its asset valuation reserve on Jackson National Life's surplus depends in part on the future composition of the investment portfolio.

INTEREST MAINTENANCE RESERVE

    State regulators require that insurers establish an interest maintenance reserve to defer noncredit-related realized capital gains and losses, net of taxes, on fixed income investments, primarily bonds and mortgage loans, which are amortized into net income over the estimated remaining periods to maturity of the investments sold. The extent of the impact of the interest maintenance reserve depends on the amount of future interest-rate related realized capital gains and losses on fixed maturity investments.

THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONER RATIOS

    On the basis of statutory financial statements that insurers file with state insurance regulators, the National Association of Insurance Commissioners annually calculates twelve financial ratios to assist state regulators in monitoring the financial condition of insurance companies. A usual range of results for each ratio is used as a benchmark and departure from the usual range on four or more of the ratios can lead to inquiries from individual state insurance departments. In 1998, Jackson National Life had one ratio that fell outside the usual range. It related to the net change in capital and surplus ratio and was associated with the year's extraordinary dividend approved by the Michigan insurance commissioner. For the purposes of calculating this ratio, a largely offsetting capital contribution was disregarded, which resulted in the ratio falling outside the normal range.

POLICY AND CONTRACT RESERVE SUFFICIENCY ANALYSIS

    Michigan insurance law requires Jackson National Life to conduct annually an analysis of the sufficiency of interest-sensitive life and annuity reserves. A qualified actuary must submit to the insurance department an opinion that states that the reserves, when considered in the light of the assets that an insurance company holds with respect to such reserves, make good and sufficient provision for the associated contractual obligations and related expenses of the insurance company. If a qualified actuary cannot provide such an opinion, then the insurance company must set up additional reserves by moving funds from surplus. The 2000 opinion is not due yet. However it will be provided to the insurance department without any qualifications.

JACKSON NATIONAL LIFE'S CAPITAL AND SURPLUS

    Michigan insurance law requires Jackson National Life, as a domestic stock life insurance company, to maintain at least US$7,500,000 in unimpaired capital and surplus. In addition, insurance companies are required to have sufficient capital to be safe, reliable and entitled to public confidence.

    As a licensed insurer in the District of Columbia and every state but New York, where it operates through a subsidiary, Jackson National Life is subject to the supervision of the regulators of each such jurisdiction. In connection with the continual licensing of Jackson National Life, regulators have discretionary authority to limit or prohibit new issuance of business to policyholders when, in their judgment, the regulators determine that such insurer is not maintaining minimum surplus or capital or if further transaction of business will be hazardous to policyholders.

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RISK-BASED CAPITAL

    In December 1992, the National Association of Insurance Commissioners approved risk-based capital standards for life insurance companies as well as a model act for state legislatures to enact. The model act requires that life insurance companies report on a formula-based, risk-based capital standard that they calculate by applying factors to various asset, premium and reserve items. The formula takes into account the risk characteristics of a company, including asset risk, insurance risk, interest rate risk and business risk. The National Association of Insurance Commissioners designed the formula as an early warning tool to identify potentially inadequately capitalized companies for purposes of initiating regulatory action. The National Association of Insurance Commissioners intended the formula as a regulatory tool only and did not intend it as a means to rank insurers generally. The model act imposes broad confidentiality requirements on those engaged in the insurance business (including insurers, agents, brokers and others) and on state insurance departments as to the use and publication of risk-based capital data.

    The model act gives the state insurance commissioner of any state adopting it explicit regulatory authority to require various actions by, or take various actions against, insurance companies whose adjusted capital does not meet minimum risk-based capital standards. The Michigan insurance commissioner takes into account the National Association of Insurance Commissioners' risk-based capital standards to determine adequate compliance with Michigan insurance law. At December 31, 1999, Jackson National Life's total adjusted capital under the National Association of Insurance Commissioners' definition substantially exceeded model act standards.

REGULATION OF INVESTMENTS

    Jackson National Life is subject to state laws and regulations that require diversification of its investment portfolio and limit the amount of investments in certain investment categories such as below investment grade fixed income securities, equity real estate, foreign securities and common stocks. Jackson National Life's failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated by the Michigan Insurance Division as nonadmitted assets for purposes of measuring surplus, and, in some instances, the Michigan Insurance Division could require divestiture of such nonqualifying investments.

FEDERAL FINANCIAL SERVICES REGULATION INITIATIVES

    On November 12, 1999, the US president signed into law the Gramm-Leach-Bliley Act ("Gramm-Leach") which eliminates certain barriers to and restrictions on affiliations between banks and securities firms, insurance companies and other financial services organizations. Gramm-Leach permits bank holding companies, US banks and foreign banking organizations that meet certain criteria (relating to capital, management and service to low- and moderate-income communities) to affiliate with and engage in a wider range of financial activities, including securities underwriting and dealing, mutual fund distribution and merchant banking investing.

    While Gramm-Leach relaxes restrictions on affiliations of banks with financial companies, it generally leaves in place restrictions on affiliations between banks and commercial firms. In addition, Gramm-Leach imposes new restrictions on affiliations between savings associations, or "thrifts," and commercial firms. Before Gramm-Leach, commercial companies were permitted to own a single thrift under certain conditions and were regulated as "unitary thrift holding companies" by the OTS. After Gramm-Leach, commercial companies are generally prohibited from acquiring or establishing even a single thrift.

    Jackson National Life acted before Gramm-Leach to acquire a thrift and thereby achieved a "grandfathered unitary thrift holding company" status for itself and for Prudential plc. See "Business of Prudential--US Business--Jackson Federal Bank". Grandfathered unitary thrift holding company status

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is generally superior to the new affiliation powers authorized under Gramm-Leach for "financial holding companies". Gramm-Leach does not impose any affiliation restrictions on grandfathered unitary thrift holding companies. Thus, right now, if Jackson National Life or its holding companies wanted to buy a computer chip maker or a grocery store, in the US or overseas, there would be no barrier to such a transaction under US banking laws.

    This privilege exists only so long as the holding company preserves its status as a grandfathered unitary thrift holding company, however. The primary restrictions in this regard are that the holding company cannot undergo a change in control or acquire a separate US bank or thrift (unless the acquired institution is merged into the existing thrift subsidiary, Jackson Federal
Bank). For this reason, Prudential and American General currently intend to merge their thrift subsidiaries following consummation of the merger. See "The Merger--Regulatory Filings and Approvals--Office of Thrift Supervision Approvals".

    Besides the general lack of restriction on affiliations, the other major consequences of being a grandfathered unitary thrift holding company is that the holding company is subject to the lighter supervisory regime of the Office of Thrift Supervision rather than that of the Federal Reserve Board.

    On the other hand, because Jackson National Life and its holding companies are not currently engaged in commercial activities, Jackson National Life has the power to choose to become a "financial holding company" at a future date (by acquiring a bank or by converting Jackson Federal Bank into a bank), and thereby become subject to the Federal Reserve Board regulatory regime, if Jackson National Life discovers an advantage to doing so. (The status of "grandfathered unitary thrift holding company" would be irretrievably forgone, however.)

    While the impact of Gramm-Leach is difficult to predict, there are a number of ways in which the legislation may affect Jackson National:

    - Jackson National Life may face additional competition from larger financial services companies because banks, securities firms and insurance companies, both in the US and those currently engaged in such activities offshore, may affiliate with and form organizations that compete with Jackson National Life's businesses. In the year since Gramm-Leach was adopted, there have not been many mergers between banks and insurers, perhaps because insurers have been reluctant to subject themselves to the supervision of the Federal Reserve Board, and because banks may be reluctant to dilute their return on equity (averaging around 20% compared to returns for US insurers in the low teens). This could change, however, as economics change and as Federal Reserve Board supervision of insurers becomes more well-defined.

    - Bank acquisitions of insurance agencies have accelerated (because Gramm-Leach eliminated a law that limited banks to selling insurance from places with populations of less than 5,000), intensifying the strategic importance of efforts to sell Jackson National Life products through banks.

    - Gramm-Leach requires all financial services providers to comply with new privacy requirements, including a provision permitting customers to decide not to permit financial providers to share nonpublic personal information with third parties who seek to market to these customers. All of Jackson National Life's companies will be subject to this requirement, but the requirement is not expected to add significant costs or competitive burdens.

SECURITIES LAWS

    Jackson National Life, certain of its affiliates and certain policies and contracts that Jackson National Life offers are subject to various levels of regulation under the federal securities laws that the Securities and Exchange Commission administers.

    The primary intent of these laws and regulations is to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. Jackson National Life may also be subject to similar laws and regulations in the states in which it provides investment advisory services, offers the products described above or conducts other securities related activities.

    Jackson National Asset Management LLC is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940 and a transfer agent under the Securities Exchange Act of 1934 (the "Securities Exchange Act"). The mutual funds for which Jackson National Asset Management LLC serves as investment adviser are subject to regulation under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940, as amended (the "Investment Company Act"). In addition, variable annuities and the related separate accounts of Jackson National Life are subject to regulation by the Securities and Exchange Commission under the Securities Act and the Investment Company Act.

    Each of Jackson National Life Distributors, Inc., National Planning Corporation, SII Investments, Inc., INVEST, and ICA are registered as a broker-dealer under the Securities Exchange Act. National Planning Corporation was formerly known as Jackson National Financial Services, Inc. Jackson National Life Distributors, National Planning Corporation and SII Investments are subject to regulation and supervision by the Securities and Exchange Commission, state securities authorities, (to the extent that they transact business in that state), and the National Association of Securities Dealers, Inc., which has broad administrative and supervisory powers relative to all aspects of the broker-dealer business and may examine a broker-dealer's business and accounts at any time.

    Prudential conducts its US investment management activities through PPM America, Inc., which is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. PPM
America, Inc. serves as the investment adviser to Jackson National Life, certain mutual funds, several private investment funds and structured finance vehicles, and the US equity and fixed income portions of portfolios of certain UK affiliates of PPM America, Inc. The mutual funds for which PPM America, Inc. serves as investment adviser or sub-adviser are subject to regulation under the Securities Act and the Investment Company Act.

    PPM America, Inc. and certain of its subsidiaries are subject to various levels of regulation under the federal securities laws that the Securities and Exchange Commission administers. The primary intent of these laws and regulations is to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations.

    To the extent that PPM America, Inc. manages assets for certain types of employee benefit plans subject to ERISA, the Employee Retirement Income Security Act of 1974, as amended, certain activities of PPM America, Inc. are potentially subject to the same types of regulatory restrictions that ERISA and the Internal Revenue Code impose. Such restrictions are the same as those described with respect to Jackson National Life concerning Employee Benefit Plan Compliance. See "--Employee Benefit Plan Compliance" in this section below. The Department of Labor and the Internal Revenue Service have interpretive and enforcement authority over these provisions of ERISA and the Internal Revenue Code.

THRIFT REGULATION

    JNL Thrift Holdings, Inc., a subsidiary of Jackson National Life, is the immediate parent company and a unitary thrift holding company for Jackson Federal Bank, a federally chartered savings association, or "thrift".

    The Office of Thrift Supervision, an agency of the federal government, regulates the unitary thrift holding companies and the thrift.

    A thrift holding company is subject to statutory and regulatory requirements that control transactions between affiliates, limit the activities that holding companies and their affiliates may engage in unless specific requirements are met and require registration and periodic filings with the Office of Thrift Supervision. Thrift holding companies and their subsidiaries are also subject to periodic examination to evaluate the financial condition and managerial ability of the holding company. The Office of Thrift Supervision has examined Jackson Federal Bank and the thrift holding company, subsequent to the acquisition by Jackson National Life and is current on all applicable regulatory exams.

EMPLOYEE BENEFIT PLAN COMPLIANCE

    Jackson National Life issues certain types of general account stable value products, such as GICs and funding agreements, to employee benefit plans and to investment vehicles that pool the investments of such plans. To a large extent, these plans are retirement plans that are subject to the fiduciary standards of ERISA, and that are tax qualified under the Internal Revenue Code of 1986, as amended. As such, certain activities of Jackson National are potentially subject to certain regulatory restrictions that ERISA and the Internal Revenue Code impose. These restrictions include:

    - the requirement under ERISA that fiduciaries must perform their duties solely in the interests of ERISA plan participants and beneficiaries,

    - the requirements under ERISA and the Internal Revenue Code that fiduciaries may not engage in conflict of interest transactions, and

    - the requirements under ERISA and the Internal Revenue Code that a fiduciary may not cause a covered plan to engage in certain prohibited transactions with certain persons who provide services to the plan or are affiliated with the plan sponsor or a plan service provider.

    The Department of Labor and the Internal Revenue Service have interpretive and enforcement authority over these provisions of ERISA and the Internal Revenue Code.

    In the instance where an insurer issues a guaranteed benefit policy to a plan, ERISA provides that the insurer need not become a fiduciary with respect to the plan solely as a result of the issuance of the policy. Under Section 401 of ERISA, a guaranteed benefit policy means an insurance policy to the extent such policy provides for benefits the amount of which the insurer guarantees.

    In 1993, in JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY V. HARRIS TRUST & SAVINGS BANK, the US Supreme Court held that, with respect to a portion of the funds held under a general account group annuity contract, an insurer could be subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code. This decision was in contradiction to interpretations that the Department of Labor had previously issued.

    As part of the Small Business Job Protection Act of 1996, Congress offered some relief from the impact of the HARRIS TRUST decision for certain policies issued on or before December 31, 1998. This Act also required the Department of Labor to issue regulations for the purpose of determining, in cases where an issuer issues general account policies to or on behalf of employee benefit plans, which assets of the insurer will be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA. In addition, the Act provided some protection from lawsuits claiming breaches of fiduciary duties under ERISA for actions arising prior to the finalization of such regulations for policies.

    Nonetheless, the relief provided by the Small Business Job Protection Act is only transitional and the Department of Labor has not provided detailed guidance on the application of the HARRIS TRUST decision to a determination of whether one or more policies will qualify as a guaranteed benefit policy.

Accordingly, although Prudential does not believe that the HARRIS TRUST decision will have a material adverse effect on Jackson National Life's business, financial condition or operations results, and Jackson National Life is proceeding with its general account products with the understanding that their issuance will not alone make Jackson National Life subject to ERISA's fiduciary standards and prohibited transaction provisions, the full impact of the HARRIS TRUST decision is not entirely clear.

    In addition, for plans that are not subject to ERISA or the prohibited transaction provisions of the Internal Revenue Code, such as pension plans maintained by state or local governments, state and local laws may apply in lieu of these fiduciary standards. Although Prudential does not believe that such laws will have a material adverse effect on Jackson National Life's business, financial condition or operations results, the application of these laws is generally less developed than the federal pension laws.

FINANCIAL SERVICES REGULATORY AND LEGISLATIVE ISSUES

    The US President has in the past proposed to increase the taxes levied against the insurance industry to increase the federal budget. The industry has been very successful in fighting these proposals on the grounds that an increase in taxes on insurance companies or insurance policies would have a negative affect on US citizens saving for their retirement. The insurance industry is very vigilant in monitoring these proposals and taking action to oppose them.

    States regulate the business of insurance and each state passes legislation and regulations that affect the way insurers do business within the state's boundaries. A major issue at the state level involves genetic information and whether insurers should be able to use such information when underwriting insurance policies. Many states have passed legislation restricting a health insurer's ability to use this information, but, at present, life insurance companies have not been made subject to similar restrictions. Prudential expects that similar legislative initiatives will continue to be passed into law.

                           SHAREHOLDERS OF PRUDENTIAL

    The Companies Act 1985 provides that a person that acquires an interest of 3% or more in Prudential ordinary shares is required to notify Prudential of that interest. As at March 7, 2001, CGNU plc had notified Prudential that it held a 3.9% interest in Prudential shares. Other than this holding, as of March 7, 2001, Prudential had not received any information that any shareholders own beneficially, directly or indirectly, more than 3% of its shares. See "Description of Prudential's Share Capital--Disclosure of Interests" for a description of the provisions of English law and Prudential's articles of association concerning disclosure of interests in Prudential's ordinary shares.

    In addition, Prudential's directors and other executive officers held, as at March 7, 2001, options to purchase 916,044 shares, all of which were issued pursuant to the Prudential Executive Share Option Scheme or Prudential Savings-Related Share Option Scheme. These options and plans are described in more detail under "Directors and Officers of Prudential Following the Merger--Compensation of Directors and Officers" and "Directors and Officers of Prudential Following the Merger--Options to Purchase Securities from Prudential plc".

SIGNIFICANT CHANGES IN OWNERSHIP

    In 1997, Prudential did not receive any notification from any shareholder that it held 3% or more of its share capital. In October 1998, Legal & General Group plc notified Prudential that it held 3% of its share capital. In
November 1999, Janus Capital Corporation notified Prudential that it held 3.1% of its share capital. In December 1999, Legal & General Group plc notified Prudential that it no longer held 3% of Prudential's share capital. In April and August 2000, Janus Capital Corporation notified Prudential that it held 4.2% and 3.9% of its share capital, respectively. In September 2000, Janus Capital Corporation notified Prudential that it no longer held 3% of Prudential's share capital.

    As of March 7, 2001, there were 86,706 shareholders holding Prudential shares in the United Kingdom. These shares represented 99.64% of Prudential's issued share capital.

           DIRECTORS AND OFFICERS OF PRUDENTIAL FOLLOWING THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS

    Following the merger, the Prudential board of directors is expected to consist of eighteen directors. Set forth below are the names, ages, current positions and business experience of the eighteen persons who have been designated to serve on the board following the merger, as well as the dates of their initial election as directors.

CONTINUING PRUDENTIAL DIRECTORS

SIR ROGER HURN (AGE 62)

    Sir Roger Hurn has been a non-executive director of Prudential since February 2000 and chairman since May 2000. He is also the chairman of Marconi plc (formerly The General Electric Company plc) and the deputy chairman of GlaxoSmithKline plc and previously was the deputy chairman of Glaxo Wellcome plc. He is a non-executive director of Imperial Chemical Industries PLC and was previously chairman of Smiths Industries plc and a director of SG Warburg Group. He is a chairman of the Court of Governors at the Henley Management College.

JONATHAN BLOOMER FCA (AGE 46)

    Jonathan Bloomer has been an executive director of Prudential since 1995 and group chief executive since March 2000. Previously, he was deputy group chief executive and group finance director. He is a non-executive director of Egg plc and of Railtrack Group plc. He is a member of the Urgent Issues Task Force Committee of the Accounting Standards Board.

KEITH BEDELL-PEARCE (AGE 55)

    Keith Bedell-Pearce has been an executive director of Prudential since 1992, its e-commerce director since March 2000 and chairman of Prudential Europe since September 1999. Previously, he was Prudential's international development director. He joined Prudential in 1972.

MARK TUCKER (AGE 43)

    Mark Tucker has been an executive director of Prudential since
September 1999 and chief executive of Prudential Corporation Asia since 1994 and previously was general manager in Prudential, Hong Kong from 1989 to 1992. He joined Prudential in 1986.

PHILIP BROADLEY FCA (AGE 40)

    Philip Broadley has been an executive director of Prudential and group finance director since May 2000. Previously he was with Arthur Andersen, where he became a partner in 1993. He specialised in providing audit, risk management and regulatory advisory services to clients in the financial services industry.

MICHAEL MCLINTOCK (AGE 39)

    Michael McLintock has been an executive director since September 2000. He has also been chief executive of M&G since February 1997, a position he held at the time of M&G's acquisition by Prudential in March 1999. He joined M&G in October 1992.

MARK WOOD (AGE 48)

    Mark Wood will join the board of Prudential plc from June 21, 2001. He was formerly group chief executive of AXA UK and a senior executive vice president of the AXA Group.

ANN BURDUS (AGE 67)

    Ann Burdus has been a non-executive director of Prudential since 1996. She is also a non-executive director of Next plc and a council member of the Institute of Directors. Previously, she was a non-executive director of Safeway Group plc and a committee member of the Automobile Association.

SANDY STEWART (AGE 67)

    Sandy Stewart has been a non-executive director of Prudential since 1997. He is also chairman of Murray Extra Return Investment Trust plc and of the Scottish Amicable (supervisory) Board. Previously, he was a practising solicitor and Chairman of Scottish Amicable Life Assurance Society.

SIR DAVID BARNES CBE (AGE 65)

    Sir David Barnes has been a non-executive director of Prudential since January 1999. He has been deputy chairman of AstraZeneca plc since April 1999 and was previously chief executive of Zeneca PLC. He has been a non-executive deputy chairman of Syngenta AG since November 2000 and non-executive chairman of Imperial Cancer Research Technology Ltd. He is a member of the Board of Trustees of the British Red Cross Society and was previously deputy chairman of Business in the Community.

ROB ROWLEY (AGE 51)

    Rob Rowley has been a non-executive director of Prudential since July 1999. He is also a director of Reuters Group PLC and chief executive of Reuterspace division. Previously, he was finance director of Reuters Group PLC.

ROBERTO MENDOZA (AGE 55)

    Robert Mendoza has been a non-executive director of Prudential since
May 2000. He is also a non-executive chairman of Egg plc and non-executive director of ACE Limited, Reuters Group PLC and Vitro SA. Previously, he was vice chairman and director and a member of the Corporate Office of JP Morgan &
Co, Inc. and was recently a managing director of Goldman Sachs.

DIRECTORS DESIGNATED BY AMERICAN GENERAL

ROBERT M. DEVLIN (AGE 60)

    Bob Devlin will join the board of Prudential as an executive director following the merger. He was named president and CEO of American General in 1995 and was elected chairman of American General in 1997. Previously, he served as vice chairman of American General from 1993 to 1995 and president and CEO of American General Life Insurance Company from 1986 to 1993. He joined American General in 1977 and has been a director since 1993. He is also a director of Cooper Industries, Inc. and Phillips Petroleum Company.

JOHN A. GRAF (AGE 41)

    John Graf will join the board of Prudential as an executive director following the merger. He was elected American General's senior vice chairman--asset accumulation in 2000 and previously served as vice chairman and group executive--retirement services beginning in 1999. He joined American General in 1998. Previously, Mr. Graf was vice chairman, chief marketing officer and chief administrative officer of Western National Corporation.

RODNEY O. MARTIN JR. (AGE 48)

    Rod Martin will join the board of Prudential as an executive director following the merger. He was elected senior vice chairman--financial services of American General in 2000 and has served as vice chairman and group executive--life insurance since 1998. He joined American General in 1995. Previously, Mr. Martin was president of Connecticut Mutual Insurance Services.

MICHAEL J. POULOS (AGE 70)

    Mike Poulos will join the board of Prudential as a non-executive director following the merger. Mr. Poulos is the retired chairman, president and CEO of Western National Corporation. He served on American General's board from 1980 until 1993 and was re-elected to the board in 1998. Mr. Poulos was with American General from 1970 to 1993, and served as vice chairman from 1991 to 1993. He is also a trustee of Century Shares Trust, a director of Newmark Homes Corp. and an advisory director of Greystone Capital Partners I, LP.

ANNE M. TATLOCK (AGE 61)

    Anne Tatlock will join the board of Prudential as a non-executive director following the merger. She is currently chairman and CEO of Fiduciary Trust Company International and was president of Fiduciary Trust Company International from 1994 to 2000 and executive vice president from 1990 to 1994. She was elected to American General's board in 1995. Ms. Tatlock is also a director of Fortune Brands, Inc., Merck & Co., Inc., Fiduciary Trust Company International and Franklin Resources.

LARRY D. HORNER (AGE 66)

    Larry Horner will join the board of Prudential as a non-executive director following the merger. He is currently chairman of Pacific USA Holdings Corp. and was elected to American General's board in 1995. Mr. Horner was managing director of Arnhold S. Bleichroeder, Inc. from 1991 to 1994 and chairman and CEO of KPMG Peat Marwick LLP from 1984 to 1990. He is also a director of Asia Pacific Electric Wire & Cable Corp. Limited, Atlantis Plastics, Inc., Laidlaw Global Securities Corp., Newmark Homes Corp., Phillips Petroleum Company and UTStarcom, Inc.

OTHER EXECUTIVE OFFICERS

    The table below sets out the names of other executive officers of Prudential and American General following the merger and their current principal positions with Prudential and American General.

DIRECTOR/EXECUTIVE OFFICER                       JOB TITLE                          BUSINESS UNIT
--------------------------         -------------------------------------  ---------------------------------
Robert Saltzman (Age 58).........  President and Chief Executive Officer  Jackson National Life
John Elbourne (Age 56)...........  Chief Executive                        UK Insurance Operations
Rodney Baker-Bates (Age 56)......  Chief Executive                        Prudential Financial Services
Paul Gratton (Age 41)............  Chief Executive                        Egg
                                   Chief Executive                        Prudential Intermediary Business
Kim Lerche-Thomsen (Age 48)......
Alan Cook (Age 47)...............  Chief Executive                        Prudential Insurance Services
Chris Evans (Age 44).............  Chief Executive                        Prudential Europe
Frederick Geissenger (Age 55)....  Vice Chairman                          American General Consumer Lending
Richard Scott (Age 47)...........  Vice Chairman                          American General Investment
                                                                          Management
Nicholas Rasmussen (Age 54)......  Executive Vice President, Chief        American General
                                   Financial Officer and Treasurer

SERVICE CONTRACTS

    The normal notice of termination which Prudential is required to give executive directors is 12 months, although for newly appointed directors there may be an initial contractual period of up to two years before the 12 months' notice period applies. The contracts of employment for all executive directors, including those appointed to the board in 2000, contain a 12 months' notice period. When considering termination of service contracts, regard will be given to the specific circumstances of each case, including mitigation. Non-executive directors do not have service contracts.

COMPENSATION OF DIRECTORS AND OFFICERS

    In 2000 the aggregate compensation that Prudential paid or accrued to all Prudential directors and other executive officers as a group (28 persons) was L13,857,503, including performance-related bonuses paid to the executive directors and executive officers.

DIRECTORS' REMUNERATION

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                                 2000        ANNUAL                 TOTAL
                                                             SALARY/FEES     BONUS     BENEFITS   EMOLUMENTS
                                                             ------------   --------   --------   ----------
                                                                            (IN L THOUSANDS)
EXECUTIVE DIRECTORS
Keith Bedell-Pearce........................................       325          105        28          458
Jonathan Bloomer...........................................       562          224        62          848
Philip Broadley (appointed 5/11/00)........................       208           76         9          293
Les Cullen (resigned 2/29/00) (1)..........................       117           --         5          122
Sir Peter Davis (resigned 2/29/00)(2)......................       100           --         5          105
Derek Higgs (retired 11/30/00).............................       368          125        18          511
Michael McLintock (appointed 9/1/00) (3)...................       100          350         3          453
Mark Tucker (4)............................................       360          576       183        1,119
                                                                -----        -----       ---        -----
  Total executive directors................................     2,140        1,456       313        3,909
                                                                =====        =====       ===        =====

NON-EXECUTIVE DIRECTORS
Michael Abrahams (retired 5/5/00)..........................        23           --        --           23
Sir David Barnes...........................................        29           --        --           29
Ann Burdus.................................................        29           --        --           29
Sir Roger Hurn (appointed 2/17/00, chairman 5/5/00)........       200           --        --          200
Sir Martin Jacomb (retired 5/5/00).........................        62           --         3           65
Bridget Macaskill..........................................        29           --        --           29
Roberto Mendoza (appointed 5/25/00)........................        68           --        --           68
Rob Rowley.................................................        29           --        --           29
Sandy Stewact..............................................        55           --        --           55
Niall FitzGerald...........................................        --           --        --           --
Lord Gillmore..............................................        --           --        --           --
                                                                -----        -----       ---        -----
  Total non-executive directors............................       524           --         3          527
                                                                =====        =====       ===        =====

Overall total..............................................     2,664        1,456       316        4,436
                                                                =====        =====       ===        =====

--------------------------
(1) Les Cullen also received compensation for loss of office of L276,000.

(2) The highest paid director in 2000 was Sir Peter Davis whose emoluments in 2000, including the value of rights granted to him under the long-term incentive plan, were L2,476,000. Additionally in 2000 Prudential made pension contributions of L47,000 on his behalf, including contributions of L36,000 to a Funded Unapproved Retirement Benefit Scheme.

(3) Michael McLintock's bonus includes a payment of L117,000 that was included in his contractual arrangements following the purchase of M&G in 1999.

(4) Mark Tucker's bonus figure includes a cash payment of L207,000 from his 1998 Asian long-term incentive plan. His benefits include an allowance for housing and additional similar benefits paid to reflect his expatriate circumstances. For 2000, those benefits and allowances amounted to L163,000.

ANNUAL BONUS

    The annual bonus award is designed to encourage executive directors to achieve the highest levels of annual corporate performance.

    The awards for all executive directors are calculated under a cash-based incentive plan. The awards are determined by the remuneration committee of Prudential's board of directors based on performance against quantitative financial and business targets as well as specific personal objectives.

    Prudential's executive directors may receive a bonus of up to 45% of basic salary at the time of making the award, excluding Michael McLintock who has an annual bonus in line with remuneration levels in the investment management industry.

SENIOR EXECUTIVES' LONG-TERM INCENTIVE PLANS

    Prudential's primary long-term incentive plan is known as the Restricted Share Plan and is designed to provide rewards contingent upon the achievement of pre-determined returns to shareholders, thereby aligning directors' interests with those of shareholders and encouraging them to perform at the highest level. Under this plan Prudential annually grants executive directors and most other executive officers a conditional award of Prudential's shares which are held in trust for three years. The conditional award is an amount up to the equivalent of between 40% and 80% of salary at the time of the award, or 100% in the case of the group chief executive, valuing the shares at their average share price during the preceding calendar year. The award price used for the 2000 award was
921.7 pence.

    At the end of the three-year performance period, a right to receive shares at no cost to the individual may be granted depending on Prudential's total return to shareholders relative to other companies in the FTSE 100 share index over the three years. In addition, the remuneration committee of Prudential's board of directors must be satisfied with Prudential's overall financial performance during this period. Prudential will not allocate shares if Prudential's total return ranks 60th or below other companies in the FTSE 100 share index over the three years and Prudential will award the maximum allocation only if the total shareholder return is in the top 20 of such companies. Between these points, allocations of shares will be on a straight line basis. The executive director concerned may then exercise the right to receive allocations at any time during the following seven years.

    As Chief Executive of Asian operations, Mark Tucker also participates in a long-term incentive plan that measures performance of the group's Asian operations. This plan is designed to provide reward based on the growth of the appraisal value of Asian operations during each three-year period.

    Not all executive officers participate in the Restricted Share Plan. Those who do not participate in the Restricted Share Plan, participate instead in a cash-based phantom stock plan with annual awards that vest, depending on the plan in question, between four and five years after the date of grant. Awards are dependent on the performance of the business area or region over the vesting period.

    Details of conditional awards of Prudential's shares under the Restricted Share Plan are shown below. These shares are held in trust and represent the conditional awards out of which allocations may be made in the allocation year:

                                                                                    MARKET VALUE OF   CONDITIONAL
                                CONDITIONAL                                         RIGHTS GRANTED       AWARDS
                                  AWARDS                                               IN 2000*       OUTSTANDING
                              OUTSTANDING AT     CONDITIONALLY        RIGHTS             (IN L        DECEMBER 31,   RELEASE
                              JANUARY 1, 2000   AWARDED IN 2000   GRANTED IN 2000     THOUSANDS)        AT 2000        YEAR
                              ---------------   ---------------   ---------------   ---------------   ------------   --------
Keith Bedell-Pearce.........       39,350            28,209            39,350              383           36,024        2001
                                   36,024                                                                28,664        2002
                                   28,664                                                                28,209        2003
                                  -------           -------           -------            -----          -------
  Subtotal..................      104,038            28,209            39,350              383           92,897
                                  -------           -------           -------            -----          -------
Jonathan Bloomer............       56,859            63,470            56,859              554           45,390        2001
                                   45,390                                                                36,308        2002
                                   36,308                                                                63,470        2003
                                  -------           -------           -------            -----          -------
  Subtotal..................      138,557            63,470            56,859              554          145,168
                                  -------           -------           -------            -----          -------
Philip Broadley.............                         18,806                                              18,806        2003
Les Cullen (1)..............       16,720                               4,714               46
Sir Peter Davis (2).........      101,534                             101,534            1,007
                                   79,417                              79,417              788
                                   64,494                              58,045              576
                                  -------                             -------            -----
  Subtotal..................      245,445                             238,996            2,371
                                  -------                             -------            -----
Derek Higgs (3).............       56,859            34,718            56,859              554           45,390        2001
                                   45,390                                                                36,308        2002
                                   36,308                                                                34,718        2003
                                  -------           -------           -------            -----          -------
  Subtotal..................      138,557            34,718            56,859              554          116,416
                                  -------           -------           -------            -----          -------
Michael McLintock...........                         13,019                                              13,019        2003
Mark Tucker.................       46,931            31,247            46,931              457           36,024        2001
                                   36,024                                                                28,664        2002
                                   28,664                                                                31,247        2003
                                  -------           -------           -------            -----          -------
  Subtotal..................      111,619            31,247            46,931              457           95,935
                                  -------           -------           -------            -----          -------
TOTAL.......................      738,216           157,644           438,995            4,319          450,416
                                  =======           =======           =======            =====          =======

--------------------------

* The market value of rights granted in 2000 is based on the market value of the shares over which rights are granted on the day of the grant.

(1) In accordance with the arrangements for Les Cullen's departure, the release date applying to his 1999 RSP award was brought forward to April 2000 with shares released subject to pro rating for service in the performance period and TSR performance at February 29, 2000. The balance of the award lapsed.

(2) In accordance with the arrangements for Sir Peter Davis' departure, the release dates applying to his RSP awards were brought forward to February 2000 with shares released subject only to pro rating for TSR performance at January 31, 2000. The balance of the awards lapsed.

(3) In accordance with the arrangements for his retirement, the release dates applying to the 1999 and 2000 RSP awards for Derek Higgs have been brought forward to February 28, 2001, with pro rating and TSR performance effective December 31, 2000. The balance of the awards lapsed.

DIRECTORS' SHARE OPTIONS

    The Restricted Share Plan replaced the Prudential Executive Share Option Scheme in 1995 as Prudential's primary long-term incentive plan. Outstanding options under both the Prudential and M&G executive share option scheme remain in effect and are set out below together with options under the Prudential and M&G savings-related share option scheme. The current Prudential savings-related share option scheme is open to all UK permanent employees and Prudential grants options up to UK Inland Revenue limits at a 20% discount. Optionholders cannot normally exercise such options until a minimum of three years has elapsed.

DIRECTORS' PENSIONS

PRUDENTIAL STAFF PENSION SCHEME

    Executive directors are eligible to participate in the Prudential Staff Pension Scheme on the same basis as other members. The scheme is non-contributory and provides members with a maximum pension of 38/60 of final pensionable earnings at the normal retirement age of 60. Final pensionable earnings are the sum of the pensionable salary for the 12 months immediately preceding retirement or termination of employment. Final pensionable earnings for entrants since May 31, 1989 are restricted to salary up to the UK Inland Revenue earnings cap.

    The scheme also provides on death, whether in service, in deferment or following retirement, pensions for spouse and children. The spouse's pension on death in service is the higher of 54% of the member's prospective pension at age 60 or 25% of salary in the 12 months preceding death subject to the earnings cap. The spouse's pension on death in deferment is 50% of the member's deferred pension at the date of death. On death after retirement, the spouse's pension is 50% of the member's pension in payment ignoring any pension commuted for a lump sum at retirement. A lump sum death in service benefit of four times final pensionable earnings is also provided. Pension increases after retirement are wholly discretionary but in recent years annual increases have been awarded in line with inflation. Discretionary increases are taken into account in calculating transfer values payable in lieu of deferred pension benefits. The contract of Keith Bedell-Pearce provides that in the event of his retirement at age 55, his pension will be based on the pension he would have received at normal retirement age 60 subject to a discount rate of 3% per annum for early retirement.

OTHER PENSION ARRANGEMENTS

    For directors subject to the earnings cap, Prudential will, on request, establish funded unapproved retirement benefit schemes and a separate life assurance scheme to provide additional retirement and life assurance benefits based on salary in excess of the earnings cap. Both Sir Peter Davis and Derek Higgs participate in these arrangements and Philip Broadley is now a participant. Jonathan Bloomer has not participated in the funded unapproved retirement benefit schemes and instead Prudential pays a salary supplement to fund arrangements for the provision of income in retirement. The Prudential Staff Pension Scheme provides a lump sum death in service benefit. Jonathan Bloomer also participates in a separate life assurance scheme that provides cover over the earnings cap.

    Other officers are also eligible to join local pension arrangements, the majority of which are of the defined benefit type. Where other officers receive salary supplements or contributions to defined contribution arrangements, these have been disclosed in the Compensation of Directors and Officers above.

    Michael McLintock participates in a separate funded scheme, the intention of which is to fund a two-thirds pension at age 60 taking into account the benefits from the M&G Group Pension Scheme, and participates in a separate life assurance scheme which provides additional life assurance benefits based on salary in excess of the earnings cap.

OPTIONS TO PURCHASE SECURITIES FROM PRUDENTIAL PLC

ALL OUTSTANDING OPTIONS

    As of June 30, 2000, 21,626,633 options were outstanding, which Prudential issued under the Executive Share Option Schemes and the Savings-Related Share Option Schemes. As of June 30, 2000, directors and other executive officers held 941,225 of such outstanding options. Except as described below in "--Outstanding Options of Directors and Other Executive Officers", each option represents the right of the bearer to subscribe for one share at a particular pre-determined exercise price at a pre-set exercise date.

    As of June 30, 2000, 207,852 shares were outstanding under the Share Participation Plan.

    As of June 30, 2000, 46,798 shares were outstanding under the Managers Share Plan, none of which was held by a director.

    As of June 30, 2000, 618,165 options were outstanding under the Restricted Share Plan.

    As of June 30, 2000, 3,126,500 shares and options were outstanding under the Professional Reward Scheme, none of which was held by directors or other executive officers. The Professional Reward Scheme is a scheme open only to the UK company salesforce staff and is not open to directors and other executive officers.

    As of June 30, 2000, 50,090 shares were outstanding under other awards, none of which was held by a director.

    The aggregate exercise price of the outstanding options under the Executive Share Option Scheme and the Savings-Related Share Option Scheme is
L109 million. The latest expiration dates for exercise or release of the securities underlying the options or awards and the number of options or shares (in millions) are set out in the table below.

                                                                    SHARES AND          OPTIONS
                                                                      OPTIONS      OUTSTANDING UNDER
                          SHARES         SHARES        OPTIONS      OUTSTANDING     EXECUTIVE SHARE       SHARES
                        OUTSTANDING    OUTSTANDING   OUTSTANDING       UNDER       OPTION SCHEME AND    OUTSTANDING
                        UNDER SHARE       UNDER         UNDER      PROFESSIONAL     SAVINGS-RELATED        UNDER
       YEAR OF         PARTICIPATION    MANAGERS     RESTRICTED       REWARD          SHARE OPTION         OTHER
     EXPIRATION            PLAN        SHARE PLAN    SHARE PLAN       SCHEME             SCHEME           AWARDS          TOTAL
     ----------        -------------   -----------   -----------   -------------   ------------------   -----------   -------------
                            (IN            (IN           (IN       (IN MILLIONS)     (IN MILLIONS)          (IN       (IN MILLIONS)
                         MILLIONS)      MILLIONS)     MILLIONS)                                          MILLIONS)
2000.................        --             --          0.07             --               0.20             0.02            0.29
2001.................      0.08           0.02          0.03           0.33               4.60             0.01            4.74
2002.................      0.11           0.03            --           0.20               5.80             0.02            5.96
2003.................      0.01             --            --           0.08               4.30               --            4.31
2004.................      0.01             --            --             --               4.00               --            4.01
2005.................        --             --            --             --               1.90               --            1.90
2006.................        --             --          0.22             --               0.60               --            0.82
2007.................        --             --          0.30           0.88               0.20               --            0.50
2008.................        --             --            --           0.67                 --               --            0.00
2009.................        --             --            --           0.80                 --               --            0.00
2010.................        --             --            --           0.16                 --               --            0.16
                           ----           ----          ----           ----              -----             ----           -----
Total................      0.21           0.05          0.62           3.12              21.60             0.05           22.69
                           ====           ====          ====           ====              =====             ====           =====

    As of March 7, 2001, 19,136,263 options were outstanding, which Prudential issued under the Executive Share Option Schemes and the Savings-Related Share Option Schemes. As of March 7, 2001, directors and other executive officers held 916,044 of such outstanding options. Except as described below in "--Outstanding Options of Directors and Other Executive Officers" in this section, each option represents the right of the bearer to subscribe for one share at a particular pre-determined exercise price at a pre-set exercise date.

    As of March 7, 2001, 198,466 shares were outstanding under the Share Participation Plan. Such outstanding shares held by directors are included in the shares set forth under "--Directors' Shareholdings".

    As of March 7, 2001, 45,885 shares were outstanding under the Managers Share Plan, none of which was held by a director.

    As of March 7, 2001, 354,870 options were outstanding under the Restricted Share Plan. Such outstanding options held by directors are included in the shares set forth under "--Directors' Shareholdings".

    As of March 7, 2001, 2,217,622 options were outstanding under the Professional Reward Scheme, none of which was held by directors or other executive officers. The Professional Reward Scheme is a scheme open only to the UK company salesforce staff and is not open to directors and other executive officers.

    As of March 7, 2001, 31,855 shares were outstanding under other awards, none of which was held by a director.

    The aggregate exercise price of the outstanding options under the Executive Share Option Scheme and the Savings-Related Share Option Scheme is
L96.6 million. The latest expiration dates for exercise or release of the securities underlying the options or awards and the number of options or shares (in millions) are set out in the table below.

                                                                    SHARES AND          OPTIONS
                                                                      OPTIONS      OUTSTANDING UNDER
                          SHARES         SHARES        OPTIONS      OUTSTANDING     EXECUTIVE SHARE      SHARES
                        OUTSTANDING    OUTSTANDING   OUTSTANDING       UNDER       OPTION SCHEME AND   OUTSTANDING
                        UNDER SHARE       UNDER         UNDER      PROFESSIONAL     SAVINGS-RELATED       UNDER
       YEAR OF         PARTICIPATION    MANAGERS     RESTRICTED       REWARD         SHARE OPTION         OTHER
     EXPIRATION            PLAN        SHARE PLAN    SHARE PLAN       SCHEME            SCHEME           AWARDS          TOTAL
     ----------        -------------   -----------   -----------   -------------   -----------------   -----------   -------------
                            (IN            (IN           (IN       (IN MILLIONS)     (IN MILLIONS)         (IN       (IN MILLIONS)
                         MILLIONS)      MILLIONS)     MILLIONS)                                         MILLIONS)
2000.................         --            --            --             --               0.00              --            0.00
2001.................       0.07          0.02          0.01           0.26               4.20            0.01            4.57
2002.................       0.10          0.03            --           0.20               4.80            0.02            5.15
2003.................       0.01            --            --           0.06               3.70              --            3.77
2004.................       0.01            --            --             --               3.40              --            3.41
2005.................         --            --            --             --               2.10              --            2.10
2006.................         --            --          0.14             --               0.60              --            0.74
2007.................         --            --          0.20           0.38               0.30              --            0.88
2008.................         --            --            --           0.50               0.00              --            0.50
2009.................         --            --            --           0.65               0.00              --            0.65
2010.................         --            --            --           0.15                 --              --            0.15
                            ----          ----          ----           ----              -----            ----           -----
Total................       0.19          0.05          0.35           2.20              19.10            0.03           21.92
                            ====          ====          ====           ====              =====            ====           =====

OUTSTANDING OPTIONS OF DIRECTORS AND OTHER EXECUTIVE OFFICERS

                                        OPTIONS OUTSTANDING AT   EXERCISE PRICE   EARLIEST EXERCISE   LATEST EXERCISE
                                            MARCH 7, 2001           (PENCE)             DATE               DATE
                                        ----------------------   --------------   -----------------   ---------------
Keith Bedell-Pearce(2)................         189,000                201                1995              2002
                                               105,000                328                1996              2003
                                                60,500                309                1997              2004
                                                 2,267*               344                2003              2003
                                                 3,259*               359                2003              2004
                                               -------
  Subtotal............................         360,026
                                               -------
Jonathan Bloomer......................         196,750                315                1998              2005
                                               226,750                315                2000              2005
                                                 7,677*               254                2002              2002
                                                 2,296*               751                2005              2005
                                               -------
  Subtotal............................         433,473
                                               -------
Philip Broadley.......................           1,327*               730                2003              2004
Michael McLintock.....................           4,538*               380                2003              2003
Mark Tucker(3)........................           4,074*               254                2000              2000
                                                 2,172*               359                2003              2004
                                                 1,378*               751                2005              2005
                                               -------
  Subtotal............................          13,489
                                               -------
SUBTOTAL..............................         806,988
                                               -------
Other Executive Officers..............         109,056
                                               -------
TOTAL(4)..............................         916,044
                                               =======

--------------------------
* Savings-Related Share Option Scheme

(1) The market price of shares at December 31, 2000 was 1077 pence. The highest and lowest share prices during 2000 were 1,186 pence and 880 pence, respectively.

(2) During 1999, Keith Bedell-Pearce exercised options with an associated gain on exercise of L40,000.

(3) Mark Tucker exercised options over the 4,074 shares on March 13, 2001.

(4) Information has not been provided on Les Cullen, Sir Peter Davis and Derek Higgs because they are no longer directors of Prudential and Prudential does not maintain information on their shareholdings.

(5) None of Michael Abrahams, Sir David Barnes, Ann Burdus, Niall Fitzgerald, Lord Gillmore, Sir Roger Hurn, Sir Martin Jacomb, Bridget Macaskill, Roberto Mendoza, Rob Rowley or Sandy Stewart holds options to purchase Prudential shares.

    Prudential's register of directors' interests, which is open to inspection, contains full details of the directors' shareholdings and options to subscribe for shares.

DIRECTORS' SHAREHOLDINGS

    As at March 7, 2001, Prudential's directors and other executive officers beneficially owned the following total amount of Prudential's shares not including options and conditional awards:

                                                          HOLDING AS OF    PERCENTAGE OF
NAME                                                      MARCH 7, 2001   ORDINARY SHARES
----                                                      -------------   ---------------
Sir David Barnes CBE....................................       3,971      0.0002
Keith Bedell-Pearce.....................................     144,654      0.0074
Jonathan Bloomer........................................     112,947      0.0058
Philip Broadley.........................................       3,022      0.0002
Ann Burdus..............................................       2,938      0.0002
Sir Roger Hurn..........................................      10,000      0.0005
Bridget Macaskill.......................................       3,013      0.0002
Michael McLintock.......................................       2.820      0.0001
Roberto Mendoza.........................................       2,765      0.0001
Rob Rowley..............................................       2,799      0.0001
Sandy Stewart...........................................       9,302      0.0005
Mark Tucker.............................................     134,713      0.0069

* Information has not been provided on Les Cullen, Sir Peter Davis, Derek Higgs, Michael Abrahams CBE DL, Niall FitzGerald, Lord Gillmore and Sir Martin Jacomb because they are no longer directors of Prudential and Prudential does not maintain information on their shareholdings.

    In addition, Prudential's directors and other executive officers held, as at March 7, 2001, options to purchase 916,044 shares, all of which were issued pursuant to Prudential's Executive Share Option Scheme or Prudential's Savings-Related Share Option Scheme. These options and plans are described in more detail under "Directors and Officers of Prudential Following the Merger".

    Prudential is not owned or controlled directly or indirectly by another corporation or by any government or by any other natural or legal person severally or jointly and Prudential does not know of any arrangements that might result in a change in Prudential's control.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    In September 1997, Prudential acquired the Scottish Amicable business. Prior to the acquisition of Scottish Amicable Life Assurance Society, Sandy Stewart was a director and the chairman of that company and following the acquisition, he became one of Prudential's non-executive directors. Also, prior to the acquisition of each of M&G and Scottish Amicable, Michael McLintock was the chief executive officer of M&G and Roy Nicolson was the chief executive officer of Scottish Amicable. Following each respective acquisition, they each became executive officers in Prudential's group.

    Otherwise, during the last five years Prudential has not been and is not now, a party to any other material transaction or proposed transaction in which any director, any other executive officer, any spouse or relative of any of the foregoing, or any relative of such spouse had or was to have a direct or indirect material interest.

    Various executive officers and directors of Prudential may from time to time purchase insurance or annuity products marketed by Prudential companies in the ordinary course of business.

                   DESCRIPTION OF PRUDENTIAL'S SHARE CAPITAL

    The following is a summary of the rights of the holders of Prudential's shares. These rights are set out in Prudential's memorandum and articles of association or are provided for by applicable English law. Because it is a summary, it does not contain all the information that may be important to you. For more complete information you should read Prudential's memorandum and articles of association. Directions on how to obtain a complete copy of Prudential's memorandum and articles of association are provided under "Where You Can Find More Information". For a summary of the differences between the rights of a shareholder of Prudential and a shareholder of American General, see "Comparison of Rights of Prudential Shareholders and American General Shareholders".

    At your election, the Prudential ordinary shares issued in exchange for American General shares in the merger may be delivered in the form of Prudential ADSs that will each evidence two Prudential ordinary shares. The deposit agreement among Prudential, Morgan Guaranty Trust Company and you as an ADS holder will govern the rights of holders of ADSs as described in "Description of Prudential's American Depositary Shares". You should be aware that these rights are different from the rights of the holders of Prudential ordinary shares.

SHARE CAPITAL

    Prudential's authorized share capital is L120,000,000. It is comprised of 2,400,000,000 ordinary shares each with a nominal value of 5 pence. As of June 30, 2000, the issued share capital of Prudential was L98,112,595.05, and Prudential had 1,962,251,901 shares issued and outstanding. As of March 7, 2001, the issued share capital of Prudential was L99,062,595.10, and Prudential had 1,981,531,182 shares issued and outstanding. Each of these shares is fully paid.

    The number of Prudential ordinary shares increased from 1,953,930,435 as of January 1, 2000 to 1,981,406,182 as of December 31, 2000.

    As of June 30, 2000, options to purchase 21,626,633 Prudential shares were outstanding. At that date, Prudential held 2,696,764 of its shares in trust to satisfy those options. These shares had a book value of L24,945,067.00 and a market value of L26,104,675.52 (using a per share price of L9.68 as of that date). As of March 7, 2001, options to purchase 19,136,263 Prudential shares were outstanding. At that date, Prudential held 1,837,270 of its shares in trust to satisfy those options. These shares had a book value of L19,750,652.50 and a market value of L16,921,256.70 (using a per share price of L9.21 as of that date).

HISTORY OF SHARE CAPITAL

    As of January 1, 1997, 1,923,800,706 Prudential shares were outstanding. During 1997, 12,077,633 shares were issued under share option schemes and to qualifying employee share ownership trusts and 3,110,811 shares were issued in lieu of cash dividends. As a result, as of December 31, 1997, 1,938,989,150 Prudential shares were outstanding. During 1998, 9,677,020 shares were issued under share option schemes and to qualifying employee share ownership trusts, resulting in 1,948,666,170 Prudential shares outstanding as of December 31, 1998. During 1999, 3,648,991 shares were issued under share option schemes and to qualifying employee share ownership trusts, and 1,615,274 shares were issued in lieu of cash dividends. At December 31, 1999, 1,953,930,435 Prudential shares were issued and outstanding.

    Prudential's directors issued shares in 1997, 1998, 1999 and 2000 pursuant to an ordinary resolution of shareholders passed on May 29, 1996 allowing the directors to allot equity securities up to a maximum of L24,000,000 over the course of five years. This authority is scheduled to expire on May 29, 2001. At Prudential's annual general meeting scheduled for May 10, 2001, the directors intend to request shareholder authorization to allot equity securities up to a maximum of 418,000,000 shares for a further five-year period.

    There were no changes to the voting rights of any class of shares during 1997, 1998, 1999 or 2000 and, other than issuances to qualifying employee share ownership trusts and shares issued in lieu of cash dividends, Prudential did not issue shares for a consideration other than cash during 1997, 1998, 1999 or 2000. In addition, at its annual general meetings in 1997, 1998 and 1999, Prudential shareholders authorized the limited disapplication of Section 89 of the Companies Act 1985 to permit Prudential to issue new shares for cash without applying shareholders' statutory pre-emptive rights. Prudential intends to seek similar shareholder authorization at its annual general meeting scheduled for May 10, 2001.

DIVIDENDS

    Under English law, Prudential may pay dividends only if distributable profits are available for that purpose. Distributable profits are accumulated, realized profits not previously distributed or capitalized, less accumulated, realized losses not previously written off. Even if distributable profits are available, Prudential may only pay dividends if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves, including, for example, the share premium account and the capital redemption reserve, and the payment of the dividend does not reduce the amount of the net assets to less than that aggregate. In addition, as the parent company of UK insurance companies to which Part II of the Insurance Companies Act 1982 applies, Prudential may not declare a dividend at any time when the value of the assets representing the fund or funds maintained by any of those insurance companies in respect of its long-term insurance business (as determined in accordance with applicable valuation regulations) is less than the amount of the liabilities attributable to that business (as so determined). Subject to these restrictions, Prudential's directors have the discretion to determine whether to pay a dividend and the amount of any such dividend but must take into account Prudential's financial position.

    Prudential's directors also determine the date on which Prudential pays dividends. Prudential pays dividends to the shareholders on the register on the record date that the directors determine, in proportion to the number of shares that those shareholders hold. There are no fixed dates on which entitlements to dividends arise. Interest is not payable on dividends or other amounts payable in respect of shares.

    Prudential's directors have the discretion to offer shareholders the right to elect to receive additional shares (credited as fully paid) instead of all or any part of any cash dividend. The aggregate value of additional shares that a shareholder may receive under such an election is as nearly as possible equal to (but not greater than) the cash amount the shareholder would have received. Prudential does not issue fractions of shares and Prudential's directors may make such provision as they think appropriate to deal with any fractional entitlements. Prudential's directors may exclude shareholders from the right to receive shares instead of cash dividends if Prudential's directors believe that extending the election to such shareholders would violate the laws of any territory or for any other reason the directors consider in their absolute discretion appropriate.

    If a shareholder does not claim a dividend within one year of becoming due for payment, Prudential's directors may invest it or otherwise use it for Prudential's benefit until such shareholder claims it. These amounts are not held on trust. If a shareholder does not claim a dividend within twelve years of becoming due for payment, such shareholder forfeits it.

SHAREHOLDER MEETINGS

    English company law provides for shareholders to exercise their power to decide on corporate matters at general meetings. Prudential's articles of association require annual general meetings, at intervals of not longer than 15 months. At the annual general meetings, shareholders receive and consider the statutory accounts and the reports by the auditors and the directors, elect and re-elect directors, approve the appointment, and fix or determine the manner of fixing, of the remuneration of Prudential's auditors and transact any other business which ought to be transacted under the articles of association. Extraordinary general meetings to consider specific matters may be held at the discretion of Prudential's directors and must be convened following the written request of shareholders representing at least one-tenth of all the issued shares. The quorum required for a general meeting is ten shareholders present in person or by proxy.

VOTING RIGHTS

    Voting at any meeting of shareholders is by show of hands unless a poll (meaning a vote by the number of shares held rather than by a show of hands) is demanded as described below. On a show of hands every shareholder who is present in person or by proxy has one vote. Proxies are not allowed to vote on a show of hands. On a poll every shareholder who is present in person or by proxy has one vote for every share held. Only the holders of fully paid shares are allowed to attend and be counted in the quorum at meetings or to vote. If more than one joint shareholder votes, only the vote of the shareholder whose name appears first in the register is counted. At present, a shareholder whose shareholding is registered in the name of a nominee, including the depositary of ADSs, may not attend and vote at a general meeting and may only vote through his or her nominee. However, the board of Prudential has, pursuant to the terms of the merger agreement, proposed amending its articles of association to enable Prudential ADS holders or their proxies to attend, vote and speak at general meetings of Prudential, in which case ADS holders would be able to attend and vote at shareholder meetings through the appointment of proxies. Alternatively, you may instruct Morgan Guaranty Trust Company of New York, as depositary, to vote the shares underlying your ADSs. The procedures for voting through the ADS depositary are described under "Description of Prudential's American Depositary Shares".

    Resolutions of Prudential's shareholders generally require the approval of a majority of the shareholders to be passed. Such resolutions, referred to as ordinary resolutions, require:

    - on a show of hands, a majority in number of the shareholders present and voting in person or (in the case of a corporate shareholder) by an authorized corporate representative to vote in favor, or

    - on a poll, more than 50% of the votes to be in favor.

    Some resolutions, referred to as special resolutions, however, such as a resolution to amend the memorandum and articles of association, require a 75% majority. Such special resolutions require:

    - on a show of hands, at least 75% of the shareholders present and voting in person or (in the case of a corporate shareholder) by an authorized corporate representative to vote in favor, or

    - on a poll, at least 75% of the votes to be in favor.

    The chairman of the general meeting has a tie-breaking vote both on a show of hands and on a poll. Any shareholder who is entitled to attend and vote at a general meeting may appoint one or more proxies to attend and vote at the meeting on his or her behalf.

    The following persons may demand a poll:

    - the chairman of the meeting,

    - at least five shareholders present in person or by proxy having the right to vote at the meeting,

    - any shareholder or shareholders present in person or by proxy and representing at least 10% of the total voting rights of all the shareholders having the right to vote at the meeting, or

    - any shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to at least 10% of the total sum paid up on all the shares conferring that right.

TRANSFER OF SHARES

    Transfers of shares may be made by an instrument of transfer. An instrument of transfer must be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. The transferor remains the holder of the relevant shares until the name of the transferee is entered in the share register. Transfers of shares may also be made by a computer-based system (currently the CREST system) and transferred without a written instrument in accordance with English company law. The directors may refuse to register transfers of shares, but only if such refusal does not prevent dealings in the shares from taking place on an open and proper basis. If the directors refuse to register a transfer they must send the transferee notice of the refusal within two months.

CHANGES IN SHARE CAPITAL

    Increases in share capital may only take place after approval by shareholders by ordinary resolution. The class and other rights attaching to such new shares may be determined by resolution of the shareholders. Prudential's directors may issue and allot such new shares if authorized to do so by the shareholders. In addition to any increase, the following changes in share capital may only take place after approval by an ordinary resolution of the shareholders:

    - share consolidations and share splits,

    - subdivisions of shares, and

    - cancellations of shares that have not been taken or agreed to be taken by any person.

    Reductions in Prudential's share capital, capital redemption reserve and share premium account and purchases of Prudential's own shares must be approved by a special resolution of the shareholders and must be confirmed by an order of the court.

VARIATION OF RIGHTS

    If the share capital is divided into different classes of shares, the rights of any class of shares may be changed or taken away only if such measure is approved by a special resolution passed at a separate meeting of the holders of that class. Two persons holding or representing by proxy at least one-third in nominal amount of the issued shares of the class must be present at such a meeting in person or by proxy to constitute a quorum. The issued share capital of Prudential is not currently divided into different classes of shares.

LIEN

    Prudential may not have a lien on fully paid shares.

SHAREHOLDERS RESIDENT ABROAD

    If a shareholder has not provided an address in the United Kingdom, the Channel Islands or the Isle of Man to Prudential, Prudential is not currently required to send notices to such shareholder directly. However, pursuant to the terms of the merger agreement, Prudential intends to seek shareholder approval to amend its articles of association with respect to the rights of non-UK resident shareholders. Prudential cannot guarantee that these amendments will be adopted and their adoption is not a condition to the completion of the merger. Currently, notices to such shareholders may be posted in Prudential's registered office and are then deemed to be served on those shareholders on the day

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following the posting. Unless otherwise required by law or Prudential's articles of association, notices may also be given by advertisement published once in at least one leading UK daily newspaper. Please see the proposed amendments to Prudential's articles of association for a summary of the alterations proposed to enable shareholders outside the United Kingdom to receive notices. There are no limitations on non-resident or foreign shareholders' rights to own Prudential securities or exercise voting rights where such rights are given under English company law.

WINDING-UP

    Prudential is subject to the general insolvency law applicable to UK companies, which is described in "Supervision and Regulation of Prudential--UK Supervision and Regulation--Insurance Regulation--Winding-up Rules".

BOARD OF DIRECTORS

    Prudential's board of directors manages Prudential's business. However, Prudential's shareholders must approve certain matters, such as changes to the share capital and the election of directors. Directors are appointed subject to Prudential's articles of association. Prudential's board of directors may fill vacancies and appoint additional directors who hold office until the next annual general meeting. The articles of association require that each director must have beneficial ownership of at least 2,500 ordinary shares. The minimum number of directors is eight and the maximum number is sixteen. Prudential may vary these limits by ordinary resolution and is required to increase the maximum limit under the terms of the merger agreement. There are currently eleven members of Prudential's board of directors and following the merger, there will be eighteen members.

    At every annual general meeting, directors who have been in office for three years and have not sought re-election during that time are required to retire by rotation and are eligible for re-election. Shareholders may remove any director before the end of his or her term of office by ordinary resolution and may appoint another person in his or her place by ordinary resolution. The shareholders may determine the aggregate amount of the non-executive directors' remuneration by ordinary resolution, although they are not entitled to fix the remuneration of the executive directors under their service agreements in this way.

    In addition, the executive directors enter into service agreements with Prudential governing their employment relationship. The normal termination notice period under such service agreements for executive directors is twelve months. For newly appointed executive directors, there may be an initial contractual period of up to two years before the twelve-month notice period applies. Non-executive directors do not have service agreements and are not eligible for the annual bonus, membership in Prudential's Restricted Share Plan or pensions.

    The directors may exercise all the powers of Prudential to borrow money and to mortgage or charge its undertaking, provided that the outstanding aggregate amount does not, when added to any amount borrowed by subsidiaries of Prudential at any time (exclusive of intra-group borrowings and borrowings by subsidiaries of Prudential that are UK-authorized banks), without the previous sanction of shareholders in a general meeting, exceed a sum equal to the aggregate of the issued capital and reserves of Prudential and of one-tenth of each of the insurance funds (including contingency funds) of each of Prudential's subsidiaries as shown in the last published balance sheets of Prudential and of each of its subsidiaries.

    There is no age restriction applicable to directors in Prudential's articles of association. English company law, however, requires that if Prudential appoints or retains a director over the age of 70, special notice stating the director's age must be given in a resolution appointing or re-appointing the director. "Special notice" requires that notice of the intention to move the resolution is given to the company at least 28 days before the meeting at which the resolution is moved.

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DISCLOSURE OF INTERESTS

    Section 198 of the Companies Act 1985 provides that a person (including a company and other legal entities) that acquires an interest of 3% or more in any class of shares constituting an English public company's relevant share capital (e.g., Prudential-issued share capital carrying the right to vote in all circumstances at a general meeting of Prudential) is required to notify Prudential of its interest within two business days following the day on which it acquires that interest. After the 3% level is exceeded, similar notifications must be made in respect of increases or decreases of 1% or more.

    For the purposes of the notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares:

    - in which a spouse, or child or stepchild under the age of 18, is interested,

    - in which a corporate body is interested and either (1) that corporate body or its directors are accustomed to act in accordance with that person's directions or instructions or (2) that person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that corporate body, or

    - in which another party is interested and the person and that other party are parties to an agreement within the meaning of section 204 of the Companies Act 1985 (a "concert party agreement"). A concert party agreement is one that provides for one or more persons to acquire interests in shares of a particular public company. The interests of one party in shares are attributed to the other(s) if the agreement imposes obligations or restrictions on any one of the parties as to the use, retention or disposal of such interests acquired under such agreement, and any interest in the company's shares is in fact acquired by any of the parties under the agreement.

    Some interests (e.g., those held by certain investment fund managers) may be disregarded for the purposes of calculating the 3% threshold, but the obligations of disclosure will still apply where those interests exceed 10% or more of any class of the company's relevant share capital and to increases or decreases of 1% or more thereafter.

    Section 212 of the Companies Act 1985 provides that a public company may send a written notice to a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares constituting the company's "relevant share capital". The notice may require that person to state whether he has an interest in the shares, and in case that person holds or has held an interest in those shares, to give additional information relating to that interest and any other interest in the shares of which that person is aware.

    Where a company serves notice under the provisions described above on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to an English court for an order directing that the shares in question be subject to restrictions prohibiting, among other things, any transfer of those shares, the taking up of rights in respect of those shares and, other than in liquidation, payments in respect of those shares.

    In addition, under Prudential's articles of association, a shareholder may lose the right to vote his shares if he or any other person appearing to be interested in those shares fails to comply within a prescribed period of time with such a request to give the required information with respect to past or present ownership or interests in those shares, or makes a statement in response to such a request which is in the opinion of the directors false or misleading in any material manner. In the case of holders of 0.25% or more of the issued share capital of Prudential (or any class of the share capital), in addition to disenfranchisement, the sanctions that may be applied by Prudential under its articles of

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association include withholding the right to receive payment of dividends and other monies payable on the relevant shares, and restrictions on transfers of these relevant shares. In the case of holders of less than 0.25% of the issued share capital of Prudential, the sanction is disenfranchisement alone.

    A person who fails to fulfill the obligations imposed by Sections 198 and 212 of the Companies Act 1985 described above is subject to criminal penalties.

PERMITTED OPERATIONS

    Under clause 4 of Prudential's memorandum of association, Prudential's principal object is to carry on the business of an investment company and, for that purpose to acquire and hold (for itself or as trustee or nominee) securities in any part of the world. Further objects include providing financial, administrative and investment services for the companies in which Prudential is interested. In addition, the memorandum of association provides that each of the paragraphs setting out its objects is not limited by reference to or inference from the terms of any other paragraph but may be construed in its widest sense.

DIRECTORS' INTERESTS

    A director may not vote, and is not to be counted in the quorum present at a meeting of the board of directors, in respect of any contract or arrangement in which he has an interest that is (together with any interest of any person connected with him), to his knowledge, a material interest, other than an interest in shares or debentures of Prudential. This prohibition does not apply to:

    - any contract by a director to underwrite shares or debentures of Prudential,

    - any proposal concerning any other company in which a director is interested directly or indirectly, provided that neither he nor anyone connected with him is beneficially interested in 1 per cent or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to shareholders in the relevant company,

    - any arrangement for the benefit of the employees of Prudential or any of its subsidiaries that only gives the director benefits also given to employees to which the arrangements relates, or

    - any insurance contract that Prudential proposes to maintain or purchase for the benefit of the directors or for the benefit of persons including any of the directors.

    These prohibitions may at any time be suspended or relaxed (generally or in respect of any particular contract, arrangement or transaction) by shareholders in a general meeting.

CHANGE OF CONTROL

    There is no specific provision of Prudential's articles of association that would have an effect of delaying, deferring or preventing a change in control of Prudential and that would operate only with respect to a merger, acquisition or corporate restructuring involving Prudential, or any of its subsidiaries.

PROPOSED AMENDMENTS TO PRUDENTIAL'S ARTICLES OF ASSOCIATION

    Pursuant to the terms of the merger agreement, Prudential agreed to propose at its extraordinary general meeting changes to its articles of association in order that:

    - directors outside the United Kingdom shall be entitled to receive notice of board meetings,

    - dividends may be payable in both pounds sterling and US dollars, and

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    - to the extent practicable, holders of ADSs shall have substantially the same rights as holders of Prudential ordinary shares.

    Accordingly, the following changes have been proposed to the articles of association, subject to the approval of at least 75% of the votes cast at the Prudential shareholders' meeting at which the resolution to approve the merger will be proposed. However, the approval of these changes is not a condition of the merger:

    - the removal of the provision in Article 73 of the current articles of association stipulating that directors outside the United Kingdom, the Channel Islands or the Isle of Man shall not be entitled to receive notice of any meeting of the directors,

    - the addition of provisions to allow dividends to be declared or paid in any currency and to allow the depositary to receive dividends in a currency other than the currency in which the dividend is paid (applying an exchange rate for these purposes which the board of directors considers appropriate at the close of business on the day before the declaration of the dividend),

    - the addition of provisions allowing the depositary to appoint the ADS holders as its multiple proxies to attend and vote at general meetings and allowing ADS holders in their capacities as proxies of the depositary to appoint their own sub-proxies,

    - the addition of provisions allowing proxies for the depositary (i.e., holders of ADSs or their sub-proxies) to speak at, vote at, demand a vote on a poll, requisition resolutions, requisition extraordinary general meetings and exercise other rights as if they held ordinary shares in Prudential, to the extent that these rights are not already conferred on proxies generally in the articles of association, and

    - further provisions requiring that all documents that are sent to shareholders are also sent at the same time to proxies of the depositary (i.e., holders of ADSs or their sub-proxies) appearing on a register of proxies maintained by the depositary for this purpose and that dividends be paid directly to such proxies rather than to the depositary.

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                COMPARISON OF RIGHTS OF PRUDENTIAL SHAREHOLDERS
                       AND AMERICAN GENERAL SHAREHOLDERS

    As a result of the merger, holders of American General shares will receive, at the election of the shareholder, either 3.6622 Prudential ordinary shares or
1.8311 Prudential ADSs, each of which evidences two Prudential ordinary shares, for each outstanding American General share they own. Prudential is a public limited company incorporated under the laws of England and Wales. American General is a corporation organized under the laws of the State of Texas. The following is a summary of material differences between the rights of American General shareholders and the rights of Prudential shareholders arising from the differences between the corporate laws of the State of Texas and England and Wales, the governing instruments of the two companies, and as a result of the securities laws and regulations governing the two companies. For information as to where the governing instruments of Prudential and American General may be obtained, see "Where You Can Find More Information". You are encouraged to obtain and read those documents.

    Generally, rights attaching to ordinary shares underlying the ADSs are exercisable only by the depositary, as the registered holder of those shares. Rights as between the depositary and holders of the ADSs are set out in the deposit agreement among Prudential, Morgan Guaranty Trust Company of New York and ADS holders. For further details, including details of future proposals in relation to ADSs. The amendments proposed to Prudential's articles of association will allow holders of ADSs to exercise rights of shareholders as proxies of the depositary. For further details, see "Description of Prudential's Share Capital--Proposed Amendments to Prudential's Articles of Association" and "Description of Prudential's American Depositary Shares".

LIMITATIONS ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER US FEDERAL SECURITIES
  LAWS

    Prudential is and will continue to be an English company. Most of Prudential's officers and some of the experts named in this proxy statement/prospectus are residents of the United Kingdom and not the United States. In addition, following the merger, a majority of Prudential's officers and directors will be residents of the United Kingdom and not the United States. A large portion of the assets of Prudential are located outside of the United States, although Prudential will indirectly have very substantial assets in the United States. It may be difficult for investors to effect service within the United States upon persons located outside the United States or to enforce in US courts or outside the United States judgments obtained against persons in US courts, or to enforce in US courts judgments obtained against those persons in courts in jurisdictions outside the United States, in each case, in any action, including actions predicated upon the civil liability provisions of US securities laws. Prudential believes that there may be doubt as to the enforceability against persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of US courts, of civil liabilities predicated solely upon the laws of the United States, including its federal securities laws. Unlike directors and officers of American General presently, directors and officers of Prudential, a foreign private issuer under the Exchange Act, will not be subject to rules under the Exchange Act that under certain circumstances would require directors and officers to forfeit to Prudential any "short swing" profits realized from purchases and sales, as determined under the Exchange Act and the rules thereunder, of Prudential equity securities. However, under the Listing Rules of the UK Listing Authority, Prudential directors must not deal in any Prudential securities on considerations of a short-term nature.

    Individual shareholders of an English company (including US persons) have the right under English law to bring lawsuits on behalf of the company in which they are a shareholder, and on their own behalf against the company, in certain limited circumstances. Except in limited circumstances, English law does not permit class action lawsuits by shareholders.

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PROXY STATEMENTS AND REPORTS

    Under Section 14(a) of the Exchange Act and the rules enacted pursuant to
Section 14(a) (the "Proxy Rules"), American General is required to comply with notice and disclosure requirements relating to the solicitation of proxies in respect of shareholder meetings. As a foreign private issuer, Prudential will not be subject to the Proxy Rules. However, Prudential will be subject to notice and disclosure requirements under the Financial Services Act 1986, the Companies Act 1985 and the Listing Rules of the UK Listing Authority. Under the applicable Companies Act and Listing Rules requirements, notice of a shareholder meeting is normally accompanied by a shareholder circular containing an explanation of the purpose of the meeting and the recommendation of Prudential's directors with respect to actions to be taken. Prudential shareholders will be sent a summary of the Prudential annual report and accounts, although the full annual report and accounts of Prudential is available to Prudential shareholders who so request. As a foreign private issuer with securities listed on the New York Stock Exchange and registered under Section 12 of the Exchange Act, Prudential will also be required under the Exchange Act to publicly file with the SEC and the New York Stock Exchange, as the case may be, annual reports and other information. See "The Merger--Other Effects of the Merger".

VOTING RIGHTS GENERALLY

    Under Texas law and American General's articles of incorporation, all holders of American General shares have the right to one vote per share with respect to all matters submitted to a vote of American General shareholders. With respect to any meeting of shareholders, a quorum is present for any matter presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy. The directors of American General are elected by a plurality of the votes cast at a meeting of the shareholders at which a quorum is present. With respect to any matter other than the election of directors of American General, the act of the shareholders is generally the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against, the matter at a meeting of shareholders at which a quorum is present, unless the act of a greater number is required by law, American General's articles of incorporation or its bylaws as described elsewhere in this document.

    Under English law, the voting rights of shareholders are governed by a company's articles of association, subject to the statutory rights of shareholders, including the right to demand a poll (a vote by the number of shares held) at a general meeting. Each shareholder present in person and entitled to vote at a general meeting has one vote on a show of hands and, on a poll, one vote for every share held by him. Prudential's articles of association provide that a poll may be demanded by:

    - the chairman of the meeting,

    - at least five shareholders, present in person or by proxy, having the right to vote at the meeting,

    - any shareholder or shareholders, present in person or by proxy and representing at least 10% of the total voting rights of all the shareholders having the right to vote at the meeting, or

    - any shareholder or shareholders, present in person or by proxy holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to at least 10% of the total sum paid up on all the shares conferring that right.

    Cumulative voting is essentially unknown under English law. Under English law, two shareholders present in person constitute a quorum for purposes of a general meeting, unless the company's articles of association specify otherwise. Prudential's articles of association specify that ten shareholders present in person or by proxy constitute a quorum. See "Description of Prudential's Share Capital--Voting Rights" and "Description of Prudential's American Depositary Shares--Voting Rights".

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    Resolutions of Prudential's shareholders generally require the approval of a majority of the shareholders to be passed. Such resolutions, referred to as ordinary resolutions, require:

    - on a show of hands, a majority in number of the shareholders present and voting in person or (in the case of a corporate shareholder) by an authorized corporate representative to vote in favor, or

    - on a poll, more than 50% of the votes to be in favor.

    Some resolutions, referred to as special resolutions, such as a resolution to amend the objects clause in the memorandum of association or the articles of association, require a 75% majority. Such special resolutions require:

    - on a show of hands, at least 75% of the shareholders present and voting in person or (in the case of a corporate shareholder) by an authorized corporate representative to vote in favor, or

    - on a poll, at least 75% of the votes to be in favor.

SHAREHOLDER ACTION BY WRITTEN CONSENT

    Under Texas law and American General's articles of incorporation, any action required to be taken at an annual or special meeting of shareholders may be taken without a meeting only if all shareholders entitled to vote with respect to the action consent in writing to such action.

    Under English law, a company's articles of association may provide that a resolution in writing executed by or on behalf of each shareholder who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present will be as valid and effective as if it had been passed at a general meeting properly convened and held. That written resolution requires the unanimous consent of all shareholders entitled to attend and vote. Prudential's articles of association do not contain such a provision.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

    American General shareholders wishing to present proposals for action at an annual meeting of shareholders must do so in accordance with the following provisions of American General's bylaws. A shareholder must be a shareholder of record on the date of the giving of the notice of the annual meeting by American General and on the record date for the determination of shareholders entitled to vote at such annual meeting. In addition, a shareholder must deliver a notice to the secretary of American General not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, except that if such annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so given not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made, whichever first occurs. For each matter the shareholder proposes to bring before the meeting, the notice to the secretary must include information and representations specified in American General's bylaws.

    American General shareholders wishing to directly nominate candidates for election to the American General board of directors must do so in accordance with American General's bylaws by giving timely notice in writing to the secretary. To be considered timely, a shareholder must, in the case of an annual meeting, comply with the same provisions as set forth above for a shareholder proposal for action at an annual meeting, and for a special meeting of shareholders called for the purpose of electing directors, a shareholder must deliver a notice to the secretary not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. The

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notice must set forth specified information and representations as to the shareholder and each person whom the shareholder proposes to nominate for election as a director.

    Under English law, shareholders may requisition a resolution, including a resolution to appoint a director as described under "--Vacancies on the Board of Directors" in this section below, to be voted on at an annual general meeting if:

    - the requisition is made by a holder or the holders of shares that represent not less than one-twentieth of the total voting rights of all shareholders having at the date of the requisition a right to vote at the meeting to which the requisition relates, or

    - the requisition is made by not less than 100 shareholders holding shares on which there has been paid up an average sum, per shareholder, of not less than L100.

    The requisition must be deposited at the company's registered office not less than six weeks before the general meeting to which it relates unless the general meeting is called after the requisition is deposited.

    At any general meeting, the appointment of two or more persons as directors of a public company (such as Prudential) by a single resolution (and not by a separate resolution for each proposed director) may not be proposed unless a resolution approving its proposal is passed by the general meeting with no dissenting votes.

SOURCES AND PAYMENT OF DIVIDENDS AND DISTRIBUTIONS

    Under Texas law, the board of directors of a corporation may authorize and the corporation may pay dividends, or make other distributions, including redemptions or repurchases of stock. However, except in limited circumstances, any such distribution may not be made if after giving effect to the distribution, the corporation would be insolvent or the distribution exceeds the surplus of the corporation. Under Texas law, "surplus" means the excess of the net assets of a corporation over its stated capital. Subject to these restrictions, American General's directors have the discretion to determine whether to make a dividend or distribution and the amount of any such dividend or distribution. American General historically has paid quarterly cash dividends to its shareholders.

    Under English law, a company may pay dividends only out of its distributable profits and not out of share capital, which includes share premiums. Under English law, "distributable profits" are accumulated, realized profits not previously distributed or capitalized less accumulated, realized losses not previously written off. Amounts credited to the share premium account, representing the excess of the consideration for the issue of shares over the aggregate par value of the shares, may not be paid out as cash dividends but may be used, among other things, to pay up unissued shares that may then be distributed to shareholders in proportion to their holdings. In addition, a public company, such as Prudential, may make a distribution at any time only if, at that time, the amount of its net assets is not less than the aggregate of its issued and paid up share capital and undistributable reserves. Furthermore, as the parent company of UK insurance companies to which Part II of the Insurance Companies Act 1982 applies, Prudential may not declare a dividend at any time when the value of the assets representing the fund or funds maintained by any of those insurance companies in respect of its long-term insurance business (as determined in accordance with applicable valuation regulations) is less than the amount of the liabilities attributable to that business (as so determined). Subject to these restrictions, Prudential's directors have the discretion to determine whether to pay a dividend and the amount of any such dividend but must take into account Prudential's financial position. Prudential historically has paid semiannual dividends each year.

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RIGHTS OF PURCHASE AND REDEMPTION

    Under Texas law, a corporation may issue redeemable shares, although American General currently has no redeemable shares outstanding. Also, under Texas law, a corporation may purchase its outstanding shares so long as such purchase complies with the rules governing distributions described above. Under Texas law, shareholder approval is generally not required for share repurchases.

    Under English law, a company may issue redeemable shares if authorized by its articles of association and subject to the conditions stated therein. Prudential's articles of association do not authorize the issue of redeemable shares. An English company may purchase its own shares, including any redeemable shares, if so authorized by its articles of association and provided that the purchase previously has been approved by a general or specific ordinary resolution of its shareholders, in the case of an on-market purchase (although the Association of British Insurers prefer a special resolution) or a special resolution, in the case of an off-market purchase. The shares may be redeemed or repurchased only if fully paid and, in the case of public companies such as Prudential, only, subject as provided below, out of distributable profits or the proceeds of a new issue of shares issued for the purpose of the repurchase or redemption. Prudential's articles of association permit the purchase of its own shares. As with many other companies listed on the Official List of the UK Listing Authority, Prudential regularly seeks authority at annual general meetings to approve on-market purchases subject to specified limitations. When a company purchases its own shares wholly out of profits, an amount equal to the nominal amount of the shares purchased and subsequently cancelled must be transferred to the capital redemption reserve, which is generally treated as paid-up share capital. In addition, any amount payable by the company on purchase of its shares in excess of the par value may be paid out of the proceeds of a fresh issue of shares up to an amount equal to whichever is the lesser of the aggregate of the original premiums received by the company on the issue of those shares or the amount of the company's share premium account as at the time of the repurchase including any sum transferred to that account in respect of premiums on the new issue. The UK Listing Authority usually requires that on-market purchases of 15% or more of a company's equity share capital pursuant to a general shareholder authority must be made by way of either a tender or partial offer to all shareholders (or to all shareholders of the relevant class), and in the case of a tender offer, at a stated maximum or fixed price. Purchases pursuant to a general shareholder authority below the 15% threshold may be made through the market in the ordinary way provided that the price is not more than 5% above the average of the market value of the company's shares for the five business days before the purchase date.

GENERAL OR ANNUAL MEETING OF SHAREHOLDERS

    American General's bylaws provide that the annual meeting of the shareholders shall be designated by the board of directors to take place on such date as the board of directors shall designate, for the purpose of electing directors and for the transaction of such other business as may be properly be brought before the meeting. Written notice stating the place, date, and hour of each meeting of shareholders must be delivered not less than ten nor more than 60 days before the date of the meeting. The quorum required for an annual meeting of shareholders is a majority of the issued and outstanding shares of capital stock of American General entitled to vote at the meeting either present in person or by proxy. If an annual meeting of the shareholders has not been held within any 15-month period, a shareholder may apply to the relevant UK Secretary of State to order a meeting.

    English company law provides for shareholders to exercise their power to decide on corporate matters at general meetings. Prudential's articles of association require that Prudential hold a general meeting annually, at intervals of not longer than 15 months, to consider the statutory accounts and the reports by the auditors and the directors, to elect directors and to approve the appointment and remuneration of auditors. The quorum required for a general meeting is ten shareholders present in

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person or by proxy. If an annual meeting of the shareholders has not been held within any 15-month period, a shareholder may apply to the relevant UK Secretary of State to order a meeting.

SPECIAL MEETINGS OF SHAREHOLDERS

    American General's bylaws provide that special meetings of shareholders may be called by the chairman of American General's board of directors, its president, a majority of its board of directors or its secretary upon the written request of holders of at least 10% of the issued and outstanding shares entitled to vote at such meeting. A notice of a special meeting of shareholders must state the place, day and hour of such meeting of shareholders, and the purpose or purposes for which the meeting is called, and such notice must be delivered not less than 10 nor more than 60 days before the date of the meeting. The business permitted to be conducted at any special meeting of shareholders is limited to the business specified in the notice of the meeting.

    Under English law, an extraordinary general meeting of shareholders may be called by the board of directors or, notwithstanding any provision to the contrary in a company's articles of association, by a requisition of shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings. An ordinary resolution requires fourteen clear days' notice. An extraordinary resolution (as defined below) also requires fourteen clear days' notice. A special resolution requires twenty-one clear days' notice. General meetings may be called at shorter notice if (1) in the case of an annual general meeting, all the shareholders who are permitted to attend and vote agree to the shorter notice or (2) in the case of an extraordinary general meeting, a majority of the shareholders holding at least 95% by nominal value of the shares that can be voted at such meeting so agree. The notice period refers to calendar days and excludes the date of mailing, the deemed date of receipt of such notice (which is provided for in the articles of association as being the date following the date of posting), and the date of the meeting itself. Extraordinary resolutions are relatively unusual and are confined to matters out of the ordinary course of business such as a proposal to wind up the affairs of the company. Special resolutions are required, for example, to change the name of the company, to change or amend the rights of shareholders, to permit the company to issue new shares for cash without applying the shareholders' pre-emptive rights, to amend the company's objects (purpose) clause in its memorandum of association, to amend the company's articles of association or to carry out certain other matters where either the company's articles of association or the Companies Act 1985 prescribe that a special resolution is required. All other proposals relating to the ordinary course of the company's business, such as the election of directors, are the subject of ordinary resolutions. An annual general meeting requires 21 clear days' notice, although best practice under certain UK corporate governance guidelines is to give at least 20 working days' notice.

DISSENTERS' RIGHTS

    Under Texas law, a shareholder generally has the right to dissent from any merger to which the corporation is a party, from any sale of all or substantially all of the assets of the corporation or from any plan of exchange, and to receive fair value for such shareholder's shares. However, dissenters' rights are not available with respect to a plan of merger in which there is a single surviving corporation or with respect to any plan of exchange if:

    - the shares held by the shareholder are part of a class, shares of which are listed on a national securities exchange or NASDAQ or held of record by not less than 2,000 holders on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange,

    - the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other

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      than cash in lieu of fractional shares) to be provided to any other holder of shares of the same class or series held by such shareholder, and

    - the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for such shareholder's shares any consideration other than:

    (1) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class of shares that are:

       (a) listed, or authorized for listing upon official notice of issuance, on a national securities exchange,

       (b) approved for quotation as a national market security on NASDAQ, or

       (c) held of record by not less than 2,000 holders;

    (2) cash in lieu of fractional shares otherwise entitled to be received, or

    (3) any combination of (1) and (2).

    While English law does not generally provide for dissenters' rights, if a shareholder applies to a court as described under "--Shareholders' Voting Rights on Certain Transactions" in this section below, the court may specify such terms for the acquisition as it considers appropriate.

PREEMPTIVE RIGHTS

    As permitted by Texas law, American General's articles of incorporation provide that shareholders do not have a preemptive right to acquire any shares or securities of any class which may at any time be issued, sold or offered for sale by American General.

    Under English law, the issue for cash of equity securities or rights to subscribe for or convert into equity securities must be offered in the first instance to the existing equity shareholders in proportion to the respective nominal values of their holdings, unless a special resolution has been passed in a general meeting of shareholders disapplying (whether generally or specifically) this requirement. As is the custom of many companies listed on the Official List of the UK Listing Authority, Prudential generally obtains authority annually from its shareholders to allot up to a specified amount of share capital for cash otherwise than PRO RATA to its existing shareholders.

AMENDMENT OF GOVERNING INSTRUMENTS

    Under Texas law and American General's articles of incorporation, an amendment to American General's articles of incorporation generally would require the approval of the holders of at least two-thirds of the shares entitled to vote thereon, or, if any class is entitled to vote separately thereon, the approval of the holders of at least two-thirds of the shares of such class entitled to vote thereon and at least two-thirds of the total shares entitled to vote thereon. Currently, no outstanding class of shares is entitled to vote separately on a proposed amendment to American General's articles of incorporation.

    Under the American General bylaws, the power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the American General board of directors, subject to repeal or change by action of the affirmative vote of the holders of at least 75% of the then outstanding shares of all classes entitled to vote generally on the election of directors, voting together as a single class.

    Under English law, the shareholders have the authority to alter, delete, substitute or add to the objects clause in a company's memorandum of association and all provisions of its articles of association by a special resolution subject, in the case of alterations to the objects clause in the memorandum of association, to the right of dissenting shareholders to apply to the court to cancel the

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alterations. Under English law, the board of directors is not authorized to change the memorandum of association or the articles of association. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval of the classes affected in separate class meetings.

PREFERRED STOCK AND PREFERENCE STOCK

    As permitted by Texas law, American General's articles of incorporation provide that its authorized preferred stock may be issued from time to time in one or more series and in amounts fixed by the board of directors and that the board of directors has the authority, without shareholder approval, to establish series of unissued shares of preferred stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established, to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the articles of incorporation. American General's articles of incorporation authorize the issuance of up to 60,000,000 shares of preferred stock, par value $1.50 per share. As of the date of this document, American General had no shares of preferred stock outstanding.

    Subject to English law and without prejudice to any rights attached to any existing shares or class of shares, Prudential may issue shares (including preferred shares) with rights or restrictions determined either by resolution of the shareholders or by Prudential's directors (following shareholder authorization). See "Description of Prudential's Share Capital--Changes in Share Capital".

STOCK CLASS RIGHTS

    Under Texas law, the holders of the outstanding shares of a class or series of shares are entitled to vote as a class or series, as applicable, upon a proposed amendment to the articles of incorporation if the amendment would limit, change or eliminate certain rights of such class or series of stock.

    Under English company law, if the share capital is divided into different classes of shares, the rights of any class of shares may be varied only if such variation is approved by a special resolution passed at a separate meeting of the holders of the shares of that class. One-third of the nominal amount of the issued shares of the class must be present at such a meeting in person or by proxy. Prudential's share capital is not currently divided into different classes.

DEBT LIMITATIONS

    Prudential's articles of association grant the directors authority to exercise the power of Prudential to borrow money and to mortgage or charge its undertaking provided that the outstanding aggregate amount of debt of Prudential and any of its subsidiaries (exclusive of intragroup borrowings and borrowings by subsidiaries of Prudential that are UK-authorized banks) does not, without the previous sanction of shareholders in a general meeting, exceed a sum equal to the aggregate of the issued share capital and reserves of Prudential and of one-tenth of each of the insurance funds (including any contingency funds) of each of Prudential's subsidiaries as shown in the last published balance sheets of Prudential and each of its subsidiaries.

SHAREHOLDERS' VOTING RIGHTS ON CERTAIN TRANSACTIONS

    Unless the board of directors requires a greater vote, Texas law generally requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote to approve a merger, and if any class of shares is entitled to vote as a class on the approval of a merger, the affirmative vote of the holders of at least two-thirds of the shares in each such class. Similar voting requirements apply for statutory share exchanges or conversions. Texas law does not require a vote by the shareholders of the surviving corporation of a merger under certain circumstances where, among other things, the number of shares to be issued is less than 20% of the outstanding shares prior to the transaction. In

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addition, Texas law does not require a vote by the shareholders of a corporation in connection with a merger with another corporation that owns at least 90% of each class of its capital stock.

    Texas law generally requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote to approve the sale, lease, exchange or other disposition of all or substantially all the corporation's assets if other than in the usual and regular course of business, and if any class of shares is entitled to vote as a class on such a transaction, the affirmative vote of the holders of at least two-thirds of the shares in each such class and the affirmative vote of the holders of at least two-thirds of the shares otherwise entitled to vote is required. Texas law does not require shareholder approval of a sale of assets in the usual and regular course of business unless otherwise specified in the articles of incorporation. Under Texas law, a sale of assets is deemed to be in the usual and regular course of business if the corporation, directly or indirectly, either continues to engage in one or more businesses or applies a portion of the consideration received in connection with the transaction to the conduct of a business in which it engages following the transaction.

    Under the rules of the New York Stock Exchange, certain acquisitions involving substantial security holders or the issuance of additional shares of common stock of a listed company aggregating 20% or more of the outstanding shares of common stock require the approval of the holders of a majority of the shares voting thereon.

    Texas law also prevents an "affiliated shareholder" (or its affiliates or associates) from entering into or engaging in a "business combination" with an "issuing public corporation" during the three-year period immediately following the date on which the affiliated shareholder became an affiliated shareholder, unless (1) before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approved the business combination or the acquisition of shares that caused the affiliated shareholder to become an affiliated shareholder or (2) not less than six months after the date such person became an affiliated shareholder, the business combination was approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates. For the purposes of the foregoing,

    - "affiliated shareholder" is defined generally as a person that is or was within the preceeding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares,

    - "business combination" is defined generally to include:

       (1) mergers, share exchanges or conversions involving the affiliated shareholder,

       (2) dispositions of assets involving the affiliated shareholder having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation,

       (3) certain issuances or transfers of securities by the corporation to the affiliated shareholder other than on a PRO RATA basis,

       (4) certain plans or agreements relating to a liquidation or dissolution of the corporation involving an affiliated shareholder,

       (5) certain reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing the affiliated shareholder's percentage ownership of the corporation, and

       (6) the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation, and

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    - "issuing public corporation" is generally defined to include most publicly held Texas corporations, including American General.

    English law provides for schemes of arrangement, which are arrangements or compromises between a company and its shareholders or creditors or any class of its shareholders, or any class of its creditors, and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. They require the approval at a meeting of the company convened by an order of the court of a majority in number of the shareholders or creditors or class of shareholders or creditors representing not less than 75% in value of the capital or debt held by the shareholders or creditors or class present and voting, either in person or by proxy, and the sanction of the court. Once the scheme becomes effective, all shareholders or creditors (or, if it applies to a class, the shareholders or creditors of the relevant class) are bound by the terms of the scheme.

    Under the rules of the UK Listing Authority, shareholder approval is required for an acquisition or disposal by a listed company, if the gross assets of the company or the business to be acquired or disposed of represent 25% or more of the gross assets of the company or if various other size ratios prescribed by the Listing Rules of the UK Listing Authority are satisfied. Shareholder approval is also required in some circumstances relating to the giving by the listed company of indemnities and similar arrangements. Where the size of the acquisition or disposal falls below the 25% threshold, information may nevertheless be required to be published. Shareholder approval may also be required for an acquisition or disposal of assets between a listed company and related parties including:

    (1) directors of the company or its subsidiaries,

    (2) holders of 10% or more of the nominal value of any class of the company's or any holding company's or subsidiary's shares having the right to vote in all circumstances at general meetings of the relevant company, or

    (3) any associate of persons described in (1) or (2) above.

    See also "Takeover of UK Public Companies" in this section below.

    English law also provides that where a takeover offer is made for the shares of a company incorporated in the United Kingdom and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, the offeror may, within two months of reaching the nine-tenths level, by notice require shareholders who do not accept the offer to transfer their shares to the offeror on the terms of the offer. A dissenting shareholder may apply to the court within six weeks of the date on which the notice was given objecting to the transfer or its proposed terms. The court is unlikely, absent unfair treatment, fraud or oppression, to exercise its discretion to order that the acquisition shall not take effect, but it may specify the terms of the transfer as it finds appropriate. A minority shareholder is also entitled in these circumstances to require the offeror to acquire his shares on the terms of the offer.

    Mergers are sometimes effected through the use of a voluntary liquidation of a company pursuant to the Insolvency Act 1986, which provides for the transfer of the whole or part of the assets of that company to another company in return for shares in the transferee company. To effect the transfer, a resolution passed by at least 75% of shareholders conferring authority on the liquidator is required. Any shareholder who does not vote in favor of the resolution may express his dissent by writing to the liquidator within seven days after the passing of the resolution, requiring the liquidator either to abstain from carrying the resolution into effect or to purchase the shareholder's interest at a price to be determined by agreement or by arbitration under the Insolvency Act 1986. The liquidator may apply to the court if it disputes the shareholder's contention and the court may make such an order on the application as it thinks just.

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RIGHTS OF INSPECTION

    Under Texas law, any person who has been a shareholder of a corporation for at least six months immediately preceding such shareholder's demand, or is the holder of at least 5% of all the outstanding shares of a corporation, upon written demand stating the purpose thereof, has the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, the corporation's relevant books and records of account, minutes and share transfer records, and to make extracts therefrom. Upon the written request of any shareholder of a corporation, the corporation is required to mail to such shareholder its annual statements for its last fiscal year showing in reasonable detail its assets and liabilities and the results of its operations and the most recent interim statements, if any, which have been filed in a public record or otherwise published. The corporation is allowed a reasonable time to prepare such annual statements.

    Except when closed in accordance with English law, the register of names of shareholders of an English company may be inspected during business hours by its shareholders, without charge, and by other persons upon payment of a fee, and copies may be obtained on payment of a fee. The shareholders of an English public company may, without charge, also inspect the minutes of meetings of the shareholders during business hours and obtain copies upon payment of a fee. The published annual accounts of a public company are required to be laid before the shareholders in a general meeting and a shareholder is entitled to a copy of the accounts. The shareholders of Prudential have no rights to inspect its accounting records or minutes of meetings of its directors. Some registers required to be kept by a company are open to public inspection and service contracts of directors of a company that have more than 12 months unexpired or require more than 12 months' notice to terminate must be available for inspection during normal business hours.

STANDARD OF CONDUCT FOR DIRECTORS

    Texas law provides that a director's fiduciary obligation encompasses the duty of care, the duty of loyalty and the duty of obedience to the corporation. Texas law expressly permits a director to consider the long-term as well as the short-term interests of a corporation and its shareholders when considering the best interests of the corporation, including, in the case of an acquisition proposal, the possibility that those interests may be best served by the continued independence of the corporation.

    Under English law, a director of a company is under a number of duties to that company, including a duty to act in the company's BONA FIDE best interests, a duty not to put himself in a position where there is an actual or potential conflict between his duty to the company and his duties to any other person or his personal interests, and a duty to act for a proper purpose and to exercise his powers only in accordance with the articles of association of the company. In addition, directors are under a duty to exercise reasonable skill and care in the performance of their duties. English law also specifically requires directors of a company to have regard in the performance of their functions to the interests of the company's employees in general. Various duties, including disclosure obligations, are imposed upon directors of a company by statute, by the Listing Rules of the UK Listing Authority and by the rules issued and enforced by the Financial Services Authority and other UK financial services regulators. Where applicable, executive directors will also have duties under their service contracts.

CLASSIFICATION OF THE BOARD OF DIRECTORS

    Under Texas law, the bylaws of a corporation may provide that the directors, the directors elected by any class or series of shares or any group of classes or series of shares, or any portion of the directors or of the directors elected by any class or series of shares or any such group shall be divided into either two or three classes, each class to be as nearly equal in number as possible. American General's bylaws do not provide for classification of the board of directors.

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    English law permits a company to provide for the classification of the board of directors with respect to the time for which directors severally hold office. Prudential's articles of association provide that there shall not be less than eight nor more than sixteen directors, although Prudential intends to seek shareholder approval to amend its articles of association to expand the board pursuant to the merger agreement. There are currently 11 members of Prudential's board of directors. All directors are subject to the general company law requirements concerning the removal of directors. At every annual general meeting, directors who have been in office for three years and have not sought re-election are required to retire by rotation and are eligible for re-election.

REMOVAL OF DIRECTORS

    Under Texas law, unless removed in accordance with the provisions of the bylaws or the articles of incorporation, a director holds office until his successor has been elected and qualified. American General's bylaws provide generally that a director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 75% of the combined voting power of the then outstanding shares of all classes of stock of American General entitled to vote generally in the election of directors, voting together as a single class.

    Under English law, shareholders have the right to remove a director without cause by ordinary resolution of which special notice (28 clear days' notice) has been given to the company. Shareholders may remove any director before the end of his or her term of office by ordinary resolution and may appoint another person in his or her place by ordinary resolution.

VACANCIES ON THE BOARD OF DIRECTORS

    Under Texas law and the American General bylaws, a vacancy occurring in the board of directors may generally be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by election at an annual or special meeting of shareholders called for that purpose. A directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the board of directors, or by election at an annual or special meeting of shareholders called for that purpose, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

    Under English law, shareholders of a public company may, by ordinary resolution, appoint a person who is willing to be a director either to fill a vacancy or, subject to any maximum provided in the company's articles of association, as an additional director. The board of directors also has the power to appoint a director to fill a vacancy or as an additional director, subject to the conditions that may be set out in the company's articles of association, provided that the appointment will only last until the next following annual general meeting of the company, at which the director concerned may be re-elected.

LIABILITIES OF DIRECTORS AND OFFICERS

    American General's articles of incorporation, in accordance with Texas law, provide that no director shall be liable to American General or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent the director is found liable for:

    - a breach of the director's duty of loyalty to American General or its shareholders,

    - an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law,

    - a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office,

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    - an act or omission for which the liability of a director is expressly provided for by statute, or

    - an act related to an unlawful stock repurchase or payment of a dividend.

    English law does not permit a company to exempt any director or other officer of the company or any person employed by the company as auditor from any liability that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or trust of which he may be guilty in relation to the company. See "--Indemnification of Directors and Officers" in this section below.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Texas law, a corporation has the power to indemnify directors, officers, employees and agents of the corporation against certain liabilities and to purchase and maintain liability insurance for those persons. American General's bylaws require American General to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, by reason of the fact that he is, or was, a director, officer or employee of American General or is, or was, serving at the request of American General as a director, officer or employee of another foreign or domestic corporation, against judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by him in connection with such action, suit or proceeding, as long as such person acted in good faith and in a manner he reasonably believed, (i) in the case of conduct in an official capacity as a director of American General, to be in the best interests of American General and (ii) in all other cases, to be not opposed to the best interests of American General, except that no indemnification shall be made available where such person is found liable for willful or intentional misconduct in the performance of his or her duty to American General.

    English law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as auditor against any liability that by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company, except liability incurred by the director, officer or auditor in defending any legal proceedings in which judgement is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds that the director, officer or auditor acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court. English law enables companies to purchase and maintain insurance for directors, officers and auditors against any liability that would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust in relation to the company. Prudential has arranged for and intends to maintain directors' and officers' insurance.

SHAREHOLDERS' SUITS

    Under Texas law, a shareholder may not institute a derivative proceeding without first making a demand upon the corporation. A court will be required to dismiss the proceeding if:

    - a majority of the independent and disinterested directors of the corporation constituting a quorum of the whole board,

    - a committee of the board consisting of two or more independent and disinterested directors, or

    - one or more persons who are independent and disinterested and appointed by the court at the recommendation of the corporation, determines in good faith, after conducting a reasonable inquiry, that the continuation of the derivative proceeding is not in the best interests of the corporation.

    In addition to having the right to institute a lawsuit on behalf of and in the name of the company in certain limited circumstances, English law permits a shareholder whose name is on the register of

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shareholders of the company, including US persons, to petition the court for an order when the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of the shareholders generally or some part of the shareholders, including at least that shareholder, or when any actual or proposed act or omission of the company is or would be so prejudicial. A court, when granting relief by making an order in respect of the matters complained of, has wide discretion, including authorizing civil proceedings to be brought in the name of the company by a shareholder on terms as the court may direct and providing for the purchase of the shares of any shareholders by other shareholders or by the company. To become a shareholder and enforce those rights under English law, holders of ADSs will be required to convert at least one of the ADSs into ordinary shares in accordance with the terms of the deposit agreement. Except in these limited respects, English law does not permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

TAKEOVERS OF UK PUBLIC COMPANIES

    Takeovers of public companies resident in the United Kingdom are regulated by the City Code on Takeovers and Mergers (the "City Code"), non-statutory rules not enforceable at law, but which have indirect statutory force and are administered by the Panel on Takeovers and Mergers (the "Takeover Panel"). The Takeover Panel is a body comprising representatives of certain City of London financial and professional institutions that oversees the conduct of such takeovers. One of the provisions of the City Code provides that, unless shareholders otherwise approve by ordinary resolution:

    - when any person acquires, whether by a series of transactions over a period of time or not, shares that, taken together with shares held or acquired by persons acting in concert with him, carry 30% or more of the voting rights of a public company, or

    - when any person, together with persons acting in concert with him, holds not less than 30% but not more than 50% of the voting rights and that person, or any person acting in concert with him, acquires additional shares which increase his percentage of the voting rights, subject to limited exceptions, that person must generally make an offer for all of the equity shares of the company, whether voting or non-voting, and any class of voting non-equity shares of the company held by the person or any person acting in concert with him, for cash, or accompanied by a cash alternative, at not less than the highest price paid for the relevant shares by the offerer or any person acting in concert with him during the twelve months preceding the date of the offer.

ANTI-TAKEOVER MEASURES UNDER ENGLISH LAW

    Under English law, directors of a company have a fiduciary duty to take only those actions that are in the interests of the company. Generally speaking, anti-takeover measures are not actions that under English law fall within this category. Under the City Code the directors of a company are prohibited from taking any action (except in pursuance of a contract entered into earlier) without the approval of its shareholders at a general meeting at any time after a BONA FIDE offer has been communicated to the board of directors or after the board of directors has reason to believe that a BONA FIDE offer might be imminent which action could effectively result in a bona fide offer being frustrated or in the shareholders being denied an opportunity to decide on its merits.

DISCLOSURE OF INTERESTS

    Acquirors of American General shares are subject to disclosure requirements under Section 13(d)(1) of the Securities Exchange Act and Rule 13d-1 thereunder, which provide, subject to specified exceptions, that any person who becomes the beneficial owner of more than 5% of the issued and outstanding American General shares must, within ten days after such acquisition, file a

Schedule 13D with the SEC disclosing certain specified information, and send a copy of the Schedule 13D to American General and to the securities exchanges on which the security is traded.

    Acquirors of more than 5% of the Prudential ordinary shares (whether acquired directly or as evidenced by ADSs) are similarly required to comply with the provisions of Section 13(d) of the Securities Exchange Act and Rule 13d-1 thereunder.

    See "Description of Prudential's Share Capital--Disclosure of Interests" for a description of the provisions of English law and Prudential's articles of association concerning disclosure of interests in Prudential's ordinary shares.

CERTAIN UK LISTING AUTHORITY LISTING REQUIREMENTS

    In addition to the provisions of Prudential's articles of association and the Companies Act 1985, Prudential is subject to the Listing Rules of the UK Listing Authority made under Section 142 of the Financial Services Act 1986 and in particular to the continuing obligations under those rules. Among other things, these require a listed company to notify the UK Listing Authority of any major new developments in its sphere of activity that are not public knowledge and that may, by virtue of the effect of those developments on its assets and liabilities or financial position or on the general course of its business, lead to a substantial movement in the price of its listed securities. The company must usually ensure equality of treatment for all holders of listed securities who are in the same position and, when its securities are listed on more than one stock exchange, must usually ensure that equivalent information is made available to the market on each exchange on which its securities are listed. In addition, the Listing Rules impose obligations on listed companies to send the following information to shareholders:

    - details relating to certain acquisitions, disposals, takeovers, mergers and offers either made by or in respect of the company, and

    - an explanatory circular, whenever a general meeting of the shareholders is convened.

    In addition to the above requirements, a company is required to notify the UK Listing Authority of certain matters including notifications received by the company of persons holding an interest in 3% or more of any class of the company's relevant share capital, any changes to the company's board of directors, any purchase or redemption by the company of its own equity securities, any interest of a director, including changes, in the shares or the debentures of his company and changes in the capital structure of the company. Unaudited half-yearly reports of results for the first six months of any fiscal year and an unaudited preliminary announcement of results for each full fiscal year must also be published.

             DESCRIPTION OF PRUDENTIAL'S AMERICAN DEPOSITARY SHARES

HOW DO ADSS WORK?

    Morgan Guaranty Trust Company of New York will act as the depositary for the ADSs and will issue the ADSs that you may elect to receive in the merger. Each ADS will evidence an ownership interest in two shares (or the right to receive two shares) that Prudential will deposit in the form of a bearer instrument with the custodian under the deposit agreement among Prudential, Morgan Guaranty Trust Company of New York and yourself as an ADS holder. Each ADS will also represent securities, cash or other property deposited with Morgan Guaranty Trust Company of New York in respect of the ADSs but not distributed to ADS holders. Your ADSs will be evidenced by American Depositary Receipts ("ADRs"). For a description of Prudential's share capital generally, see "Description of Prudential's Share Capital".

    Morgan Guaranty Trust Company of New York's office is located at 60 Wall Street, New York, NY 10260.

    Morgan Guaranty Trust Company of New York will also act as the custodian through its London office at 60 Victoria Embankment, London, EC4Y 0JP.

    You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. If you hold ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are. This description assumes that you hold your ADSs directly.

    Because Morgan Guaranty Trust Company of New York or its custodian or nominee will actually be the record owner of the shares, you must generally rely on it to exercise the rights of a shareholder although should Prudential's articles of association be amended as Prudential has proposed, you would have the option to exercise certain rights of a shareholder directly, including the right to attend, speak and vote at shareholder meetings as its proxy, as described below. The obligations of Morgan Guaranty Trust Company of New York are set out in the deposit agreement. The deposit agreement and the ADSs are governed by New York law. In connection with the merger, Prudential intends to amend the deposit agreement with respect to voting, delivery of reports and other matters. See "Description of Prudential's Share Capital--Proposed Amendments to Prudential's Articles of Association".

    The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the ADRs that represent your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also copy the deposit agreement, which is located at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. See "Where You Can Find More Information".

HOW WILL I RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS ON MY SHARES?

    Morgan Guaranty Trust Company of New York has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its expenses. You will receive these distributions in proportion to the number of underlying shares your ADSs represent.

    - CASH. Morgan Guaranty Trust Company of New York will distribute to you any US dollars available to it resulting from any cash dividend or other cash distribution Prudential pays on the shares unless that is not possible or practical. If Prudential pays such cash dividend or cash distribution in foreign currency, Morgan Guaranty Trust Company of New York will convert any such cash into US dollars, if it can do so on a reasonable basis and can transfer the US dollars to the United States. Morgan Guaranty Trust Company of New York will deduct its expenses in
      (1) converting and transferring cash, and (2) making any other public or private sale. In addition, before making a distribution, Morgan Guaranty Trust Company of New York will deduct any taxes withheld. IF THE EXCHANGE RATES FLUCTUATE DURING A TIME WHEN MORGAN GUARANTY TRUST COMPANY OF NEW YORK CANNOT CONVERT THE FOREIGN CURRENCY, YOU MAY LOSE SOME OR ALL OF THE VALUE OF THE DISTRIBUTION.

    - SHARES. Morgan Guaranty Trust Company of New York will distribute new ADSs representing any shares Prudential distributes as a dividend or free distribution. Morgan Guaranty Trust Company of New York will only distribute whole ADSs. It will sell shares that would require it to issue fractional ADSs and distribute the net proceeds in the same way as it distributes cash.

    - RIGHTS TO RECEIVE ADDITIONAL SHARES. If Prudential offers holders of securities any rights to subscribe for additional shares or any other rights, Morgan Guaranty Trust Company of New York will make these rights available to you.

    - OTHER DISTRIBUTIONS. Morgan Guaranty Trust Company of New York will send to you anything else Prudential distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, Morgan Guaranty Trust Company of New York will distribute any net proceeds from the sale of what Prudential distributed, if available in US dollars, in the same way as it distributes cash.

    Any US dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents (fractional cents will be withheld without liability for interest and added to future cash distributions).

    To the extent Morgan Guaranty Trust Company of New York decides any distribution to you is not practical, it may make any other distribution it believes is practical, including foreign currency, securities or property. Morgan Guaranty Trust Company of New York may retain any of the same as deposited securities without paying interest on or investing it.

    YOU HAVE NO ASSURANCE FROM MORGAN GUARANTY TRUST COMPANY OF NEW YORK THAT IT WILL BE ABLE TO EFFECT ANY CURRENCY CONVERSION OR TO SELL ANY DISTRIBUTED PROPERTY, RIGHTS OR OTHER SECURITIES ON A TIMELY BASIS OR AT A SPECIFIED RATE OR PRICE.

HOW DOES THE DEPOSITARY ISSUE ADSS?

    Morgan Guaranty Trust Company of New York will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares issued by Prudential with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, Morgan Guaranty Trust Company of New York will register the appropriate number of ADRs in the names you request and will deliver the ADRs at its office to the persons you request. Subject to Section 4.2(a)(iii) of the merger agreement, THESE TAXES OR CHARGES WILL NOT BE PAYABLE BY EXISTING HOLDERS OF AMERICAN GENERAL SHARES IN CONNECTION WITH THE ISSUANCE OF ADSs OR ADRs PURSUANT TO THE MERGER AGREEMENT. For a discussion of the issuance of ADSs in connection with the merger see "The Merger Agreement--Consideration to be Received in the Merger".

IF I BECOME AN ADS HOLDER, HOW DO I SURRENDER AN ADS AND OBTAIN SHARES?

    When you submit a written order and turn in your ADRs at Morgan Guaranty Trust Company of New York's office, it will, upon payment of certain applicable fees, charges and taxes, deliver at the custodian's office the underlying Prudential ordinary shares in registered form only. At your risk, expense and request, Morgan Guaranty Trust Company of New York may deliver at such other place as you may request.

HOW DO I VOTE?

    The board of Prudential has proposed amending its articles of association to enable Prudential ADS holders to attend, vote and speak at general meetings of Prudential, in which case, you would be able to participate and vote at shareholder meetings or instruct Morgan Guaranty Trust Company of New York to vote the shares underlying your ADSs. If such an amendment were not passed, you would not be able to attend and vote at shareholder meetings, although you could instruct Morgan Guaranty Trust Company of New York to vote the shares underlying your ADSs.

    Morgan Guaranty Trust Company of New York will notify you of the upcoming vote and arrange to deliver voting materials to you. The materials will
(1) describe the matters to be voted on and (2) explain how you, on a certain date, may vote or instruct Morgan Guaranty Trust Company of New York to vote the shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, Morgan Guaranty Trust Company of New York must receive them on or before the date specified. Morgan Guaranty Trust Company of New York will try, as far as practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. Morgan Guaranty Trust Company of New York will only vote or attempt to vote as you instruct.

    Prudential will not be able to assure you that you will receive the voting materials in time to ensure that you can attend, speak and vote at a meeting or instruct Morgan Guaranty Trust Company of New York to vote your shares. In addition, if acting in good faith, Morgan Guaranty Trust Company of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.

OTHER THAN IN CONNECTION WITH RECEIVING MERGER CONSIDERATION, WHAT FEES AND
  EXPENSES DO I HAVE TO PAY IF I BECOME AN ADS HOLDER?

            ADS HOLDERS MUST PAY:                                  FOR:
$5.00 per 100 ADSs (or portion thereof)        - Each issuance of an ADS, including as a
                                                result of a distribution of shares or rights
                                                or other property.
                                               - Each withdrawal of an ADS

Registration or transfer fee                   - Transfer and registration of shares on any
                                                applicable register payable by you when you
                                                deposit or withdraw shares.

Expenses of Morgan Guaranty Trust Company of   - Conversion of foreign currency to US
New York                                        dollars.

Taxes and other governmental charges           - Stamp duty reserve tax or similar charge in
(including those Morgan Guaranty Trust          connection with any deposit or withdrawal of
Company of New York or the custodian have to    shares that is independent of the merger.
pay) on any ADS or share underlying an ADS,
for example, stock transfer taxes, stamp duty
or withholding taxes

    WHAT TAXES DO I HAVE TO PAY IF I BECOME AN ADS HOLDER?

    You will have to pay any other taxes payable by or on behalf of Morgan Guaranty Trust Company of New York or the custodian with respect to the ADSs, other deposited securities or any distribution thereon to Morgan Guaranty Trust Company of New York. Until you pay such taxes, Morgan Guaranty Trust Company of New York may withhold your dividends and other distributions and may refuse to effect a registration, registration of transfer, split-up, combination or withdrawal of the deposited securities. See "Material US Federal Income Tax and UK Tax Consequences--US Federal Income Tax and UK Tax Considerations for US Resident Holders of Prudential Ordinary Shares and ADSs--UK Stamp Duty and Stamp Duty Reserve Tax" for further information regarding UK stamp duty and stamp duty reserve tax.

    Subject to Section 4.2(a)(iii) of the merger agreement, THESE TAXES OR CHARGES WILL NOT BE PAYABLE BY EXISTING HOLDERS OF AMERICAN GENERAL SHARES IN CONNECTION WITH THE ISSUANCE OF ADSs OR ADRs PURSUANT TO THE MERGER AGREEMENT.

    Morgan Guaranty Trust Company of New York may deduct the amount of any taxes owed from any payments to you. It may also sell deposited securities or property, other than cash, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If Morgan Guaranty Trust Company of New York sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and will pay to you any proceeds, remaining after it has paid the taxes.

    Morgan Guaranty Trust Company of New York or the custodian will remit to the governmental authority any amounts required to be withheld in connection with a distribution that is owned by either of them to such governmental authority. Prudential will similarly remit any amounts so owed by it.

WHAT HAPPENS TO MY ADSS IF THERE IS A RECLASSIFICATION, RECAPITALIZATION OR
  MERGER INVOLVING PRUDENTIAL?

If Prudential:

    - changes the nominal or par value of the shares,

    - reclassifies, splits up, cancels or consolidates any of the deposited securities, or

    - recapitalizes, reorganizes, merges, consolidates or sells its assets,

Then:

    - the securities received by Morgan Guaranty Trust Company of New York will become deposited securities, each ADS will automatically represent its proportionate share of the new deposited securities, and

    - Morgan Guaranty Trust Company of New York may issue new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

HOW MAY THE DEPOSIT AGREEMENT BE AMENDED?

    Prudential may agree with Morgan Guaranty Trust Company of New York to amend the deposit agreement and the ADSs for any reason without your consent. If the amendment adds or increases fees or charges (except for taxes and other governmental charges, transfer or registration fees or certain expenses of Morgan Guaranty Trust Company of New York and except for cable, telex, electronic and facsimile transmission and delivery charges), or prejudices an important right of ADS holders, it will not become effective until three months after Morgan Guaranty Trust Company of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADS, to agree to the amendment and to be bound by the ADSs and the agreement as amended.

    No amendment will impair your right to surrender your ADRs and receive the underlying securities. If a governmental body adopts new laws or rules that require the deposit agreement or

ADSs to be amended, Prudential and the depositary may make the necessary amendments, which could take effect before you receive notice thereof.

HOW MAY THE DEPOSIT AGREEMENT BE TERMINATED?

    Morgan Guaranty Trust Company of New York will terminate the deposit agreement if Prudential asks it to do so but must notify you 30 days before termination. Morgan Guaranty Trust Company of New York may also terminate the deposit agreement at its own initiative but may only do so after giving Prudential 90 days prior notice and giving you 30 days prior notice.

    After termination, Morgan Guaranty Trust Company of New York and its agent will be required to do only the following under the deposit agreement:
(1) collect and hold distributions on the deposited securities, (2) sell property or rights or convert deposited securities into cash as provided in the deposit agreement, and (3) deliver shares and other deposited securities upon cancellation of ADSs. As soon as practicable after six months from the termination date, Morgan Guaranty Trust Company of New York will, if practical, sell any remaining deposited securities by public or private sale. After that, Morgan Guaranty Trust Company of New York will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the PRO RATA benefit of the ADS holders that have not surrendered their ADRs. It has no liability for interest. Morgan Guaranty Trust Company of New York's only obligations will be to account for the money and other cash and with respect to certain indemnification obligations. After termination, Prudential's only obligations will be with respect to certain indemnification obligations and to pay certain charges to Morgan Guaranty Trust Company of New York.

WHAT ARE THE LIMITATIONS, THE OBLIGATIONS AND THE LIABILITIES OF PRUDENTIAL AND
  THE DEPOSITARY TO ADS HOLDERS?

    The deposit agreement expressly limits Prudential's obligations and the obligations of Morgan Guaranty Trust Company of New York. It also limits Prudential's liability and the liability of Morgan Guaranty Trust Company of New York. Prudential and Morgan Guaranty Trust Company of New York:

    - are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or bad faith,

    - are not liable if either of them is prevented or delayed by law or circumstances beyond its control from performing its respective obligations under the deposit agreement,

    - are not liable if either of them exercises discretion permitted under the deposit agreement,

    - have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party,

    - may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party, and

    - will not be liable for any action or inaction while relying on advice or information from legal counsel or certain other advisers, you or anyone else competent to give advice or information.

    In addition, you may request Morgan Guaranty Trust Company of New York to cause its nominee to take certain actions as a shareholder on your behalf. For actions other than voting, you must indemnify Morgan Guaranty Trust Company of New York for any resulting losses, pay the expenses associated with your request and comply with certain other conditions.

    Morgan Guaranty Trust Company of New York will not (if acting in good faith) be responsible for failing to carry out instructions to vote the ADSs or for the manner in which the ADSs are voted or the effect of the vote.

    Morgan Guaranty Trust Company of New York may own and deal in Prudential's securities and in ADSs.

    In the deposit agreement, Prudential and Morgan Guaranty Trust Company of New York agree to indemnify each other under certain circumstances.

OTHER THAN IN CONNECTION WITH ISSUING MERGER CONSIDERATION, WHAT ARE THE
  REQUIREMENTS OF THE DEPOSITARY FOR DEPOSITARY ACTIONS?

    Before Morgan Guaranty Trust Company of New York will issue or register transfers of an ADS, make a distribution of an ADS, or permit withdrawal of securities, Morgan Guaranty Trust Company of New York may require:

    - payment of (1) stock transfer or other taxes or other governmental charges, (2) transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities, and (3) Morgan Guaranty Trust Company of New York's charges in connection with such action,

    - production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary, and

    - compliance with regulations it may establish from time to time, consistent with the deposit agreement, including presentation of transfer documents.

    Morgan Guaranty Trust Company of New York may refuse to deliver, transfer or register transfers of ADSs generally when Prudential's transfer books, the transfer books of Morgan Guaranty Trust Company of New York or any register for deposited securities are closed or at any time if Prudential or Morgan Guaranty Trust Company of New York think it advisable to do so.

WHAT ARE MY RIGHTS TO RECEIVE THE SHARES UNDERLYING MY ADSS?

    You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

    - when temporary delays arise because: (1) Prudential or Morgan Guaranty Trust Company of New York has closed its transfer books, (2) the transfer of shares is blocked to permit voting at a shareholders' meeting, or
      (3) Prudential is paying a dividend on the shares,

    - when ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges, or

    - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

    This right of withdrawal may not be limited by any other provision of the deposit agreement.

WHAT IS A PRE-RELEASE OF ADSS?

    In certain circumstances, subject to the provisions of the deposit agreement, Morgan Guaranty Trust Company of New York may issue ADSs before deposit of the underlying shares. This is called a pre-release of ADSs. A pre-release is closed out as soon as the underlying shares are delivered to Morgan Guaranty Trust Company of New York. Morgan Guaranty Trust Company of New York may pre-release ADSs only under the following conditions:

    - before or at the time of the pre-release, the person to whom the pre-release is being made must represent to Morgan Guaranty Trust Company of New York in writing that it or its customer (1) owns the shares to be deposited, (2) assigns all rights thereto to Morgan Guaranty Trust Company of New York, (3) holds the shares for the account of Morgan Guaranty Trust Company of New York, (4) shall not dispose of the shares other than in satisfaction of pre-release, and (5) will deliver the shares to the custodian within five business days of demand, and

    - pre-release ADSs must be fully collateralized with cash or US government securities held by Morgan Guaranty Trust Company of New York for your benefit. In addition, Morgan Guaranty Trust Company of New York will limit the number of pre-release ADSs to not more than 20% of all deposited shares.

       EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

    There are currently no UK laws, decrees or regulations that restrict the export or import of capital, including, but not limited to, foreign exchange controls, or that affect the remittance of dividends or other payments to non-UK residents or to US holders of Prudential's securities except as otherwise set forth in "Material US Federal Income Tax and UK Tax Consequences". There are no limitations under Prudential's articles of association restricting voting or shareholding.

                         CURRENCIES AND EXCHANGE RATES

    Prudential publishes its consolidated financial statements in pounds sterling. References in this document to "US dollars", "US$", "$" or " CENTS" are to US currency and references to "pounds sterling", "L", "pounds", "pence" or "p" are to UK currency (there are 100 pence to each pound). The following table sets forth the average noon buying rate on the last business day of each month, as certified for customs purposes by the Federal Reserve Bank of New York, for pounds sterling expressed in US dollars per pound sterling for each of the five most recent fiscal years. Prudential has not used these rates to prepare its consolidated financial statements.

                         YEAR ENDED
                        DECEMBER 31,                          AVERAGE
                        ------------                          --------
1996........................................................   $1.57

1997........................................................    1.64

1998........................................................    1.66

1999........................................................    1.61

2000........................................................    1.50

    The following table sets forth the high and low noon buying rates for pounds sterling expressed in US dollars per pound sterling for each of the previous six months:

                                                                HIGH       LOW
                                                              --------   --------
September 2000..............................................   $1.48      $1.40

October 2000................................................    1.47       1.43

November 2000...............................................    1.45       1.40

December 2000...............................................    1.50       1.44

January 2001................................................    1.50       1.46

February 2001...............................................    1.48       1.44

    On   -  , 2001, the noon buying rate was L1.00 = $  -  .

                      WHERE YOU CAN FIND MORE INFORMATION

    American General and Prudential are subject to the informational requirements of the Securities Exchange Act of 1934. American General files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Prudential also files information with the SEC, including, beginning in 2001, its annual reports. You may read and copy this information at the following location:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. American General's SEC filings are also available to the public at the web site maintained by the SEC at HTTP://WWW.SEC.GOV. Prudential ADSs and American General shares are listed on the New York Stock Exchange, and consequently, the periodic reports and other information filed by Prudential and by American General with the SEC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The primary market for Prudential ordinary shares is the London Stock Exchange.

    Prudential has filed a registration statement on Form F-4 under the Securities Act of 1933 to register the Prudential ordinary shares and ADSs to be issued in the merger and a registration statement on Form F-6 in respect of the Prudential ADSs. This document is part of the registration statement on Form F-4 and constitutes a prospectus of Prudential as well as being a proxy statement of American General for its special meeting.

    The SEC permits American General to "incorporate by reference" information into this document, which means that American General can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained in this document.

    This document incorporates by reference the following documents set forth below that American General has previously filed with the SEC. These filings contain important information about American General and its financial condition.

AMERICAN GENERAL SEC FILING (FILE NO. 001-07981)                     PERIOD
------------------------------------------------  ---------------------------------------------
Annual Report on Form 10-K....................    Fiscal year ended December 31, 1999

Quarterly Reports on Form 10-Q................    Fiscal quarters ended March 31, 2000, June
                                                  30, 2000 and September 30, 2000

Current Reports on Form 8-K...................    Filed on June 21, 2000
                                                  Filed on June 27, 2000
                                                  Filed on August 10, 2000
                                                  Filed on November 1, 2000
                                                  Filed on December 7, 2000
                                                  Filed on March 12, 2001

    American General also incorporates by reference into this document each document that it may file with the SEC from the date of this document to the date of the American General special meeting.

These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Because Prudential has not been subject to the informational requirements of the Securities Exchange Act of 1934 for the requisite period of time, no information regarding Prudential is permitted to be incorporated by reference in this document.

    You may have been sent some of the documents incorporated by reference, but you can obtain them through American General, the SEC or the SEC's internet world wide web site as described above. Documents specifically incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this document. You may obtain documents incorporated by reference in this document upon your written or oral request to:

                            American General Corporation
                               2929 Allen Parkway
                              Houston, Texas 77019
                         Attention: Corporate Secretary
                                 (713) 831-1078

    IN ORDER TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, YOU SHOULD REQUEST
THIS INFORMATION NO LATER THAN   -  , 2001.

    Any information contained in an incorporated document will be deemed to be modified or superseded for purposes of this document to the extent that information contained in this document or in any other subsequently filed incorporated document modifies or supersedes such information. Any information that is modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this document.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT IN DETERMINING HOW TO VOTE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED
IN THIS DOCUMENT. THIS DOCUMENT IS DATED   -  , 2001. YOU SHOULD NOT ASSUME THAT
THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS NOR THE ISSUANCE OF PRUDENTIAL ORDINARY SHARES AND ADSS IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                  UK CIRCULAR

    Prudential is convening an Extraordinary General Meeting at which the Prudential shareholders will vote on the proposed merger. Prudential will be distributing to its shareholders a circular relating to the merger. The contents of the circular do not form part of, nor are they incorporated into, this joint proxy statement/prospectus.

                                 LEGAL MATTERS

    The legality of the ordinary shares to be issued under the merger agreement is being opined upon for Prudential by Freshfields Bruckhaus Deringer, English counsel for Prudential.

                                    EXPERTS

    KPMG Audit Plc, independent accountants, have audited Prudential's consolidated financial statements as of December 31, 1999 and for the year ended December 31, 1999, and PricewaterhouseCoopers, independent accountants, have audited Prudential's consolidated financial statements as of December 31, 1997 and December 31, 1998 and for each of the years in the two-year period ended December 31, 1998 included in this prospectus, as stated in their respective reports thereon, and Prudential has included such reports in reliance on the authority of such firms as experts in auditing and accounting.

    The consolidated financial statements of American General incorporated by reference in American General's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in this proxy statement/prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    SOURCES

    Throughout this prospectus, Prudential describes the position and ranking of its overall business and individual business units in various industry and geographic markets. The sources for such descriptions come from a variety of conventional sources generally accepted as relevant business indicators by members of the financial services industry. These sources include information available from the Association of British Insurers, the UK Department of Trade and Industry, Association of Unit Trusts and Investment Funds, AM Best, Life Insurance Marketing and Research Association, the Variable Annuity Research Data Service, referred to as VARDS, Townsend and Schupp, The Advantage Group, the Life Insurance Association of Singapore, the Hong Kong Federation of Insurers, Life Insurance Association of Malaysia, Life Insurance Association of Taiwan and the Taiwanese Securities Investment Trust Consulting Association.

                        PRUDENTIAL PLC AND SUBSIDIARIES
     INDEX TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Unaudited Condensed Consolidated Profit and Loss Accounts
  for the six months ended June 30, 2000 and 1999...........    F-2

Condensed Consolidated Balance Sheets at June 30, 2000 and
  December 31, 1999.........................................    F-6

Unaudited Condensed Consolidated Statement of Cash Flows
  from General Business and Shareholders' Funds for the six
  months ended June 30, 2000 and 1999.......................    F-8

Notes to the Unaudited Condensed Consolidated Interim
  Financial Statements......................................    F-9

                        PRUDENTIAL PLC AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                            SIX MONTHS ENDED JUNE 30

                                                                2000           1999
                                                              --------       --------
                                                                (L MILLIONS, EXCEPT
                                                                PER SHARE AMOUNTS)
TOTAL

Earned premiums, net of reinsurance.........................    7,494          6,759
                                                               ------         ------
Claims incurred, net of reinsurance.........................   (7,544)        (4,979)
                                                               ------         ------
Change in long-term technical provisions, net of
  reinsurance...............................................   (1,927)        (4,389)

Investment returns..........................................      957          8,921
Investment expenses and charges.............................     (219)          (200)
Net operating expenses......................................     (826)          (839)
Shareholder and policyholder tax attributable to long-term
  business..................................................     (341)          (582)
Add back: Shareholder tax attributable to long-term
  business..................................................      143            129
Transfers from the fund for future appropriations...........    2,728         (4,384)
Results of investment management and products operations....       58             16
Results of banking operations...............................      (81)           (69)
Amortization of goodwill....................................      (41)           (14)
Other income:
  Profit on business disposals--Egg flotation...............      119             --
  Share of exceptional gain of associate company............       21             --
  Profit on sale of holding in associate company............       99             --
                                                               ------         ------
Profit on ordinary activities before shareholder tax........      640            369
Shareholder tax on profit on ordinary activities............     (162)           (97)
                                                               ------         ------
PROFIT FOR THE PERIOD.......................................      478            272
                                                               ------         ------

Dividends at 8.2p and 7.7p per share, respectively..........     (162)          (150)
                                                               ------         ------
RETAINED PROFIT FOR THE PERIOD..............................      316            122
                                                               ======         ======
Earnings per share:
  Basic (based on 1,948 million and 1,949 million shares,
    respectively)...........................................     24.5P          14.0p
  Diluted (based on 1,958 million and 1,964 million shares,
    respectively)...........................................     24.4P          13.9p

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE INTERIM FINANCIAL
                                   STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                            SIX MONTHS ENDED JUNE 30

                                                                2000           1999
                                                              --------       --------
                                                                (L MILLIONS, EXCEPT
                                                                PER SHARE AMOUNTS)
RECONCILIATION OF PROFIT ON ORDINARY ACTIVITIES BEFORE
  SHAREHOLDER TAX TO OPERATING PROFIT BEFORE AMORTIZATION OF
  GOODWILL AFTER TAX (BASED ON LONGER TERM INVESTMENT
  RETURNS)

PROFIT ON ORDINARY ACTIVITIES BEFORE SHAREHOLDER TAX........     640            369
Short-term fluctuations in investment returns...............     (17)           (11)
Profit on business disposals................................    (239)            --
Amortization of goodwill....................................      41             14
                                                               -----          -----

OPERATING PROFIT BEFORE AMORTIZATION OF GOODWILL AND BEFORE
  TAX (BASED ON LONGER TERM INVESTMENT RETURNS).............     425            372
Tax on operating profit before amortization of goodwill and
  before tax (based on longer term investment returns)......    (119)          (100)
                                                               -----          -----

OPERATING PROFIT BEFORE AMORTIZATION OF GOODWILL AFTER TAX
  (BASED ON LONGER TERM INVESTMENT RETURNS).................     306            272
                                                               =====          =====

EARNINGS PER SHARE:
OPERATING PROFIT BEFORE AMORTIZATION OF GOODWILL AFTER TAX
  (BASED ON LONGER TERM INVESTMENT RETURNS) (BASED ON 1,948
  MILLION AND 1,949 MILLION SHARES, RESPECTIVELY)...........    15.7P          14.0p

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE INTERIM FINANCIAL
                                   STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                         SIX MONTHS ENDED JUNE 30, 2000

                                                         GENERAL    LONG-TERM
                                                        BUSINESS    BUSINESS
                                                        TECHNICAL   TECHNICAL   NON-TECHNICAL
                                                         ACCOUNT     ACCOUNT       ACCOUNT       TOTAL
                                                        ---------   ---------   -------------   --------
                                                                          (L MILLIONS)
Earned premiums, net of reinsurance...................     153        7,341                       7,494
                                                          ----       ------                      ------
Claims incurred, net of reinsurance...................    (106)      (7,438)                     (7,544)
                                                          ----       ------                      ------
Total change in long-term technical provisions, net of
  reinsurance.........................................               (1,927)                     (1,927)
Investment returns....................................                  863           94            957
Allocated investment returns..........................      25            9          (34)            --
Investment expenses and charges.......................                 (142)         (77)          (219)
Net operating expenses................................     (37)        (768)         (21)          (826)
Shareholder and policyholder tax attributable to
  long-term business..................................                 (341)                       (341)
Transfers from the fund for future appropriations.....                2,728                       2,728
                                                          ----       ------                      ------
Balance on the technical accounts.....................      35          325
Add back: Shareholder tax attributable to long-term
  business............................................                  143                         143
                                                          ----       ------                      ------
Technical accounts subtotal...........................      35          468
Profit on insurance activities transferred to the non-
  technical account...................................     (35)        (468)         503             --
Results of investment management and products
  operations..........................................                                58             58
Results of banking operations.........................                               (81)           (81)
Amortization of goodwill..............................                               (41)           (41)
Other income:
  Profit on business disposals--Egg flotation.........                               119            119
  Share of exceptional gain of associate company......                                21             21
  Profit on sale of holding in associate company......                                99             99
                                                                                    ----         ------
Profit on ordinary activities before shareholder
  tax.................................................                               640            640
Shareholder tax on profit on ordinary activities......                              (162)          (162)
                                                                                    ----         ------
PROFIT FOR THE PERIOD.................................                               478            478
                                                                                    ====         ======

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE INTERIM FINANCIAL
                                   STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                         SIX MONTHS ENDED JUNE 30, 1999

                                                         GENERAL    LONG-TERM
                                                        BUSINESS    BUSINESS
                                                        TECHNICAL   TECHNICAL   NON-TECHNICAL
                                                         ACCOUNT     ACCOUNT       ACCOUNT       TOTAL
                                                        ---------   ---------   -------------   --------
                                                                          (L MILLIONS)
Earned premiums, net of reinsurance...................     148        6,611                       6,759
                                                           ---       ------                      ------
Claims incurred, net of reinsurance...................     (98)      (4,881)                     (4,979)
                                                           ---       ------                      ------
Total change in long-term technical provisions, net of
  reinsurance.........................................               (4,389)                     (4,389)
Investment returns....................................                8,805          116          8,921
Allocated investment returns..........................      22           13          (35)            --
Investment expenses and charges.......................                 (137)         (63)          (200)
Net operating expenses................................     (50)        (769)         (20)          (839)
Shareholder and policyholder tax attributable to
  long-term business..................................                 (582)                       (582)
Transfers to the fund for future appropriations.......               (4,384)                     (4,384)
                                                           ---       ------                      ------
Balance on the technical accounts.....................      22          287
Add back: Shareholder tax attributable to long-term
  business............................................                  129                         129
                                                           ---       ------                      ------
Technical accounts subtotal...........................      22          416
Profit on insurance activities transferred to the non-
  technical account...................................     (22)        (416)         438             --
Results of investment management and products
  operations..........................................                                16             16
Results of banking operations.........................                               (69)           (69)
Amortization of goodwill..............................                               (14)           (14)
                                                                                     ---         ------
Profit on ordinary activities before shareholder
  tax.................................................                               369            369
Shareholder tax on profit on ordinary activities......                               (97)           (97)
                                                                                     ---         ------
PROFIT FOR THE PERIOD.................................                               272            272
                                                                                     ===         ======

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE INTERIM FINANCIAL
                                   STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                      JUNE 30, 2000 AND DECEMBER 31, 1999

                                                               JUNE 30,
                                                                 2000       DECEMBER 31,
                                                              (UNAUDITED)       1999
                                                              -----------   ------------
                                                                     (L MILLIONS)
ASSETS

GOODWILL....................................................      1,519          1,582

INVESTMENTS
Land and buildings..........................................      9,290          8,763
Investments in associates and other participating
  interests.................................................         61            105
Other financial investments.................................    107,072        105,867
                                                                -------        -------

Total investments...........................................    116,423        114,735
                                                                -------        -------
ASSETS HELD TO COVER LINKED LIABILITIES.....................     18,720         18,643
                                                                -------        -------
TOTAL REINSURERS' SHARE OF TECHNICAL PROVISIONS.............        702            676
                                                                -------        -------
TOTAL DEBTORS...............................................      1,701          1,093
                                                                -------        -------
OTHER ASSETS
Banking business assets.....................................      8,722          8,850
Tangible assets.............................................        252            239
Cash at bank and in hand....................................      1,132            790
Ordinary shares of parent company...........................         33             29
Present value of acquired in-force long-term business.......        168            170
Present value of future margins relating to advances from
  reinsurers................................................         52             55
                                                                -------        -------
Total other assets..........................................     10,359         10,133
                                                                -------        -------
PREPAYMENTS AND ACCRUED INCOME
Accrued interest and rent...................................      1,214            988
Deferred acquisition costs..................................      2,912          2,741
Other prepayments and accrued income........................        162             52
                                                                -------        -------
Total prepayments and accrued income........................      4,288          3,781
                                                                -------        -------
TOTAL ASSETS................................................    153,712        150,643
                                                                =======        =======

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE INTERIM FINANCIAL
                                   STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                      JUNE 30, 2000 AND DECEMBER 31, 1999

                                                               JUNE 30,
                                                                 2000       DECEMBER 31,
                                                              (UNAUDITED)       1999
                                                              -----------   ------------
                                                                     (L MILLIONS)
SHAREHOLDERS' FUNDS AND LIABILITIES

TOTAL SHAREHOLDERS' FUNDS...................................      3,979          3,424
                                                                -------        -------
COMMITMENTS AND CONTINGENCIES

FUND FOR FUTURE APPROPRIATIONS..............................     24,513         27,262
                                                                -------        -------
TECHNICAL PROVISIONS
Provision for unearned premiums.............................        171            164
Long-term business provision................................     87,824         84,476
Claims outstanding..........................................        885            827
Equalization provision......................................         34             30
                                                                -------        -------
Total technical provisions..................................     88,914         85,497
                                                                -------        -------
TECHNICAL PROVISIONS FOR LINKED LIABILITIES.................     19,105         19,043

PROVISIONS FOR OTHER RISKS AND CHARGES
Deferred tax................................................        402            575

DEPOSITS RECEIVED FROM REINSURERS...........................        226            101

CREDITORS
Creditors arising out of direct insurance operations........        252            217
Creditors arising out of reinsurance operations.............         29             18
Debenture loans.............................................      1,578          1,546
Amounts owed to credit institutions.........................      1,225          1,111
Banking business liabilities................................      8,141          8,438
Tax payable.................................................        831            533
Shareholders' dividends accrued.............................        162            299
Minority interests..........................................        119             --
Other.......................................................      3,822          2,199
                                                                -------        -------
Total creditors.............................................     16,159         14,361

Accruals and deferred income................................        414            380
                                                                -------        -------
TOTAL SHAREHOLDERS' FUNDS AND LIABILITIES...................    153,712        150,643
                                                                =======        =======

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE INTERIM FINANCIAL
                                   STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

 UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FROM GENERAL BUSINESS
                                      AND
                              SHAREHOLDERS' FUNDS

                            SIX MONTHS ENDED JUNE 30

                                                                2000       1999
                                                              --------   --------
                                                                 (L MILLIONS)
OPERATIONS
Net cash inflow from operating activities before interest
  and tax...................................................     375          26
                                                                ----      ------

INTEREST PAID...............................................     (83)        (42)
                                                                ----      ------

TAXES PAID..................................................     (54)        (28)
                                                                ----      ------

ACQUISITIONS AND DISPOSALS
Net cash inflow (outflow) from:
  Acquisition of subsidiary undertakings....................      (7)     (1,916)
  Flotation of Egg and business disposals...................     195          --
                                                                ----      ------
                                                                 188      (1,916)
                                                                ----      ------

EQUITY DIVIDENDS PAID.......................................    (299)       (273)
                                                                ----      ------
FINANCING
Issue of debenture loan.....................................       -         500
Issue of loan notes.........................................       -         164
Credit facility utilized by investment subsidiaries managed
  by US fund management operations..........................       3          66
Bank loans raised...........................................       -          70
Repayment of debenture loans................................    (110)          -
Issue of ordinary share capital.............................      28          20
                                                                ----      ------

Net cash (outflow) inflow from financing....................     (79)        820
                                                                ----      ------

NET CASH INFLOW (OUTFLOW)...................................      48      (1,413)
                                                                ====      ======

NET CASH INFLOW (OUTFLOW) WAS INVESTED AND (FINANCED) AS
  FOLLOWS:
Purchases of portfolio investments:
  Equity securities.........................................       4          28
  Debt and other fixed income securities....................      95          43
                                                                ----      ------

Total purchases of portfolio investments....................      99          71
                                                                ----      ------
Sales of portfolio investments:
  Equity securities.........................................      (7)         (5)
  Debt and other fixed income securities....................    (119)     (1,643)
                                                                ----      ------

Total sales of portfolio investments........................    (126)     (1,648)
                                                                ----      ------
Net sales of portfolio investments..........................     (27)     (1,577)
Increase in cash and short-term deposits....................      75         164
                                                                ----      ------
NET CASH INFLOW (OUTFLOW)...................................      48      (1,413)
                                                                ====      ======

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE INTERIM FINANCIAL
                                   STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

                                 JUNE 30, 2000

1 BASIS OF PRESENTATION

    The results for the six months ended June 30, 2000 and 1999 are unaudited. Prudential's external auditors have reported on the December 31, 1999 statutory accounts and the accounts have been delivered to the UK Registrar of Companies. The auditors' report was unqualified and did not contain a statement under
Section 237(2) or (3) of the UK Companies Act 1985. These unaudited condensed consolidated interim financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 1999 included elsewhere herein. Management believes that the interim results include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods presented.

    The results and cash flows for the six months ended June 30, 2000 and 1999 and the balance sheet at June 30, 2000 have been prepared using the same accounting policies as were used in the 1999 consolidated financial statements.

    The long-term business profit of the UK operations has been calculated assuming the shareholder proportion of The Prudential Assurance Company Ltd. remains at 10 per cent. At June 30, 1999 and 2000, an allowance has been made for possible reductions in bonus rates arising from the fund valuation to be performed at the respective year-ends.

    The six months "2000" and "1999" refer to the six months ended June 30, 2000 and 1999, respectively.

    The average number of shares for the six months ended June 30, 2000 has been reduced by 9 million shares to conform the interim presentation of weighted average shares to the presentation for the year ended December 31, 1999. The reduction resulted from a change in treatment for the year ended December 31, 1999 in respect of shares purchased under employee incentive plans. The weighted averaged shares for the six months ended have not been adjusted for this change in treatment.

    A reconciliation of the weighted average number of ordinary shares used for calculating basic and diluted earnings per share is set out below:

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                  (MILLIONS)
NUMBER OF SHARES
Weighted average shares for basic earnings per share........   1,948      1,949
Shares under option at end of period........................      22         31
Assumed number of shares that would have been issued at
  average fair value on assumed option exercise.............     (12)       (16)
                                                               -----      -----
Weighted average shares for diluted earnings per share......   1,958      1,964
                                                               =====      =====

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

2 SEGMENT ANALYSIS

    During 2000, Prudential restructured its UK insurance operations into three areas: Prudential Insurance Services, Prudential Financial Services, and Prudential Intermediary Business. As a result of the restructuring, the new business units are:

    - Prudential Insurance Services comprises the product manufacturing of service operations for the majority of the Prudential branded long-term and general insurance products. Previously, these activities were part of the Prudential Retail Services and Annuities business unit.

    - Prudential Financial Services comprises the company's sales force distribution channel and its group pension product manufacturing, marketing and service operations. It comprises the combination of two prior business units namely Prudential Retail, formerly part of Prudential Retail Financial Services and Group Pensions.

    - Prudential Intermediary Business, which is responsible for marketing and distribution of products via the Independent Financial Advisor channel. Prudential Intermediary Business comprises the combination of two prior business units, namely Retail IFA and Prudential annuities.

    Prudential has eight reportable business segments: Prudential Insurance Services, Prudential Financial Services, Prudential Intermediary Business, M&G and Egg, which are all located in the UK (collectively, "UK Operations"), US Operations, Asian Operations and European Operations. The business segments are determined first by the territories in which Prudential conducts business, which are the United Kingdom, United States, Asia and Europe. UK Operations are further defined by distribution networks. The activities of the UK Operations include long-term life insurance business, general (property and casualty) insurance, banking and fund management. The Asian operations include life insurance business and fund management activities. The US and European operations are engaged principally in life insurance activities.

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

2 SEGMENT ANALYSIS (CONTINUED)
ANALYSIS OF OPERATING PROFIT BEFORE AMORTIZATION OF GOODWILL AND BEFORE TAX

    The following table presents operating profit before amortization of goodwill and before tax (based on longer term investment return) by segment:

                                                                    SIX MONTHS
                                                                  ENDED JUNE 30,
                                                              -----------------------
                                                                2000           1999
                                                              --------       --------
                                                                   (L MILLIONS)
UK OPERATIONS
Prudential Insurance Services...............................    186            196
Prudential Financial Services...............................     16             15
Prudential Intermediary Business............................     51             41
M&G.........................................................     69             27
Egg.........................................................    (81)           (69)
                                                                ---            ---
TOTAL UK OPERATIONS.........................................    241            210
                                                                ---            ---
US OPERATIONS
Jackson National Life.......................................    228            219
Broker dealer and fund management...........................      2             --
                                                                ---            ---
TOTAL US OPERATIONS.........................................    230            219
                                                                ---            ---
ASIAN OPERATIONS
  Long-term business and investment products................     16             14
  Development expenses......................................     (7)            (7)
                                                                ---            ---
TOTAL ASIAN OPERATIONS......................................      9              7
                                                                ---            ---
EUROPEAN OPERATIONS
  Life and pensions.........................................      4              3
  Development expenses......................................     (4)            --
                                                                ---            ---
TOTAL EUROPEAN OPERATIONS...................................     --              3
                                                                ---            ---

OPERATING PROFIT OF REPORTABLE SEGMENTS.....................    480            439
                                                                ---            ---
RESTRUCTURING COSTS
UK Insurance Operations.....................................     --            (45)
M&G.........................................................     --            (10)
                                                                ---            ---
TOTAL RESTRUCTURING COSTS...................................     --            (55)
                                                                ---            ---
GROUP ACTIVITIES............................................    (55)           (12)
                                                                ---            ---
OPERATING PROFIT FROM CONTINUING OPERATIONS BEFORE
  AMORTIZATION OF GOODWILL AND BEFORE TAX (BASED ON THE
  LONGER TERM INVESTMENT RETURNS)...........................    425            372
                                                                ===            ===

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

2 SEGMENT ANALYSIS (CONTINUED)
    The following table presents revenue by reportable segment and geographical region:

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                 (L MILLIONS)
UK OPERATIONS
Gross premiums:
  Prudential Insurance Services:
    Long-term business......................................    1,285      1,427
    General business........................................      165        161
  Prudential Financial Services.............................      624        688
  Prudential Intermediary Business..........................    1,885      1,955
  M&G:
    Long-term business......................................      138         29
    Investment products.....................................      730        204
                                                               ------     ------
Total gross premiums(2).....................................    4,827      4,464
Reinsurance premiums ceded..................................       (9)        (8)
Change in unearned premiums.................................       (6)        (7)
Investment returns(1).......................................      393      7,918
Revenue from banking and investment management and products
  operations................................................      143         54
                                                               ------     ------
Total UK Operations.........................................    5,348     12,421
                                                               ------     ------
US OPERATIONS
Gross premiums..............................................    2,897      2,217
Reinsurance premiums ceded..................................      (35)       (36)
Investment returns..........................................      790        781
                                                               ------     ------
Total US Operations.........................................    3,652      2,962
                                                               ------     ------
ASIAN OPERATIONS
Gross premiums:(2)
  Long-term business........................................      483        266
  Investment products.......................................      700        225
Reinsurance premiums ceded..................................       (7)        (3)
Investment returns..........................................     (242)       177
                                                               ------     ------
Total Asian Operations......................................      934        665
                                                               ------     ------
EUROPEAN OPERATIONS
Gross premiums..............................................       79         73
Reinsurance premiums ceded..................................       (5)        (3)
Investment returns..........................................       11         30
                                                               ------     ------
Total European Operations...................................       85        100
                                                               ------     ------
Total revenue for reportable segments.......................   10,019     16,148
                                                               ------     ------
DISCONTINUED OPERATIONS AND OTHER
Investment returns..........................................        5         15
                                                               ------     ------
Total Discontinued Operations and Other(3)..................        5         15
                                                               ------     ------
TOTAL REVENUE...............................................   10,024     16,163
                                                               ======     ======
Represented by:
  Earned premiums...........................................    7,494      6,759
  Investment returns........................................      957      8,921
  Revenue from banking and investment management and
    products operations.....................................      143         54
  Gross premiums from investment products(2)................    1,430        429
                                                               ------     ------
TOTAL REVENUE...............................................   10,024     16,163
                                                               ======     ======

------------------------------
(1) Investment returns in respect of UK insurance operations are not allocated across the UK segments.

(2) Gross premiums presented by reportable segments include deposits to unit trusts and other similar products (gross premiums from investment products), which are excluded from earned premiums in the consolidated profit and loss accounts.

(3) Discontinued operations relate to certain property and casualty business which has been in run-off since 1993.

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

2 SEGMENT ANALYSIS (CONTINUED)
OTHER SEGMENT INFORMATION

    Selected information is provided below on a segment basis. In cases where information is not allocated to a segment, amounts are provided by geographical region.

                                                                  SIX MONTHS
                                                                     ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                 (L MILLIONS)
CLAIMS INCURRED, NET OF REINSURANCE
UK Operations:
  Prudential Insurance Services.............................   1,582      1,377
  Prudential Financial Services.............................     485        359
  Prudential Intermediary Business..........................   1,483      1,259
  M&G.......................................................     988        115
US Operations...............................................   2,862      1,774
Asian Operations............................................     125         81
European Operations.........................................      14          9
                                                               -----      -----
Total continuing operations.................................   7,539      4,974
Discontinued operations(1)..................................       5          5
                                                               -----      -----
TOTAL CLAIMS INCURRED, NET OF REINSURANCE...................   7,544      4,979
                                                               =====      =====
CHANGE IN LONG-TERM TECHNICAL PROVISION, NET OF REINSURANCE
UK Operations:
  Prudential Insurance Services.............................     548      1,038
  Prudential Financial Services.............................     263        703
  Prudential Intermediary Business..........................   1,295      1,598
  M&G.......................................................    (845)       (86)
US Operations...............................................     470        869
Asian Operations............................................     156        200
European Operations.........................................      40         67
                                                               -----      -----
Total continuing operations.................................   1,927      4,389
Discontinued operations(1)..................................      --         --
                                                               -----      -----
TOTAL CHANGE IN LONG-TERM TECHNICAL PROVISION, NET OF
  REINSURANCE...............................................   1,927      4,389
                                                               =====      =====
INVESTMENT EXPENSES AND CHARGES AND NET OPERATING EXPENSES
UK Operations:
  Prudential Insurance Services.............................     395        478
  Prudential Financial Services.............................      55         67
  Prudential Intermediary Business..........................     193        187
  M&G.......................................................      47          5
US Operations...............................................     110        125
Asian Operations............................................     117         73
European Operations.........................................      28         20
Corporate expenditure not allocated to segments.............      21         19
Shareholders' interest payable..............................      76         63
                                                               -----      -----
Total continuing operations.................................   1,042      1,037
Discontinued operations(1)..................................       3          2
                                                               -----      -----
TOTAL INVESTMENT EXPENSES AND CHARGES AND NET OPERATING
  EXPENSES..................................................   1,045      1,039
                                                               =====      =====

------------------------------

(1) Discontinued operations relate to certain property and casualty business which has been in run-off since 1993.

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

2 SEGMENT ANALYSIS (CONTINUED)
ASSETS

    The assets of the UK Operations are managed and analyzed for UK Operations taken as a whole and are not allocated among the UK segments, except for Egg. An analysis of assets by geographical region is presented below:

                                                        UK AND EUROPE      US        ASIA      TOTAL
                                                        -------------   --------   --------   --------
                                                                         (L MILLIONS)
JUNE 30, 2000
Insurance and investment operations:
  Investments.........................................      90,490       23,472     2,461     116,423
  Deferred acquisition costs..........................       1,608        1,193       111       2,912
  Linked assets.......................................      14,421        3,776       523      18,720
  Other...............................................       5,445        1,183       307       6,935
                                                           -------       ------     -----     -------
                                                           111,964       29,624     3,402     144,990
Egg...................................................       8,722           --        --       8,722
                                                           -------       ------     -----     -------
Total assets..........................................     120,686       29,624     3,402     153,712
                                                           =======       ======     =====     =======
December 31, 1999
Insurance and investment operations:
  Investments.........................................      90,574       21,913     2,248     114,735
  Deferred acquisition costs..........................       1,607        1,043        91       2,741
  Linked assets.......................................      15,256        2,806       581      18,643
  Other...............................................       4,812          675       187       5,674
                                                           -------       ------     -----     -------
                                                           112,249       26,437     3,107     141,793
Egg...................................................       8,850           --        --       8,850
                                                           -------       ------     -----     -------
Total assets..........................................     121,099       26,437     3,107     150,643
                                                           =======       ======     =====     =======

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

2 SEGMENT ANALYSIS (CONTINUED)

ANALYSIS OF THE FUND FOR FUTURE APPROPRIATIONS ("FFA") AND NET TECHNICAL
  PROVISIONS

    A segment analysis of the FFA and technical provisions (net of reinsurers' share) is set out below. This analysis includes liabilities and the FFA as management believes it provides a more useful indication of the assets supporting the business than would be shown through analyzing net assets.

                                                              JUNE 30,   DECEMBER 31,
                                                                2000         1999
                                                              --------   ------------
                                                                   (L MILLIONS)
Group companies, excluding Scottish Amicable Insurance Fund
  (SAIF)(1).................................................   21,301        23,563
SAIF(2).....................................................    3,212         3,699
                                                              -------       -------
Fund for future appropriations..............................   24,513        27,262
                                                              -------       -------

UK Operations
Technical provisions (net of reinsurers' share):
  Prudential Insurance Services.............................   29,820        29,220
  Prudential Financial Services.............................    3,680         3,437
  Prudential Intermediary Business..........................   32,722        31,464
  M&G.......................................................       83            81
                                                              -------       -------
UK technical provisions (net of reinsurers' share)..........   66,305        64,202
                                                              -------       -------
UK linked liabilities (net of reinsurers' share):
  Prudential Insurance Services.............................      337           368
  Prudential Financial Services.............................    4,239         4,218
  Prudential Intermediary Business..........................    6,001         6,016
  M&G.......................................................    3,284         4,132
                                                              -------       -------
UK linked liabilities (net of reinsurers' share)............   13,861        14,734

US Operations...............................................   23,694        21,783
Asian Operations............................................    2,888         2,616
European Operations.........................................      569           529
                                                              -------       -------
TOTAL.......................................................  131,830       131,126
                                                              =======       =======

------------------------------

(1) Principally the with-profits fund.

(2) Closed to new business and wholly attributable, but not allocated, to policyholders

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

2 SEGMENT ANALYSIS (CONTINUED)
ANALYSIS OF SHAREHOLDERS' FUNDS

    An analysis of shareholders' funds by segment follows:

                                                              JUNE 30,   DECEMBER 31,
                                                                2000         1999
                                                              --------   ------------
                                                                   (L MILLIONS)
UK Operations...............................................   1,210         1,145
US Operations...............................................   2,181         1,911
Asian Operations............................................     245           217
European Operations.........................................      60            53
Retained centrally..........................................     283            98
                                                               -----         -----
TOTAL SHAREHOLDERS' FUNDS...................................   3,979         3,424
                                                               =====         =====

3 ACQUISITIONS AND DISPOSALS

ACQUISITION OF M&G GROUP PLC

    During 1999, Prudential acquired the M&G Group plc, a UK fund manager, for a cash consideration of L1,943 million. Further details in regards to this acquisition are included in the December 31, 1999 consolidated financial statements.

ACQUISITION OF CERTAIN FIDELITY FEDERAL BRANCHES

    During February 2000 Prudential's US operations acquired three branches of Fidelity Federal bank for a cash consideration of L7 million.

SHARE OF EXCEPTIONAL GAIN OF ASSOCIATE COMPANY

    The profit and loss account for the six months ended June 30, 2000, includes a gain of L21 million that relates to Prudential's share of the profit realized by St. James's Place Capital plc, an associate company at the time of sale, in the disposal of its interest in Global Asset Management, a Bermuda-based fund manager.

SALE OF INVESTMENT IN ASSOCIATE

    On June 5, 2000 Prudential sold 68% of its holding in St James's Place Capital plc, which is quoted on the London Stock Exchange, for cash proceeds of L213 million, which included L83 million attributable to the sale of the parent company's holding. After taking into account attributable net assets of L53 million and attributable goodwill of L61 million which was charged to reserves on acquisition, the profit on disposal was L99 million. The market value of the remaining portion of the Prudential holding at June 30, 2000 was L85 million. After taking into account attributable net assets of L26 million and goodwill of L 29 million, the net increase of L30 million has been included in investment returns in the profit and loss account for the six months ended June 30, 2000.

    The remaining 32% of Prudential's holding in St James's Place Capital plc was sold in July 2000 at a realized gain of L24 million.

TRANSFER OF INVESTMENT MANAGEMENT ACTIVITIES

    On June 30, 2000 Prudential transferred its UK institutional equity fund management activities consisting of L12 billion of third-party funds to Deutsche Asset Management ("Deutsche"). The

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

3 ACQUISITIONS AND DISPOSALS (CONTINUED) consideration received from Deutsche did not have a material effect on Prudential's results of operations.

INITIAL PUBLIC OFFERING OF EGG PLC

    On June 12, 2000 Prudential sold 73 million shares of its holding of Egg plc, a new intermediate holding company of Prudential Banking plc, in an initial public offering (IPO) for cash proceeds of L90 million after deduction of expenses. At the same time, Egg plc issued 93 million new shares to the market with total proceeds, after deduction of expenses, of L149 million. The IPO price was L1.60 per share.

    Total proceeds from the IPO, net of expenses, were L239 million, resulting in a profit for Prudential of L119 million, which is included in Prudential's consolidated profit and loss account under "Profit on business disposals--Egg flotation". Taxes have been provided on the gain resulting from the Egg IPO. As a result of the above IPO, the parent company's ownership percentage was reduced from 100% to 79.6%.

4 RESTRUCTURING COSTS

UK RETAIL INSURANCE OPERATIONS

    During 1999 Prudential made a commitment and announced a plan to restructure the work force of its UK retail insurance operations. As a result of this plan a provision of L131 million was established, of which L78 million was borne by the Prudential Assurance Company Ltd. (PAC) with-profits fund and L53 million
(L45 million as of June 30, 1999) was borne by the shareholders' fund. The restructuring plan involved the reduction by Prudential of its direct sales force, branch networks and administrative functions that support the sales force. The components of the aforementioned restructuring cost of L131 million include a provision in respect of termination benefits and redundancy costs of L64 million, branch closures and other property related charges of L56 million and other transition and systems-related costs of L11 million. The total number of staff to be made redundant was 3,467 people. As of June 30, 2000 all affected employees had been notified that they will be terminated. The number of employees made redundant who were still employed at June 30, 2000 was 382. At June 30, 2000, the amount paid and charged against the provision was L78 million. The remaining costs, with the exception of certain property related charges which will incurred over future years, will be paid by the end of 2001.

M&G

    During 1999 Prudential established a provision of L17 million (L10 million as of June 30, 1999) relating to the integration in the UK of Prudential Portfolio Managers and M&G following the M&G acquisition. The provision was borne by the shareholders' fund.

    As part of the integration, Prudential has decided to reduce its M&G life/pension and institutional administrative force and eliminate some departments. Prudential also decided to reduce its management force. The provision comprises of redundancy costs of L9 million, department closures of L2 million, and other collective integration costs of L6 million.

    The total number of employees to be made redundant was 124. As of June 30, 2000 all affected employees had been notified that they will be terminated. The plans were substantially completed by the end of 2000. The amount paid and charged against the provision through June 30, 2000 was L6 million.

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

5 SUPPLEMENTAL CASH FLOW INFORMATION

    The following supplemental cash flow information provides details of amounts in the consolidated condensed statement of cash flows from general business and shareholders' funds and reconciles the cash amounts to the consolidated balance sheets:

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              ----------------------
                                                                2000          1999
                                                              --------      --------
                                                                   (L MILLIONS)
RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
  OPERATIONS
Operating profit before amortization of goodwill and before
  tax (based on longer term investment returns).............      425           372
Add back: interest charged to operating profit..............       76            63
Adjustments for non-cash items:
  Tax on long-term business profits and franked investment
    income..................................................     (143)         (129)
  General business and shareholder longer term investment
    gains...................................................      (12)          (12)
  Increase (Decrease) in general business technical
    provisions..............................................        3           (35)
  Amounts retained in long-term business operations.........     (192)         (167)
  Decrease (Increase) in banking business assets (net of
    liabilities)............................................        2          (236)
  Other.....................................................      216           170
                                                               ------        ------
NET CASH INFLOW FROM OPERATIONS AS SHOWN ON THE CONSOLIDATED
  STATEMENTS OF CASH FLOWS FROM GENERAL BUSINESS AND
  SHAREHOLDERS' FUNDS.......................................      375            26
                                                               ======        ======
MOVEMENTS ARISING FROM CASH FLOWS:
  Increase in cash and short-term deposits as shown on the
    consolidated statements of cash flows...................       75           164
  Net sales of portfolio investments........................      (27)       (1,577)
  Decrease (Increase) in loans..............................      110          (734)
  Credit facility utilized by investment subsidiaries
    managed by US fund management operations................       (3)          (66)
  Share capital issued......................................      (28)          (20)
                                                               ------        ------
TOTAL MOVEMENTS ARISING FROM CASH FLOWS.....................      127        (2,233)
Investment appreciation.....................................       39            38
Investments and cash acquired with purchase of M&G..........       --           214
Foreign exchange translation and other......................       16            31
Transfer to retained profit in respect of shares issued in
  lieu of cash dividends....................................       14            10
Portfolio investments, net of financing, beginning of
  period....................................................   (1,025)        1,016
                                                               ------        ------
PORTFOLIO INVESTMENTS, NET OF FINANCING, END OF PERIOD......     (829)         (924)
                                                               ======        ======
Represented by:
  Investments (including short-term deposits)...............    1,126         1,199
  Cash at bank and in hand..................................      351           178
  Borrowings................................................   (2,004)       (2,012)
  Cumulative charge to Group profit and loss account reserve in respect of shares issued to qualifying employee share
    ownership trust.........................................      105            50
  Share capital and share premium...........................     (407)         (339)
                                                               ------        ------
PORTFOLIO INVESTMENTS, NET OF FINANCING, END OF PERIOD......     (829)         (924)
                                                               ======        ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

5 SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                                    2000
                                                              ----------------
                                                                (L MILLIONS)
RECONCILIATION OF INVESTMENTS TO THE UNAUDITED CONDENSED
  CONSOLIDATED BALANCE SHEET
General business and shareholder investments (as above).....         1,126
Long-term business..........................................       115,236
                                                                   -------
TOTAL PORTFOLIO INVESTMENTS IN THE UNAUDITED CONDENSED
  CONSOLIDATED BALANCE SHEET(1).............................       116,362
                                                                   =======
RECONCILIATION OF CASH TO THE UNAUDITED CONDENSED
  CONSOLIDATED BALANCE SHEETS
General business and shareholders (as above)................           351
Long-term business..........................................           781
                                                                   -------
TOTAL CASH AT BANK AND IN HAND IN THE UNAUDITED CONDENSED
  CONSOLIDATED BALANCE SHEET................................         1,132
                                                                   =======

RECONCILIATION OF BORROWINGS TO THE UNAUDITED CONDENSED
  CONSOLIDATED BALANCE SHEET
General business and shareholders (as above)................         2,004
Long-term business..........................................           812
                                                                   -------
TOTAL BORROWINGS IN THE UNAUDITED CONDENSED CONSOLIDATED
  BALANCE SHEET(2)..........................................         2,816
                                                                   =======

------------------------------

(1) Excluding investments in associates and other participating interests.

(2) Total borrowings are included in debenture loans and other liabilities.

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

5 SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)

    The following table provides a summary of the items comprising the cash flows relating to acquisitions and disposals of subsidiaries:

                                                            FLOTATION OF
                                                              EGG AND
                                                              BUSINESS
                                         ACQUISITIONS IN    DISPOSALS IN     NET FOR THE      NET FOR THE
                                           SIX MONTHS        SIX MONTHS       SIX MONTHS       SIX MONTHS
                                         ENDED JUNE 30,    ENDED JUNE 30,   ENDED JUNE 30,   ENDED JUNE 30,
                                              2000              2000             2000             1999
                                         ---------------   --------------   --------------   --------------
                                                                    (L MILLIONS)
ACQUISITIONS, DISPOSALS AND FLOTATION
  OF BOLDING IN EGG
Net assets (acquired) disposed of:
  Goodwill on acquisitions
    (disposals)........................           -              (22)             (22)            1,527
  Investments..........................           -                -                -               187
  Cash and short-term deposits.........           -                -                -                27
  Banking business assets..............         109                -              109                 -
  Banking business liabilities.........        (102)               -             (102)                -
  Interest in associate undertaking....           -              (79)             (79)                -
  Net assets held in long-term business
    operations.........................           -              187              187               195
  Minority interest in Egg.............           -             (120)            (120)                -
  Other net assets.....................           -              (14)             (14)                7
                                               ----             ----             ----            ------
Net assets acquired (disposed of)......           7              (48)             (41)            1,943
Proceeds from Egg flotation received by
  Egg and invested in banking business
  assets...............................           -              149              149                 -
Cash consideration received (paid).....          (7)             195              188            (1,943)
                                               ----             ----             ----            ------
Net impact on shareholders' funds......           -              296              296                 -
                                               ----             ----             ----            ------
Comprising:
  Short-term fluctuations in investment
    returns after tax..................           -               15               15                 -
  Profit on business disposals after
    tax................................           -              191              191                 -
  Goodwill credited to reserves........           -               90               90                 -
                                               ----             ----             ----            ------
                                                  -              296              296                 -
                                               ====             ====             ====            ======

6 COMMITMENTS AND CONTINGENCIES

COMMITMENTS

    Prudential has provided, from time to time, certain guarantees and commitments to third parties. These arrangements include commitments and guarantees by Prudential to fund the purchase or development of land and buildings and other commitments related to Prudential's investments in land

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

6 COMMITMENTS AND CONTINGENCIES (CONTINUED) and buildings. At June 30, 2000, the aggregate amount of commitments and guarantees in respect of land and buildings was approximately L290 million.

CONTINGENCIES

PENSION MISSELLING

    In 1988, the UK government introduced new pensions legislation intended to encourage more individuals to make their own arrangements for their pensions. During the period from April 1988 to June 1994, many individuals were advised by insurance companies, IFAs and other intermediaries to not join, to transfer from or to opt out of their occupational pension schemes in favor of private pension products introduced under UK Income and Corporation Taxes Act 1988. The UK insurance regulator (previously the Personal Investment Authority, now the Financial Services Authority) subsequently determined that many individuals were incorrectly advised and would have been better off not purchasing the private pension product sold to them. Industry participants are responsible for compensating the persons to whom private pensions were missold. As a result, the UK regulator required that all UK life insurance companies review their potential cases of pension misselling arising and pay compensation to policyholders where necessary and as a consequence record a provision for the estimated benefits entitled.

    The UK regulator has divided the review into two phases. Phase 1 cases, originally referred to as priority cases, considered primarily of cases where the investor was close to retirement or had died or retired since purchasing the pension product. Phase 2 cases, originally referred to as non-priority cases, are primarily younger investors who have retirement dates, which are not near term. The regulator initially established deadlines for reviewing Phase 1 cases and had the power to impose sanctions where companies failed to meet the deadlines or otherwise did not comply with the regulator's guidelines for the resolution of cases of pensions misselling. In 1998, the regulator established the procedures and deadlines for reviewing Phase 2 cases.

    In relation to this pension misselling review, a provision has been established, which has been charged as a change in the long-term technical provisions in Prudential's profit and loss accounts. Within the long-term business technical account the transfer to FFA has been determined after taking account of charges to long-term business technical provisions for changes in the pension misselling liability. The following provides a summary of the changes in the pension misselling liability including internal and external legal and administrative costs for the six months ended June 30, 2000:

                                                              SIX MONTHS ENDED
                                                               JUNE 30, 2000
                                                              ----------------
                                                                (L MILLIONS)
Balance at start of the period..............................        1,700
Change in actuarial assumptions and method of
  calculations..............................................           55
Increase in provision for administration expenses...........            1
Discount accretion..........................................           54
Redress to policyholders....................................          (53)
Payments of administration costs............................          (57)
                                                                    -----
BALANCE AT END OF THE PERIOD................................        1,700
                                                                    =====

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

6 COMMITMENTS AND CONTINGENCIES (CONTINUED)
    In the six months ended June 30, 2000 the total liability for pension misselling remained unchanged on a net basis at L1,700 million.

    In the six months ended June 30, 2000 the liability was increased by L55 million to reflect changes in the method of calculation resulting from new requirements issued by the UK regulator and changes in the interest rate and mortality assumptions used.

    The pension misselling liability represents the discounted value of future expected payments, including benefit payments and all internal and external legal and administrative costs adjudicating, processing and settling these claims and as a consequence, to the extent that amounts have not been paid, the provision increases each year reflecting the accretion of the discount. The increase in the liability amounted to L54 million in the six months ended
June 30, 2000.

    Management believes that, based on current information, the pension misselling liability, together with future investment return on the assets backing the liability, will be adequate to cover the costs of pension misselling as well as the costs and expenses of Prudential's pension review unit established to identify and settle such cases. Such provision presents the best estimate of probable costs and expenses. However, there can be no assurance that the current provision level will not need to be increased. Prudential has estimated, based on current FSA guidelines, that the discounted present value of reasonably possible losses might range up to an additional L200 million over that provided at June 30, 2000. This potential additional liability has been determined using more stringent assumptions in respect of customer responses to mailings and redress in comparison to external occupational schemes, applied to those cases identified at June 30, 2000.

    The calculation of the pension misselling provision is dependent upon a number of assumptions and requirements provided by the UK regulator. Following a visit from the UK regulator concerns have been raised over Prudential's proper completion of certain aspects of Phase 1. The outcome of this review is currently uncertain and as a result additional corrective action may be initiated.

    Throughout the pension misselling review process the UK regulator has made changes to its requirements and therefore it is not possible to predict any additional changes to the requirements and any resultant changes to the provision that might be made in the future.

    As approved by the UK regulator, the pensions misselling provision is funded from the PAC's with profits fund. Given the strength of the with-profits fund, management believes that the pensions misselling provision will not have an adverse impact on the levels of bonuses paid to policyholders or their reasonable expectations. In the unlikely event that this proves not to be the case, an appropriate contribution to the with-profits fund would be made from the shareholders' funds. In view of this uncertainty, it is not practicable to estimate the level of this potential contribution.

FREE STANDING ADDITIONAL VOLUNTARY CONTRIBUTION BUSINESS

    In February 2000, the UK regulator ordered a review of Free Standing Additional Voluntary Contribution business, which constitutes sales of personal pensions to members of company pension schemes. Individuals who have purchased these pensions instead of the Additional Voluntary Contributions (AVC) scheme connected to their company's pension scheme may have been in a better financial position investing their money, and any matching contributions from their employers, in their

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

6 COMMITMENTS AND CONTINGENCIES (CONTINUED) company's AVC scheme. The UK regulator's review is to ensure that any employees disadvantaged due to not being properly informed of the benefits foregone from not investing in their AVC scheme are compensated.

    The review requires companies to identify relevant investors and contact them offering to review their individual case. As a result of the work completed to date, Prudential has established a liability at June 30, 2000 of L43 million, which has been charged as a change in the long-term business technical provisions in Prudential's profit and loss accounts. Within the long-term business technical account, the transfer to FFA has been determined after taking account of changes to long-term business technical provisions. The deadline for completing the reviews is June 30, 2002.

    Management believes that, based on current information, the provision, together with future investment return on the assets backing the provision, will be adequate to cover the costs of reviewing Free Standing Additional Contribution business as well as the costs and expenses of the review unit established to identify and settle such cases. The provision represents Prudential's best estimate of probable costs and expenses. However, there can be no assurance that the current provision level will not need to be increased.

LITIGATION

    The Company and its subsidiaries are involved in litigation arising in the ordinary course of business. Some of the actions and proceedings have been brought on behalf of various alleged classes of claimants and certain of these claimants seek damages of unspecified amounts. While the outcome of such matters cannot be predicted with certainty, it is the opinion of management that the ultimate outcome of such litigation will not have a material adverse effect on Prudential's financial condition, results of operations or cash flows.

    On December 14, 2000, proceedings were issued against Prudential Assurance by a policyholder. These proceedings, which relate to the assets represented by the FFA in excess of amounts expected to be paid for future terminal bonuses and related shareholder transfers ("excess assets") in Prudential Assurance's long-term fund, ask the court to decide whether and, if so, to what extent the excess assets should be paid out to or applied for the benefit of stockholders and/or shareholders. Prudential is considering the proceedings and the issues raised by them with its legal advisers.

    The amount and timing of any attribution to shareholders is sufficiently uncertain that it is not possible to accurately estimate any potential attribution. In addition, it is likely that if any excess assets are attributed to shareholders, they will remain in Prudential Assurance's long-term fund to support the long-term business, and accordingly, they are unlikely to be distributed to shareholders for some considerable period of time, if at all. The case has been adjourned until April 30, 2001 pending review by the parties.

    Jackson National Life has been named in civil proceedings, which appear to be substantially similar to other class action litigation brought against many life insurers alleging misconduct in the sale of insurance products. At this time, it is not possible to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome in such actions. In addition, Jackson National Life is a defendant in several individual actions that involve similar issues, including an August 1999 verdict against Jackson National Life for $33 million (L22 million) in punitive damages.

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

6 COMMITMENTS AND CONTINGENCIES (CONTINUED)
Jackson National Life has appealed the verdict on the basis that it is not supported by the facts or the law. No amount has been accrued with regard to the above proceedings.

OTHER MATTERS

LONG-TERM BUSINESS FUND

    The Prudential Assurance long-term business fund retains the annual profit and loss activity of the with-profits business in excess of bonus distributions and associated shareholders' distributions for the year within the fund for future appropriations. The balance of the long-term business fund has accumulated over many years and has come from a variety of sources. Management believes that the balance of the long-term business fund is greater than amounts anticipated to be distributed as benefits and future annual and terminal bonuses on policies currently in force. Prudential is currently discussing the attribution of unallocated assets in the PAC long-term business fund with the Financial Services Authority, the UK insurance regulator. These discussions may or may not result in an additional portion of the long-term business fund being attributed to shareholders at some future date. Due to the uncertainty, no amount in respect of any attribution to shareholders has been reflected in the consolidated financial statements.

SHAREHOLDER SUPPORT OF LONG-TERM BUSINESS FUNDS

    Prudential is liable to meet its obligations to policyholders even if the assets of the long-term funds are insufficient to do so. The excess assets in the long-term funds could be materially depleted over time, by, for example, a significant or sustained equity market downturn, significant fundamental strategic change costs, or material increases in the pensions misselling provision. In the unlikely circumstance that the depletion of the excess assets within the long-term fund was such that Prudential's ability to satisfy policyholders' reasonable expectations was adversely affected, it might become necessary to restrict the annual distribution to shareholders or to contribute shareholders' funds to the long-term funds to provide financial support.

    Should the assets of SAIF be inadequate to meet the guaranteed benefit obligations to the policyholders of SAIF, the PAC long-term fund would be liable to cover any such deficiency. As of June 30, 2000 and December 31, 1999, the excess of SAIF assets over guaranteed benefits was L3,212 million and L3,699 million, respectively. Due to the quality and diversity of the assets in SAIF, the aforementioned amounts of the excess of assets over guaranteed benefits and the ability of Prudential to revise guaranteed benefits in case of an asset shortfall, Prudential believes that the probability of either the PAC long-term fund or Prudential shareholders' funds having to contribute to SAIF is less than remote.

GUARANTEE FUNDS

    Guarantee funds in both the UK and US provide payments to policyholders on behalf of insolvent life insurance companies. These guarantee funds are financed by payments assessed on solvent insurance companies based on location, volume, and types of business. Prudential has estimated its reserve for future guarantee fund assessments for Jackson National Life to be L51 million at June 30,

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

6 COMMITMENTS AND CONTINGENCIES (CONTINUED)
2000. Similar assessments for UK and Asian businesses were not significant. Management believes the reserves are adequate for all anticipated payments for known insolvencies.

SYNTHETIC GUARANTEED INVESTMENT CONTRACTS

    Jackson National Life offers synthetic guaranteed investment contracts to Group customers including pension funds and other institutional organizations. These contracts represent an off-balance sheet fee-based product where the customer retains ownership of the assets related to these contracts and Jackson National Life guarantees each contractholder's obligations to its own members in respect of these assets. The values of off-balance sheet guarantees were L31 million and L29 million at June 30, 2000 and December 31, 1999, respectively.

    Management believes the risk under these contracts is mitigated by careful underwriting of the contractholder and a number of features associated with these contracts, including controls on the plan's investments, requirements for "buffer funds" to absorb unexpected fluctuations in member withdrawals and, for most contracts, experience rating of the crediting rates granted to plan members.

7 POST BALANCE SHEET EVENTS

INITIAL PUBLIC OFFERING IN THE US

    In July 2000, Prudential issued 17 million shares following the listing of its shares in the form of American Depositary Shares (ADSs) on the New York Stock Exchange. Proceeds received from the issue, net of expenses, amounted to L139 million.

ACQUISITION OF HIGHLAND BANCORP INC

    On September 29, 2000 Prudential's US subsidiary Jackson National Life acquired Highland Bancorp, Inc. for $120 million (L79 million). Highland Bancorp is the holding company for Highland Federal Bank, which operates seven retail branches in California, USA.

ACQUISITION OF IFC HOLDINGS

    On September 29, 2000 Prudential's US operation acquired IFC Holdings for $42 million (L28 million). IFC Holdings is the holding company of Invest, a bank broker-dealer, which is a third party marketing organization.

ACQUISITION OF ORICO LIFE

    On January 23, 2001, Prudential announced an agreement to acquire Orico Life Insurance Co. Ltd. for Y23 billion (L133 million) from Orient Corporation, one of Japan's major consumer credit providers. The deal was completed in February 2001.

RESTRUCTURING OF UK DIRECT SALES FORCE AND CUSTOMER SERVICE CHANNELS

    On February 13, 2001, Prudential announced its plans to restructure its direct sales channels and customer service operations in the UK. As a result of the restructuring, Prudential expects to incur a

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

7 POST BALANCE SHEET EVENTS (CONTINUED)
restructuring charge of L110 million, of which L13 million will be borne by the shareholders' funds in 2001.

PROPOSED ACQUISITION OF AMERICAN GENERAL CORPORATION

    On March 12, 2001 Prudential announced an agreement to merge with American General Corporation in an all share transaction where each American General Corporation share will be exchanged for 3.6622 new ordinary shares of Prudential. The merger, which is expected to be completed in the third quarter of 2001, is subject to shareholder and regulatory approvals.

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

8 NEW UK ACCOUNTING PRONOUNCEMENTS

    Financial Reporting Standard ("FRS") No. 17, "Retirement benefits" introduced in November 2000 sets out the requirements for accounting for retirement benefits. Its objective is to ensure that the financial statements reflect the fair values of assets and liabilities arising from employers' retirement benefit obligations and related funding and operating costs are recognized in the appropriate accounting period. It also provides for additional disclosure requirements. The disclosure requirements of the Standard are effective for accounting periods ending on or after June 22, 2001. Full adoption is required for accounting years ending on or after June 22, 2002. The disclosure requirements of FRS No. 17 will be adopted for the year ended December 31, 2001. Management is currently assessing the impact of fully adopting the standard's provisions.

    FRS No. 18, "Accounting policies" introduced in December 2000 sets out the principles to be followed in selecting accounting policies and the disclosures needed to help users to understand the accounting policies adopted and how they have been applied. The Standard is effective for accounting periods ending on or after June 22, 2001, however certain provisions may be deferred until accounting periods ending on or after December 23, 2001. Management believes it is already substantially in compliance with this standard and expects no material impact on the financial position of Prudential.

    FRS No. 19, "Deferred tax" introduces a form of "full" provisioning for deferred tax, which replaces the "partial" provision method in SSAP 15. Though the standard requires full provisions for deferred taxes on all temporary differences, differences remain from the requirements of international and US accounting standards. The Standard is effective for accounting years ending on or after January 23, 2002. Management is currently assessing the impact of fully adopting the standard's provision.

9 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
  PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    Prudential's condensed consolidated interim financial statements are prepared in accordance with UK GAAP. These accounting practices differ in certain material respects from generally accepted accounting principles in the US ("US GAAP"). The material differences between UK GAAP and US GAAP affecting Prudential's consolidated profit and loss and shareholders' funds are set forth in the following tables. A detailed description of the differences is set out in
Note 34 of the consolidated financial statements for the year ended
December 31, 1999. The reconciliation tables present an analysis of the material differences affecting both the with-profits funds and other operations. See
Note 10 for presentation of condensed consolidated US GAAP financial statements.

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

9 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
  PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) RECONCILIATION TO US GAAP

    The approximate effects on consolidated profit and loss of the differences between UK GAAP and US GAAP, including a breakdown of the US GAAP adjustments between the with-profits fund and other operations, are as follows:

                                                        SIX MONTHS ENDED                   SIX MONTHS ENDED
                                                         JUNE 30, 2000                      JUNE 30, 1999
                                                --------------------------------   --------------------------------
                                                  WITH                               WITH
                                                PROFITS      OTHER                 PROFITS      OTHER
                                                 FUNDS     OPERATIONS    TOTAL      FUNDS     OPERATIONS    TOTAL
                                                --------   ----------   --------   --------   ----------   --------
                                                                           (L MILLIONS)
Consolidated profit for the financial year in
  accordance with UK GAAP.....................                              478                                272
                                                                         ------                             ------
US GAAP adjustments:
Business acquisitions and investments.........       (6)        1            (5)       (12)      (17)          (29)
Restructuring charges.........................      (11)      (14)          (25)        18        21            39
Investments:
  Real estate.................................       13        --            13       (144)       --          (144)
  Securities..................................      389        --           389        508        --           508
  Mortgage and other loans....................       13        --            13         23        --            23
Long-term business:
  Revenue and expense recognition.............     (111)      (18)         (129)      (102)      (26)         (128)
  Deferred acquisition costs..................      130         8           138         20        23            43
  Policy liabilities..........................      (58)        8           (50)      (725)      (26)         (751)
Reversal of transfer (from) to the FFA........   (2,242)       --        (2,242)     3,411        --         3,411
Provision for policyholders' share of earnings
  on with-profits business in (excess) or
  deficit of cost of policyholder bonuses
  declared....................................    1,019        --         1,019     (2,889)       --        (2,889)
Equalization provision........................       --         4             4         --         4             4
Pension plans.................................       60        13            73         29         8            37
Stock-based compensation......................       (1)       (5)           (6)        --        (2)           (2)
Deferred income tax...........................      652       (16)          636        (10)      (95)         (105)
Deferred tax effect of the above
  adjustments.................................       40        15            55        194        37           231
                                                 ------       ---        ------     ------       ---        ------
Total US GAAP adjustments.....................     (113)       (4)         (117)       321       (73)          248
                                                 ------       ---        ------     ------       ---        ------
Consolidated net income in accordance with US
  GAAP........................................                              361                                520
                                                                         ======                             ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

9 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
  PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The approximate effects on consolidated shareholders' funds of the differences between UK GAAP and US GAAP, including a breakdown of the US GAAP adjustments between the with-profits fund and other operations, are as follows:

                                            JUNE 30, 2000                     DECEMBER 31, 1999
                                  ---------------------------------   ---------------------------------
                                    WITH                                WITH
                                   PROFITS      OTHER                  PROFITS      OTHER
                                    FUNDS     OPERATIONS    TOTAL       FUNDS     OPERATIONS    TOTAL
                                  ---------   ----------   --------   ---------   ----------   --------
                                                              (L MILLIONS)
Consolidated shareholders' funds
  in Accordance with UK GAAP....                             3,979                               3,424
                                                           -------                             -------
US GAAP adjustments:
Business acquisitions and
  investments in associates.....       321         367         688         327        457          784
Restructuring charges...........        --           3           3          11         17           28
Investments:
  Real estate...................    (3,572)         --      (3,572)     (3,607)        --       (3,607)
  Securities....................       (16)       (883)       (899)         (8)      (651)        (659)
  Mortgage and other loans......       (45)         --         (45)        (57)        --          (57)
Long-term business:
  Revenue and expense
    recognition.................      (974)       (305)     (1,279)       (855)      (279)      (1,134)
  Deferred acquisition costs....       823         586       1,409         675        502        1,177
  Policy liabilities............     5,060         (43)      5,017       5,068        (36)       5,032
Reversal of FFA.................    21,301          --      21,301      23,563         --       23,563
Undistributed policyholder
  acquisitions..................   (18,726)         --     (18,726)    (19,950)        --      (19,950)
Equalization provision..........        --          34          34          --         30           30
Pension plans...................       567         171         738         508        156          664
Stock-based compensation........        (2)        (73)        (75)         --        (73)         (73)
Deferred income tax.............    (2,284)        (90)     (2,374)     (2,936)       (83)      (3,019)
Shareholder dividend
  liability.....................        --         162         162          --        299          299
Deferred tax effect of the above
  adjustments...................      (372)        151        (221)       (522)        66         (456)
                                   -------       -----     -------     -------       ----      -------
Total US GAAP adjustments.......     2,081          80       2,161       2,217        405        2,622
                                   -------       -----     -------     -------       ----      -------
Consolidated shareholders'
  equity in accordance with US
  GAAP..........................                             6,140                               6,046
                                                           =======                             =======

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

10 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS

    The following condensed consolidated US GAAP financial statements reflect the material differences between UK GAAP and US GAAP on consolidated profit and loss and consolidated shareholders' funds described in Note 9. In addition to these material differences that have an effect on the consolidated profit and loss and/or consolidated shareholders' funds, there are material differences in classification between specific line items in the UK GAAP and US GAAP condensed consolidated profit and loss accounts and balance sheets. A detailed description of these differences is set out in Note 34 of the consolidated financial statements for the year ended December 31, 1999.

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                 (L MILLIONS)
CONDENSED CONSOLIDATED US GAAP STATEMENT OF INCOME AND
  COMPREHENSIVE INCOME
Insurance policy revenues...................................    1,843      1,924
Investment results..........................................    1,789      7,051
Other income................................................      228         98
                                                               ------     ------
Total revenue...............................................    3,860      9,073

Benefits and claims.........................................   (2,387)    (2,876)
Provision for policyholders' share of earnings on
  with-profits business.....................................      124     (4,637)
Underwriting, acquisition and other operating expenses......   (1,091)    (1,009)
Other charges...............................................      (81)       (58)
                                                               ------     ------
Net income before income taxes..............................      425        493
                                                               ------     ------
Income tax expense..........................................      335       (319)
Income tax attributable to the policyholders' share of
  earnings on with-profits business.........................     (399)       346
                                                               ------     ------
Income tax attributable to shareholders.....................      (64)        27
                                                               ------     ------
Net income before minority interest.........................      361        520
Minority interest...........................................        -          -
                                                               ------     ------
NET INCOME..................................................      361        520
Other comprehensive income (loss)...........................       10       (167)
                                                               ------     ------
TOTAL COMPREHENSIVE INCOME..................................      371        353
                                                               ======     ======
EARNINGS PER SHARE UNDER US GAAP:
Basic (based on 1,948 million and 1,945 million shares,
  respectively).............................................       19P        27p
Diluted (based on 1,958 million and 1,960 million shares,
  respectively).............................................       18P        27p

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

10 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)

                                                              JUNE 30,   DECEMBER 31,
                                                                2000         1999
                                                              --------   ------------
                                                                   (L MILLIONS)
CONDENSED CONSOLIDATED US GAAP BALANCE SHEETS
ASSETS
Investments:
  Fixed maturities..........................................   46,143        41,393
  Equity securities.........................................   43,310        47,467
  Short term investments....................................    5,327         5,951
  Real estate (net of accumulated depreciation L848 million
    and L795 million).......................................    3,977         3,541
  Mortgage loans............................................    4,843         4,106
  Policy loans..............................................      703           649
  Other loans...............................................    1,114           561
  Other investments.........................................    1,082           889
                                                              -------       -------
Total investments...........................................  106,499       104,557
Cash........................................................      970           657
Deferred acquisition costs..................................    4,163         3,743
Intangible assets...........................................    2,416         2,524
Other assets................................................    4,792         3,964
Separate account assets.....................................   34,700        33,477
                                                              -------       -------
TOTAL ASSETS................................................  153,540       148,922
                                                              =======       =======
LIABILITIES
Policyholder benefit liabilities............................   74,531        71,179
Undistributed policyholder allocations......................   18,726        19,950
Debt........................................................    4,650         3,642
Net deferred income tax liability...........................    2,580         3,614
Other liabilities...........................................   12,094        11,014
Separate account liabilities................................   34,700        33,477
                                                              -------       -------
TOTAL LIABILITIES...........................................  147,281       142,876
                                                              -------       -------
MINORITY INTEREST...........................................      119            --

SHAREHOLDERS' EQUITY
Common stock................................................       98            98
Additional paid-in capital..................................      336           309
Less treasury stock.........................................      (63)          (58)
Retained earnings...........................................    6,145         6,083
Accumulated other comprehensive loss........................     (376)         (386)
                                                              -------       -------
TOTAL SHAREHOLDERS' EQUITY..................................    6,140         6,046
                                                              -------       -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................  153,540       148,922
                                                              =======       =======

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

10 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                2000             1999
                                                              --------         --------
                                                                    (L MILLIONS)
CONDENSED CONSOLIDATED US GAAP STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income.....................................      315              520
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
  Depreciation and amortization.............................      197               85
  Realized investment gains.................................     (383)             (79)
  Interest credited to policyholders........................    1,317            1,462
  Policy fees charged to policyholders......................      (80)            (246)
  Bonuses paid to policyholders.............................     (626)            (564)
  Change in:
    Investments held for trading purposes...................    1,436           (5,766)
    Deferred policy acquisition costs.......................     (345)            (215)
    Other assets............................................     (675)            (648)
    Policy benefit liabilities..............................      771              995
    Undistributed policyholder allocations..................     (365)           3,498
    Other liabilities.......................................      674            6,200
Other, net changes..........................................       53               (2)
                                                               ------           ------
Net cash provided by operating activities...................    2,289            5,240
                                                               ------           ------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale or maturity of:
  Real estate...............................................      169               17
  Available for sale securities sold........................    2,774            2,612
  Available for sale securities matured.....................    2,347              400
  Mortgage and other loans..................................      732              156
Purchases of:
  Real estate...............................................     (461)            (213)
  Available for sale securities.............................   (6,557)          (4,506)
  Mortgage and other loans..................................   (1,909)            (983)
  Change in short-term investments, net.....................      624           (2,493)
Net increases in other investments..........................     (352)            (170)
Acquisitions of subsidiaries................................       (7)          (1,943)
Proceeds from Egg flotation and other business disposals....      474               --
Purchase of property and equipment..........................     (194)            (143)
Proceeds from disposal of property and equipment............       --                1
                                                               ------           ------
Net cash used in investing activities.......................   (2,360)          (7,265)
                                                               ------           ------
CASH FLOWS FROM FINANCING ACTIVITIES:
Policyholders' deposits.....................................    3,839            4,988
Policyholders' withdrawals..................................   (2,795)          (3,070)
Proceeds from long-term borrowings..........................       --              500
Net change in short-term debt...............................     (396)              43
Dividends paid to shareholders..............................     (299)            (271)
Proceeds from issuance of stock.............................       28               20
                                                               ------           ------
Net cash provided by financing activities...................      377            2,210
Net impact of foreign exchange fluctuations.................        7               (4)
                                                               ------           ------

Net increase in cash........................................      313              181
Cash, beginning of period...................................      657              574
                                                               ------           ------
CASH, END OF PERIOD.........................................      970              755
                                                               ======           ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

10 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) OTHER COMPREHENSIVE LOSS

    An analysis of accumulated other comprehensive loss follows:

                                                                  SIX MONTHS
                                                                     ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                 (L MILLIONS)
Foreign currency translation adjustments....................     119         101
                                                                ----      ------

Unrealized investment losses on available-for-sale
  securities:
  Unrealized holding losses arising during the period.......    (518)       (895)
  Less reclassification adjustment for gains included in net
    income..................................................    (110)       (110)
                                                                ----      ------
  Unrealized investment losses, net.........................    (628)     (1,005)
  Related amortization of deferred acquisition costs........      75         190
  Related loss recognition..................................      22         269
  Policyholders' share on with-profits business.............     234          94
  Related deferred taxes....................................     188         184
                                                                ----      ------
  Net unrealized losses on available-for-sale securities....    (109)       (268)
                                                                ----      ------

OTHER COMPREHENSIVE INCOME (LOSS)...........................      10        (167)
Accumulated other comprehensive (loss) income, beginning of
  period....................................................    (386)         71
                                                                ----      ------
ACCUMULATED OTHER COMPREHENSIVE LOSS, END OF PERIOD.........    (376)        (96)
                                                                ====      ======

COMPONENTS OF ACCUMULATED OTHER COMPREHENSIVE LOSS:
Foreign currency translation adjustments....................      32         (35)
                                                                ----      ------
Net unrealized losses on available-for-sale securities:
  Unrealized investment (losses) gains, net.................    (240)      1,134
  Related amortization of deferred acquisition costs........     263          33
  Related loss recognition..................................    (958)     (1,178)
  Policyholders' share on with-profits business.............     251          (8)
  Related deferred taxes....................................     276         (42)
                                                                ----      ------
  Net unrealized losses on available-for-sale securities....    (408)        (61)
                                                                ----      ------
ACCUMULATED OTHER COMPREHENSIVE LOSS, END OF PERIOD.........    (376)        (96)
                                                                ====      ======

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1999, the Financial Accounting Standards Board ("FASB") delayed the effective date of Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." The delay in implementation was effected through the issuance of SFAS No. 137, which delays the implementation of SFAS No. 133 to fiscal years beginning after June 15, 2000.

    In June 2000, the FASB issued SFAS No. 138, which amends SFAS 133. As such, the Company will adopt the provisions of SFAS No. 133 and SFAS No. 138 as of January 1, 2001. The impact of these

                        PRUDENTIAL PLC AND SUBSIDIARIES

   NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                                 JUNE 30, 2000

10 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) statements is dependent upon the Company's derivative positions and market conditions existing at the date of adoption. Currently, Prudential is continuing its analysis of the effect of adoption of SFAS No. 133 and SFAS No 138 on its consolidated balance sheets and statements of income on a US GAAP basis.

    In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which supersedes SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 changes the circumstances under which a collateralized party must recognize certain financial assets in which it has security interest. As a result, when the Group adopts the provisions of SFAS No. 140, it will cease recognizing collateral previously recognized under the guidance of SFAS No. 125. Currently, Prudential is continuing its analysis of the effect of adoption of SFAS No. 140 on its consolidated balance sheets and statements of income on a US GAAP basis.

                        PRUDENTIAL PLC AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of Independent Auditors..............................    F-36

Report of Auditors..........................................    F-37

Consolidated Profit and Loss Accounts for the years ended
  December 31, 1999, 1998 and 1997..........................    F-38

Consolidated Balance Sheets at December 31, 1999 and 1998...    F-43

Consolidated Statement of Total Recognized Gains and Losses
  for the years ended December 31, 1999, 1998 and 1997......    F-45

Reconciliation of Movements in Consolidated Shareholders'
  Capital
  and Reserves for the years ended December 31, 1999, 1998
  and 1997..................................................    F-45

Consolidated Statement of Cash Flows from General Business
  and Shareholders' Funds for the years ended December 31,
  1999, 1998 and 1997.......................................    F-46

Notes to Consolidated Financial Statements..................    F-47

                         REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND MEMBERS OF PRUDENTIAL PLC

    We have audited the accompanying consolidated balance sheet of Prudential plc and its subsidiaries (the "Group") as of December 31, 1999 and the related consolidated profit and loss account, consolidated statement of total recognized gains and losses, reconciliation of movements in consolidated shareholders' capital and reserves, and consolidated statement of cash flows from general business and shareholders' funds for the year ended December 31, 1999. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prudential plc and its subsidiaries at December 31, 1999, and the results of their operations and their cash flows for the year ended December 31, 1999, in conformity with generally accepted accounting principles in the United Kingdom.

    Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the results of operations for the year ended December 31, 1999 and shareholders' equity as of December 31, 1999 to the extent summarized in Notes 34 and 35 to the consolidated financial statements.

KPMG Audit Plc
London, England
June 13, 2000, with the exception of certain reclassifications made in note 5, which are as of March 15, 2001

                               REPORT OF AUDITORS

TO THE BOARD OF DIRECTORS AND MEMBERS OF PRUDENTIAL PLC

We have audited the accompanying consolidated balance sheet of Prudential plc and its subsidiaries (the "Group") as of December 31, 1998 and the related consolidated profit and loss accounts, consolidated statement of total recognized gains and losses, reconciliation of movements in consolidated shareholders' capital and reserves, and consolidated statement of cash flows from general business and shareholders' funds for each of the two years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We have not audited the consolidated financial statements of Prudential plc for any period subsequent to December 31, 1998.

We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prudential plc and its subsidiaries at December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain material respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income expressed in pounds sterling for each of the two years in the period ended December 31, 1998 and the determination of consolidated shareholders' equity also expressed in pounds sterling at December 31, 1998 and 1997 to the extent summarized in Notes 34 and 35 to the consolidated financial statements.

PricewaterhouseCoopers

London, England
June 13, 2000, except as to Note 5, which is as of March 26, 2001

                        PRUDENTIAL PLC AND SUBSIDIARIES

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                            YEARS ENDED DECEMBER 31

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                              (L MILLIONS, EXCEPT PER SHARE
                                                                         AMOUNTS)
TOTAL

Gross premiums:
  Continuing operations.....................................   14,898     10,950      9,947
  Acquisitions..............................................      246         --         --
  Discontinued operations...................................       --        423        665
Change in unearned premiums.................................       (4)        (2)        (3)
Reinsurance premiums ceded..................................      (87)       (85)       (69)
                                                              -------     ------     ------
Earned premiums, net of reinsurance.........................   15,053     11,286     10,540
                                                              -------     ------     ------
Claims incurred, net of reinsurance.........................  (10,776)    (9,243)    (8,717)
                                                              -------     ------     ------
Change in long-term business provision, net of
  reinsurance...............................................   (6,745)    (8,378)    (8,030)
Change in technical provisions for linked liabilities, net
  of reinsurance............................................   (4,830)    (1,439)       228
                                                              -------     ------     ------
Total change in long-term technical provisions, net of
  reinsurance...............................................  (11,575)    (9,817)    (7,802)
Investment returns..........................................   17,232     12,612     12,134
Investment expenses and charges.............................     (431)      (407)      (337)
Net operating expenses......................................   (1,742)    (1,422)    (1,112)
Shareholder and policyholder tax attributable to long-term
  business..................................................     (801)      (691)      (581)
Add back: Shareholder tax attributable to long-term
  business..................................................      259        232        247
Transfers to the fund for future appropriations.............   (6,325)    (1,609)    (3,423)
Results of investment management and products operations....       60         28         20
Results of banking operations...............................     (150)       (77)       (22)
Amortization of goodwill....................................      (54)        --         --
Other income:
  Profit on business disposals..............................       --        249         18
  Reclassification of Australian shareholder reserves.......       --         --        204
                                                              -------     ------     ------
Profit on ordinary activities before shareholder tax........      750      1,141      1,169
Shareholder tax on profit on ordinary activities............     (208)      (261)      (332)
                                                              -------     ------     ------
PROFIT FOR THE FINANCIAL YEAR...............................      542        880        837
                                                              =======     ======     ======
Dividends:
  Interim at 7.7p, 7.0p and 6.4p per share, respectively....     (150)      (136)      (124)
  Final at 15.3p, 14.0p and 12.7p per share, respectively...     (299)      (271)      (246)
                                                              -------     ------     ------
Total dividends at 23.0p, 21.0p and 19.1p per share,
  respectively..............................................     (449)      (407)      (370)
                                                              -------     ------     ------
RETAINED PROFIT FOR THE FINANCIAL YEAR......................       93        473        467
                                                              =======     ======     ======
Earnings per share:
  Basic (based on 1,947 million, 1,942 million and 1,932
    million shares, respectively)...........................     27.8p      45.3p      43.3p
  Diluted (based on 1,959 million, 1,955 million and 1,947
    million shares, respectively)...........................     27.7p      45.0p      43.0p

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                            YEARS ENDED DECEMBER 31

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 (L MILLIONS, EXCEPT PER
                                                                      SHARE AMOUNTS)
RECONCILIATION OF PROFIT ON ORDINARY ACTIVITIES BEFORE
  SHAREHOLDER TAX TO OPERATING PROFIT BEFORE AMORTIZATION OF
  GOODWILL AFTER TAX (BASED ON LONGER TERM INVESTMENT
  RETURNS)

PROFIT ON ORDINARY ACTIVITIES BEFORE SHAREHOLDER TAX........     750      1,141      1,169
Short-term fluctuations in investment returns...............     (28)       (24)       (83)
Profit on business disposals................................      --       (249)       (18)
Reclassification of Australian shareholder reserves.........      --         --       (204)
Amortization of goodwill....................................      54         --         --
                                                               -----      -----      -----
OPERATING PROFIT BEFORE AMORTIZATION OF GOODWILL AND BEFORE
  TAX (BASED ON LONGER TERM INVESTMENT RETURNS).............     776        868        864
Tax on operating profit before amortization of goodwill and
  before tax (based on longer term investment returns)......    (209)      (214)      (246)
                                                               -----      -----      -----
OPERATING PROFIT BEFORE AMORTIZATION OF GOODWILL AFTER TAX
  (BASED ON LONGER TERM INVESTMENT RETURNS).................     567        654        618
                                                               =====      =====      =====
EARNINGS PER SHARE:
OPERATING PROFIT BEFORE AMORTIZATION OF GOODWILL AFTER TAX
  (BASED ON LONGER TERM INVESTMENT RETURNS) (BASED ON 1,947
  MILLION, 1,942 MILLION AND 1,932 MILLION SHARES,
  RESPECTIVELY).............................................    29.1p      33.7p      32.0p

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                          YEAR ENDED DECEMBER 31, 1999

                                                          GENERAL    LONG-TERM
                                                         BUSINESS    BUSINESS      NON-
                                                         TECHNICAL   TECHNICAL   TECHNICAL
                                                          ACCOUNT     ACCOUNT     ACCOUNT     TOTAL
                                                         ---------   ---------   ---------   --------
                                                                         (L MILLIONS)
Gross premiums:
  Continuing operations................................     318        14,580                 14,898
  Acquisitions.........................................                   246                    246
Change in unearned premiums............................      (4)                                  (4)
Reinsurance premiums ceded.............................     (12)          (75)                   (87)
                                                           ----       -------                -------
Earned premiums, net of reinsurance....................     302        14,751                 15,053
                                                           ----       -------                -------
Claims incurred, net of reinsurance....................    (200)      (10,576)               (10,776)
                                                           ----       -------                -------
Change in long-term business provision, net of
  reinsurance..........................................                (6,745)                (6,745)
Change in technical provisions for linked liabilities,
  net of reinsurance...................................                (4,830)                (4,830)
                                                                      -------                -------
Total change in long-term technical provisions, net of
  reinsurance..........................................               (11,575)               (11,575)
Investment returns.....................................                17,056       176       17,232
Allocated investment returns...........................      40            14       (54)          --
Investment expenses and charges........................                  (299)     (132)        (431)
Net operating expenses.................................     (93)       (1,609)      (40)      (1,742)
Shareholder and policyholder tax attributable to
  long-term business...................................                  (801)                  (801)
Transfers to the fund for future appropriations........                (6,325)                (6,325)
                                                           ----       -------                -------
Balance on the technical accounts......................      49           636
Add back: Shareholder tax attributable to long-term
  business.............................................                   259                    259
                                                           ----       -------                -------
Technical accounts subtotal............................      49           895
Profit on insurance activities transferred to the
  non-technical account................................     (49)         (895)      944           --
Results of investment management and products
  operations...........................................                              60           60
Results of banking operations..........................                            (150)        (150)
Amortization of goodwill...............................                             (54)         (54)
                                                                                   ----      -------

Profit on ordinary activities before shareholder tax...                             750          750
Shareholder tax on profit on ordinary activities.......                            (208)        (208)
                                                                                   ----      -------
PROFIT FOR THE FINANCIAL YEAR..........................                             542          542
                                                                                   ====      =======

BALANCE ON THE TECHNICAL ACCOUNTS ANALYZED BETWEEN:
  Continuing operations................................      49           628
  Acquisitions.........................................      --             8
                                                           ----       -------
BALANCE ON THE TECHNICAL ACCOUNTS......................      49           636
                                                           ====       =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                          YEAR ENDED DECEMBER 31, 1998

                                                           GENERAL    LONG-TERM
                                                          BUSINESS    BUSINESS      NON-
                                                          TECHNICAL   TECHNICAL   TECHNICAL
                                                           ACCOUNT     ACCOUNT     ACCOUNT     TOTAL
                                                          ---------   ---------   ---------   --------
                                                                          (L MILLIONS)
Gross premiums:
  Continuing operations.................................     310       10,640                  10,950
  Discontinued operations...............................                  423                     423
Change in unearned premiums.............................      (2)          --                      (2)
Reinsurance premiums ceded..............................     (15)         (70)                    (85)
                                                            ----       ------                  ------
Earned premiums, net of reinsurance.....................     293       10,993                  11,286
                                                            ----       ------                  ------
Claims incurred, net of reinsurance.....................    (209)      (9,034)                 (9,243)
                                                            ----       ------                  ------
Change in long-term business provision, net of
  reinsurance...........................................               (8,378)                 (8,378)
Change in technical provisions for linked liabilities,
  net of reinsurance....................................               (1,439)                 (1,439)
                                                                       ------                  ------
Total change in long-term technical provisions, net of
  reinsurance...........................................               (9,817)                 (9,817)
Investment returns......................................               12,358         254      12,612
Allocated investment returns............................      41           (5)        (36)         --
Investment expenses and charges.........................                 (297)       (110)       (407)
Net operating expenses..................................     (86)      (1,290)        (46)     (1,422)
Shareholder and policyholder tax attributable to
  long-term business....................................                 (691)                   (691)
Transfers to the fund for future appropriations.........               (1,609)                 (1,609)
                                                            ----       ------                  ------
Balance on the technical accounts.......................      39          608
Add back: Shareholder tax attributable to long-term
  business..............................................                  232                     232
                                                            ----       ------                  ------
Technical accounts subtotal.............................      39          840
Profit on insurance activities transferred to the
  non-technical account.................................     (39)        (840)        879
Results of investment management and products
  operations............................................                               28          28
Results of banking operations...........................                              (77)        (77)
Other income:
  Profit on business disposals..........................                              249         249
                                                                                    -----      ------

Profit on ordinary activities before shareholder tax....                            1,141       1,141
Shareholder tax on profit on ordinary activities........                             (261)       (261)
                                                                                    -----      ------
PROFIT FOR THE FINANCIAL YEAR...........................                              880         880
                                                                                    =====      ======

BALANCE ON THE TECHNICAL ACCOUNTS ANALYZED BETWEEN:
  Continuing operations.................................      39          601
  Discontinued operations...............................      --            7
                                                            ----       ------
BALANCE ON THE TECHNICAL ACCOUNTS.......................      39          608
                                                            ====       ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                          YEAR ENDED DECEMBER 31, 1997

                                                           GENERAL    LONG-TERM
                                                          BUSINESS    BUSINESS      NON-
                                                          TECHNICAL   TECHNICAL   TECHNICAL
                                                           ACCOUNT     ACCOUNT     ACCOUNT     TOTAL
                                                          ---------   ---------   ---------   --------
                                                                          (L MILLIONS)
Gross premiums:
  Continuing operations.................................     306        9,641                   9,947
  Discontinued operations...............................                  665                     665
Change in unearned premiums.............................      (3)                                  (3)
Reinsurance premiums ceded..............................     (15)         (54)                    (69)
                                                            ----       ------                  ------
Earned premiums, net of reinsurance.....................     288       10,252                  10,540
                                                            ----       ------                  ------
Claims incurred, net of reinsurance.....................    (216)      (8,501)                 (8,717)
                                                            ----       ------                  ------
Change in long-term business provision,
  net of reinsurance....................................               (8,030)                 (8,030)
Change in technical provisions for linked liabilities,
  net of reinsurance....................................                  228                     228
                                                                       ------                  ------
Total change in long-term technical provisions,
  net of reinsurance....................................               (7,802)                 (7,802)
Investment returns......................................               11,879         255      12,134
Allocated investment returns............................      49          (21)        (28)         --
Investment expenses and charges.........................      --         (259)        (78)       (337)
Net operating expenses..................................     (83)        (997)        (32)     (1,112)
Shareholder and policyholder tax attributable to
  long-term business....................................                 (581)                   (581)
Transfers to the fund for future appropriations.........               (3,423)                 (3,423)
                                                            ----       ------                  ------
Balance on the technical accounts.......................      38          547
Add back: Shareholder tax attributable to long-term
  business..............................................                  247                     247
                                                            ----       ------                  ------
Technical accounts subtotal.............................      38          794
Profit on insurance activities transferred to the
  non-technical account.................................     (38)        (794)        832          --
Results of investment management and products
  operations............................................                               20          20
Results of banking operations...........................                              (22)        (22)
Other income:
  Profit on business disposals..........................                               18          18
  Reclassification of Australian shareholder reserves...                              204         204
                                                                                    -----      ------

Profit on ordinary activities before shareholder tax....                            1,169       1,169
Shareholder tax on profit on ordinary activities........                             (332)       (332)
                                                                                    -----      ------
PROFIT FOR THE FINANCIAL YEAR...........................                              837         837
                                                                                    =====      ======

BALANCE ON THE TECHNICAL ACCOUNTS ANALYZED BETWEEN:
  Continuing operations.................................      38          526
  Discontinued operations...............................      --           21
                                                            ----       ------
BALANCE ON THE TECHNICAL ACCOUNTS.......................      38          547
                                                            ====       ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  DECEMBER 31

                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
ASSETS

GOODWILL....................................................    1,582         59
                                                              -------    -------
INVESTMENTS
Land and buildings..........................................    8,763      7,298
Investments in associates and other participating
  interests.................................................      105         82
Other financial investments.................................  105,867     93,014
                                                              -------    -------
Total investments...........................................  114,735    100,394
                                                              -------    -------
ASSETS HELD TO COVER LINKED LIABILITIES.....................   18,643      9,737
                                                              -------    -------
REINSURERS' SHARE OF TECHNICAL PROVISIONS
Long-term business provision................................      215        172
Claims outstanding and unearned premiums....................       61         63
Technical provisions for linked liabilities.................      400        259
                                                              -------    -------
Total reinsurers' share of technical provisions.............      676        494
                                                              -------    -------
DEBTORS
Debtors arising out of direct insurance operations..........      264        257
Debtors arising out of reinsurance operations...............       30        160
Tax recoverable.............................................      330        269
Other debtors...............................................      469        598
                                                              -------    -------
Total debtors...............................................    1,093      1,284
                                                              -------    -------
OTHER ASSETS
Banking business assets.....................................    8,850      2,397
Tangible assets.............................................      239        141
Cash at bank and in hand....................................      790        684
Ordinary shares of parent company...........................       29         10
Present value of acquired in-force long-term business.......      170        138
Present value of future margins relating to advances from
  reinsurers................................................       55         36
                                                              -------    -------
Total other assets..........................................   10,133      3,406
                                                              -------    -------
PREPAYMENTS AND ACCRUED INCOME
Accrued interest and rent...................................      988        779
Deferred acquisition costs..................................    2,741      2,595
Other prepayments and accrued income........................       52         38
                                                              -------    -------
Total prepayments and accrued income........................    3,781      3,412
                                                              -------    -------
TOTAL ASSETS................................................  150,643    118,786
                                                              =======    =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                                  DECEMBER 31

                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
SHAREHOLDERS' FUNDS AND LIABILITIES

SHAREHOLDERS' FUNDS
Ordinary share capital, 5p par value per share, 2,400
million shares authorized;
  1,954 million and 1,949 million shares issued and
outstanding, respectively...................................       98         98
Share premium...............................................      249        221
Retained profit and loss reserve............................    3,077      2,930
                                                              -------    -------
Total shareholders' funds...................................    3,424      3,249
                                                              -------    -------
COMMITMENTS AND CONTINGENCIES

FUND FOR FUTURE APPROPRIATIONS..............................   27,262     20,879
                                                              -------    -------
TECHNICAL PROVISIONS
Provision for unearned premiums.............................      164        158
Long-term business provision................................   84,476     76,760
Claims outstanding..........................................      827        704
Equalization provision......................................       30         22
                                                              -------    -------
Total technical provisions..................................   85,497     77,644
                                                              -------    -------

TECHNICAL PROVISIONS FOR LINKED LIABILITIES.................   19,043      9,996
PROVISIONS FOR OTHER RISKS AND CHARGES
Deferred tax................................................      575        465
DEPOSITS RECEIVED FROM REINSURERS...........................      101         65

CREDITORS
Creditors arising out of direct insurance operations........      217        202
Creditors arising out of reinsurance operations.............       18         13
Debenture loans.............................................    1,546      1,031
Amounts owed to credit institutions.........................    1,111        678
Banking business liabilities................................    8,438      2,271
Tax payable.................................................      533        329
Shareholders' dividends accrued.............................      299        271
Other.......................................................    2,199      1,554
                                                              -------    -------
Total creditors.............................................   14,361      6,349

Accruals and deferred income................................      380        139
                                                              -------    -------
TOTAL SHAREHOLDERS' FUNDS AND LIABILITIES...................  150,643    118,786
                                                              =======    =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                            YEARS ENDED DECEMBER 31

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
PROFIT FOR THE FINANCIAL YEAR...............................      542        880        837
Currency translation adjustment movements...................       48        (50)       (43)
                                                               ------     ------     ------
Total recognized gains......................................      590        830        794
                                                               ======     ======     ======

 RECONCILIATION OF MOVEMENTS IN CONSOLIDATED SHAREHOLDERS' CAPITAL AND RESERVES

                                                                                      RETAINED
                                                                                       PROFIT
                                                   NUMBER OF    ORDINARY                AND
                                                    ORDINARY     SHARE      SHARE       LOSS
                                                     SHARES     CAPITAL    PREMIUM    RESERVE     TOTAL
                                                   ----------   --------   --------   --------   --------
                                                   (MILLIONS)                 (L MILLIONS)
JANUARY 1, 1997..................................    1,924         96        131       2,530      2,757
Total recognized gains...........................       --         --         --         794        794
Dividends........................................       --         --         --        (370)      (370)
Goodwill charged on acquisitions (net of L11
  million credit on disposal of Italian
  operations)....................................       --         --         --        (442)      (442)
New share capital subscribed.....................       15          1         43          --         44
Transfer for shares issued in lieu of cash
  dividends......................................       --         --        (17)         17         --
                                                     -----         --        ---       -----      -----
DECEMBER 31, 1997................................    1,939         97        157       2,529      2,783
Total recognized gains...........................       --         --         --         830        830
Dividends........................................       --         --         --        (407)      (407)
Goodwill reversed on disposals...................       --         --         --          28         28
New share capital subscribed.....................       10          1         14          --         15
Charge in respect of shares issued to qualifying
  employee share ownership trust.................       --         --         50         (50)        --
                                                     -----         --        ---       -----      -----
DECEMBER 31, 1998................................    1,949         98        221       2,930      3,249
Total recognized gains...........................       --         --         --         590        590
Dividends........................................       --         --         --        (449)      (449)
New share capital subscribed.....................        5         --         34          --         34
Transfer for shares issued in lieu of cash
  dividends......................................       --         --        (15)         15         --
Charge in respect of shares issued to qualifying
  employee share ownership trust.................       --         --          9          (9)        --
                                                     -----         --        ---       -----      -----
DECEMBER 31, 1999................................    1,954         98        249       3,077      3,424
                                                     =====         ==        ===       =====      =====

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

  CONSOLIDATED STATEMENT OF CASH FLOWS FROM GENERAL BUSINESS AND SHAREHOLDERS'
                                     FUNDS

                            YEARS ENDED DECEMBER 31

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
OPERATIONS
Net cash inflow from operating activities before interest
  and tax...................................................       42        245        235
                                                               ------     ------     ------
INTEREST PAID...............................................      (82)       (85)       (75)
                                                               ------     ------     ------
TAXES RECOVERED (PAID)......................................       62       (138)       (32)
                                                               ------     ------     ------
FINANCIAL INVESTMENT
Investment in long-term business operations of Scottish
  Amicable Life plc.........................................       --         --       (100)
                                                               ------     ------     ------
ACQUISITIONS AND DISPOSALS
Cash proceeds received (consideration paid) including
  acquisition and disposal costs............................   (1,984)       345       (522)
Additional investment in associates.........................       --         --        (35)
                                                               ------     ------     ------
                                                               (1,984)       345       (557)
                                                               ------     ------     ------
EQUITY DIVIDENDS PAID.......................................     (421)      (382)      (345)
                                                               ------     ------     ------
FINANCING
Issue of debenture loan.....................................      500        300         --
Issue of loan notes.........................................      168         --         --
Credit facility utilized by investment subsidiaries managed
  by US fund management operations..........................      103         --         --
Bank loans raised...........................................       --         98        389
Repayment of debenture loan.................................       --        (84)      (114)
Issue of ordinary share capital.............................       34         15         44
                                                               ------     ------     ------
Net cash inflow from financing..............................      805        329        319
                                                               ------     ------     ------
NET CASH INFLOW (OUTFLOW)...................................   (1,578)       314       (555)
                                                               ======     ======     ======
NET CASH INFLOW (OUTFLOW) WAS INVESTED AND (FINANCED) AS
  FOLLOWS:
Purchases of portfolio investments:
  Equity securities.........................................       46         40         37
  Debt and other fixed income securities....................       62      1,733      1,758
                                                               ------     ------     ------
Total purchases of portfolio investments....................      108      1,773      1,795
                                                               ------     ------     ------
Sales of portfolio investments:
  Equity securities.........................................      (82)       (22)      (107)
  Debt and other fixed income securities....................   (1,701)    (1,675)      (126)
  Land and buildings........................................       --         --        (20)
                                                               ------     ------     ------
Total sales of portfolio investments........................   (1,783)    (1,697)      (253)
                                                               ------     ------     ------
Net purchases (sales) of portfolio investments..............   (1,675)        76      1,542
Increase (decrease) in cash and short-term deposits.........       97        238     (2,097)
                                                               ------     ------     ------
NET CASH INFLOW (OUTFLOW)...................................   (1,578)       314       (555)
                                                               ======     ======     ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        PRUDENTIAL PLC AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1 NATURE OF OPERATIONS

    Prudential plc (the "Company") together with its subsidiaries (collectively, the "Group" or "Prudential") is an international financial services group with its principal operations in the United Kingdom ("UK"), the United States ("US"), Asia and continental Europe. The Group operates in the UK through its subsidiaries, primarily The Prudential Assurance Company Limited ("PAC"), Prudential Annuities Limited ("PAL"), Scottish Amicable Life plc ("SAL"), M&G Limited ("M&G"), Prudential Portfolio Managers Limited ("PPM"), and Prudential Banking plc; in the US through Jackson National Life Insurance Company ("Jackson National Life"). The Group also has operations in Singapore, Hong Kong, Malaysia and other Asian countries. In Europe, the Group has operations in Ireland, France and Germany. Prudential offers a full range of retail financial products and services and fund management services throughout these territories. The retail financial products and services principally include life insurance, pensions, annuities and personal lines of general (property and casualty) insurance as well as collective investments and deposit and mortgage banking services.

2 BASIS OF PRESENTATION

    The consolidated financial statements are prepared in accordance with applicable accounting standards under UK Generally Accepted Accounting Practice ("UK GAAP"), including the Statement of Recommended Practice, "Accounting for Insurance Business", issued in December 1998 by the Association of British Insurers (the "ABI SORP") which is consistently applied for all years presented.

    The consolidated financial statements of the Group include the assets, liabilities and profit and loss of the Company and material subsidiaries in which Prudential has a controlling interest. The results of subsidiaries are included in the financial statements from the date acquired to the date of disposal. All intercompany transactions are eliminated on consolidation except for investment management fees charged by PPM to the long-term business fund.

    The consolidated profit and loss accounts are comprised of a general business technical account (property and casualty insurance business); a long-term business technical account (life insurance, pension, disability and sickness insurance and annuity business); and a non-technical account. The non-technical account includes the results of the Group's insurance operations. The insurance operations are presented by category of income and expenditure in each respective technical account. The balance (profit on insurance activities for the year) from each of the general and long-term business technical accounts is then included in the non-technical account and combined with the Group's other non-insurance businesses (principally banking and fund management) to determine the consolidated profit for the financial year.

    In accordance with Financial Reporting Standard ("FRS") No. 1 (Revised), "Cash Flow Statements", long-term business cash flows are included in the statement of cash flows only to the extent of cash transferred to and available to meet the obligations of the Group. The statement of cash flows reflects only the cash flows of general business, the Group's other non-insurance businesses included in the non-technical account and amounts transferred to shareholders' funds from the Group's long-term businesses.

    The consolidated financial statements do not represent Prudential's statutory accounts for the purposes of the UK Companies Act 1985. Schedule 9A of the UK Companies Act 1985 prescribes formats for the preparation of the statutory accounts of insurance companies and groups. These

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

2 BASIS OF PRESENTATION (CONTINUED)
financial statements are based on the prescribed formats. However, certain reclassifications and presentational changes have been made to the amounts presented for prior periods to conform these periods with the current presentation. Such reclassifications and presentational changes had no effect on the shareholders' funds, profits or cash flows. The Group's external auditors have reported on the 1999, 1998 and 1997 statutory accounts and the accounts have been delivered to the UK Registrar of Companies. The auditors' reports were unqualified and did not contain a statement under Section 237 (2) or (3) of the UK Companies Act 1985.

    The consolidated financial statements have been prepared in accordance with UK GAAP and include additional disclosures required under US Generally Accepted Accounting Principles ("US GAAP"). Material differences between UK GAAP and US GAAP affecting Prudential's consolidated profits and shareholders' funds have been summarized in Note 34, "Summary of Material Differences between UK Generally Accepted Accounting Practice and US Generally Accepted Accounting Principles". Condensed consolidated US GAAP financial statements are presented in Note 35.

    The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

    The years "1999", "1998" and "1997" refer to the years ended December 31, 1999, 1998 and 1997, respectively.

3 SIGNIFICANT ACCOUNTING POLICIES

LONG-TERM BUSINESS

    Long-term business products written in the UK and Asia are principally with-profits deposit administration, other conventional and unitized with-profits policies and non-participating pension annuities in the course of payment. Long-term business also includes linked business written in the UK, Asia and Europe. The principal products written by Jackson National Life in the US are interest sensitive deferred annuities and whole-life policies, guaranteed investment contracts, equity linked indexed deferred annuities and term life insurance.

PREMIUMS AND CLAIMS

    Premium and annuity considerations for conventional with-profits policies and other protection-type life insurance policies are recognized when due. Premium and annuity considerations for linked policies, unitized with-profits policies and other investment-type policies are recognized when received or, in the case of unitized or unit linked policies, when units are issued. Premiums exclude any taxes or duties assessed based on premiums.

    Policy fees are charged to the linked, unitized with-profits and other investment-type policyholders' account balances for mortality, asset management and policy administration. These fees are recognized as revenue when charged against the policyholders' account balances.

    Claims paid include maturities, annuities, surrenders and deaths. Maturity claims are recorded on the policy maturity date. Annuity claims are recorded when the annuity becomes due for payment. Surrenders are recorded when paid, and death claims are recorded when notified.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEFERRED ACQUISITION COSTS

    Costs of acquiring new business, principally commissions, marketing and advertising costs and certain other costs associated with policy issuance and underwriting that are not reimbursed by policy charges are specifically identified and capitalized as deferred acquisition costs ("DAC"). The DAC asset is amortized against margins in future revenues on the related insurance policies, to the extent that the amounts are recoverable out of the margins. Recoverability of the unamortized DAC asset is assessed at the time of policy issue, and reviewed if profit margins have declined.

LONG-TERM BUSINESS PROVISION

    Prudential's long-term business written in the UK and Asia is comprised predominantly of life insurance policies under which the policyholders are entitled to participate in the profit of the long-term business supporting these policies. Such policies are called "with-profits" policies. Prudential maintains with-profits funds within the Group's long-term business funds which segregate the assets and liabilities and accumulate the profit and loss activity related to that with-profits business. The amounts accumulated in these with-profits funds are available to provide for future policyholder benefit provisions and for bonuses to be distributed to with-profits policyholders. The bonuses, both annual and terminal, reflect the right of the with-profits policyholders to participate in the financial performance of the with-profits funds. Shareholders' profits with respect to bonuses declared on with-profits business correspond to the shareholders' share of the cost of bonuses as declared by the Board of Directors. The shareholders' share currently represents one-ninth of the cost of bonuses declared for with-profits policies.

    Annual bonuses are declared and credited each year to all with-profits policies. The annual bonuses increase policy benefits and, once credited, become guaranteed. Annual bonuses are charged to the profit and loss account as a change in the long-term business provision in the year declared. Terminal bonuses are declared each year and accrued for policies scheduled to mature and death benefits expected to be paid during the next financial year. Terminal bonuses are not guaranteed and are only paid on policies that result from claims through the death of the policyholder or maturity of the policy within the period of declaration or by concession on surrender. No policyholder benefit provisions are recorded for future annual or terminal bonus declarations.

    In the UK and Asia, the future policyholder benefit provisions on conventional with-profits and other protection-type policies are calculated using the net premium method. The net premium reserves are calculated using assumptions for interest, mortality, morbidity, and expense, but without assumptions for withdrawals. These assumptions are determined as prudent best estimates at the date of valuation. Interest rates used in establishing policyholder benefit provisions for conventional with-profits policies in the consolidated financial statements range from 3.00% to 5.35%. The interest rate used in establishing policyholder benefit provisions for pension annuities in the course of payment is adjusted each year and ranged from 4.75% to 6.00%, 4.75% to 5.30% and 6.00% to 6.75% for 1999, 1998 and 1997, respectively.
Mortality rates used in establishing policyholder benefit provisions are based on published mortality tables adjusted to reflect actual experience. For unitized with-profits policies, the policyholder benefit provisions are based on the policyholder account balance.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The future policyholder benefit provisions for Jackson National Life's conventional protection-type policies are determined using the net level premium method, with an allowance for surrenders and claims expenses. Rates of interest used in establishing the policyholder benefit provisions range from 6.00% and 9.50%. Mortality assumptions are based on published mortality tables adjusted to reflect actual experience. For investment-type products sold by Jackson National Life, the policyholder benefit provision included within technical provisions in the consolidated balance sheets is the policyholder account balance.

    Segregated accounts are established for policyholder business for which policyholder benefits are wholly or partly determined by reference to specific investments or to an investment-related index. The assets and liabilities of this linked business are reported as summary totals in the consolidated balance sheets.

FUND FOR FUTURE APPROPRIATIONS

    The fund for future appropriations ("FFA") represents the excess of assets over policyholder liabilities for the Group's with-profits funds. The annual excess of income over expenditures of the with-profits fund, after declaration and attribution of the cost of bonuses to policyholders and shareholders, is transferred to the FFA each year through a charge to the profit and loss account. The balance retained in the FFA represents cumulative retained earnings arising on the with-profits business that has not been allocated to policyholders or shareholders.

GENERAL INSURANCE

REVENUE RECOGNITION

    Premiums are recognized when risks are assumed. The proportion of premiums written relating to periods of risk beyond any year-end is recorded as an unearned premium provision and subsequently recognized in earnings proportional to the period of the risk. Premiums are presented gross of commission and exclude any taxes or duties assessed based on premium.

DEFERRED ACQUISITION COSTS

    Direct and indirect costs associated with the writing of new general insurance policies are deferred and amortized in a manner consistent with the method used for premium recognition described above.

CLAIMS OUTSTANDING

    Claims incurred include settlement and handling costs of paid and outstanding claims arising from events occurring in the year and adjustments to prior years' claims provisions. Outstanding claims include claims incurred up to, but not paid, at the end of the accounting period, whether or not reported.

    An unexpired risks provision is established for any excess of expected claims and deferred acquisition costs over unearned premiums and investment returns. The assessment of expected claims involves consideration of claims experience up to the end of the accounting period. No specific provision is made for major events occurring after this date. In addition to the liability for outstanding

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) claims, an equalization provision has been established in accordance with the requirements of the UK Insurance Companies (Reserves) Act 1995 to reduce the impact of claims volatility. Increases in the equalization provision are limited to certain percentages of premiums written for different lines of business as specified by statute and are charged to claims incurred.

INVESTMENT RETURNS

    Investment returns comprise investment income, realized gains and losses and changes in unrealized gains and losses, except for changes in unrealized gains and losses on debt securities held by Jackson National Life which are carried at amortized cost. For debt and other fixed income securities held by Jackson National Life, purchase premiums and discounts are amortized based on the underlying investments' call or maturity dates and this amortization is included in investment returns. Realized gains and losses are recognized in income on the date of sale as determined on a specific identification basis for Jackson National Life and on an average cost basis elsewhere.

    Investment returns in respect of long-term business, including that on assets matching solvency capital, are included in the long-term business technical account. Other investment returns are included in the non-technical account.

    Investment returns are allocated from the non-technical account to the general business technical account using the longer term rate of return on assets supporting the general business technical account, liabilities and solvency capital. Investment returns are also allocated between the long-term business technical account and the non-technical account for the difference between the actual investment rate of return of the long-term business technical account and the longer term rate of return on the assets backing shareholder financed long-term business (primarily Jackson National Life). The longer term rate of return is based on historical real rates of return and current inflation expectations adjusted for consensus economic and investment forecasts.

REINSURANCE

    In the normal course of business, the Group seeks to reduce loss exposure arising primarily from catastrophes or other significant adverse events by reinsuring certain levels of risk in various areas of exposure with other insurance companies or reinsurers. An asset or liability is recorded in the consolidated balance sheets representing premiums due to or payments due from reinsurers, and the share of losses recoverable from reinsurers.

    Certain reinsurance contracts include significant financing elements. For these contracts the financing liability is recorded as a deposit due to the reinsurer. An asset representing the present value of future margins on the ceded business from which the financing will be repaid is also recognized on the consolidated balance sheets to the extent the reinsurer has assumed the risk that such margins will emerge.

TAX

    The Group's UK subsidiaries each file separate tax returns. Jackson National Life and other foreign subsidiaries, where permitted, file consolidated income tax returns. In accordance with UK tax legislation, where one domestic UK company is a seventy-five percent owned subsidiary of another UK

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) company or both are seventy-five percent owned subsidiaries of a common parent, the companies are considered to be within the same UK tax group. For companies within the same tax group, trading profits and losses arising in the same accounting period may be offset for purposes of determining current and deferred taxes.

    Current tax expense is charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. To the extent that losses of an individual company are not offset in any one year they can be carried back for one year or carried forward indefinitely to be offset against profits arising from the same company. Deferred tax assets and liabilities generally are recorded based on the differences between financial statement carrying amounts and tax bases of assets and liabilities for those differences which are considered likely to reverse in the foreseeable future and for net operating losses carried forward, if any. Net deferred tax assets are not recognized, except to the extent that they are expected to be recoverable without replacement by equivalent deferred tax assets arising in the future. Deferred tax assets for tax losses carried forward can be recognized if it is assured beyond reasonable doubt that future taxable profits will be sufficient to offset the loss. Deferred tax assets and liabilities are calculated using currently enacted tax rates and laws expected to be applicable when such differences reverse.

    The tax provision for long-term business reflected in the long-term business technical account includes tax expense on with-profits funds attributable to both the policyholders and the shareholders. Different tax rules apply under UK law depending upon whether the business is life insurance or pension business. Tax on the life insurance business is based on investment returns less expenses attributable to that business. Tax on the pension business is based on the shareholders' profits or losses attributable to that business. The shareholders' portion of the long-term business is taxed at the shareholders' rate with the remaining portion taxed at rates applicable to the policyholders.

    The balance of the long-term business technical account is net of the total tax attributable to the long-term business. In order to present the profit on long-term insurance activities transferred to the non-technical account on a pre-tax basis, a tax add-back attributable to the shareholders' portion of the tax provision for long-term business, calculated at the effective tax rate of the underlying business, is recorded in the long-term business technical account. This shareholder tax add-back is then included in tax expense on the profit on ordinary activities within the non-technical account.

STOCK-BASED COMPENSATION

    The Group offers share award and option plans for certain key employees and a Save As You Earn plan ("SAYE plan") for all UK employees. Compensation costs for non-SAYE plans are recorded over the periods during which share awards or options are earned. Compensation costs are based on the quoted market prices of the shares at the grant date less any amounts paid or payable by employees in respect of the awards. Prior to 1998 shares under the SAYE plan were issued directly to qualifying employees and no compensation expense was recorded. In 1999 and 1998 shares were issued to a qualifying share ownership trust and costs, representing the difference between the market price at the date of transfer to the trust and amounts payable by employees, were charged directly to shareholders' funds.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PENSION COSTS

    Contributions to the Group's defined benefit plans are calculated and expensed on a basis that spreads the costs over the service lives of participants. Contributions in respect of defined contribution plans are accrued by the Group when incurred.

LAND AND BUILDINGS

    Investments in tenant and Group occupied leasehold and freehold (directly owned) properties are carried at estimated fair value, with changes in estimated fair value included in investment returns. Properties are valued annually either by the Group's qualified surveyors or professional external valuers using The Royal Institution of Chartered Surveyors ("RICS") guidelines. The RICS guidelines apply separate assumptions to the value of the land, buildings, and tenancy associated with each property. Each property is externally valued at least once every three years. The cost of additions and renovations is capitalized and considered when estimating fair value.

    In accordance with Statement of Standard Accounting Practice ("SSAP")
No. 19, "Accounting for Investment Properties", no depreciation is provided on investment properties as the Group's directors consider that these properties are held for investment purposes, and to depreciate them would not give a true and fair view of the Group's financial position or profit for the financial year.

INVESTMENTS IN ASSOCIATES AND OTHER PARTICIPATING INTERESTS

    A participating interest is a beneficial equity investment where the Group exercises influence over the investee's operating and financial policies. A participating interest where the Group exercises significant influence over the investee, generally through ownership of twenty percent or more of the entity's voting rights, is considered to be an investment in associate. The Group's investments in associates, all of which arose prior to 1998, are recorded at the Group's share of net assets. Goodwill, representing the difference between the consideration paid and the Group's share of net assets at the date of acquisition, relating to such investments has been written off to shareholders' funds in the year of acquisition. The carrying value of investments in associates is adjusted each year for the Group's share of the entities' profit or loss. This adjustment is included in investment returns.

    Other participating interests, where significant influence is not exercised, are carried as investments on the consolidated balance sheets at fair value.

OTHER FINANCIAL INVESTMENTS

    Other financial investments include equity securities; debt and other fixed income securities; mortgage and other loans; loans to policyholders and deposits with credit institutions.

EQUITY SECURITIES AND DEBT AND OTHER FIXED INCOME SECURITIES

    Equity securities are carried at fair value. Debt and other fixed income securities are carried at fair value, except for those held by Jackson National Life, which are carried at amortized cost. Fair value is based on quoted market prices for listed securities, and on quotations provided by external fund managers, brokers, independent pricing services or values as determined by management for unlisted

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) securities. Changes in fair value are recognized in investment returns during the year of the change. Debt and other fixed income securities held by Jackson National Life are carried at amortized cost as permitted by paragraph 24 of
Schedule 9A to the Companies Act 1985. The amortized cost basis of valuation is appropriate under the provisions of the ABI SORP for Jackson National Life's redeemable fixed income securities as they are held as part of a portfolio of such securities intended to be held on an ongoing basis.

MORTGAGE AND OTHER LOANS

    Loans collateralized by mortgages and other unsecured loans are carried at unpaid principal balances, net of unamortized discounts and premiums and an allowance for loan losses, except for loans held by UK insurance operations which are carried at fair value. The allowance for loan losses is maintained at a level considered adequate to absorb losses inherent in the mortgage loan portfolio.

LOANS TO POLICYHOLDERS

    Loans to policyholders are carried at unpaid principal balances and are fully collateralized by the cash value of policies.

DEPOSITS WITH CREDIT INSTITUTIONS

    Deposits with credit institutions comprise items the withdrawal of which are subject to time constraints. These include commercial paper and certificates of deposit and are carried at fair value. Changes in fair value are included in investment returns for the year.

DERIVATIVES

    Derivative financial instruments are used to reduce or manage investment, interest rate and currency exposures, to facilitate efficient portfolio management and for investment purposes. The Group's policy is that amounts at risk through derivative transactions are covered by cash or by corresponding assets. Derivative financial instruments used to facilitate efficient portfolio management and for investment purposes are carried at fair value with changes in fair value included in investment returns. For other derivative instruments, various methods of hedge accounting are used and are more fully described in
Note 22.

SECURITIES LENDING

    The Group is party to various securities lending agreements under which securities are loaned to third parties on a short-term basis. The loaned securities are not removed from the Group's consolidated balance sheets, rather, they are retained within the appropriate investment classification. Management's policy is that collateral in excess of 100% of the fair value of securities loaned is required from all securities borrowers and typically consists of cash, debt securities, equity securities, or letters of credit.

    In cases where the Group takes possession of the collateral under its securities lending program, the collateral is included in other financial investments in the consolidated balance sheets with a

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) corresponding liability being recorded to recognize the obligation to return such collateral. To further minimize credit risk, the financial condition of counterparties is monitored on a regular basis.

LINKED BUSINESS FUNDS

    Certain long-term business policies are linked to specific portfolios of assets or a market related index. Such policies provide benefits to policyholders which are wholly or partly determined by reference to the value of or income from specific investments or by reference to fluctuations in the value of an index of investments. The assets supporting the linked policies are maintained in segregated accounts in conformity with applicable laws and regulations. The segregated assets are reported at fair value within assets held to cover linked liabilities on the consolidated balance sheets. The technical provisions for linked liabilities on the consolidated balance sheets are determined based on the fair value of the underlying assets supporting the policies.

TANGIBLE ASSETS

    Tangible assets, principally computer equipment, software development expenditure, and furniture and fixtures, are capitalized and depreciated on a straight-line basis over their estimated useful lives, generally 3 to 10 years. Assets held under finance leases are capitalized at their fair value.

BANKING BUSINESS ASSETS AND LIABILITIES

    Banking business assets consist primarily of certificates of deposit and short-term deposits with credit institutions carried at fair value and mortgage loans carried at outstanding principal balances, net of allowances for loan losses, which approximates fair value. Loan provisions are recorded for the overall loan portfolio to cover bad debts which have not been separately identified but which are known from experience to be present in the portfolio. For loans in default specific loan provisions are recorded. Changes in loan provisions during the year are included in the consolidated profit and loss accounts.

    Liabilities relating to the Group's banking business consist primarily of customer short-term or demand deposits, including interest accrued on the deposits.

BUSINESS ACQUISITIONS

    Business acquisitions are accounted for by applying the purchase method of accounting, which adjusts the net assets of the acquired company to fair value at the date of purchase. The difference between the fair value of the net assets of the acquired company and the fair value of the consideration given represents goodwill. Revenues and expenses of acquired entities are included in the consolidated profit and loss account from the date of acquisition for the year acquired, gross premiums of the entities are separately presented in the consolidated profit and loss account.

    Effective January 1, 1998, goodwill arising from acquisitions is reflected as an asset on the consolidated balance sheets and is amortized through the consolidated profit and loss accounts on a straight-line basis over its estimated useful life, not exceeding 20 years. Prior to January 1, 1998, goodwill relating to acquisitions was charged directly to shareholders' funds. As permitted under the transitional arrangements of FRS No. 10, "Goodwill and Intangible Assets", amounts previously

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) charged to shareholders' funds have not been reinstated as assets. Upon disposal of a business acquired prior to January 1, 1998 to which goodwill relates, the original goodwill balance is charged to the consolidated profit and loss accounts in determining the gain or loss on the sale.

    For life insurance company acquisitions, the adjusted net assets include an identifiable intangible asset recorded for the present value of future profits that are expected to emerge from the acquired insurance business. The present value of future profits is calculated using best estimate actuarial assumptions for interest, mortality, persistency and expenses and is amortized over the anticipated lives of the related contracts in the portfolio.

SHAREHOLDERS' DIVIDENDS

    Shareholders' dividends are accrued in the period to which they relate regardless of when they are declared. Where scrip dividends are issued, the value of such shares, measured as the amount of the cash dividend alternative, is credited to reserves and is transferred from the share premium account.

SHARE PREMIUM

    Share premium represents the difference between the proceeds received on issue of any shares and the nominal value of the shares issued.

FOREIGN CURRENCY TRANSLATION

    The profit and loss accounts of foreign subsidiaries are translated to pounds sterling at average exchange rates for the year. Assets and liabilities of foreign subsidiaries are translated at year-end exchange rates. Foreign currency borrowings that have been used to finance or provide a hedge against Group equity investments in overseas subsidiaries, are translated at year-end exchange rates. The impact of these currency translations is recorded as a component of shareholders' funds.

    Assets and liabilities denominated in other than functional currencies are converted at closing exchange rates at the balance sheet date with the related foreign currency exchange gains or losses reflected in the profit and loss account for the year.

DISCONTINUED OPERATIONS

    Discontinued operations consist of all business disposals made during the year, or within three months of the year-end. Prior year amounts are restated for the current year presentation of discontinued operations. Activities of discontinued operations are separately disclosed and included in the Group's consolidated financial statements until the date of disposal.

NEW UK ACCOUNTING PRONOUNCEMENTS

    For 1999, two new Accounting Standards were introduced by the Accounting Standards Board, which were pertinent to the Group's consolidated financial statements.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

3 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FRS No. 15, "Tangible Fixed Assets", introduced in February 1999 sets out the principles of accounting for the initial measurement, valuation and depreciation of tangible fixed assets, with the exception of investment properties which continue to be accounted for under SSAP No. 19, "Accounting for Investment Properties". The Standard's objective is to ensure that tangible fixed assets are accounted for on a consistent basis and, where a policy of revaluation is adopted, that the revaluations are kept up to date. FRS No. 15 is effective for accounting periods ending on or after March 23, 2000, but early adoption is encouraged. The Group has implemented this Standard during the year ended December 31, 1999 with no material impact on the consolidated financial statements.

    FRS No. 16, "Current Tax", introduced in December 1999, specifies how current tax, in particular withholding tax and tax credits from franked investment income should be reflected in the financial statements. The objective of the Standard is to ensure that current taxes are recognized in a consistent and transparent manner by all reporting entities. FRS No. 16 is effective for accounting periods ended on or after March 23, 2000. The Group has not implemented the Standard for the December 31, 1999 fiscal year-end. However, management has determined that the adoption of the Standard would not have a material impact on the consolidated financial statements.

4 SUPPLEMENTAL EARNINGS INFORMATION

    In accordance with FRS No. 3 "Reporting financial performance" and the ABI SORP, the Group uses operating profit before amortization of goodwill and before tax based on longer term investment returns as a supplemental measure of its results. For purposes of measuring operating profit, investment returns on general business and other shareholder business are based on the expected longer term rate of return. The expected longer term rate of return is based on historical real rates of return and current inflation expectations adjusted for consensus economic and investment forecasts. The only significant general business and shareholder investments that require calculation of an expected longer term rate of return are UK equity securities. For these investments the longer term rate of return, net of UK advance corporation tax, is estimated at 8.0%, 8.1% and 9.2% for 1999, 1998 and 1997, respectively. The longer term dividend yield has been assumed to be 2.75%, 2.6% and 3.0% for 1999, 1998 and 1997, respectively. For the purposes of determining the longer term investment returns, the realized gains of Jackson National Life, which invests principally in fixed income securities are averaged over five years and combined with actual interest and dividends. In addition, operating profit excludes gains on business disposals and, in 1997, the effect of reclassification of the Australian shareholder reserves.

    In accordance with FRS No. 3, "Reporting Financial Performance", the presentation of additional supplemental earnings per share information is permitted provided the earnings basis used is applied consistently over time and is reconciled to consolidated profit for the financial year. In determining operating profit as presented in the consolidated financial statements, the Group has used the expected longer term investment return excluding exceptional items as management believe that such presentation better reflects the Group's underlying financial performance.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

4 SUPPLEMENTAL EARNINGS INFORMATION (CONTINUED)
    The Group's supplemental measure of its results and reconciliation of operating profit before amortization of goodwill based on longer term investment results to profit on ordinary activities, including the related basic earnings per share amounts, are as follows:

                                                                                                 BASIC
                                                               BEFORE                          EARNINGS
                                                                TAX        TAX        NET      PER SHARE
                                                              --------   --------   --------   ---------
                                                                             (L MILLIONS,
                                                                      EXCEPT PER SHARE AMOUNTS)
1999
Operating profit before amortization of goodwill based on
  longer term investment returns............................     776       (209)      567         29.1 p
Amortization of goodwill....................................     (54)        --       (54)        (2.8)p
Short-term fluctuations in investment returns...............      28         16        44          2.3 p
Adjustment in respect of profit on business disposals
  relating to tax paid on prior year disposals..............      --        (15)      (15)        (0.8)p
                                                               -----       ----       ---       ------
PROFIT ON ORDINARY ACTIVITIES...............................     750       (208)      542         27.8 p
                                                               =====       ====       ===       ======
1998
Operating profit based on longer term investment returns....     868       (214)      654         33.7 p
Short-term fluctuations in investment returns...............      24         (9)       15          0.8 p
Profit on business disposals................................     249        (38)      211         10.8 p
                                                               -----       ----       ---       ------
PROFIT ON ORDINARY ACTIVITIES...............................   1,141       (261)      880         45.3 p
                                                               =====       ====       ===       ======
1997
Operating profit based on longer term investment returns....     864       (246)      618         32.0 p
Short-term fluctuations in investment returns...............      83        (33)       50          2.6 p
Profit on business disposals................................      18         --        18          0.9 p
Reclassification of Australian shareholder reserves.........     204        (53)      151          7.8 p
                                                               -----       ----       ---       ------
PROFIT ON ORDINARY ACTIVITIES...............................   1,169       (332)      837         43.3 p
                                                               =====       ====       ===       ======

    For the years ended December 31, 1998 and 1997, the Group had no goodwill amortization expense.

    A reconciliation of the weighted average number of ordinary shares used for calculating basic and diluted earnings per share is set out below:

                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
NUMBER OF SHARES                                              --------   --------   --------
                                                                        (MILLIONS)
Weighted average shares for basic earnings per share........   1,947      1,942      1,932
Shares under option at end of year..........................      26         28         35
Shares held by qualifying employee share ownership trust....      (1)        (4)        --
Assumed treasury share purchases at average fair value from
  proceeds of assumed option exercise.......................     (13)       (11)       (20)
                                                               -----      -----      -----
Weighted average shares for diluted earnings per share......   1,959      1,955      1,947
                                                               =====      =====      =====

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

5 SEGMENT ANALYSIS

    During 2000, Prudential restructured its UK insurance operations into three areas: Prudential Insurance Services, Prudential Financial Services, and Prudential Intermediary Business.

    - Prudential Insurance Services comprises the product manufacturing of service operations for the majority of the Prudential branded long-term and general insurance products. Previously, these activities were part of the Prudential Retail Services and Annuities business unit.

    - Prudential Financial Services comprises the company's sales force distribution channel and its group pension product manufacturing, marketing and service operations. It comprises the combination of two prior business units namely Prudential Retail, formerly part of Prudential Retail Financial Services and Group Pensions.

    - Prudential Intermediary Business, which is responsible for marketing and distribution of products via the Independent Financial Advisor channel. Prudential Intermediary Business comprises the combination of two prior business units, namely Retail IFA and Prudential annuities.

    Certain amounts presented in the following tables related to the UK insurance operations have been reclassified from the previously issued financial statements to reflect the new business units.

    Prudential has eight reportable business segments: Prudential Insurance Services, Prudential Financial Services, Prudential Intermediary Business, M&G and Egg, which are all located in the UK (collectively, "UK Operations"), US Operations, Asian Operations and European Operations. Reclassifications have been made in the segmental analysis presented herein compared to that previously reported to reflect the current reportable business segments. The business segments are determined first by the territories in which Prudential conducts business, which are the United Kingdom, United States, Asia and Europe. UK Operations are further defined by distribution networks. UK Operations include long-term life insurance business, general (property and casualty) insurance, banking and fund management activities. The Asian operations include life insurance business and fund management activities. The US and European operations are engaged principally in life insurance activities.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

5 SEGMENT ANALYSIS (CONTINUED)
ANALYSIS OF OPERATING PROFIT BEFORE AMORTIZATION OF GOODWILL AND BEFORE TAX

    The following table presents operating profit before amortization of goodwill and before tax (based on longer term investment return) by segment:

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
UK OPERATIONS
Prudential Insurance Services:
  Long-term business........................................     317       294        285
  General business..........................................      61        39         38
Prudential Financial Services...............................      36        22         29
Prudential Intermediary Business............................     101        88         71
M&G:
  Long-term business........................................      17        --         --
  Investment products.......................................      70        28         20
Egg and Prudential Banking..................................    (150)      (77)       (22)
                                                                ----       ---        ---
TOTAL UK OPERATIONS.........................................     452       394        421
                                                                ----       ---        ---
US OPERATIONS
Jackson National Life.......................................     457       411        367
Broker dealer and fund management...........................      (6)       --         --
                                                                ----       ---        ---
TOTAL US OPERATIONS.........................................     451       411        367
                                                                ----       ---        ---
ASIAN OPERATIONS
  Long-term business and investment products................      27        23         20
  Development expenses......................................     (12)      (10)        (9)
                                                                ----       ---        ---
TOTAL ASIAN OPERATIONS......................................      15        13         11
                                                                ----       ---        ---
EUROPEAN OPERATIONS
  Life and Pensions.........................................       6         4          1
                                                                ----       ---        ---
TOTAL EUROPEAN OPERATIONS...................................       6         4          1
                                                                ----       ---        ---
OPERATING PROFIT OF REPORTABLE SEGMENTS.....................     924       822        800
                                                                ====       ===        ===
RESTRUCTURING COSTS
Prudential Insurance Services...............................     (53)       --         --
M&G.........................................................     (17)       --         --
                                                                ----       ---        ---
TOTAL RESTRUCTURING COSTS...................................     (70)       --         --
                                                                ----       ---        ---
GROUP ACTIVITIES............................................     (78)       38         34
                                                                ----       ---        ---
TOTAL CONTINUING OPERATIONS.................................     776       860        834

Discontinued operations.....................................      --         8         30
                                                                ----       ---        ---
OPERATING PROFIT FROM CONTINUING OPERATIONS BEFORE
  AMORTIZATION OF GOODWILL AND BEFORE TAX BASED ON THE
  LONGER TERM INVESTMENT RETURNS............................     776       868        864
                                                                ====       ===        ===

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

5 SEGMENT ANALYSIS (CONTINUED)
    The following table presents revenue by reportable segment and geographical region:

                                                                1999          1998          1997
                                                              --------      --------      --------
                                                                          (L MILLIONS)
UK OPERATIONS
Gross premiums
  Prudential Insurance Services:
    Long-term business......................................    2,806         2,516         2,568
    General business........................................      318           310           306
  Prudential Financial Services.............................    1,281         1,137           962
  Prudential Intermediary Business..........................    5,244         3,164         2,091
  M&G:
    Long-term business......................................      223            --            --
    General business........................................      725           297           348
                                                               ------        ------        ------
Total gross premiums(2).....................................   10,597         7,424         6,275
Reinsurance premiums ceded..................................      (11)          (18)          (12)
Change in unearned premiums.................................       (4)           (2)           (3)
Investment returns(1).......................................   14,895        10,693        10,251
Revenue from banking and investment management and products
  operations................................................      199            80            62
                                                               ------        ------        ------
Total UK Operations.........................................   25,676        18,177        16,573
                                                               ------        ------        ------
US OPERATIONS
Gross premiums..............................................    4,449         3,237         3,340
Reinsurance premiums ceded..................................      (61)          (53)          (46)
Investment returns..........................................    1,609         1,470         1,401
                                                               ------        ------        ------
Total US Operations.........................................    5,997         4,654         4,695
                                                               ------        ------        ------
ASIAN OPERATIONS
Gross premiums(2)
    Long-term business......................................      655           460           653
    Investment products.....................................      582            72            --
Reinsurance premiums ceded..................................       (7)           (6)           (6)
Investment returns..........................................      512            42          (134)
                                                               ------        ------        ------
Total Asian Operations......................................    1,742           568           513
                                                               ------        ------        ------
EUROPEAN OPERATIONS
Gross premiums..............................................      168           126            27
Reinsurance premiums ceded..................................       (8)           (5)           (1)
Investment returns..........................................       71            34            (4)
                                                               ------        ------        ------
Total European Operations...................................      231           155            22
                                                               ------        ------        ------
Total revenue for reportable segments.......................   33,646        23,554        21,803
                                                               ------        ------        ------
DISCONTINUED OPERATIONS
Gross premiums(2)
    Long-term business......................................       --           423           665
    Investment products.....................................       --            33           123
Reinsurance premiums ceded..................................       --            (3)           (4)
Investment returns..........................................      145           373           620
                                                               ------        ------        ------
Total Discontinued Operations and Other(3)..................      145           826         1,404
                                                               ------        ------        ------
TOTAL REVENUE...............................................   33,791        24,380        23,207
                                                               ======        ======        ======
Represented by:
    Earned premiums.........................................   15,053        11,286        10,540
    Investment returns......................................   17,232        12,612        12,134
    Revenue from banking and investment management and
     products operations....................................      199            80            62
    Gross premiums from investment products(2)..............    1,307           402           471
                                                               ------        ------        ------
TOTAL REVENUE...............................................   33,791        24,380        23,207
                                                               ======        ======        ======

----------------------------------
(1) Investment returns in respect of UK insurance operations are not allocated across the UK segments.

(2) Gross premiums presented by reportable segments include deposits to unit trusts and other similar products (gross premiums from investment products), which are excluded from earned premiums in the consolidated profit and loss accounts.

(3) Discontinued operations relate to Prudential's run-off insurance operations which were withdrawn by Prudential by the end of 1993.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

5 SEGMENT ANALYSIS (CONTINUED)
OTHER SEGMENT INFORMATION

    Selected information is provided below on a segment basis. In cases where information is not allocated to a segment, amounts are provided by geographical region.

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
CLAIMS INCURRED, NET OF REINSURANCE
UK Operations:
  Prudential Insurance Services.............................    3,028      2,698     2,890
  Prudential Financial Services.............................      858        587       543
  Prudential Intermediary Business..........................    2,681      2,528     1,534
  M&G.......................................................      344         --        --
US Operations...............................................    3,601      2,528     2,594
Asian Operations............................................      231        179       206
European Operations.........................................       26         32         3
                                                               ------     ------     -----
Total continuing operations.................................   10,769      8,552     7,770
Discontinued operations(1)..................................        7        691       947
                                                               ------     ------     -----
  TOTAL CLAIMS INCURRED, NET OF REINSURANCE.................   10,776      9,243     8,717
                                                               ======     ======     =====
CHANGE IN LONG-TERM TECHNICAL PROVISION, NET OF REINSURANCE
UK Operations
  Prudential Insurance Services.............................    2,575      2,526     1,735
  Prudential Financial Services.............................    1,304      1,075       990
  Prudential Intermediary Business..........................    5,049      4,611     3,346
  M&G.......................................................      153         --        --
US Operations...............................................    1,758      1,574     1,570
Asian Operations............................................      579        165       244
European Operations.........................................      157         88        10
                                                               ------     ------     -----
Total continuing operations.................................   11,575     10,039     7,895
Discontinued operations.....................................       --       (222)      (93)
                                                               ------     ------     -----
TOTAL CHANGE IN LONG-TERM TECHNICAL PROVISION, NET OF
  REINSURANCE...............................................   11,575      9,817     7,802
                                                               ======     ======     =====
INVESTMENT EXPENSES AND CHARGES AND NET OPERATING EXPENSES
UK Operations
  Prudential Insurance Services.............................      999        764       703
  Prudential Financial Services.............................      126        115        52
  Prudential Intermediary Business..........................      388        360       164
  M&G.......................................................       78         --        --
US Operations...............................................      218        212       219
Asian Operations............................................      146        102        94
European Operations.........................................       43         31         6
Corporate expenditure not allocated to segments.............       40         46        32
Shareholders' interest payable..............................      131        105        75
                                                               ------     ------     -----
Total continuing operations.................................    2,169      1,735     1,345
Discontinued operations(1)..................................        4         94       104
                                                               ------     ------     -----
TOTAL INVESTMENT EXPENSES AND CHARGES AND NET OPERATING
  EXPENSES..................................................    2,173      1,829     1,449
                                                               ======     ======     =====

------------------------------

(1) Discontinued operations relate to Prudential's run-off insurance operations which were withdrawn by Prudential by the end of 1993.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

5 SEGMENT ANALYSIS (CONTINUED)
ASSETS

    The assets of the UK Operations are managed and analyzed for UK Operations taken as a whole and are not allocated among the UK segments, except for Egg. An analysis of assets by geographical region is presented below:

                                                              UK AND
                                                              EUROPE       US        ASIA      TOTAL
                                                             --------   --------   --------   --------
                                                                           (L MILLIONS)
DECEMBER 31, 1999
Insurance and investment operations:
  Investments..............................................   90,574     21,913     2,248     114,735
  Deferred acquisition costs...............................    1,607      1,043        91       2,741
  Linked assets............................................   15,256      2,806       581      18,643
  Other....................................................    4,812        675       187       5,674
                                                             -------     ------     -----     -------
                                                             112,249     26,437     3,107     141,793
Egg........................................................    8,850         --        --       8,850
                                                             -------     ------     -----     -------
Total assets...............................................  121,099     26,437     3,107     150,643
                                                             =======     ======     =====     =======
December 31, 1998
Insurance and investment operations:
  Investments..............................................   79,386     19,808     1,200     100,394
  Deferred acquisition costs...............................    1,588        936        71       2,595
  Linked assets............................................    8,253      1,173       311       9,737
  Other....................................................    2,967        649        47       3,663
                                                             -------     ------     -----     -------
                                                              92,194     22,566     1,629     116,389
Egg........................................................    2,397         --        --       2,397
                                                             -------     ------     -----     -------
Total assets...............................................   94,591     22,566     1,629     118,786
                                                             =======     ======     =====     =======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

5 SEGMENT ANALYSIS (CONTINUED)
ANALYSIS OF THE FUND FOR FUTURE APPROPRIATIONS ("FFA") AND NET TECHNICAL
  PROVISIONS

    A segment analysis of the FFA and technical provisions (net of reinsurers' share) is set out below. This analysis includes liabilities and the FFA as management believes it provides a more useful indication of the assets supporting the business than would be shown through analyzing net assets.

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
Group companies, excluding Scottish Amicable Insurance Fund
  (SAIF)(1).................................................   23,563     18,401
SAIF(2).....................................................    3,699      2,478
                                                              -------    -------
Fund for future appropriations..............................   27,262     20,879
                                                              -------    -------
UK Operations
Technical provisions (net of reinsurers' share)
  Prudential Insurance Services.............................   29,220     26,822
  Prudential Financial Services.............................    3,437      3,141
  Prudential Intermediary Business..........................   31,464     27,895
  M&G.......................................................       81          -
                                                              -------    -------
UK technical provisions (net of reinsurers' share)..........   64,202     57,858
                                                              -------    -------
UK linked liabilities (net of reinsurers' share)
  Prudential Insurance Services.............................      368        387
  Prudential Financial Services.............................    4,218      3,211
  Prudential Intermediary Business..........................    6,016      4,287
  M&G.......................................................    4,132          -
                                                              -------    -------
UK linked liabilities (net of reinsurers' share)............   14,734      7,885

US Operations...............................................   21,783     19,518
Asian Operations............................................    2,616      1,513
European Operations.........................................      529        372
                                                              -------    -------
TOTAL.......................................................  131,126    108,025
                                                              =======    =======

------------------------------

(1) Principally the with-profits fund.

(2) Closed to new business and wholly attributable, but not allocated, to policyholders

ANALYSIS OF SHAREHOLDERS' FUNDS

An analysis of shareholders' funds by segment follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
UK Operations...............................................   1,145        525
US Operations...............................................   1,911      1,564
Asian Operations............................................     217        123
European Operations.........................................      53         37
Retained centrally..........................................      98      1,000
                                                               -----      -----
TOTAL SHAREHOLDERS' FUNDS...................................   3,424      3,249
                                                               =====      =====

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

6 GENERAL BUSINESS

    The Group's general business is primarily written in the UK.

                                             CONTINUING   DISCONTINUED
                                             OPERATIONS    OPERATIONS    GROUP TOTAL
                                             ----------   ------------   -----------
                                                          (L MILLIONS)
UNDERWRITING RESULTS
1999:
  Excluding restructuring costs............       32           (11)           21
  Restructuring costs......................      (12)            -           (12)
                                                 ---           ---           ---
1999: Inclusive of restructuring costs            20           (11)            9
1998.......................................       12           (14)           (2)
1997.......................................        9           (20)          (11)

INVESTMENT RETURNS
1999.......................................       29            11            40
1998.......................................       27            14            41
1997.......................................       29            20            49

OPERATING PROFIT 1999
  Excluding restructuring costs............       61             -            61
  Restructuring costs......................      (12)            -           (12)
                                                 ---           ---           ---
1999: Inclusive of restructuring costs.....       49             -            49
1998.......................................       39             -            39
1997.......................................       38             -            38

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

6 GENERAL BUSINESS (CONTINUED)
    The general business reserves for insurance claims and claims expenses and changes thereto are as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
General business technical provision for claims outstanding
  and equalization provision, beginning of year.............     418        430
Less: Reinsurers' share of claims outstanding...............     (52)       (48)
                                                                ----       ----
Net provisions, beginning of year...........................     366        382
                                                                ----       ----
Effect of changes in foreign currency exchange rates........       2         (1)
                                                                ----       ----
Claims incurred:
  Attributable to the current year..........................     186        202
  Attributable to prior years...............................       7         (1)
                                                                ----       ----
                                                                 193        201
                                                                ----       ----
Change in the equalization provision........................       7          8
                                                                ----       ----
Total claims incurred, net of reinsurance...................     200        209
                                                                ----       ----
Payments, net of reinsurance:
  Attributable to the current year..........................    (117)      (122)
  Attributable to prior years...............................    (101)      (102)
                                                                ----       ----
Total payments, net of reinsurance..........................    (218)      (224)
                                                                ----       ----
Net provisions, end of year.................................     350        366
Reinsurers' share of claims outstanding.....................      44         52
                                                                ----       ----
General business technical provision for claims outstanding
  and equalization provision, end of year...................     394        418
Claims outstanding on long-term business....................     463        308
                                                                ----       ----
TOTAL CLAIMS OUTSTANDING AND EQUALIZATION PROVISION.........     857        726
                                                                ====       ====

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

7 LONG-TERM BUSINESS PROVISIONS, PREMIUMS, AND POLICYHOLDERS' BONUSES

LONG-TERM BUSINESS PROVISION AND TECHNICAL PROVISIONS FOR LINKED LIABILITIES

    The following table provides an analysis of technical provisions between with-profits and non-participating business:

                                                                   DECEMBER 31
                                                              ----------------------
                                                                1999          1998
                                                              --------      --------
SAIF*.......................................................     11%           13%

FINANCED BY WITH-PROFITS FUNDS:
With-profits business.......................................     42%           45%
Non-participating**.........................................      8%            9%
SHAREHOLDER FINANCED BUSINESS:
Non-participating...........................................     21%           22%
Linked business.............................................     18%           11%
                                                                ---           ---
TOTAL.......................................................    100%          100%
                                                                ===           ===

GROSS PREMIUMS

    The following table provides an analysis of gross premiums between with-profits and non-participating business:

                                                            1999          1998          1997
                                                          --------      --------      --------
SAIF*...................................................      4%            7%            2%

FINANCED BY WITH-PROFITS FUNDS:
With-profits business...................................     37%           44%           47%
Non-participating**.....................................     10%            4%            3%
Linked business.........................................      1%            2%            1%

SHAREHOLDER FINANCED BUSINESS:
Non-participating.......................................     45%           39%           41%
Linked business.........................................      3%            4%            6%
                                                            ---           ---           ---
TOTAL...................................................    100%          100%          100%
                                                            ===           ===           ===

------------------------

*    SAIF is the Scottish Amicable Insurance Fund as described in Note 13.

** Annuity business, written by a subsidiary, Prudential Annuities Limited, and a separate fund of the PAC with-profit fund, which comprises non-participating and linked business purchased from the Scottish Amicable Life Assurance Society prior to the transfer to PAC. Further details are explained in Note 13.

    Bonuses declared for the year in respect of the Group's with-profits business are included in the change in long-term business provision or, where the policy is no longer in-force, in claims incurred. The total cost of policyholders' bonuses was L3,395 million, L3,056 million and L2,606 million for the years ended December 31, 1999, 1998 and 1997, respectively.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

8 INVESTMENT RETURNS

    The sources of investment returns are as follows:

                                                                                   NON-TECHNICAL
                                                LONG-TERM BUSINESS                    ACCOUNT
                                          ------------------------------   ------------------------------
                                            1999       1998       1997       1999       1998       1997
                                          --------   --------   --------   --------   --------   --------
                                                                   (L MILLIONS)
INVESTMENT INCOME FROM:
Equity securities......................     1,438      1,511      1,403       13         16         20
Debt and other fixed income
  securities...........................     2,689      2,541      2,075       43        104        107
Land and buildings.....................       617        567        460       --         --         --
Mortgage and other loans...............       217        119         85       --         --         --
Linked assets..........................       402        404        267       --         --         --
Other..................................       368        326        416       44         89         40
                                           ------     ------     ------      ---        ---        ---
Total investment income................     5,731      5,468      4,706      100        209        167
                                           ------     ------     ------      ---        ---        ---
NET REALIZED GAINS (LOSSES) FROM:
Equity securities......................     4,304      2,314        918       64         17         55
Debt and other fixed income
  securities...........................       214        464        148       (2)        (2)        --
Land and buildings.....................       103         32         81       --         --         --
Linked assets..........................       434        141        204       --         --         --
Other..................................        31         97        154       --         --         --
                                           ------     ------     ------      ---        ---        ---
Total realized gains...................     5,086      3,048      1,505       62         15         55
                                           ------     ------     ------      ---        ---        ---
NET UNREALIZED GAINS (LOSSES) FROM:
Equity securities......................     5,997      1,865      4,395       27         24         30
Debt and other fixed income
  securities...........................    (1,558)     1,251        649      (13)         6          3
Land and buildings.....................       627        253        536       --         --         --
Linked assets..........................     1,172        410         12       --         --         --
Other..................................         1         63         76       --         --         --
                                           ------     ------     ------      ---        ---        ---
Total net unrealized gains (losses)....     6,239      3,842      5,668       14         30         33
                                           ------     ------     ------      ---        ---        ---
TOTAL INVESTMENT RETURNS...............    17,056     12,358     11,879      176        254        255
                                           ======     ======     ======      ===        ===        ===

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

9 NET OPERATING EXPENSES

    A summary of operating expenses is shown below:

                                               LONG-TERM BUSINESS                GENERAL BUSINESS
                                         ------------------------------   ------------------------------
                                           1999       1998       1997       1999       1998       1997
                                         --------   --------   --------   --------   --------   --------
                                                                  (L MILLIONS)
Policy acquisition costs for the
  year.................................     928        874        706        26         29         39
Change in deferred acquisition costs...     (88)      (126)      (145)        -          5          1
Administrative expenses................     725        495        422        68         55         43
Reinsurance commissions and profit
  participation........................      22         30          3        (1)        (3)         -
Amortization of present value of
  acquired in-force business...........      22         17         11
                                          -----      -----       ----        --         --         --
TOTAL..................................   1,609      1,290        997        93         86         83
                                          =====      =====       ====        ==         ==         ==

    Included within net operating expenses in the consolidated profit and loss accounts are corporate expenditures relating to the non-technical account of L40 million, L46 million and L32 million for 1999, 1998 and 1997, respectively.

    Administrative expenses for 1999 include L48 million (long-term business) and L12 million (general business) of restructuring costs charged to shareholders' funds. See note 32 for further information regarding the restructuring provision.

10 INVESTMENT EXPENSES AND CHARGES

    A summary of investment expenses and charges is shown below:

                                                                                     NON-TECHNICAL
                                                  LONG-TERM BUSINESS                    ACCOUNT
                                            ------------------------------   ------------------------------
                                              1999       1998       1997       1999       1998       1997
                                            --------   --------   --------   --------   --------   --------
                                                                     (L MILLIONS)
Interest on bank loans and overdrafts.....     29         29         16          2          3          3
Interest on other loans...................     26          9          2        129        102         72
                                              ---        ---        ---        ---        ---         --
Total interest expense....................     55         38         18        131        105         75
Investment management expenses............    244        259        241          1          5          3
                                              ---        ---        ---        ---        ---         --
TOTAL.....................................    299        297        259        132        110         78
                                              ===        ===        ===        ===        ===         ==

    Investment management expenses of the long-term business include management fees charged by PPM and fees paid to external property managers.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

11 GOODWILL

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
Balance at beginning of year................................      59            -
Additions
  M&G Group plc.............................................   1,527            -
  Chinfon Life Insurance Company of Taiwan..................      50            -
  Prudential Assurance Malaysia Berhad......................       -           59
Amortization expense charged to the profit and loss
  account...................................................     (54)           -
                                                               -----     --------
Balance at end of year......................................   1,582           59
                                                               =====     ========

    The cumulative goodwill charged against the Group's reserves arising on acquisitions of subsidiary undertakings prior to 1998 that are still owned by the Group amounted to L679 million as of both December 31, 1999 and 1998.

12 TAX

    The tax expense calculated on the long-term business fund is attributable to shareholders and to policyholders. The shareholders' portion of tax is determined using the effective tax rate of the underlying business applied to the profits transferred to the non-technical account. A summary of the tax expense attributable to shareholders' profits and the long-term business technical account in the consolidated profit and loss accounts is shown below:

                                                   ATTRIBUTABLE TO
                                                    SHAREHOLDERS'                   ATTRIBUTABLE TO
                                                       PROFITS                      LONG-TERM FUNDS
                                            ------------------------------   ------------------------------
                                              1999       1998       1997       1999       1998       1997
                                            --------   --------   --------   --------   --------   --------
                                                                     (L MILLIONS)
UK TAX EXPENSE (BENEFIT):
Current...................................    117        133        105        534        458        343
Deferred..................................    (34)         3         25        101         73         32
                                              ---        ---        ---        ---        ---        ---
Total UK tax expense......................     83        136        130        635        531        375
                                              ---        ---        ---        ---        ---        ---
FOREIGN TAX EXPENSE (BENEFIT):
Current...................................    125        125        202        166        159        207
Deferred..................................     --         --         --         --          1         (1)
                                              ---        ---        ---        ---        ---        ---
Total foreign tax expense.................    125        125        202        166        160        206
                                              ---        ---        ---        ---        ---        ---
TOTAL TAX EXPENSE.........................    208        261        332        801        691        581
                                              ===        ===        ===        ===        ===        ===

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

12 TAX (CONTINUED)
    An analysis of the tax expense by the nature of the expense attributable to shareholders' profits and long-term funds is as follows:

                                                   ATTRIBUTABLE TO
                                                    SHAREHOLDERS'                   ATTRIBUTABLE TO
                                                       PROFITS                      LONG-TERM FUNDS
                                            ------------------------------   ------------------------------
                                              1999       1998       1997       1999       1998       1997
                                            --------   --------   --------   --------   --------   --------
                                                                     (L MILLIONS)
UK corporation tax........................    (48)        24          9        503        306        146
Double tax relief.........................     --         (3)       (10)       (12)       (11)       (11)
Tax on franked investment income..........      2          3          2          3        166        155
Overseas tax..............................    (13)         3         82        166        159        207
Prior year adjustments....................     42         (1)       (23)        40         (3)        53
                                              ---        ---        ---        ---        ---        ---
                                              (17)        26         60        700        617        550
Deferred tax..............................    (34)         3         25        101         74         31
                                              ---        ---        ---        ---        ---        ---
                                              (51)        29         85        801        691        581
Shareholder tax attributable to balance on
  the long-term business technical
  account.................................    259        232        247         --         --         --
                                              ---        ---        ---        ---        ---        ---
TOTAL SHAREHOLDERS' TAX EXPENSE...........    208        261        332        801        691        581
                                              ===        ===        ===        ===        ===        ===

    An analysis of shareholders' tax expense allocated to the various sources of profit giving rise to the taxes is as follows:

                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                      (L MILLIONS)
Tax on operating profit....................................    209        214        246
Tax on short-term fluctuations in investment gains.........    (16)         9         33
Tax on profit on business disposals........................     15         38         --
Tax on reclassification of Australian shareholder
  reserves.................................................     --         --         53
                                                               ---        ---        ---
Total......................................................    208        261        332
                                                               ===        ===        ===

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

12 TAX (CONTINUED)
    The sources of differences between the statutory and the effective tax rates are as follows:

                                                            1999          1998          1997
                                                          --------      --------      --------
                                                                   (L MILLIONS EXCEPT
                                                                      PERCENTAGES)
UK statutory tax rate...................................    30.3%         31.0%         31.5%
                                                            ----          ----          ----
Tax expenses at statutory rate..........................     227           354           368
Non-taxable book losses (gains) on sales of
  subsidiaries..........................................      28           (40)           (6)
Other capital gains.....................................     (26)           (6)           (2)
Different local basis of tax on overseas profits........     (13)          (10)          (11)
Utilization of brought forward tax losses...............      (1)          (18)          (23)
UK tax basis of insurance profits.......................      (2)          (17)           --
Other...................................................      (5)           (2)            6
                                                            ----          ----          ----
Tax expense.............................................     208           261           332
                                                            ====          ====          ====
Effective tax rate......................................    27.7%         22.9%         28.4%

    At December 31, 1999, there are no tax losses available to carry forward to offset future taxes.

    The components of the net deferred income tax liability and the net liability not provided are as follows:

                                                         LIABILITY           LIABILITY NOT
                                                         PROVIDED              PROVIDED
                                                          (ASSET              (ASSET NOT
                                                        RECOGNIZED)           RECOGNIZED)
                                                        DECEMBER 31           DECEMBER 31
                                                    -------------------   -------------------
                                                      1999       1998       1999       1998
                                                    --------   --------   --------   --------
                                                                  (L MILLIONS)
DEFERRED INCOME TAX
Unrealized gains on investments...................     515        413      3,189      2,389
Deferred acquisition costs........................     375        319         --         --
Short-term timing differences.....................    (296)      (255)       (30)       (91)
Long-term business technical provisions and other
  insurance items.................................       8         --        122         97
Closure cost provisions...........................      --        (11)        --         --
Capital allowances................................     (27)        (1)        (4)        (3)
                                                      ----       ----      -----      -----
TOTAL.............................................     575        465      3,277      2,392
                                                      ====       ====      =====      =====

    The principal reconciling item between the movement during 1999 on the balance sheet provision for deferred tax, and the charge for deferred tax included in the consolidated profit and loss accounts, is related to the provisions held by M&G Group plc on acquisition in 1999.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

13 ACQUISITIONS AND DISPOSALS

ACQUISITIONS IN 1999

    Acquisitions during 1999 related to the Group's purchases of the M&G Group plc, the UK's largest retail unit trust manager in April and of a majority holding in Chinfon Life Insurance Company of Taiwan in November. The effect of these transactions, which have been accounted for as acquisitions was:

                                             BOOK VALUE
                                               BEFORE      FAIR VALUE    FAIR VALUE AT
                                             ACQUISITION   ADJUSTMENTS    ACQUISITION
                                             -----------   -----------   -------------
                                                           (L MILLIONS)
Investments................................       732              -           732
Asset held to cover linked liabilities.....     3,981              -         3,981
Long-term business provision...............      (399)             -          (399)
Technical provisions for linked
  liabilities..............................    (3,981)             -        (3,981)
Other net assets...........................        54             47           101
                                               ======       ========        ======
NET ASSETS ACQUIRED........................       387             47           434
                                               ======       ========        ======
Total fair value of consideration including
  costs of acquisition in respect of:
  M&G Group plc............................                                  1,943
  Chinfon Life Insurance Company of
    Taiwan.................................                                     68
                                                                            ------
Total fair value of consideration including
  costs of acquisition.....................                                  2,011
                                                                            ======
GOODWILL RECOGNIZED AS AN ASSET IN THE
  CONSOLIDATED BALANCE SHEET...............                                  1,577
                                                                            ======

    The goodwill relating to both of these acquisitions is being amortized over 20 years.

    The fair value adjustment of L47 million shown above is for the present value of in force long-term business relating to M&G Group plc.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

13 ACQUISITIONS AND DISPOSALS (CONTINUED)
    The 1999 long-term business technical and non-technical accounts include the following amounts in respect of operations acquired during the year ended December 31, 1999 from the date of acquisition:

                                                              (L MILLIONS)
LONG-TERM BUSINESS TECHNICAL ACCOUNT                          ------------
Gross premiums..............................................       246
                                                                  ----
Earned premiums, net of reinsurance.........................       245
Investment returns..........................................       401
Claims incurred, net of reinsurance.........................      (369)
Change in long-term business provision, net of
  reinsurance...............................................      (154)
Net operating expenses......................................       (75)
Investment expenses and charges.............................        (3)
Tax attributable to the long-term business technical
  account...................................................       (37)
                                                                  ----
BALANCE ON THE LONG-TERM TECHNICAL ACCOUNT AFTER TAX........         8
                                                                  ====
NON-TECHNICAL ACCOUNT
Balance on the long-term business technical account after
  tax.......................................................         8
Tax credit attributable to balance on the long-term business
  technical account.........................................         2
                                                                  ----
Balance on the long-term business technical account before
  tax.......................................................        10
Investment management and products result...................        31
                                                                  ----
Profit on ordinary activities before tax....................        41
                                                                  ====
Analyzed as:
  Operating profit before restructuring costs...............        56
  Restructuring costs.......................................        (7)
                                                                  ----
Operating profit............................................        49
Short-term fluctuations in investment returns...............        (8)
                                                                  ----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAX....................        41
                                                                  ====

ACQUISITIONS IN 1998

PRUDENTIAL ASSURANCE MALAYSIA BERHAD

    In June 1998, regulatory approval was received for the purchase of a controlling interest in the Group's Malaysian operation, Prudential Assurance Malaysia Berhad. Previously, the Group's interest in the operation was accounted for as an investment in an associate.

    The fair value of the consideration (including expenses) paid for the acquisition and funding of ordinary and preference shares was L123 million. The acquisition was accounted for using the purchase method of accounting resulting in a fair value adjustment of L55 million for the present value of future profits. The excess of purchase price over net assets acquired of L59 million was recorded as goodwill and is being amortized over a period of 20 years.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

13 ACQUISITIONS AND DISPOSALS (CONTINUED)
ACQUISITIONS IN 1997

NEW ZEALAND INSURANCE LIFE LIMITED

    In March 1997 the Group acquired New Zealand Insurance Life Limited ("NZI Life") from General Accident for L72 million, inclusive of acquisition costs. This acquisition was accounted for using the purchase method of accounting. An asset of approximately L50 million representing the present value of future profits expected to emerge on the purchased business was recorded. Goodwill of approximately L21 million was charged directly to shareholders' funds in 1997. NZI Life was subsequently sold in 1998 as part of the sale of all New Zealand and Australian operations.

SCOTTISH AMICABLE LIFE ASSURANCE SOCIETY

    On September 30, 1997, under a plan pursuant to Section 49 of, and Part 1 of
Schedule 2c to, the UK Insurance Companies Act 1982, the business of Scottish Amicable Life Assurance Society ("SALAS"), a mutual society, was transferred to PAC.

    Existing policies and policy assets of SALAS were transferred to PAC's long-term business fund. In effecting the transfer, a separate sub-fund, the Scottish Amicable Insurance Fund ("SAIF"), was established within PAC's long-term business fund. Net assets of L12,478 million covering the net long-term business provision of L9,693 million and the fund for future appropriations of L2,785 million were transferred from SALAS to PAC. This sub-fund contains all the with-profits business and all other pension business that was transferred from SALAS. No new business will be written in the sub-fund. The SAIF sub-fund will be managed to ensure that all the invested assets of SAIF are distributed to SAIF policyholders over the lifetime of the SAIF policies. With the exception of certain amounts in respect of unitized with-profits life business, all future earnings arising in SAIF are retained for existing SAIF with-profits policyholders. Any excess (deficiency) of revenue over expense within SAIF during a period will be offset by a transfer to (from) the SAIF FFA. Shareholders' have no interest in the profits of SAIF, although they are entitled to the investment management fees paid on this business. SAIF with-profits policies do not guarantee minimum rates of return to policyholders. See Note 29 for an analysis of assets, liabilities, revenues and expenses of SAIF included in the consolidated financial statements.

    The total consideration was L670 million of which L600 million was paid to SALAS policyholders and L70 million to SAIF. The Group acquired the Scottish Amicable brand name, the right to sell new business through the Scottish Amicable distribution network and certain strategic investments of SALAS, principally St. James' Place Capital plc and Scottish Amicable Life International Ltd ("SALI"). The PAC long-term business fund and the shareholders' fund provided L185 million and L485 million of the consideration, respectively.

    The PAC long-term business fund also purchased the non-participating life insurance business and linked life insurance business and the profits arising from unitized with-profits life business of SALAS for L276 million which was paid into SAIF. As a result of the purchase, the SAIF fund for future appropriations increased by L276 million with a corresponding decrease in the fund for future appropriations of the other part of the PAC long-term business fund. In addition, the PAC long-term business fund established a memorandum account of L1.3 billion that is considered in determining

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

13 ACQUISITIONS AND DISPOSALS (CONTINUED)
SAIF's investment policy. SAIF pays an annual charge to the other part of the PAC long-term business fund with respect to this memorandum account.

    Excluding policyholder assets and liabilities retained within SAIF and the additional purchase of SALAS' non-participating and linked life business and the profits arising on the unitized with-profits life business by the PAC long-term business fund, the effects of the acquisition of NZI Life and the SALAS non-participating and linked life business and the profits arising on the unitized with-profits life business in 1997, which have been accounted for using the purchase method of accounting, are as follows:

                                              BOOK VALUE                  FAIR VALUE
                                                BEFORE      FAIR VALUE        AT
                                              ACQUISITION   ADJUSTMENTS   ACQUISITION
                                              -----------   -----------   -----------
                                                           (L MILLIONS)
Investments in associates...................      43                -           43
Net assets held in long-term business
  operations................................      13               66           79
Other assets................................      11                -           11
                                                  --         --------          ---
Net assets acquired.........................      67               66          133
                                                  ==         ========          ===
Fair value of consideration including costs
  of acquisitions:
  Cash paid to SALAS policyholders..........                                   600
  Cash paid to SAIF.........................                                    70
  Other (principally consideration relating
    to the acquisition of NZI Life).........                                    80
                                                                               ---
Total fair value of consideration including
  costs of acquisitions.....................                                   750
                                                                               ===
Goodwill:
  Shareholders' (charged to retained
    profit).................................                                   432
  Long-term fund (charged to fund for future
    appropriations).........................                                   185
                                                                               ---
TOTAL GOODWILL..............................                                   617
                                                                               ===

    The fair value adjustment of L66 million shown above is for the estimated shareholders' accrued interest in earnings expected to emerge on the business in-force of acquired subsidiaries. No additional adjustments to previous book values for accounting policy changes or fair value adjustments were required.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

13 ACQUISITIONS AND DISPOSALS (CONTINUED)
    The 1997 long-term business technical and non-technical accounts include the following amounts in respect of the operations acquired during the year ended December 31, 1997 from the date of acquisition:

                                                                NZI      SCOTTISH
                                                                LIFE     AMICABLE    TOTAL
LONG-TERM BUSINESS TECHNICAL ACCOUNT                          --------   --------   --------
                                                                       (L MILLIONS)
Gross written premiums......................................     45         378        423
                                                                ---        ----       ----
Earned premiums, net of reinsurance.........................     44         377        421
Investment returns..........................................     46         104        150
Claims incurred, net of reinsurance.........................    (45)       (567)      (612)
Change in technical provisions, net of Reinsurance..........    (18)       (426)      (444)
Net operating expenses......................................    (13)        (47)       (60)
Investment expenses and charges.............................     (1)         (5)        (6)
Transfers from the fund for future appropriations...........      -         580        580
Tax attributable to the long-term business technical
  account...................................................    (10)        (17)       (27)
                                                                ---        ----       ----
BALANCE ON THE LONG-TERM BUSINESS TECHNICAL ACCOUNT AFTER
  TAX.......................................................      3          (1)         2
                                                                ===        ====       ====
NON-TECHNICAL ACCOUNT
Balance on the long-term business technical account after
  tax.......................................................      3          (1)         2
                                                                ---        ----       ----
Tax credit attributable to balance on the long-term business
  technical account.........................................      2           -          2
                                                                ---        ----       ----
Balance on the long-term business technical account before
  tax.......................................................      5          (1)         4
Investment return included in the non-technical account.....      5           -          5
                                                                ---        ----       ----
Profit on ordinary activities before tax....................     10          (1)         9
                                                                ===        ====       ====
Analyzed as:
Operating profit............................................      7          (1)         6
Short-term fluctuations in investment return................      3           -          3
                                                                ---        ----       ----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAX....................     10          (1)         9
                                                                ===        ====       ====

UNAUDITED PRO FORMA INFORMATION

    Consolidated earned premiums, profit for the financial year and related earnings per share are shown on a pro forma basis for all the acquisitions referred for the period of acquisition and the immediately preceding period. These pro forma amounts have been derived by adding pre-acquisition

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

13 ACQUISITIONS AND DISPOSALS (CONTINUED) revenue and other components of net profit included in the Group's consolidated profit and loss accounts post-acquisition.

                                                        PRO FORMA (UNAUDITED)
                                              -----------------------------------------
                                                 1999 AND 1998         1998 AND 1997
                                                 ACQUISITIONS          ACQUISITIONS
                                              -------------------   -------------------
                                                1999       1998       1998       1997
                                              --------   --------   --------   --------
                                               (L MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue.....................................   15,314     11,674     11,307     11,470
Consolidated net profit.....................      510        935        880        839
Earnings per share..........................     26.2p      48.1p      45.3p      43.4p

    The presentation for 1999 and 1998 acquisitions includes M&G Group plc, Chinon Life Insurance of Taiwan, and Prudential Assurance Malaysia Berhad as if they had been acquired as of January 1, 1998. The presentation for 1998 and 1997 acquisitions includes Prudential Assurance Malaysia Berhad, SALAS, and NZI Life as if they had been acquired as of January 1, 1997.

DISPOSALS IN 1998

    In September 1998, the Group completed the sale of its Australasian businesses (principally Prudential Corporation Australia Limited and Prudential Assurance Company New Zealand Limited) to The Colonial Mutual Life Assurance Society Limited for net cash proceeds of L468 million. The Group recognized a gain on the sale of L210 million after tax of L38 million. Related goodwill of L28 million, recorded in shareholders' funds when the businesses were acquired, was charged to the consolidated profit and loss accounts in determining the gain on sale.

DISPOSALS IN 1997

    In November 1997, the Group sold its Italian operation, Prudential Vita, to Royal & Sun Alliance plc for L43 million, net of expenses. The Group recognized a gain on disposal of L18 million after the deduction of L14 million in respect of net assets at the date of disposal and a further L11 million for goodwill charged to reserves at acquisition.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

13 ACQUISITIONS AND DISPOSALS (CONTINUED)
SUMMARY OF DISPOSALS

    The following amounts were included in the long-term business technical account in the years prior to the operations being sold.

                                                           LONG-TERM TECHNICAL
                                                            BUSINESS ACCOUNT
                                                           -------------------
                                                             1998       1997
                                                           --------   --------
                                                              (L MILLIONS)
Gross written premiums...................................     423        665
                                                             ----       ----
Earned premiums, net of reinsurance......................     420        599
Investment returns.......................................     156        390
Claims incurred, net of reinsurance......................    (691)      (948)
Change in other technical provisions, net of
  reinsurance............................................     222        154
Net operating expenses...................................     (70)       (95)
Investment expenses and charges..........................     (20)       (15)
                                                             ----       ----
Balance on the long-term business technical account
  before tax.............................................      17         85
Tax attributable to the long-term business...............     (10)       (56)
                                                             ----       ----
Balance on the long-term business technical account......       7         29
                                                             ====       ====

14 PRESENT VALUE OF FUTURE PROFITS

    The balance of the present value of future profits of acquired in-force long term business is recorded in the consolidated balance sheets as of December 31 of each year. Changes in the balance for the year are as follows:

                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                      (L MILLIONS)
Balance at January 1.......................................    138        128         70
Additions..................................................     47         55         66
Interest accrued at rates ranging from 6.5% to 10.25%*.....     16          9         10
Amortization*..............................................    (31)       (20)       (18)
Disposals..................................................      -        (34)         -
                                                               ---        ---        ---
BALANCE AT DECEMBER 31.....................................    170        138        128
                                                               ===        ===        ===

------------------------
*    Net of tax

    The present value of future profits relates primarily to the acquisition of M&G in 1999, the additional investment in the Malaysian operations in 1998, the acquisitions of NZI Life and SALI in 1997 and of Jackson National Life in 1986. The discount rate used for recording the present value of future profits for M&G was 8.25%, the additional investment in the Malaysian operations was 10.25%, SALI was 9.25% and Jackson National Life was between 8.5% and 9.0%. The disposal relates to NZI Life in 1998.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

14 PRESENT VALUE OF FUTURE PROFITS (CONTINUED)
    The percentage of the present value of future profits as of December 31, 1999 that is expected to be amortized in 2000 and each of the subsequent four years is 9.7%, 9.5%, 9.5%, 9.7%, and 9.8%, respectively.

15 REINSURANCE

    The Group cedes certain business to other insurance companies. Although the ceding of reinsurance does not relieve the Group of liability to its policyholders, the Group participates in such agreements for the purpose of limiting its loss exposure. The Group evaluates the financial condition of its reinsurers to minimize its exposure from reinsurer insolvencies. The effects of net reinsurance ceded on claims paid, change in the provision for claims incurred and change in the long-term business provision, as presented in the long-term business technical account and the general business technical account, are summarized as follows:

                                                            LONG-TERM BUSINESS                GENERAL BUSINESS
                                                      ------------------------------   ------------------------------
                                                        1999       1998       1997       1999       1998       1997
                                                      --------   --------   --------   --------   --------   --------
                                                                               (L MILLIONS)
Claims paid:
  Gross amount......................................  (10,518)    (9,079)    (8,526)     (227)      (234)      (250)
  Reinsurers' share.................................       89         59         66         9         10         14
                                                      -------     ------     ------      ----       ----       ----
Claims paid, net of reinsurance.....................  (10,429)    (9,020)    (8,460)     (218)      (224)      (236)
                                                      -------     ------     ------      ----       ----       ----
Change in the equalization provision................        -          -          -        (7)        (8)        (7)
                                                      -------     ------     ------      ----       ----       ----
Change in the provision for claims:
  Gross amount......................................     (153)       (12)       (42)       35         19         33
  Reinsurers' share.................................        6         (2)         1       (10)         4         (6)
                                                      -------     ------     ------      ----       ----       ----
Change in the provision for claims, net of
  reinsurance.......................................     (147)       (14)       (41)       25         23         27
                                                      -------     ------     ------      ----       ----       ----
TOTAL CLAIMS INCURRED, NET OF REINSURANCE...........  (10,576)    (9,034)    (8,501)     (200)      (209)      (216)
                                                      =======     ======     ======      ====       ====       ====
Change in long-term business provision:
  Gross amount......................................   (6,778)    (8,405)    (8,052)
  Reinsurers' share.................................       33         27         22
                                                      -------     ------     ------
CHANGE IN LONG-TERM BUSINESS PROVISION, NET OF
  REINSURANCE.......................................   (6,745)    (8,378)    (8,030)
                                                      =======     ======     ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

15 REINSURANCE (CONTINUED)

    The Group has reinsurance agreements with Swiss Re Group, which account for approximately 50% of the reinsurers' share of technical provisions and debtors arising out of reinsurance operations at both December 31, 1999 and 1998. No other reinsurance group accounts for more than 10% at either year end.

    Ceded reinsurance is treated as the risk and liability of the assuming companies. However, these reinsurance contracts do not relieve the Group from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Group; consequently, allowances are established for amounts deemed uncollectable. The Group evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurance insolvencies.

16 LAND AND BUILDINGS

    The carrying value of land and buildings is comprised as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
Fair value:
  Freehold..................................................   5,291      4,317
  Leasehold with a term of 50 years or over.................   3,362      2,865
  Leasehold with a term of less than 50 years...............     110        116
                                                               -----      -----
TOTAL.......................................................   8,763      7,298
                                                               =====      =====

    The cost of land and buildings was L5,804 million and L4,971 million at December 31, 1999 and 1998, respectively. The fair value of land and buildings occupied by the Group was L177 million and L111 million at December 31, 1999 and 1998, respectively.

    The practice in the UK for long-term leases is to pay a substantial portion of the lease obligation upon initiation of the lease with insignificant annual rental payments thereafter. As such, there are no material future minimum lease commitments for long-term leases.

    Minimum future rentals to be received on non-cancelable operating leases and subleases for land and buildings for the year ended December 31, 2000 and the succeeding four years are L426 million, L411 million, L403 million, L388 million, and L373 million, respectively, and L9,015 million thereafter.

    At December 31, 1999, the carrying value of properties that were non-income producing for the last twelve months preceding the consolidated balance sheet date was L208 million, primarily representing properties under development.

17 INVESTMENTS IN ASSOCIATES AND OTHER PARTICIPATING INTERESTS

    Investments in which the Group holds a participating interest and exercises significant influence are recorded as investments in associates. Such investments are comprised primarily of St. James's Place Capital plc, an insurance holding company incorporated in England and Wales and listed on the

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

17 INVESTMENTS IN ASSOCIATES AND OTHER PARTICIPATING INTERESTS (CONTINUED) London Stock Exchange. The proportion of ordinary shares of St. James's Place Capital plc held for the shareholders' interest was 25.0% and 25.8% with a related market value of L234 million and L306 million at December 31, 1999 and 1998, respectively. The Group's interests in associates are included within investments in participating interests in the consolidated balance sheets.

    Interests in joint ventures reflect amounts invested in the fourth quarter of 1999 in respect of joint ventures with the Bank of China in Hong Kong and with Signal Iduna in Germany and represent the investments on both a gross and net equity basis. The other participating interest is in respect of the Group's interest in Life Assurance Holding Corporation Limited, a holding company for UK life assurance companies.

    The Group's investments in participating interests are as follows:

                                                                      DECEMBER 31
                                                       -----------------------------------------
                                                                                  CARRYING
                                                              COST                  VALUE
                                                       -------------------   -------------------
                                                         1999       1998       1999       1998
                                                       --------   --------   --------   --------
                                                                     (L MILLIONS)
Investments in associates............................    146        146         61         58
Interest in joint ventures...........................     20          -         20          -
Other participating interests........................     24         24         24         24
                                                         ---        ---        ---         --
TOTAL................................................    190        170        105         82
                                                         ===        ===        ===         ==

    In addition to the participating interests shown in the table above, the Group, through its life fund venture capital activities, has investments that are accounted for as portfolio investments under FRS No. 9, "Accounting for Joint Ventures and Associates". The Company has provided loans to a number of these companies, which amounted to L155 million and L118 million at December 31, 1999 and 1998, respectively. These amounts are shown as other loans on the consolidated balance sheets.

    The changes in investments in associates for 1999 and 1998 are as follows:

                                                               SHARES      TOTAL
                                                   SHARE OF      OF       SHARE OF
                                                   CAPITAL    RESERVES   INVESTMENT
                                                   --------   --------   ----------
                                                             (L MILLIONS)
Balance at January 1, 1998.......................     21         40          61
Profit for the year after tax....................      -          3           3
Dividends received...............................      -         (1)         (1)
Malaysian associate now recognized as
  subsidiary.....................................     (5)         -          (5)
                                                      --         --          --
BALANCE AT DECEMBER 31, 1998.....................     16         42          58
Profit for the year after tax....................      -          4           4
Dividends received...............................      -         (1)         (1)
                                                      --         --          --
BALANCE AT DECEMBER 31, 1999.....................     16         45          61
                                                      ==         ==          ==

    In 1998, the Group acquired a controlling interest in its Malaysian operations which is now classified as a subsidiary.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

17 INVESTMENTS IN ASSOCIATES AND OTHER PARTICIPATING INTERESTS (CONTINUED)
    Fee income received from a subsidiary of St. James's Place Capital plc, amounted to L18 million and L15 million in 1999 and 1998, respectively.

18 RECLASSIFICATION OF AUSTRALIAN SHAREHOLDER RESERVES

    Following the introduction of a new Margin on Services ("MoS") basis of financial accounting for Australian life insurers, the allocation between shareholders and policyholders of the with-profits life funds of Prudential Corporation Australia Limited was clarified by the local regulatory authority. As a result of the clarification, using the MoS basis of accounting, shareholders' funds as at January 1, 1997 increased by L151 million, net of tax of L53 million. This increase in shareholders' funds has been reflected on a gross basis in the consolidated profit and loss accounts for 1997.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

19 OTHER FINANCIAL INVESTMENTS

                                                                          DECEMBER 31
                                                           -----------------------------------------
                                                             CARRYING VALUE             COST
                                                           -------------------   -------------------
                                                             1999       1998       1999       1998
                                                           --------   --------   --------   --------
                                                                         (L MILLIONS)
Equity securities--carried at fair value:
  UK Corporate:
    Utilities, industrial and other......................   11,135     10,254      4,571      4,872
    Financial services...................................   12,268     17,915      4,899      5,906
    Consumer goods & services............................   19,452      8,792      7,064      3,616
    Other UK.............................................    2,407      2,233        481      1,158
  Overseas corporate.....................................   12,431      9,894      8,636      7,561
                                                           -------    -------    -------     ------
                                                            57,693     49,088     25,651     23,113
                                                           -------    -------    -------     ------
Debt and other fixed income securities--carried at fair
  value:
  UK government..........................................    2,972      3,903      2,799      3,370
  US government..........................................    1,074      2,001      1,109      1,994
  Local UK and foreign governments.......................    2,602      1,540      2,519      1,326
  Corporate..............................................   16,160     12,597     15,283     10,628
  Other debt securities..................................      227      1,242        270      1,367
                                                           -------    -------    -------     ------
                                                            23,035     21,283     21,980     18,685
                                                           -------    -------    -------     ------
Debt and other fixed income securities--carried at
  amortized cost:
  US government..........................................        6          7          6          7
  Corporate..............................................    9,679      8,585      9,732      8,662
  Mortgage backed securities.............................    6,937      7,183      6,880      7,051
  Other debt securities..................................      176        127        176        127
                                                           -------    -------    -------     ------
                                                            16,798     15,902     16,794     15,847
                                                           -------    -------    -------     ------

Mortgage and other loans.................................    2,664      2,006      2,601      1,906
Loans to policyholders...................................      681        583        681        583
Deposits with credit institutions........................    4,415      3,917      4,415      3,917
Other investments........................................      581        235        562        221
                                                           -------    -------    -------     ------
TOTAL....................................................  105,867     93,014     72,684     64,272
                                                           =======    =======    =======     ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

19 OTHER FINANCIAL INVESTMENTS (CONTINUED)
    The fair value of debt and other fixed income securities carried at amortized cost is analyzed as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
Debt and other fixed income securities
  US government.............................................        6          7
  Corporate.................................................    9,262      8,871
  Mortgage backed securities................................    6,677      7,302
  Other debt securities.....................................      182        136
                                                               ------     ------
TOTAL.......................................................   16,127     16,316
                                                               ======     ======

    Gross unrealized gains on debt and other fixed income securities carried at amortized cost were L104 million and L590 million at December 31, 1999 and 1998, respectively. Gross unrealized losses on these securities were L775 million and L176 million at December 31, 1999 and 1998, respectively.

    All debt securities valued at amortized cost are held by the long-term business fund.

    Other financial investments include investments traded on recognized investment exchanges as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                CARRYING VALUE
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
Equity securities and other variable yield securities
  including units in unit trusts--carried at fair value.....   56,406     48,108
Debt securities and other fixed income securities--carried
  at fair value.............................................   20,530     19,406
Debt securities and other fixed income securities--carried
  at amortized cost.........................................   14,093     13,411
                                                               ------     ------
TOTAL.......................................................   91,029     80,925
                                                               ======     ======

    Management's determination of fair value for unlisted securities without a readily ascertainable market value is generally based on quoted market prices for similar securities. At December 31, 1999 and 1998, equity securities, debt securities and other fixed income securities, without a readily ascertainable market value having a cost of L3,136 million and L1,943 million, respectively, had an estimated fair value of L3,870 million and L2,736 million, respectively.

    For those debt securities and other fixed income securities valued at amortized cost where the maturity value exceeded purchase price, the unamortized difference was L26 million and L100 million at December 31, 1999 and 1998, respectively. There were no investments valued at amortized cost where the purchase price exceeded maturity value.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

19 OTHER FINANCIAL INVESTMENTS (CONTINUED)
    The cost and fair values of debt and other fixed income securities by contractual maturity at December 31, 1999 are shown below. Fixed maturities not due at a single maturity date have been included in the table in the final year of maturity. Expected maturities may differ from contractual maturities because some borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                              COST     FAIR VALUE
                                                            --------   ----------
                                                                (L MILLIONS)
Due in one year or less...................................      724         749
Due after one year through five years.....................    5,936       5,894
Due after five years through ten years....................    9,558       9,291
Due after ten years.......................................   15,595      16,461
Mortgage-backed securities................................    6,880       6,677
Other.....................................................       81          90
                                                             ------      ------
TOTAL DEBT AND OTHER FIXED INCOME SECURITIES..............   38,774      39,162
                                                             ======      ======

    Approximately 60% of the carrying value of corporate debt securities is due from UK borrowers and 34% is due from US borrowers; mortgage backed securities are due primarily from borrowers in the US.

    At December 31, 1999, the carrying value of debt and other fixed income securities and mortgage loans which were non-income producing for the twelve months preceding the consolidated balance sheet date was not significant.

    At December 31, 1999 and 1998, mortgage loans on property with scheduled payments 60 days or more past their due date, comprised less than 1% of the total carrying value and cost of mortgage loans.

    The payment terms of mortgage loans on property may from time to time be restructured or modified. At December 31, 1999 and 1998 there were no investments in restructured mortgage loans. The Group has no mortgage loans which it believes are impaired on an individual basis. Residential mortgage loans are evaluated for impairment on a collective basis. Valuation allowances on mortgage loans represented less than 1% of the carrying value of mortgage loans at December 31, 1999 and 1998. Approximately 85% of the Group's mortgage loans are collateralized by properties located in the US and Canada, with the remainder being collateralized by properties located in the UK.

    In the table of Other Financial Investments, "Other investments" primarily consist of investments in limited partnerships held by Jackson National Life that invest in securities. Limited partnership income recognized by the Group was L21 million, L6 million and L24 million in 1999, 1998 and 1997, respectively. At December 31, 1999, the Group has unfunded commitments related to investments in limited partnerships totalling L161 million.

20 ASSETS HELD TO COVER LINKED LIABILITIES

    At December 31, 1999 and 1998, the fair value of assets held to cover linked liabilities was L18,643 million and L9,737 million, respectively. The fair value of managed funds included in such

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

20 ASSETS HELD TO COVER LINKED LIABILITIES (CONTINUED) assets was L4,246 million and L3,243 million at December 31, 1999 and 1998, respectively. The cost of assets held to cover the linked liabilities was L13,511 million and L7,625 million at December 31, 1999 and 1998, respectively.

21 FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Group determines fair value as the quoted market prices for those financial instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using quotations from independent third parties or by using present value or other valuation techniques.

    The fair value estimates are made at a specific point in time, based upon available market information and judgements about the financial instruments, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Group's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the financial instrument.

    Fair value for mortgage loans on land and buildings are estimated by discounting future contractual cash flows using interest rates at which loans with similar characteristics and credit quality would be made.

    The estimated fair value of derivative financial instruments reflect the estimated amount the Group would receive or pay if the derivative instruments were terminated. Derivative financial instruments held where the estimated fair value differs from carrying value include interest rate swaps, currency swaps, index swaps and put-swaptions. See Note 22 for further discussion of derivative financial instruments.

    Fair values for long-term insurance contracts are estimated as the discounted cash flows expected to arise in the future using discount rates of 8.5% at December 31, 1999 and 1998. In determining these estimates, best estimate forecasts of future investment returns have been incorporated and account has been taken of recent economic conditions together with inherent uncertainty.

    Fair values for long-term borrowings are determined using published market values, where available, or contractual cash flows discounted at market rates. The carrying value of short-term borrowings approximates their fair market value.

    The difference between the carrying value and fair value of banking business assets and liabilities is not material.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

21 FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The following table presents the carrying value and estimated fair value of all derivative financial instruments and other financial instruments for which the carrying value differs from the estimated fair value:

                                                                          DECEMBER 31
                                                           -----------------------------------------
                                                                  1999                  1998
                                                           -------------------   -------------------
                                                           CARRYING     FAIR     CARRYING     FAIR
                                                            VALUE      VALUE      VALUE      VALUE
                                                           --------   --------   --------   --------
                                                                         (L MILLIONS)
FINANCIAL ASSETS:
Debt and other fixed income securities carried at
  amortized cost.........................................   16,798     16,127     15,902     16,316
Mortgage loans carried at unpaid principal balances......    2,123      2,110      1,477      1,612
Derivative financial instruments carried at fair value...    1,396      1,396        195        195
Derivative financial instruments carried at other than
  fair value.............................................      216        446        194        299

FINANCIAL LIABILITIES:
Long-term insurance contracts............................  131,263    126,345    107,940    103,679
Long-term borrowings.....................................    1,714      1,731      1,031      1,238
Derivative financial instruments carried at fair value...    1,466      1,466      1,121      1,121
Derivative financial instruments carried at other than
  fair value.............................................       19         59         25         59

    The carrying value of other financial investments for which the carrying value approximates fair value are presented in Note 19.

22 DERIVATIVES

    The Group enters into a variety of exchange-traded and over-the-counter derivative financial instruments, including futures contracts; index and equity options; interest rate and currency swaps; bond and equity index swaps; and other derivative financial instruments. These derivatives are used for efficient portfolio management to obtain cost effective and efficient exposure to various markets in accordance with the Group's investment strategies and for hedging purposes to reduce and manage business risks. The Group segregates cash or securities to fund or match 100% of open derivative positions, including notional amounts plus daily changes in market value. Hedge accounting practices are supported by cash flow matching, duration matching, scenario testing and designation criteria.

DERIVATIVES ACCOUNTED FOR AT FAIR VALUE

    UK insurance operations use equity index futures contracts and options, equity options, forward foreign currency exchange contracts, currency swaps, equity index swaps and other derivatives for efficient portfolio management. These derivatives are carried at fair value with changes in fair value included in investment returns.

EQUITY INDEX FUTURES CONTRACTS

    Deposit margins for equity index futures contracts are included in the consolidated balance sheet as deposits with credit institutions. Subsequent changes in fair value of the contracts are reported in investment returns.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

22 DERIVATIVES (CONTINUED)

EQUITY INDEX AND EQUITY OPTIONS

    Premiums paid or received for equity index options and equity options are recorded in the consolidated balance sheet, as other financial investments. Changes in fair value are recorded in investment returns. Upon exercise of purchased equity options, the premium paid is added to the cost basis of equities purchased, or deducted from the proceeds of equities sold; and the premium received in respect of written options is offset against the cost of underlying equity instruments. When options expire, the premium revenue or expense is recorded in investment returns.

CURRENCY AND INTEREST RATE SWAP AGREEMENTS

    Currency swap agreements involve the exchange of payments in different currencies over the life of the agreement based on a fixed or variable interest rate. Interest rate swap agreements involve the exchange of fixed and floating payments over the life of the agreement without an exchange of the underlying principal amount. These swaps are carried at fair value and any change in value is included in investment returns.

FOREIGN CURRENCY EXCHANGE FORWARD CONTRACTS

    Foreign currency exchange forward contracts are recorded on a net basis within cash in hand in the balance sheet with changes in market value recorded in investment returns. The contracts involve the exchange of two currencies at a specified future date and exchange ratio. The terms of the forward contracts range from one month to one year. The table below summarizes, by major currency, the contractual amounts of the Group's forward currency contracts at December 31, 1998. There were no forward currency contracts at December 31, 1999. The amounts represent the sterling equivalent of commitments to receive and deliver foreign currencies, translated at December 31, 1998.

                                                                     1998
                                                              -------------------
                                                              RECEIVE    DELIVER
                                                              --------   --------
                                                                 (L MILLIONS)
US Dollars..................................................    189          -
Japanese Yen................................................      -        153
Singapore Dollars...........................................      -         47
                                                                ---        ---
Total.......................................................    189        200
                                                                ===        ===

INDEX SWAP AGREEMENTS

    The US insurance operations held high yield bond index swaps and equity index swaps for investment purposes in 1999 and 1998. Emerging market bond index swaps and equity index futures were held for investment purposes in 1998. These derivatives held for investment purposes are carried at fair value with changes in fair value included in investment returns.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

22 DERIVATIVES (CONTINUED)
DERIVATIVES ACCOUNTED FOR ON AN ACCRUAL BASIS, HEDGING ASSETS OR LIABILITIES
  CARRIED AT COST

CURRENCY AND INTEREST RATE SWAP AGREEMENTS

    Currency and interest rate swap agreements used for hedging purposes are accounted for on an accrual basis, consistent with the assets and liabilities hedged. Amounts paid or received on interest rate swap agreements are included in investment returns. Accrued amounts payable to or receivable from counterparties are included in other liabilities or other assets. Realized gains and losses from the settlement or termination of the interest rate swaps are deferred and amortized over the life of the specific hedged assets as an adjustment of the yield. Where a swap no longer represents a hedge, because the underlying asset has been sold, or the liability repaid, the swap is carried at fair value and any change in value is included in investment returns.

PUT-SWAPTIONS

    Put-swaptions are purchased to provide the US insurance operations with the right, but not the obligation, to require the counterparties to pay Jackson National Life the present value of a long duration interest rate swap at future exercise dates. Put-swaptions are purchased to hedge debt security investments.

    Premiums paid for put-swaptions are included in other invested assets and are amortized to investment income over the remaining terms of the contracts with maturities up to 10 years. Realized gains and losses from the settlement or termination of the swaptions are deferred and amortized over the life of the specific hedged assets as an adjustment of the yield. Where a swaption no longer represents a hedge because the underlying asset has been sold, the swap is carried at fair value and any change in value is included in investment returns.

DERIVATIVES ACCOUNTED FOR ON A DEFERRAL BASIS, HEDGING ANTICIPATED TRANSACTIONS

INDEX SWAP AGREEMENTS

    Index swap agreements generally involve the exchange of payments based on a short-term interest rate index for payments based on the total return of a bond or equity index over the life of the agreement without an exchange in the underlying principal amount. Index swap agreements hedge the anticipated purchase of investment grade bonds that will be carried at amortized cost by the US insurance operations. Amounts paid or received on the swaps are deferred and adjust the basis of bonds acquired upon expiration of the swaps.

DERIVATIVES ACCOUNTED FOR ON A DEFERRAL BASIS, HEDGING EQUITY INDEXED
  LIABILITIES

    Equity index futures contracts and equity index call options are purchased to hedge the risk related to equity index linked immediate and deferred annuities offered by Jackson National Life. The variation margin on futures contracts is deferred and recorded as an asset or liability and, upon closing of the contracts, adjusts the cost basis of index call option contracts purchased. The time premium of equity index call options acquired is amortized to investment returns over the option term. The change in intrinsic value, including amounts received on exercising the option, is deferred until the associated hedged index linked annuity liability is recognized.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

22 DERIVATIVES (CONTINUED)
SUMMARY OF DERIVATIVE FINANCIAL INSTRUMENTS

    The estimated fair value of a derivative contract reflects the estimated amount that the Group would receive or pay if it terminated the contract at the reporting date. Average fair value represents an average for the year of the estimated fair value of open positions of the respective derivative contracts, as calculated based on monthly estimated fair values. With respect to equity options, notional/contractual amounts represent the market value of the financial instruments underlying these derivative contracts. For all interest rate swap agreements, the notional amount represents the par value of the underlying financial instruments used to calculate interest payments. With respect to futures contracts, futures index options and other instruments, the contractual amount represents the contracted amount on date of purchase of outstanding positions.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

22 DERIVATIVES (CONTINUED)
    For derivative financial instruments which are accounted for at fair value with related unrealized gains and losses recorded in the consolidated profit and loss accounts, a summary of the aggregate notional or contractual amounts and estimated fair values for outstanding derivative financial instruments and average fair value at December 31 of such instruments is as follows:

                                                      1999                                      1998
                                       -----------------------------------       ----------------------------------
                                        NOTIONAL/    AVERAGE                      NOTIONAL/    AVERAGE    ESTIMATED
                                       CONTRACTUAL     FAIR     ESTIMATED        CONTRACTUAL     FAIR       FAIR
                                         AMOUNT       VALUE     FAIR VALUE         AMOUNT       VALUE       VALUE
                                       -----------   --------   ----------       -----------   --------   ---------
                                                                       (L MILLIONS)
DERIVATIVE TYPE
EQUITY INDEX FUTURES CONTRACTS
Asset position......................         886        444          945                80        266          68
Liability position..................      (1,195)      (702)      (1,262)           (1,024)      (973)     (1,087)
EQUITY INDEX OPTIONS
Asset position......................          29          6           49                97          4           1
Liability position..................           -        (12)           -              (207)        (7)        (21)
EQUITY OPTIONS
Asset position......................           -        107          115                96         91          96
Liability position..................          (1)        (2)          (1)              (18)        (2)         (1)
CURRENCY SWAP AGREEMENTS
Asset position......................         176         49          202                 -          -           -
Liability position..................        (167)       (36)        (159)                -          -           -
INTEREST RATE SWAP AGREEMENTS
Asset position......................         176          -            -                 -          -           -
Liability position..................        (176)        (1)          (6)                -          -           -
INDEX SWAP AGREEMENTS
Asset position......................         335          8           26                 -          -           -
Liability position..................        (335)        (8)         (23)                -          -           -
FOREIGN CURRENCY EXCHANGE FORWARD
  CONTRACTS
Asset position......................           -          -            -               204          1           -
Liability position..................           -          -            -              (216)        (3)        (12)
OTHER INSTRUMENTS
Asset position......................          44         76           59                68         49          30
Liability position..................         (17)        (5)         (15)                -          -           -
                                          ------       ----       ------            ------       ----      ------
Asset position......................       1,646        690        1,396               545        411         195
Liability position..................      (1,891)      (766)      (1,466)           (1,465)      (985)     (1,121)
                                          ------       ----       ------            ------       ----      ------
NET ASSET (LIABILITY)...............        (245)       (76)         (70)             (920)      (574)       (926)
                                          ======       ====       ======            ======       ====      ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

22 DERIVATIVES (CONTINUED)
    Net recognized gains (losses) on derivatives used for efficient portfolio management and investment purposes included in investment returns are as follows:

                                                             1999       1998       1997
FINANCIAL DERIVATIVE TYPE                                  --------   --------   --------
                                                                    (L MILLIONS)
Equity index futures contracts...........................    (173)      (112)      (115)
Equity index options.....................................      32        (41)       (64)
Equity options...........................................       2         (9)         -
Foreign currency exchange forward contracts..............     (14)       (17)         -
Other instruments........................................      42        (22)        19
                                                             ----       ----       ----
NET RECOGNIZED LOSSES....................................    (111)      (201)      (160)
                                                             ====       ====       ====

    A summary of the aggregate notional amounts, estimated fair values and unrealized gain or (loss) for derivative financial instrument outstanding, which are accounted for as hedges, at December 31, is as follows:

                                                  1999                                    1998
                                    ---------------------------------       ---------------------------------
                                               ESTIMATED   UNREALIZED                  ESTIMATED   UNREALIZED
                                    NOTIONAL     FAIR        GAINS          NOTIONAL     FAIR        GAINS
                                     AMOUNT      VALUE      (LOSSES)         AMOUNT      VALUE      (LOSSES)
                                    --------   ---------   ----------       --------   ---------   ----------
                                                                  (L MILLIONS)
CURRENCY SWAP AGREEMENTS
Asset position....................       38         2            2            1,730       107           10
Liability position................     (464)      (41)         (41)               -         -            -
INTEREST RATE SWAP AGREEMENTS
Asset position....................    2,907        44           11              617        11            -
Liability position................   (2,120)      (18)           1           (1,748)      (59)         (34)
PUT-SWAPTIONS
Asset position....................   18,304         9            1           20,736         2          (10)
INDEX SWAP AGREEMENTS
Asset position....................        -         -            -              390         -            2
EQUITY INDEX OPTIONS
Asset position....................      931       391          213              487       179          101
EQUITY INDEX FUTURES CONTRACTS
Asset position....................       39         -            3               29         -            2
                                     ------       ---          ---           ------       ---          ---
Asset position....................   22,219       446          230           23,989       299          105
Liability position................   (2,584)      (59)         (40)          (1,748)      (59)         (34)
                                     ------       ---          ---           ------       ---          ---
TOTAL.............................   19,635       387          190           22,241       240           71
                                     ======       ===          ===           ======       ===          ===

    Realized gains from derivative contracts hedging index-linked annuities that have been deferred at December 31, 1999 and 1998 were not material. There were no material realized gains or losses deferred from derivative contracts hedging anticipated purchases of investment grade bonds at December 31, 1999 or 1998.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

22 DERIVATIVES (CONTINUED)
    The Group expects to hold to maturity all interest rate, index and currency swaps utilized to manage interest rate and foreign exchange risk. The terms to maturity of the Group's open swap positions at December 31, was as follows:

                                                 1999                                              1998
                            -----------------------------------------------   -----------------------------------------------
                                   NOTIONAL              ESTIMATED FAIR              NOTIONAL              ESTIMATED FAIR
                                    AMOUNT                   VALUE                    AMOUNT                   VALUE
                            ----------------------   ----------------------   ----------------------   ----------------------
                             ASSETS    LIABILITIES    ASSETS    LIABILITIES    ASSETS    LIABILITIES    ASSETS    LIABILITIES
                            --------   -----------   --------   -----------   --------   -----------   --------   -----------
                                                                     (L MILLIONS)
Less than 1 year..........     584          173          11           1          773           10          10             -
1 to 5 years..............   2,361        2,027          35          20        1,934        1,733          98            59
Over 5 years..............     687        1,062         228         226           30            5          10             -
                             -----        -----       -----         ---        -----        -----       -----      --------
TOTAL SWAPS HELD..........   3,632        3,262         274         247        2,737        1,748         118            59
                             =====        =====       =====         ===        =====        =====       =====      ========

CREDIT RISK

EXCHANGE-TRADED FUTURES

    Exchange-traded futures comprise a significant part of the UK insurance operation's financial derivatives activity. All margin accounts are guaranteed against default by the clearing facility on each applicable exchange, which enforces a system of margining to ensure that all market traders are fully capable of meeting their obligations on a daily basis. Management feels that these exchange level controls substantially mitigate counterparty credit risk related to their investment in futures contracts.

OVER-THE-COUNTER DERIVATIVES

    Over-the-counter derivative positions, primarily interest rate swaps and put-swaptions, are only held with approved counterparties who are subject to careful evaluation of credit standing, and which must possess high short-term deposit ratings with a major rating agency. The Group assigns exposure limits to all counterparties according to the size of their capital base and credit rating. All exposure limits are subject to regular credit monitoring procedures. The Group also manages the potential credit exposure through evaluation of collateral agreements and master netting agreements on interest rate and currency swaps. The Group is exposed to credit-related losses in the event of non-performance by counterparties, however, the Group does not anticipate non-performance.

23 SECURITIES LENDING

    At December 31, 1999 and 1998, the estimated fair value of loaned securities was L6,415 million and L5,838 million, respectively, consisting of equity and debt securities. These securities remain recorded in the consolidated balance sheets. Cash collateral received of L179 million and L255 million at December 31, 1999 and 1998, respectively, was invested in a pooled fund, and is included in the consolidated balance sheets. A related payable for the return of the cash collateral received is included in liabilities. Pledged collateral in respect of securities loaned was L6,535 million and L6,004 million at December 31, 1999 and 1998, respectively. Such pledged collateral, consisting principally of cash, securities and letters of credit, is not recorded in the consolidated balance sheets of the Group.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

24 INVESTMENTS IN SUBSIDIARIES

    The principal subsidiaries of the Company at December 31, 1999 were:

                                                                                COUNTRY OF
                                                        MAIN ACTIVITY          INCORPORATION
                                                    ----------------------   -----------------
Jackson National Life Insurance Company*..........  Insurance                USA
Prudential Annuities Limited*.....................  Insurance                England and Wales
The Prudential Assurance Company Limited..........  Insurance                England and Wales
Prudential Assurance Company Singapore (Pte)
  Limited*........................................  Insurance                Singapore
Prudential Banking plc*...........................  Banking                  England and Wales
M & G Limited*....................................  Investment management    England and Wales
Prudential Portfolio Managers Limited*............  Investment management    England and Wales
Scottish Amicable Life plc*.......................  Insurance                Scotland

------------------------
*    Owned by a subsidiary of the Company

    Each subsidiary operates mainly in its country of incorporation, and has only one class of ordinary shares, all of which are held by the Company or a subsidiary of the Company.

25 TANGIBLE ASSETS

    Tangible assets are principally computer equipment, software development expenditure and fixtures and fittings.

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
COST
Balance at beginning of year................................     266        235
Additions...................................................     144         67
Arising on acquisition/(disposal) of subsidiaries...........      44        (23)
Disposals...................................................     (59)       (13)
                                                                ----       ----
Balance at end of year......................................     395        266
                                                                ----       ----
DEPRECIATION
Balance at beginning of year................................    (125)      (121)
Depreciation................................................     (47)       (30)
Arising on (acquisition)/disposal of subsidiaries...........     (30)        11
Disposals...................................................      46         15
                                                                ----       ----
Balance at end of year......................................    (156)      (125)
                                                                ----       ----
NET BOOK VALUE AT BEGINNING OF YEAR.........................     141        114
                                                                ----       ----
NET BOOK VALUE AT END OF YEAR...............................     239        141
                                                                ====       ====

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

26 BORROWINGS

    Borrowings of the Group were as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
Parent company and finance subsidiaries:
  Guaranteed Bonds, US $300 million principal amount, 8.25%,
    due 2001................................................     186        181
  Bonds, US $250 million principal amount, 7.125%, due
    2005*...................................................     155        150
  Guaranteed Bonds, L150 million principal amount, 9.375%,
    due 2007................................................     150        150
  Bonds, L250 million principal amount, 5.5%, due 2009*.....     250         --
  Bonds, L300 million principal amount, 6.875%, due 2023*...     300        300
  Bonds, L250 million principal amount, 5.875%, due 2029*...     250         --

Long-term business operations:
  Surplus Notes, US $250 million principal amount, 8.15%,
    scheduled to mature 2027................................     155        150
  Guaranteed Bonds, L100 million principal amount, 8.5%,
    undated subordinated....................................     100        100
                                                               -----      -----
TOTAL DEBENTURE LOANS.......................................   1,546      1,031
Parent company and finance subsidiaries:
  Floating Rate Guaranteed unsecured Loan Notes 2004........     168         --
  Short-term commercial paper...............................     301        442
Borrowings of investment subsidiaries managed by US fund
  management operations:
  Collateralized senior and subordinated debt...............      44         42
  Senior collateralized revolving credit line, 2004.........     103         --
Bank loans and overdrafts repayable on demand:
  General Insurance and shareholder funds...................      58         59
  Long-term business with-profits funds.....................      --          5
                                                               -----      -----
TOTAL BORROWINGS............................................   2,220      1,579
                                                               =====      =====
Borrowings are repayable as follows:
  Within one year or on demand..............................     359        506
  Between one year and two years............................     186         --
  Between two years and three years.........................      --        181
  Between three and four years..............................      --         --
  Between four years and five years.........................     299         --
  After five years..........................................   1,376        892
                                                               -----      -----
TOTAL BORROWINGS............................................   2,220      1,579
                                                               =====      =====

------------------------
*    Debenture loans issued by the Parent Company.

    Non-debenture borrowings are classified in the consolidated balance sheets depending on the nature of the borrowing. Commercial paper and floating rate loan notes are classified within other creditors and the remaining non-debenture borrowings are classified in the consolidated balance sheets within amounts owed to credit institutions.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

26 BORROWINGS (CONTINUED)
    Amounts owed to credit institutions were as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
BORROWINGS:
Bank loans and overdrafts repayable on demand...............      58        64
Senior collateralized revolving credit......................     103        --
Other senior and subordinated debt..........................      44        42

OTHER:
Jackson National Life reverse repurchase and dollar-roll
  agreements................................................     893       554
Other.......................................................      13        18
                                                               -----       ---
TOTAL.......................................................   1,111       678
                                                               =====       ===

SHORT-TERM BORROWINGS

    The Group maintains committed standby credit facilities in the aggregate amount of L100 million that are available to support the issuance of commercial paper and other short-term borrowings. These credit facilities consist of a number of credit lines with varying interest rates. The interest rates are floating and are based on the drawing bank's short-term borrowing rate. There was no amount outstanding under these facilities at December 31, 1999. Commitment fees are payable on these facilities.

    The Group has a US domestic commercial paper program and a multi-currency Euro commercial paper program with a combined issue limit of US $500 million (L310 million). At December 31, 1999, the Group had commercial paper outstanding of L298 million with an average interest rate of 5.88% and US $5 million
(L3 million), with an average interest rate of 6.11%. The commercial paper programs are available for general corporate purposes and support the liquidity needs of the Group.

    Other short-term borrowings are primarily bank loans and overdrafts repayable on demand. Under the terms of the Group's banking arrangements, the lender has a right of offset between credit balances (other than those of long-term funds) and all overdrawn balances of those Group undertakings under similar arrangements.

REPURCHASE AGREEMENTS

    During 1999 and 1998, Jackson National Life entered into reverse repurchase and dollar-roll repurchase agreements whereby Jackson National Life agreed to sell and repurchase securities. These activities have been accounted for as financing transactions, with the assets sold remaining in the consolidated balance sheets and liabilities recorded for the sales proceeds. Short-term liabilities under such agreements averaged L613 million and L1,100 million during 1999 and 1998, at weighted average interest rates of 5.39% and 5.49%, respectively. Interest expense on such agreements was L33 million and L60 million in 1999 and 1998, respectively. The highest level of short-term liabilities at any month end was approximately L931 million in 1999 and L1,400 million in 1998.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

26 BORROWINGS (CONTINUED)
LONG-TERM BORROWINGS

    In May 1999, the Company issued L250 million principal amount 5.5% Bonds, due 2009, and L250 million principal amount 5.875% Bonds, due 2029. The combined proceeds of these debt issues along with net cash held were used to finance the acquisition of M&G and a L262 million injection of regulatory capital in Egg and Prudential Banking.

    In January 1998, the Company issued L300 million principal amount 6.875% Bonds, due 2023, the proceeds of which were used to repay the Swiss Franc
200 million principal amount Guaranteed Bonds at maturity, settle a related swap transaction which matured that month, and repay certain short-term borrowings.

    In March 1997, Jackson National Life issued 8.15% unsecured surplus notes in the principal amount of US $250 million (L150 million), which are scheduled to mature in March 2027. The surplus notes are subordinate to all present and future indebtedness, policy claims and other creditor claims. Payments of interest or principal may be made only with prior regulatory approval, and only out of surplus earnings that the regulators determine to be available for payment. The surplus notes may not be redeemed at the option of Jackson National Life or any holder prior to maturity.

    The L100 million principal amount undated guaranteed subordinated bonds issued by Scottish Amicable Finance plc bear a fixed interest rate of 8.5% until June 2018 at which time the notes can either be redeemed or extended for five year periods, each time at a rate of interest based on the market rate at the applicable date. The interests of the holders of these bonds are subordinate to the entitlements of the policyholders of SAIF. PAC has guaranteed this obligation.

    The senior debt represents debt issued by investment subsidiaries managed by PPM America, the US fund management operation, which is collateralized by the investments held by the relevant investment subsidiaries. Interest rates on the senior debt are variable based on a market interest rate and range from 6.94% to 7.94% at December 31, 1999. The interests of the holders of the subordinated debt issued by these subsidiaries are subordinate to the entitlements of the holders of the senior debt. Interest rates on the subordinated debt are fixed and range from 7.80% to 8.36% at December 31, 1999. The term of the revolving credit facility drawn on by these subsidiaries includes a cross default provision with the subordinated notes. In addition to the debt of these subsidiaries, the US fund management operation manages an investment subsidiary with liabilities of L322 million pertaining to debt instruments issued by external parties. In all instances the holders of the debt instruments issued by these subsidiaries do not have recourse beyond the assets of these subsidiaries.

    Several of the long-term borrowing agreements have restrictive covenants. The Group is in compliance with all debt covenants.

27 DIVIDEND RESTRICTIONS AND MINIMUM CAPITAL REQUIREMENTS

    Certain Group subsidiaries are subject to restrictions on the amount of funds they may transfer in the form of cash dividends or otherwise to the Company. At December 31, 1999 the Company had L1,642 million of retained profit that is wholly available for distribution to shareholders.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

27 DIVIDEND RESTRICTIONS AND MINIMUM CAPITAL REQUIREMENTS (CONTINUED)

    Jackson National Life can pay dividends on its capital stock only out of earned surplus. Dividends which exceed the greater of 10% of Jackson National Life's statutory surplus or statutory net gain from operations for the prior year require prior regulatory approval. At December 31, 1999, the maximum amount of dividends that could be paid by Jackson National Life without prior regulatory approval was approximately US $335 million (L208 million).

    The Group's Asian subsidiaries, mainly the Singapore and Malaysia businesses, may remit dividends to the Group, in general, provided the statutory insurance fund meets the capital adequacy standard required under local statutory regulations. At December 31, 1999, the maximum amount of dividends that could be paid by the Asian subsidiaries was L53 million.

    In accordance with the UK Insurance Companies Act 1982, UK insurance companies are required to maintain solvency margins which must be supported by capital reserves and other resources, including unrealized gains and losses on investments. The Group's insurance businesses in other countries, mainly in the United States, Singapore and Malaysia, are also subject to capital adequacy and solvency margin regulations. Management believes that the Group's subsidiaries are in compliance with all applicable solvency and capital adequacy requirements.

    Jackson National Life and PAC are the two principal insurance subsidiaries of the Group which together comprise in excess of 80% of total Group assets. At December 31, 1999, the statutory capital and surplus of Jackson National Life was L1,402 million. At December 31, 1999 the PAC long-term fund's excess of assets over its required minimum solvency margin was approximately
L15,700 million. At December 31, 1999 the PAC general business and shareholders' funds had assets in excess of the required minimum solvency margin of approximately L200 million and distributable profits of L75 million.

28 COMMITMENTS AND CONTINGENCIES

COMMITMENTS

    Prudential has provided, from time to time, certain guarantees and commitments to third parties. These arrangements include commitments and guarantees by Prudential to fund the purchase or development of land and buildings and other commitments related to the Group's investments in land and buildings. At December 31, 1999, the aggregate amount of commitments and guarantees in respect of land and buildings was approximately L293 million.

CONTINGENCIES

PENSION MISSELLING

    In 1988, the UK government introduced new pensions legislation intended to encourage more individuals to make their own arrangements for their pensions. During the period from April 1988 to June 1994, many individuals were advised by insurance companies, IFAs and other intermediaries to not join, to transfer from or to opt out of their occupational pension schemes in favor of private pension products introduced under the UK Income and Corporation Taxes Act 1988. The UK insurance regulator (previously the Personal Investment Authority, now the Financial Services Authority) subsequently determined that many individuals were incorrectly advised and would have been better off not purchasing the private pension product sold to them. Industry participants are

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

28 COMMITMENTS AND CONTINGENCIES (CONTINUED) responsible for compensating the persons to whom private pensions were missold. As a result, the UK regulator required that all UK life insurance companies review their potential cases of pension misselling arising and pay compensation to policyholders where necessary and as a consequence record a provision for the estimated benefits entitled.

    The UK regulator has divided the review into two phases. Phase 1 cases, originally referred to as priority cases, consisted primarily of cases where the investor was close to retirement or had died or retired since purchasing the pension product. Phase 2 cases, originally referred to as non-priority cases, are primarily younger investors who have retirement dates which are not near term. The regulator initially established deadlines for reviewing Phase 1 cases and had the power to impose sanctions where companies failed to meet the deadlines or otherwise did not comply with the regulator's guidelines for the resolution of cases of pensions misselling. In 1998, the regulator established the procedures and deadlines for reviewing Phase 2 cases.

    In relation to this pension misselling review, a provision has been established, which has been charged as a change in the long-term technical provisions in the Group's profit and loss accounts. Within the long-term business technical account the transfer to FFA has been determined after taking account of charges to long-term business technical provisions for changes in the pension misselling liability. The following provides a summary of the changes in the pension misselling liability including internal and external legal and administrative costs for each of the years ended December 31:

                                                            1999       1998       1997
                                                          --------   --------   --------
                                                                   (L MILLIONS)
Balance at January 1....................................   1,100        450       240
Introduction of guarantees..............................      --         --       262
Cases added due to expanded scope of the review.........     202        759        --
Change in actuarial assumptions and method of
  calculation...........................................     261         --        --
Increase in provision for administrative expenses.......     190         --        --
Discount accretion......................................      66         27        14
Redress to policyholders................................     (73)      (110)      (50)
Payments of administrative costs........................     (46)       (26)      (16)
                                                           -----      -----       ---
BALANCE AT DECEMBER 31..................................   1,700      1,100       450
                                                           =====      =====       ===

    During 1997, as part of meeting deadlines set by the UK regulator, the Group made a guarantee to Phase 1 customers, whose cases had not been settled, that on their retirement the Group would provide them with benefits which would be at least as great in value as those benefits they would have received had they not been sold a personal pension. As a consequence of these guarantees the Group increased the pension misselling provision in 1997 by L262 million.

    In 1998 and 1999 the scope of the pension misselling review was expanded by the UK regulator to include Phase 2 cases and as a result the Group increased the provision to reflect the increase in the number of cases to be reviewed and the possible increase in the amount to be paid to policyholders. The increase in the provision as a result of this expansion in scope amounted to L759 million in 1998 and L202 million in 1999.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

28 COMMITMENTS AND CONTINGENCIES (CONTINUED)
    In 1999 the provision was increased by L261 million to reflect changes in the method of calculation resulting from new requirements issued by the UK regulator and changes in the interest rate and mortality assumptions used.

    The increase in the provision for administrative expenses of L190 million in 1999 reflects the additional administrative costs the Group expects to incur predominantly due to the shortening of the deadline for completing the Phase 2 cases by the UK regulator from December 2004 to June 2002.

    The pension misselling liability represents the discounted value of future expected payments, including benefit payments and all internal and external legal and administrative costs of adjudicating, processing and settling these claims and as a consequence, to the extent that amounts have not been paid, the provision increases each year reflecting the accretion of the discount.

    Management believes that, based on current information, the pension misselling provision, together with future investment return on the assets backing the provision, will be adequate to cover the costs of pension misselling as well as the costs and expenses of the Group's pension review unit established to identify and settle such cases. Such provision represents the best estimate of probable costs and expenses. However, there can be no assurance that the current provision level will not need to be increased. The Group has estimated, based on current FSA guidelines, that the discounted present value of reasonably possible losses might range up to an additional L200 million over that provided at December 31, 1999. This potential additional provision has been determined using more stringent assumptions in respect of customer responses to mailings and redress in comparison to external occupational schemes, applied to those cases identified at December 31, 1999.

    The calculation of the pension misselling provision is dependent upon a number of assumptions and requirements provided by the UK regulator. Following a visit from the UK regulator concerns have been raised over the Group's proper completion of certain aspects of Phase 1. The outcome of this review is currently uncertain and as a result additional corrective action may be initiated.

    Throughout the pension misselling review process the UK regulator has made changes to its requirements and therefore it is not possible to predict any additional changes to the requirements and any resultant changes to the provision that might be made in the future.

    As approved by the UK regulator, the pensions misselling provision is funded from the PAC's with-profits fund. Given the strength of the with-profits fund, management believes that the pensions misselling provision will not have an adverse impact on the levels of bonuses paid to policyholders or their reasonable expectations. In the unlikely event that this proves not to be the case, an appropriate contribution to the with-profits fund would be made from the shareholders' funds. In view of this uncertainty, it is not practicable to estimate the level of this potential contribution.

LITIGATION

    The Company and its subsidiaries are involved in litigation arising in the ordinary course of business. Some of the actions and proceedings have been brought on behalf of various alleged classes of claimants and certain of these claimants seek damages of unspecified amounts. While the outcome of such matters cannot be predicted with certainty, it is the opinion of management that the ultimate outcome of such litigation will not have a material adverse effect on the Group's financial condition, results of operations or cash flows.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

28 COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Jackson National Life has been named in civil litigation proceedings which appear to be substantially similar to other class action litigation brought against many life insurers alleging misconduct in the sale of insurance products. At this time, it is not possible to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome in such actions. In addition, Jackson National Life is a defendant in several individual actions that involve similar issues, including an August 1999 verdict against Jackson National Life for L20.2 million ($32.5 million) in punitive damages. Jackson National Life has appealed the verdict on the basis that it is not supported by the facts or the law. No amount has been accrued in 1999 in respect of the punitive damages as the appeal is expected to be successful.

OTHER MATTERS

LONG-TERM BUSINESS FUND

    The Prudential Assurance long-term business funds retains the annual profit and loss activity of with-profits business in excess of bonus distributions and associated shareholders' distributions for the year within the fund for future appropriations. The balance of the long-term business fund has accumulated over many years and has come from a variety of sources. Management believes that the balance of the long-term business fund is greater than amounts anticipated to be distributed as benefits and future annual and terminal bonuses on policies currently in-force. Prudential is currently discussing the attribution of unallocated assets in the PAC long-term business fund with the Financial Services Authority, the UK insurance regulator. These discussions may or may not result in an additional portion of the long-term business fund being attributed to shareholders at some future date. Due to the uncertainty, no amount in respect of any attribution to shareholders has been reflected in the consolidated financial statements.

SHAREHOLDER SUPPORT OF LONG-TERM BUSINESS FUNDS

    As a proprietary insurance company, the Group is liable to meet its obligations to policyholders even if the assets of the long-term funds are insufficient to do so. The assets represented by the FFA in excess of amounts expected to be paid for future terminal bonuses and related shareholder transfers ("excess assets") in the long-term funds could be materially depleted over time, by, for example, a significant or sustained equity market downturn, significant fundamental strategic change costs, or material increases in the pensions misselling provision. In the unlikely circumstance that the depletion of the excess assets within the long-term fund was such that the Group's ability to satisfy policyholders' reasonable expectations was adversely affected, it might become necessary to restrict the annual distribution to shareholders or to contribute shareholders' funds to the long-term funds to provide financial support.

    Should the assets of SAIF be inadequate to meet the guaranteed benefit obligations to the policyholders of SAIF, the PAC long-term fund would be liable to cover any such deficiency. As of December 31, 1999 and 1998, the excess of SAIF assets over guaranteed benefits was L3,699 million and L2,478 million, respectively. Due to the quality and diversity of the assets in SAIF, the aforementioned amounts of the excess of assets over guaranteed benefits and the ability of the Group to revise guaranteed benefits in case of an asset shortfall, the Group believes that the probability of either the PAC long-term fund or the Group shareholders' funds having to contribute to SAIF is less than remote.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

28 COMMITMENTS AND CONTINGENCIES (CONTINUED)
GUARANTEE FUNDS

    Guarantee funds in both the UK and US provide payments to policyholders on behalf of insolvent life insurance companies. These guarantee funds are financed by payments assessed on solvent insurance companies based on location, volume, and types of business. The Group has estimated its reserve for future guarantee fund assessments for Jackson National Life to be L50 million at December 31, 1999. Similar assessments for UK and Asian businesses were not significant. Management believes the reserves are adequate for all anticipated payments for known insolvencies.

SYNTHETIC GUARANTEED INVESTMENT CONTRACTS

    Jackson National Life offers synthetic guaranteed investment contracts to Group customers including pension funds and other institutional organizations. These contracts represent an off-balance sheet fee-based product where the customer retains ownership of the assets related to these contracts and Jackson National Life guarantees each contractholder's obligations to its own members in respect of these assets. The values of off-balance sheet guarantees were L29 million and L535 million at December 31, 1999 and 1998, respectively.

    Management believes the risk under these contracts is mitigated by careful underwriting of the contractholder and a number of features associated with these contracts, including controls on the plan's investments, requirements for "buffer funds" to absorb unexpected fluctuations in member withdrawals and, for most contracts, experience rating of the crediting rates granted to plan members.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

29 SUPPLEMENTAL INFORMATION

CASH FLOWS

    The following supplemental cash flows information provides details of amounts in the consolidated statement of cash flows from general business and shareholders' funds and reconciles the cash amounts to the consolidated balance sheets:

RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM      1999       1998       1997
OPERATIONS                                                    --------   --------   --------
                                                                       (L MILLIONS)
Operating profit before amortization of goodwill and before
  tax (based on longer term investment returns).............     776        868        864
Add back: Interest charged to operating profit..............     131        105         75
Adjustments for non-cash items:
  Tax on long-term business profits and franked investment
    income..................................................    (261)      (235)      (242)
  General business and shareholder longer term investment
    gains...................................................     (33)       (23)       (24)
  Decrease in general business technical provisions.........     (33)       (39)       (69)
  Increase in banking business assets (net of
    liabilities)............................................    (286)       (69)       (14)
Other (principally amounts retained and invested in
  long-term business operations)*...........................    (252)      (362)      (355)
                                                                ----       ----       ----
NET CASH INFLOW FROM OPERATIONS AS SHOWN ON THE CONSOLIDATED
  STATEMENT OF CASH FLOWS FROM GENERAL BUSINESS AND
  SHAREHOLDERS' FUNDS.......................................      42        245        235
                                                                ====       ====       ====

------------------------------

* The 1999 amount of L252 million for other adjustments of non-cash items includes the effects of restructuring costs that had not been paid at December 31, 1999.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

29 SUPPLEMENTAL INFORMATION (CONTINUED)

                                                           1999       1998       1997
CHANGES IN INVESTMENTS NET OF FINANCING                  --------   --------   --------
                                                                  (L MILLIONS)
MOVEMENTS ARISING FROM CASH FLOWS:
  Increase (decrease) in cash and short-term deposits
    as shown on the consolidated statements of cash
    flows..............................................       97        238     (2,097)
  Net purchases (sales) of portfolio investments.......   (1,675)        76      1,542
  Increase in loans....................................     (668)      (314)      (275)
  Credit facility utilized by investment subsidiaries
    managed by US fund management operations...........     (103)        --         --
  Share capital issued.................................      (34)       (15)       (44)
                                                         -------    -------     ------
TOTAL MOVEMENTS ARISING FROM CASH FLOWS................   (2,383)       (15)      (874)

Investment appreciation................................       76         42         81
Investments transferred to owner of a former
  subsidiary...........................................       --         --       (160)
Investments and cash acquired with purchase of M&G.....      214         --         --
Foreign exchange translation and other.................       37        (15)       (39)
Transfer to retained profit in respect of shares issued
  in lieu of cash dividends............................       15         --         17
Portfolio investments, net of financing, beginning of
  year.................................................    1,016      1,004      1,979
                                                         -------    -------     ------
PORTFOLIO INVESTMENTS, NET OF FINANCING, END OF YEAR...   (1,025)     1,016      1,004
                                                         =======    =======     ======
Represented by:
  Investments (including short-term deposits)..........    1,078      2,339      2,245
  Cash at bank and in hand.............................      150        270        107
  Borrowings...........................................   (1,965)    (1,324)    (1,094)
  Cumulative charge to Group profit and loss account
    reserve in respect of shares issued to qualifying
    employee share ownership trust.....................       59         50         --
  Share capital and share premium......................     (347)      (319)      (254)
                                                         -------    -------     ------
PORTFOLIO INVESTMENTS, NET OF FINANCING, END OF YEAR...   (1,025)     1,016      1,004
                                                         =======    =======     ======
RECONCILIATION OF INVESTMENTS TO THE CONSOLIDATED
  BALANCE SHEETS
General business and shareholder investments (as
  above)...............................................    1,078      2,339      2,245
Long-term business.....................................  113,552     97,973     89,403
                                                         -------    -------     ------
TOTAL PORTFOLIO INVESTMENTS IN THE CONSOLIDATED BALANCE
  SHEETS...............................................  114,630    100,312     91,648
                                                         =======    =======     ======
RECONCILIATION OF CASH TO THE CONSOLIDATED BALANCE
  SHEETS
General business and shareholders (as above)...........      150        270        107
Long-term business.....................................      640        414        383
                                                         -------    -------     ------
TOTAL CASH AT BANK AND IN HAND IN THE CONSOLIDATED
  BALANCE SHEETS.......................................      790        684        490
                                                         =======    =======     ======
RECONCILIATION OF BORROWINGS TO THE CONSOLIDATED
  BALANCE SHEETS
General business and shareholders (as above)...........    1,965      1,324      1,094
Long-term business.....................................      255        255        260
                                                         -------    -------     ------
TOTAL BORROWINGS IN THE CONSOLIDATED BALANCE SHEETS....    2,220      1,579      1,354
                                                         =======    =======     ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

29 SUPPLEMENTAL INFORMATION (CONTINUED)
    The following table provides a summary of the items comprising the net cash flows relating to acquisitions and disposals of subsidiaries:

                                                            1999       1998       1997
ACQUISITIONS AND DISPOSALS OF SUBSIDIARIES                --------   --------   --------
                                                                   (L MILLIONS)
Net assets (acquired) disposed of:
Investment in associates................................       --       --         (43)
Other investments.......................................     (187)      --          --
Goodwill asset..........................................   (1,577)     (59)         --
Net assets held in long-term business operations........     (213)     127         (65)
Tax payable.............................................        9       39          --
Cash....................................................      (27)      --          --
Other assets............................................      (16)      --         (11)
                                                           ------      ---        ----
Subtotal................................................   (2,011)     107        (119)

Goodwill credited (charged) to shareholders' funds......       --       28        (421)
Profit after tax on disposal............................       --      210          18
                                                           ------      ---        ----
CASH PROCEEDS RECEIVED (CONSIDERATION PAID) INCLUDING
  ACQUISITION AND DISPOSAL COSTS........................   (2,011)     345        (522)
                                                           ======      ===        ====

    The cash consideration paid in 1999 represents L1,943 million in respect of M&G Group plc and L68 million in respect of Chinfon Life Insurance Company of Taiwan.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

29 SUPPLEMENTAL INFORMATION (CONTINUED)
SCOTTISH AMICABLE INSURANCE FUND

    Assets and liabilities included in the consolidated balance sheets with respect to SAIF are as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
ASSETS
Investments
Land and buildings..........................................    1,396      1,167
Other financial investments.................................   14,323     12,663
                                                               ------     ------
Total investments...........................................   15,719     13,830

Reinsurers' share of technical provisions for linked
  liabilities...............................................    1,835      1,555
Reinsurers' share of long-term business technical
  provision.................................................        7          6
Debtors.....................................................       96         80
Cash at bank and in hand....................................      133        110
Accrued interest and rent...................................       80         40
Deferred acquisition costs..................................      175        201
Other prepayments and accrued income........................        6          5
                                                               ------     ------
TOTAL ASSETS................................................   18,051     15,827
                                                               ======     ======
LIABILITIES
Fund for future appropriations*.............................    3,699      2,478
Long-term business technical provision......................   11,819     11,261
Technical provisions for linked liabilities.................    1,835      1,555
Deferred tax................................................      434        311
Debenture loans.............................................      100        100
Other creditors.............................................      119        122
Accruals and deferred income................................       45         --
                                                               ------     ------
TOTAL LIABILITIES...........................................   18,051     15,827
                                                               ======     ======

------------------------------

*   Wholly attributable, but not allocated to policyholders.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

29 SUPPLEMENTAL INFORMATION (CONTINUED)
    Revenues and expenses included in the consolidated long-term business technical accounts with respect to SAIF are as follows:

                                                           1999       1998       1997
                                                         --------   --------   --------
                                                                  (L MILLIONS)
Gross premiums.........................................      572       581        207
Reinsurance premiums ceded.............................      (72)      (67)       (17)
                                                          ------     -----       ----
Earned premiums, net of reinsurance....................      500       514        190

Claims incurred, net of reinsurance....................     (862)     (855)      (164)
Change in long-term technical provisions, net of
  reinsurance..........................................     (588)     (891)      (675)
Investment returns.....................................    2,445     1,682        101
Net operating expenses.................................      (68)      (85)        (5)
Tax attributable to long-term business.................     (205)     (137)       (17)
Transfers to/from the SAIF fund for future
  appropriations.......................................   (1,222)     (228)       570
                                                          ------     -----       ----
Balance on long-term technical accounts................       --        --         --
                                                          ======     =====       ====

30 PENSION PLANS AND INFORMATION ON STAFF

    The Group operates a variety of pension benefit plans around the world covering the majority of Group employees. The specific features of these plans vary in accordance with the regulations of the country in which employees are located, although they are, in general, funded wholly by the Group and based either on a cash balance formula or on years of service and salary earned in the last year or years of employment. The Group's principal UK defined benefit plan, the Prudential Staff Pension Scheme, covers approximately 60% of all the Group's employees.

    The projected accrued benefits method was used to value the Prudential Staff Pension Scheme defined benefit plan. The principal actuarial assumptions adopted were investment return at 7.1% per annum, earnings that qualify for pension benefits growth of 5.0% per annum, increases to pensions in payment of 3.0% per annum and dividend growth of 3.5% per annum.

    Plan assets are held in a separate trustee administered fund. The market value of plan assets at the valuation date was approximately L4,504 million with the actuarial value of the assets being sufficient to cover 116% of the benefits that had accrued to members. As a result of the actuarial valuation, the employer's contribution rate became the minimum prescribed under the plan rules, currently equivalent to 10.6% of earnings that qualify for pension benefits.

    The plan was last valued for UK purposes as at April 5, 1999 by a qualified actuary as required under the triennial valuation.

    The Group also sponsors various defined contribution plans. The most significant of these plans covers Jackson National Life employees. To be eligible for the Jackson National Life plan, an employee must have attained the age of 21 and completed at least 1,000 hours of service in a 12 month period. Annual contributions to the plan are based on a percentage of eligible compensation paid to participating employees during the year.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

30 PENSION PLANS AND INFORMATION ON STAFF (CONTINUED)
    Following is an analysis of the Group's Pension expenses:

                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                      (L MILLIONS)
Defined benefit plans......................................     41         36         28
Defined contribution plans.................................      6          5          5
                                                                --         --         --
TOTAL PENSION EXPENSE(1)...................................     47         41         33
                                                                --         --         --

------------------------------

(1) Total pension expense includes L4 million, L4 million and L5 million for 1999, 1998 and 1997, respectively, relating to pension plan expense outside of the UK.

    The average numbers of staff employed by the Group during the year were:

                                                                1999       1998
                                                              --------   --------
UK Operations...............................................   18,885     18,818
US Operations...............................................    1,640      1,439
Asian Operations............................................    1,535      1,328
European Operations.........................................      312        272
Discontinued operations.....................................       --        977
                                                               ------     ------
GROUP TOTAL.................................................   22,372     22,834
                                                               ------     ------

    The costs of employment were:

                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                      (L MILLIONS)
Wages and salaries.........................................    637        576        488
Social security costs......................................     51         44         39
Other pension costs........................................     47         41         33
                                                               ---        ---        ---
GROUP TOTAL................................................    735        661        560
                                                               ---        ---        ---

31 STOCK-BASED COMPENSATION

    The Group maintains five active stock award and stock option plans: the Restricted Share Plan; the Share Participation Plan; the Managers' Share Plan; the Professional Reward Scheme; and the Savings-Related Share Option Scheme. The Group has established various trusts to facilitate the delivery of shares under the stock-based compensation plans.

    The Restricted Share Plan is the Group's long-term incentive plan for executive directors and other senior executives. Each year participants are granted a conditional option to receive a number of shares. There is a deferment period, currently three years, at the end of which the award vests to an extent that depends on the performance of the Group's stock including notional reinvested dividends. After vesting, the award may then be exercised at zero cost at any time, subject to closed period rules, in the balance of a ten year period. Shares are purchased in the open market by a trust for the benefit of qualifying employees. Currently, the trust holds at least the maximum number of shares conditionally awarded and not yet forfeited or exercised. The Restricted Share Plan replaced the Executive Share

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

31 STOCK-BASED COMPENSATION (CONTINUED)
Option Scheme in 1995 and options remain outstanding under this prior plan for exercise no later than 2005.

    The Share Participation Plan is designed to encourage share ownership amongst senior executives and to provide rewards based upon various performance factors of the Group. Each year, participants may be offered the choice of a cash award, a matching share award if cash or shares to the value of the cash award are lodged, or a combination of 50% of each. Share awards vest after five years for executive directors of Prudential plc and three years (formerly five years) for all other eligible employees and are transferred to the participants at no additional cost. Ordinary shares for share awards are purchased in the open market by a trust, which holds them during the vesting period for the benefit of qualifying employees.

    The Managers' Share Plan is offered to a selected group of managers of the Group in order to acknowledge their contribution and to promote alignment with the interests of the Group's shareholders. The size of the awards is based on an assessment of overall Group performance. Participants receive annual share awards that vest after a three-year period. After vesting, awards are transferred to participants at no cost. Ordinary shares for share awards are purchased in the open market by a trust which holds them during the vesting period for the benefit of qualifying employees.

    The Professional Reward Scheme is designed to reward certain high performing members of the sales force with both share options and share awards. Based on specified sales level criteria participants are granted both share options and share awards annually that vest after a three-year period. After vesting, participants receive immediate title to share awards and are able to exercise their stock options at any time over the next seven years. Ordinary shares for share awards and grant of options are purchased in the open market by a trust, which holds them during the vesting period for the benefit of qualifying employees.

    The Savings-Related Share Option Scheme is designed to foster share ownership among UK employees. Permanent employees are eligible for this plan if they have been employed by the Group for the previous six months. At the outset participants choose an option period (three, five or seven years, or a combination of these periods) and the amount of monthly contributions to be made from their earnings during the option period, which determines the number of options granted. The option price is fixed at the start and is based on a discount of 20% to the market price. Participants may exercise their options within six months of the end of the option period. If options are not exercised, participants are entitled to receive a refund of their cash contributions plus interest. The maximum number of shares that may be issued on exercise of options under this plan is 367.7 million.

    At December 31, 1999, 8.4 million of the Company's shares, with a market value of L102 million, were held in various trusts relating to incentive plans and ownership trusts. Shares held in these trusts are conditionally gifted to employees. The employees' entitlements to dividends and eventual distribution depend upon the particular terms of each incentive plan.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

31 STOCK-BASED COMPENSATION (CONTINUED)

    At December 31, 1999, 7.5 million of the 7.7 million shares held by trusts under employee incentive plans have been accounted for in the consolidated balance sheets as own shares. The carrying value of the shares is L27 million, which represents the cost of purchase less the cumulative amounts charged to the profit and loss account. In addition, at December 31, 1999, 0.7 million shares were held by a qualifying employee share ownership trust. These shares are expected to be fully distributed shortly after June 1, 2000 on current maturities of the savings-related share option plan. The exercise price of options outstanding in respect of these shares is L2.54 per share. The shares are valued at the amount of expected proceeds and are carried at L2 million as an asset on the consolidated balance sheets.

    Share options outstanding under the Group's share-based compensation plans during 1999, 1998 and 1997 were as follows:

                                             1999                          1998                          1997
                                  ---------------------------   ---------------------------   ---------------------------
                                                  WEIGHTED                      WEIGHTED                      WEIGHTED
                                  NUMBER OF       AVERAGE       NUMBER OF       AVERAGE       NUMBER OF       AVERAGE
                                   OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE
                                  ----------   --------------   ----------   --------------   ----------   --------------
                                  (MILLIONS)        (L)         (MILLIONS)        (L)         (MILLIONS)        (L)
Options outstanding:
  Beginning of year.............     33.5           3.50           39.2           3.18           44.5           2.61
    Granted.....................      9.2           5.82            3.6           6.13           10.6           4.37
    Exercised...................     (8.2)          2.46           (5.7)          2.60          (12.1)          2.19
    Cancelled...................     (2.5)          4.83           (3.6)          3.98           (3.8)          3.03
                                     ----           ----           ----           ----          -----           ----
  End of year...................     32.0           4.31           33.5           3.50           39.2           3.18
                                     ====           ====           ====           ====          =====           ====
OPTIONS IMMEDIATELY EXERCISABLE,
  END OF YEAR...................      4.6           3.08            4.8           2.92            5.9           2.77
                                     ====           ====           ====           ====          =====           ====

    Share awards outstanding under the Group's share-based compensation plans at December 31, 1999, 1998 and 1997 are as follows:

                                                                    NUMBER OF AWARDS
                                                             ------------------------------
                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                       (MILLIONS)
Share awards outstanding:
  Beginning of year........................................     2.4        2.0        1.2
    Granted................................................     0.5        0.8        1.0
    Exercised..............................................    (0.8)      (0.3)      (0.1)
    Cancelled..............................................    (0.2)      (0.1)      (0.1)
                                                               ----       ----       ----
SHARE AWARDS OUTSTANDING, END OF YEAR......................     1.9        2.4        2.0
                                                               ====       ====       ====

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

31 STOCK-BASED COMPENSATION (CONTINUED)
    At December 31, 1999, the weighted average contractual life of outstanding awards was 1.1 years. The following table provides a summary of the range of exercise prices for options outstanding at December 31, 1999:

                                                     OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                            -------------------------------------   ----------------------
                                                           WEIGHTED-
                                                            AVERAGE     WEIGHTED-                 WEIGHTED
                                                           REMAINING     AVERAGE                  AVERAGE
                                              NUMBER      CONTRACTUAL   EXERCISE      NUMBER      EXERCISE
                                            OUTSTANDING      LIFE        PRICES     EXERCISABLE    PRICES
                                            -----------   -----------   ---------   -----------   --------
                                            (MILLIONS)      (YEARS)        (L)      (MILLIONS)      (L)
Range of exercise prices
Between L0 and L1.........................       2.5               8      0.00          0.3         0.00
Between L1 and L2.........................       0.1               1      1.93          0.1         1.93
Between L2 and L3.........................       4.9               2      2.49          1.3         2.50
Between L3 and L4.........................       8.9               3      3.43          2.5         3.20
Between L4 and L5.........................       2.8               1      4.35            -(1)      4.32
Between L5 and L6.........................       4.1               4      5.19          0.2         5.48
Between L6 and L7.........................       3.8               4      6.19            -            -
Between L7 and L8.........................       4.2               5      7.47          0.1         7.72
Between L8 and L9.........................         -               -         -            -            -
Between L9 and L10........................       0.7               8      9.48          0.1         9.48
                                                ----        --------      ----          ---         ----
                                                32.0               4      4.31          4.6         3.08
                                                ====        ========      ====          ===         ====

------------------------------

(1) Less than 100,000 options exercisable.

    There were options outstanding under the Savings-Related Share Option Scheme and the Executive Share Option Scheme to subscribe for 26 million shares, at prices ranging from L1.93 to L7.59 at December 31, 1999. At December 31, 1998, there were options to subscribe for 28 million shares at prices ranging from L1.63 to L7.59. All share options outstanding at December 31, 1999 and 1998 were exercisable no later than 2006.

32 RESTRUCTURING PROVISION

    Restructuring costs are charged within operating expenses in the long-term business technical account, the general business technical account and the non-technical account.

UK RETAIL INSURANCE OPERATIONS

    During 1999 the Group made a commitment and announced a plan to restructure its UK work force for the Retail Financial Services, General Insurance and Retail IFA business units. The restructuring plan is anticipated to be substantially completed by December 31, 2000. As a result of this plan a provision of L131 million was established, of which L78 million was borne by the PAC with-profits fund and L53 million was borne by the shareholders' fund. In connection with this plan, the Group decided to reduce its direct sales force, branch networks and administrative functions that support the sales force. The components of the aforementioned restructuring cost of L131 million

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

32 RESTRUCTURING PROVISION (CONTINUED)
include a provision in respect of termination benefits and redundancy costs of L64 million, branch closures and other property related charges of L56 million and other transition and systems-related costs of L11 million.

    The total number of staff being made redundant is 3,467 people. The number of people notified up to December 31, 1999 is 3,230 of which the number terminated is 2,940. At December 31, 1999, the amount paid to date and charged against the provision is L42 million.

PRUDENTIAL M&G ASSET MANAGEMENT

    During 1999 the Group established a provision of L17 million relating to the integration in the UK of PPM and M&G following the M&G acquisition. The provision was borne by shareholders' funds.

    As part of the integration, the Group has decided to reduce its Prudential M&G Asset Management life/pension and institutional administrative force and eliminate some departments. The Group also decided to reduce its management force. As a consequence it has set up a provision in respect of redundancy costs of L9 million, department closures of L2 million, and other collective integration costs of L6 million.

    The total number of employees being made redundant is 124, with 120 people notified through December 31, 1999 that they will be terminated in 2000. At December 31, 1999, the plans are on schedule to be completed by the end of 2000. The amount paid and charged against the provision through December 31, 1999 is L1 million.

33 POST BALANCE SHEET EVENTS

SALE OF INVESTMENT IN ASSOCIATE

    On March 22, 2000 the Group conditionally agreed to sell 60% of its holding in St. James's Place Capital Group plc (SJPC) to Halifax Group plc (Halifax). The sale price, at L3 per share, amounted to L190 million.

TRANSFER OF INVESTMENT MANAGEMENT ACTIVITIES

    On March 22, 2000 the Group announced an agreement to transfer, subject to client approval, part of its UK institutional equity fund management activities to Deutsche Asset Management. The activities being transferred comprise management of investments of approximately L12 billion on behalf of third-party institutional clients.

ANNOUNCED ACQUISITION OF HIGHLAND BANCORP, INC.

    On April 25, 2000, the Group announced an agreement in principle to acquire Highland Bancorp, Inc. for $120 million (L75 million), subject to regulatory and other approvals. Highland Bancorp is the holding company for Highland Federal Bank, which operates seven retail branches in California.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

33 POST BALANCE SHEET EVENTS (CONTINUED)
INITIAL PUBLIC OFFERING OF EGG PLC.

    In June, 2000, the Group proceeded with the initial public offering (IPO) of a minority stake in Egg plc, a new intermediate holding company of Prudential Banking plc.

    The IPO comprised approximately 147 million shares at an offer price of L1.60 per share. Egg plc will receive net proceeds of approximately
L150 million and Prudential plc will receive approximately L86 million before deduction of expenses.

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Group's consolidated financial statements are prepared in accordance with UK GAAP. These accounting practices differ in certain material respects from generally accepted accounting principles in the US ("US GAAP"). The material differences between UK GAAP and US GAAP affecting the Group's consolidated profit and loss and shareholders' funds are set forth in the following tables with descriptions of the differences thereafter. The reconciliation tables present an analysis of the material differences affecting both the with-profits funds and other operations. See Note 35 for presentation of condensed consolidated US GAAP financial statements.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) RECONCILIATION TO US GAAP

    The approximate effects on consolidated profit and loss of the differences between UK GAAP and US GAAP, including a breakdown of the US GAAP adjustments between with-profits funds and other operations, are as follows:

                                              1999                             1998                             1997
                                 ------------------------------   ------------------------------   ------------------------------
                                  WITH-                            WITH-                            WITH-
                                 PROFITS                          PROFITS                          PROFITS
                                  FUNDS      OTHER      TOTAL      FUNDS      OTHER      TOTAL      FUNDS      OTHER      TOTAL
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                           (L MILLIONS)
Consolidated profit for the
  financial year in accordance
  with UK GAAP.................                            542                             880                               837
                                                        ------                           -----                            ------
US GAAP adjustments:
  Business acquisitions and
    investments in
    associates.................      (71)     (33)        (104)      (49)       (34)       (83)        (13)     (16)         (29)
  Restructuring charges........       11       17           28        --         --         --          --       --           --
Investments:
  Real estate..................     (615)      --         (615)     (369)        --       (369)       (357)      --         (357)
  Securities...................      711       --          711      (865)        --       (865)       (512)      (6)        (518)
  Mortgage and other loans.....       53       --           53       (52)        --        (52)        (28)      --          (28)
Long-term business:
  Revenue and expense
    recognition................     (213)     (24)        (237)      (82)       (40)      (122)        (26)     (30)         (56)
  Deferred acquisition costs...      103       48          151        51         44         95         (16)      (1)         (17)
  Policy liabilities...........       52       (3)          49       621         (4)       617         146       40          186
Reversal of transfer to FFA....    5,103       --        5,103     1,381         --      1,381       3,871       --        3,871
Provision for policyholders'
  share of earnings on with-
  profits business in excess of
  cost of policyholder bonuses
  declared.....................   (3,876)      --       (3,876)     (509)        --       (509)     (2,405)      --       (2,405)
Equalization provision.........       --        7            7        --          8          8          --        7            7
Pension plans..................       54       13           67       101         27        128          57       15           72
Stock-based compensation.......       (1)     (11)         (12)       (4)       (11)       (15)          1       (7)          (6)
Deferred income tax............     (522)     (78)        (600)     (195)       (18)      (213)       (474)     (34)        (508)
Business disposals.............       --       --           --        --        (78)       (78)         --       --           --
Reclassification of Australian
  shareholder reserves.........       --       --           --        --         --         --          --       31           31
Deferred tax effect of the
  above adjustments............     (358)     (21)        (379)       28        (30)        (2)         23      (21)           2
                                  ------      ---       ------     -----       ----      -----      ------      ---       ------
Total US GAAP adjustments......      431      (85)         346        57       (136)       (79)        267      (22)         245
                                  ------      ---       ------     -----       ----      -----      ------      ---       ------
CONSOLIDATED NET INCOME IN
  ACCORDANCE WITH US GAAP......                            888                             801                             1,082
                                                        ======                           =====                            ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The approximate effects on consolidated shareholders' funds of the differences between UK GAAP and US GAAP, including a breakdown of the US GAAP adjustments between with-profits funds and other operations as of December 31 are as follows:

                                                           1999                               1998
                                             --------------------------------   --------------------------------
                                              WITH-                              WITH-
                                             PROFITS      OTHER                 PROFITS      OTHER
                                              FUNDS     OPERATIONS    TOTAL      FUNDS     OPERATIONS    TOTAL
                                             --------   ----------   --------   --------   ----------   --------
                                                                        (L MILLIONS)
Consolidated shareholders' funds in
  accordance with UK GAAP..................                            3,424                              3,249
                                                                     -------                            -------
US GAAP adjustments:
  Business acquisitions and investments in
    associates.............................      327        457          784        402        517          919
  Restructuring charges....................       11         17           28         --         --           --
Investments:
  Real estate..............................   (3,607)        --       (3,607)    (2,936)        --       (2,936)
  Securities...............................       (8)      (651)        (659)       (23)       424          401
  Mortgage and other loans.................      (57)        --          (57)      (110)        --         (110)
Long-term business:
  Revenue and expense recognition..........     (855)      (279)      (1,134)      (642)      (255)        (897)
  Deferred acquisition costs...............      675        502        1,177        481        151          632
  Policy liabilities.......................    5,068        (36)       5,032      4,553        (44)       4,509
Reversal of FFA............................   23,563         --       23,563     18,401         --       18,401
Undistributed policyholder allocations.....  (19,950)        --      (19,950)   (16,155)        --      (16,155)
Equalization provision.....................       --         30           30         --         23           23
Pension plans..............................      508        156          664        454        116          570
Stock-based compensation...................       --        (73)         (73)        --        (67)         (67)
Deferred income tax........................   (2,936)       (83)      (3,019)    (2,412)       (12)      (2,424)
Shareholder dividend liability.............       --        299          299         --        271          271
Deferred tax effect of the above
  adjustments..............................     (522)        66         (456)      (218)      (171)        (389)
                                             -------       ----      -------    -------       ----      -------
Total US GAAP adjustments..................    2,217        405        2,622      1,795        953        2,748
                                             -------       ----      -------    -------       ----      -------
CONSOLIDATED SHAREHOLDERS' EQUITY IN
  ACCORDANCE WITH US GAAP..................                            6,046                              5,997
                                                                     =======                            =======

    The following descriptions of differences between UK and US GAAP include tables summarizing the effects on the condensed consolidated US GAAP balance sheets and income statement lines of the US GAAP adjustments for each reconciling item. For adjustments in respect of with-profits funds, the net effect of a particular US GAAP adjustment on US GAAP consolidated net income or shareholders' equity would be the amounts shown in the table, net of related policyholders' share of the adjustment. The policyholders' share is included in the adjustment for undistributed policyholder allocations.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) BUSINESS ACQUISITIONS AND INVESTMENTS IN ASSOCIATES

    Business acquisitions are generally accounted for using the purchase method under both UK GAAP and US GAAP. Under UK GAAP, goodwill arising on acquisitions prior to 1998 was charged against shareholders' funds when acquired. Upon disposal of subsidiaries acquired prior to 1998, the entire goodwill recorded at acquisition is credited to shareholders' funds, and charged against the gain or loss on the sale.

    Under US GAAP and UK GAAP for acquisitions subsequent to 1997, goodwill is recorded as an asset and amortized in the consolidated profit and loss account on a straight-line basis over its estimated useful life, generally not exceeding 20 years. Upon disposal, any remaining unamortized goodwill is charged against the gain or loss on the sale.

    Under UK GAAP, the Group's interests in associates, principally St. James's Place Capital plc, which was primarily acquired in 1997 as part of the Scottish Amicable transaction, are carried at the Group's share of underlying net assets at the date of acquisition, adjusted each year for the Group's share of increases or decreases in shareholders' funds of the associate. In 1997 and prior periods, the difference between the purchase price of an investment in an associate and the Group's share of net assets was written off to shareholders' funds in the year of acquisition. Subsequent to 1997, there have been no further investments in associates. For any further investments in associates, goodwill will be recorded as an asset and amortized in the consolidated profit and loss account on a straight-line basis over its estimated useful life, generally not exceeding 20 years.

    Under US GAAP, interests in associates are recorded using the equity method of accounting. Equity method investments are recorded at the purchase price in the year of acquisition including related goodwill. The carrying values of investments in associates are adjusted each year for the Group's share of US GAAP profits or losses, with such adjustments being included in the income statement. Dividends received from associates are recorded as a decrease in the carrying value of the investment. Related goodwill is amortized in the consolidated statement of income on a straight-line basis over its estimated useful life, generally not exceeding 20 years. Investments in other participating interests where the Group does not exercise significant influence are carried at fair value with changes in fair value recognized as unrealized gains and losses and reported, net of applicable income taxes, in other comprehensive income.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The US GAAP adjustments for business acquisitions and investments in associates had the following effects on the condensed consolidated US GAAP financial statements:

                                                              1999       1998       1997
                                                            --------   --------   --------
                                                                     (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Investment results......................................     (45)       --         --
  Other charges (amortization expense)....................     (59)      (83)       (29)
                                                              ----       ---        ---
    Total US GAAP adjustments.............................    (104)      (83)       (29)
                                                              ====       ===        ===
Condensed consolidated US GAAP balance sheets:
  Equity securities.......................................      58        --
  Other investments.......................................      79        90
  Intangible assets.......................................     750       829
  Other liabilities.......................................    (103)       --
                                                              ----       ---
    Total US GAAP adjustments.............................     784       919
                                                              ====       ===

RESTRUCTURING CHARGES

    Under UK GAAP, restructuring charges can be provided as a liability on the basis that the entity has a constructive obligation. A constructive obligation has arisen when the entity has a detailed formal plan and raised a valid expectation in those affected that it will carry out the restructuring by starting to implement the plan or by making a public commitment. The establishment of a restructuring liability is charged to the profit and loss account for both restructurings of existing and newly acquired operations.

    Under US GAAP, restructuring charges arising from business combinations and relating to involuntary termination/relocation of the acquired entity's employees or costs relating to exiting an activity of the acquired company are recognized as liabilities assumed in the business combination and included in the accounting for the acquisition. Restructuring charges related to involuntary employee terminations or other costs to exit existing activities are accrued with a charge to income when a formal plan is approved by management and specific information regarding termination benefits is communicated to affected employees.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The US GAAP adjustments for restructuring charges had the following effects on the 1999 condensed consolidated US GAAP financial statements:

                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                      (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Underwriting, acquisition and other operating expenses...     28           --          --
                                                                --      --------   --------
    Total US GAAP adjustments..............................     28           --          --
                                                                ==      ========   ========
Condensed consolidated balance sheets:
  Intangible assets........................................      5           --          --
  Other liabilities........................................     23           --          --
                                                                --      --------   --------
    Total US GAAP adjustments..............................     28           --          --
                                                                ==      ========   ========

    Under US GAAP, the provision for restructuring the UK Retail insurance operations to reduce the direct sales force, branch networks and administrative function is for termination benefits and redundancy costs of L53 million, branch closures and other property related charges of L53 million and other transition and systems related costs of L11 million. The total number of people being made redundant for US GAAP purposes are 3,230, of which 2,940 had been terminated by the end of the year.

    Under US GAAP, L5 million of the provision for the reduction of Prudential M&G Asset Management life and pension and institutional administrative force, elimination of some departments and the reduction of the management force has been accounted for as part of the M&G purchase price. Termination benefits of a further L2 million have been charged as restructuring costs and an additional
L1 million was provided for employee retention bonuses. The remaining costs recorded under UK GAAP do not qualify for inclusion under US GAAP. The total number of people being made redundant is 124, with 120 people notified at December 31, 1999 that their contracts of employment will be terminated in 2000.

INVESTMENTS

REAL ESTATE

    Under UK GAAP, investments in tenant and Group occupied freehold and leasehold properties are carried at fair value as defined by The Royal Institution of Chartered Surveyors guidelines. The costs of additions and renovations are capitalized and considered when estimating fair value.

    Under US GAAP, investments in tenant and Group occupied freehold and leasehold properties are carried at depreciated cost. Depreciation is calculated using the straight-line method over the properties' estimated useful lives, generally 30 to 50 years. The costs of additions and renovations are capitalized and depreciated using the straight-line method over the estimated useful lives, generally 7 to 25 years, or the remaining useful life of the property if shorter. Property is considered to be impaired when its carrying value exceeds the future undiscounted estimated cash flow of the property. Impaired

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) property is written down to fair value, through a charge to the statement of income. Rental income and rental expense are recognized on a straight line basis over the term of the lease.

    The US GAAP adjustments for real estate had the following effects on the condensed consolidated US GAAP financial statements:

                                                          1999       1998       1997
                                                        --------   --------   --------
                                                                 (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Investment results..................................     (607)      (363)     (351)
  Other charges (depreciation on Group occupied
    properties).......................................       (8)        (6)       (6)
                                                         ------     ------      ----
    Total US GAAP adjustments.........................     (615)      (369)     (357)
                                                         ======     ======      ====
Condensed consolidated US GAAP balance sheets:
  Real estate.........................................   (3,677)    (3,001)
  Other assets (Group occupied properties)............       70         65
                                                         ------     ------
    Total US GAAP adjustments.........................   (3,607)    (2,936)
                                                         ======     ======

SECURITIES

    Under UK GAAP, equity securities and unit trusts are carried at fair value. Debt and other fixed income securities are carried at fair value, except for those held by Jackson National Life, which are carried at amortized cost. Changes in fair value are recorded in the consolidated profit and loss account.

    Under US GAAP, investments in debt and equity securities are carried at fair value. Changes in fair value of securities classified as trading are recognized in the statement of income. Changes in fair value of securities classified as available-for-sale are recorded as a component of other comprehensive income in shareholders' equity, net of related deferred acquisition cost amortization, change in policyholder benefit liabilities and deferred taxes. When impairment of available-for-sale securities is deemed to be other than temporary, the decrease in value is included in the statement of income as a realized loss and a new cost basis is established.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The US GAAP adjustments for securities had the following effects on the condensed consolidated US GAAP financial statements:

                                                             1999       1998       1997
                                                           --------   --------   --------
                                                                    (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Investment results.....................................     711       (865)      (518)
                                                             ----       ----       ----
    Total US GAAP adjustments............................     711       (865)      (518)
                                                             ====       ====       ====
Condensed consolidated US GAAP balance sheets:
  Fixed maturities.......................................    (685)       369
  Equity securities......................................      26         32
                                                             ----       ----
    Total US GAAP adjustments............................    (659)       401
                                                             ====       ====

MORTGAGE AND OTHER LOANS

    In the UK financial statements, loans collateralized by mortgages held by banking operations and Jackson National Life are carried at outstanding principal balances less allowances for loan losses. Loans collateralized by mortgages and other unsecured loans held by UK insurance operations are carried at fair value with changes in fair value recorded in the consolidated profit and loss account.

    Under US GAAP, all loans are carried at their outstanding principal balances, less allowances for loan losses.

    The US GAAP adjustments for mortgage and other loans had the following effects on the condensed consolidated US GAAP financial statements:

                                                              1999       1998       1997
                                                            --------   --------   --------
                                                                     (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Investment results......................................     53         (52)      (28)
                                                              ---        ----       ---
    Total US GAAP adjustments.............................     53         (52)      (28)
                                                              ===        ====       ===
Condensed consolidated US GAAP balance sheets:
  Mortgage loans..........................................    (45)       (110)
  Other loans.............................................    (12)         --
                                                              ---        ----
    Total US GAAP adjustments.............................    (57)       (110)
                                                              ===        ====

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

LONG-TERM BUSINESS

REVENUE AND EXPENSE RECOGNITION

    Under UK GAAP, for long-term insurance contracts, all premium and annuity considerations and related expenses, investment returns, and increases in policyholder accounts and other long-term business liabilities are, on recognition, recorded within the profit and loss account.

    Under US GAAP, premiums from conventional with-profits policies and other protection-type life insurance policies are recognized as revenue when due from the policyholder. Premiums from unitized with-profits life insurance policies and investment contracts, which have minimal mortality risk, are reported as increases in policyholder account balances when received. Revenues derived from these policies consist of mortality charges, policy administration charges, investment management fees and surrender charges that are deducted from policyholders' accounts.

    Under US GAAP, premiums and policy charges received that relate to future periods are recorded as a deferred income liability. For limited payment annuities, the excess of the gross premium over the US GAAP net benefit premium is deferred and amortized in relation to the expected future benefit payments. For investment contracts, policy charges that benefit future periods are deferred and amortized in relation to expected gross profits.

    Under US GAAP, investment results of separate account assets offset the increase in separate account liabilities.

    The US GAAP adjustments for differences in revenue and expense recognition had the following effects on the condensed consolidated US GAAP financial statements:

                                                        1999       1998       1997
                                                      --------   --------   --------
                                                               (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Insurance policy revenues.........................   (9,928)    (7,511)    (6,607)
  Investment results................................   (1,899)      (849)      (510)
  Benefits and claims...............................   11,590      8,238      7,061
                                                       ------     ------     ------
    Total US GAAP adjustments.......................     (237)      (122)       (56)
                                                       ======     ======     ======
Condensed consolidated US GAAP balance sheets:
  Other assets......................................      (55)       (36)
  Policyholder benefit liabilities..................   (1,079)      (861)
                                                       ------     ------
    Total US GAAP adjustments.......................   (1,134)      (897)
                                                       ======     ======

DEFERRED ACQUISITION COSTS

    Under UK GAAP, costs of acquiring new insurance policies, principally commissions, marketing and advertising costs and certain other costs associated with policy issue and underwriting that are not

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) reimbursed by specific policy charges are capitalized as an asset and amortized in relation to profit margins. Recoverability is assessed at the time of policy issue, and reviewed if profit margins decline.

    Under US GAAP, commissions, sales force direct costs and costs associated with policy issue and underwriting that vary with and are primarily related to the production of new and renewal contracts are deferred. Deferred acquisition costs are regularly evaluated for recoverability and amounts determined not to be recoverable are charged to income. Deferred acquisition costs for conventional with-profits life insurance and other protection-type insurance policies are amortized in relation to premium income using assumptions consistent with those used in computing policyholder benefit provisions. Deferred acquisition costs for unitized with-profits life insurance and investment-type policies are amortized in relation to expected gross profits. Expected gross profits are evaluated regularly against actual experience and revised estimates of future gross profits and amortization are adjusted for the effect of any changes. Deferred acquisition costs associated with internally replaced policies are written off in the year replacement occurs and the incremental commissions and selling costs of the replacement contract are capitalized and amortized over the life of the replacement policy.

    The US GAAP adjustments for deferred acquisition costs had the following effects on the condensed consolidated US GAAP financial statements:

                                                              1999       1998       1997
                                                            --------   --------   --------
                                                                     (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Underwriting, acquisition and other operating
    expenses..............................................     151        95        (17)
                                                             -----       ---        ---
    Total US GAAP adjustments.............................     151        95        (17)
                                                             =====       ===        ===
Condensed consolidated US GAAP balance sheets:
  Deferred acquisition costs..............................   1,177       632
                                                             -----       ---
    Total US GAAP adjustments.............................   1,177       632
                                                             =====       ===

POLICY LIABILITIES

    Under UK GAAP, future policyholder benefit provisions are based on fund value for unitized with-profits insurance policies and investment-type policies and are calculated using net premium methods for conventional with-profits life insurance and other protection-type insurance policies. The net premium reserves are calculated using assumptions for interest, mortality, morbidity and expenses, but without assumptions for withdrawals. These assumptions are determined as prudent best estimates at the date of valuation. Terminal bonuses expected to be paid on with-profits policies within the declaration period for the next financial year are recorded as part of the technical provision; liabilities for future annual and terminal bonus declarations are not provided.

    Under US GAAP, for unitized with-profits life insurance and other investment-type policies, the liability is represented by the policyholders' account balances before any applicable surrender charges. Policyholder benefit liabilities for conventional with-profits life insurance and other protection-type insurance policies are developed using the net level premium method, with assumptions for interest,

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) mortality, morbidity, withdrawals and expenses using best estimates at date of policy issue plus provisions for adverse deviation based on Group experience. Interest assumptions range from 3.7% to 12.0%. When the policyholder benefit liability plus the present value of expected future gross premiums are insufficient to provide for expected future policy benefits and expenses, using current best estimate assumptions, deferred acquisition costs are written down and/or a deficiency liability is established by a charge to earnings.

    The US GAAP adjustments for policy liabilities had the following effects on the condensed consolidated US GAAP financial statements:

                                                            1999       1998       1997
                                                          --------   --------   --------
                                                                   (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Benefits and claims...................................      49        617       186
                                                           -----      -----       ---
    Total US GAAP adjustments...........................      49        617       186
                                                           =====      =====       ===
Condensed consolidated US GAAP balance sheets:
  Policyholder benefit liabilities......................   5,032      4,509
                                                           -----      -----
    Total US GAAP adjustments...........................   5,032      4,509
                                                           =====      =====

OTHER WITH-PROFITS POLICYHOLDERS' FUNDS AND THE FFA

    Under UK GAAP, the long-term business technical provisions include provision for declared annual and terminal bonuses. The charge for the cost of bonuses declared in the year is recognized in the movement in the long-term business provision in the long-term business technical account. No technical provisions are made for bonuses beyond that covered in the current bonus declaration period. All amounts of the with-profits funds not yet allocated to policyholders or shareholders are recorded in the FFA. Changes in the FFA are charged or credited to the profit and loss account.

    For US GAAP purposes, the FFA recorded under UK GAAP is reversed and a liability is established for undistributed policyholder allocations. The liability for undistributed policyholder allocations is established in the balance sheets because under the Articles of Association of PAC, and overseas operations having with-profits funds, the allocation and distribution of profits from the with-profits funds to shareholders is limited to up to one-ninth of the amount allocated to policyholders as bonuses. This is also the current basis of allocation and distribution. The liability for policyholder allocations represents an accumulation of 90% of the cumulative pre-bonus undistributed earnings of the with-profits business, measured on a US GAAP basis, less the cumulative cost of policyholders' benefits and claims. The provision for the policyholders' share of earnings on with-profits business charged to income represents 90% of the current year's pre-bonus earnings, before income taxes. Under US GAAP, the charge for the cost of bonuses recognized in the income statement for UK GAAP purposes is reversed and deducted from the balance of the undistributed policyholder allocations and included in policyholder benefit liabilities. The total US GAAP income adjustment represents the increase in the total allocation over the cost of policyholder bonuses declared.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The US GAAP adjustments for undistributed policyholder allocations had the following effects on the condensed consolidated US GAAP financial statements:

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Benefits and claims (cost of bonuses declared)............    2,734      2,418      2,237
  Provision for policyholders' share of earnings on
    with-profits business...................................   (7,777)    (3,458)    (5,441)
  Income tax attributable to the policyholders' share of
    earnings on with-profits business.......................    1,167        531        799
                                                              -------    -------     ------
    Total US GAAP adjustments...............................   (3,876)      (509)    (2,405)
                                                              =======    =======     ======
Condensed consolidated US GAAP balance sheets:
  Undistributed policyholder allocations....................  (19,950)   (16,155)
                                                              -------    -------
    Total US GAAP adjustments...............................  (19,950)   (16,155)
                                                              =======    =======

    The UK GAAP FFA and related profit and loss account transfer have been reversed for US GAAP. The reduction in liabilities increased shareholders' equity in the condensed consolidated US GAAP balance sheets by L23,563 million and L18,401 million in 1999 and 1998, respectively. The reversal of the related UK GAAP profit and loss account transfer increased net income in the condensed consolidated US GAAP income statement by L5,103 million, L1,381 million and L3,871 million in 1999, 1998 and 1997, respectively.

    As set out in Note 28 to the consolidated financial statements Prudential is currently discussing the attribution of certain assets within the PAC long-term fund with the UK insurance regulator. These discussions may or may not result in an additional portion of the long-term business funds being attributed to shareholders at some future date. Accordingly, these discussions may or may not affect the undistributed policyholder allocations recorded for US GAAP purposes.

EQUALIZATION PROVISION

    Under UK GAAP, an equalization provision is recorded to mitigate claims volatility. The annual change in the equalization provision is recorded in the profit and loss accounts for the year.

    Under US GAAP, provisions for losses not yet incurred are not permitted, therefore, the equalization provision is eliminated.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The US GAAP adjustments for the equalization provision had the following effects on the condensed consolidated US GAAP financial statements:

                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                      (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Benefits and claims......................................      7          8         7
                                                                --         --         --
    Total US GAAP adjustments..............................      7          8         7
                                                                ==         ==         ==
Condensed consolidated US GAAP balance sheets:
  Policyholder benefit liabilities.........................     30         23
                                                                --         --
    Total US GAAP adjustments..............................     30         23
                                                                ==         ==

PENSION PLANS

    Under UK GAAP, employer contributions to defined benefit plans are calculated and expensed on a basis that spreads the costs over the service lives of participants.

    Under US GAAP, Statement of Financial Accounting Standards ("SFAS") No. 87, "Employers' Accounting for Pensions", a transition asset has been recognized in the condensed consolidated balance sheet reflecting the overfunded status of the Group's primary UK staff pension plan at January 1, 1997. This transition asset is being amortized on a straight-line basis over a 15-year period beginning January 1, 1989, the effective date of SFAS No. 87.

    The US GAAP adjustments for pension plans had the following effects on the condensed consolidated US GAAP financial statements:

                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                      (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Underwriting, acquisition and other operating expenses...     67        128         72
                                                               ---        ---         --
    Total US GAAP adjustments..............................     67        128         72
                                                               ===        ===         ==
Condensed consolidated US GAAP balance sheets:
  Other assets.............................................    664        570
                                                               ---        ---
    Total US GAAP adjustments..............................    664        570
                                                               ===        ===

STOCK-BASED COMPENSATION

    Under UK GAAP, compensation costs for stock compensation plans, other than the Savings Related Share Option Scheme, are recorded based on the quoted market price of the shares at the grant date less the amounts, if any, that employees are required to pay. For these plans, these costs are recognized in the profit and loss accounts over the period for which the share awards or options are earned. Prior to 1998, shares under the Savings Related Share Option Scheme were issued directly to

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) qualifying employees. No compensation cost was recorded and the increase in share premium reflected the difference between proceeds received for qualifying employees and the nominal value of the shares being issued. In 1998 shares were issued to a qualifying share ownership trust and costs, representing the difference between the market price at the date of transfer to the trust and amounts payable by employees, were charged directly to retained profit and loss reserve. An equal and opposite amount is recorded as an increase in the share premium.

    Under US GAAP, compensation costs for all stock-based compensation plans are determined based on the quoted market price of the stock at the measurement date less the amounts, if any, that employees are required to pay. These costs are recognized in net income over the plans' respective vesting periods. The measurement date is the date upon which are known both the number of shares or options the employee is entitled to and the employee's cost per share. For plans with variable terms the measurement date may be after the balance sheet reporting date. If so, the market price used to estimate compensation cost is the price at the balance sheet date. Compensation costs previously recorded are adjusted for changes in the market price of the stock occurring before the measurement date.

    The US GAAP adjustments for stock-based compensation had the following effects on the condensed consolidated US GAAP financial statements:

                                                               1999       1998       1997
                                                             --------   --------   --------
                                                                      (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Underwriting, acquisition and other operating expenses...    (12)       (15)        (6)
                                                               ---        ---         --
    Total US GAAP adjustments..............................    (12)       (15)        (6)
                                                               ===        ===         ==
Condensed consolidated US GAAP balance sheets:
  Other assets.............................................    (24)       (17)
  Other liabilities........................................    (49)       (50)
                                                               ---        ---
    Total US GAAP adjustments..............................    (73)       (67)
                                                               ===        ===

DEFERRED INCOME TAX

    Under UK GAAP, deferred tax assets and liabilities are provided for temporary differences between financial and taxable income when it is probable that a liability will be realized in the foreseeable future or an asset will be realized in the near term. Under this policy, a liability for a significant proportion of deferred tax on the unrealized gains on investment assets of the long-term business fund and on earnings retained overseas is not provided. In addition, deferred tax assets on losses carried forward are not recognized unless it is assured beyond reasonable doubt that future taxable profits will be sufficient to offset current losses.

    Under US GAAP, deferred taxes are provided under the liability method for all temporary differences except for undistributed earnings of foreign subsidiaries that are not expected to be remitted for an indefinite period. Deferred tax assets are recognized subject to adjustment for valuation allowances when it is more likely than not that the underlying tax benefit will not be realized.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The US GAAP adjustments for deferred income tax had the following effects on the condensed consolidated US GAAP financial statements:

                                                          1999       1998       1997
                                                        --------   --------   --------
                                                                 (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Income tax expense..................................     (979)      (215)     (506)
                                                         ------     ------      ----
    Total US GAAP adjustments.........................     (979)      (215)     (506)
                                                         ======     ======      ====
Reconciliation line items for consolidated net income:
  Deferred income tax.................................     (600)      (213)     (508)
  Deferred tax effect of other US GAAP adjustments....     (379)        (2)        2
                                                         ------     ------      ----
    Total US GAAP adjustments.........................     (979)      (215)     (506)
                                                         ======     ======      ====
Condensed consolidated US GAAP balance sheets:
  Other liabilities...................................   (3,475)    (2,813)
                                                         ------     ------
    Total US GAAP adjustments.........................   (3,475)    (2,813)
                                                         ======     ======
Reconciliation line items for consolidated
  shareholders' equity:
  Deferred income tax.................................   (3,019)    (2,424)
  Deferred tax effect of other US GAAP adjustments....     (456)      (389)
                                                         ------     ------
    Total US GAAP adjustments.........................   (3,475)    (2,813)
                                                         ======     ======

SHAREHOLDER DIVIDEND LIABILITY

    Under UK GAAP, shareholders' dividends are accrued in the period to which they relate regardless of when they are declared. Under US GAAP, shareholders' dividends are accrued when declared.

    The US GAAP adjustments for the shareholders' dividends resulted in a decrease in other liabilities on the condensed consolidated US GAAP balance sheets of L299 million and L271 million at December 31, 1999 and 1998, respectively. There were no effects of this item on US GAAP net income.

BUSINESS DISPOSALS

    Under UK GAAP, cumulative foreign currency translation gains and losses on foreign subsidiaries charged to shareholders' funds are not reversed upon the sale of a subsidiary.

    Under US GAAP, cumulative foreign currency translation gains and losses realized upon sale of a subsidiary are reversed from shareholders' equity and included in net income as part of the gain or loss on the sale. In August 1998, upon sale of the Group's Australian and New Zealand operations, cumulative foreign currency translation losses of L68 million were realized, and netted against the gain on sale in the income statement.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING
   PRACTICE AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The US GAAP adjustment for business disposals includes the above
L68 million foreign currency translation adjustment and L10 million of change in gain on the sale of Australia and New Zealand operations.

RECLASSIFICATION OF AUSTRALIAN SHAREHOLDER RESERVES

    Under UK GAAP the attribution of certain assets of the life funds of our Australian operation to shareholders at January 1, 1997, amounting to L204 million before tax, was treated as an exceptional item in the 1997 consolidated profit and loss account. Under US GAAP the gain was L31 million greater because of differences in the measurement of long-term business policy liabilities. For US GAAP, the gain is included in other income in the condensed consolidated statement of income.

EARNINGS PER SHARE UNDER US GAAP

    No adjustments were required from net income to net income available to common shareholders used in either the basic or diluted earnings per share calculation under US GAAP. The only dilutive potential shares outstanding affecting the diluted earnings per share calculation relate to employee stock options, which increased average weighted shares outstanding by 12 million shares, 18 million shares and 12 million shares in 1999, 1998 and 1997, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

    During 1999, the Group adopted American Institute of Certified Public Accountants (AICPA) Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") for its US GAAP reporting. Adoption of SOP 98-1 did not have a material impact on the condensed consolidated US GAAP financial statements.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative financial instruments, including certain derivatives embedded in other contracts, and for hedging activities. It requires all derivatives to be recognized on the balance sheet at fair value. The recognition of changes in the fair value of a derivative depends on its intended use. Derivatives not used in hedging activities must be adjusted to fair value through earnings. Changes in the fair value of derivatives used in hedging activities will, depending on the nature of the hedge, either be recognised in earnings together with the change in fair value of the hedged item attributable to the risk being hedged, or recognized in other comprehensive income until the hedged item affects earnings. For all hedging activities, the ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

    SFAS No. 133 as amended requires adoption in fiscal years beginning after June 15, 2000 and permits early adoption as of the beginning of any fiscal quarter following issuance of the statement. Retroactive application to financial statements of prior periods is prohibited. The Group expects to adopt SFAS No. 133 effective January 1, 2001. Adjustments resulting from initial adoption of the new requirements will be reported in a manner similar to the cumulative effect of a change in accounting principle and will be reflected in net income or accumulated other comprehensive income based upon existing hedging relationships, if any. The Group has not yet determined the effects of adoption of SFAS No. 133 on the Group's consolidated balance sheet or statements of income on a US GAAP basis.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

34 SUMMARY OF MATERIAL DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING PRACTICE AND US
  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    In December 1998, the AICPA issued SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts that Do Not Transfer Insurance Risk". This SOP, effective for fiscal years beginning after June 15, 1999, provides guidance to both insureds and insurers on how to apply the deposit method of accounting for certain insurance and reinsurance contracts that do not transfer insurance risk. The SOP does not address or change the requirements as to when deposit accounting should be applied. SOP 98-7 applies to all entities and all insurance and reinsurance contracts that do not transfer insurance risk except for long-duration life and health insurance contracts. Adoption of SOP 98-7 is not expected to have a material impact on the Group's consolidated financial statements.

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS

    The following condensed consolidated US GAAP financial statements reflect the material differences between UK GAAP and US GAAP on consolidated profit and loss and consolidated shareholders' funds described in Note 34. In addition to these material differences that have an effect on the consolidated profit and loss accounts and/or consolidated shareholders' funds, there are material differences in classification between specific line items in the UK GAAP and condensed consolidated

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)
US GAAP financial statements as described in the notes to the condensed consolidated US GAAP financial statements.

CONDENSED CONSOLIDATED US GAAP STATEMENT OF INCOME              1999          1998          1997
AND COMPREHENSIVE INCOME                                      --------      --------      --------
                                                                          (L MILLIONS)
Insurance policy revenues...................................    4,899         3,592         3,328
Investment results..........................................   12,793         8,599        10,197
Other income................................................      600           165           431
                                                               ------        ------        ------
Total revenue...............................................   18,292        12,356        13,956
Benefits and claims.........................................   (6,479)       (6,122)       (5,743)
Provision for policyholders' share of earnings on
  with-profits business.....................................   (7,777)       (3,458)       (5,441)
Underwriting, acquisition and other operating expenses......   (2,436)       (1,468)       (1,267)
Other charges...............................................     (144)         (106)          (47)
                                                               ------        ------        ------
Net income before income taxes..............................    1,456         1,202         1,458
                                                               ------        ------        ------

Income tax expense..........................................   (1,735)         (932)       (1,175)
Income tax attributable to the policyholders' share of
  earnings on with-profits business.........................    1,167           531           799
                                                               ------        ------        ------
Income tax attributable to shareholders.....................     (568)         (401)         (376)
                                                               ------        ------        ------
NET INCOME..................................................      888           801         1,082
Other comprehensive income (loss)...........................     (457)          (40)          151
                                                               ------        ------        ------
TOTAL COMPREHENSIVE INCOME..................................      431           761         1,233
                                                               ======        ======        ======
EARNINGS PER SHARE UNDER US GAAP:
Basic (based on 1,947 million, 1,935 million and 1,927
  million shares, respectively).............................       46p           41p           56p
Diluted (based on 1,959 million, 1,953 million and 1,939
  million shares, respectively).............................       45p           41p           56p

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)

                                                                       DECEMBER 31
                                                                   -------------------
                                                                     1999       1998
CONDENSED CONSOLIDATED US GAAP BALANCE SHEETS                      --------   --------
                                                                      (L MILLIONS)
ASSETS
Investments:
  Fixed maturities..........................................        41,393     33,115
  Equity securities.........................................        47,467     40,354
  Short term investments....................................         5,951      6,782
  Real estate...............................................         3,541      3,030
  Mortgage loans............................................         4,106      2,497
  Policy loans..............................................           649        554
  Other loans...............................................           561         37
  Other investments.........................................           889        386
                                                                   -------    -------
Total investments...........................................       104,557     86,755

Cash........................................................           657        574
Deferred acquisition costs..................................         3,743      3,026
Intangible assets...........................................         2,524        954
Other assets................................................         3,964      3,003
Separate account assets.....................................        33,477     23,450
                                                                   -------    -------
TOTAL ASSETS................................................       148,922    117,762
                                                                   =======    =======
LIABILITIES
Policyholder benefit liabilities............................        71,179     62,878
Undistributed policyholder allocations......................        19,950     16,155
Debt........................................................         3,642      2,042
Net deferred income tax liability...........................         3,614      2,965
Other liabilities...........................................        11,014      4,275
Separate account liabilities................................        33,477     23,450
                                                                   -------    -------
TOTAL LIABILITIES...........................................       142,876    111,765
                                                                   =======    =======
SHAREHOLDERS' EQUITY
Common stock................................................            98         98
Additional paid-in capital..................................           309        267
Less treasury stock.........................................           (58)       (55)
Retained earnings...........................................         6,083      5,616
Accumulated other comprehensive income......................          (386)        71
                                                                   -------    -------
TOTAL SHAREHOLDERS' EQUITY..................................         6,046      5,997
                                                                   -------    -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................       148,922    117,762
                                                                   =======    =======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)

                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
CONDENSED CONSOLIDATED US GAAP STATEMENT OF CASH FLOWS        --------   --------   --------
                                                                       (L MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income.....................................      888        801      1,082
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
  Depreciation and amortization.............................      283        187        112
  Realized investment gains.................................     (219)      (436)      (316)
  Interest credited to policyholders........................    2,492      2,409      2,420
  Policy fees charged to policyholders......................     (576)      (377)      (328)
  Bonuses paid to policyholders.............................   (1,132)      (882)      (740)
  Change in:
    Investments held for trading purposes...................   (9,855)    (4,616)    (6,711)
    Deferred policy acquisition costs.......................     (372)      (221)        89
    Other assets............................................     (722)      (395)      (581)
    Policy benefit liabilities..............................    3,562      2,720      2,163
    Undistributed policyholder allocations..................    5,049      1,267      2,788
    Other liabilities.......................................    7,702      1,554      2,090
  Other, net................................................      (43)        (8)      (152)
                                                              -------     ------     ------
Net cash provided by operating activities...................    7,057      2,003      1,916
                                                              -------     ------     ------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale or maturity of:
  Real estate...............................................      180        108        477
  Available for sale securities sold........................    6,034      5,706      6,536
  Available for sale securities matured.....................    4,341        709        766
  Mortgage and other loans..................................      371        190        110
Purchases of:
  Real estate...............................................     (704)      (837)      (417)
  Available for sale securities.............................  (16,867)    (8,028)    (8,845)
  Mortgage and other loans..................................   (2,356)    (1,176)      (911)
  Change in short-term investments, net.....................      831       (646)    (2,867)
Net increases in other investments..........................     (143)      (114)       (35)
Acquisitions of subsidiaries................................   (2,011)      (123)      (750)
Disposal of subsidiaries....................................       --        468         43
Purchase of property and equipment..........................     (144)       (67)       (35)
Proceeds from disposal of property and equipment............        3          7         15
                                                              -------     ------     ------
Net cash used in investing activities.......................  (10,465)    (3,803)    (5,913)
                                                              -------     ------     ------
CASH FLOWS FROM FINANCING ACTIVITIES:
Policyholders' deposits.....................................    7,990      6,375      5,972
Policyholders' withdrawals..................................   (5,063)    (3,825)    (3,162)
Proceeds from long-term borrowings..........................      500        300        152
Repayment of long-term borrowings...........................       --        (89)      (114)
Net change in short-term debt...............................      450       (299)     1,386
Dividends paid to shareholders..............................     (421)      (382)      (345)
Proceeds from issuance of stock.............................       34         15         44
                                                              -------     ------     ------
Net cash provided by financing activities...................    3,490      2,095      3,933
Net impact of foreign exchange fluctuations.................        1         --         (2)
                                                              -------     ------     ------
Net increase in cash........................................       83        295        (66)
Cash, beginning of year.....................................      574        279        345
                                                              -------     ------     ------
CASH, END OF YEAR...........................................      657        574        279
                                                              =======     ======     ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) RESULTS OF OPERATIONS

    Under UK GAAP, results of operations are presented in three separate consolidated profit and loss accounts, which segregate the results of operations of general, long-term and other shareholder business results of operations. Under US GAAP, all of the Group's activity is presented in one consolidated statement of income, and no distinction is made between general business, long-term business, or non-technical account financial results.

    The US GAAP condensed consolidated financial statements include the assets, liabilities and profit and loss of subsidiaries in which Prudential has a majority voting interest. All intercompany transactions are eliminated on consolidation.

CASH FLOWS

    Under UK GAAP, the consolidated statement of cash flows presents only the cash flows of general business and shareholders' funds. Cash flows of the long-term business technical account, other than amounts transferred to the non-technical account, are not included in the consolidated statement of cash flows. Under US GAAP, the consolidated statement of cash flows consists of all cash flows of the Group in its entirety, including cash flows related to policyholders' funds in the long-term business technical account. Unrealized gains or losses on securities classified as available-for-sale and related amortization of DAC, loss recognition, and deferred income taxes, which have been included as direct increases or decreases in shareholders' equity, are non-cash items. Additionally, during September 1997, as part of the acquisition of SALAS, the PAC long-term business fund purchased the non-participating and linked life insurance business and the profits arising from unitized with-profits business of SALAS for consideration of L276 million, by way of a transfer of securities. This non-cash transfer is excluded from the consolidated statements of cash flows.

UNITIZED WITH-PROFITS

    Under US GAAP, premiums from unitized with-profits life insurance and other investment-type policies are not recorded as revenue within the consolidated profit and loss account as done under UK GAAP. Premium payments are directly credited to the liability for future benefits, with no resulting impact on the consolidated income statement. Revenues under these policies consist only of policy fees and charges, and investment earnings from assets backing policy account values. Expenses consist of amounts credited to policyholders, and any benefit payments in excess of related policy liabilities.

INCOME TAXES

    Under UK GAAP, the balance on the long-term business technical account is determined net of total income taxes and then the shareholders' portion of tax attributable to long-term business, calculated at the effective tax rate of the underlying business, is added back and the resulting pre-tax profit on long-term business insurance activities is transferred to the non-technical account. The shareholder tax add-back is then included in tax on profit on ordinary activities of the non-technical account.

    Under US GAAP, income before income taxes is determined after deducting the provision for policyholders' share of earnings on with-profits business before income taxes. Income tax expense

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) includes income taxes that will be charged to undistributed policyholder allocations. The income tax attributable to the policyholders' share of earnings on with-profits business, calculated as 90% of the total income tax on with-profits business, is deducted from income tax expense to arrive at income tax attributable to shareholders.

SEPARATE ACCOUNT ASSETS AND LIABILITIES

    In the Group's UK financial statements, segregated accounts are established for policyholder business for which policyholder benefits are wholly or partly determined by reference to specific investments or to an investment-related index. The assets and liabilities of this linked business are reported as summary totals in the consolidated balance sheets. In addition, the assets and liabilities of SAIF, the fund acquired in 1997 that is closed to new business, are included in the consolidated balance sheets within the classifications to which they relate.

    Under US GAAP, the assets and related liabilities of UK segregated accounts established for policyholder business in which substantially all underlying investment risk is assumed by policyholders are reported as separate account assets and liabilities in the condensed consolidated balance sheets. Under US GAAP, separate account assets are stated at fair value. Such separate account balances also include the assets and liabilities of SAIF. However, assets and liabilities relating to index-linked business for which the Group bears investment risk are not reported as separate account balances.

    The US GAAP reclassifications for separate account assets and liabilities relating to index-linked products had the following effects on the condensed consolidated US GAAP financial statements:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
Condensed consolidated US GAAP balance sheets:
  Fixed maturities..........................................    1,614       529
  Short-term investment.....................................        6         2
  Mortgage loans............................................       --        81
  Separate account assets...................................   (1,620)     (612)
  Policyholder benefit liabilities..........................   (1,620)     (612)
  Separate account liabilities..............................    1,620       612
                                                               ------      ----
    Total US GAAP adjustments...............................        -         -
                                                               ======      ====

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)
    The US GAAP reclassifications for separate account assets and liabilities relating to SAIF had the following effects on the condensed consolidated US GAAP financial statements:

                                                        1999       1998       1997
                                                      --------   --------   --------
                                                               (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Insurance policy revenues.........................     (295)      (377)     (173)
  Investment results................................   (2,431)    (1,667)     (101)
  Other income......................................      (14)       (15)        -
  Benefits and claims...............................    1,450      1,746       839
  Provision for policyholders' share of earnings on
    with-profits business...........................    1,222        228      (570)
  Underwriting, acquisition and other operating
    expenses........................................       68         85         5
                                                      -------    -------      ----
    Total US GAAP adjustments.......................        -          -         -
                                                      =======    =======      ====
Condensed consolidated US GAAP balance sheets:
  Fixed maturities..................................   (3,633)    (3,298)
  Equity securities.................................  (10,187)    (8,883)
  Short-term investments............................     (299)      (272)
  Real estate.......................................   (1,396)    (1,156)
  Mortgage loans....................................       --        (71)
  Policy loans......................................      (33)       (29)
  Other loans.......................................     (106)       (42)
  Other investments.................................      (65)       (68)
  Cash..............................................     (133)      (110)
  Deferred acquisition costs........................     (175)      (201)
  Other assets......................................   (2,024)    (1,697)
  Separate account assets...........................   17,870     15,621
  Policyholder benefit liabilities..................   13,654     12,816
  Undistributed policyholder allocations............    3,699      2,478
  Debt..............................................      100        100
  Other liabilities.................................      598        433
  Separate account liabilities......................  (17,870)   (15,621)
                                                      -------    -------
    Total US GAAP adjustments.......................        -          -
                                                      =======    =======

BANKING BUSINESS

    In the Group's UK financial statements the financial position related to the banking business is recorded in single consolidated asset and liability line items. The net results of banking and investment management activities are each recorded in separate lines in the consolidated profit and loss accounts. Under US GAAP, the banking business assets and liabilities are recorded in the condensed consolidated balance sheets within the classifications to which they relate while the banking and investment management activities are recorded in the condensed consolidated statements of income within corresponding revenue and expense items.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)
    The US GAAP reclassifications to present banking business within the classifications to which they relate had the following effects on the condensed consolidated US GAAP financial statements:

                                                           1999       1998       1997
                                                         --------   --------   --------
                                                                  (L MILLIONS)
Condensed consolidated US GAAP statement of income:
  Investment results...................................      386         88       30
  Other income.........................................      214        104       19
  Underwriting, acquisition and other operating
    expenses...........................................     (600)      (192)     (49)
                                                          ------     ------      ---
    Total US GAAP adjustments..........................       --         --       --
                                                          ======     ======      ===
Condensed consolidated US GAAP balance sheets:
  Fixed maturities.....................................    3,591         21
  Short-term investments...............................    2,993      1,649
  Mortgage loans.......................................    1,620        640
  Other loans..........................................      426         33
  Other assets.........................................   (8,630)    (2,343)
  Debt.................................................      (10)        (9)
  Other liabilities....................................       10          9
                                                          ------     ------
    Total US GAAP adjustments..........................        -          -
                                                          ======     ======

DISCONTINUED OPERATIONS

    Under UK GAAP, discontinued operations consist of all business disposals made during the year, or within three months after the year-end. Under US GAAP, discontinued operations consist only of the sale or disposal of a business whose activities comprise a distinct line of business or class of policyholder. The Group has not sold any portion of its business that meets the US GAAP criterion for discontinued operations.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) OTHER COMPREHENSIVE INCOME

    An analysis of accumulated other comprehensive income follows:

                                                          1999       1998       1997
                                                        --------   --------   --------
                                                                 (L MILLIONS)
Foreign currency translation adjustments:
  Foreign currency translation adjustments arising
    during the year...................................       49        (49)      (26)
  Less: Reclassification adjustment for losses
    included in net income............................       --         68        --
                                                         ------     ------      ----
  Foreign currency translation adjustments............       49         19       (26)
                                                         ------     ------      ----
Unrealized investment gains (losses) on
  available-for-sale securities:
  Unrealized holding gains (losses) arising during the
    year..............................................   (1,465)       802       924
  Less: Reclassification adjustment for losses (gains)
    included in net income............................     (286)      (119)      (45)
                                                         ------     ------      ----
  Unrealized investment gains (losses), net...........   (1,751)       683       879
  Related amortization of deferred acquisition
    costs.............................................      345         86      (123)
  Related loss recognition............................      467       (696)     (302)
  Policyholders' share of with-profits business.......      119       (121)     (126)
  Related deferred taxes..............................      314        (11)     (151)
                                                         ------     ------      ----
  Net unrealized gains (losses) on available-for-sale
    securities........................................     (506)       (59)      177
                                                         ------     ------      ----
OTHER COMPREHENSIVE INCOME (LOSS).....................     (457)       (40)      151
Accumulated other comprehensive income (loss),
  beginning of year...................................       71        111       (40)
                                                         ------     ------      ----
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), END OF
  YEAR................................................     (386)        71       111
                                                         ======     ======      ====
Components of accumulated other comprehensive income:
Foreign currency translation adjustments..............      (87)      (136)
                                                         ------     ------
Net unrealized gains on available-for-sale securities:
  Unrealized investment gains, net....................      388      2,139
  Related amortization of deferred acquisition
    costs.............................................      188       (157)
  Related loss recognition............................     (980)    (1,447)
  Policyholders' share on with-profits business.......       17       (102)
  Related deferred taxes..............................       88       (226)
                                                         ------     ------
  Net unrealized gains (losses) on available-for-sale
    securities........................................     (299)       207
                                                         ------     ------
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), END OF
  YEAR................................................     (386)        71
                                                         ======     ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)

    Securities supporting UK payout annuities written by PAL and securities owned by Jackson National Life are classified as available-for-sale securities and are carried at fair value with unrealized investment gains and losses, and changes therein, reflected as separate components of accumulated other comprehensive income and other comprehensive income, respectively. These unrealized investment gains and losses, and changes therein, are presented net of the following items to the extent that they would be reflected in net income had unrealized gains and losses been realized: (a) related deferred acquisition costs amortization for products that amortize deferred acquisition costs in relation to expected gross profits and are supported by available-for-sale securities; (b) loss recognition for limited payment contracts supported by available-for-sale securities if use of market yields in computing loss recognition would result in a premium deficiency; (c) with-profits policyholders' share of the increase in net equity of with-profits fund subsidiaries that hold available for sale securities; and (d) deferred income taxes on unrealized gains and losses, net of other items described above.

UNDERWRITING, ACQUISITION AND OTHER OPERATING EXPENSES

                                                           1999       1998       1997
                                                         --------   --------   --------
                                                                  (L MILLIONS)
Acquisition costs incurred.............................     816        603        578
Acquisition expenses deferred..........................    (688)      (486)      (392)
Amortization of deferred acquisition costs.............     424        231        266
Operating costs........................................   1,884      1,120        815
                                                          -----      -----      -----
Total underwriting, acquisition and other operating
  expenses.............................................   2,436      1,468      1,267
                                                          =====      =====      =====

INVESTMENTS

    For US GAAP purposes, the Group has classified certain debt, other fixed income and equity securities principally in relation to Jackson National Life and the UK annuity business as available-for-sale. Securities classified as available-for-sale are carried at fair value and changes in unrealized gains and losses are reflected in accumulated other comprehensive income in shareholders' equity. All securities not classified as available-for-sale, principally in relation to the Group's with-profits business (excluding UK annuity business), are classified as trading, including securities included in deposits with credit institutions. Trading securities are carried at fair value with the changes in unrealized gains and losses recorded in the statement of income for the period. Bank time deposits included in deposits with credit institutions have maturities of less than 90 days and are carried at fair

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) value which approximates cost. Deposits with credit institutions are included in short term investments in the condensed consolidated US GAAP balance sheets.

                                                      GROSS        GROSS
                                      AMORTIZED     UNREALIZED   UNREALIZED   ESTIMATED
                                     COST OR COST     GAINS        LOSSES     FAIR VALUE
                                     ------------   ----------   ----------   ----------
                                                        (L MILLIONS)
DECEMBER 31, 1999
Fixed
  maturities--available-for-sale
  U.S. Government and other
    Governments....................        182             8           2           188
  U.K. Government securities.......        979           104           1         1,082
  Local government securities......        525           140          --           665
  Corporate securities.............     20,269           953         580        20,642
  Mortgage-backed securities.......      6,937            14         275         6,676
  Other debt securities............        340             3          16           327
                                        ------         -----         ---        ------
Total fixed
  maturities--available-for-
  sale.............................     29,232         1,222         874        29,580
                                        ------         -----         ---
Fixed maturities--trading..........                                             11,813
                                                                                ------
TOTAL FIXED MATURITIES.............                                             41,393
                                                                                ======
Equity
  securities--available-for-sale...        294            59          19           334
Equity securities--trading.........                                             47,133
                                                                                ------
TOTAL EQUITY SECURITIES............                                             47,467
                                                                                ======

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)

                                                      GROSS        GROSS
                                      AMORTIZED     UNREALIZED   UNREALIZED   ESTIMATED
                                     COST OR COST     GAINS        LOSSES     FAIR VALUE
                                     ------------   ----------   ----------   ----------
                                                        (L MILLIONS)
DECEMBER 31, 1998
Fixed
  maturities--available-for-sale
  U.S. Government and other
    Governments....................        179            32           3           208
  U.K. Government securities.......        685           148           -           833
  Local government securities......        435           157           8           584
  Corporate securities.............     13,674         1,760         141        15,293
  Mortgage-backed securities.......      7,148           159          41         7,266
  Other debt securities............        338            25           -           363
                                        ------         -----         ---        ------
Total fixed
  maturities--available-for-
  sale.............................     22,459         2,281         193        24,547
Fixed maturities--trading..........                                              8,568
                                                                                ------
TOTAL FIXED MATURITIES.............                                             33,115
                                                                                ======
Equity
  securities--available-for-sale...        170            65          14           221
Equity securities--trading.........                                             40,133
                                                                                ------
TOTAL EQUITY SECURITIES............                                             40,354
                                                                                ======

    The following table sets out certain additional information relating to sales of available-for-sale securities:

                                                           1999       1998       1997
                                                         --------   --------   --------
                                                                  (L MILLIONS)
Sales proceeds.........................................   7,025      5,706      6,536
                                                          =====      =====      =====
Gross realized gains...................................     223        213        192
Gross realized losses..................................     (44)       (18)       (31)
                                                          -----      -----      -----
Net realized gains.....................................     179        195        161
                                                          =====      =====      =====

    The change in net unrealized gains on trading securities included in income was L3,800 million, L1,618 million, and L4,547 million for 1999, 1998, and 1997, respectively.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)
REAL ESTATE

    The following table sets out certain information concerning the Group's real estate holdings as of December 31:

                                                            GROUP               HELD FOR
                                                          OCCUPIED             INVESTMENT
                                                     -------------------   -------------------
                                                       1999       1998       1999       1998
                                                     --------   --------   --------   --------
                                                                   (L MILLIONS)
Cost...............................................    283        187       4,336      3,727
Accumulated depreciation...........................    (43)       (22)       (795)      (697)
                                                       ---        ---       -----      -----
Depreciated cost...................................    240        165       3,541      3,030
                                                       ===        ===       =====      =====

    No real estate was held for sale at December 31, 1999 or 1998. There were no impairment losses recorded on real estate at December 31, 1999 or 1998. Depreciation expense for group occupied real estate was L8 million, L6 million, and L6 million and for investment real estate was L116 million, L100 million, and L77 million for the years ended December 31, 1999, 1998, and 1997, respectively. Group occupied real estate is classified as "Other assets" in the condensed consolidated US GAAP balance sheets.

POLICYHOLDER BENEFIT LIABILITIES

    The following table shows the components of policyholder benefit liabilities:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
Future policy benefits and losses (policy reserves).........   24,582     20,856
Policy account values.......................................   44,775     40,546
Unearned revenue reserve....................................    1,079        861
Other policy claims and benefits payable....................      743        615
                                                               ------     ------
Policyholder benefit liabilities............................   71,179     62,878
                                                               ======     ======

DEBT

    In addition to the borrowings described in Note 26, for US GAAP debt includes L893 million and L554 million at December 31, 1999 and 1998, respectively, for the obligation of Jackson National Life to repurchase securities sold under reverse repurchase and dollar roll agreements. Under UK GAAP, these liabilities are shown as amounts owed to credit institutions. Jackson National Life has entered into a program of funding arrangements, the liabilities for which amounted to L619 million in 1999 and nil in 1998, and have been included in debt under US GAAP but other creditors under UK GAAP. Additionally, L10 million and L9 million at December 31, 1999 and 1998, respectively, of banking operations' bank loans and overdrafts repayable on demand are included in debt for US GAAP. The L100 million principal amount 8.5% subordinated collateralized bonds issued by Scottish Amicable Finance plc, which is owned by SAIF, are included in separate account liabilities for US GAAP.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) UNDISTRIBUTED POLICYHOLDER ALLOCATIONS

    A reconciliation of movements in the undistributed policyholder allocations included in the condensed consolidated US GAAP balance sheets as of December 31 is as follows:

                                                        1999       1998       1997
                                                      --------   --------   --------
                                                               (L MILLIONS)
Balance at January 1................................   16,155     15,646     13,191
                                                       ------     ------     ------
Provision for policyholders' share of earnings on
  with-profits business:
Before income tax...................................    7,777      3,458      5,441
Income tax..........................................   (1,167)      (531)      (799)
                                                       ------     ------     ------
Net of income tax...................................    6,610      2,927      4,642
Cost of policyholders' bonuses declared.............   (2,734)    (2,418)    (2,237)
Policyholders' share of unrealized investment gains
  on available-for-sale securities..................     (119)       120        126
Disposal of subsidiary..............................       --        (95)        --
Foreign exchange adjustment.........................       38        (25)       (76)
                                                       ------     ------     ------
BALANCE AT DECEMBER 31..............................   19,950     16,155     15,646
                                                       ======     ======     ======

TAXES

    Components of the US GAAP net deferred income tax liability, which is included in other liabilities on the condensed consolidated balance sheets at December 31, 1999 and 1998 are as follows:

                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
ASSET:
Short-term temporary differences............................     (67)       (26)
Long-term business technical provisions and other insurance
  items.....................................................    (484)      (355)
Capital allowances..........................................     (33)        (4)
Closure cost provisions.....................................      --        (11)
                                                               -----      -----
Total.......................................................    (584)      (396)
                                                               -----      -----
LIABILITY:
Deferred acquisition costs..................................     491        261
Short-term temporary differences............................     213        125
Long-term business technical provisions and other insurance
  items.....................................................     291        120
Unrealized gains on investments.............................   3,203      2,855
                                                               -----      -----
Total.......................................................   4,198      3,361
                                                               -----      -----
NET DEFERRED INCOME TAX LIABILITY...........................   3,614      2,965
                                                               =====      =====

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)
PENSION PLANS

    Prudential's UK staff pension plan and Scottish Amicable's staff pension plan are the two primary defined benefits plans that cover substantially all UK-based employees. These plans are non-contributory, with benefits based on employee retirement age, years of service and compensation near retirement. The plans' assets include UK and overseas equity and fixed income securities, index-linked gilts, unauthorized unit trusts, venture capital investments, property and cash.

    The status of defined benefit plans under US GAAP at December 31 was as follows:

                                                           1999       1998       1997
                                                         --------   --------   --------
                                                                  (L MILLIONS)
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation, beginning of year..................   3,667      3,077      2,675
Acquisitions during the year...........................      79         --        157
Service cost...........................................      82         65         58
Interest cost..........................................     203        227        227
Actuarial loss.........................................     (38)       456        107
Benefit payments.......................................    (194)      (158)      (147)
                                                          -----      -----      -----
BENEFIT OBLIGATION, END OF YEAR........................   3,799      3,667      3,077
                                                          =====      =====      =====
CHANGE IN PLAN ASSETS:
Fair value of plan assets, beginning of year...........   4,434      4,073      3,366
Acquisitions during the year...........................     107         --        269
Actual return on plan assets...........................   1,030        485        561
Employer contributions.................................      39         34         24
Benefit payments.......................................    (194)      (158)      (147)
                                                          -----      -----      -----
FAIR VALUE OF PLAN ASSETS, END OF YEAR.................   5,416      4,434      4,073
                                                          =====      =====      =====
FUNDED STATUS END OF YEAR:
Plan assets in excess of benefit obligation............   1,617        767        997
Unrecognized transition obligation asset...............    (184)      (231)      (277)
Unrecognized net actuarial losses (gains)..............    (657)       145       (167)
                                                          -----      -----      -----
PREPAID BENEFIT COST (INCLUDED IN OTHER ASSETS)........     776        681        553
                                                          =====      =====      =====
COMPONENTS OF NET PERIODIC PENSION COST:
Service cost...........................................      82         65         58
Interest cost..........................................     203        227        227
Expected return on assets..............................    (267)      (341)      (287)
Amortization of transition obligation..................     (46)       (46)       (46)
                                                          -----      -----      -----
NET PERIODIC PENSION COST (INCLUDED IN UNDERWRITING,
  ACQUISITION AND OTHER OPERATING EXPENSES)............     (28)       (95)       (48)
                                                          =====      =====      =====

    Assumed discount rates, rates of increase in future compensation levels and rates of pension increases used in calculating the projected benefit obligations together with long-term rates of return

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) on plan assets are updated annually to reflect changing economic conditions in the UK where the pension plans are situated.

    The actuarial assumptions used in determining benefit obligations at December 31, were as follows:

                                                                1999       1998
                                                                 %          %
                                                              --------   --------
Discount rate...............................................    6.0        5.5
Rate of increase in future compensation levels..............    5.0        4.0
Rate of increase in pension payments for inflation..........    3.0        2.5
Expected long-term return on plan assets....................    6.5        6.0

GOODWILL

    The following table provides an analysis of goodwill under US GAAP:

                                                              1999       1998       1997
                                                            --------   --------   --------
                                                                     (L MILLIONS)
Goodwill, beginning of year...............................     549       536        115
Acquisitions during the year..............................   1,555        59        436
Disposal of subsidiary undertaking........................      --       (21)        --
Amortization charge for the year..........................     (85)      (25)       (15)
                                                             -----       ---        ---
GOODWILL, END OF YEAR.....................................   2,019       549        536
                                                             =====       ===        ===

BUSINESS ACQUISITIONS

    On April 28, 1999 Prudential acquired M&G Group plc (M&G). As a result of the acquisition, Prudential accrued a liability of L3 million for employee termination benefits, affecting 117 employees comprising primarily the institutional and life and pension administrative departments of M&G. Prudential also accrued a liability of L2 million for exiting some activities of M&G. The total liability of L5 million, reflected in other liabilities in the condensed consolidated US GAAP balance sheets, is considered part of the M&G purchase price. Termination benefits paid and charged against the liability during 1999 were L0.2 million and the number of employees terminated was 4.

    Prudential also accrued a liability of L2 million for employee termination benefits affecting 3 employees from Prudential and an additional L1 million for employee retention bonuses. The total liability of L3 million is reflected in other liabilities in the condensed consolidated US GAAP balance sheets. As of December 31, 1999, L1 million has been paid and charged against the liability.

PENSION MISSELLING LIABILITY

    The components of the pension misselling liability at December 31, 1999 relating to future benefit payments were discounted at 6% in accordance with guidelines issued by the UK Government Actuaries Department. The undiscounted amounts, including expected internal and external legal and

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED) administrative costs of adjudicating, processing and settling these claims, at December 31, 1999 expected to be paid in each of the years ended December 31 are as follows:

                                                              (L MILLIONS)
                                                              ------------
2000........................................................       273
2001........................................................       579
2002........................................................       405
2003........................................................        41
2004........................................................        46
Thereafter..................................................     1,127
                                                                 -----
Total undiscounted amount...................................     2,471
Aggregate discount..........................................      (771)
                                                                 -----
Pension misselling liability................................     1,700
                                                                 =====

STOCK-BASED COMPENSATION

    Compensation expense for stock option plans is recorded if the market price of the underlying shares on the measurement date exceeds the option exercise price. Compensation expense recorded under US GAAP for stock option plans during 1999, 1998 and 1997 was L19 million, L21 million, and L19 million, respectively.

    If the Group had determined compensation expense based on the fair value of the options at the grant date for its share options and awards granted after December 15, 1994 under SFAS No. 123, "Accounting for Stock-Based Compensation", the Group's pro forma earnings would have been as follows:

                                                           1999          1998          1997
                                                         --------      --------      --------
                                                               (L MILLIONS, EXCEPT PER
                                                                    SHARE AMOUNTS)
NET INCOME:
As reported............................................    888           801          1,082
Pro forma..............................................    894           804          1,082
BASIC EARNINGS PER SHARE:
As reported............................................     46p           41p            56p
Pro forma..............................................     46p           42p            56p
DILUTED EARNINGS PER SHARE:
As reported............................................     45p           41p            56p
Pro forma..............................................     45p           41p            56p

    In accordance with SFAS No. 123, the pro forma amounts include only the effects of share options and awards granted since December 15, 1994 and are not necessarily indicative of future pro forma net income.

                        PRUDENTIAL PLC AND SUBSIDIARIES

                               DECEMBER 31, 1999

35 CONDENSED CONSOLIDATED US GAAP FINANCIAL STATEMENTS (CONTINUED)
    The weighted average exercise prices and fair values of options granted during 1999, 1998 and 1997 were as follows:

                                       1999                  1998                  1997
                                -------------------   -------------------   -------------------
                                WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                                AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                  FAIR     EXERCISE     FAIR     EXERCISE     FAIR     EXERCISE
                                 VALUE      PRICE      VALUE      PRICE      VALUE      PRICE
                                   L          L          L          L          L          L
                                --------   --------   --------   --------   --------   --------
Stock options granted with
  exercise prices:
  Greater than or equal to
    grant-date market
    value....................     1.45       7.72       2.26       9.48         --         --
  Less than grant-date market
    value....................     3.28       5.57       4.51       4.95       2.34       4.37

    The fair value amounts above were determined using the Black-Scholes option-pricing using the following assumptions:

                                             1999            1998            1997
                                          ----------      ----------      ----------
Dividend yield..........................        2.73%           2.56%           3.15%
Expected volatility.....................       20.00%          20.00%          20.00%
Risk free interest rate.................        6.05%           6.35%           7.17%
Expected life...........................  3.93 years      4.28 years      4.55 years

                                                                         ANNEX A

                            AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                 PRUDENTIAL PLC

                          HOLBORN DELAWARE PARTNERSHIP

                              ASCEND MERGER CORP.

                                      AND

                          AMERICAN GENERAL CORPORATION

                           DATED AS OF MARCH 11, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME.........................       A-1
  1.1   The Merger..........................................       A-1
  1.2   Closing.............................................       A-2
  1.3   Effective Time......................................       A-2
  1.4   Change in Structure.................................       A-2

ARTICLE II
ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING
  CORPORATION...............................................       A-3
  2.1   The Articles of Incorporation.......................       A-3
  2.2   The Bylaws..........................................       A-3

ARTICLE III
OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION.........       A-3
  3.1   Directors...........................................       A-3
  3.2   Officers............................................       A-3

ARTICLE IV
EFFECT OF THE MERGER ON STOCK; EXCHANGE OF CERTIFICATES.....       A-3
  4.1   Effect on Stock.....................................       A-3
          (a) Merger Consideration..........................       A-3
          (b) Cancellation of Common Shares.................       A-4
          (c) Merger Sub....................................       A-4
          (d) Issuance of Surviving Corporation Shares......       A-4
          (e) Issuance of Parent Ordinary Shares............       A-5
  4.2   Exchange of Certificates for Shares.................       A-5
          (a) Exchange Agent and Procedures.................       A-5
          (b) Distributions with Respect to Unexchanged
            Shares..........................................       A-6
          (c) Closing of Transfer Books.....................       A-6
          (d) Fractional Shares.............................       A-7
          (e) Termination of Entitlement....................       A-7
          (f) Lost, Stolen or Destroyed Certificates........       A-7
          (g) Withholding Taxes.............................       A-7
  4.3   Dissenters' Rights..................................       A-8
  4.4   Adjustments to Prevent Dilution.....................       A-9

ARTICLE V
REPRESENTATIONS AND WARRANTIES..............................       A-9
  5.1   Standard............................................       A-9
  5.2   Representations and Warranties of the Company.......      A-10
          (a) Organization, Good Standing and
            Qualification...................................      A-10
          (b) Capital Structure.............................      A-11
          (c) Corporate Authority; Approval and Fairness....      A-12
          (d) Governmental Filings; No Violations...........      A-12
          (e) Company Reports; Financial Statements;
            Undisclosed Liabilities;
                Statutory Statements........................      A-13
          (f) Absence of Certain Changes....................      A-15
          (g) Litigation....................................      A-15
          (h) Employee Benefits.............................      A-15
          (i) Compliance with Laws; Permits.................      A-17
          (j) Takeover Statutes.............................      A-17

                                                                PAGE
                                                              --------
          (k) Taxes.........................................      A-17
          (l) Intellectual Property.........................      A-18
          (m) Brokers and Finders...........................      A-18
          (n) Insurance Business............................      A-19
          (o) Material Contracts............................      A-19
          (p) Environmental Matters.........................      A-19
          (q) Risk Management; Derivatives..................      A-20
          (r) Tax Status....................................      A-20
  5.3   Representations and Warranties of Parent............      A-21
          (a) Organization, Good Standing and
            Qualification...................................      A-21
          (b) Capital Structure.............................      A-22
          (c) Corporate Authority; Approval and Fairness....      A-22
          (d) Governmental Filings; No Violations...........      A-23
          (e) Parent Reports; Financial Statements;
            Undisclosed Liabilities.........................      A-24
          (f) Absence of Certain Changes....................      A-25
          (g) Litigation....................................      A-25
          (h) Employee Benefits.............................      A-26
          (i) Compliance with Laws..........................      A-26
          (j) Taxes.........................................      A-27
          (k) Intellectual Property.........................      A-27
          (l) Brokers and Finders...........................      A-27
          (m) Insurance Business............................      A-27
          (n) Material Contracts............................      A-27
          (o) Environmental Matters.........................      A-28
          (p) Merger Accounting.............................      A-28
          (q) Risk Management; Derivatives..................      A-28
          (r) Tax Status....................................      A-28
          (s) Merger Sub's Operations.......................      A-29

ARTICLE VI
COVENANTS...................................................      A-29
  6.1   Company Interim Operations..........................      A-29
  6.2   Parent Interim Operations...........................      A-32
  6.3   Acquisition Proposals...............................      A-34
  6.4   Registration Statement; Parent Documents;
    Information Supplied....................................      A-36
          (a) Registration Statement........................      A-36
          (b) Parent Documents..............................      A-37
  6.5   Stockholders Meetings...............................      A-37
  6.6   Filings; Other Actions; Notification................      A-39
  6.7   Access..............................................      A-40
  6.8   Affiliates..........................................      A-41
  6.9   Listing Application.................................      A-41
  6.10  Publicity...........................................      A-41
  6.11  Expenses............................................      A-41
  6.12  Indemnification; Directors' and Officers'
    Insurance...............................................      A-42
  6.13  Takeover Statute....................................      A-43
  6.14  Board of Directors of Parent........................      A-43
  6.15  Accountants' Letters................................      A-44
  6.16  Integration Committee...............................      A-44
  6.17  Tax-Free Merger.....................................      A-44
  6.18  Employee Benefits...................................      A-44
  6.19  Section 16 Matters..................................      A-48

                                                                PAGE
                                                              --------
  6.20  Coordination of Dividends...........................      A-48
  6.21  Deposit Agreement and Shareholder Meetings..........      A-49
  6.22  Merger Accounting...................................      A-49
  6.23  Qualification of the Fund Clients; Fund Client
    Boards..................................................      A-49
  6.24  Transfer Taxes......................................      A-49
  6.25  Parent Allotment Resolution.........................      A-50
  6.26  Report and Valuation................................      A-50
  6.27  Dividend Reinvestment Plan..........................      A-50

ARTICLE VII
CONDITIONS..................................................      A-50
  7.1   Conditions to Each Party's Obligation to Effect the
    Merger..................................................      A-50
          (a) Shareholder Approval..........................      A-50
          (b) Exchange Listing..............................      A-50
          (c) Regulatory Consents...........................      A-50
          (d) Governmental Orders or Proceedings............      A-51
          (e) Form F-4......................................      A-51
          (f) Accountants Letter............................      A-51
  7.2   Conditions to Obligations of Parent and Merger
    Sub.....................................................      A-51
          (a) Representations and Warranties; Covenants.....      A-51
          (b) Consents......................................      A-52
          (c) Tax Opinion...................................      A-52
  7.3   Conditions to Obligation of the Company.............      A-52
          (a) Representations and Warranties; Covenants.....      A-52
          (b) Tax Opinion...................................      A-52
          (c) New Directors.................................      A-52

ARTICLE VIII
TERMINATION.................................................      A-53
  8.1   Termination by Mutual Consent.......................      A-53
  8.2   Termination by Either Parent or the Company.........      A-53
  8.3   Termination by Company..............................      A-53
  8.4   Termination by Parent...............................      A-54
  8.5   Effect of Termination and Abandonment...............      A-54
  8.6   Company Termination Payment.........................      A-54
  8.7   Parent Termination Payment..........................      A-56
  8.8   Pre-Termination Acquisition Proposal Event..........      A-57

ARTICLE IX
MISCELLANEOUS AND GENERAL...................................      A-57
  9.1   Survival............................................      A-57
  9.2   Modification or Amendment...........................      A-57
  9.3   Waiver..............................................      A-57
  9.4   Counterparts........................................      A-58
  9.5   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.......      A-58
  9.6   Notices.............................................      A-59
  9.7   Entire Agreement; No Other Representations..........      A-60
  9.8   No Third Party Beneficiaries........................      A-60
  9.9   Obligations of Parent and of the Company............      A-60
  9.10  Severability........................................      A-60
  9.11  Interpretation......................................      A-60
  9.12  Assignment..........................................      A-61

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (hereinafter called this "AGREEMENT"), dated as of March 11, 2001, among American General Corporation, a Texas corporation (the "COMPANY"), Prudential plc, a public limited company incorporated in England and Wales ("PARENT"), Holborn Delaware Partnership, a Delaware general partnership and a wholly-owned indirect subsidiary of Parent ("HDP"), and Ascend Merger Corp., a Texas corporation and a wholly-owned subsidiary of HDP ("MERGER SUB").

                                    RECITALS

    WHEREAS, HDP and the boards of directors of Parent, Merger Sub and the Company have each determined that it is in furtherance of and consistent with their respective long-term business strategies and is advisable and in the best interests of their respective companies (or, in the case of HDP, general partnership) and shareholders or general partners, as applicable, for Parent and HDP to cause Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, HDP and the boards of directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the applicable provisions of the Texas Business Corporation Act (the "TBCA"), and upon the terms and subject to the conditions set forth herein;

    WHEREAS, it is intended that, for United States federal income tax purposes, the Merger shall qualify (i) as a reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE") and (ii) for an exception to the general rule of Section 367(a)(1) of the Code, and that this Agreement be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

    WHEREAS, Parent, HDP, Merger Sub and the Company intend that the Merger be accounted for using merger accounting methods under generally accepted accounting principles in the United Kingdom ("U.K. GAAP");

    WHEREAS, as an inducement to the willingness of Parent, HDP and Merger Sub to enter into this Agreement, Parent and the Company have entered into agreements, each dated as of the date hereof and to become effective as of the Effective Time, with Robert M. Devlin, Frederick W. Geissinger, John A. Graf and Rodney O. Martin, amending such individuals' respective employment, change of control severance and split-dollar agreements; and

    WHEREAS, the Company, Parent, HDP and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby.

    NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                      THE MERGER; CLOSING; EFFECTIVE TIME

    1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the effect of the Merger shall be as provided in this

Agreement, the Articles of Merger and the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.2  Closing.  The closing of the Merger (the "CLOSING") shall take place
(i) at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York at 9:00 a.m. New York City time on the fifth Business Day after all of the conditions set forth in Article VII have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) in accordance with this Agreement; PROVIDED, that, if the Closing Date would otherwise have occurred during the ten Business Days prior to a previously scheduled record date for any Parent dividend or distribution, the Closing may be delayed, at the election of Parent, until the Business Day following such record date, or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "CLOSING DATE"). For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York or London, England.

    1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall file articles of merger as contemplated by the TBCA (the "ARTICLES OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA. The Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Texas in response to the filing of the Articles of Merger or at such later date and time as may be set forth in such Articles of Merger (such time, the "EFFECTIVE TIME" and the date on which the Effective Time occurs, the "EFFECTIVE DATE").

    1.4 Change in Structure. Parent may at any time prior to the Effective Time change the structural method of effecting the combination with the Company (including, without limitation, the provisions of this Article I and of Article IV) if and to the extent Parent deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall (i) be effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed,
(ii) alter or change in any way (including as to the amount or kind) the consideration to be issued to holders of common shares, par value $.50 per share, of the Company (the "COMMON SHARES"), or the holders of any Company Options or Company Restricted Shares as provided for in this Agreement,
(iii) adversely affect the tax treatment of holders of Common Shares or the holders of any Company Options or Company Restricted Shares as a result of the transactions contemplated by this Agreement, or (iv) meaningfully impede or meaningfully delay consummation of the transactions contemplated by this Agreement. In addition, Parent, HDP and Merger Sub agree that if, as a result of any such change in the structural method of effecting the combination with the Company, any representation or warranty of the Company would become untrue or incorrect, then such failures to be true or correct, to the extent arising from such change in structure, shall not be taken into account in determining whether the condition set forth in Section 7.2(a) shall have been satisfied.

                                   ARTICLE II
                      ARTICLES OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

    2.1 The Articles of Incorporation. The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "ARTICLES OF INCORPORATION"), until thereafter duly amended as provided therein or by applicable law.

    2.2 The Bylaws. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "BYLAWS"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III
                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

    3.1 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation.

    3.2 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation.

                                   ARTICLE IV
            EFFECT OF THE MERGER ON STOCK; EXCHANGE OF CERTIFICATES

    4.1 Effect on Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any stock of the Company or Merger Sub:

    (a) Merger Consideration. Subject to Section 4.2(d), each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) Common Shares held in treasury by the Company ("EXCLUDED SHARES"),
(ii) Dissenting Shares, if applicable, and (iii) Common Shares owned by Parent or the Company (in the case of the Company, other than Excluded Shares) or any of their respective "subsidiaries" (as defined in Section 736 of the Companies
Act) if and to the extent issuance of the Merger Consideration in respect of such Common Shares would be void pursuant to Section 23 of the Companies Act ("RETAINED SHARES")) shall be converted into, the right to receive in accordance with this Article IV 3.6622 (the "EXCHANGE RATIO") ordinary shares of Parent, of nominal value U.K. 5p each ("PARENT ORDINARY SHARES"). Each holder of converted and cancelled Common Shares (other than Excluded Shares, Dissenting Shares, if applicable, and Retained Shares) shall have the right to elect in respect of any one beneficial owner to receive, in lieu of all of the Parent Ordinary Shares such beneficial owner has the right to receive pursuant to the prior sentence,
1.8311 American depositary shares (the "PARENT DEPOSITARY SHARES") per Common Share, each such Parent Depositary Share representing the right to receive two Parent Ordinary Shares (such Parent Ordinary Shares or Parent Depositary Shares to be issued to holders of Common Shares, the "MERGER CONSIDERATION"). The Parent Depositary Shares may be evidenced by one or more American depositary receipts ("PARENT ADRS") issued in accordance with the Deposit Agreement, dated as of June 28, 2000, among Parent, Morgan Guaranty Trust Company of New York, as depositary (the "DEPOSITARY"), and holders and beneficial owners from time to time of Parent ADRs issued thereunder (as amended from time to time, including an amendment at or prior to the Effective Time as contemplated by
Section 6.21 below, the "DEPOSIT AGREEMENT").

    (b)  Cancellation of Common Shares.

    (i) At the Effective Time, all Common Shares (other than Retained Shares) shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any of such Common Shares (other than Excluded Shares, Dissenting Shares, if applicable, and Retained Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to
Section 4.2(d) cash in lieu of a fractional Parent Ordinary Share or Parent Depositary Share, and any distribution or dividend pursuant to Section 4.2(b), in each case without interest. The Parent Ordinary Shares and the Parent Depositary Shares issued in accordance with this Article IV shall be of the same class and shall have the same rights as the currently outstanding Parent Ordinary Shares and the currently outstanding Parent Depositary Shares, respectively. The Surviving Corporation shall be liable for all stamp duties, stamp duty reserve tax and other similar Taxing Authority charges imposed in connection with the issuance or creation of Parent Ordinary Shares or Parent Depositary Shares constituting Merger Consideration and any Parent ADRs in connection therewith and any deliveries thereof by the Exchange Agent in accordance with Section 4.2(a) or Section 4.2(b) below (including any United Kingdom stamp duty, stamp duty reserve tax or other similar Taxing Authority charge (or any interest or penalties thereon) that may be payable by the Surviving Corporation, HDP, the Exchange Agent or Parent pursuant to the Deposit Agreement). Subject to Section 4.2(a)(iii) below, no holder of Common Shares, Company Restricted Shares or Company Options shall be obligated to pay any fee or other charge or expense to the Depositary or any stamp duties, stamp duty reserve tax or other similar Taxing Authority charges in connection with the issuance of any Parent Ordinary Shares, Parent Depositary Shares or Parent ADRs pursuant to either the Merger or the exercise of Adjusted Options and any deliveries thereof by the Exchange Agent in accordance with Section 4.2(a) and
Section 4.2(b) below (for avoidance of doubt, the parties agree that the provisions of this sentence shall not apply to any subsequent (x) delivery or
(y) deposit pursuant to the Deposit Agreement).

    (ii) Each Excluded Share issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

    (iii) Each Retained Share issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be retained by the holder thereof and shall remain outstanding as a share of common stock of the Surviving Corporation; PROVIDED, HOWEVER, that at the option of Parent by written notice to the Company prior to the Effective Time, any Retained Shares may be treated as Excluded Shares for purposes of this Agreement.

    (c) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share ("MERGER SUB COMMON STOCK"), of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled.

    (d) Issuance of Surviving Corporation Shares. In consideration for HDP procuring the issuance, in accordance with Section 4.2(a), of the Parent Ordinary Shares referred to in Section 4.1(e), the Surviving Corporation shall issue to HDP at the Effective Time such number of shares of common stock of the Surviving Corporation as is equal to the number of Common Shares outstanding immediately prior to the Effective Time (other than the Excluded Shares and Retained Shares) with the same rights, powers and privileges as the Common Shares, which shares shall constitute the only outstanding shares of common stock of the Surviving Corporation other than those shares remaining outstanding pursuant to Section 4.1(b)(iii).

    (e) Issuance of Parent Ordinary Shares. In consideration of the issue to HDP by the Surviving Corporation of shares of common stock of the Surviving Corporation pursuant to Section 4.1(d), HDP undertakes to procure the allotment and issuance by Parent of such number of Parent Ordinary Shares as is equal to the number of Common Shares outstanding as of the Effective Time (other than Excluded Shares and Retained Shares) multiplied by the Exchange Ratio for the purpose of giving effect to the delivery of the Merger Consideration referred to in Section 4.1(a).

    4.2  Exchange of Certificates for Shares.

    (a) Exchange Agent and Procedures. (i) Prior to the Effective Time, HDP shall appoint Morgan Guaranty Trust Company of New York or, failing Morgan Guaranty Trust Company of New York, another agent reasonably acceptable to the Company, as exchange agent (the "EXCHANGE AGENT") for the purpose of acting solely as an agent in exchanging Certificates for Parent Ordinary Shares or Parent Depositary Shares in accordance with this Article IV and as provided in the last sentence of Section 4.2(b). Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to send to each holder of record of Common Shares (other than Excluded Shares and Retained Shares) as of the Effective Time (i) a letter of transmittal which shall require holders of Common Shares to elect to take Merger Consideration either in the form of Parent Ordinary Shares or Parent Depositary Shares, and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, such letter of transmittal to be in such form and to have such other provisions as the Company and Parent shall reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) the Merger Consideration and (B) if applicable, any cash in lieu of fractional Parent Ordinary Shares or Parent Depositary Shares in accordance with Section 4.2(d) and unpaid dividends or other distributions in accordance with Section 4.2(b). Such letter of transmittal shall permit the holder of record as of the Effective Time of Common Shares submitting the same who elects to receive Parent Ordinary Shares to choose to hold such Parent Ordinary Shares in certificated or uncertificated form. The Exchange Agent will act solely as nominee for the holders of record of Common Shares (other than Excluded Shares and Retained Shares) as of the Effective Time in relation to the actions required by the Exchange Agent under this Article IV.

    (ii) Each holder of any Common Shares that have been converted into a right to receive the Merger Consideration set forth in Section 4.1(a) shall, upon surrender of a Certificate for cancellation to the Exchange Agent together with a properly completed letter of transmittal, duly executed, be entitled to receive in exchange therefor (x) that whole number of Parent Ordinary Shares or Parent Depositary Shares that such holder is entitled to receive pursuant to this Article IV and (y) a check in the amount (after giving effect to any tax withholdings required by applicable Law) of (A) any cash in lieu of a fractional Parent Ordinary Share or a fractional Parent Depositary Share in accordance with
Section 4.2(b), plus (B) if applicable, any unpaid dividends or other distributions, that such holder has the right to receive in accordance with
Section 4.2(b), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Subject to the receipt of a duly completed and validly executed letter of transmittal together with delivery of a Certificate in the proper form required by the letter of transmittal, HDP shall procure the issuance of Parent Ordinary Shares to the Depositary (or as it may direct) as and when required for the delivery of Parent Depositary Shares in accordance with this Article IV. HDP shall procure that the Exchange Agent requisitions from the Depositary, from time to time, such number of Parent Depositary Shares, in such denominations as the Exchange Agent shall specify, as are issuable in respect of Common Shares the holders of which have elected to receive Parent Depositary Shares and for which Certificates have been delivered to the Exchange Agent. Subject to the receipt of a duly completed and validly executed letter of transmittal together with delivery of a Certificate in the proper form required by the letter of transmittal, HDP shall procure the issuance of Parent Ordinary Shares to each Person entitled thereto pursuant to this Section 4.2(a)(ii), credited as fully paid, and will cause such Person's name to be entered in the register of members of Parent and, except where such

Person has requested such Parent Ordinary Shares to be issued in uncertificated form, a certificate in respect thereof shall be issued to such Person. Where such Person has requested such Parent Ordinary Shares to be issued in uncertificated form, Parent shall cause such Parent Ordinary Shares to be duly issued in accordance with the instructions given by the Person entitled thereto and in accordance with the rules of the CREST system.

    (iii) In the event of the surrender of a Certificate representing Common Shares which are not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, the proper number of Parent Ordinary Shares or Parent Depositary Shares, as the case may be, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, shall be issued or otherwise delivered and/or paid to such a transferee if the Certificate formerly representing such Common Shares is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If any Parent Ordinary Shares or Parent Depositary Shares, as the case may be, are to be delivered to a Person whose name is other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such delivery that the Person requesting such delivery shall pay any transfer or other Taxes required to be paid by reason of such delivery to a Person whose name is other than that of the registered holder of the Certificate surrendered to the extent that such Taxes are greater than those Taxes which would have been payable by the Surviving Corporation under Section 4.1(b)(i) had the relevant Parent Ordinary Shares or Parent Depositary Shares been delivered to the relevant registered holder of such Certificate or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. For the purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

    (b) Distributions with Respect to Unexchanged Shares. Subject to the three sentences of this Section 4.2(b), all Parent Ordinary Shares issued pursuant to the Merger (including Parent Ordinary Shares underlying Parent Depositary Shares) shall be entitled to all dividends or other distributions declared by Parent in respect of the Parent Ordinary Shares the record date for which is at or after the Effective Time; PROVIDED such Parent Ordinary Shares have been issued on or prior to such record date. No dividends or other distributions in respect of the Parent Ordinary Shares shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of escheat or similar Laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the Parent Ordinary Shares or Parent Depositary Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time theretofore payable with respect to such Parent Ordinary Shares or Parent Depositary Shares and not paid and/or (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Ordinary Shares or Parent Depositary Shares with a record date at or after the Effective Time but with a payment date subsequent to surrender. In furtherance of the foregoing, in order to ensure that all holders of Common Shares entitled to receive the Merger Consideration pursuant to this Article IV receive the dividends and other distributions in respect of the Parent Ordinary Shares described in this Section 4.2(b), immediately prior to the record date for the first such dividend or other distribution occurring after the Effective Time, HDP shall procure that Parent issues to the Exchange Agent any Parent Ordinary Shares (including Parent Ordinary Shares underlying Parent Depositary Shares) constituting Merger Consideration not issued prior to such record date, such Parent Ordinary Shares to be held by the Exchange Agent as nominee for the benefit of such holders of Common Shares for exchange in accordance with
Section 4.2(a).

    (c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Common Shares outstanding immediately prior to the Effective Time thereafter on the records of the Company other than with respect to Retained Shares.

    (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fraction of a Parent Ordinary Share or Parent Depositary Share will be issued as Merger Consideration and any holder of Common Shares entitled to receive a fraction of a Parent Ordinary Share or Parent Depositary Share but for this Section 4.2(d) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds (after commissions, transfer taxes and other out-of-pocket transaction costs, including customary expenses of the Exchange Agent in connection with such sale) from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Parent Ordinary Shares and Parent Depositary Shares that would otherwise be issued (the "EXCESS SHARES"), which sales shall be executed as soon as reasonably practicable. The sales of the Excess Shares by the Exchange Agent shall be executed on the London Stock Exchange (the "LSE") through one or more brokers nominated by the Parent with the pounds sterling sale proceeds being converted into US dollars at the spot rate of exchange at the date of sale and remitted to the Exchange Agent as soon as practicable thereafter. Until the net proceeds of such sale have been distributed to the holders of Common Shares entitled thereto, the Exchange Agent will hold such proceeds in trust for such holders of Common Shares entitled thereto. HDP shall procure and Parent shall issue to the Exchange Agent (or as the Exchange Agent may request from time to time) the Excess Shares for sale in accordance with this Section 4.2(d).

    (e) Termination of Entitlement. If any Certificates shall not have been surrendered immediately prior to the date (as notified in writing by Parent to the Exchange Agent) on which payment in respect of such Certificates pursuant to this Article IV would otherwise escheat to or become property of any Governmental Entity, to the extent permitted by applicable Law (x) the entitlement of the holder of such Certificate to any Merger Consideration, to any cash payment in lieu of a fractional entitlement pursuant to
Section 4.2(d), and to any dividends or other distributions of Parent pursuant to Section 4.2(b) shall be extinguished absolutely and from that time the Exchange Agent shall no longer act as nominee for any holder of Certificates, and (y) upon demand by HDP, the Exchange Agent shall sell, on behalf of Parent, any remaining Parent Ordinary Shares issued to it pursuant to the last sentence of Section 4.2(b) and not otherwise distributed to holders of Common Shares entitled thereto, such sales to be executed on the LSE and the proceeds thereof remitted to HDP as soon as practicable thereafter.

    (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by HDP, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash payable in lieu of a fraction of a Parent Ordinary Share or Parent Depositary Share, as the case may be, and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(b) and Section 4.2(d) upon due surrender of and deliverable in respect of the Common Shares represented by such Certificate pursuant to this Agreement. Delivery of such affidavit and the posting of such bond shall be deemed delivery of a Certificate with respect to the relevant Common Shares for purposes of this Article IV.

    (g)  Withholding Taxes.  Subject to the last two sentences of
Section 4.1(b)(i), HDP, Parent, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration or other amounts otherwise payable pursuant to this Agreement to any former holder of Common Shares such amounts as HDP, Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. tax Law. To the extent that amounts are so withheld by HDP, Parent, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Common Shares in respect of which such deduction and withholding was made by HDP, Parent, the Surviving Corporation or the Exchange Agent.

    4.3 Dissenters' Rights. (a) Notwithstanding the belief of the parties that holders of Common Shares do not have a right to dissent pursuant to Sections 5.11, 5.12 and 5.13 of the TBCA in connection with the Merger, Common Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has filed with the Company prior to the Company Shareholder Meeting a written objection to the Merger in compliance with
Section 5.12.A.(1)(a) of the TBCA and not voted such shares in favor of the Merger and the plan of merger (within the meaning of the TBCA) contained in this Agreement and who, as of the Effective Time, shall not have effectively withdrawn such objection or otherwise waived any right such holder might have to make a written demand for payment of the fair value of such Common Shares ("DISSENTING SHARES") shall not be converted into or represent a right to receive Merger Consideration at the Effective Time but instead shall be entitled to such rights (but only such rights), if any, as are granted by Sections 5.11,
5.12 and 5.13 of the TBCA or as set forth below. Each holder of Dissenting Shares who validly and timely makes a written demand on the Surviving Corporation for payment of the fair value of such Dissenting Shares pursuant to
Section 5.12.A.(1)(a) of the TBCA, and who complies with Sections 5.12 and 5.13 of the TBCA and does not effectively withdraw or otherwise lose any right such holder may have to demand payment for such Dissenting Shares shall, if it shall be determined pursuant to Section 5.12 of the TBCA that such holder is entitled to a valuation of and payment for such Dissenting Shares, be entitled to receive from the Surviving Corporation the payment determined pursuant to Section 5.12 of the TBCA. If it shall be judicially determined that any holder is not entitled to demand payment for such Dissenting Shares, or such holder shall have effectively withdrawn such holder's demand for payment for such Common Shares (pursuant to, and with the effects set forth in, Section 5.13.C. of the TBCA) or lost such right to appraisal and payment pursuant to Sections 5.11, 5.12 and
5.13 of the TBCA then, immediately upon the occurrence of such event, such holder's Common Shares shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Section 4.1(a), without interest thereon, upon surrender of the Certificate representing such Common Shares and any cash payable in lieu of a fraction of a Parent Ordinary Share or Parent Depositary Share, as the case may be, and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(b) and 4.2(d), as applicable.

    (b) The Company shall give Parent (i) prompt notice of its receipt of any written objections or demands for payment, notices or other communications received pursuant to Sections 5.11, 5.12 and 5.13 of the TBCA, withdrawals of such demands, notices and communications and any other instruments relating to the Merger served pursuant to the TBCA and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for valuation and payment for any Common Shares under the TBCA. The Company shall not, except with the prior written consent of Parent or as may be required under applicable Law (in which case Parent shall be consulted), voluntarily make any payment with respect to any demands for the valuation and payment for Common Shares or offer to settle or settle any such demands or approve any withdrawal of such demands.

    (c) Any and all amounts paid by the Surviving Corporation to holders of Dissenting Shares shall be paid by the Surviving Corporation solely out of its own cash on hand or out of its own borrowings. In no event shall Parent or any of its affiliates (other than the Surviving Corporation and its Subsidiaries) provide, directly or indirectly, any funds to the Surviving Corporation in respect of payments to holders of Dissenting Shares or the repayment of such borrowings.

    4.4 Adjustments to Prevent Dilution. In the event Parent changes (or establishes a record date for changing) the number of Parent Ordinary Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend (other than issuances of stock scrip in lieu of cash dividends consistent with past practice), recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Ordinary Shares then (a) if the record and payment or effective dates, as the case may be, therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction; and (b) if the record date therefor shall be prior to the Effective Time but the payment or effective date, as the case may be, therefor shall be subsequent to the Effective Time, Parent shall take such action as shall be required so that on such payment or effective date, as the case may be, any former holder of Common Shares who shall have received or become entitled to receive Merger Consideration pursuant to this Article IV shall be entitled to receive such additional Parent Ordinary Shares or Parent Depositary Shares, as the case may be, as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time. In the event that, notwithstanding
Section 6.1 hereof, the Company changes (or establishes a record date for changing) the number of Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Common Shares then the Exchange Ratio shall be appropriately adjusted, taking into account the record and payment or effective dates, as the case may be, for such transaction.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

    5.1  Standard.  No representation or warranty of the Company contained in
Section 5.2 (other than those contained in Section 5.2(b)(i) and Section 5.2(f)(i)(y)(i)) and no representation or warranty of Parent contained in Section 5.3 (other than those contained in Section 5.3(b)(i) and Section 5.3(f)(i)(y)(i)) shall be deemed untrue or incorrect, and the Company or Parent, as the case may be, shall not be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.2 or Section 5.3, as applicable, has had or is reasonably likely to have a Material Adverse Effect on such Person, in each case disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects" or similar terms or phrases in any such representation or warranty. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means, with respect to a Person, a material adverse effect on the properties, assets, liabilities, financial condition, business or operating earnings of such Person and its Subsidiaries, taken as a whole, or an effect which is reasonably likely to prevent or materially delay or materially impair the ability of such Person to consummate the transactions contemplated by this Agreement, except to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial or securities market fluctuations or conditions, (iii) changes in, or events or conditions affecting, the financial services industry, insurance and insurance services industries, annuity industry, consumer finance industry or asset management industry generally, (iv) the imposition by any Governmental Entity of any condition or requirement in connection with the transactions contemplated hereby (PROVIDED that nothing in this clause (iv) shall be deemed to modify or restrict the rights of the parties under Section 6.6(a) or 7.1(c)), or
(v) Actions set forth in Section 5.2(g) of the Company Disclosure Letter or
Section 5.3(g) of the Parent Disclosure Letter, as applicable, and, in the case of any of clauses (i), (ii) or (iii), not affecting such Person and its Subsidiaries to a materially greater extent than it affects other Persons in industries in which such

Person competes. In determining whether the outcome of any Action which has not become final and non-appealable, has had, or is reasonably likely to have, a Material Adverse Effect, the likelihood that such outcome will be reversed or reduced on appeal or reduced by settlement shall be taken into account. The representations and warranties of the Company and Parent in
Section 5.2(b)(i) and Section 5.3(b)(i), respectively, shall be deemed to have been breached if they are untrue or incorrect in any meaningful respect. The representations and warranties of the Company and Parent in
Section 5.2(f)(i)(y)(i) and Section 5.3(f)(i)(y)(i), respectively, shall be deemed to have been breached if they are not true and correct. It is understood that the mere inclusion of an item in the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, shall not be deemed an admission by the Company or Parent, as applicable, that such item represents a material exception to any representation, warranty or covenant or is for any purpose relating to this Agreement a material fact, event or circumstance or that such item has had, or is reasonably likely to have, a Material Adverse Effect with respect to it. References herein to "material," "meaningful," "materially," "meaningfully," "in all material respects," "in any meaningful respect" or similar terms or phrases in respect of any Person shall apply to such Person and members of its consolidated group taken as a whole.

    5.2 Representations and Warranties of the Company. Except as set forth in a correspondingly numbered section of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company hereby represents and warrants to Parent (it being understood that (x) the words "to the Knowledge of the Company" or "the Company's Knowledge" and any words of similar import shall mean the actual knowledge of the Persons whose names are set forth in Section 5.2(a)(i) of the Company Disclosure Letter and (y) the listing or setting forth of an item in one section of the Company Disclosure Letter shall be deemed to be a listing or setting forth in another section or sections of the Company Disclosure Letter if and only to the extent that such information is reasonably apparent to be so applicable to such other section or sections) that:

    (a)  Organization, Good Standing and Qualification.

    (i) Each of the Company and its Scheduled Subsidiaries is a corporation or other entity duly organized, validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires such qualification. The Company has made available to Parent a complete and correct copy of the Company's articles of incorporation and bylaws, each as amended to date, which are in full force and effect.

    As used in this Agreement, "SUBSIDIARY" means, with respect to the Company, any entity, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, and, with respect to Parent, any body corporate which is a subsidiary or subsidiary undertaking, in each case within the meaning of the Companies Act 1985 of the United Kingdom, as amended (the "COMPANIES ACT"). As used in this Agreement, the "SCHEDULED SUBSIDIARIES" of the Company or Parent, as applicable, shall mean those corporations or other entities listed in Section 5.2(a)(ii) of the Company Disclosure Letter and Section 5.3(a)(ii) of the Parent Disclosure Letter (which, in the case of Parent, shall include HDP and Merger Sub), respectively. All of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any material lien, pledge, security interest, claim or other encumbrance.

    (ii) Other than its Scheduled Subsidiaries, the Company does not have any Subsidiaries which (a) individually constitute or, if aggregated and treated as one Subsidiary, would constitute a "Significant Subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act, (b) have unlimited liability share capital or other equity or similar interests of unlimited liability, or (c) conduct material insurance, fund management, broker-dealer, banking or consumer finance operations. Section 5.2(a)(ii) of the Company Disclosure Letter (A) lists the jurisdiction of organization of each of the Company's Scheduled Subsidiaries, (B) lists each material Governmental Entity which exercises primary supervisory jurisdiction over the Company and each of the Company's Scheduled Subsidiaries with respect to market conduct (sales processes) and/or capital adequacy/financial strength, (C) in the case of the Company's Subsidiaries that conduct insurance operations (collectively, the "COMPANY INSURANCE COMPANIES"), lists, as of December 31, 2000, the U.S. jurisdictions where the Company Insurance Companies are domiciled or "commercially domiciled" and licensed to do an insurance business for insurance regulatory purposes, and (D) indicates which Subsidiaries in which the Company's interest therein includes unlimited share capital or other equity or similar interests of unlimited liability. Each of the Company and each of its Subsidiaries holds all material licenses or authorizations required or necessary to conduct its business as currently conducted.

    (iii) As of the date hereof, except as set forth in Section 5.2(a)(iii) of the Company Disclosure Letter, the Company does not own (other than (A) in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted,
(B) in the ordinary course of its insurance, annuity, asset management or investment business, (C) in customer accounts held or maintained in the ordinary course, or (D) in any general account or otherwise in the ordinary course to offset insurance liabilities) beneficially, directly or indirectly, (x) any equity securities or similar interests of any Person other than its Subsidiaries that are material, or (y) any interest in any general partnership, unlimited company or other Person with share capital or other equity or similar interests of unlimited liability, or any general partnership interest in a limited partnership.

    (b) Capital Structure. (i) The authorized stock of the Company consists of 800,000,000 Common Shares, of which 500,510,005 Common Shares (including shares of restricted stock issued pursuant to Company Stock Plans) were issued and outstanding (excluding treasury shares) as of the close of business on March 1, 2001, and 60,000,000 shares of preferred stock, par value $1.50 per share, of which no shares are issued or outstanding as of the date hereof (the "PREFERRED SHARES"). All of the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of the Effective Time, there will be no Preferred Shares outstanding. As of March 1, 2001, 38,086,981 Common Shares were held in treasury by the Company. As of the date hereof, the Company has no commitments (including contingent or conditional commitments) to issue or deliver Common Shares or Preferred Shares except as described in the last sentence of this Section 5.2(b) and except that, as of March 1, 2001, there were outstanding options to purchase 34,763,370 Common Shares granted pursuant to the Company Stock Plans to such Persons, with such exercise prices as are set forth in a schedule previously provided to Parent and outstanding Performance Based Restricted Stock Awards containing Performance Awards with respect to 679,000 Common Shares and outstanding restricted share units with respect to 770,000 Common Shares granted pursuant to Company Stock Plans, and approximately 42,947,274 Common Shares were reserved for issuance pursuant to the Company Stock Plans (including pursuant to such outstanding options and other equity-based awards), but the Company is not as of the date hereof obligated to issue such Common Shares reserved for issuance except as set forth in this Section 5.2(b)(i) or the corresponding section of the Company Disclosure Letter. In addition, as more fully described in Section 5.2(b) of the Company Disclosure Letter, as of February 28, 2001, there were an estimated 920,822 phantom shares (adjusted for the March 1, 2001 stock split) under three Company deferred compensation plans which, if all such shares vested, would be payable in Common Shares at the applicable distribution dates.

    (ii) Except as set forth above or in Section 5.2(b) of the Company Disclosure Letter, and for changes since March 1, 2001 resulting from the exercise of stock options outstanding on such date, as of the date hereof (i) there are no shares of capital stock or other voting securities of the Company authorized, reserved, issued or outstanding,
(ii) neither the Company nor any of its Subsidiaries is party to any agreement creating preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character relating to, or the value of which is determined by reference to, the issued or unissued share capital or other ownership interest of the Company or any of its Scheduled Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is party to any agreement creating any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or its Scheduled Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company or any such Subsidiary on any matter ("COMPANY VOTING DEBT").

    (c) Corporate Authority; Approval and Fairness. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of the Merger and the plan of merger (within the meaning of the TBCA) contained in this Agreement by the holders of at least two-thirds of the outstanding Common Shares entitled to vote in accordance with the TBCA and the Company's articles of incorporation and bylaws (the "COMPANY REQUISITE VOTE"). The board of directors of the Company has unanimously determined, as at the date of this Agreement, that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement and, as of the date of this Agreement, has recommended that the Merger and the plan of merger contained in this Agreement be approved by the shareholders of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by HDP, Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company, except that enforcement hereof may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Company has received the opinion of its financial advisor, Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), to the effect that as of the date hereof, the Exchange Ratio is fair to holders of Common Shares from a financial point of view, a true and correct copy of which will be furnished to Parent.

    (d)  Governmental Filings; No Violations.

    (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications, expiry of waiting periods and/or notices
(A) pursuant to Section 1.3 hereof, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (C) under any non-U.S. competition laws, (D) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"),
(E) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), (F) under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "1940 ACT"), (G) under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "ADVISERS ACT"), and with applicable state regulatory authorities governing investment advisors, (H) with or required by the New York Stock Exchange, Inc. (the "NYSE"), the LSE, the SWX Swiss Exchange ("SWX"), the U.K. Listing Authority (the "UKLA") and the Pacific Exchange, Inc. (the "PSE"), (I) with the National Association of Securities Dealers, Inc. (the "NASD"), (J) required under applicable federal, state and non-U.S. regulatory authorities governing insurance, (K) required by federal, state and non-U.S. regulatory authorities governing financial services, banking (including, but not limited to, the Federal Deposit Insurance Corporation (the "FDIC") and the Office of Thrift Supervision (the "OTS")), insurance premium finance, consumer finance, investment services, commercial finance and mortgage lending or servicing, (L) required by applicable federal and non-U.S. regulatory authorities governing foreign investments, or
(M) required under state securities or "Blue Sky" laws, no material notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any material consents, registrations, approvals, permits applications, expiry of waiting periods or authorizations required to be obtained by the Company or any of its Subsidiaries from any U.S. or non-U.S. governmental or regulatory authority, agency, commission, tribunal, body or other governmental, quasi-governmental, regulatory or self-regulatory entity, including, without limitation, any state insurance department or insurance regulatory agency, in each case, of competent jurisdiction (each a "GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, in each case, to the extent arising out of, or relating to, the business or nature of the Company and its Subsidiaries.

    (ii) Except as set forth in Section 5.2(d)(ii) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or bylaws of the Company or the comparable governing instruments of any of its (x) Scheduled Subsidiaries and (y) as of the Closing, its other Subsidiaries, (B) a breach or violation of, or a default under, or the creation or acceleration of any obligations or the creation of a material lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, or the creation or acceleration of any right of termination under, any material agreement, lease, contract, license, note, mortgage, indenture, arrangement or other obligation, whether written or oral ("CONTRACTS" and individually, a "CONTRACT"), binding upon the Company or any of its Subsidiaries or any of their respective assets (provided, as to consummation, that the filings, reports and notices are made, and approvals are obtained, as referred to in Section 5.2(d)(i)) or any Law or material governmental or non-governmental permit, registration, authorization or license to which the Company or any of its Subsidiaries or their respective assets are subject, or (C) any material and adverse change in the rights or obligations of the Company or any of its Subsidiaries under any material Contract.

    (e) Company Reports; Financial Statements; Undisclosed Liabilities; Statutory Statements.

    (i) Each registration statement, report, proxy statement or information statement prepared by the Company or its Subsidiaries since December 31, 1997, including (A) the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "FORM 10-K") and the Company's Quarterly Reports on
Form 10-Q for the periods ended March 31, June 30 and September 30, 2000, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") and (B) the 2000 consolidated financial statements of the Company previously provided to Parent (the "COMPANY 2000 FINANCIAL STATEMENTS") together with the audit opinion of Ernst & Young LLP included therewith (collectively, including any such reports filed with the SEC subsequent to the date hereof, the "COMPANY REPORTS"), as of their respective dates, as amended prior to the date hereof or as supplemented by Company Reports filed prior to the date hereof, did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; PROVIDED, that the Company makes no representation or warranty with respect to any information with respect to Parent provided to it by Parent for inclusion in any Company

Report filed after the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in stockholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or are not reasonably expected to be, material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") (except in the case of unaudited statements (other than the Company 2000 Financial Statements), as permitted by Form 10-Q) consistently applied during the periods involved, except as may be noted therein or in the notes thereto.

    (ii) Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company 2000 Financial Statements or liabilities described in the notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to U.S. GAAP), and except for liabilities incurred in the ordinary course since December 31, 2000 and for liabilities set forth in
Section 5.2(e)(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has incurred any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) (other than liabilities incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby).

    (iii) Except as set forth in Section 5.2(e)(iii) of the Company Disclosure Letter, the Company and each of its Subsidiaries has timely filed all material periodic statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to any Governmental Entity on forms prescribed or permitted thereby (collectively, the "COMPANY REGULATORY REPORTS"). Except as set forth in
Section 5.2(e)(iii) of the Company Disclosure Letter, the financial statements included in the Company Regulatory Reports, including the notes thereto, were prepared in conformity in all material respects with applicable statutory accounting practices prescribed or permitted by the applicable Governmental Entity consistently applied for the periods covered thereby and present fairly, in all material respects, the statutory financial position of the Company or such Subsidiary as at the respective dates thereof and the results of operations thereof for the respective periods then ended. The Company Regulatory Reports complied in all material respects with all applicable Laws when filed, and no material deficiency has been asserted with respect to any Company Regulatory Report by any Governmental Entity.

    (iv) The achieved profit information of the Company and certain of its Subsidiaries previously provided to Parent has been properly prepared in accordance in all material respects with the draft "Guidance on accounting in the Group Accounts for proprietary companies' long-term insurance business" issued by the Association of British Insurers in July 1995 (the "GUIDANCE"). In preparing such information, the Company has been advised by Milliman & Robertson, Inc., consulting actuaries, a copy of whose opinion has been previously provided to Parent, and by Ernst & Young LLP, a copy of whose specified procedures audit report has been previously provided to Parent. To the extent required by the Guidance, the achieved profit information incorporates best estimate forecasts of future rates of investment return, proprietor's spread, policy discontinuances, mortality, expenses, expense inflation, taxation, surrender and paid-up bases and statutory valuation bases.

    (v) Except as disclosed in Section 5.2(e)(v) of the Company Disclosure Letter or set forth in the Company's proxy statement with respect to the annual meeting of Company shareholders in 2000, neither the Company nor any of its Subsidiaries is a party to any Contract with any officer or director of the Company or any Person in which any such officer or director holds 5% or more of equity interests which would be required to be disclosed under Rule 404 of Regulation S-K under the Securities Act.

    (f) Absence of Certain Changes. (i) Except as disclosed in the Company Reports filed prior to the date hereof or the Company 2000 Financial Statements and (other than in the case of clause (y)(i) below) except for actions or inactions after the date hereof as expressly contemplated by Section 6.1 below, since December 31, 2000 (x) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (y) there has not been (other than as a result of this Agreement or the Merger) (i) any Material Adverse Effect with respect to the Company or any development or combination of developments, that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company; (ii) any material change by the Company in accounting principles, practices or methods other than as required by U.S. GAAP or applicable Law or as disclosed in the Company Reports filed prior to the date hereof or the Company 2000 Financial Statements; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof (including the dividend of one Common Share for each Common Share outstanding on February 8, 2001 declared by the Company's board of directors and payable on March 1, 2001); (iv) any split in its capital stock, combination, recapitalization, redenomination of share capital or other similar transaction or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (v) other than in the ordinary course, any material addition, or any development involving a prospective material addition, to the Company's consolidated reserves for future policy benefits or other policy claims and benefits; or (vi) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of the Company or any Subsidiary of the Company not disclosed in the Company Reports filed prior to the date hereof or in the Company 2000 Financial Statements except as required by U.S. GAAP or applicable Law.

    (ii) As of the date hereof, the Company has no Knowledge that any material rating presently held by the Company or any of its Scheduled Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason (other than any such modification, lowering or placement resulting primarily from the transactions contemplated by this Agreement).

    (g) Litigation. Except as identified by name or as summarized in reasonable detail in the Company Reports filed prior to the date hereof or the Company 2000 Financial Statements or as set forth in Section 5.2(g) of the Company Disclosure Letter, to the extent provided as of December 31, 2000 in appropriately identified reserves or, to the extent commenced or threatened after the date hereof, relating to this Agreement and the transactions contemplated hereby, there are no material civil, criminal or administrative actions, suits, claims, hearings, investigations, inquiries, arbitrations, mediations or proceedings ("ACTIONS") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before any Governmental Entity.

    (h)  Employee Benefits.

    (i) For purposes of this Agreement, the term (x) "PLAN" shall mean any "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change in control, deferred or incentive compensation, commission, stock option or other equity-based, vacation or other fringe benefit plan, program, policy, arrangement, agreement or commitment, and (y) "COMPANY PLAN" shall mean each material Plan which is sponsored or contributed to by the Company or any of its Subsidiaries, to which the Company or any such Subsidiary has any obligation to contribute, or with respect to which the Company or any such Subsidiary is a party or otherwise has any material liability.

    (ii) Except as set forth in Section 5.2(h)(ii) of the Company Disclosure
Letter: (x) each Company Plan has been operated and administered, and is, in compliance with its terms and all applicable Laws, except for any failures to so operate, administer or comply which have not and will not, individually or in the aggregate, resulted or result in any material liability or obligation of the Company or any of its Subsidiaries, and (y) there are no actions, suits, claims or governmental audits (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened with respect to any Company Plan or the assets thereof that, if adversely determined, would, individually or in the aggregate, result in any material liability or obligation of the Company or any of its Subsidiaries.

    (iii) Except as set forth in Section 5.2(h)(iii) of the Company Disclosure Letter, no Company Plan is (A) a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA, or (B) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA. No Company Plan has an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

    (iv) Each Company Plan that is intended to qualify under Section 401(a) and/or 401(k) of the Code has received a favorable determination letter from the United States Internal Revenue Service (the "IRS") that it is so qualified and, to the Knowledge of the Company, nothing has occurred or been done or omitted to be done since the date of such letter that has adversely affected or will adversely affect such qualified status. The Company and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Company Plan under the terms thereof and in accordance with all applicable Laws, except where any failure to pay such amounts has not and will not, individually or in the aggregate, resulted or result in any material liability or obligation of the Company or any of its Subsidiaries.

    (v) Neither the Company nor any of its Subsidiaries has incurred or will incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to Plans, and to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which would reasonably be expected to result in any such liability to the Company or any of its Subsidiaries or, after the Effective Time, to Parent, the Surviving Corporation or any of their respective affiliates.

    (vi) Except (x) as expressly provided under the terms of an applicable Company Plan document previously provided to Parent (or grant documents and notices to grantees the forms of which have been previously provided to Parent), which Company Plan documents (but not the grant documents and notices thereunder, the relevant terms of which that relate to clauses (A) through
(E) of this Section 5.2(h)(vi) are described in Section 5.2(h)(vi) of the Company Disclosure Letter) are listed in Section 5.2(h)(vi) of the Company Disclosure Letter, or (y) except as described in Section 5.2(h)(vi) of the Company Disclosure Letter, with respect to such Company Plan documents, grant documents and notices to grantees, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event (whether contingent or otherwise) will (A) entitle any current or former employee, consultant or director of the Company or any of its Subsidiaries to any increased or modified benefit or payment; (B) increase the amount of compensation or benefits due to any such employee, consultant or director; (C) accelerate the vesting, payment or funding of any compensation, stock-based, incentive or other benefit; (D) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); (E) cause any compensation to fail to be deductible under Section 162(m) or any other provision of the Code or any similar Law; or (F) otherwise result in any payment in the nature of severance or termination pay.

        (vii) The Company has provided Parent with a complete and accurate schedule of the current base salary rate, as of the date hereof, and of the annual bonuses paid in fiscal 2001 with respect to fiscal 2000, and stock-based awards made in fiscal 2001, in each case, in respect of each of the 41 employees of the Company and its Subsidiaries listed in
    Section 5.2(h)(vii) of the Company Disclosure Letter, and Section 6.18(d) of the Company Disclosure Letter provides accurate information concerning the cash bonus program for fiscal 2001.

    (i) Compliance with Laws; Permits. Except as set forth in the Company Reports filed prior to the date hereof, each business of the Company and each of its Subsidiaries has been, and is being, conducted in compliance in all material respects with all applicable federal, state, local or non-U.S. laws, statutes, ordinances, rules, regulations (including, without limitation, the rules of any applicable self-regulatory organization recognized by the SEC or, as the term "Laws" relates to Parent, the U.K. Financial Services Authority), judgments, orders, injunctions, decrees, arbitration awards, agency requirements, licenses or permits of any Governmental Entity of competent jurisdiction, including all regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (including federal authorities with respect to variable insurance and annuity products) and orders resulting from market conduct examinations of insurance regulatory authorities (including federal authorities with respect to variable insurance and annuity products) (collectively, "LAWS"). Except as set forth in the Company Reports filed prior to the date hereof and for regulatory examinations or reviews conducted in the ordinary course and except as set forth in Section 5.2(i) of the Company Disclosure Letter, no material investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. Except as set forth in
Section 5.2(i) of the Company Disclosure Letter, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Notwithstanding the generality of the foregoing, the Company and each of its Subsidiaries have in place policies and procedures with respect to themselves and their insurance agents, third party administrators, brokers, broker/dealers, distributors and agents ("DISTRIBUTORS") intended to assure that their sales processes are consistent in all material respects with applicable Law governing market practices, and, except as disclosed in the Company Reports filed prior to the date hereof, where there has been any material deviation therefrom, such deviation has been cured, resolved or settled through agreements with applicable Governmental Entities or are barred by all applicable statutes of limitations or other equitable principles. To the Knowledge of the Company, all employees of the Company and its Subsidiaries with management responsibility with respect to any business line, and all officers and directors thereof required to be registered with or licensed under applicable Laws are so licensed and in good standing with the applicable Governmental Entity.

    (j) Takeover Statutes. (i) Sections 13.01 through 13.08 of the TBCA, and, to the Knowledge of the Company any restrictive provision of any other applicable "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (each a "TAKEOVER STATUTE") and (ii) any restrictive provision of any applicable anti-takeover provision in the Company's articles of incorporation and bylaws are not, and at the Effective Time will not be, applicable to this Agreement, or the transactions contemplated by this Agreement.

    (k)  Taxes.

    (i) Except as set forth in Section 5.2(k) of the Company Disclosure Letter, the Company, and each of its Subsidiaries (which, for the purposes of this Section 5.2(k) shall include any predecessor of any Subsidiary): (A) have filed all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and correct in all material respects, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (B) have paid all Taxes shown as due on such Tax Returns; (C) are not parties to any tax sharing agreement or arrangement other than with each other; and (D) are not "United States real property holding corporations" within the meaning of
Section 897(c)(2) of the Code. The most recent financial statements filed with the SEC and publicly available prior to the date of this Agreement reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. No material deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against the Company or any of its Subsidiaries that are not adequately reserved for in accordance with U.S. GAAP. The Federal statute of limitation has expired with respect to the consolidated United States Federal income Tax Return of the affiliated group of which the Company is the parent for all taxable years ending prior to 1993.

    (ii) As used in this Agreement, (i) the term "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") shall mean, with respect to any Person, (a) all taxes, domestic or non-U.S., including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty, value added or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition, and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person;
(ii) the term "TAX RETURN(S)" shall mean all returns, consolidated or otherwise, report or statement (including without limitation informational returns), required to be filed with any Taxing Authority; and (iii) the term "TAXING AUTHORITY" shall mean any authority of competent jurisdiction responsible for the imposition of any Tax.

    (l)  Intellectual Property.

    (i) Each of the Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials, including trade secrets (collectively, "INTELLECTUAL PROPERTY") that are used in, and material to, the business of the Company and its Subsidiaries as currently conducted, and any such patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

    (ii) Except as disclosed in Company Reports filed prior to the date hereof or as set forth in Section 5.2(l) of the Company Disclosure Letter, the Company does not have Knowledge of any BONA FIDE claims (A) to the effect that the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret;
(B) against the use by the Company or any of its Subsidiaries of any Intellectual Property used in, and material to, the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted;
(C) challenging the ownership, validity or effectiveness of any of Intellectual Property owned by, and material to, the Company or any of its Subsidiaries; or
(D) challenging the license or legally enforceable right to use any material third-party Intellectual Property by the Company or any of its Subsidiaries.

    (m) Brokers and Finders. Except as set forth in Section 5.2(m) of the Company Disclosure Letter, neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries except that the Company has employed Morgan Stanley as its financial advisor pursuant to written agreements.

    (n)  Insurance Business.

    (i) All actuarial reports with respect to the Company or any Company Insurance Company relied upon by the Company or any Company Insurance Company or Governmental Entity since December 31, 1998, and all attachments, addenda, supplements and modifications thereto (the "COMPANY ACTUARIAL ANALYSES"), including those provided to Parent, were based upon an accurate inventory of policies in force for the Company and the Company Insurance Companies, as the case may be, at the relevant time of preparation, were prepared using appropriate modeling procedures accurately applied, if relevant, and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein. The information and data furnished by the Company or any Company Insurance Company to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects.

    (ii) The Company Insurance Companies are in compliance in all material respects with the underwriting guidelines applicable thereto.

    (o) Material Contracts. (i) Other than contracts or amendments thereto that have been disclosed in or have been filed as an Exhibit to a Company Report filed prior to the date hereof, or as set forth in Section 5.2(o) or
Section 5.2(h)(i) of the Company Disclosure Letter or contracts entered into or amendments to contracts after the date hereof as expressly permitted by
Section 6.1 below, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any Material Contract. "MATERIAL CONTRACT" means, with respect to any Person, any Contract that is material to the business, financial position or results of operations of such Person and its Subsidiaries, taken as a whole, including (i) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any individual in any calendar year in excess of $500,000, and (ii) any Contract relating to the borrowing of money or the guarantee of any such obligation (other than contracts evidencing fully secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), in each case in excess of $100,000,000.

    (ii) All of the Company's Material Contracts are in full force and effect. True and complete copies of all such Material Contracts not filed as exhibits to the Company Reports prior to the date hereof have been delivered or made available by the Company to Parent. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such Material Contract. Neither the Company nor any of its Subsidiaries is party to any (x) Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries, except as set forth in Section 5.2(o) of the Company Disclosure Letter, to (A) sell any products or services to any other Person,
(B) engage in any line of business, or (C) compete with any Person, or
(y) except for employment agreements disclosed pursuant to another Section of this Agreement or as provided in the articles of incorporation, bylaws or other constituent documents of the Company or any of its Subsidiaries, any Contract providing for indemnification of directors or executive officers of the Company in their capacity as such.

    (p) Environmental Matters. Except as set forth in Section 5.2(p) of the Company Disclosure Letter, (i) the Company and its Subsidiaries have complied in all material respects with all applicable Environmental Laws; (ii) to the Knowledge of the Company, the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance; (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to material liability for any Hazardous Substance disposal or contamination on any property owned or operated or formerly owned or operated by the Company or any of its Subsidiaries or on any third party property or as a result of any Hazardous Substance having been transported from any of the properties owned or operated or formerly owned and operated by the Company or any of its Subsidiaries; (iv) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information from a Governmental Entity indicating that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; and (v) neither the Company nor any of its Subsidiaries is subject to any material orders, decrees, injunctions or other arrangements with any Governmental Entity or any material indemnity or other agreement with any third party relating to any Environmental Law or Hazardous Substances.

    As used herein, the term "ENVIRONMENTAL LAW" means any Law relating to:
(A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) noise, odor, wetlands, pollution or contamination to persons or property.

    As used herein, the term "HAZARDOUS SUBSTANCE" means any substance that is:
(A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
(C) any other substance which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

    (q) Risk Management; Derivatives. (i) The Company and its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as the Company and its Subsidiaries.

    (ii) The adoption of Statement of Financial Accounting Standards No. 133 will not have a material and adverse impact on the Company's consolidated results of operations or financial position.

    (iii) All material derivative instruments, including, without limitation, swaps, caps, floors and option agreements, whether entered into for the Company's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (A) only for purposes of mitigating identified risk or as a means of managing the Company's long-term debt objectives, (B) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (C) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except that enforcement thereof may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity)), and are in full force and effect (except to the extent disclosed pursuant to Section 5.2(d)(ii)). Neither the Company nor its Subsidiaries, nor to the Company's Knowledge any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

    (r) Tax Status. Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the stockholders of the Company, other than any such stockholder that would be a "five-percent transferee shareholder" of Parent (within the meaning of United States Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) following the Merger, to recognize gain pursuant to Section 367(a)(1) of the Code. To the Knowledge of the Company after due investigation, there are no facts or circumstances relating to the Company or any affiliate of the Company, including any covenants or undertakings of the Company pursuant to this Agreement, that would prevent Skadden, Arps, Slate, Meagher & Flom LLP from delivering the opinion referred to in Section 7.3(b) as of the date hereof.

    5.3 Representations and Warranties of Parent. Except as set forth in a correspondingly numbered section of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "PARENT DISCLOSURE LETTER"), Parent hereby represents and warrants to the Company (it being understood that (x) the words "to the Knowledge of Parent" or "Parent's Knowledge" and any words of similar import shall mean the actual knowledge of the Persons whose names are set forth in Section 5.3(a)(i) of the Parent Disclosure Letter; (y) the listing or setting forth of an item in one section of the Parent Disclosure Letter shall be deemed to be a listing or setting forth in another section or sections of the Parent Disclosure Letter if and only to the extent that such information is reasonably apparent to be so applicable to such other section or sections; and (z) representations or warranties of Parent, as they relate to its Subsidiary, egg plc, are only made to the Knowledge of Parent) that:

    (a) Organization, Good Standing and Qualification. (i) Each of Parent, HDP Merger Sub and Parent's other Scheduled Subsidiaries is duly incorporated or organized, validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership or operation or leasing of its assets or properties or conduct of its business requires such qualification. Parent has made available to the Company a complete and correct copy of the memorandum and articles of association or other constitutional documents of Parent, HDP and Merger Sub, as amended to date, which are in full force and effect. Except for shares issued pursuant to the exercise of rights or options granted under the Egg Employee Share Option Plan and the Egg Restricted Share Plan (the "PARENT SUBSIDIARIES SHARE SCHEMES") or as set forth in Section 5.3(a)(i) of the Parent Disclosure Letter, all of the issued share capital or other equity interests of each of Parent's Subsidiaries are duly authorized, validly issued and fully paid (resulting, among other things, in shareholders having no further liabilities to the relevant Subsidiary as a result of ownership of such shares) and owned by Parent or by a direct or indirect wholly-owned Subsidiary of Parent, free and clear of any material lien, pledge, security interest, claim or other encumbrance.

    (ii) Other than its Scheduled Subsidiaries, Parent does not have any Subsidiaries which (a) constitute, individually or in the aggregate, a "Significant Subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act, (b) have unlimited liability share capital or other equity or similar interests of unlimited liability, or (c) conduct insurance, fund management, broker-dealer, banking or consumer finance operations.
Section 5.3(a)(ii) of the Parent Disclosure Letter (A) lists the jurisdiction of incorporation or organization of each of Parent's Scheduled Subsidiaries,
(B) lists each material Governmental Entity which exercises primary supervisory jurisdiction over Parent and each of Parent's Scheduled Subsidiaries with respect to market conduct (sales processes) and/or capital adequacy/financial strength, (C) in the case of Parent's Subsidiaries that conduct insurance operations (collectively, the "PARENT INSURANCE COMPANIES"), lists, as of December 31, 2000, the U.S. jurisdictions where the Parent Insurance Companies are domiciled or "commercially domiciled" and licensed to do an insurance business for insurance regulatory purposes, and (D) indicates which Subsidiaries in which Parent's interest therein includes unlimited share capital or other equity or similar interests of unlimited liability. Each of Parent and each of its Subsidiaries holds all material licenses or authorizations required or necessary to conduct its business as currently conducted.

    (iii) As of the date hereof, except as set forth in Section 5.3(a)(iii) of the Parent Disclosure Letter, Parent does not own (other than (A) in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted, (B) in the ordinary course of its insurance, annuity, asset management or investment business, (C) in customer accounts held or maintained in the ordinary course, or
(D) in any general account or life fund or otherwise in the ordinary course to offset insurance liabilities) beneficially, directly or indirectly, (x) any equity securities or similar interests of any Person other than its Subsidiaries that are material, or (y) any interest in any general partnership, unlimited company or other Person with share capital or other equity or similar interests of unlimited liability, or any general partnership interest in a limited partnership.

    (b) Capital Structure. (i) The share capital of Parent is L120,000,000, comprised of 2,400,000,000 shares of Parent Ordinary Shares, of which 1,981,531,182 shares were issued as of the close of business on March 1, 2001. All of the outstanding Parent Ordinary Shares are duly authorized, validly issued and fully paid (resulting, among other things, in shareholders having no further liabilities to Parent as a result of the ownership of such shares). As of the date hereof, Parent has no commitments to issue Parent Ordinary Shares except that, as of March 1, 2001, there were outstanding options and rights to acquire 17,615,223 Parent Ordinary Shares (including options to acquire Parent Depositary Shares) granted pursuant to the Prudential plc Savings-Related Share Option Scheme, the Prudential plc International Savings-Related Share Option Scheme, the M&G Limited 1992 Savings-Related Share Option Scheme, the M&G Executive Share Option Scheme, the Prudential plc Executive Share Option Scheme, the Prudential plc Restricted Share Plan, the Prudential plc Europe Management Services Sharesave Plan, the Prudential plc Share Participation Plan, the Prudential plc Managers Share Plan and the Prudential plc Professional Rewards Scheme (collectively, the "PARENT SHARE SCHEMES").

    (ii) Except as set forth above or as set forth in Section 5.3(b) of the Parent Disclosure Letter, and for rights or options granted under the Parent Share Schemes or Parent Subsidiaries Share Schemes and for changes since
March 1, 2001 resulting from the exercise of options or rights outstanding on such date, and except as expressly contemplated by Section 6.2 below, as of the date hereof (i) there are no shares or other voting securities of Parent reserved, issued or outstanding, (ii) neither Parent nor any of its Subsidiaries is party to any agreement creating preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character relating to, or the value of which is determined by reference to, the issued or unissued share capital or other ownership interest of Parent or any of its Scheduled Subsidiaries, and (iii) neither Parent nor any of its Subsidiaries is party to any agreement creating any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or its Scheduled Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Neither Parent nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Parent or any such Subsidiary on any matter ("PARENT VOTING DEBT").

    (c) Corporate Authority; Approval and Fairness. Each of Parent, HDP and Merger Sub has all necessary corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, HDP and Merger Sub and the consummation by Parent, HDP and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action, and no other corporate or partnership proceedings on the part of Parent, HDP or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of the resolutions set forth in the final sentence of Section 6.5(a), on a show of hands, or, on a poll by not less than a majority or a 75% majority, as appropriate, of the holders of the outstanding Parent Ordinary Shares who vote in person or by proxy at the Parent Shareholder Meeting (the "PARENT REQUISITE VOTE")). HDP has determined and the Board of Directors of each of Parent and Merger Sub has unanimously determined, as at the date of this Agreement, that, as applicable, it is advisable and in the best interest of HDP's partners and of Parent's and Merger Sub's shareholders for Parent, HDP and Merger Sub, as applicable, to enter into this Agreement and for Parent, HDP and Merger Sub to consummate the Merger upon the terms and subject to the conditions of this Agreement and, as of the date of this Agreement, Parent has resolved to recommend that resolutions described in the last sentence of Section 6.5(a) be approved by the shareholders of Parent. This Agreement has been duly and validly executed and delivered by Parent, HDP and Merger Sub and, assuming the due authorization, execution and delivery by the Company constitutes a legal, valid and binding obligation of Parent, HDP and Merger Sub, except that enforcement hereof may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Parent has received the written opinion of its financial advisor, UBS Warburg Limited, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view, a true and correct copy of which will be furnished to the Company.

    (d)  Governmental Filings; No Violations.

    (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications, expiry of waiting periods and/or notices
(A) pursuant to Section 1.3 hereof, (B) under the HSR Act, (C) under any non-U.S. competition laws, (D) under the Exchange Act, (E) under the Securities Act, (F) under the 1940 Act, (G) under the Advisers Act, and with applicable state regulatory authorities governing investment advisors, (H) with or required by the NYSE, the LSE, the SWX, the UKLA, and the PSE, (I) with the NASD,
(J) required under applicable federal, state and non-U.S. regulatory authorities governing insurance, (K) required under federal, state and non-U.S. regulatory authorities governing financial services, banking (including, but not limited to, the FDIC and the OTS), insurance premium finance, consumer finance, asset management, investment services, commercial finance and mortgage lending or servicing, (L) required under applicable non-U.S. and federal regulatory authorities governing foreign investments, (M) required under state securities or "Blue Sky" laws, (N) required by any U.K. Governmental Entity, or (O) from H.M. Treasury pursuant to section 765 of the U.K Income and Corporation Taxes Act of 1988 (if required by Law), no material notices, reports or other filings are required to be made by Parent or any of its Subsidiaries with, nor are any material consents, registrations, approvals, permits applications, expiry of waiting periods or authorizations required to be obtained by Parent or any of its Subsidiaries from any Governmental Entity in connection with the execution and delivery of this Agreement by Parent, HDP and Merger Sub and the consummation by Parent, HDP and Merger Sub of the Merger and the other transactions contemplated hereby, in each case, to the extent arising out of, or relating to, the business or nature of Parent and its Subsidiaries.

    (ii) Except as set forth in Section 5.3(d)(ii) of the Parent Disclosure Letter, the execution, delivery and performance of this Agreement by Parent, HDP and Merger Sub do not, and the consummation by Parent, HDP and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the memorandum or articles of association or other constitutional documents of Parent or any of its (x) Scheduled Subsidiaries and (y) as of the Closing, its other Subsidiaries, (B) a breach or violation of, or a default under, or the creation or acceleration of any obligations or the creation of a material lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, or the creation or acceleration of any right of termination under, any material Contract binding upon Parent or any of its Subsidiaries or any of their respective assets (provided, as to consummation, that the filings, reports and notices are made, and approvals are obtained, as referred to in Section 5.3(d)(i)) or any Law or material governmental or non-governmental permit, registration, authorization or license to which Parent or any of its Subsidiaries or their respective assets are subject, or (C) any material and adverse change in the rights or obligations of Parent or any of its Subsidiaries under any material Contract.

    (e)  Parent Reports; Financial Statements; Undisclosed Liabilities.

    (i) (A) The Registration Statement on Form F-1 filed by Parent with the SEC on June 26, 2000 (the "FORM F-1"), (B) each registration statement, report and accounts, proxy statement or information statement prepared by it or its Subsidiaries, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC thereafter or with the UKLA or the LSE after December 31, 1997 ((A) and (B) collectively, including any such reports filed subsequent to the date hereof, the "PARENT REPORTS"), and (C) the draft consolidated financial statements of Parent included in Section 5.3(e)(i) of the Parent Disclosure Letter (the "PARENT 2000 FINANCIAL STATEMENTS") as of their respective dates, as amended prior to the date hereof or as supplemented by Parent Reports filed prior to the date hereof, did not, and any Parent Reports filed with the SEC, the UKLA or the LSE subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; PROVIDED, that Parent makes no representation or warranty with respect to any information with respect to the Company provided to it by the Company for inclusion in any Parent Report filed after the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or are not reasonably expected to be, material in amount or effect), in each case in accordance with U.K. GAAP (except in the case of unaudited statements (other than the Parent 2000 Financial Statements), as permitted by applicable rules of the SEC, or the UKLA and the LSE, as applicable) consistently applied and, to the extent applicable and required by the Securities Act or the Exchange Act, reconciled to U.S. GAAP as noted therein during the periods involved, except as may be noted therein or in the notes thereto. The audited consolidated financial statements of Parent prepared in accordance with U.K. GAAP for the period ended December 31, 2000 will not differ in any meaningful respect from the Parent 2000 Financial Statements.

    (ii) Except for those liabilities that are fully reflected or reserved against on a consolidated balance sheet of Parent included in the Parent 2000 Financial Statements or liabilities described in the notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to U.K. GAAP), and except for liabilities incurred in the ordinary course since December 31, 2000, neither Parent nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) (other than liabilities incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby).

    (iii) Parent and each of its Subsidiaries has timely filed all material periodic statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to any Governmental Entity on forms prescribed or permitted thereby (collectively, the "PARENT REGULATORY REPORTS"). The financial statements included in the Parent Regulatory Reports, including the notes thereto, were prepared in conformity in all material respects with applicable statutory accounting practices prescribed or permitted by the applicable Governmental Entity consistently applied for the periods covered thereby and present fairly, in all material respects, the statutory financial position of Parent or such Subsidiary as at the respective dates thereof and the results of operations thereof for the respective periods then ended. The Parent Regulatory Reports complied in all material respects with all applicable Laws when filed, and no material deficiency has been asserted with respect to any Parent Regulatory Report by any Governmental Entity.

    (iv) The achieved profits basis results of Parent and its Subsidiaries included in Parent's 1999 Annual Report and the Parent 2000 Financial Statements have been properly prepared in accordance in all material respects with the Guidance. To the extent required by the Guidance, the achieved profits basis results incorporate best estimate forecasts of future rates of investment return, proprietor's spread, policy discontinuances, mortality, expenses, expense inflation, taxation, surrender and paid up bases, and statutory valuation bases. The achieved profits basis results included in Parent's Annual Report and Accounts for the year ended December 31, 2000 will not differ in any meaningful respect from those included in Section 5.3(e)(i) of the Parent Disclosure Letter.

    (f) Absence of Certain Changes. (i) Except as disclosed in the Parent Reports filed prior to the date hereof or the Parent 2000 Financial Statements and (other than in the case of clause (y)(i) below) except for actions or inactions after the date hereof as expressly contemplated by Section 6.2 below, since December 31, 2000 (x) Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (y) there has not been (other than as a result of the Merger or this Agreement) (i) any Material Adverse Effect with respect to Parent or any development or combination of developments, that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to Parent; (ii) any material change by Parent in accounting principles, practices or methods other than as required by U.K. GAAP, U.S. GAAP or applicable Law or as disclosed in the Parent Reports filed prior to the date hereof or the Parent 2000 Financial Statements; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the shares or other securities of Parent, except for dividends or other distributions on its issued share capital publicly announced prior to the date hereof; (iv) any split in its issued share capital, reorganization, recapitalization, or reclassification of share capital or other similar transaction or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its share capital; (v) other than in the ordinary course, any material addition, or any development involving a prospective material addition, to Parent's consolidated reserves for future policy benefits or other policy claims and benefits; or (vi) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of Parent or any Subsidiary of Parent not disclosed in the Parent Reports filed prior to the date hereof or in the Parent 2000 Financial Statements except as required by U.K. GAAP or U.S. GAAP or applicable Law.

    (ii) Except as set forth in Section 5.3(f)(ii) of the Parent Disclosure Letter, as of the date hereof, Parent has no Knowledge that any material rating presently held by Parent or any of its Scheduled Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason (other than any such modification, lowering or placement resulting primarily from the transactions contemplated by this Agreement).

    (g) Litigation. Except as identified by name or as summarized in reasonable detail in the Parent Reports filed prior to the date hereof or the Parent 2000 Financial Statements or as set forth in Section 5.3(g) of the Parent Disclosure Letter, to the extent provided as of December 31, 2000 in appropriately identified reserves or, to the extent commenced or threatened after the date hereof, relating to this Agreement and the transactions contemplated hereby, there are no material Actions pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries before any Governmental Entity.

    (h)  Employee Benefits.

    (i) The Parent Share Schemes and the Parent Subsidiaries Share Schemes have been operated and administered in accordance with, and are, in compliance with their terms and all applicable Laws, except for any failures to so operate, administer or comply which have not and will not, individually or in the aggregate, resulted or result in any material liability or obligation of the Parent or any of its Subsidiaries, and all necessary material consents, approvals and licenses to operate and administer the Parent Share Schemes and the Parent Subsidiaries Share Schemes have been obtained.

    (ii) Each of the pension schemes referred to in Section 5.3(h)(ii) of the Parent Disclosure Letter (the "PARENT GROUP PLANS") is, to the extent that such exemption is intended by Parent, an exempt approved scheme (or capable of such approval) within the meaning of Chapter 1 Part XIV of the U.K. Income and Corporation Taxes Act 1988. There is a contracting-out certificate in force in respect of each of the Prudential plc Staff Scheme, the M&G Group Pension Scheme and the Scottish Amicable Retirement Benefit and Life Assurance Scheme. Each Parent Group Plan that is intended to qualify under Section 401(a) and/or 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and, to the Knowledge of Parent, nothing has occurred or been done or omitted to be done since the date of such letter that has adversely affected or will adversely affect such qualified status. Each of the Parent Group Plans has been operated and administered in accordance with, and is, in compliance with its terms and all applicable Laws, except for any failures to so operate, administer or comply which have not and will not, individually or in the aggregate, resulted or result in any material liability for Parent or any of its Subsidiaries.

    (iii) Parent and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Parent Group Plan under the terms thereof and in accordance with all applicable Laws, except where any failure to pay such amounts in accordance with applicable Law has not and will not, individually or in the aggregate, resulted or result in any material liability or obligation of Parent or any of its Subsidiaries.

    (i) Compliance with Laws. Except as set forth in the Parent Reports filed prior to the date hereof, each business of Parent and each of its Subsidiaries has been, and is being, conducted in compliance in all material respects with all applicable Laws. Except as set forth in the Parent Reports filed prior to the date hereof or the Parent 2000 Financial Statements and for regulatory examinations or reviews conducted in the ordinary course and except as set forth in Section 5.3(i) of the Parent Disclosure Letter, no material investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, threatened. Except as set forth in Section 5.3(i) of the Parent Disclosure Letter, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Notwithstanding the generality of the foregoing, Parent and each of its Subsidiaries have in place policies and procedures with respect to themselves and their Distributors intended to assure that their sales processes are consistent in all material respects with applicable Law governing market practices, and, except as disclosed in the Parent Reports filed prior to the date hereof or the Parent 2000 Financial Statements, where there has been any material deviation therefrom, such deviation has been cured, resolved or settled through agreements with applicable Governmental Entities or are barred by all applicable statutes of limitations or other equitable principles. To the Knowledge of Parent, all employees of Parent and its Subsidiaries with management responsibility with respect to any business line, and all officers and directors thereof required to be registered with or licensed under applicable Laws are so licensed and in good standing with the applicable Governmental Entity.

    (j) Taxes. Parent, and each of its Subsidiaries (which, for the purposes of this Section 5.3(j) shall include any predecessor of any Subsidiary):
(A) have filed all material Tax Returns required to be filed by any of them and
(x) all such filed Tax Returns are complete and correct in all material respects or (y) adequate reserves have been provided for any material Taxes that could reasonably be assessed in excess of those shown on such Tax Returns, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (B) have paid all Taxes shown as due on such Tax Returns; and
(C) as of the date hereof, have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to Tax assessment or deficiency. The Parent 2000 Financial Statements reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. No material deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against Parent or any of its Subsidiaries that are not adequately reserved for in accordance with U.K. GAAP or U.S. GAAP, as applicable.

    (k)  Intellectual Property.

    (i) Each of Parent and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property that is used in, and material to, the business of Parent and its Subsidiaries as currently conducted, and any such patents, trademarks, trade names, service marks and copyrights held by Parent and/or its Subsidiaries are valid and subsisting.

    (ii) Except as disclosed in Parent Reports filed prior to the date hereof or as set forth in Section 5.2(k) of the Parent Disclosure Letter, Parent does not have Knowledge of any BONA FIDE claims (A) to the effect that the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Parent or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret;
(B) against the use by Parent or any of its Subsidiaries of any Intellectual Property used in, and material to, the business of Parent or any of its Subsidiaries as currently conducted or as proposed to be conducted;
(C) challenging the ownership, validity or effectiveness of any of Intellectual Property owned by, and material to, Parent or any of its Subsidiaries; or
(D) challenging the license or legally enforceable right to use any material third-party Intellectual Property by Parent or any of its Subsidiaries.

    (l) Brokers and Finders. Except as set forth in Section 5.3(l) of the Parent Disclosure Letter, neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except that Parent has employed UBS Warburg Limited as its financial advisor pursuant to a written agreement.

    (m) Insurance Business. All actuarial reports with respect to Parent or any Parent Insurance Company relied upon by Parent or any Parent Insurance Company or Governmental Entity since December 31, 1998, and all attachments, addenda, supplements and modifications thereto (the "PARENT ACTUARIAL ANALYSES"), including those provided to the Company, were based upon an accurate inventory of policies in force for Parent and the Parent Insurance Companies, as the case may be, at the relevant time of preparation, were prepared using appropriate modeling procedures accurately applied, if relevant, and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein. The information and data furnished by Parent or any Parent Insurance Company to its independent actuaries in connection with the preparation of the Parent Actuarial Analyses were accurate in all material respects.

    (n) Material Contracts. (i) Other than contracts or amendments thereto that have been disclosed in or have been filed as an Exhibit to a Parent Report filed prior to the date hereof or as set forth in Section 5.3(n) or
Section 5.3(h)(i) of the Parent Disclosure Letter or contracts entered into or amendments to contracts after the date hereof as expressly permitted by
Section 6.2 below, neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any Material Contract.

    (ii) All of Parent's Material Contracts are in full force and effect. True and complete copies of all such Material Contracts not filed as exhibits to the Parent Reports prior to the date hereof have been delivered or made available by Parent to the Company. Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any other party is in breach of or in default under any such Material Contract. Neither Parent nor any of its Subsidiaries is party to any Contract containing any provision or covenant limiting in any material respect the ability of Parent or any of its Subsidiaries, except as set forth in
Section 5.3(n) of the Parent Disclosure Letter, to (A) sell any products or services to any other Person, (B) engage in any line of business, or
(C) compete with any Person.

    (o) Environmental Matters. (i) Parent and its Subsidiaries have complied in all material respects with all applicable Environmental Laws; (ii) to the Knowledge of Parent, the properties currently owned or operated by Parent and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance; (iii) to the Knowledge of Parent, neither Parent nor any of its Subsidiaries is subject to material liability for any Hazardous Substance disposal or contamination on any property owned or operated or formerly owned or operated by Parent or any of its Subsidiaries or on any third party property or as a result of any Hazardous Substance having been transported from any of the properties owned or operated or formerly owned or operated by Parent or any of its Subsidiaries; (iv) to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information from a Governmental Entity indicating that Parent or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; and (v) neither Parent nor any of its Subsidiaries is subject to any material orders, decrees, injunctions or other arrangements with any Governmental Entity or any material indemnity or other agreement with any third party relating to any Environmental Law or Hazardous Substances.

    (p) Merger Accounting. As of the date of this Agreement, Parent believes that no conditions exist relating to Parent that would preclude Parent from accounting for the Merger using merger accounting under U.K. GAAP as in effect on the date hereof.

    (q) Risk Management; Derivatives. (i) Parent and its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as Parent and its Subsidiaries.

    (ii) All material derivative instruments, including, without limitation, swaps, caps, floors and option agreements, whether entered into for Parent's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (A) only for purposes of mitigating identified risk or as a means of managing Parent's long-term debt objectives, (B) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (C) with counterparties believed by Parent to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Parent or one of its Subsidiaries, enforceable in accordance with its terms (except that enforcement thereof may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity)), and are in full force and effect (except to the extent disclosed pursuant to Section 5.3(d)(ii)). Neither Parent nor its Subsidiaries, nor to Parent's Knowledge any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

    (r) Tax Status. Neither Parent nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to (i) prevent the Merger from

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
qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the stockholders of the Company, other than any such stockholder that would be a "five-percent transferee shareholder" of Parent (within the meaning of United States Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) following the Merger, to recognize gain pursuant to Section 367(a)(1) of the Code. To the Knowledge of Parent after due investigation, there are no facts or circumstances relating to Parent or any Parent Affiliate, including any covenants or undertakings of Parent pursuant to this Agreement, that would prevent Cleary, Gottlieb, Steen & Hamilton from delivering the opinion referred to in Section 7.2(c) as of the date hereof.

    (s) Merger Sub's Operations. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby, or (iii) incurred any liabilities other than in connection with the transactions contemplated hereby. HDP, as Merger Sub's sole stockholder, has approved Merger Sub's execution of this Agreement.

                                   ARTICLE VI
                                   COVENANTS

    6.1 Company Interim Operations. The Company covenants and agrees as to itself and each of its Subsidiaries that, from and after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise (i) expressly contemplated by any other section of this Agreement, (ii) required by applicable Law (it being understood that, insofar as less than 100% of the equity of a Subsidiary of the Company is owned, directly or indirectly, by the Company, nothing in this Section 6.1 shall be deemed to require any such Subsidiary to take any action, or fail to take any action, which action or failure would result in a violation of fiduciary duty under applicable Law) or (iii) set forth in Section 6.1 of the Company Disclosure Letter):

    (a) it and its Subsidiaries shall conduct their businesses in the ordinary course, consistent with past practice, and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its respective commercially reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with material customers, suppliers, reinsurers, distributors, agents, regulators, creditors, rating agencies, lessors, employees and business associates; PROVIDED, that the Company and its Subsidiaries may take any action or omit to take any action, to the fullest extent permitted by any proviso or exception contained in this Section 6.1 (whether or not such action or omission would be considered taken in the ordinary course, consistent with past practice);

    (b) neither it nor its Subsidiaries shall (i) except as required to effect the transactions contemplated by this Agreement, amend its articles of incorporation or bylaws or comparable governing instruments; (ii) split, combine or reclassify its outstanding shares; (iii) except as permitted under
Section 6.20 below, authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than
(A) dividends from its direct or indirect wholly-owned Subsidiaries;
(B) dividends by a Subsidiary that is partially owned by the Company or any of its Subsidiaries, in the ordinary course, consistent with past practice; PROVIDED, that the Company or any such Subsidiary receives or is to receive its proportionate share thereof; and (C) subject to Section 6.20 below, regular quarterly cash dividends on Common Shares in amounts (including increases) to the extent disclosed in Section 6.1 of the Company Disclosure Letter, and with record and payment dates consistent with past practice; or (iv) other than repurchases in the ordinary course, consistent with past practice as approved by the board of directors of the Company (with notice to, and consultation with, Parent prior to seeking such authorization), not to exceed the lesser of
(x) $200,000,000 and (y) 4,000,000 Common Shares, in the aggregate, repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

    (c) neither it nor its Subsidiaries shall (i) except for the issuance of hybrid securities as permitted under Section 6.1(c)(iii) below and except for issuances, sales or dispositions of capital stock of Subsidiaries to the Company or a wholly owned Subsidiary of the Company, issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights or agreements of any kind to acquire, or the value of which is determined in reference to, any shares of its capital stock of any class or any Company Voting Debt (other than (1) Common Shares issued pursuant to the existing terms as of the date hereof of the three Company deferred compensation plans described in
Section 5.2(b) of the Company Disclosure Letter or issued pursuant to Company Options or as results from the vesting of Company Restricted Shares outstanding on the date hereof and previously disclosed in writing to Parent, (2) issuances of options to acquire Common Shares or grants of Company Restricted Shares (other than Performance Based Restricted Stock Awards that contain Performance Awards) pursuant to the terms of the Company Stock Plans in the ordinary course, consistent with past practice, to newly hired executives or key employees in an amount not to exceed 50,000 Common Shares per person or 500,000 Common Shares in the aggregate, PROVIDED, that options or Company Restricted Shares issued pursuant to this clause (2) shall not (A) provide for reload options or
(B) vest or otherwise become unrestricted as a result of the consummation of the transactions contemplated by this Agreement, and (3) the issuance of additional options to acquire Common Shares pursuant to the "reload provisions" of those Company Options which contain such provisions as of the date hereof, such issuances in all cases to be in accordance with their present terms);
(ii) other than in the ordinary course, consistent with past practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets that are, individually or in the aggregate, material in relation to the Company and its Subsidiaries, taken as a whole (including capital stock of any of its Subsidiaries); (iii) incur any indebtedness or issue hybrid securities in excess of $250,000,000 in the aggregate except (A) in the ordinary course, consistent with past practice, (B) in the management of the Company's and its Subsidiaries' capital structure consistent with past practice,
(C) for borrowings under credit facilities or lines of credit existing on the date hereof and disclosed hereunder (or replacements refinancings thereof), and
(D) for long-term indebtedness or hybrid securities incurred in connection with the refinancing of existing indebtedness or hybrid securities (PROVIDED, that no new issuance under clauses (A), (B) or (D) shall contain any covenant that would require the Company or any Subsidiary to make periodic reports in addition to those required under applicable Law); (iv) modify the terms of any indebtedness in any respect that would impose additional material obligations or costs on the Company or any of its Subsidiaries; (v) other than as permitted by
Section 6.1(c)(vi), make or authorize or commit for any capital expenditures other than in amounts less than $100,000,000 in the aggregate or by any means, make any acquisition of, or investment in, assets or stock of any other Person (other than investments (q) in the ordinary course of its insurance, annuity, asset management or investment businesses, (r) in customer accounts held in the ordinary course, or (s) in any general account or otherwise in the ordinary course to offset insurance liabilities) in excess of $500,000,000 in the aggregate; PROVIDED, HOWEVER, that no such acquisition shall (x) meaningfully and adversely impair its ability to consummate, or meaningfully delay the consummation of, the transactions contemplated by this Agreement, or (y) be reasonably likely to cause a material rating held by the Company to be modified, qualified, lowered or placed under surveillance for a possible downgrade; or
(vi) make or authorize or commit for the acquisition of receivables with an aggregate purchase price in excess of $1,200,000,000 since January 1, 2001 (PROVIDED that (A) any such acquisition with a purchase price in excess of $100,000,000 shall be subject to prior consultation with Parent, and (B) all such acquisitions shall be made consistent with the consumer finance risk management policies and strategic plan of the Company);

    (d) except to the extent required to maintain compliance with applicable Law, or as required by a collective bargaining agreement, neither it nor any of its Subsidiaries shall (i) terminate, establish, implement, adopt, amend, enter into, make any new, or accelerate the vesting or payment of any existing grants or awards under, amend or otherwise modify any Company Plans or Plans (including the funding arrangements in respect thereof) or contractual obligations in effect as of the date of this Agreement or as contemplated by this Agreement, (ii) except as described in Section 6.1(d) of the Company Disclosure Letter, increase the commissions, compensation or benefits payable or accrued or that could become payable by the Company or any of its Subsidiaries or accrue to or in respect of any employee, director or consultant who is an individual (a "CONSULTANT" (except a consultant who is not a former employee and is an outside legal or other professional advisor (an "ADVISOR")), other than increases in commissions, base salary or wages granted to Advisors or employees (other than the 41 employees listed in Section 5.2(h)(vii) of the Company Disclosure Letter) in the ordinary course, consistent with past practice, (iii) waive any debts due to the Company from any officer or director of the Company, (iv) otherwise take any action that would reasonably be expected to materially increase any funding liability with respect to any Company Plan, or (v) exercise any discretion or authority under the terms of any Company Plan or contractual obligation in any manner that would result in an acceleration, increase or modification of the rights of or payments or benefits to any employee, director or Consultant; notwithstanding the foregoing provisions of this Section 6.1(d), the Company shall be permitted to (1) make amendments to the Company Plans that will not result in a material increase in the aggregate annual costs to the Company and/or any Subsidiary in respect of such plans, (2) grant options or Company Restricted Shares to any current or former directors, officers or employees to the extent permitted by clauses (c)(i)(2) and (c)(i)(3) above, (3) accelerate the vesting and payment of the Company Stock Options and the Company Restricted Shares outstanding on the date hereof and previously disclosed in writing to Parent to the extent required under their existing terms, including the vesting and payment in Common Shares of Performance Awards contained in Performance Based Restricted Stock Awards at the maximum performance level to the extent so required, the vesting and payment in Common Shares of the restricted share units and the conversion of each such Common Share into the Merger Consideration pursuant to Section 6.18 hereof, and any vesting and payment in Common Shares which is incident to a termination of employment prior to the Effective Time,
(4) amend the Benefit Trust Agreement made as of February 8, 2001 between the Company and The Chase Manhattan Bank in accordance with Section 6.18(l) hereof,
(5) make payments of cash and other benefits incident to terminations of employment prior to the Effective Time in accordance with the Company Plans, and
(6) terminate the Company's Employee Stock Purchase Plan in accordance with
Section 6.18(m) hereof;

    (e) neither it nor any of its Subsidiaries shall (i) except to the extent provided in appropriately identified reserves, settle or compromise any claims or litigation in a manner material to the Company and its Subsidiaries taken as a whole; or (ii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), which, in the case of clause (ii) would, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course, as required by contract or applicable Law, or to the extent provided for in appropriately identified reserves;

    (f) except in the ordinary course, consistent with past practice, neither it nor any of its Subsidiaries shall (i) modify in any material respect, amend in any material respect or terminate any of its Material Contracts or (ii) waive, release or assign any rights or claims, which, individually or in the aggregate, are material to the Company and its Subsidiaries taken as a whole;

    (g) neither it nor any of its Subsidiaries shall make any material Tax election (other than in the ordinary course, consistent with past practice, or unless required by applicable Law), enter into any settlement or compromise of any Tax liability which, individually or in the aggregate, is material to the Company and its Subsidiaries taken as a whole, or permit any insurance or reinsurance policy naming it as a beneficiary or loss-payable payee, which, individually or in the aggregate, is material to the Company and its Subsidiaries, taken as a whole, to be canceled or terminated except in the ordinary course, consistent with past practice, except to the extent provided for in reserves;

    (h) neither it nor any of its Subsidiaries shall file any amended Tax Returns if the result of such amendment would increase the Company's Tax liability in a manner material to the Company and its Subsidiaries taken as a whole, except to the extent provided for in reserves or otherwise required by applicable Law;

    (i) except as required by applicable Law, neither it nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any respect the ability of the Company or any Subsidiary or affiliate to (i) sell any products or services to any other Person, (ii) engage in any line of business, or (iii) compete with any Person (other than, in the case of clauses (i), (ii) and (iii), any such provisions which, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole);

    (j) except as required by applicable Law, neither it nor any of its Subsidiaries shall in any material respect change or fail to comply with investment, risk management and other policies of the Company;

    (k) neither it nor any of its Subsidiaries shall, with the prior approval or Knowledge of any of the individuals listed in Section 5.2(a)(i) of the Company Disclosure Letter take, or fail to take, any action that would cause any representation or warranty of the Company herein to become untrue;

    (l) neither it nor any of its Subsidiaries shall take any corporate action for its winding up, dissolution or reorganization or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of all or any of its assets or revenues which are material to the Company and its Subsidiaries, taken as a whole; and

    (m) neither it nor any of its Subsidiaries shall authorize, announce an intention to implement, or enter into an agreement to do any of the foregoing.

    6.2 Parent Interim Operations. Parent covenants and agrees as to itself and each of its Subsidiaries that, from and after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing and except as otherwise (i) expressly contemplated by any other section of this Agreement,
(ii) required by applicable Law (it being understood that, insofar as less than 100% of the equity of a Subsidiary of Parent is owned, directly or indirectly, by Parent, nothing in this Section 6.2 shall be deemed to require any such Subsidiary to take any action, or fail to take any action, which action or failure would result in a violation of fiduciary duty under applicable Law), or
(iii) set forth in Section 6.2 of the Parent Disclosure Letter):

    (a) it and its Subsidiaries shall conduct their businesses in the ordinary course, consistent with past practice, and, to the extent consistent therewith, each of Parent and its Subsidiaries shall use its respective commercially reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with material customers, suppliers, reinsurers, distributors, agents, regulators, creditors, rating agencies, lessors, employees and business associates; PROVIDED, that Parent and its Subsidiaries may take any action, or omit to take any action, to the fullest extent permitted by any proviso or exception contained in this Section 6.2 (whether or not such action or omission would be considered taken in the ordinary course, consistent with past practice);

    (b) neither it nor its Subsidiaries shall (i) except as required to effect the transactions contemplated by this Agreement, amend its memorandum or articles of association or other constitutional documents; (ii) split, combine or reclassify its issued or authorized share capital unless appropriate adjustment is made to the Exchange Ratio; (iii) except as permitted under
Section 6.20 below, authorize, declare, set aside or pay any dividend payable in cash, shares or property in respect of any of its shares other than
(A) dividends from its direct or indirect wholly-owned Subsidiaries;
(B) dividends by a Subsidiary that is partially owned by the Parent or any of its Subsidiaries, in the ordinary course, consistent with past practice; PROVIDED, that Parent or any such Subsidiary receives or is to receive its proportionate share thereof; (C) subject to Section 6.20 below, regular final and interim cash dividends paid by Parent, determined in a manner, and with record and payment dates, consistent with past practice; or (D) issuances of stock scrip in lieu of cash dividends consistent with past practice; or (iv) subject to prior consultation with the Company and subject in all cases to the provisions of Section 6.17 below, purchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any of its shares or any securities convertible into or exchangeable or exercisable for any of its shares, other than purchases, redemptions or other acquisitions not to exceed $200,000,000 in the aggregate, or otherwise reduce or reorganize its capital;

    (c) neither it nor its Subsidiaries shall (i) except for issuances, sales or dispositions of shares of Subsidiaries to Parent or its wholly-owned Subsidiaries, issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights or agreements of any kind to acquire, or the value of which is determined in reference to, its shares of any class or any Parent Voting Debt (other than (1) subject to prior consultation with the Company, issuances, sales and dispositions to third parties which, in the aggregate, do not exceed $150,000,000, (2) grants of options or rights in the ordinary course, consistent with past practice, or issuances of shares upon exercise of options or rights granted, under any Parent Share Schemes or Parent Subsidiaries Share Schemes or share schemes set forth in Section 6.2 of the Parent Disclosure Letter; (ii) other than in the ordinary course, consistent with past practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets that are, individually or in the aggregate, material in relation to Parent and its Subsidiaries, taken as a whole, (including shares of any of its Subsidiaries); or (iii) except as set forth in Section 6.2(c) of the Parent Disclosure Letter (but, in such cases, still subject to the proviso below), by any means, make any acquisition of, or investment in, assets or stock of any other Person (other than investments
(q) in the ordinary course of its insurance, annuity, asset management or investment businesses, (r) in customer accounts held in the ordinary course, or
(s) in any general account or life fund or otherwise in the ordinary course to offset insurance liabilities), in excess of $1,500,000,000 in the aggregate; PROVIDED, HOWEVER, that no such acquisition shall (x) meaningfully and adversely impair its ability to consummate, or meaningfully delay the consummation of, the transactions contemplated by this Agreement, (y) be financed through the sale or issuance of shares of any class of Parent or its Subsidiaries, or (z) be reasonably likely to cause a material rating held by Parent to be modified, qualified, lowered or placed under surveillance for a possible downgrade; PROVIDED, FURTHER, that acquisitions which include more than DE MINIMIS North American operations shall (A) until the aggregate purchase price for all such acquisitions exceeds $500,000,000, be subject to prior consultation with the Company, and (B) thereafter, be subject to the prior approval of the Company, which approval will not be unreasonably withheld;

    (d) neither it nor any of its Subsidiaries shall (i) except to the extent provided in appropriately identified reserves, settle or compromise any claims or litigation in a manner material to Parent and its Subsidiaries taken as a whole; or (ii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), which, in the case of clause (ii) would, individually or in the aggregate, be material to Parent and its Subsidiaries taken as a whole, other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course, as required by contract or applicable Law, or to the extent provided for in appropriately identified reserves;

    (e) except in the ordinary course, consistent with past practice, neither it nor any of its Subsidiaries shall (i) modify in any material respect, amend in any material respect or terminate any of its Material Contracts or (ii) waive, release or assign any rights or claims, which, individually or in the aggregate, are material to Parent and its Subsidiaries taken as a whole;

    (f) neither it nor any of its Subsidiaries shall make any material Tax election (other than in the ordinary course, consistent with past practice, or unless required by applicable Law), enter into any settlement or compromise of any Tax liability which, individually or in the aggregate, is material to Parent and its Subsidiaries taken as a whole, or permit any insurance or reinsurance policy naming it as a beneficiary or loss-payable payee, which, individually or in the aggregate, is material to Parent and its Subsidiaries, taken as a whole, to be canceled or terminated except in the ordinary course, consistent with past practice, except to the extent provided for in reserves;

    (g) neither it nor any of its Subsidiaries shall file any amended Tax Returns if the result of such amendment would increase Parent's Tax liability in a manner material to the Parent and its Subsidiaries taken as a whole, except to the extent provided for in reserves or otherwise required by applicable Law;

    (h) except as required by applicable Law, neither it nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any respect the ability of Parent or any Subsidiary or affiliate to
(i) sell any products or services to any other Person, (ii) engage in any line of business, or (iii) compete with any Person (other than, in the case of clauses (i), (ii) and (iii), any such provisions which, individually or in the aggregate, are not material to Parent and its Subsidiaries, taken as a whole);

    (i) except as required by applicable Law, neither it nor any of its Subsidiaries shall in any material respect change or fail to comply with investment, risk management and other policies of Parent;

    (j) neither it nor any of its Subsidiaries shall, with the prior approval or knowledge of any of the individuals listed in Section 5.3(a)(i) of the Parent Disclosure Letter take, or fail to take, any action that would cause any representation or warranty of the Parent herein to become untrue;

    (k) neither it nor any of its Subsidiaries shall take any corporate action for its winding up, dissolution or reorganization or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of all or any of its assets or revenues which are material to Parent and its Subsidiaries, taken as a whole; and

    (l) neither it nor any of its Subsidiaries shall authorize, announce an intention to implement, or enter into an agreement to do any of the foregoing.

    6.3 Acquisition Proposals.

    (a) Each of the Company and Parent agrees that, except as expressly contemplated by this Agreement, it and each of its Subsidiaries will not, and it shall direct and use its commercially reasonable best efforts to cause its and its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, with respect to each of the Company and Parent, such Person's "REPRESENTATIVES") not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise knowingly facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, scheme of arrangement or similar transaction involving the Company or Parent, or any purchase (pursuant to a new issuance, tender offer, takeover bid or otherwise) of, or offer to purchase, 20% or more of the voting securities of the Company or Parent, as the case may be, or any business that constitutes 20% or more of such Person's consolidated net revenues, net income or shareholders' funds (as reflected on the Company 2000 Financial Statements or Parent 2000 Financial Statements, as applicable) (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Each of the Company and Parent further agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its commercially reasonable best efforts to cause its and its Subsidiaries Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to an Acquisition Proposal with respect to it, engage in any negotiations concerning an Acquisition Proposal with respect to it, otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal with respect to it, or enter into any agreement with respect to any Acquisition Proposal with respect to it; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent either the Company or Parent or its respective board of directors from (i) making any disclosure to its shareholders if, in the good faith judgment of its board of directors, failure so to disclose would be inconsistent with its obligations under applicable Law, the listing rules of the NYSE, the UKLA or the City Code on Takeovers and Mergers (the "CITY CODE"); PROVIDED, HOWEVER, that it shall use commercially reasonable best efforts to notify the other party of such obligation and the substance of the planned disclosure as promptly as practicable (and in any event prior to making any such disclosure); (ii) prior to the Company Shareholder Meeting or the Parent Shareholder Meeting, respectively, discussing or negotiating with or furnishing information to any Person who has made a BONA FIDE unsolicited written Acquisition Proposal which did not, directly or indirectly, result from or follow a breach by the Company or Parent, respectively, of this
Section 6.3(a); PROVIDED, THAT, unless and solely to the extent otherwise expressly required by the U.K. Panel on Takeovers and Mergers pursuant to the City Code (after Parent shall have used its commercially reasonable best efforts to defeat or narrow such requirement) in the case of Parent, no information shall be furnished to any Person unless such Person shall have entered into a confidentiality agreement with the Company or Parent, as the case may be, containing terms and conditions of substantially the same effect as those of the Confidentiality Agreement; or (iii) recommending (but only at a time that is after the fifth Business Day following the other party's receipt of written notice advising such other party that such board of directors is prepared to recommend a Superior Proposal) such an Acquisition Proposal to its shareholders, if and only to the extent that, in the case of actions referred to in clause (ii) or clause (iii), such Acquisition Proposal is or, in the case of clause (ii) would reasonably be expected to result in, a Superior Proposal and the board of directors of the Company or Parent, as applicable, determines in good faith, after consultation with outside legal counsel, that failure to do so (and, in the case of clause (ii), failure to continue to do so) would be inconsistent with their fiduciary duties under applicable Law. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means in respect of the Company or Parent, as applicable, any Acquisition Proposal by a third party (x) that would, if consummated, be more favorable than the Merger to its shareholders, in the good faith judgment of such party's board of directors, after consultation with its financial advisors, and (y) which the board of directors of such Party determines in its good faith judgment to constitute a transaction that is reasonably capable of being consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal. Each of the Company or Parent agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations by it or its Representatives with any Person other than Parent or the Company, respectively, conducted heretofore with respect to any Acquisition Proposal. Each of the Company and Parent also agrees that it will (q) if it has not already done so, promptly request each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date hereof in connection with its consideration of any potential Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries; (r) promptly notify all Persons with whom it has a continuing standstill or similar agreement pursuant to which any third party is authorized to make any Acquisition Proposal that it is withdrawing any such authorization; and (s) take all commercially reasonable actions necessary to enforce the provisions of any such continuing confidentiality, standstill or similar agreement.

    (b) Each of the Company and Parent agrees that it will take the necessary steps promptly to inform its Subsidiaries and its Subsidiaries' Representatives of the obligations undertaken in this Section 6.3. Each of the Company or Parent agrees that it will notify the other promptly (and in any event within 24 hours) if any inquiries, proposals or offers relating to or constituting an Acquisition Proposal are received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its or its Subsidiaries' Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep the other fully informed, on a prompt basis (and in any event within one Business Day), of the status and material terms of any such inquiries, proposals or offers. All information provided to the other party under this Section 6.3(b) shall be kept confidential by the receiving party in accordance with the terms of the Confidentiality Agreement.

    (c) Nothing contained in this Section 6.3 shall prohibit either party, to the extent applicable, from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making disclosure of the fact than an Acquisition Proposal with respect to it has been made, the identity of the party making such proposal or the material terms of such proposal in the Form F-4, the Company Proxy Statement or the Parent Documents, to the extent disclosure of such facts, identity or terms is advisable under applicable Law (and the disclosure of such facts, by itself, shall not be deemed a withdrawal or adverse modification of its approval or recommendation to shareholders of the Merger).

    6.4 Registration Statement; Parent Documents; Information Supplied.

    (a) Registration Statement. (i) Each of Parent and the Company shall cooperate and reasonably promptly prepare and Parent shall file with the SEC as soon as practicable after the date hereof a Registration Statement on Form F-4 (the "FORM F-4") under the Securities Act, with respect to the issuance of the Parent Ordinary Shares and Parent Depositary Shares in the Merger a portion of which Form F-4 shall also serve as the Company Proxy Statement, the prospectus with respect to the Parent Ordinary Shares and Parent Depositary Shares issuable in the Merger and, so far as appropriate, the Parent Documents. The parties will cause the Form F-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Parent and the Company shall use its respective commercially reasonable best efforts to have the Form F-4 declared effective by the SEC as promptly as reasonably practicable after such filing. Parent shall use its commercially reasonable best efforts to obtain, prior to the effective date of the Form F-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. No filing of, or amendment or supplement to, the Form F-4 or the Company Proxy Statement will be made by Parent or the Company without providing the other with a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Depositary Shares or Parent Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Company Proxy Statement or the Form F-4 or comments thereon and responses thereto or requests by the SEC for additional information.

    (ii) Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Form F-4, including, without limitation the proxy statement/prospectus constituting a part thereof (the "COMPANY PROXY STATEMENT"), or any amendment or supplement thereto will at the time the Form F-4 becomes effective under the Securities Act, at the date of mailing of the Company Proxy Statement to shareholders and at the time or times of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any information relating to the Company or Parent should be discovered by the Company or Parent which should be set forth in an amendment to the Form F-4 or a supplement to the Company Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company's shareholders.

    (iii) Each of Parent and the Company will use commercially reasonable best efforts to cause the Parent Documents (other than the Parent Listing Particulars) and the Company Proxy Statement, respectively, to be mailed to its shareholders as promptly as reasonably practicable after the date hereof.

    (b) Parent Documents. The Company and Parent shall cooperate and Parent shall reasonably promptly prepare and file with the UKLA, a circular to be sent to Parent shareholders in connection with the Parent Shareholder Meeting (the "PARENT CIRCULAR"), containing (A) a notice convening the Parent Shareholder Meeting, (B) such other information (if any) as may be required by the UKLA, and
(C) such other information as Parent reasonably determines to include therein. The Company and Parent shall cooperate and Parent shall also prepare and file with the UKLA listing particulars and, if required, supplementary listing particulars, relating to Parent and its Subsidiaries and the Parent Ordinary Shares (the "PARENT LISTING PARTICULARS" and, together with the Parent Circular, the "PARENT DOCUMENTS"). Each of the Company (solely to the extent such information is provided by the Company for inclusion therein) and Parent agrees that the Parent Documents and any supplements thereto and any other circulars or documents issued to shareholders, employees or debentureholders of Parent, will contain all particulars required to comply in all material respects with all applicable United Kingdom statutory and other legal provisions (including, without limitation, the Companies Act, the Financial Services Act 1986 and the rules and regulations made thereunder, and the rules and requirements of the
UKLA) and all such information contained in such documents will be substantially in accordance with the facts and will not omit anything material likely to affect the import of such information. The parties agree that the Parent Listing Particulars shall contain the following statements:

    "The directors and proposed directors of Prudential plc accept responsibility for the information contained in this document, other than, in the case of the directors of Prudential plc, that relating to the American General Corporation Group, the directors of American General Corporation and their interests. To the best of the knowledge and belief of the directors and proposed directors of Prudential plc (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information."

and

    "American General Corporation and the directors of American General Corporation accept responsibility for the information contained in this document relating to the American General Corporation Group, the directors of American General Corporation and their interests (as set out in parts __-__ and __-__ of this document) which have been extracted from Company Reports filed prior to the date of this document. To the best of the knowledge and belief of American General Corporation and the American General Corporation directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information."

The parties agree that prior to the publication of the Parent Circular, each of the New Directors to be nominated at the Parent Shareholder Meeting will provide a letter to the board of directors of Parent confirming that to the best of the knowledge and belief of the relevant New Director the information contained in the Parent Circular relating to the American General Corporation Group, the directors of the Company and their interests is in accordance with the facts and does not omit anything likely to affect the import of such information. The letter will not create any legal liability between the relevant New Director or the Company or any of its Subsidiaries and Parent or its affiliates.

    6.5 Stockholders Meetings.

    (a) The Company will take all action reasonably necessary to convene a meeting of the holders of Common Shares at which the holders of Common Shares shall consider approval of the plan of merger contained herein (the "COMPANY SHAREHOLDER MEETING") as promptly as reasonably practicable (subject to applicable Law and to Section 6.5(b)) after the Form F-4 has been declared effective by the SEC.

Parent will take all action reasonably necessary to convene an extraordinary general meeting of Parent's shareholders at which resolutions will be proposed to approve the Merger and the other matters specified in the next succeeding sentence (the "PARENT SHAREHOLDER MEETING") as promptly as practicable (but subject to applicable Law and Section 6.5(b)) after the Parent Circular is approved by the UKLA and the Form F-4 has been declared effective by the SEC. Parent shall propose at the Parent Shareholder Meeting resolutions to, INTER ALIA (i) approve the Merger and the other transactions contemplated hereby,
(ii) appoint the New Directors nominated for election at the Parent Shareholder Meeting, (iii) authorize the issue of Parent Ordinary Shares and allotment of relevant securities, (iv) approve the continued operation of the Company Stock Plans subject to such appropriate amendments to the rules thereof as are required to comply with English Law, the UKLA Listing Rules and related codes, or as set forth in Section 6.18(d) of the Parent Disclosure Letter, or the establishment by Parent of any new share schemes which are substantially similar to the Company Stock Plans as at the date hereof in which it is intended all or some of the Company's employees will participate, (v) increase the maximum number of Parent directors, and (vi) amend the articles of association of Parent to provide for the delivery of notice of board meetings of Parent to directors outside the U.K., to provide for the payment of dividends in both U.K. pounds and U.S. dollars, to provide, to the extent practicable, for the holders of Parent Depositary Shares substantially the same rights as holders of Parent Ordinary Shares, including with respect to the rights to requisition resolutions, receive notice of, attend, speak and vote at, call for a poll at, require notice of resolutions to be proposed at, examine documents made available to shareholders at, be counted individually as present or voting with respect, to the extent practicable, to resolutions adopted at, and to requisition, general meetings of holders of Parent Ordinary Shares, including by providing for the appointment of multiple proxies and sub-proxies by certain types of shareholders, and to permit the appointment of substitutes instead of the proxies.

    (b) Parent and the Company shall each use commercially reasonable best efforts such that, to the extent reasonably practicable, the Company Shareholder Meeting and the Parent Shareholder Meeting shall be held on the same day and as promptly as reasonably practicable (subject to applicable Law) after the conditions precedent to holding such meetings have been fulfilled. Subject to the requirements of applicable Law and the terms of this Agreement (including the next sentence and the provisions of Section 6.3), the board of directors of each of Parent and the Company shall recommend to its respective shareholders the approval of the Merger and the other transactions contemplated hereby and shall use commercially reasonable best efforts to solicit such approval. The board of directors of the Company or Parent, as applicable (the "WITHDRAWING PARTY"), shall be permitted to (i) not recommend to its shareholders that they approve the plan of merger contained herein (or the other matters to be voted on by such shareholders as contemplated hereby) or (ii) withdraw or modify in a manner adverse to the other party (the "OTHER PARTY") its recommendation to its shareholders that they approve the plan of merger (or the other matters to be voted on by such shareholders as contemplated hereby) and, in either such event, not solicit votes in favor of such approval, if such board of directors determines in good faith, after consultation with outside counsel, that to do otherwise would be inconsistent with their fiduciary duties under applicable Law. Notwithstanding any such withholding, withdrawal or modification, the Other Party shall have the option, exercisable within six Business Days of notice of such withholding, withdrawal or modification, to cause the board of directors of the Withdrawing Party to adopt a resolution directing that the plan of merger (and/or the other matters to be voted on by such shareholders as contemplated hereby) be submitted without recommendation to the shareholders of the Withdrawing Party at the relevant shareholder meeting for the purpose of approving the plan of merger (and/or the other matters to be voted on by such shareholders as contemplated hereby) and, in connection with such submission, communicate the basis for its determination that the plan of merger (and/or the other matters to be voted on by such shareholders as contemplated hereby) be submitted to its shareholders. If the Other Party exercises its option under the preceding sentence to have the plan of merger (and/or the other matters to be voted on by such shareholders as contemplated hereby) submitted to the shareholders of the Withdrawing Party, the Other Party shall no longer be entitled to terminate this Agreement under Section 8.3(i) or Section 8.4(i) below, as applicable. If the Other Party fails to exercise its option to require the Withdrawing Party to take the actions specified in the second preceding sentence, the Withdrawing Party may terminate this Agreement at any time after the expiration of the relevant six Business Day period.

    6.6 Filings; Other Actions; Notification.

    (a) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports, applications and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that nothing in this Section 6.6 shall require, or be construed to require, Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent or the Company, as the case may be, of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in the case of either clause (i) or (ii), is reasonably likely, individually or in the aggregate, to materially and adversely impact the aggregate economic or business benefits, taken as a whole, to Parent or the Company, as applicable, of the transactions contemplated by this Agreement (any such requirement specified in clause (i) or (ii), a "BURDENSOME CONDITION"). Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other with respect to all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any material filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as reasonably practicable.

    (b) The Company and Parent each shall, upon reasonable request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Company Proxy Statement, the Form F-4, the Parent Documents or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

    (c) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the Merger and the other transactions contemplated hereby, including promptly furnishing the other with copies of material notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to it or to cause the non-satisfaction of any condition to the Merger.

    (d) Prior to making any material filing, notice, petition, statement, registration, submission of information or application to or with any third party and/or Governmental Entity (including any U.S. or non-U.S. securities exchange and the U.K. Office of Fair Trading) in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any U.S. or non-U.S. national securities exchange, each party shall use commercially reasonable best efforts to consult with the other party with respect to (and, to the extent reasonably practicable, give the other party an opportunity to comment on) the content of such material filing, notice, petition, statement, registration, submission of information or application and to provide the other party with copies of the proposed filing, notice, petition, statement, registration, submission of information or application.

    (e) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement, or the Merger or the other transactions contemplated by this Agreement or claims damages in connection therewith, the Company and Parent each agree to cooperate and use their commercially reasonable best efforts, subject to the limitations set forth in Section 6.6(a), to defend against and respond thereto.

    (f) Unless either of the parties shall have reasonably determined in good faith based upon a written withdrawal of, or a failure to receive, the accountants letters referred to in Section 7.1(f) below (or receipt of written notification that either of such letters will not be received) that merger accounting treatment under U.K. GAAP will not be appropriate (an "ACCOUNTING DETERMINATION"), the Company Proxy Statement and the Parent Documents will contain PRO FORMA financial information based upon such treatment. In the event that either of the parties makes an Accounting Determination, as promptly as practicable following such Accounting Determination the parties shall, if required by applicable Law, (i) prepare and file with the SEC or the UKLA and the LSE, as applicable, and (ii) mail to shareholders of the Company and/or Parent, amended, supplemented or new documents containing PRO FORMA financial information prepared in accordance with accounting methods determined to be appropriate. If, prior to the preparation and mailing of such revised or new documents, the shareholders of Parent or the Company have already approved the Merger, Parent and/or the Company, as applicable, shall hold a new meeting which for all purposes of this agreement shall be deemed the Parent Shareholder Meeting or the Company Shareholder Meeting, as applicable, in each case in accordance with the terms of this Agreement as if the prior meeting had not been held.

    (g) Nothing set forth in this Section 6.6 shall be deemed to limit or affect the right of any party to take any action expressly permitted pursuant to Sections 6.1, 6.2 or 6.3 hereof.

    6.7 Access. Upon reasonable notice, and except as may otherwise be required by applicable Law, each party agrees that it shall (and shall, only to the extent appropriate in the case of Subsidiaries that are not wholly owned, cause its Subsidiaries to) afford the other's officers, directors or Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its and its Subsidiaries' properties, books, contracts and records and, during such period, shall (and shall, only to the extent appropriate in the case of Subsidiaries that are not wholly owned, cause its Subsidiaries to) furnish reasonably promptly to the other all information concerning its and its Subsidiaries' business, properties and personnel as may reasonably be requested, PROVIDED that no investigation pursuant to this
Section 6.7 shall affect or be deemed to modify any representation or warranty made by such party hereunder and PROVIDED, FURTHER, that the foregoing shall not require either party to permit any inspection, or to disclose any information, that in the reasonable judgment of such party would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the party shall have used commercially reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to a senior executive officer of the relevant party or such Person as may be designated by such officers. All such information shall be governed by the terms of the Confidentiality Agreement, including all such information disclosed in the Company Disclosure Letter and the Parent Disclosure Letter.

    6.8 Affiliates. Not later than the fifteenth day prior to the mailing of the Company Proxy Statement, the Company shall deliver to Parent a list of names and addresses of those Persons who are or are expected to be, to the Knowledge of the Company, as of the time of the Company Shareholder Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. There shall be added to such lists the names and addresses of any other Person subsequently identified by the Company as a Person who may be deemed to be such an affiliate; PROVIDED, HOWEVER, that no such Person identified by the Company shall remain on such list of affiliates if Parent shall receive from the Company, on or before the date of the Company Shareholder Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its commercially reasonable best efforts to deliver or cause to be delivered to Parent, prior to the date of the Company Shareholder Meeting, from each such affiliate identified in the list delivered pursuant to the first sentence of this Section 6.8 (as the same may be supplemented as aforesaid) a letter dated as of the Company Shareholder Meeting substantially in the form attached as Exhibit A (the "AFFILIATE LETTERS"). Parent shall not be required to maintain the effectiveness of the Form F-4 or any other registration statement under the Securities Act for the purposes of resale of Parent Ordinary Shares or Parent Depositary Shares received in the Merger by such affiliates and the Parent ADRs representing Parent Depositary Shares received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 6.8.

    6.9 Listing Application. Parent shall promptly prepare and submit to the UKLA a listing application and to the LSE an application for admission to trading with respect to the Parent Ordinary Shares, and to the NYSE a listing application in respect of the Parent Ordinary Shares and Parent Depositary Shares issuable in the Merger or, as necessary, upon exercise of Adjusted Options, and shall use its commercially reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Ordinary Shares, in the case of the UKLA and LSE, and such Parent Ordinary Shares and Parent Depositary Shares in the case of the NYSE, subject to official notice of issuance. The Surviving Corporation shall use its commercially reasonable best efforts to cause the Common Shares to be de-listed from the NYSE, the PSE, the SWX, the UKLA and the LSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

    6.10 Publicity. The initial press release concerning the Merger shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and shall provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable best efforts to agree upon, and shall not issue, any such press release or make any such public announcement prior to such consultation, except as either party may determine is required by applicable Law (including the City Code), court process or by obligations pursuant to any listing agreement with any securities exchange (including the LSE and the UKLA).

    6.11 Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV out of assets held by the Company prior to the Merger. Parent and its affiliates (other than the Company and its Subsidiaries) will not provide, directly or indirectly, any funding for the payment of such amounts. Except as otherwise provided in Sections 4.1(b)(i),
6.24 and 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that filing fees and other expenses incurred in connection with filing, printing, mailing and distributing the Form F-4, the Company Proxy Statement, the Parent Documents and related documents shall be shared equally by Parent and the Company.

    6.12  Indemnification; Directors' and Officers' Insurance.

    (a) The Surviving Corporation shall, and Parent shall to the extent permitted by Law cause the Surviving Corporation to and shall in any event permit the Surviving Corporation to, indemnify, defend and hold harmless (and Parent shall take no action to prevent the Surviving Corporation and its Subsidiaries from so indemnifying, defending and holding harmless) the present and former directors and officers of the Company and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions by them in their capacities as employees, agents, officers or directors of the Company or one of its Subsidiaries, or taken by them at the request of the Company or one of its Subsidiaries, occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company or the relevant Subsidiary is permitted to indemnify its directors and officers under the Laws of its jurisdiction of incorporation, and its articles of incorporation and bylaws (or comparable organizational documents) as in effect on the date hereof (and the Surviving Corporation or the relevant Subsidiary shall also advance expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Corporation shall honor all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of current or former employees, agents, directors or officers of the Company and its Subsidiaries as provided in their respective organizational documents and indemnification agreements or arrangements heretofore entered into by the Company or any of its Subsidiaries in accordance with their terms. From and after the Effective Time, Parent shall cause employees, agents, directors or officers of the Company or its Subsidiaries who become employees, agents, directors or officers of Parent or its Subsidiaries to be entitled to the same indemnity and exculpation rights and protections as are afforded to similarly situated employees, agents, directors and officers of Parent or its Subsidiaries, it being understood that executive officers and directors of the Company shall be deemed similarly situated to executive officers and directors of Parent.

    (b) For a period of six years from the Effective Time, Parent shall cause the Surviving Corporation to provide that portion of directors' and officers' liability insurance with respect to claims against such Indemnified Parties arising from facts, events, acts or omissions which occurred at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company and its Subsidiaries; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend more than two hundred percent (200%) of the amount expended by the Company and its Subsidiaries (the "INSURANCE AMOUNT") to maintain or procure such directors' and officers' liability insurance coverage immediately prior to the Effective Time (PROVIDED, that such coverage immediately prior to the Effective Time shall be for the same coverage and amounts as in effect on the date of this Agreement); PROVIDED, FURTHER, that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 6.12(b), the Surviving Corporation shall obtain as much comparable insurance as is available for the Insurance Amount; PROVIDED, FURTHER, that officers and directors of the Company or any Subsidiary may be required to make application and provide reasonable and customary representations and warranties to the relevant insurance carriers for the purpose of obtaining such insurance; PROVIDED, FURTHER, that any substitution or replacement of existing policies shall not result in any gaps or lapses in coverage with respect to facts, events, acts or omissions occurring at or prior to the Effective Time.

    (c) For a period of three years from the Effective Time, the Surviving Corporation shall, and Parent shall to the extent permitted by Law cause the Surviving Corporation to and shall in any event permit the Surviving Corporation to, (i) indemnify, defend and hold harmless (and Parent shall take no action to prevent the Surviving Corporation and its Subsidiaries from so indemnifying, defending and holding harmless) the New Directors (the "INDEMNIFIED DIRECTORS") against all Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions by them in their capacities as directors of Parent occurring at or after the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Surviving Corporation is permitted to indemnify its directors under the Laws of State of Texas and its articles of incorporation and bylaws as in effect on the date hereof (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law), and
(ii) provide directors' liability insurance (under a policy separate from the coverage described in Section 6.12(b) above; PROVIDED that the amount required in the aggregate to be spent by the Surviving Corporation under both such policies shall not exceed the Insurance Amount) with respect to claims against such Indemnified Directors arising from facts, events, acts or omissions which occurred at or after the Effective Time, which insurance shall, when taken together with any directors' liability insurance available to such Indemnified Directors from Parent, contain at the least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; PROVIDED, HOWEVER, that any substitution or replacement of existing policies shall not result in any gaps or lapses in coverage that result in a failure to meet the standard in clause (ii) above with respect to facts, events, acts or omissions occurring at or after the Effective Time.

    (d) Any Indemnified Party wishing to claim indemnification under
Section 6.12(a) or Indemnified Director wishing to claim indemnification under
Section 6.12(c), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Surviving Corporation thereof; PROVIDED that the failure so to notify shall not affect the obligations of the Surviving Corporation under Section 6.12(a) or Section 6.12(c) unless and to the extent such failure materially increases the Surviving Corporation's liability under such subsection (a) or subsection (c).

    (e) It is expressly agreed that the Indemnified Parties and Indemnified Directors to whom this Section 6.12 applies shall be third party beneficiaries of this Section 6.12. The provisions of this Section 6.12 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and each Indemnified Director, his or her heirs and his or her representatives and
(ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party or Indemnified Director may have by contract or otherwise.

    (f) In the event that either of the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person (whether by sale, merger, operation of law or otherwise), then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation or Parent, as applicable, will assume the obligations thereof set forth in this
Section 6.12.

    (g) Parent shall cause the Surviving Corporation or any successor or assign thereto to comply with its obligations under this Section 6.12.

    6.13 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of directors shall, to the fullest extent consistent with its fiduciary obligations under applicable Law, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

    6.14 Board of Directors of Parent. At the Effective Time, the board of directors of Parent shall consist of up to 18 directors. The board of directors of Parent shall take action necessary to ensure that six directors of the Company as of the date hereof selected by mutual agreement of the Company and Parent

(such Company director designees, the "NEW DIRECTORS") shall be nominated for election as directors of Parent by Parent shareholders at the Parent Shareholder Meeting with effect from and subject to the Effective Time and that in default of the election of any New Director at such meeting, an alternative New Director selected by mutual agreement of the Company and Parent be appointed a director of the Parent by resolution of the board of directors of Parent after the Parent Shareholders Meeting and prior to the Effective Time. The appointment terms of each of the New Directors will, in any case, be such as to ensure that as equal a number of New Directors as practicable retire by rotation at each of the three annual general meetings of Parent shareholders following the Effective Time.

    6.15 Accountants' Letters. Each of the Company and Parent shall use commercially reasonable best efforts to cause to be delivered to the other party, a letter of Ernst & Young LLP and KPMG Audit plc, respectively, independent auditors, dated (i) the date on which the Form F-4 shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

    6.16 Integration Committee. Parent recognizes that the Company has a talented group of officers and employees that will be important to the future growth of the combined companies. In recognition of the foregoing, promptly after the date hereof, the parties will establish an integration committee composed of senior executive officers of both Parent and the Company, as mutually selected by Parent's and the Company's Chief Executive Officers, which will have direct access to Parent's Chief Executive Officer and will be responsible for proposing alternatives and recommendations to him regarding the matters and issues arising in connection with the integration of the two companies and their respective businesses, assets and organizations.

    6.17 Tax-Free Merger. Each of Parent and the Company will use its commercially reasonable best efforts, and each agrees to cooperate with the other and provide the other with such documentation, information and materials as may be reasonably necessary, proper or advisable to (i) cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(b),
(ii) avoid gain recognition to the stockholders of the Company pursuant to
Section 367(a)(1) of the Code, and (iii) enable the Company and Parent to obtain a ruling from the IRS prior to the Closing Date to the effect that the Merger will not be subject to Section 367(a)(1) of the Code (the "U.S. TAX RULING"). The Company and Parent each agrees to consult with Parent or the Company, as the case may be, with respect to the request for the U.S. Tax Ruling. Prior to submitting any written submissions or representations to the IRS in connection with such request, the Company and Parent, as the case may be, each agrees to provide such written submissions and representations to the other party for such other party's review and approval, which shall not be unreasonably withheld or delayed. Neither Parent nor the Company will take or fail to take (and, following the Merger, Parent will cause the Surviving Corporation to not take or fail to take) any action which action (or failure to act) would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or would reasonably be expected to impede or preclude the IRS's issuance of the U.S. Tax Ruling prior to the Closing Date. With respect to the Merger, Parent will (and will cause the Surviving Corporation to) file all required information with its Tax Returns and maintain all records required for Tax purposes, including, without limitation, the reporting requirements contained in United States Treasury Regulation
Section 1.367(a)-3(c)(6).

    6.18  Employee Benefits.

    (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase Common Shares granted to employees or directors of the Company or any of its Subsidiaries under the Company's 1999 Stock and Incentive Plan, the Company's 1997 Stock and Incentive Plan, the Company's 1984 Stock and Incentive Plan as restated
February 8,

1994 (sometimes called the Company's "1994 STOCK AND INCENTIVE PLAN"), the Western National Corporation 1993 Stock and Incentive Plan, the US LIFE Corporation 1981 Stock Option Plan, the US LIFE Corporation 1991 Stock Option Plan or the US LIFE Corporation Non-Employee Directors' Stock Option Plan (collectively, the "COMPANY STOCK PLANS") that is outstanding immediately prior to the Effective Time (collectively, the "COMPANY OPTIONS") shall be converted into an option (an "ADJUSTED OPTION") to purchase the greatest number of whole Parent Ordinary Shares that is equal to the number of Common Shares subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price (denominated in pounds sterling) per Parent Ordinary Share (rounded to the nearest whole penny) equal to the exercise price for each such Common Share subject to such Company Option immediately prior to the Effective Time divided by the Exchange Ratio, and all references in each such Company Option to the Company (other than any references relating to a "Change in Control" of the Company) shall be deemed to refer to Parent, where appropriate; PROVIDED, HOWEVER, that (x) the adjustments provided herein with respect to any Company Options which qualify as "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code, shall be effected in a manner consistent with the requirements of
Section 424(a) of the Code and (y) the exercise price per Parent Ordinary Share covered by an Adjusted Option shall not be less than the nominal value of such share. Parent Ordinary Shares subject to Adjusted Options may, at the election of the holder of the Adjusted Option, be in the form of Parent Depositary Shares evidenced by Parent ADRs, and the exercise price of such Adjusted Options shall be denominated in U.S. dollars. Parent and the Company acknowledge that each Company Option shall be fully vested and exercisable immediately prior to the Effective Time, in each case in accordance with its terms in effect as of the date hereof (except that, in the case of each Company Option which is granted in accordance with the terms in effect as of the date hereof of a reload feature of a Company Option outstanding as of the date hereof, such vesting and exercisability shall be in accordance with the terms on the date of grant of the reload Company Option).

    (b) As of the Effective Time, each restricted Common Share, restricted share unit and Common Share that is represented by the Performance Award portion of a "Performance-Based Restricted Stock Award" granted to any employee or director of the Company or any of its Subsidiaries under a Company Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the "COMPANY RESTRICTED SHARES") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive the Merger Consideration in accordance with Section 4.1 of this Agreement; PROVIDED, HOWEVER, that, prior to such conversion and subject to any necessary consents from the holders of Company Restricted Shares upon the lapsing of restrictions with respect to the Company Restricted Shares, the Company shall be entitled to deduct and withhold from the Company Restricted Shares such amounts as it is required to deduct and withhold with respect to the lapsing of such restrictions under the Code, or any applicable provision of state, local or non-U.S. Tax Law. As of the Effective Time, each incentive award granted to a non-employee director of the Company under a Company Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the "INCENTIVE AWARD UNITS") shall, by virtue of the Merger and without any action on the part of the holder thereof, be deemed to be invested in the Merger Consideration in accordance with Section 4.1 above until the termination of such director's service on the board of directors of the Company and, thereafter, shall be deemed to be invested or distributed to such director in accordance with the terms of the applicable Company Stock Plan, any payment election duly made by such director and any related grant document issued in connection with such Incentive Award Units that has been previously provided to Parent.

    (c) Subject to the approvals of Parent's shareholders referred to in
Section 6.5(a)(iii) and (iv), (i) as of the Effective Time, Parent shall assume the obligations of the Company under the Company Stock Plans, except that Parent may make minor alterations required to comply with applicable English law, the UKLA Listing Rules and related codes which are not anticipated to adversely affect the economic interests of the holders of awards thereunder and may make any other alteration required to comply with applicable English law, the UKLA Listing Rules and related codes which is described in Section 6.18(c) of the Parent Disclosure Letter, with respect to the Adjusted Options and the Incentive Award Units and (ii) from and after the Effective Time, the terms of each Company Option, Incentive Award Unit and the Company Stock Plan under which such Company Option or Incentive Award Unit, as the case may be, was initially granted, in each case, as in effect immediately prior to the Effective Time, shall continue to apply to the corresponding Adjusted Option or Incentive Award Unit, subject to the alterations described herein and except as specifically provided otherwise in this Section 6.18.

    (d) Except as set forth in Section 6.18(d) of the Parent Disclosure Letter, the Company and Parent agree that each of the Company Stock Plans shall be amended, (i) if and to the extent necessary and practicable, to reflect the transactions contemplated by this Agreement, including, but not limited to, the conversion of Company Options and Incentive Award Units pursuant to paragraphs
(a) and (b) above and the substitution of Parent for the Company thereunder to the extent applicable to effectuate the assumption of such plans by Parent, in particular so that Parent, from and after the Effective Time, shall have all authority and control over the Company Stock Plans subject to Section 6.18(d) of the Company Disclosure Letter, (ii) to preclude any automatic grants of awards thereunder on or after the date hereof, other than grants of "reload options" solely in accordance with the terms of the Company Options as in effect on the date hereof, and (iii) to preclude the grant of any options or other awards thereunder on or after the date hereof that provide for or permit the grant of "reload options". The Company and Parent further agree that the Company, prior to the Effective Time, shall take all action necessary or appropriate to terminate all reload features in all Company Options as of the Effective Time.

    (e) Parent shall (i) take all action necessary or appropriate to have available for issuance or transfer a sufficient number of Parent Ordinary Shares for delivery upon exercise of all Adjusted Options and (ii) issue or cause to be issued or transfer or cause to be transferred the appropriate number of Parent Ordinary Shares (which may, at the election of the recipient, be in the form of Parent Depositary Shares) upon the exercise or maturation of rights existing under the Adjusted Options. No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form F-8 (or other appropriate form) registering a number of Parent Ordinary Shares and Parent Depositary Shares necessary to fulfill Parent's obligations under this
Section 6.18. Parent shall use commercially reasonable best efforts to cause such registration statement to remain effective (and to maintain the current status of the prospectus required thereby) for at least as long as Adjusted Options are outstanding.

    (f) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Adjusted Options appropriate notices setting forth (i) the number of Parent Ordinary Shares and, if applicable, Parent Depositary Shares, subject to the Adjusted Options held by such holder, (ii) the exercise price per Parent Ordinary Share subject to the Adjusted Options, and (iii) an acknowledgement that all such Adjusted Options and all Incentive Award Units will continue to be governed by the terms and conditions governing the corresponding Company Option or Incentive Award Unit as in effect immediately prior to the Effective Time, except as provided in this Section 6.18.

    (g) Except as set forth in Section 6.18(g) of the Company Disclosure Letter, from and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with the terms thereof in effect as of the date hereof or as amended after the date hereof with the prior written consent of Parent, each employment agreement, change in control severance agreement, split dollar agreement and supplemental executive retirement agreement (including any amendments thereto listed or described in Section 6.18(g) of the Company Disclosure Letter) between the Company or any of its Subsidiaries and any present or former officer, director or employee of the Company or any of its Subsidiaries that is listed or described in
Section 6.18(g) of the Company Disclosure Letter. Parent and the Company acknowledge that the consummation of the Merger shall constitute a "Change in Control" for all purposes of the Company Plans.

    (h) During the period commencing at the Effective Time and ending on the first anniversary thereof, Parent shall provide (or shall cause the Surviving Corporation and its Subsidiaries to provide) employees (other than any employees to whom a collective bargaining agreement applies) of the Company and its Subsidiaries at the Effective Time (such non-union employees being hereinafter called the "CONTINUING EMPLOYEES"), during the period of their respective employment with the Surviving Corporation or its Subsidiaries or Parent or its Subsidiaries, with benefits under employee benefit plans that are substantially similar in the aggregate (excluding Parent-stock-based benefits) to the aggregate benefits (excluding Company-stock-based benefits) provided to the Continuing Employees under the terms of the Company Plans as of the date hereof. From and after the Effective Time, to the extent required by the terms of the applicable Company Plan as in effect on the date hereof, Parent shall cause the Surviving Corporation and its Subsidiaries to assure that no amendment or termination of any Company Plan shall reduce the benefits accrued or benefit distribution elections made by any participant thereunder without the participant's consent. During the period commencing at the Effective Time and ending on the first anniversary (and the third anniversary in the case of the Company's Supplemental Executive Retirement Plan) thereof, Parent shall cause the Surviving Corporation and its Subsidiaries to maintain and honor, in accordance with the terms thereof in effect as of the date hereof or as amended by the Company after the date hereof with the prior written consent of Parent (as applied only to Continuing Employees), the Company's Supplemental Executive Retirement Plan, Restoration of Retirement Income Plan, Supplemental Thrift Plan and Severance Plan.

    (i) Except as set forth in Section 6.18(i) of the Company Disclosure Letter, for purposes of any Plan maintained by Parent, the Surviving Corporation or any Subsidiary of Parent (collectively, the "PARENT PLANS"), Parent and the Surviving Corporation shall, and Parent shall cause its Subsidiaries to, recognize (or cause to be recognized) the service of a Continuing Employee with the Company and its Subsidiaries and any predecessor entities completed prior to the Effective Time (and any other service credited by the Company under corresponding Company Plans previously provided to Parent and as described in
Section 5.2(h)(vi) of the Company Disclosure Letter and additional service which, as set forth in Section 6.18(i) of the Company Disclosure Letter, the Company is obligated to credit with respect to actual service rendered after the Effective Date) for purposes of vesting, eligibility to participate in and calculation of any severance or vacation entitlement under those Parent Plans in which such Continuing Employee becomes a participant after the Effective Time to the extent that such service was recognized by the Company and its Subsidiaries under the corresponding Company Plan in which such Continuing Employee was a participant immediately prior to the Effective Time; PROVIDED, HOWEVER, that such service shall not be credited to the extent that it would result in a duplication of benefits with respect to the same periods of service.

    (j) From and after the Effective Time, if any Continuing Employee becomes a participant in a Plan of Parent that is a medical, dental or other health plan, Parent and the Surviving Corporation shall, and Parent shall cause its Subsidiaries to, waive any pre-existing condition limitations applicable to the Continuing Employee that were covered under the Company Plan in which the Continuing Employee was a participant immediately prior to his commencement of participation in such Plan of Parent and credit any deductibles and out-of-pocket expenses that are applicable to the Continuing Employee and are incurred by the Continuing Employee and his or her beneficiaries during the portion of the calendar year prior to his or her commencement of participation in such Plan of Parent.

    (k) The provisions of this Section 6.18 shall not create in any employee or former employee of the Company or any of its Subsidiaries any rights to employment or continued employment with Parent, the Surviving Corporation or the Company or any of their respective Subsidiaries.

    (l) Prior to or within fourteen business days following execution of this Agreement, the Company shall amend the Benefit Trust Agreement made as of February 8, 2001 between the Company and The Chase Manhattan Bank and take all other actions necessary or appropriate to eliminate any requirement thereunder that any funds, assets or other property be deposited in or otherwise transferred to the trust under such Benefit Trust Agreement to fund any obligations thereunder or for any other purpose; PROVIDED, HOWEVER, such funding shall be required in connection with a "change in control" of Parent or the Surviving Corporation (each as defined in Section 6.18(l) of the Company Disclosure Letter) after the Merger.

    (m) The Company shall take such action as is necessary to cause a new "date of exercise," within the meaning of the Company's 1998 Employee Stock Purchase Plan, as amended and restated effective as of November 2, 2000 (the "COMPANY STOCK PURCHASE PLAN"), to be established that will cause the option period under such Company Stock Purchase Plan in effect immediately prior to the Effective Date to terminate as of a date that is no later than three business days prior to the Effective Date; PROVIDED THAT such change in the option period shall be conditioned upon the consummation of the Merger. On such new date of exercise in accordance with exercise made by the participant, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll deductions account to the purchase of whole Common Shares in accordance with the terms of the Company Stock Purchase Plan. Any amount remaining in each participant's payroll deductions account shall be refunded to the participant. Immediately prior to and effective as of the Effective Time and subject to the consummation of the Merger, the Company shall terminate the Company Stock Purchase Plan.

    6.19 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Common Shares (including derivative securities with respect to Common Shares) resulting from the transactions contemplated by Article I, Article IV or
Section 6.18 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

    6.20  Coordination of Dividends.  Subject to the provisions of
Section 6.1(b)(iii)(C) and Section 6.2(b)(iii)(C), as applicable, from the date of this Agreement until the Closing Date, each of Parent and the Company shall continue to pay cash dividends on the Parent Ordinary Shares and Common Shares, as applicable, in the ordinary course, consistent with past practice. Notwithstanding the foregoing, not less than 15 days prior to the date which the parties reasonably agree in good faith is the anticipated Closing Date taking into account, if applicable, the proviso to Section 1.2 (the "ESTIMATED CLOSING DATE"), the Company shall, to the extent permitted by applicable Law, declare a cash dividend (the "EQUALIZATION DIVIDEND") on the Common Shares in an amount per share equal to the Dividend Differential, such dividend to be payable to holders of record of Common Shares on a record date not less than three days prior to the Closing Date and such dividend to be paid at least one Business Day prior to the Closing Date. For purposes of this Agreement, "DIVIDEND DIFFERENTIAL" shall mean the excess (calculated in US dollars), if any, of
(x) the aggregate amount of the cash dividends per share that a holder of a Common Share would have received (or been entitled to receive upon the occurrence of the relevant payment date whether or not such date falls before, on or after the Estimated Closing Date) had the Effective Date been the date of this Agreement and such holder received the Merger Consideration in respect of such share in the form of Parent Ordinary Shares (rounding to the nearest L.01) on the date of this Agreement and held such Merger Consideration until the Estimated Closing Date, OVER (y) the aggregate amount of the cash dividends per share that a holder of a Common Share would have received (or been entitled to receive upon the occurrence of the relevant payment date whether or not such date falls before, on or after the Estimated Closing Date) had such holder held such Common Share from the date of this Agreement until the Estimated Closing Date (without taking account of the Equalization Dividend). For purposes of calculating the Dividend Differential, each dividend paid by Parent on Parent Ordinary Shares which was denominated in pounds sterling shall be converted into equivalent US dollar amounts using the spot rate of exchange

(as published in THE WALL STREET JOURNAL (National Edition) or, if not reported therein, such other generally-recognized authoritative source as is mutually acceptable to the parties) on the date such dividend was paid by Parent (or if such dividend has not yet been paid on the last Business Day preceding the date of declaration of the Equalization Dividend, and rounded to the nearest $.01) and no interest on any amount shall be deemed paid or accrued. When calculating the Dividend Differential it shall be assumed that the amount of a cash dividend per share in each of (x) and (y), above, is the amount of such cash dividend prior to any withholding Tax being levied and exclusive of any applicable United Kingdom Tax credit. The Equalization Dividend shall be paid exclusively from the assets held by the Company and its Subsidiaries prior to the Merger and shall not be funded, directly or indirectly, by Parent or any of its affiliates. Following determination of the Estimated Closing Date, Parent and the Company shall not declare any dividend on the Common Shares and Parent Ordinary Shares, as applicable (other than (1) the Equalization Dividend and (2) any Parent dividend which by agreement of the parties has been taken into account in calculating the Dividend Differential as if the record date shall have already occurred but which has not yet been declared by Parent but is anticipated to be declared with a record date prior to the Effective Time), which dividend has a record date prior to the Effective Date.

    6.21  Deposit Agreement and Shareholder Meetings.

    (a) Parent shall, at or prior to the Effective Time, enter into an amendment to the Deposit Agreement with the Depositary to (i) require that Parent deliver to the Depositary for mailing, and if so delivered, the Depositary shall mail or cause to be mailed, to the registered holders of Parent Depositary Shares any reports mailed or otherwise distributed to holders of Parent Ordinary Shares,
(ii) allow holders of Parent Depositary Shares to instruct the Depositary to vote its Parent Depositary Shares in a particular fashion, and (iii) give effect, to the extent necessary, to the amendments to Parent's articles of association described in Section 6.5(a)(vi) above. The form and substance of this amendment shall be reasonably satisfactory to the Company. Following the Effective Time, Parent shall allow holders of Parent Depositary Shares to participate in rights offerings on the same terms as holders of Parent Ordinary Shares.

    (b) Subject to applicable Law, Parent shall study and consider whether to adopt procedures after the Effective Time to enable United States holders of Parent Depositary Shares to attend and, at the invitation of the Chairman, speak (but not vote) by means of video conference, conference telephone or other similar communications equipment, at any shareholder meeting of Parent held in the United Kingdom.

    6.22 Merger Accounting. From and after the date hereof and until the Effective Time, except as required by applicable Law and subject to the other provisions of Article VI, none of Parent, the Company, or any of their respective Subsidiaries shall, and each of Parent and the Company shall use commercially reasonable best efforts to cause other affiliates over which they exercise control not to, knowingly take any action, or knowingly fail to take any action, that is reasonably likely to adversely affect the ability of Parent to account for the Merger using merger accounting under the Companies Act and U.K. GAAP.

    6.23 Qualification of the Fund Clients; Fund Client Boards. Subject to applicable fiduciary duties to the Fund Clients, the Company will use commercially reasonable best efforts to cause the Fund Clients not to take action (i) that would prevent any Fund Client from qualifying as a "regulated investment company," within the meaning of section 851 of the Code, or
(ii) that would be inconsistent with any Fund Client's prospectus and other offering, advertising and marketing materials.

    6.24 Transfer Taxes. All stamp, transfer, or documentary taxes or other Taxes payable by the Surviving Corporation under this Agreement in connection with the Merger or the issuance of the Merger Consideration (including, without limitation, all amounts described in the last two sentences of
Section 4.1(b)(i) above) shall be paid by the Surviving Corporation exclusively out of assets held by the

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Company prior to the Merger. Parent and its affiliates will not provide, directly or indirectly, any funding for the payment of any such amounts.

    6.25 Parent Allotment Resolution. Parent shall, at the Closing, deliver a resolution duly passed by the board of directors of Parent and in a form reasonably acceptable to the Company, allotting (subject to the receipt of duly completed and validly executed letters of transmittal together with Certificate(s) in the proper form required by the letter of transmittal) all Parent Ordinary Shares which are required to be allotted pursuant to
Section 4.1(a) and Section 6.18 of this Agreement.

    6.26 Report and Valuation. Unless Parent and the Company agree otherwise, Parent shall procure that each Person to whom Parent Ordinary Shares are to be allotted pursuant to the provisions of this Agreement shall receive a copy of a valuation report in accordance with the requirements of Section 103 of the Companies Act prior to such allotment being made.

    6.27 Dividend Reinvestment Plan. From and after the date hereof, the Company will satisfy its obligations under the Company's Dividend Reinvestment and Stock Purchase Plan only with Common Shares acquired in open market purchases and not with Common Shares held in treasury.

                                  ARTICLE VII
                                   CONDITIONS

    7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

    (a) Shareholder Approval. The Company Requisite Vote and the approval of the Parent shareholders of the resolutions referred to in clauses (i), (iii),
(iv) and (v) of Section 6.5(a) (the "PARENT VOTES") shall have been obtained.

    (b) Exchange Listing. The Parent Ordinary Shares issuable to holders of Common Shares (including Company Restricted Shares) and Adjusted Options pursuant to this Agreement shall have been approved for admission or admitted to listing on the Official List of the UKLA and approved for admission or admitted to trading by the LSE in accordance with the rules and regulations of the UKLA and the LSE, respectively, and such Parent Ordinary Shares and related Parent Depositary Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    (c) Regulatory Consents. (i) The waiting periods applicable to the consummation of the Merger under (A) the HSR Act and (B) applicable Insurance Laws shall have expired or been terminated, (ii) confirmation having been received by Parent from the United Kingdom Office of Fair Trading or the appropriate United Kingdom government minister, in terms reasonably satisfactory to Parent and the Company, that the United Kingdom Secretary of State for Trade and Industry does not intend to refer the transactions contemplated by this Agreement, or any matters arising therefrom, to the United Kingdom Competition Commission (iii) the transactions contemplated hereby shall have been approved by the OTS or the parties shall have mutually determined that no such approval is required, (iv) solely to the extent required by a change in applicable Law or the interpretation of applicable Law by a United Kingdom court or tribunal or a change in structure of the transaction as permitted by Section 1.4 hereof, in each case occurring after the date hereof, any special consent of H.M. Treasury pursuant to Section 765 of the Income and Corporation Taxes Act 1988 with respect to the transactions contemplated by this Agreement shall, if required by Law, have been obtained in a form reasonably satisfactory to Parent and the Company, and (v) other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries or affiliates, or the Depositary (and, as applicable, its parent undertakings) or any custodian under the Deposit Agreement with, and all consents,

                                      A-50
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registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries or affiliates or the Depositary (or, as applicable, its parent undertakings) or any custodian under the Deposit Agreement from, any Governmental Entity ((i) through (v) collectively, "GOVERNMENTAL CONSENTS"), in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (other than Governmental Consents the failure of which to expire, to terminate or to be obtained or made is not reasonably likely to result, individually or in the aggregate, in the imposition on Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries or affiliates, or the Depositary (or, as applicable, its parent undertakings) or any custodian under the Deposit Agreement, of a criminal penalty or material civil penalties) shall have been made or obtained (as the case may be), and no such Governmental Consent shall impose a Burdensome Condition; PROVIDED, HOWEVER, that no party that has previously agreed to accept a particular Burdensome Condition in respect of a Governmental Consent shall be permitted to assert the existence of such Burdensome Condition as a reason for the failure of the condition set forth in this Section 7.1(c) to be satisfied.

    (d) Governmental Orders or Proceedings. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "ORDER"), and there shall not be any pending proceeding by any Governmental Entity seeking to impose criminal penalties or material civil penalties in connection therewith; PROVIDED, HOWEVER, that, subject to
Section 6.6(a), no party which has not used its commercially reasonable best efforts to (i) prevent the entry of any such Order or (ii) defend against and reasonably promptly appeal any such Orders or penalties that may be entered shall be entitled to terminate this Agreement by reason of the non-satisfaction of this Section 7.1(d).

    (e) Form F-4. The Form F-4 shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Form F-4 shall have been issued, and no proceeding for that purpose shall have been initiated or been threatened, by the SEC.

    (f) Accountants Letter. In the event that the Company Proxy Statement or the Parent Documents contain PRO FORMA financial information based upon merger accounting treatment under U.K. GAAP and an Accounting Determination shall not have been made, then Parent and the Company shall have received from KPMG Audit plc, independent auditors for Parent, letters, dated the date of or shortly prior to each of the mailing date of the Parent Documents and the Effective Date, stating its opinion that the Merger will qualify for merger accounting under U.K. GAAP.

    7.2 Conditions to Obligations of Parent, HDP and Merger Sub. The obligations of Parent, HDP and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

    (a) Representations and Warranties; Covenants. (i) Each of the representations and warranties contained herein of the Company shall be true and correct as of the date of this Agreement and at the Closing with the same effect as though all such representations and warranties had been made at the Closing, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in each case subject to the standard set forth in Section 5.1, (ii) the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement at or prior to the Effective Time shall, taken as a whole, have been duly performed and complied with in all material respects (disregarding for these purposes references to materiality in specific agreements and covenants); PROVIDED, that the covenants and agreements contained in Sections 6.1(b)(ii), 6.1(b)(iii), 6.1(b)(iv), 6.1(c)(i), and 6.20 shall, each taken individually, have been complied with in all meaningful respects, and (iii) Parent shall have received a certificate signed by the Chief

Financial Officer of the Company, dated the Closing Date, to the effect set forth in clauses (i) and (ii) of this Section 7.2(a).

    (b) Consents. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under those Contracts specified in Section 7.2(b) of the Company Disclosure Letter and no such consent shall impose any Burdensome Condition.

    (c) Tax Opinion. Parent shall have received the opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to Parent, dated the Closing Date, substantially to the effect that (i) the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and (ii) each transfer of property to Parent by a shareholder of the Company pursuant to the Merger will not be subject to
Section 367(a)(1) of the Code. In rendering such opinion, Cleary, Gottlieb, Steen & Hamilton may rely upon and require (x) such certificates of the Company and Parent as are customary for such opinions, including certificates substantially in the form of Exhibits B and C, and (y) the U.S. Tax Ruling. The opinion may assume that any shareholder who is a "five-percent transferee shareholder" with respect to Parent within the meaning of United States Treasury Regulations Section 1.367(a)-3(c)(5)(ii) will file the agreement described in United States Treasury Regulations Section 1.367(a)-3(c)(1)(iii)(B).

    7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

    (a) Representations and Warranties; Covenants. (i) Each of the representations and warranties contained herein of Parent shall be true and correct as of the date of this Agreement and at the Closing with the same effect as though all such representations and warranties had been made at the Closing, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in each case subject to the standard set forth in Section 5.1, (ii) the agreements and covenants of Parent to be performed and complied with pursuant to this Agreement at or prior to the Closing shall, taken as a whole, have been duly performed and complied with in all material respects (disregarding for these purposes references to materiality in specific agreements and covenants); PROVIDED, that the covenants and agreements contained in Sections 6.2(b)(ii), 6.2(b)(iii), 6.2(b)(iv), 6.2(c)(i), 6.14, 6.18 and 6.20 shall, each taken individually, have been complied with in all meaningful respects, and (iii) the Company shall have received a certificate signed by the Chief Financial Officer of Parent, dated the Closing Date, to the effect set forth in clauses (i) and (ii) of this Section 7.3(a).

    (b) Tax Opinion. The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, dated the Closing Date, substantially to the effect that (i) the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and (ii) each transfer of property to Parent by a shareholder of the Company pursuant to the Merger will not be subject to
Section 367(a)(1) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely upon and require (x) such certificates of the Company and Parent as are customary for such opinions, including certificates substantially in the form of Exhibits B and C and (y) the U.S. Tax Ruling. The opinion may assume that any shareholder who is a "five-percent transferee shareholder" with respect to Parent within the meaning of United States Treasury Regulations Section 1.367(a)-3(c)(5)(ii) will file the agreement described in United States Treasury Regulations Section 1.367(a)-3(c)(1)(iii)(B).

    (c) New Directors. The New Directors shall have been duly elected or appointed as directors of Parent from and after the Effective Time (the "DIRECTOR REQUIREMENT") in accordance with Section 6.14 above.

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                                  ARTICLE VIII
                                  TERMINATION

    8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

    8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if
(i) the Merger shall not have been consummated by December 31, 2001, whether such date is before or after the date of approval by the shareholders of Parent or the Company (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.2(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement primarily contributes to the failure of the Merger to be consummated by such time; PROVIDED, FURTHER, that the Termination Date may be extended not more than thirty (30) days by either party by written notice to the other party if the Merger shall not have been consummated as a direct result of the condition set forth in Section 7.1(c) failing to have been satisfied and the extending party reasonably believes that the relevant approvals will be obtained during such extension period; (ii) any order of any Governmental Entity permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, whether before or after the approval by the shareholders of Parent or the Company; PROVIDED, that, the party seeking to terminate this Agreement pursuant to this
Section 8.2(ii) shall have used commercially reasonable best efforts to prevent the entry of and to remove such order; (iii) the Company Requisite Vote shall not have been obtained at a meeting duly convened therefor, including any adjournments or postponements thereof; or (iv) the Parent Vote shall not have been obtained at a meeting duly convened therefor, including any adjournments or postponements thereof; PROVIDED, that, the right to terminate this Agreement pursuant to Section 8.2(iii) or 8.2(iv) shall not be available to the Company or Parent if it has breached in any material respect its obligations under this Agreement in any manner that shall have materially contributed to the failure of the Merger to be consummated or of any condition thereof not to be satisfied; PROVIDED, FURTHER, that any termination by the Company pursuant to
Section 8.2(iii) shall be subject to payment to Parent of the Company Termination Amount pursuant to Section 8.6(c), if applicable, and that any termination by Parent pursuant to Section 8.2(iv) shall be subject to payment to the Company of the Parent Termination Amount pursuant to Section 8.7(c), if applicable.

    8.3 Termination by Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by action of the board of directors of the Company, if:

    (i) the board of directors of Parent shall have withdrawn or adversely modified its approval or recommendation to shareholders of the Merger and/or any of the other matters subject to the Parent Votes (subject to the penultimate sentence of Section 6.5(b));

    (ii) Parent or its board of directors (A) shall breach its obligations under
Section 6.3 or (B) shall recommend an Acquisition Proposal to its shareholders as described in clause (iii) of the proviso to Section 6.3(a);

    (iii) there shall be a breach by Parent of any representation or warranty, or any other covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 7.3(a) and which breach cannot be cured or has not been cured by the earlier of (x) 20

Business Days after the giving of written notice to Parent of such breach and
(y) the Termination Date; or

    (iv) as the "Withdrawing Party," pursuant to the last sentence of
Section 6.5(b).

    8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the shareholders of Parent referred to in Section 7.1(a), by action of the board of directors of Parent, if:

    (i) the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation to shareholders of the Merger (subject to the penultimate sentence of Section 6.5(b));

    (ii) the Company or its board of directors (A) shall breach its obligations under Section 6.3 or (B) shall recommend an Acquisition Proposal to its shareholders as described in clause (iii) of the proviso to Section 6.3(a);

    (iii) there shall be a breach by the Company of any representation or warranty, or any other covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 7.2(a) and which breach cannot be cured or has not been cured by the earlier of (x) 20 Business Days after the giving of written notice to the Company of such breach and
(y) the Termination Date; or

    (iv) as the "Withdrawing Party" pursuant to the last sentence of
Section 6.5(b).

    8.5  Effect of Termination and Abandonment.

    (a) The party desiring to terminate this Agreement pursuant to Sections 8.2,
8.3 or 8.4 shall give written notice of such termination to the other party in accordance with Section 9.6, specifying the provision pursuant to which such termination is effected.

    (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, that, no such termination shall relieve any party hereto of any liability for damages resulting from any intentional and material breach of this Agreement or from any obligation to pay, if applicable, the amounts payable pursuant to Sections 8.6 or 8.7.

    8.6  Company Termination Payment.

    (a) In the event that a Pre-Termination Acquisition Proposal Event with respect to the Company shall have occurred and this Agreement is terminated by Parent pursuant to Section 8.4(iii) as a result of an intentional breach by the Company of any representation, warranty, covenant or agreement, then the Company shall pay to Parent a termination payment equal to $600,000,000 (the "COMPANY TERMINATION AMOUNT"), by wire transfer of immediately available funds. Such Company Termination Amount shall be paid promptly and, in any event, within two Business Days after the date of such termination.

    (b) In the event that:

    (i) a Pre-Termination Acquisition Proposal Event with respect to the Company shall have occurred and this Agreement is terminated by Parent pursuant to
Section 8.4(i) (which clause relates to the board of directors of the Company withdrawing or modifying its recommendation of the Merger);

    (ii) this Agreement is terminated by Parent pursuant to Section 8.4(ii)(A) (which clause relates to a breach under the "no solicitation" or related obligations under Section 6.3);

    (iii) this Agreement is terminated by Parent pursuant to Section 8.4(ii)(B) by reason of the Company or the board of directors of the Company recommending an Acquisition Proposal to its shareholders pursuant to clause (iii) of the proviso to Section 6.3(a); or

    (iv) a Pre-Termination Acquisition Proposal Event with respect to the Company shall have occurred and this Agreement is terminated by the Company pursuant to Section 8.3(iv);

then, in any such event, (A) the Company shall promptly (and in any event within two Business Days) following such termination, pay Parent, by wire transfer of immediately available funds, an initial termination payment equal to three-fifths ( 3/5) of the Company Termination Amount, and (B) if, prior to or within nine (9) months following any such termination, (x) the Company executes and delivers an agreement with respect to an Acquisition Proposal, or (y) the board of directors of the Company recommends a third-party tender offer or exchange offer for the Common Shares, or (z) an Acquisition Proposal with respect to the Company is consummated, then, upon the occurrence of the first such event described in clause (x), (y) or (z) (a "POST-TERMINATION COMPANY ACQUISITION PROPOSAL EVENT"), the Company shall also promptly (and in any event within two Business Days after such event) pay Parent, by wire transfer of immediately available funds, an additional amount equal to two-fifths ( 2/5) of the Company Termination Amount.

    (c) In the event that a Pre-Termination Acquisition Proposal Event with respect to the Company shall have occurred and this Agreement is terminated by either the Company or Parent pursuant to Section 8.2(iii) (which clause relates to failure to obtain the Company Requisite Vote), then:

        (A) the Company shall promptly (and in any event within two Business
    Days) following such termination, pay Parent, by wire transfer of immediately available funds, an initial termination payment equal to

           (x) if at the time of, or at any time within 10 Business Days prior to, the Company Shareholder Meeting, the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation to shareholders of the Merger or recommended an Acquisition Proposal to its shareholders pursuant to clause (iii) of the proviso to Section 6.3(a) (either of such actions, a "COMPANY ADVERSE ACTION"), three-fifths ( 3/5) of the Company Termination Amount, or

           (y) if such a Company Adverse Action shall not have occurred, one-third ( 1/3) of the Company Termination Amount, and

        (B) if, prior to or within nine (9) months following any such termination a Post-Termination Company Acquisition Proposal Event shall have occurred, the Company shall also promptly (and in any event within two Business Days after such event) pay Parent, by wire transfer of immediately available funds, an additional amount equal to the applicable remaining balance of the Company Termination Amount.

    (d) The Company acknowledges that the agreements contained in this
Section 8.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.6 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.6, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Company Termination Amount from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus one (1) percent per annum. For the avoidance of doubt, approval by the shareholders of the Company shall not be a condition to the payment of any amount specified in this Section 8.6.

    8.7  Parent Termination Payment.

    (a) In the event that a Pre-Termination Acquisition Proposal Event with respect to Parent shall have occurred and this Agreement is terminated by the Company pursuant to Section 8.3(iii) as a result of an intentional breach by Parent of any representation, warranty, covenant or agreement, then Parent shall pay to the Company a termination payment equal to L236,000,000 (the "PARENT TERMINATION AMOUNT"), by wire transfer of immediately available funds. Such Parent Termination Amount shall be paid promptly and, in any event, within two Business Days after the date of such termination.

    (b) In the event that:

    (i) a Pre-Termination Acquisition Proposal Event with respect to Parent shall have occurred and this Agreement is terminated by the Company pursuant to
Section 8.3(i) (which clause relates to the board of directors of Parent withdrawing or modifying its recommendation of the Merger and/or any of the other matters subject to the Parent Votes);

    (ii) this Agreement is terminated by the Company pursuant to
Section 8.3(ii)(A) (which clause relates to a breach under the "no solicitation" or related obligations under Section 6.3);

    (iii) this Agreement is terminated by the Company pursuant to
Section 8.3(ii)(B) by reason of Parent or the board of directors of Parent recommending an Acquisition Proposal to its shareholders pursuant to clause (iii) of the first proviso to Section 6.3(a); or

    (iv) a Pre-Termination Acquisition Proposal Event with respect to Parent shall have occurred and this Agreement is terminated by Parent pursuant to
Section 8.4(iv);

then, in any such event, (A) Parent shall promptly (and in any event within two Business Days) following such termination, pay the Company, by wire transfer of immediately available funds, an initial termination payment equal to three-fifths ( 3/5) of the Parent Termination Amount, and (B) if, prior to or within nine (9) months following any such termination, (x) Parent executes and delivers an agreement with respect to an Acquisition Proposal, or (y) the board of directors of Parent recommends a third-party tender offer or exchange offer for the Parent Ordinary Shares, or (z) an Acquisition Proposal with respect to Parent is consummated, then, upon the occurrence of the first such event described in clause (x), (y) or (z) (a "POST-TERMINATION PARENT ACQUISITION PROPOSAL EVENT") Parent shall also promptly (and in any event within two Business Days after such event) pay the Company, by wire transfer of immediately available funds, an additional amount equal to two-fifths ( 2/5) of the Parent Termination Amount.

    (c) In the event that a Pre-Termination Acquisition Proposal Event with respect to Parent shall have occurred and this Agreement is terminated by either the Company or Parent pursuant to Section 8.2(iv) (which clause relates to failure to obtain the Parent Vote), then:

        (A) Parent shall promptly (and in any event within two Business Days) following such termination, pay the Company, by wire transfer of immediately available funds, an initial termination payment equal to

           (x) if at the time of, or at any time within 10 Business Days prior to, the Parent Shareholder Meeting, the Board of Directors of Parent shall have withdrawn or adversely modified its approval or recommendation to shareholders of the Merger or recommended an Acquisition Proposal to its shareholders pursuant to clause (iii) of the first proviso to
       Section 6.3(a) (either of such actions, a "PARENT ADVERSE ACTION"), three-fifths ( 3/5) of the Parent Termination Amount, or

           (y) if such a Parent Adverse Action shall not have occurred, one-third ( 1/3) of the Parent Termination Amount, and

        (B) if, prior to or within nine (9) months following any such termination a Post-Termination Parent Acquisition Proposal Event shall have occurred, Parent shall also promptly (and in any event within two Business Days after such event) pay the Company, by wire transfer of immediately available funds, an additional amount equal to the applicable remaining balance of the Parent Termination Amount.

    (d) Parent acknowledges that the agreements contained in this Section 8.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay any amount due pursuant to this
Section 8.7, and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the payment set forth in this
Section 8.7, Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Parent Termination Amount from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus one (1) percent per annum. For the avoidance of doubt, approval by the shareholders of Parent shall not be a condition to the payment of any amount specified in this Section 8.7.

    8.8  Pre-Termination Acquisition Proposal Event.  For purposes of Sections
8.6 and 8.7, a "PRE-TERMINATION ACQUISITION PROPOSAL EVENT" shall be deemed to occur with respect to the Company or Parent, as applicable, if, at any time prior to the event giving rise to the relevant right to terminate this Agreement, (i) a BONA FIDE Acquisition Proposal shall have been made known to the Company or Parent, as applicable, or any of its Subsidiaries or made directly to its shareholders generally or (ii) any Person shall have publicly announced a BONA FIDE intention (whether or not conditional) to make an Acquisition Proposal and, in the case of clause (i) or (ii), such Acquisition Proposal or announcement of intention shall not have been irrevocably withdrawn.

                                   ARTICLE IX
                           MISCELLANEOUS AND GENERAL

    9.1 Survival. Article IV, this Article IX and the agreements of the Company and Parent contained in Sections 6.9, 6.11, 6.12, 6.14, 6.17, 6.18, 6.21, 6.24 and 6.26 shall survive the consummation of the Merger. This
Article IX, the agreements of the Company and Parent contained in the last sentence of Section 6.7, Section 6.11, Sections 8.5, 8.6 and 8.7 and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the consummation of the Merger or the termination of this Agreement. If the Effective Time occurs, this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    9.2 Modification or Amendment. Subject to the provisions of the applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; PROVIDED, HOWEVER, that after the approval of the plan of merger at the Company Shareholder Meeting, there shall not be made any amendment (including, without limitation, pursuant to Section 1.4 or Section 9.12) that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders; PROVIDED, FURTHER, that after the approval by Parent shareholders of the matters to be approved at the Parent Shareholder Meeting, there shall not be made any amendment (including, without limitation, pursuant to Section 1.4 or Section 9.12) that by Law requires further approval by the shareholders of Parent without the further approval of such shareholders.

    9.3 Waiver. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived prior to the Effective Time by such party in whole or in part to the extent permitted by applicable Law. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or
(c) subject to the proviso of Section 9.2, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    9.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE, EXCEPT THAT THE PROVISIONS OF THE TBCA APPLICABLE TO THE MERGER AND THIS AGREEMENT SHALL GOVERN THE MERGER AND ARTICLES I THROUGH IV AND SECTIONS 6.3, 6.5, 9.2 AND 9.3 OF THIS AGREEMENT TO THE EXTENT MANDATORILY REQUIRED THEREBY. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

    (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

    9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

        if to Parent:

        Prudential plc
       Laurence Pountney Hill
       London EC4R 0HH
       United Kingdom
       Attention: Group Legal Services Director and Group Secretary
       Facsimile: 44-20-7548-3191

        with a copy to:

        Victor I. Lewkow, Esq.
       Cleary, Gottlieb, Steen & Hamilton
       One Liberty Plaza
       New York, NY 10006
       Facsimile: (212) 225-3999

        and to:

        Graham Nicholson, Esq.
       Freshfields Bruckhaus Deringer
       65 Fleet Street
       London EC4Y 1HS
       United Kingdom
       Facsimile: 44-20-7832-7001

        if to the Company:

        American General Corporation
       2929 Allen Parkway
       42nd Floor
       Houston, TX 77019
       Attention: General Counsel
       Facsimile: (713) 831-1094

        with a copy to:

        Alan C. Myers, Esq.
       Skadden, Arps, Slate, Meagher & Flom LLP
       Four Times Square
       New York, NY 10036
       Facsimile: (212) 735-2000

        and to:

        William Underhill, Esq.
       Slaughter and May
       35 Basinghall Street
       London EC2V 5DB
       United Kingdom
       Facsimile: 44-20-7600-0289
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

    9.7 Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated February 5, 2001, as amended on February 23, 2001, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENT OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

    9.8 No Third Party Beneficiaries. Except for the provisions of Article IV and Section 6.12, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

    9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent (including HDP or Merger Sub) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action.

    9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    9.11 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns; PROVIDED, that no representation made with respect to any Company Report or Parent Report filed prior to the date hereof shall be deemed modified by the filing of any amendment thereto after the date hereof by operation of this sentence.

    9.12 Assignment. This Agreement shall not be assignable by operation of law or otherwise; PROVIDED, HOWEVER, that, subject to Section 6.17, Parent and HDP may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary of Parent to effect the Merger in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                                       AMERICAN GENERAL CORPORATION

                                                       By:  /s/ ROBERT M. DEVLIN
                                                            -----------------------------------------
                                                            Name: Robert M. Devlin
                                                            Title:  President and CEO

                                                       HOLBORN DELAWARE PARTNERSHIP

                                                       By:  /s/ PETER MAYNARD
                                                            -----------------------------------------
                                                            Name: Peter Maynard
                                                            Title:  Authorised Representative

                                                       ASCEND MERGER CORP.

                                                       By:  /s/ JOHN SMITHERMAN CAIRNS
                                                            -----------------------------------------
                                                            Name: John Smitherman Cairns
                                                            Title:  President

                                                       PRUDENTIAL PLC

                                                       By:  /s/ JONATHAN BLOOMER
                                                            -----------------------------------------
                                                            Name: Jonathan Bloomer
                                                            Title:  Group Chief Executive

                                                                         ANNEX B

                          [Morgan Stanley Letterhead]

                                                                March 11, 2001

Board of Directors
American General Corporation
2929 Allen Parkway
Houston, TX 77019

Members of the Board:

    We understand that American General Corporation ("American General" or the "Company"), Prudential plc ("Prudential"), Holborn Delaware Partnership, a Delaware general partnership and a wholly-owned indirect subsidiary of Prudential ("HDP"), and Ascend Merger Corp., a wholly owned subsidiary of HDP ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 11, 2001 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into American General. Pursuant to the Merger, the Company will become an indirect subsidiary of Prudential and each issued and outstanding share of common stock, par value $0.50 per share, of the Company (the "American General Common Stock"), other than shares held in treasury by the Company, certain shares held by Prudential or American General or certain subsidiaries of Prudential or American General, subject to the conditions described in the Merger Agreement, and shares as to which dissenters' rights, if any, have been perfected in accordance with the Texas Business Corporation Act, will be converted into the right to receive 3.6622 (the "Exchange Ratio") ordinary shares of nominal value U.K. 5p each, of Prudential (the "Prudential Ordinary Shares"). Each holder of cancelled American General Common Stock shall have the right to receive, in lieu of some or all of the Prudential Ordinary Shares such holder has the right to receive pursuant to the prior sentence,
1.8311 American depositary shares (the "Prudential Depositary Shares") per share of American General Common Stock, each such Prudential Depositary Share representing the right to receive two Prudential Ordinary Shares. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of American General Common Stock.

    For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of American General and Prudential, respectively;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning American General and Prudential prepared by the managements of American General and Prudential, respectively;

   (iii) reviewed certain earnings estimates of American General and Prudential published by certain financial analysts who report on American General and Prudential;

    (iv) reviewed certain historical embedded and appraisal value estimates of American General and Prudential prepared by American General and actuarial consultants retained by American General;

    (v) discussed the past and current operations and financial condition and the prospects of American General and Prudential with senior executives of American General and Prudential, respectively;

    (vi) reviewed the pro forma impact of the Merger on Prudential's financial results;

   (vii) reviewed the reported prices and trading activity for the American General Common Stock, Prudential Ordinary Shares and Prudential Depositary Shares;

  (viii) compared the financial performance of American General and Prudential and the prices and the trading activity of American General Common Stock, Prudential Ordinary Shares and Prudential Depositary Shares with that of certain other comparable publicly-traded companies and their securities;

    (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    (x) discussed with the senior managements of American General and Prudential the strategic rationale and objectives of the Merger and their estimates of synergies and other anticipated benefits of the Merger to the combined company;

    (xi) participated in discussions and negotiations among representatives of American General and Prudential and their financial and legal advisors;

   (xii) reviewed the draft Merger Agreement and certain related documents; and

  (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the estimates of synergies and other anticipated benefits from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of American General and Prudential. We were not provided with any financial forecasts for American General or Prudential and have instead relied upon the publicly available estimates of certain financial analysts, including those at Morgan Stanley & Co. Incorporated ("Morgan Stanley"), who report on American General and Prudential and the assessment of the management of American General with respect to such American General forecasts. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of American General or Prudential, nor have we been furnished with any such appraisals; however, we have reviewed certain historical embedded and appraisal value estimates prepared by American General and actuarial consultants retained by American General and have relied on such estimates for purposes of this opinion. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Board of Directors of American General in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for American General and for Prudential and have received fees for the rendering of these services. In the ordinary course of our business, Morgan Stanley and its affiliates may from time to time trade in the securities or indebtedness of American General and Prudential for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness for any such account. In addition, Morgan Stanley and its affiliates may from time to time act as a counterparty to either American General or Prudential and have received compensation for such activities.

    It is understood that this letter is for the information of the Board of Directors of American General and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety (together with a summary thereof reasonably acceptable to us), if required, in any filing made by American General in respect of the Merger with the Securities and Exchange Commission or in any document mailed to American General shareholders in respect of the Merger. In addition, this opinion does not in any manner address the prices at which American General Common Stock, Prudential Ordinary Shares or Prudential Depositary Shares will trade at any time or following announcement or consummation of the Merger. Morgan Stanley expresses no opinion or recommendation as to how the shareholders of American General should vote at the shareholders' meeting held in connection with the Merger.

    Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of the shares of American General Common Stock.

                                          Very truly yours,
                                          MORGAN STANLEY & CO. INCORPORATED

                                                       By:  /s/ GARY W. PARR
                                                            -----------------------------------------
                                                            Gary W. Parr
                                                            MANAGING DIRECTOR

ANNEX C-- PROVISIONS OF THE TEXAS BUSINESS CORPORATION ACT RELATING TO
         DISSENTERS' RIGHTS

ART. 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE
  ACTIONS

    A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

        (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

    B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

        (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

           (a) listed on a national securities exchange;

           (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

           (c) held of record by not less than 2,000 holders;

        (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

        (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

           (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

               (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

               (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

               (iii) held of record by not less than 2,000 holders;

           (b) cash in lieu of fractional shares otherwise entitled to be received; or

           (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

ART. 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

    A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

        (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

        (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

        (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
    (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

        (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

    B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty
(60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

    C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

    D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

    E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

    F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

    G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13. PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

    A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

    B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

    C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as herein before provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Except as set forth below, there is no provision of Prudential's memorandum and articles of association or any contract, arrangement or statute under which any director or officer of Prudential is insured for or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.

    Article 113 of the articles of association provides:

        (1) To the extent permitted by law every Director and other officer and every employee of Prudential shall be indemnified by Prudential against and it shall be the duty of the Directors out of the funds of Prudential to pay to any such person all costs losses and expenses which that person may incur or become liable to by reason of any contract entered into or any act or deed done by such person as a Director or other officer or as an employee of Prudential or in any way in the discharge of that person's duties.

        (2) Prudential may purchase and maintain insurance for its Directors and other officers to the extent permitted by Section 310(3) of the Companies Act 1985 (as amended) and also for its employees.

    The relevant provision of the Companies Act 1985 is Section 310 which provides:

        (1) This section applies to any provision, whether contained in a company's articles or in any contract with Prudential or otherwise, for exempting any officer of Prudential or any person (whether an officer or not) employed by Prudential as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to Prudential.

        (2) Except as provided by the following subsection, any such provision is void.

        (3) This section does not prevent a company;

           (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

           (b) from indemnifying any such officer or auditor against any liability incurred by him;

               (i) in defending any proceedings (whether civil or criminal) in which judgement is given in his favour or he is acquitted, or

               (ii) in connection with any application under section 144(3) or
           (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

    Prudential's directors and officers are insured against certain liabilities which they may incur in their capacity as such under a liability insurance policy carried by Prudential.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

    The following exhibits are filed herewith or incorporated herein by reference.

   2    Agreement and Plan of Merger, dated as of March 11, 2001,
        among Prudential, Holborn Delaware Partnership, Ascend
        Merger Corp. and American General (included as Annex A to
        the proxy statement/prospectus which is part of this
        Registration Statement).
  *3(i) Memorandum and Articles of Association of Prudential.
 **4(a) Form of Deposit Agreement among Prudential, Morgan Guaranty
        Trust Company of New York, as depositary, and holders and
        beneficial owners from time to time of ADRs issued
        thereunder, including the form of ADR, as amended
        (incorporated by reference to Prudential's Form F-6
        Registration Statement).
  *4(b) See Exhibit 3(i) for provisions of the Memorandum and
        Articles of Association of Prudential defining rights of
        holders of Prudential shares.
 **5    Opinion of Freshfields as to the validity of the shares.
 *10(a) Restricted Share Plan.
**10(b) Letter Agreement, dated March 11, 2001, among Robert M.
        Devlin, American General and Prudential.
**10(c) Letter Agreement, dated March 11, 2001, among Rodney O.
        Martin Jr., American General and Prudential.
**10(d) Letter Agreement, dated March 11, 2001, among John A. Graf,
        American General and Prudential.
**10(e) Letter Agreement, dated March 11, 2001, among Frederick W.
        Geissenger, American General and Prudential.
  11    Statement re: computation of per share earnings (set forth in Note 4 and Note 34 to the consolidated financial
        statements included in the proxy statement/prospectus which is part of this Registration Statement).
  21    Subsidiaries of Prudential (set forth in Note 24 to the
        consolidated financial statements included in the proxy
        statement/prospectus which is part of this Registration
        Statement).
**23(a) Consent of Freshfields (set forth in Exhibit 5).
  23(b) Consent of KPMG Audit Plc.
  23(c) Consent of PricewaterhouseCoopers.
  23(d) Consent of Ernst & Young LLP.
  23(e) Consent of Morgan Stanley & Co. Incorporated.
  24    Powers of Attorney (set forth on the signature page to this
        Registration Statement).
  99(a) Opinion of Morgan Stanley & Co. Incorporated (included as
        Annex B to the proxy statement/ prospectus which is part of this Registration Statement).
**99(b) Form of American General proxy card.

------------------------
*   Previously filed.

**  To be filed by amendment.

    (b) Financial Statement Schedules

        Financial Statement schedules for the three years ended December 31, 1999.

SCHEDULE                                                        PAGE
--------                                                      --------
Independent auditors report.................................    S-1
Report of auditors on financial statement schedule..........    S-2
Schedule II--Condensed financial information of                 S-3
  registrant................................................

    All other schedules are omitted because they are not applicable or the required information is shown in the financial statement or notes thereto.

    (c) Reports, Opinions and Appraisals

        Omitted. The opinion of the financial adviser to American General is included as Exhibit 99(a).

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) (i) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (ii) The undersigned registrant hereby undertakes that every prospectus:
(A) that is filed pursuant to paragraph (b)(i) immediately preceding or
(B) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference in the Prospectus/Proxy Statement pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such requests, to send the incorporated documents by first class mail or other equal prompt means and to arrange or provide for a facility in the US for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the requests.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 26, 2001.

                                                       PRUDENTIAL
                                                       (REGISTRANT)

                                                       By:  /s/ JONATHAN BLOOMER
                                                            -----------------------------------------
                                                            Name: Jonathan Bloomer
                                                            Title: Group Chief Executive, Director

    Each of the undersigned hereby constitutes and appoints Jonathan Bloomer and Peter Maynard his or her true and lawful attorneys-in-fact, each with power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and any related
Rule 462(b) Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on March 26, 2001:

By:  /s/ SIR ROGER HURN
     -----------------------------------------
     Name: Sir Roger Hurn
     Title: Chairman, Non-Executive Director

By:  /s/ JONATHAN BLOOMER
     -----------------------------------------
     Name: Jonathan Bloomer
     Title: Group Chief Executive, Director

By:  /s/ SIR DAVID BARNES
     -----------------------------------------
     Name: Sir David Barnes CBE
     Title: Non-Executive Director

By:  /s/ KEITH BEDELL-PEARCE
     -----------------------------------------
     Name: Keith Bedell-Pearce
     Title: International Development Director, Director

By:  /s/ PHILIP BROADLEY
     -----------------------------------------
     Name: Philip Broadley
     Title: Group Finance Director, Director

By:  /s/ ANN BURDUS
     -----------------------------------------
     Name: Ann Burdus
     Title: Non-Executive Director

By:  /s/ MICHAEL MCLINTOCK
     -----------------------------------------
     Name: Michael McLintock
     Title: Executive Director

By:  /s/ ROBERT MENDOZA
     -----------------------------------------
     Name: Robert Mendoza
     Title: Non-Executive Director

By:  /s/ MARK TUCKER
     -----------------------------------------
     Name: Mark Tucker
     Title: Chief Executive of Asian Operations,
     Director

By:  /s/ ROB ROWLEY
     -----------------------------------------
     Name: Rob Rowley
     Title: Non-Executive Director

By:  /s/ SANDY STEWART
     -----------------------------------------
     Name: Sandy Stewart
     Title: Non-Executive Director

By:  /s/ THOMAS MEYER
     -----------------------------------------
     On behalf of: Jackson National Life Insurance
     Company
     Title: Authorized Representative

          INDEPENDENT AUDITORS REPORT ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Members of Prudential plc

    Under date of June 13, 2000, with the exception of certain reclassifications made in note 5 which, are as of March 15, 2001 we reported on the consolidated balance sheet of Prudential plc and its subsidiaries as of December 31, 1999 and the related consolidated profit and loss account, consolidated statement of total recognized gains and losses, reconciliation of movements in consolidated shareholders' capital and reserves, and consolidated statements of cash flows from general business and shareholders' funds for the year ended December 31, 1999, which are included in the prospectus. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related condensed financial statement schedule included in this Form F-4 appearing on pages S-3 to S-8. This financial statement schedule is the responsibility of the Group's management. Our responsibility is to express an opinion on this schedule based on our audit.

    In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

    Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the net income for the year ended December 31, 1999 and shareholders' equity as of December 31, 1999 to the extent summarized in Notes 34 and 35 to the consolidated financial statements and
Note 3 to the condensed financial statement schedule.

KPMG Audit Plc
London, England
June 13, 2000, with the exception of certain reclassifications made in note 5 to the consolidated financial statements which are as of March 15, 2001.

             REPORT OF THE AUDITORS ON FINANCIAL STATEMENT SCHEDULE

TO THE BOARD OF DIRECTORS AND MEMBERS OF PRUDENTIAL PLC

Our audits of the consolidated financial statements referred to in our report dated June 13, 2000, except as to Note 5, which is as of March 26, 2001, appearing in this Form F-4 on page F-37 also included an audit of the financial statement schedule listed in Item 21(b) of the Form F-4. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers

London, England
March 26, 2001

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 PRUDENTIAL PLC

                     PARENT COMPANY PROFIT AND LOSS ACCOUNT

                            YEARS ENDED DECEMBER 31

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
Investment income...........................................     794        640        383
Investment expenses and charges.............................    (207)      (155)      (123)
Other charges:
  Corporate expenditure.....................................     (52)       (54)       (31)
Exchange losses.............................................     (45)        (4)        (3)
Charge in respect of shares issued to qualifying employee
  share ownership trust.....................................      (9)       (50)        --
                                                                ----       ----       ----

Profit on ordinary activities before tax....................     481        377        226
Tax on profit on ordinary activities........................      49         (1)        28
                                                                ----       ----       ----

PROFIT FOR THE FINANCIAL YEAR...............................     530        376        254
                                                                ====       ====       ====

Dividends:
  Interim at 7.7p, 7.0p and 6.4p per share, respectively....    (150)      (136)      (124)
  Final at 15.3p, 14.0p and 12.7p per share, respectively...    (299)      (271)      (246)
                                                                ----       ----       ----

Total dividends at 23.0p, 21.0p and 19.1p per share
  respectively..............................................    (449)      (407)      (370)
                                                                ----       ----       ----

RETAINED PROFIT FOR THE FINANCIAL YEAR......................      81        (31)      (116)
                                                                ====       ====       ====

   THE ACCOMPANYING NOTES ARE INTEGRAL PART OF THESE PARENT COMPANY FINANCIAL
                                   STATEMENTS

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 PRUDENTIAL PLC

                         PARENT COMPANY BALANCE SHEETS

                                  DECEMBER 31

                                                                1999       1998
                                                              --------   --------
                                                                 (L MILLIONS)
FIXED ASSETS
Investments:
  Shares in subsidiary undertakings.........................    5,023      2,794
  Loans to subsidiary undertakings..........................    1,531      1,464
                                                               ------     ------
                                                                6,554      4,258
                                                               ======     ======

CURRENT ASSETS
Debtors:
  Amounts owed by subsidiary undertakings...................      295        291
  Tax recoverable...........................................       95         95
  Other debtors.............................................       14        103
Other investments...........................................       81          9
Cash at bank and in hand....................................       29        155
                                                               ------     ------
                                                                  514        653
                                                               ------     ------

LESS LIABILITIES: AMOUNTS FALLING DUE WITHIN ONE YEAR
Amounts owed to subsidiary undertakings.....................     (527)      (434)
Final dividend..............................................     (299)      (271)
Accruals and deferred income................................      (46)       (29)
                                                               ------     ------
                                                                 (872)      (734)
                                                               ------     ------

NET CURRENT LIABILITIES.....................................     (358)       (81)
                                                               ------     ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................    6,196      4,177

LESS LIABILITIES: AMOUNTS FALLING DUE AFTER MORE THAN ONE
  YEAR
Debenture loans.............................................     (955)      (450)
Amounts owed to subsidiary undertakings.....................   (3,252)    (1,862)
                                                               ------     ------
TOTAL NET ASSETS............................................    1,989      1,865
                                                               ======     ======

CAPITAL AND RESERVES
Share capital...............................................       98         98
Share premium...............................................      249        221
Profit and loss account.....................................    1,642      1,546
                                                               ------     ------
SHAREHOLDERS' FUNDS.........................................    1,989      1,865
                                                               ======     ======

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PARENT COMPANY FINANCIAL
                                   STATEMENTS

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 PRUDENTIAL PLC

                   PARENT COMPANY RECONCILIATION OF MOVEMENTS
                     IN SHAREHOLDERS' CAPITAL AND RESERVES

                                         NUMBER OF      ORDINARY                      RETAINED
                                          ORDINARY       SHARE          SHARE        PROFIT AND
                                           SHARES       CAPITAL        PREMIUM      LOSS RESERVE      TOTAL
                                         ----------   ------------   ------------   ------------   ------------
                                         (MILLIONS)   (L MILLIONS)   (L MILLIONS)   (L MILLIONS)   (L MILLIONS)
JANUARY 1, 1997........................    1,924           96             131           1,676         1,903
Profit for the financial year..........        -            -               -             254           254
Dividends..............................        -            -               -            (370)         (370)
New share capital subscribed...........       15            1              43               -            44
Transfer for shares issued in lieu of
  cash dividends.......................        -            -             (17)             17             -
                                           -----          ---            ----           -----         -----

DECEMBER 31, 1997......................    1,939           97             157           1,577         1,831
Profit for the financial year..........        -            -               -             376           376
Dividends..............................        -            -               -            (407)         (407)
New share capital subscribed...........       10            1              14               -            15
Charge in respect of shares issued to
  qualifying employee share ownership
  trust................................        -            -              50               -            50
                                           -----          ---            ----           -----         -----

DECEMBER 31, 1998......................    1,949           98             221           1,546         1,865
Profit for the financial year..........        -            -               -             530           530
Dividends..............................        -            -                            (449)         (449)
New share capital subscribed...........        5            -              34               -            34
Transfer for shares issued in lieu of
  cash dividends.......................        -            -             (15)             15             -
Charge in respect of shares issued to
  qualifying employee share ownership
  trust................................        -            -               9               -             9
                                           -----          ---            ----           -----         -----
DECEMBER 31, 1999......................    1,954           98             249           1,642         1,989
                                           =====          ===            ====           =====         =====

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PARENT COMPANY FINANCIAL
                                   STATEMENTS

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 PRUDENTIAL PLC

                     PARENT COMPANY STATEMENT OF CASH FLOWS

                                  DECEMBER 31

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
OPERATIONS
Net cash inflow from operations before interest and tax.....      726       557         306
INTEREST PAID...............................................      (82)      (76)        (63)
TAXES RECOVERED (PAID)......................................       48       (37)        (24)
ACQUISITIONS AND DISPOSALS
Investment in shares in subsidiary undertakings.............   (2,229)     (152)     (2,282)
Other investments...........................................      (72)       (9)      1,758
                                                               ------      ----      ------
                                                               (2,301)     (161)       (524)

EQUITY DIVIDENDS PAID.......................................     (421)     (382)       (345)

FINANCING
Issue of ordinary share capital (net of related transfer to
share ownership transfer)...................................       34        15          44
Issue of debenture loans....................................      500       300          --
Net loans from subsidiary undertakings......................    1,370       205         282
                                                               ------      ----      ------

Net cash inflow from financing..............................    1,904       520         326
                                                               ------      ----      ------

NET CASH (OUTFLOW) INFLOW IN THE YEAR.......................     (126)      421        (324)
                                                               ------      ----      ------
RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
  OPERATIONS
Operating profit............................................      481       377         226
Add back: interest charged..................................      207       155         123
Exchange movements..........................................       45         4           3
Charge in respect of transfer to share ownership trust......        9        50          --
(Increase) in debtors.......................................      (15)      (29)        (52)
Decrease (increase) in creditors............................       (1)       --           6
                                                               ------      ----      ------
NET CASH INFLOW FROM OPERATIONS.............................      726       557         306
                                                               ======      ====      ======

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PARENT COMPANY FINANCIAL
                                   STATEMENTS

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 PRUDENTIAL PLC

                NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1  ACCOUNTING POLICIES

    The UK GAAP accounting policies as described in Note 3 of the notes to the consolidated financial statements have been used in the preparation of these parent company financial statements, except for the accounting policy described below.

A) INVESTMENTS IN SHARES IN SUBSIDIARY UNDERTAKINGS

    Shares in subsidiary undertakings in the balance sheet of the parent company are shown at the lower of cost and net realizable value. Any dividend income arising from these subsidiary undertakings is included within investment income on the parent company profit and loss account.

2  DIVIDENDS FROM SUBSIDIARIES

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
Prudential Assurance Company Ltd............................    350        605        310
Prudential M&G Ltd..........................................    141         --         --
M&G Group plc...............................................     50         --         --
Prudential Portfolio Managers Ltd...........................     24         26         28
Prudential Mustang Ltd......................................     --          1         --
Prudential Financial Services Ltd...........................     --          3          9
Holborn Finance Holding Company Ltd.........................    190         --         --
                                                                ---        ---        ---
TOTAL DIVIDENDS.............................................    755        635        347
                                                                ===        ===        ===

3  RECONCILIATION FROM UK GAAP TO US GAAP

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       (L MILLIONS)
NET INCOME
Profit for the financial year in accordance with UK GAAP....     530        376        254
Share in profit of the Group................................      12        504        583
US GAAP adjustments.........................................     346        (79)       245
                                                               -----      -----      -----
NET INCOME IN ACCORDANCE WITH US GAAP.......................     888        801      1,082
                                                               =====      =====      =====
NET EQUITY
Shareholders' funds in accordance with UK GAAP..............   1,989      1,865
Shareholder dividend liability..............................     299        271
Share in net equity of the Group............................   1,435      1,384
US GAAP adjustments (less dividends)........................   2,323      2,477
                                                               -----      -----
SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP.............   6,046      5,997
                                                               =====      =====

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 PRUDENTIAL PLC

                NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

3  RECONCILIATION FROM UK GAAP TO US GAAP (CONTINUED)
    The parent company financial statements are prepared in accordance with UK GAAP. The above table provides a reconciliation between UK GAAP and US GAAP.
Note 34 to the notes of the consolidated financial statements describes the material differences between UK GAAP and US GAAP.

    "US GAAP adjustments" in the above table represent the total of material differences between UK GAAP and US GAAP as presented in Note 34 to the notes of the consolidated financial statements, except that the adjustment to shareholders' equity for shareholder dividend liability is shown separately above.

    The share in profit/net equity of the Group represents the parent company's equity in the earnings and net assets of subsidiaries and associates. As stated in Note 1 to these financial statements, the parent company accounts for its investments in shares in subsidiary undertakings on a cost basis for UK GAAP whilst for US GAAP, these investments are accounted for under the equity method of accounting.

4  GUARANTEES PROVIDED BY THE PARENT COMPANY

    The parent company provides guarantees for all of the commercial paper of the Group disclosed in Note 26 of the consolidated financial statements. This commercial paper is issued by two of the parent company's finance subsidiaries. Additionally, the parent company provides guarantees for the US $300 million principal amount, 8.25% guaranteed bonds due 2001 and the L150 million principal amount, 9.375% guaranteed bonds due 2007 as disclosed in Note 26 of the consolidated financial statements and issued by one of its finance subsidiaries.

                                 EXHIBIT INDEX

      EXHIBITS                                                                               PAGE
---------------------                                                                      --------
 23(b)                  --   Consent of KPMG Audit Plc.

 23(c)                  --   Consent of PricewaterhouseCoopers.

 23(d)                  --   Consent of Ernst & Young LLP.

 23(e)                  --   Consent of Morgan Stanley & Co. Incorporated.